UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ALKURI GLOBAL ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

Class A ordinary shares, par value $0.0001;

Redeemable warrants, exercisable for shares of Alkuri Global Acquisition Corp. Class A Common Stock at a price of $11.50 per whole share

	(2)	Aggregate number of securities to which transaction applies: 43,125,000 Class A ordinary shares 14,558,333 Redeemable warrants
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$9.90 per Class A ordinary share

$9.90 per Redeemable warrant

	(4)	Proposed maximum aggregate value of transaction: $571,064,996.70
	(5)	Total fee paid: $62,303.19

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: $62,303.19
	(2)	Form, Schedule or Registration Statement No.: Form F-4 (File No. 333-257694)
	(3)	Filing Party: Babylon Holdings Ltd.
	(4)	Date Filed: July 2, 2021

PROXY STATEMENT/PROSPECTUS

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

OF

ALKURI GLOBAL ACQUISITION CORP.

PROSPECTUS FOR UP TO 43,125,000 CLASS A ORDINARY SHARES AND

14,558,333 WARRANTS

OF

BABYLON HOLDINGS LIMITED

The board of directors of Alkuri Global Acquisition Corp., a Delaware corporation (“Alkuri”), has unanimously approved a merger agreement (the “Merger Agreement”), dated as of June 3, 2021 by and among Alkuri, Babylon Holdings Limited, a company organized under the laws of the Bailiwick of Jersey with registered number 115471 (“Babylon Holdings” or following the closing of the Business Combination, “Babylon”), Liberty USA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and, solely for purposes of Section 1.08 of the Merger Agreement, each of Alkuri Sponsors LLC (the “Sponsor”) and Dr. Ali Parsadoust. If the Merger Agreement is approved by Alkuri’s stockholders and the transactions contemplated by the Merger Agreement are consummated, Merger Sub will merge with and into Alkuri, with Alkuri continuing as the surviving corporation and a wholly owned subsidiary of Babylon (the “Business Combination” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”). Pursuant to the Merger Agreement, each share of Alkuri Common Stock (including the Alkuri Common Stock held by the Sponsor but excluding shares held in treasury by Alkuri) will be automatically converted into the right to receive one (1) Class A ordinary share of Babylon (the “Babylon Class A Shares”).

The Business Combination implies a $4.2 billion post-closing equity value and a current equity value of Babylon at $3.515 billion. After giving effect to the Reclassification (as described elsewhere in this proxy statement/prospectus), Babylon will have two classes of stock, Babylon Class A Shares and Class B ordinary shares of Babylon (“Babylon Class B Shares” and, together with the Babylon Class A Shares, the “Babylon Shares”). Each outstanding Babylon Class A Share and Babylon Class B Share will have a target value at the time of the Business Combination of $10.00 (based on the $3.515 billion equity value of Babylon). Following the Reclassification and the closing of the Business Combination (the “Closing”), all of the Babylon Class B Shares will be held by Dr. Ali Parsadoust, ALP Partners Limited and Parsa Family Foundation or their permitted transferees (collectively, the “Founder”). The Babylon Class B Shares will have the same economic terms as the Babylon Class A Shares, but the Babylon Class B Shares will have fifteen (15) votes per share (while each Babylon Class A Share will have one (1) vote per share).

In connection with the Closing, (i) Babylon will issue at the Closing to the Founder, 38,800,000 Babylon Class B Shares (the “Stockholder Earnout Shares”), which will be subject to restrictions if and until milestones based on the achievement of certain price targets of Babylon Class A Shares following the Closing are met and (ii) of the 7,187,500 shares of Alkuri Class B Common Stock that will be converted into 7,187,500 Babylon Class A shares at Closing, 1,293,750 of such shares (the “Sponsor Earnout Shares” and together with the Stockholder Earnout Shares, the “Earnout Shares”) will also be subject to similar restrictions (based on the achievement of certain price targets of Babylon Class A Shares following the Closing). In the event such milestones are not met, all of the Earnout Shares will be automatically converted into redeemable shares of Babylon which Babylon can redeem for $1.00. The Sponsor and the Founder will each immediately become the legal and beneficial owner of the respective Earnout Shares at the Closing, but they will be subject to transfer restrictions if and until the milestones are met. The Earnout Shares shall have all the rights and privileges with respect to Class A Shares for the Sponsor Earnout Shares and Class B Shares for the Stockholder Earnout Shares (including the right to vote such shares and, with respect to the Stockholder Earnout Shares, rights to receive on a current basis cash dividends or other distributions made with respect to such shares with such amounts held by Babylon in respect of the Sponsor Earnout Shares until such shares are no longer subject to transfer restrictions and the milestone requirements).

It is anticipated that, upon completion of the Business Combination: (i) Alkuri’s public stockholders will own approximately 7.8% of the Babylon Shares and 2.2% of the voting power of Babylon; (ii) the PIPE Investors will own approximately 5.2% of the Babylon Shares and 1.5% of the voting power of Babylon; (iii) the Sponsor and current Alkuri directors will own approximately 2.0% of the Babylon Shares (including the Sponsor Earnout Shares) and 0.6% of the voting power of Babylon; and (iv) the existing Babylon Holdings shareholders will own approximately 85.0% of the Babylon Shares and 95.8% of the voting power of Babylon with 81.7% of the voting power (taking account of the Stockholder Earnout Shares) of Babylon being held by the Founder. These levels of ownership interest: (a) exclude the impact of the warrants to purchase Babylon Shares that will remain outstanding immediately following the Business Combination; (b) assume that no Alkuri public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Alkuri’s trust account and (c) exclude the potential impact of the Higi acquisition. The foregoing also excludes shares being purchased by the Sponsor and its affiliates in the PIPE Investment. When including the shares purchased by the Sponsor and its affiliates in the PIPE Investment, the Sponsor and its affiliates will own approximately 2.2% of the Babylon Shares and 0.6% of the voting power of Babylon assuming no redemptions and approximately 2.4% of the Babylon Shares and 0.7% of the voting power of Babylon assuming maximum redemptions.

Proposals to approve the Merger Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meeting of Alkuri Stockholders scheduled to be held on October 20, 2021 in virtual format.

Although Babylon is not currently a public reporting company, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the Closing of the Business Combination, Babylon will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Babylon intends to apply for listing of the Babylon Class A Shares and Babylon Warrants on the New York Stock Exchange (the “NYSE”) under the proposed symbols “BBLN” and “BBLN.W”, respectively, to be effective at the consummation of the Business Combination. It is a condition of the consummation of the Transactions that the Babylon Class A Shares are approved for listing on the NYSE (subject only to official notice of issuance thereof and round lot holder requirements). While trading on the NYSE is expected to begin on the first business day following the date of completion of the Business Combination, there can be no assurance that Babylon’s securities will be listed on the NYSE or that a viable and active trading market will develop. See “Risk Factors” beginning on page 33 for more information.

Immediately following the Closing, the Founder will hold 81.7% of the voting power (taking account of the Stockholder Earnout Shares) of the outstanding ordinary shares of Babylon. As such, we will be eligible to be a “controlled company” within the meaning of the corporate governance rules of the NYSE. However, we have elected not to take advantage of the “controlled company” exemption.

Babylon will be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

Babylon will also be a “foreign private issuer,” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, Babylon’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Babylon will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The accompanying proxy statement/prospectus provides Alkuri Stockholders with detailed information about the Business Combination and other matters to be considered at the special meeting of Alkuri Stockholders. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 38 of the accompanying proxy statement/prospectus.

None of the SEC, the Jersey Financial Services Commission, or any state securities commission has approved or disapproved of the securities to be issued in connection with the Business Combination, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated September 30, 2021, and is first being mailed to Alkuri Stockholders on or about September 30, 2021.

Notice of Special Meeting of Stockholders

of Alkuri Global Acquisition Corp.

To Be Held on October 20, 2021

TO THE STOCKHOLDERS OF ALKURI GLOBAL ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Alkuri Global Acquisition Corp. (“Alkuri”), a Delaware corporation, will be held at 9:00 a.m. Eastern time, on October 20, 2021. Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our stockholders, the special meeting will be a virtual meeting. You are cordially invited to attend and participate in the special meeting online by visiting https://www.cstproxy.com/alkuriglobal/2021. The special meeting will be held for the following purposes:

1.

Proposal No. 1—The Business Combination Proposal—to consider and vote upon a proposal to approve and adopt the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the Business Combination whereby Merger Sub will merge with and into Alkuri, with Alkuri surviving the merger as a wholly owned subsidiary of Babylon—we refer to this proposal as the “Business Combination Proposal”;

2.

Proposal No. 2—The Equity Plans Proposal—to consider and vote upon a proposal to approve the 2021 Plan, a copy of which is attached to this proxy statement/prospectus as Annex C—we refer to this proposal as the “Equity Plan Proposal”; and

3.

Proposal No. 3—The Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination—we refer to this proposal as the “Adjournment Proposal.”

We also will transact any other business as may properly come before the special meeting or any adjournment or postponement thereof.

The items of business listed above are more fully described elsewhere in the proxy statement/prospectus. Whether or not you intend to attend the special meeting, we urge you to read the attached proxy statement/prospectus in its entirety, including the annexes and accompanying financial statements, before voting. IN PARTICULAR, WE URGE YOU TO CAREFULLY READ THE SECTION IN THE PROXY STATEMENT/PROSPECTUS ENTITLED “RISK FACTORS.”

Only holders of record of Alkuri Common Stock at the close of business on September 14, 2021 (the “record date”) are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

After careful consideration, Alkuri’s board of directors has determined that each of the proposals listed is fair to and in the best interests of Alkuri and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of the proposals set forth above. When you consider the recommendations of Alkuri’s board of directors, you should keep in mind that Alkuri’s directors and officers may have interests in the Business Combination that conflict with, or are different from, your interests as a stockholder of Alkuri. See the section entitled “Proposal One—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

The Closing of the Business Combination is conditioned on approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, the remaining proposals will not be presented to stockholders for a vote. The Equity Plan Proposal is conditioned on the approval of the Business Combination Proposal. If the Business Combination Proposal and the Equity Plan Proposal are not approved, and the applicable closing condition in the Merger Agreement are not waived, the Business Combination will not be consummated The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

All Alkuri Stockholders are cordially invited to attend the special meeting, which will be held virtually over the Internet at https://www.cstproxy.com/alkuriglobal/2021. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a holder of record of Alkuri Common Stock on the record date, you may also cast your vote at the special meeting. If your Alkuri Common Stock is held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting, obtain a proxy from your broker or bank.

A complete list of Alkuri Stockholders of record entitled to vote at the special meeting will be available for ten (10) days before the special meeting at the principal executive offices of Alkuri for inspection by stockholders during business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting virtually or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly voted and counted.

If you have any questions or need assistance voting your Alkuri Common Stock, please contact 1-917-262-2373. Questions can also be sent by email to proxy@continentalstock.com. This notice of special meeting is and the proxy statement/prospectus relating to the Business Combination will be available at https://www.cstproxy.com/alkuriglobal/2021.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Rich Williams

Chief Executive Officer

September 30, 2021

IF YOU RETURN YOUR SIGNED PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

ALL HOLDERS (THE “PUBLIC STOCKHOLDERS”) OF SHARES OF CLASS A COMMON STOCK ISSUED IN ALKURI’S INITIAL PUBLIC OFFERING (THE “PUBLIC SHARES”) HAVE THE RIGHT TO HAVE THEIR PUBLIC SHARES REDEEMED FOR CASH IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION. PUBLIC STOCKHOLDERS ARE NOT REQUIRED TO AFFIRMATIVELY VOTE FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL, TO VOTE ON THE BUSINESS COMBINATION PROPOSAL AT ALL, OR TO BE HOLDERS OF RECORD ON THE RECORD DATE IN ORDER TO HAVE THEIR SHARES REDEEMED FOR CASH. THIS MEANS THAT ANY PUBLIC STOCKHOLDER HOLDING PUBLIC SHARES MAY EXERCISE REDEMPTION RIGHTS REGARDLESS OF WHETHER THEY ARE EVEN ENTITLED TO VOTE ON THE BUSINESS COMBINATION PROPOSAL.

TO EXERCISE REDEMPTION RIGHTS, HOLDERS MUST TENDER THEIR STOCK TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ALKURI’S TRANSFER AGENT, NO LATER THAN TWO (2) BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF ALKURI STOCKHOLDERS—REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the SEC by Babylon Holdings Limited, constitutes a prospectus of Babylon Holdings Limited under Section 5 of the Securities Act with respect to the Babylon Class A Shares to be issued to Alkuri Stockholders and Alkuri Sponsors LLC in connection with the Business Combination, as well as the warrants to acquire Babylon Class A Shares to be issued to Alkuri Warrant holders. This document also constitutes a proxy statement of Alkuri under Section 14(a) of the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the special meeting of Alkuri Stockholders to consider and vote upon the proposals to adopt and approve the Business Combination and the 2021 Plan and to adjourn the meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt and approve the foregoing proposals.

Unless otherwise indicated or the context otherwise requires, all references in this proxy statement/prospectus to the term “Babylon Holdings” refer to Babylon Holdings Limited, together with its subsidiaries prior to Closing and all references to the term “Babylon” refer to Babylon Holdings Limited, together with its subsidiaries after Closing. All references in this proxy statement/prospectus to “Alkuri” refer to Alkuri Global Acquisition Corp.

i

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this proxy statement/prospectus concerning Babylon Holdings’ industry and the regions in which it operates, including Babylon Holdings’ general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and reports provided to us, and other industry publications, surveys and forecasts. Babylon Holdings has not independently verified the accuracy or completeness of any third-party information. Similarly, internal surveys, industry forecasts and market research, which Babylon Holdings believes to be reliable based upon its management’s knowledge of the industry, have not been independently verified. While Babylon Holdings believes that the market data, industry forecasts and similar information included in this proxy statement/prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of Babylon Holdings’ future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Babylon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS

“2021 Plan”	means the Babylon 2021 Equity Incentive Plan.

“7Wire”	means 7Wire Ventures Fund, L.P. and 7Wire Ventures Wanxiang Strategic Fund I, LLC.

“Alkuri Class A Common Stock”	means Class A common stock of Alkuri, par value $0.0001 per share.

“Alkuri Class B Common Stock”	means Class B common stock of Alkuri, par value $0.0001 per share.

“Alkuri Common Stock”	means Alkuri Class A Common Stock and Alkuri Class B Common Stock, collectively.

“Alkuri IPO”	means Alkuri’s February 9, 2021 initial public offering of Alkuri units, raising total gross proceeds of approximately $345,000,000 (including $45,000,000 in gross proceeds from the underwriters’ exercise of their over-allotment option in full).

“Alkuri public shares”	means shares of Alkuri Class A Common Stock held by public stockholders.

“Alkuri Securities”	means the Alkuri units, Alkuri Warrants and Alkuri Common Stock.

“Alkuri Stockholders”	means holders of Alkuri Common Stock.

“Alkuri Warrants”	means warrants exercisable for shares of Alkuri Class A Common Stock.

“Alkuri units”	means units consisting of one share of Alkuri Class A Common Stock and one-fourth of one Alkuri Warrant.

“Ancillary Agreements”	means the Sponsor Agreement Amendment, the Subscription Agreements, the Voting and Support Agreement, the Registration Rights Agreement, the Lockup Agreement, the Director Nomination Agreement and each other agreement, document, instrument and/or certificate contemplated by Merger Agreement executed or to be executed in connection with the transactions contemplated thereby.

“Babylon”	means Babylon Holdings Limited, following the consummation of the Transactions.

“Babylon Articles”	means the memorandum and articles of association of Babylon as amended and restated immediately prior to, and for the purpose of giving effect to, the Business Combination.

“Babylon Class A Shares”	means, after the Reclassification, the Class A ordinary shares of Babylon, $0.0000422573245084686 par value per share, having the rights and being subject to the restrictions set forth in the Babylon Articles.

“Babylon Class B Shares”	means, after the Reclassification, the Class B ordinary shares of Babylon, $0.0000422573245084686 par value per share, having the rights and being subject to the restrictions set forth in the Babylon Articles.

“Babylon Holdings”	means Babylon Holdings Limited, prior to the consummation of the Transactions.

“Babylon Holdings Class A Shares”	means the Class A ordinary shares of $0.00001277 each in the capital of Babylon Holdings.

“Babylon Holdings Class B Shares”	means the Class B ordinary shares of $0.00001277 each in the capital of Babylon Holdings.

“Babylon Holdings Class C Shares”	means the Class C ordinary shares of $0.00001277 each in the capital of Babylon Holdings.
“Babylon Holdings Class G1 Shares”	means the Class G1 ordinary shares of $0.00001277 each in the capital of Babylon Holdings.

“Babylon Holdings Stockholder”	means the stockholders of Babylon Holdings, prior to the Business Combination.

“Babylon Shares”	means the Babylon Class A Shares and the Babylon Class B Shares.

“Babylon Warrants”	means warrants exercisable for shares of Babylon Class A Shares.

“Business Combination”	means the merger of Merger Sub with and into Alkuri, with Alkuri surviving the merger as a wholly owned subsidiary of Babylon.

“Closing”	means the closing of the Business Combination.

“Continental”	means Continental Stock Transfer & Trust Company, Alkuri’s transfer agent.

“DGCL”	means the Delaware General Corporation Law, as amended.

“DPA 2018”	means Data Protection Act 2018.

“Earnout Shares”	means the Stockholder Earnout Shares and the Sponsor Earnout Shares.

“Effective Time”	means the effective time of the Business Combination.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended.

“Flare”	means Flare Capital Partners I, LP and Flare Capital Partners I-A, LP.

“GDPR”	means the General Data Protection Regulation.

“Higi”	means higi SH Holdings Inc.

“Higi acquisition”	means the probable acquisition of Higi by Babylon.

“HIPAA”	means the Health Insurance Portability and Accountability Act of 1996.

“IASB”	means International Accounting Standards Board.

“IFRS”	means International Financial Reporting Standards as set forth by the IASB.

“Jersey Companies Law”	means Companies (Jersey) Law 1991, as amended, together, where the context requires, with any relevant Orders or Regulations made pursuant to that law as in force from time to time.

“Merger Sub”	means Liberty USA Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Babylon Holdings.

“PCAOB”	means the Public Company Accounting Oversight Board.

“PIPE Investment”	means the purchase of shares of Babylon Class A Shares by the PIPE Investors pursuant to the Subscription Agreements, for a total aggregate price of up to $230 million.

“PIPE Investors”	means those certain third party-investors, certain Babylon Holdings’ shareholders, the Sponsor and affiliates of the foregoing participating in the PIPE Investment pursuant to the Subscription Agreements.

v

“PIPE Shares”	means Babylon Class A Shares to be issued in the PIPE Investment to the PIPE Investors.

“Reclassification”	has the meaning set forth in the Merger Agreement.

“SEC”	means the U.S. Securities and Exchange Commission.

“Securities Act”	means the Securities Act of 1933, as amended.

“SPAC Charter”	means Alkuri’s amended and restated certificate of incorporation as currently in effect.

“Sponsor”	means Alkuri Sponsors LLC.

“Sponsor Earnout Shares”	means 1,293,750 Sponsor Shares that will be converted into Babylon Class A Shares in connection with Closing that will be subject to certain milestone requirements and conversion and redemption rights as further described in the section entitled “The Merger Agreement – Earnout.”
“Stockholder Earnout Shares”	means 38,800,000 newly issued Babylon Class B Shares issued to the Founder as part of the Reclassification that will be subject to certain milestone requirements and conversion and redemption rights as further described in the section entitled “The Merger Agreement – Earnout.”

“Sponsor Shares”	means the 7,187,500 shares of Alkuri Class B Common Stock held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to the Alkuri IPO and which will be converted into Babylon Class A Shares in connection with the Closing.

“Subscription Agreements”	means the subscription agreements dated as of June 3, 2021, pursuant to which the PIPE Investment will be consummated.

“Transactions”	means the Reclassification and the transactions contemplated by the Business Combination and the Ancillary Agreements.

“U.S. GAAP”	means accounting principles generally accepted in the United States of America.

“USD” or “US$”	means U.S. dollars.

“Wrigley”	means William Wrigley, Jr., as Trustee of Trust #101.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

AND THE SPECIAL MEETING

The questions and answers below highlight only selected information set forth elsewhere in this proxy statement/prospectus and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that may be important to Alkuri Stockholders. Stockholders are urged to carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the special meeting.

Q: Why am I receiving this proxy statement/prospectus?

A: Alkuri and Babylon Holdings have agreed to a business combination under the terms of the Merger Agreement that is described in this proxy statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A and Alkuri encourages its stockholders to read it in its entirety. Alkuri Stockholders are being asked to consider and vote upon a proposal to approve the Merger Agreement, which, among other things, provides for Merger Sub to be merged with and into Alkuri with Alkuri being the surviving corporation in the Business Combination and becoming a wholly owned subsidiary of Babylon, and the other Transactions contemplated by the Merger Agreement. See “Proposal One—The Business Combination Proposal.”

Q: Are there any other matters being presented to stockholders at the meeting?

A: In addition to voting on the Business Combination Proposal, the stockholders of Alkuri will vote on the following proposals:

•

to consider and vote upon a proposal to approve the 2021 Plan, a copy of which is attached to this proxy statement/prospectus as Annex C. See the section of this proxy statement/prospectus titled “Proposal Two—The Equity Plan Proposal.”

•

to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination for any reason. See the section of this proxy statement/prospectus titled “Proposal Three—The Adjournment Proposal.”

Alkuri will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

The vote of stockholders is important. Regardless of how many shares you own, you are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q: Why is Alkuri providing stockholders with the opportunity to vote on the Business Combination?

A: Because the structure of the Transactions involves a merger of Alkuri itself, Alkuri stockholders must be afforded an opportunity to vote on the Business Combination under Delaware law. Therefore, a stockholder meeting will be held under Delaware law to vote on the Business Combination. In addition, pursuant to the SPAC Charter, Alkuri is required to provide stockholders with an opportunity to have their shares of Alkuri Common Stock redeemed for cash, either through a stockholder meeting or tender offer. Due to the structure of the Transactions, Alkuri is providing this opportunity through a stockholder vote. In addition, the Alkuri Stockholders are being asked to vote upon the Equity Plan Proposal.

Q: I am an Alkuri Warrant holder. Why am I receiving this proxy statement/prospectus?

A: The Alkuri Warrants will become exercisable following the Business Combination and will entitle holders to purchase Babylon Class A Shares, with the number of shares and the exercise price adjusted in accordance with the Merger Agreement, as described in more detail herein. This proxy statement/prospectus includes important information about Babylon and the business of Babylon and its subsidiaries following the Closing of the Business Combination. Because holders of Alkuri Warrants will be entitled to purchase Babylon Class A Shares after the Closing of the Business Combination, we urge you to read the information contained in this proxy statement/prospectus carefully. Additionally, after the closing of the Business Combination, Babylon will have the ability to redeem outstanding warrants at any time after they become exercisable under certain scenarios. See “Risk Factors—Babylon may redeem any unexpired warrants prior to their exercise at a time that may be disadvantageous to the holder of such warrants, thereby making your warrants worthless.”

Q: What will happen to Alkuri’s securities upon consummation of the Business Combination?

A: Alkuri’s units, Alkuri Class A Common Stock and warrants are currently listed on Nasdaq under the symbols KURIU, KURI and KURIW, respectively. If Alkuri’s securities cease trading upon consummation of the Business Combination, each share of Alkuri Common Stock will be automatically converted into the right to receive one Babylon Class A Share and the Alkuri Common Stock will cease trading. Each outstanding Alkuri Warrant will be assumed by Babylon and automatically converted into a Babylon Warrant. Alkuri’s units will not be listed on Nasdaq following consummation of the Business Combination and such units will automatically be separated into their component securities without any action needed to be taken on the part of the holders of such units. Babylon intends to apply for listing of the Babylon Class A Shares and Babylon Warrants on the NYSE under the proposed symbols “BBLN” and “BBLN.W,” respectively, to be effective upon the consummation of the Business Combination. While trading on the NYSE is expected to begin on the first business day following the consummation of the Business Combination, there can be no assurance that Babylon’s securities will be listed on the NYSE or that a viable and active trading market will develop. See “Risk Factors—Risks Related to Babylon’s Business and Operations Following the Business Combination” for more information.

Q: What are the U.S. federal income tax consequences of the Business Combination?

A: Due to the high level of redemptions occurring in the market with respect to business combinations involving other special purpose acquisition companies and the risk that similar levels of redemptions could occur in connection with the Business Combination, the Business Combination is not expected to qualify as a tax-deferred transaction, including as a “reorganization” under the provisions of Section 368(a) of the Code. Assuming that is the case, holders of Alkuri Common Stock or Alkuri Warrants will generally be treated as if they sold their Alkuri Common Stock or Alkuri Warrants in a taxable transaction and will be taxable on the receipt of the Babylon Class A Shares or Babylon Warrants in the Business Combination.

No ruling has been requested, nor is one intended to be requested, from the IRS as to the U.S. federal income tax consequences of the Business Combination. The U.S. federal income tax treatment of the Business Combination is subject to both legal and factual uncertainty, is not free from doubt, and may change depending on the actual level of redemptions that occur in connection with the Business Combination. No opinion of counsel has or will be provided regarding the U.S. federal income tax treatment of the Business Combination. Consequently, no assurance can be given whether the IRS will assert, or that a court would sustain, a position contrary to that described above.

For additional information, please read the section entitled “Material U.S. Federal Income Tax Considerations.” The tax consequences to you of the Business Combination will depend on your particular facts and circumstances. Please consult your own tax advisor as to the tax consequences of the Business Combination in your particular circumstances, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws.

Q: How will voting rights be allocated among holders of Babylon Class A shares and Babylon Class B Shares?

A: The Babylon Articles provide for a dual class share capital structure, as a result of which holders of Babylon Class B Shares will be entitled to 15 votes per share, while holders of Babylon Class A Shares will be entitled to one vote per share. This will provide holders of Babylon Class B Shares with significant influence over matters requiring shareholder approval, including the election and removal of directors and significant corporate transactions, such as a merger or other sale of Babylon or its assets. Upon the Closing, the Founder will hold all of the issued and outstanding Babylon Class B Shares, including the Stockholder Earnout Shares. Our Founder may in certain circumstances have sufficient voting control over Babylon to amend Babylon’s governance documents and the powers, preferences or other rights attached to Babylon Class A Shares. Further, even if the Founder terminates his employment or is terminated for cause, he will retain voting control of Babylon following his separation and continue to have the rights described in this paragraph based on his ownership of Babylon.

The Alkuri board of directors considered the risk of concentrating voting control in the dual class share structure (with “super-voting” rights for the Founder), but determined that they were outweighed by the long-term benefits that a founder-controlled company would provide to Alkuri Stockholders and future shareholders of Babylon after Closing. See “Risk Factors—Risks Related to Ownership of Babylon Class A Shares and Babylon Operating as a Public Company—The dual class structure of our ordinary shares has the effect of concentrating voting power with our Founder, which will limit your ability to influence the outcome of important transactions, including a change in control” for more information.

Q: What equity stake will Alkuri’s public stockholders and the existing Babylon Holdings’ shareholders hold in Babylon immediately after the consummation of the Business Combination?

A: Immediately after the consummation of the Business Combination, it is anticipated that: (i) Alkuri’s public stockholders will own approximately 7.8% of the Babylon Shares and 2.2% of the voting power of Babylon; (ii) the PIPE Investors will own approximately 5.2% of the Babylon Shares and 1.5% of the voting power of Babylon; (iii) the Sponsor and current Alkuri directors will own approximately 2.0% of the Babylon Shares (including the Sponsor Earnout Shares) and 0.6% of the voting power of Babylon; and (iv) the existing Babylon Holdings shareholders will own approximately 85.0% of the Babylon Shares and 95.8% of the voting power of Babylon with 81.7% of the voting power (taking account of the Stockholder Earnout Shares) of Babylon being held by the Founder). These levels of ownership interest: (a) exclude the impact of the warrants to purchase Babylon Shares that will remain outstanding immediately following the Business Combination, (b) assume that no Alkuri public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Alkuri’s trust account and (c) exclude the potential impact of the Higi acquisition. The foregoing also excludes shares being purchased by the Sponsor and its affiliates in the PIPE Investment. When including the shares purchased by the Sponsor and its affiliates in the PIPE Investment, the Sponsor and its affiliates will own approximately 2.2% of the Babylon Shares and 0.6% of the voting power of Babylon assuming no redemptions and approximately 2.4% of the Babylon Shares and 0.7% of the voting power of Babylon assuming maximum redemptions.

Q: If I am a public unit holder, can I exercise redemption rights with respect to my public units?

A: No. Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold units registered in your own name, in order to redeem your underlying shares you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, Alkuri’s transfer agent, with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights with respect to the public shares.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, Alkuri’s transfer agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q: Why is Alkuri proposing the Business Combination?

A: Alkuri was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities.

On February 9, 2021, Alkuri completed its initial public offering of units, with each unit consisting of one share of Alkuri Class A Common Stock and one-fourth of one Alkuri Warrant, raising total gross proceeds of approximately $345,000,000 (including $45,000,000 in gross proceeds from the underwriters’ exercise of their over-allotment option in full). Since the Alkuri IPO, Alkuri’s activity has been limited to the evaluation of business combination candidates.

Alkuri’s management believes Babylon is an exciting company with an appealing market opportunity and growth profile, a strong position in its industry and a compelling valuation. As a result, Alkuri believes that the Business Combination will provide Alkuri Stockholders with an opportunity to participate in the ownership of a company with significant growth potential. See the section entitled “Proposal One—The Business Combination Proposal—Alkuri’s Reasons for the Business Combination and Recommendation of the Board of Directors.”

Q: What is the “PIPE Investment”?

A: Concurrently with and following the execution of the Merger Agreement, Babylon Holdings entered into Subscription Agreements with certain parties subscribing for Babylon Class A Shares pursuant to which such PIPE Investors have agreed to purchase, and Babylon Holdings has agreed to sell them, an aggregate of 23,000,000 Babylon Class A Shares, for a purchase price of $10.00 per share and at an aggregate purchase price of $230 million subject to certain conditions set forth therein. This PIPE Investment is expected to close immediately prior to the Business Combination.

Q: Did Alkuri’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A: No. Alkuri’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Accordingly, investors will be relying solely on the judgment of Alkuri’s board of directors and its advisors in valuing Babylon Holdings and will be assuming the risk that the Alkuri board may not have properly valued the business. However, Alkuri’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and have substantial experience with mergers and acquisitions. Furthermore, in analyzing the Business Combination, Alkuri’s officers and advisors conducted significant due diligence on Babylon Holdings. Alkuri also received advice from the underwriters of the Alkuri IPO, acting in their capacity as financial advisor to Alkuri, as to the valuation of Babylon Holdings implied by the Transactions and how that valuation compared to peers. In addition, Alkuri also engaged several professional advisors to assist it in connection with evaluating Babylon Holdings, including Moss Adams LLP (who provided advice on financial, tax and accounting matters) and Barrington Advisory Group (who provided advice on strategic, process and financial matters). The experience of, and work performed by, Alkuri’s management team and external advisors, and the commitments

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obtained in respect of the PIPE Investment by sophisticated third-party investors at the valuation ascribed to Babylon Holdings by Alkuri, provided additional comfort with respect to the valuation ascribed to Babylon Holdings by Alkuri. Accordingly, Alkuri’s board of directors concluded that its members’ collective experience and backgrounds, together with the experience and sector expertise of Alkuri’s officers and advisors, enabled it to make the necessary analyses and determinations regarding the Business Combination, including that the Business Combination was fair from a financial perspective to its stockholders and that Babylon’s fair market value was at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on interest earned on the trust account) at the time of the agreement to enter into the Business Combination. There can be no assurance, however, that Alkuri’s board of directors was correct in its assessment of the Business Combination. For a complete discussion of the factors utilized by Alkuri’s board of directors in approving the Business Combination, see the sections entitled “Proposal One—The Business Combination Proposal—The Background of the Business Combination” and “Proposal One—The Business Combination Proposal—Alkuri’s Reasons for the Business Combination and Recommendation of the Board of Directors.”

Q: Do I have redemption rights?

A: If you are a holder of Alkuri public shares, you have the right to demand that Alkuri redeem such shares for a pro rata portion of the cash held in Alkuri’s trust account, calculated as of two (2) business days prior to the consummation of the Business Combination. We sometimes refer to these rights to demand redemption of the Alkuri public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of Alkuri public shares, together with any affiliate of his or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to 15% or more of Alkuri public shares. Accordingly, all Alkuri public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be converted.

Under the SPAC Charter, the Business Combination may not be consummated if Alkuri has net tangible assets of less than $5,000,001 either immediately prior to or upon consummation of the Business Combination after taking into account the redemption for cash of all Alkuri public shares properly demanded to be redeemed by holders of Alkuri public shares.

Q: How do I exercise my redemption rights?

A: A holder of public shares may exercise redemption rights regardless of whether it votes for or against the Business Combination Proposal or does not vote on such proposal at all, or if it is a holder of Alkuri public shares on the record date. If you are a holder of Alkuri public shares and wish to exercise your redemption rights, you must demand that Alkuri convert your Alkuri public shares into cash and deliver your Alkuri public shares to Alkuri’s transfer agent physically or electronically using The Depository Trust Company’s Deposit/Withdrawal at Custodian (“DWAC”) System no later than two (2) business days prior to the special meeting. Any holder of Alkuri public shares seeking redemption will be entitled to a full pro rata portion of the amount then in the trust account (which, for illustrative purposes, was $345,022,618, or $10.00 per share, as of the record date), less any owed but unpaid taxes on the funds in the trust account. Such amount will be paid promptly upon consummation of the Business Combination. There are currently no owed but unpaid income taxes on the funds in the trust account.

Any request for redemption, once made by a holder of Alkuri public shares, may be withdrawn at any time prior to the time the vote is taken with respect to the Business Combination Proposal at the special meeting. If you deliver your shares for redemption to Alkuri’s transfer agent and later decide prior to the special meeting not to elect redemption, you may request that Alkuri’s transfer agent return the shares (physically or electronically). You may make such request by contacting Alkuri’s transfer agent at the address listed at the end of this section.

Any written demand of redemption rights must be received by Alkuri’s transfer agent at least two (2) business days prior to the vote taken on the Business Combination Proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent.

If you are a holder of Alkuri public shares (including through the ownership of Alkuri units) and you exercise your redemption rights, it will not result in the loss of any Alkuri Warrants that you may hold (including those contained in any units you hold). Your whole warrants will become exercisable to purchase one Babylon Class A Share following consummation of the Business Combination.

Q: Do I have appraisal rights if I object to the proposed Business Combination?

A: Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Alkuri Common Stock and Alkuri Warrants will not have appraisal rights in connection with the Business Combination.

Q: What happens to the funds deposited in the trust account after consummation of the Business Combination?

A: The net proceeds of the Alkuri IPO of $345.0 million, inclusive of the amount raised from the simultaneous private placement of Alkuri Warrants for $8.9 million, were placed in the trust account immediately following the Alkuri IPO. After consummation of the Business Combination, the funds in the trust account will be used to pay, on a pro rata basis, holders of Alkuri public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination (including aggregate fees of approximately $12.1 million to the underwriters of the Alkuri IPO as deferred underwriting commissions). Any proceeds from the trust account which are not required to be used in order to satisfy redemption rights or the fees and expenses incurred in connection with the Business Combination will be made available to Babylon for use in the conduct of its business (whether for working capital purposes or otherwise).

Q: What happens if a substantial number of public stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A: Alkuri’s public stockholders may vote in favor of the Business Combination and still exercise their redemption rights, although they are not required to vote in any way to exercise such redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders.

However, the Business Combination will not be consummated if the levels of redemption give rise to a failure of a condition to closing of the Business Combination that is not waived. Such conditions to closing may include Alkuri’s obligation to deliver cash proceeds (whether derived from the PIPE Investment or the trust account) of at least $230 million and the requirement under the SPAC Charter and the Merger Agreement that Alkuri shall not have less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) either immediately prior to or upon consummation of the Transactions.

In the event such conditions to Closing are satisfied or waived, redemptions may result in fewer Alkuri public shares and public stockholders. In such event, the trading market for Babylon Shares may be less liquid than the market was for Alkuri prior to the consummation of the Transactions, which may result in adverse consequences such as depressed trading value and Babylon’s inability to meet the listing standards of a national securities exchange. In addition, to the extent of any redemptions, fewer funds from the trust account would be available to Babylon to be used in its business following the consummation of the Business Combination.

Q: What happens if the Business Combination is not consummated?

A: If Alkuri does not complete the Business Combination with Babylon Holdings for whatever reason, Alkuri would search for another target business with which to complete a business combination. If Alkuri does not complete the Business Combination with Babylon Holdings or another business combination by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter), Alkuri must redeem 100% of the outstanding Alkuri public shares, at a per-share price, payable in cash, equal to an amount then held in the trust account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of outstanding Alkuri public shares. The Sponsor and Alkuri’s officers and directors have waived their redemption rights with respect to their Sponsor Shares in the event a business combination is not effected in the required time period, and, accordingly, their Sponsor Shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to our outstanding warrants. Accordingly, the Alkuri Warrants will expire worthless.

Q: How do the Sponsor and the officers and directors of Alkuri intend to vote on the proposals?

A: The Sponsor, as well as Alkuri’s officers and directors, beneficially own and are entitled to vote an aggregate of approximately 20% of the outstanding Alkuri Common Stock. These holders have agreed to vote their shares in favor of the Business Combination Proposal. These holders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. In addition to the shares of Alkuri Common Stock held by the Sponsor and Alkuri’s officers and directors, Alkuri would need 12,937,501 shares, or approximately 37.5%, of the 34,500,000 Alkuri public shares sold in the Alkuri IPO to be voted in favor of the Business Combination Proposal and other proposals in order for them to be approved (assuming all outstanding shares are voted on each proposal).

Q: What interests do the Sponsor and the current officers and directors of Alkuri have in the Business Combination?

A: In considering the recommendation of our board to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, the Sponsor and certain of our directors and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, in recommending to stockholders that they approve the Business Combination and in agreeing to vote their shares in favor of the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things, the fact that:

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If the Business Combination with Babylon or another business combination is not consummated by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders), Alkuri will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Alkuri public shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the Sponsor Shares held by the Sponsor and Alkuri’s directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to the Alkuri IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $85,646,250 based upon the closing price of $9.93 per share on Nasdaq on September 7, 2021. On the other hand, if the Business Combination is consummated, each outstanding share of Alkuri Common Stock will be converted into Babylon Class A Shares pursuant to the Merger Agreement.

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The Sponsor purchased 5,933,333 private placement warrants from Alkuri for $1.50 per private placement warrant. This purchase took place on a private placement basis simultaneously with the consummation of the Alkuri IPO. All of the proceeds Alkuri received from these purchases were placed in the trust account. Such private placement warrants had an aggregate market value of

$8,484,666 based upon the closing price of $1.43 per warrant on Nasdaq on September 7, 2021. The Alkuri Class A Common Stock underlying the private placement warrants had an aggregate market value of $58,917,997 based upon the closing price of $9.93 per share on Nasdaq on September 7, 2021. The private placement warrants and Alkuri Class A Common Stock underlying the private placement warrants will become worthless if Alkuri does not consummate a business combination by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter). On the other hand, if the Business Combination is consummated, each outstanding whole warrant will become a Babylon Warrant exercisable to purchase one Babylon Class A Share following consummation of the Business Combination and each outstanding share of Alkuri Common Stock will be converted into Babylon Class A Shares pursuant to the Merger Agreement.

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Alkuri’s initial stockholders and owners of private placement warrants paid significantly less for their shares and warrants than other current stockholders and holders of warrants paid for their shares and warrants purchased in the Alkuri IPO or in the open market thereafter. Prior to the consummation of the Alkuri IPO, Sponsor purchased 8,625,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. Simultaneously with the consummation of Alkuri’s IPO and the full exercise of the underwriters’ over-allotment option, Alkuri consummated the private sale of 5,933,333 private placement warrants to Sponsor, each of which entitles the holder to purchase one share of Alkuri Class A Common Stock at an exercise price of $11.50 per share, at a price of $1.50 per warrant. Each outstanding Babylon Class A Share and Babylon Class B Share will have a target value at the time of the Business Combination of $10.00. If the Business Combination is consummated, based on the difference in the purchase price of $0.003 per share that the Sponsor paid for the Sponsor Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, these initial stockholders and holders of private placement warrants will be able, at a lower price per share of Babylon Class A Common Stock, to recognize a greater return on their investment than stockholders or holders of warrants that purchased Alkuri Common Stock or Alkuri warrants in the Alkuri IPO or in the open market thereafter. Furthermore, the Sponsor may earn a positive rate of return even if the share price of the Babylon Shares after the Closing falls below the price initially paid for the units in the IPO and the Alkuri Stockholders may experience a negative rate of return following the Closing of the Business Combination.

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Under the terms of the Merger Agreement, of the 7,187,500 Sponsor Shares that will be converted into 7,187,500 Babylon Class A shares at Closing, 1,293,750 shares (which we refer to herein as the Sponsor Earnout Shares) will be subject to restrictions if and until milestones based on the achievement of certain price targets of Babylon Class A following the Closing are met. In the event such milestones are not met, all of the Sponsor Earnout Shares will be automatically converted into redeemable shares of Babylon, which Babylon can redeem for aggregate consideration of $1.00.

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If Alkuri is unable to complete a business combination within the required time period, the Sponsor will be personally liable under certain circumstances described herein to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Alkuri for services rendered or contracted for or products sold to Alkuri. If Alkuri consummates a business combination, on the other hand, Alkuri will be liable for all such claims.

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The Sponsor and Alkuri’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Alkuri’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Alkuri fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, Alkuri may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter). As of the record date, the Sponsor and Alkuri’s officers and directors and their affiliates had incurred approximately $4,099,486 of unpaid reimbursable expenses.

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If Alkuri is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds is $98,230,402, comprised of (a) $85,646,250 representing the market value of Sponsor Shares, (b) $8,484,666 representing the market value of private placement warrants and (c) $4,099,486 of unpaid expenses incurred by the Sponsor and Alkuri’s officers and directors and their affiliates. Certain Alkuri directors and executive officers have indirect economic interests in the private placement warrants and in the Sponsor Shares. This includes indirect economic interests in 25,000 Sponsor Shares held by each of Katie May and Stephen Smith and indirect economic interests in 30,000 Sponsor Shares held by Jason Harinstein. Jason Harinstein, Katie May and Stephen Smith are independent directors of Alkuri. Envst Opportunities LLC and Works Capital LLC may be deemed to have shared beneficial ownership of the Sponsor Shares and private placement warrants held directly by the Sponsor. The managing member of Envst Opportunities LLC is Sultan Almaadeed, Alkuri’s chairman. The manager of Works Capital LLC is Rich Williams, Alkuri’s Chief Executive Officer.

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The Sponsor, the chairman of the board of directors of Alkuri, and Alkuri’s Chief Executive Officer and Chief Financial Officer have agreed to purchase 1,300,000 Babylon Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors.

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Until the first anniversary of Closing, an affiliated entity of the Sponsor and Alkuri’s Chief Executive Officer and Chief Financial Officer will have the right to appoint or nominate one individual for election to the board of directors of Babylon.

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The Merger Agreement provides for the continued indemnification of Alkuri’s current directors and officers and the continuation of directors and officers liability insurance covering Alkuri’s current directors and officers.

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Alkuri’s officers and directors (or their affiliates) may make loans from time to time to Alkuri to fund certain capital requirements. As of the date of this proxy statement/prospectus, no such loans have been made, but loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Alkuri outside of the trust account.

Q: When do you expect the Business Combination to be completed?

A: It is currently anticipated that the Business Combination will be consummated promptly following the Alkuri special meeting, which is set for October 20, 2021; however, such meeting could be adjourned or postponed to a later date, as described above. The Closing of the Transactions is also subject to the approval of the holders of Alkuri Common Stock and Alkuri preferred shares, as well as other customary closing conditions. For a description of the conditions for the completion of the Business Combination, see the section entitled “The Merger Agreement—Conditions to Closing of the Transactions.”

Q: What do I need to do now?

A: Alkuri urges you to carefully read and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder and/or warrantholder of Alkuri. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q: When and where will the special meeting take place?

A: The special meeting will be held on October 20, 2021, at 9:00 a.m., Eastern time, solely over the Internet by means of a live audio webcast. You may attend the special meeting webcast by accessing the web portal located at https://www.cstproxy.com/alkuriglobal/2021 and following the instructions set forth below. Stockholders participating in the special meeting will be able to listen only and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the special meeting, virtual attendees will be able to:

•	vote via the web portal during the special meeting webcast; and

•	submit questions or comments to Babylon’s directors and officers during the special meeting via the special meeting webcast.

Stockholders may submit questions or comments during the meeting through the special meeting webcast by typing in the “Submit a question” box.

Q: How do I attend the Special Meeting?

A: Due to health concerns stemming from the COVID-19 pandemic and to support the health and well-being of our stockholders, the special meeting will be held virtually. Any stockholder wishing to attend the special meeting must register in advance. To register for and attend the special meeting, please follow these instructions as applicable to the nature of your ownership of Alkuri Common Stock:

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Shares Held of Record. If you are a record holder, and you wish to attend the virtual special meeting, go to https://www.cstproxy.com/alkuriglobal/2021, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Immediately prior to the start of the special meeting, you will need to log back into the meeting site using your control number. You must register before the meeting starts.

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Shares Held in Street Name. If you hold your shares in “street” name, which means your shares are held of record by a broker, bank or nominee, and you who wish to attend the virtual special meeting, you must obtain a legal proxy from the stockholder of record and e-mail a copy (a legible photograph is sufficient) of your proxy to proxy@continentalstock.com. Holders should contact their bank, broker or other nominee for instructions regarding obtaining a proxy. Holders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the special meeting. “Street” name holders should contact Continental on or before October 20, 2021.

Alkuri Stockholders will also have the option to listen to the special meeting by telephone by calling:

•	Within the United States and Canada: 1-877-770-3647 (toll-free)

•	Outside of the United States and Canada: 1-312-780-0854 (standard rates apply)

The passcode for telephone access: 69889644#. You will not be able to vote or submit questions unless you register for and log in to the special meeting webcast as described above.

Q: How do I vote?

A: If you are a holder of record of Alkuri Common Stock on the record date, you may vote by virtually attending the special meeting and submitting a ballot via the special meeting webcast or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly voted and counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the virtual special meeting and vote through the web portal, obtain a legal proxy from your broker, bank or nominee.

Q: If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A: Your broker, bank or nominee can vote your shares without receiving your instructions on “routine” proposals only. Your broker, bank or nominee cannot vote your shares with respect to “non-routine” proposals unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

The Equity Plan Proposal and the Adjournment Proposal are considered routine proposals. Accordingly, your broker, bank or nominee may vote your shares with respect to such proposals without receiving voting instructions.

The Business Combination Proposal is a non-routine proposal. Accordingly, your broker, bank or nominee may not vote your shares with respect to this proposal unless you provide voting instructions.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. Stockholders of record may send a later-dated, signed proxy card to Alkuri’s transfer agent at the address set forth below so that it is received prior to the vote at the special meeting or virtually attend the special meeting and submit a ballot through the web portal during the special meeting webcast. Stockholders of record also may revoke their proxy by sending a notice of revocation to Alkuri’s transfer agent, which must be received prior to the vote at the special meeting. If you hold your shares in “street name,” you should contact your broker, bank or nominee to change your instructions on how to vote. If you hold your shares in “street name” and wish to virtually attend the special meeting and vote through the web portal, you must obtain a legal proxy from your broker, bank or nominee.

Q: What constitutes a quorum for the special meeting?

A: A quorum is the minimum number of shares of Alkuri Common Stock that must be present to hold a valid meeting. A quorum will be present at the Alkuri special meeting if a majority of all the outstanding shares of Alkuri Common Stock entitled to vote at the meeting are represented at the virtual special meeting or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The Alkuri Class A Common Stock and Alkuri Class B Common Stock are entitled vote together as a single class on all matters to be considered at the special meeting.

Q: What stockholder vote thresholds are required for the approval of each proposal brought before the special meeting?

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Business Combination Proposal—The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Alkuri Common Stock present and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “against” the Business Combination Proposal. Brokers are not entitled to vote on the Business Combination Proposal absent voting instructions from the beneficial holder and, consequently, broker non-votes will have the same effect as a vote “against” the Business Combination Proposal.

•

Equity Plan Proposal—The approval of the Equity Plan Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Alkuri Common Stock present and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “against” the Equity Plan Proposal. Brokers are entitled to vote on the Equity Plan Proposal absent voting instructions from the beneficial holder because the proposal is considered “routine.” Consequently, there should be no broker non-votes with respect to the Equity Plan Proposal.

•	Adjournment Proposal—The approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Alkuri Common Stock present and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “against” the Adjournment Proposal. Brokers are entitled to vote on the Adjournment Proposal absent voting instructions from the beneficial holder because the proposal is considered “routine.” Consequently, there should be no broker non-votes with respect to the Adjournment Proposal.

Q: What happens if I fail to take any action with respect to the special meeting?

A: If you fail to take any action with respect to the meeting and the Business Combination is approved by Alkuri Stockholders and consummated, you will become a shareholder or warrant holder of Babylon.

If you fail to take any action with respect to the special meeting and the Business Combination is not approved, you will continue to be a stockholder and/or warrant holder of Alkuri, as applicable, and Alkuri will continue to search for another target business with which to complete an initial business combination. If Alkuri does not complete an initial business combination by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter), Alkuri must cease all operations except for the purpose of winding up, redeem 100% of the outstanding Alkuri public shares, at a per-share price, payable in cash, equal to an amount then held in the trust account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate.

Q: What should I do with my share and/or warrant certificates?

A: Warrant holders and those stockholders who do not elect to have their shares of Alkuri Common Stock redeemed for a pro rata share of the trust account should wait for instructions from Alkuri’s transfer agent regarding what to do with their certificates. Alkuri Stockholders who exercise their redemption rights must deliver their share certificates to Alkuri’s transfer agent (either physically or electronically) no later than two (2) business days prior to the special meeting as described above.

Upon consummation of the Transactions, the Alkuri Warrants, by their terms, will entitle holders to purchase shares of Babylon. Therefore, warrantholders need not deliver their warrants to Alkuri or Babylon at that time.

Q: What should I do if I receive more than one set of voting materials?

A: Alkuri Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of Alkuri Common Stock.

Q: Who can help answer my questions?

A: If you have questions about the Business Combination or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact:

Alkuri Global Acquisition Corp.

4235 Hillsboro Pike, Suite 300

Nashville, TN 37215

Tel: (615) 632-0303

Attn: Investor Relations

Email: bill@alkuri.com

or the proxy solicitor at:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Individuals call toll-free (800) 662-5200

Banks and brokers call (203) 658-9400

Email: KURI.info@investor.morrowsodali.com

You may also obtain additional information about Alkuri from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of Alkuri public shares and you intend to seek redemption of your shares, you will need to deliver your shares (either physically or electronically) to Alkuri’s transfer agent at the address below at least two (2) business days prior to the vote at the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, including the annexes and exhibits, to fully understand the Merger Agreement, the Business Combination and the other matters being considered at the special meeting of Alkuri Stockholders. For additional information, see “Where You Can Find More Information” in this proxy statement/prospectus. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

Information About the Companies

Babylon Holdings Limited

Babylon Holdings is a leading digital-first, value-based care company. Founded in 2013, Babylon Holdings’ mission is to make high-quality healthcare accessible and affordable for everyone on Earth. Babylon Holdings believes it is poised to reengineer the global healthcare market to better align system-wide incentives and to shift the focus from reactive sick care to preventative healthcare, resulting in better member health, improved member experience and reduced costs. To achieve this goal, Babylon Holdings leverages its highly scalable, digital-first platform combined with high quality clinical operations and affiliated provider networks to provide an integrated, end-to-end healthcare solution. Babylon Holdings was incorporated under the laws of Jersey, Channel Islands, on April 11, 2014 with registered number 115471.

The mailing address of Babylon Holdings’ headquarters and principal executive offices is 1 Knightsbridge Green, London, SW1X 7QA, United Kingdom and Babylon Holdings’ telephone number is +44 (0) 20 7100 0762.

Alkuri Global Acquisition Corp.

Alkuri Global Acquisition Corp. was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Alkuri was incorporated under the laws of the State of Delaware on December 1, 2020.

On February 9, 2021, Alkuri closed its initial public offering of 34,500,000 units (after taking into account the full exercise of the over-allotment option by Alkuri’s underwriters), with each unit consisting of one share of Alkuri Class A Common Stock and one-fourth of one redeemable warrant, with each whole warrant entitling the holder to purchase one share of Alkuri Class A Common Stock at a price of $11.50 commencing 30 days after the consummation of an initial business combination.

Alkuri’s units, the Alkuri Class A Common Stock and the Alkuri Warrants are listed on Nasdaq under the symbols KURIU, KURI and KURIW, respectively.

The mailing address of Alkuri’s principal executive office is 4235 Hillsboro Pike, Suite 300 Nashville, TN 37215, and its telephone number is (615) 632-0303. After the consummation of the Business Combination, Alkuri’s principal executive office will be that of Babylon.

Liberty USA Merger Sub, Inc.

Liberty USA Merger Sub, Inc. is a newly formed Delaware corporation and a wholly owned subsidiary of Babylon Holdings. Merger Sub was formed solely for the purpose of effecting the Transactions and has not carried on any activities other than those in connection with the Transactions. The address and telephone number for Merger Sub’s principal executive offices are the same as those for Babylon Holdings.

The Merger Agreement

The terms and conditions of the merger of Merger Sub with and into Alkuri, with Alkuri surviving the merger as a wholly owned subsidiary of Babylon (the “Business Combination”) are contained in the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Merger Agreement carefully, as it is the legal document that governs the Business Combination.

Structure of the Business Combination

Pursuant to the Merger Agreement, Merger Sub will merge with and into Alkuri with Alkuri surviving the merger. Upon consummation of the foregoing, Alkuri will be a wholly-owned subsidiary of Babylon (formerly Babylon Holdings).

The following diagrams illustrate in simplified terms the current structure of Alkuri and Babylon Holdings and the expected structure of Babylon (formerly Babylon Holdings) upon the Closing.

Simplified Post-Business Combination Structure

Merger Consideration; Reclassification

The Business Combination implies a $4.2 billion post-closing equity value and a current equity value of Babylon at $3.515 billion, and prior to the Closing, Babylon will effect the Reclassification whereby (i) each outstanding Babylon Holdings G1 Share will be reclassified as Babylon Holdings Class B shares, (ii) each outstanding Babylon Holdings Class B Share and Babylon Holdings Class C Share will be reclassified into Babylon Class A Shares, and (iii) each outstanding Babylon Holdings Class A Share will be reclassified into Babylon Class B Shares. As a result of the Reclassification, each outstanding Babylon Class A Share and Babylon Class B Share will have a value at the time of the Business Combination of $10.00 (based on the $3.515 billion equity value of Babylon Holdings). At the Closing, the Babylon Class B Shares will be held by the Founder. The Babylon Class B Shares will have the same economic terms as the Babylon Class A Shares, but the Babylon Class B Shares will have 15 votes per share (while each Babylon Class A Share will have one vote per share). See “The Merger Agreement–Reclassification.”

Earnout

In addition, in connection with the Closing, Babylon will issue at the Closing the Stockholder Earnout Shares and the Sponsor Earnout Shares. The Stockholder Earnout Shares and the Sponsor Earnout Shares will be subject to restrictions linked to milestones (based on the achievement of certain price targets of Babylon Class A Shares following the Closing) as further described in the section entitled “The Merger Agreement – Earnout.” The Sponsor and the Founder will each immediately become the legal and beneficial owner of their respective Earnout Shares at the Closing, but they will be subject to transfer restrictions and subject to the restrictions based on milestone requirements. While the Earnout Shares remain outstanding, they shall have all the rights and privileges with respect to Class A Shares for the Sponsor Earnout Shares and Class B Shares for the Stockholder Earnout Shares (including the right to vote such shares and certain rights to receive on a current basis cash dividends or other distributions made with respect to such shares). In the event such milestones are not met, all of the Earnout Shares will be automatically converted into redeemable shares of Babylon which Babylon can redeem for an aggregate consideration of $1.00.

Immediately following the Closing, the Founder will hold 81.7% of the voting power (taking account of the Stockholder Earnout Shares) of the outstanding ordinary shares of Babylon. As such, we will be eligible to be a “controlled company” within the meaning of the corporate governance rules of the NYSE. However, we have elected not to take advantage of the “controlled company” exemption.

Ownership of Babylon after the Business Combination

It is anticipated that, upon completion of the Business Combination: (i) Alkuri’s public stockholders will own approximately 7.8% of the Babylon Shares and 2.2% of the voting power of Babylon; (ii) the PIPE Investors will own approximately 5.2% of the Babylon Shares and 1.5% of the voting power of Babylon; (iii) the Sponsor and current Alkuri directors will own approximately 2.0% of the Babylon Shares (including the Sponsor Earnout Shares) and 0.6% of the voting power of Babylon; and (iv) the existing Babylon Holdings shareholders will own approximately 85.0% of the Babylon Shares and 95.8% of the voting power of Babylon with 81.7% of the voting power (taking account of the Stockholder Earnout Shares) of Babylon being held by the Founder. These levels of ownership interest: (a) exclude the impact of the warrants to purchase Babylon Shares that will remain outstanding immediately following the Business Combination: (b) assume that no Alkuri public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Alkuri’s trust account and (c) exclude the potential impact of the Higi acquisition. The foregoing also excludes shares being purchased by the Sponsor and its affiliates in the PIPE Investment. When including the shares purchased by the Sponsor and its affiliates in the PIPE Investment, the Sponsor and its affiliates will own approximately 2.2% of the Babylon Shares and 0.6% of the voting power of Babylon assuming no redemptions and approximately 2.4% of the Babylon Shares and 0.7% of the voting power of Babylon assuming maximum redemptions.

The Alkuri Board’s Reasons for the Business Combination

In evaluating the Business Combination, Alkuri’s board of directors consulted with Alkuri’s management and legal and financial advisors. Alkuri’s board of directors reviewed various industry and financial data in order to determine that the consideration to be paid was reasonable and that the Business Combination was in the best interests of Alkuri Stockholders. The financial data reviewed included the historical and projected consolidated financial statements of Babylon Holdings, comparable publicly traded company analyses and an analysis of pro forma capital structure and trading multiples prepared by management and Alkuri’s advisors.

Alkuri’s management conducted a due diligence review of Babylon Holdings that included an industry analysis, an analysis of the existing business model of Babylon Holdings and historical and projected financial results. Alkuri’s management, including its directors and advisors, have many years of experience in both operational management and investment and financial management and analysis and, in the opinion of Alkuri’s board of directors, were suitably qualified to conduct the due diligence and other investigations and analyses required in connection with the search for a business combination partner. A detailed description of the experience of Alkuri’s executive officers and directors is included in the section of this proxy statement/prospectus entitled “Alkuri’s Business—Directors and Executive Officers.”

In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement, including the proposed Business Combination, are advisable, fair to and in the best interests of Alkuri and its stockholders and (ii) to recommend that its stockholders adopt and approve the Merger Agreement and approve the Business Combination contemplated therein, Alkuri’s board of directors considered a range of factors, including but not limited to, the factors discussed below. In light of the number and wide variety of factors, Alkuri’s board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. Alkuri’s board of directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Alkuri’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.”

In considering the Business Combination, Alkuri’s board of directors gave considerable weight to the following factors:

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Visionary Founder and World Class Management Team. Dr. Ali Parsadoust and the Babylon Holdings management team have a deep understanding of both their direct customers (payer entities) and end users (network participants) and, with over a century of collective experience in healthcare and technology, have the drive and competency to grow the business and provide healthcare in a manner that improves the end user’s experience and reduces costs for its customers. Importantly, in a space like healthcare, with large and entrenched incumbents and relatively high barriers to entry, Alkuri believes it is critical to combine the experience, competency and drive of a qualified and accomplished management team like Babylon Holdings’ with a proven entrepreneurial leader like Dr. Ali Parsadoust, who brings a bold vision to drive change in the segment using technology and a customer-focused approach. Dr. Ali Parsadoust built the first private company to run a U.K. National Health Service (the “NHS”) hospital, Circle Health, which then became Europe’s largest partnership of clinicians before going public in 2012. Dr. Ali Parsadoust has been named by The Times among the 100 global people to watch, and by the Health Service Journal among the 100 most influential people in U.K. healthcare.

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Large market opportunity.    The $10 trillion global healthcare market, is expected to grow over the coming decades and there is a clear need for accessibility, quality and affordability. Alkuri also believes that the market is early in its adoption of technology, even in large economies like the United States. To date, Babylon Holdings has deployed its technology in 16 countries (Malaysia, Indonesia,

Hong Kong, Singapore, Philippines, Vietnam, Thailand, Taiwan, Cambodia, Laos, Myanmar, Saudi Arabia, Canada, the United States, Rwanda and the United Kingdom) and actively provides clinical services in three (the United States, the United Kingdom and Rwanda). Babylon Holdings is focused on developing its technology and growing its existing market in the United States, which represents an almost $4 trillion healthcare market opportunity, while also planting roots in new geographical markets.

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Disruptors.    Babylon Holdings is paving the way in the digital transformation of healthcare. By reengineering the healthcare value change and balancing accessibility, affordability and quality, Babylon Holdings is using its technology platform to connect users to clinical experts and provide virtual care, in-person medical care and post-care offerings. In Alkuri’s view, Babylon Holdings is unique in applying a mobile native, digital-first approach at scale to proactive and preventative end-to-end healthcare, which disrupts the traditional in-person, reactive, “sick care” model that is prevalent in health systems around the world. As evidenced by other market segments like retail and entertainment, Alkuri believes that digital-first platforms and products that are well-aligned to the changing needs of its customers can demonstrate more rapid growth, claim significant market share, and deliver the potential for outsized returns relative to their physical-first peers. As a digital-first disruptor that breaks the mold of a system dominated by clinic- and physical-first competitors, Alkuri believes Babylon Holdings represents a similar potential opportunity in the healthcare segment, as evidenced in particular by its accelerated growth in the United States over the past year. For example, the median growth rate for 2019, 2020 and expected 2021 revenue for three telemedicine companies (Teladoc Health Inc., American Well Corporation and 1Life Healthcare, Inc. (One Medical)), three integrated care companies (Oak Street Health, Inc., Signify Health Inc. and Accolade, Inc.) (collectively, the “Selected Peer Companies”) was roughly 40% per year, based on publicly available information, including public filings, while the Babylon Holdings revenue growth rate for the same period is over 300% per year.

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Next generation technology.    Babylon Holdings’ artificial intelligence (“AI”) architecture and fully integrated technology platform is designed to help its members navigate their deeply-personal healthcare journeys. Babylon Holdings’ AI has been designed with a focus on delivering insights and efficiencies to members and clinicians. The AI’s core features include: interpretability and explainability to provide a layer of transparency over insights and, efficiencies, quantification on uncertainty providing for less uncertainty and more accurate predictions, data efficiency and flexibility enabling Babylon to adapt to multiple sources of information and consider latest clinical guidelines, public studies and multiple sources of medical knowledge. In addition, unlike many of its peers which either focus on bringing patients into their clinics or provide a single solution like fee-based telemedicine consultations, the broader technology platform is designed to help manage the end-to-end care for a member, and represents what Alkuri believes is the cutting edge of digital-first healthcare and a multi-year advantage over “technology enabled” industry incumbents and others seeking to enter the market.

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Scalable, durable business model. Babylon Holdings’ digital-first model is highly scalable and enables it to deliver fully-integrated, personalized healthcare across the entire care spectrum through mobile devices the vast majority of individuals in Babylon Holdings’ target markets already own or access. Alkuri expects healthcare spending to continue rising globally as the population in key markets like the United States continue to age, and Alkuri believes durable secular industry trends toward digital solutions as well as value-based care will continue to drive adoption of digital healthcare services like those offered by Babylon Holdings. Babylon Holdings has shown an ability to find market fit and rapidly scale both its software licensing services and value-based care services, yet the 24 million members served by Babylon Holdings represent a small fraction of the total addressable market. Alkuri believes Babylon Holdings’ technology advantages can enable it to grow revenues on a rate basis faster than its peers, as it has for multiple years, by expanding the covered population and scope of services in its existing markets and customers, expanding to new markets with new and existing customers, pursuing strategic partnership and inorganic growth through acquisitions and continuing to invest in technology and infrastructure to improve capabilities.

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Consumer and Small-to-Medium Business (SMB) go-to-market characteristics. While in many cases the contracted customers of the Babylon Holdings service will be a corporate entity like an insurance company, we believe that developing a strong consumer brand and deep consumer relationships represents a significant opportunity for Babylon Holdings over time. Alkuri believes a unique characteristic of the Babylon Holdings model is that, unlike most traditional “sick care” systems in healthcare, which generally reward expensive and episodic emergency care, Babylon Holdings’ business and gross margin can actually improve as more members engage with the product, provide data to enable preventative care, and avoid costly urgent care, emergency room and hospital visits. Alkuri expects that building strong direct relationships and brand equity with Babylon Holdings’ consumer members can create both significant potential bottom-line improvements and retentive capacity for its payer clients and contracts while enhancing Babylon Holdings’ overall market position and ability to differentiate itself from its competitors. Alkuri’s management’s deep expertise in scaling consumer brands, business models and products, particularly in mobile, by using digital marketing strategies and technology-enabled salesforces to help scale businesses may be instrumental in helping Babylon Holdings reach new customers and end users, and to build a differentiated brand positioning and awareness in a market that we believe is lacking in strong consumer-oriented brands.

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Organic and inorganic growth potential. Babylon Holdings has experienced robust growth in its early stages yet Alkuri sees significant addressable market expansion opportunities, with potential expansion in the United States and other new geographies, as well as potential opportunities for inorganic growth through acquisitions. Notably, the potential for market expansion and inorganic growth is not contemplated in the current growth projections of Babylon Holdings.

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Defensible market position. The healthcare industry and, to a lesser extent, the telemedicine and digital self-care industries in which we operate are highly competitive, however most of Babylon Holdings’ competitors are generally focused on one specific slice of the healthcare spectrum, single chronic condition or a single mode of service (e.g., telemedicine), or are limited to specific and smaller geographic ranges due to their reliance on operating owned physical locations, rather than delivering the entire healthcare needs of a member on a national or even global basis. Babylon Holdings has developed a digital platform and business model that Alkuri believes will be difficult for other companies in the healthcare and traditional fee-for-service space to emulate.

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Attractive Valuation. The Business Combination implies a $4.2 billion post-closing equity value and a current equity value of Babylon Holdings at $3.515 billion (or 5.1x projected 2022E revenues of $710 million), which represents a sizeable discount to public trading market valuations of comparable companies across digital and telehealth industries and digitally enabled healthcare providers. The set of comparable companies to Babylon Holdings was selected based on the existing universe of publicly traded companies at the time of the transaction. Additionally, the valuation discount is relative to companies that are growing at lower rates than Babylon Holdings. Adjusting for Babylon Holdings’ accelerated growth resulted in the valuation range representing an even more sizeable discount to its peers, which we believe positions the Business Combination as an attractive opportunity for Alkuri Stockholders.

Alkuri’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

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Potential Inability to Complete the Merger.    The Alkuri board of directors considered the possibility that the Business Combination may not be completed and the potential adverse consequences to Alkuri if the Business Combination is not completed, in particular the expenditure of time and resources in pursuit of the Business Combination and the loss of the opportunity to participate in the transaction. They considered the uncertainty related to factors outside of the control of the parties to the transaction. The Business Combination Agreement also includes an exclusivity provision that prohibits Alkuri from soliciting other initial business combination proposals, which restricts Alkuri’s ability to consider other potential initial business combinations until the earlier of the termination of the Merger Agreement or the consummation of the Business Combination.

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The Risk that Alkuri’s Public Stockholders Would Vote Against the Business Combination Proposal or Exercise Their Redemption Rights.    The Alkuri board of directors considered the risk that some of the current public stockholders would vote against the Business Combination proposal or decide to exercise their redemption rights, thereby depleting the amount of cash available in the trust account to an amount below the minimum required to consummate the Business Combination. Further, the fact that public stockholders may vote for the Business Combination proposal while also exercising their redemption rights mitigates against any incentive a public stockholder might have to vote against the Business Combination proposal, especially to the extent that they hold public warrants which would be worthless if the Business Combination is not completed.

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Babylon Holdings’ Business Risks.    The Babylon Holdings board of directors considered that Babylon Stockholders would be subject to the execution risks associated with Babylon Holdings if they retained their public shares following the Closing, which were different from the risks related to holding public shares of Alkuri prior to the Closing. In this regard, the Alkuri board of directors considered that there were risks associated with successful implementation of Babylon Holdings’ long term business plan and strategy and Babylon Holdings realizing the anticipated benefits of the Business Combination on the timeline expected or at all. The Alkuri board of directors considered that the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that Alkuri Stockholders may not fully realize these benefits to the extent that they expected to retain the public shares following the completion of the Business Combination. For additional description of these risks, please see “Risk Factors.”

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Post-Business Combination Corporate Governance.    The Alkuri board of directors considered the corporate governance provisions of the Merger Agreement and Babylon Holdings’ anticipated organizational documents and the effect of those provisions on the governance of Babylon Holdings following the Closing. In particular, they considered that, assuming no redemptions by Alkuri Stockholders, the Founder will individually control shares representing approximately 81.7% of Babylon Holdings’ voting power (taking account of the Stockholder Earnout Shares) upon completion of the Business Combination, will have significant influence over matters requiring shareholder approval, and have the right to designate a majority of directors to the board of directors of Babylon, as well as remove directors, for as long as he holds certain amounts of Babylon Shares and will have a right to approve or reject transactions involving Babylon, including mergers or other sales of Babylon or its assets. Our Founder may in certain circumstances have sufficient voting control over Babylon to amend Babylon’s governance documents and the powers, preferences or other rights attached to Babylon Class A Shares. Further, even if the Founder terminates his employment or is terminated for cause, he will retain voting control of Babylon following his separation and continue to have the rights described in this paragraph based on his ownership of Babylon. The Alkuri board of directors also considered the circumstances under which the “high vote” stock would convert into “low vote” stock. The Alkuri board of directors was aware that these rights are not generally available to stockholders of Alkuri, including stockholders that may hold a large number of shares, or directors of Alkuri. See “Agreements Entered Into in Connection with the Merger Agreement” for detailed discussions of the terms and conditions of these agreements.

•	No Survival of Remedies for Breach of Representations, Warranties or Covenants by Babylon Holdings. The Alkuri board of directors considered that the terms of the Merger Agreement provide that neither Alkuri nor its stockholders will have any recourse against Babylon Holdings or its current shareholders after the Closing of the Business Combination to recover for losses as a result of any inaccuracies or breaches of the Babylon Holdings representations, warranties or covenants set forth in the Merger Agreement.

•

Litigation.    The Alkuri board of directors considered the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could enjoin consummation of the Business Combination.

•	Fees and Expenses. The Alkuri board of directors considered the fees and expenses associated with completing the Business Combination, which it estimated as approximately $68.5 million.

•

Diversion of Management.    The Alkuri board of directors considered the potential for diversion of management and employee attention during the period prior to the completion of the Business Combination, and the potential negative effects on Babylon Holdings’ business.

•

Alkuri’s Management and Directors May Have Different Interests in the Business Combination Than the Public Stockholders.    The Alkuri board of directors also considered the fact that members of Alkuri’s management and board of directors may have interests that are different from, or are in addition to, the interests of its stockholders generally, including the matters described under “Special Meeting of Alkuri Stockholders—Interests of Alkuri’s Officers and Directors in the Transactions” below. However, Alkuri’s board of directors concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the Alkuri IPO prospectus, and (ii) these disparate interests would exist or may be even greater with respect to a business combination with another target company.

•

Risks Related to the Dual-Class Share Structure.    The Alkuri board of directors also considered the risk of concentrating voting control in the dual-class share structure (with “super-voting” rights for the Founder), but determined that they were outweighed by the long-term benefits that a founder-controlled company would provide to Alkuri Stockholders and future shareholders of Babylon after Closing.

•	Other Risks. Various other risks associated with Babylon Holdings’ business, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

Alkuri’s board of directors concluded that the potential benefits that it expected Alkuri and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, Alkuri’s board of directors unanimously determined that the Merger Agreement and the Business Combination contemplated therein were advisable, fair to and in the best interests of Alkuri and its stockholders.

Interests of Alkuri’s Officers and Directors in the Transactions

In considering the recommendation of Alkuri’s board of directors to vote in favor of approval of the Business Combination Proposal, Alkuri Stockholders should keep in mind that the Sponsor and Alkuri’s directors and executive officers have interests in such proposal that are different from, or in addition to, those of Alkuri Stockholders generally. In particular:

•

If the Business Combination with Babylon or another business combination is not consummated by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders), Alkuri will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Alkuri public shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the Sponsor Shares held by the Sponsor and Alkuri’s directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to the

Alkuri IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $85,646,250 based upon the closing price of $9.93 per share on Nasdaq on September 7, 2021. On the other hand, if the Business Combination is consummated, each outstanding share of Alkuri Common Stock will be converted into Babylon Class A Shares pursuant to the Merger Agreement.

•

The Sponsor purchased 5,933,333 private placement warrants from Alkuri for $1.50 per private placement warrant. This purchase took place on a private placement basis simultaneously with the consummation of the Alkuri IPO. All of the proceeds Alkuri received from these purchases were placed in the trust account. Such private placement warrants had an aggregate market value of $8,484,666 based upon the closing price of $1.43 per warrant on Nasdaq on September 7, 2021. The Alkuri Class A Common Stock underlying the private placement warrants had an aggregate market value of $58,917,997 based upon the closing price of $9.93 per share on Nasdaq on September 7, 2021. The private placement warrants and Alkuri Class A Common Stock underlying the private placement warrants will become worthless if Alkuri does not consummate a business combination by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter). On the other hand, if the Business Combination is consummated, each outstanding whole warrant will become a Babylon warrant exercisable to purchase one Babylon Class A Share following consummation of the Business Combination and each outstanding share of Alkuri Common Stock will be converted into Babylon Class A Shares pursuant to the Merger Agreement.

•

Alkuri’s initial stockholders and owners of private placement warrants paid significantly less for their shares and warrants than other current stockholders and holders of warrants paid for their shares and warrants purchased in the Alkuri IPO or in the open market thereafter. Prior to the consummation of the Alkuri IPO, Sponsor purchased 8,625,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. Simultaneously with the consummation of Alkuri’s IPO and the full exercise of the underwriters’ over-allotment option, Alkuri consummated the private sale of 5,933,333 private placement warrants to Sponsor, each of which entitles the holder to purchase one share of Alkuri Class A Common Stock at an exercise price of $11.50 per share, at a price of $1.50 per warrant. Each outstanding Babylon Class A Share and Babylon Class B Share will have a target value at the time of the Business Combination of $10.00. If the Business Combination is consummated, based on the difference in the purchase price of $0.003 per share that the Sponsor paid for the Sponsor Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, these initial stockholders and holders of private placement warrants will be able, at a lower price per share of Babylon Class A Common Stock, to recognize a greater return on their investment than stockholders or holders of warrants that purchased Alkuri Common Stock or Alkuri warrants in the Alkuri IPO or in the open market thereafter. Furthermore, the Sponsor may earn a positive rate of return even if the share price of the Babylon Shares after the Closing falls below the price initially paid for the units in the IPO and the Alkuri Stockholders may experience a negative rate of return following the Closing of the Business Combination.

•

Under the terms of the Merger Agreement, of the 7,187,500 Sponsor Shares that will be converted into 7,187,500 Babylon Class A shares at Closing, 1,293,750 shares (which we refer to herein as the Sponsor Earnout Shares) will be subject to restrictions if and until milestones based on the achievement of certain price targets of Babylon Class A following the Closing are met. In the event such milestones are not met, all of the Sponsor Earnout Shares will be automatically converted into redeemable shares of Babylon, which Babylon can redeem for an aggregate consideration of $1.00.

•

If Alkuri is unable to complete a business combination within the required time period, the Sponsor will be personally liable under certain circumstances described herein to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Alkuri for services rendered or contracted for or products sold to Alkuri. If Alkuri consummates a business combination, on the other hand, Alkuri will be liable for all such claims.

•

The Sponsor and Alkuri’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Alkuri’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Alkuri fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, Alkuri may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter). As of the record date, the Sponsor and Alkuri’s officers and directors and their affiliates had incurred approximately $4,099,486 of unpaid reimbursable expenses.

•

If Alkuri is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds is $ 98,230,402, comprised of (a) $85,646,250 representing the market value of Sponsor Shares, (b) $8,484,666 representing the market value of private placement warrants and (c) $4,099,486 of unpaid expenses incurred by the Sponsor and Alkuri’s officers and directors and their affiliates. Certain Alkuri directors and executive officers have indirect economic interests in the private placement warrants and in the Sponsor Shares. This includes indirect economic interests in 25,000 Sponsor Shares held by each of Katie May and Stephen Smith and indirect economic interests in 30,000 Sponsor Shares held by Jason Harinstein. Jason Harinstein, Katie May and Stephen Smith are independent directors of Alkuri. Envst Opportunities LLC and Works Capital LLC may be deemed to have shared beneficial ownership of the Sponsor Shares and private placement warrants held directly by the Sponsor. The managing member of Envst Opportunities LLC is Sultan Almaadeed, Alkuri’s chairman. The manager of Works Capital LLC is Rich Williams, Alkuri’s Chief Executive Officer.

•

The Sponsor, the chairman of the board of directors of Alkuri, and Alkuri’s Chief Executive Officer and Chief Financial Officer have agreed to purchase 1,300,000 Babylon Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors.

•

Until the first anniversary of Closing, an affiliated entity of the Sponsor and Alkuri’s Chief Executive Officer and Chief Financial Officer will have the right to appoint or nominate one individual for election to the board of directors of Babylon.

•

The Merger Agreement provides for the continued indemnification of Alkuri’s current directors and officers and the continuation of directors and officers liability insurance covering Alkuri’s current directors and officers.

•

Alkuri’s officers and directors (or their affiliates) may make loans from time to time to Alkuri to fund certain capital requirements. As of the date of this proxy statement/prospectus, no such loans have been made, but loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Alkuri outside of the trust account.

Interests of Babylon Holdings’ Directors and Officers in the Business Combination

In considering the recommendation of Alkuri’s board of directors in favor of the approval of the Business Combination Proposal, stockholders should keep in mind that Babylon Holdings’ directors and officers may have interests in such proposal that are different from, or in addition to, those of Alkuri Stockholders and warrant holders generally. These interests include, among other things, the interests listed below:

•	Entities affiliated with Dr. Ali Parsadoust, Babylon Holdings’ Chief Executive Officer and chairman of Babylon Holdings’ board of directors, and his wife, Mairi Johnson, Babylon Holdings’ Chief

Partnerships Officer and member of Babylon Holdings’ board of directors, have agreed to purchase 200,000 Babylon Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors. (i) Per Brilioth, member of Babylon Holdings’ board of directors, and VNV (Cyprus) Limited, a holder of greater than 5% of Babylon Holdings’ share capital, and (ii) Georgi Ganev, member of Babylon’s board of directors, and Invik S.A., a holder of greater than 5% of Babylon Holdings’ share capital, have each agreed to purchase 500,000 Babylon Class A Shares pursuant to Subscription Agreements on substantially the same terms and conditions as the other PIPE Investors.

•

Certain of Babylon Holdings’ directors and executive officers will serve as officers of Babylon following the consummation of the Business Combination. As such, in the future they will receive any cash or equity-based compensation that the Babylon board determines to pay to such officers. For additional information, see the section entitled “Management Following the Business Combination.”

•

Dr. Ali Parsadoust will control shares representing approximately 81.7% of Babylon’s voting power (taking account of the Stockholder Earnout Shares) upon completion of the Business Combination. For additional information, see the section entitled “The Merger Agreement—Earnout”.

Agreements Entered Into in Connection with the Merger Agreement

Subscription Agreements

Concurrently with the execution of the Merger Agreement, Alkuri and Babylon Holdings entered into Subscription Agreements, each dated as of June 3, 2021, with the PIPE Investors, pursuant to which, among other things, Babylon Holdings agreed to issue and sell, in private placements to close immediately prior to the Closing, an aggregate of 23,000,000 Babylon Class A Shares for $10.00 per share. The PIPE Investment will be consummated immediately prior to the closing of the transactions contemplated by the Merger Agreement, subject to the terms and conditions contemplated by the Subscription Agreements, including the consummation of the Business Combination.

Entities affiliated with the Sponsor have agreed to purchase 1,300,000 Babylon Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors. The Founder has agreed to purchase 200,000 Babylon Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors. (i) Per Brilioth, member of Babylon Holdings’ board of directors, and VNV (Cyprus) Limited, a holder of greater than 5% of Babylon Holdings’ share capital, and (ii) Georgi Ganev, member of Babylon’s board of directors, and Invik S.A., a holder of greater than 5% of Babylon Holdings’ share capital, have each agreed to purchase 500,000 Babylon Class A Shares pursuant to Subscription Agreements on substantially the same terms and conditions as the other PIPE Investors.

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, certain shareholders of Babylon Holdings, constituting the requisite number of shareholders of Babylon Holdings for the purposes of applicable laws and Babylon Holdings’ governing documents, approved the Business Combination and related transactions. Babylon Holdings also entered into Voting and Support Agreements (the “Voting and Support Agreements”) with certain shareholders of Babylon Holdings, pursuant to which such shareholders agreed, among other things, not to revoke their approval of the Business Combination and the Transactions.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, Alkuri, the Sponsor, Babylon Holdings, certain Alkuri Stockholders and certain shareholders of Babylon entered into a Registration Rights Agreement (the “Registration Rights Agreement”) containing customary registration rights for the stockholders party to the agreement.

Lockup Agreement

Concurrently with the execution of the Merger Agreement, Babylon Holdings, the Sponsor and certain shareholders of Babylon have entered into a lockup agreement (collectively, the “Lockup Agreement”). Pursuant to the Lockup Agreement, the Sponsor and such shareholders have agreed they will not (A) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or enter into an agreement to dispose of or establish or increase a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any security, (B) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B) with respect to their Babylon Shares, subject to certain exceptions, until the earlier of (A) a period of six months following the Closing (or, in the case of the Founder, for a period of nine months following the Closing) and (B) subsequent to the Closing, the date on which (x) the closing price of the Babylon Class A Shares equals or exceeds $15.00 per share (as adjusted for share capital subdivisions, consolidations, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Closing or (y) Babylon completes a liquidation, merger, share capital exchange, reorganization or other similar transaction that results in all of Babylon’s members have the right to exchange their Babylon Shares for cash, securities or other property (the “Transfer Restrictions”). The Sponsor has agreed that it shall not transfer its warrants to acquire Babylon Shares and the Babylon Shares issuable upon the settlement or exercise of such warrants for 30 days after the Closing. The Transfer Restrictions do not apply to any shares acquired pursuant to the Subscription Agreement or 3,665,625 Babylon Class A Shares to be received by the Sponsor in connection with the Closing of the Business Combination as consideration for the exchange its shares of Alkuri Class B Common Stock into Babylon Class A Shares.

Sponsor Agreement Amendment

Concurrently with the execution of the Merger Agreement, the Sponsor, Alkuri, and certain insiders of Sponsor entered into a Sponsor Agreement Amendment (the “Sponsor Agreement”) in favor of Alkuri and Babylon, pursuant to which they agreed to (i) vote all shares of Babylon Shares beneficially owned by them in favor of the Business Combination and each other proposal related to the Business Combination on the agenda at the meeting of Babylon stockholders called to approve the Business Combination, (ii) appear at such stockholder meeting for the purpose of establishing a quorum, (iii) vote all such shares against any action that would reasonably be expected to materially impede, interfere with, delay, postpone, or adversely affect the Transactions and (iv) not transfer, assign, or sell such shares, except to certain permitted transferees, prior to the consummation of the Transactions.

Director Nomination Agreement

Concurrently with the execution of the Merger Agreement, Works Capital LLC (“Works Capital”), an entity affiliated with Alkuri’s Chief Executive Officer and Chief Financial Officer, entered into that certain Director Nomination and Voting Agreement with Babylon Holdings dated as of June 3, 2021 (the “Director Nomination Agreement”), pursuant to which Works Capital received the right to appoint a nominee to Babylon’s board of directors following the consummation of the Business Combination until the first anniversary of the Effective Time, and Babylon Holdings agreed to take all action necessary to ensure that such nominee is (i) included in Babylon’s slate of director nominees and recommended by Babylon Holdings’ board of directors, and (ii) included in Babylon Holdings’ proxy statement when such nominee is up for election.

Material U.S. Federal Income Tax Considerations

For a description of U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of shares of Alkuri Common Stock and the ownership and disposition of Babylon

Shares and/or Babylon Warrants, please see the information set forth in “Material U.S. Federal Income Tax Considerations” in this proxy statement/prospectus.

Material Jersey Tax Considerations

For a description of material Jersey tax considerations including in connection with the ownership and disposition of Babylon Shares and/or Babylon Warrants, please see the information set forth in “Material Jersey Tax Considerations”.

Redemption Rights

Pursuant to the SPAC Charter, a holder of Alkuri public shares may demand that Alkuri redeem such shares for cash if the business combination is consummated; provided that Alkuri may not consummate the business combination if it has less than $5,000,001 of net tangible assets either immediately prior to or upon consummation of the business combination. Holders of Alkuri public shares will be entitled to receive cash for these shares only if they deliver their shares to Alkuri’s transfer agent no later than two (2) business days prior to the special meeting. Holders of Alkuri public shares do not need to affirmatively vote on the Business Combination Proposal or be a holder of such Alkuri public shares as of the record date to exercise redemption rights. If the Business Combination is not consummated, these shares will not be redeemed for cash. If a holder of Alkuri public shares properly demands such redemption, delivers his, her or its shares to Alkuri’s transfer agent as described above, and the Business Combination is consummated, Alkuri will redeem each Alkuri public share into a full pro rata portion of the trust account, calculated as of two (2) business days prior to the date of the special meeting. It is anticipated that this would amount to approximately 10.00 per share. If a holder of Alkuri public shares exercises his, her or its conversion rights, then it will be redeeming shares of Alkuri Common Stock for cash and will not become a shareholder of Babylon. See the section of this proxy statement/prospectus titled “Special Meeting of Alkuri Stockholders—Conversion Rights” for a detailed description of the procedures to be followed if you wish to convert your shares into cash.

Holders of Alkuri Warrants do not have redemption rights with respect to such securities.

Babylon is considering market conditions including the possibility of requests for redemptions by Alkuri stockholders in connection with the Business Combination. Babylon has engaged Ardea Partners LP (“Ardea”) and Citigroup Global Markets Limited (“Citi”) to explore potential additional sources of funding to supplement the combined Company’s cash balance following the Closing. Babylon is evaluating obtaining debt financing with a principal ranging between $100 million and $200 million to be entered into concurrently with or shortly after the Closing on customary terms, which may include security interests, restrictive covenants and/or warrants for the purchase of shares of Babylon. See “Risk Factors—Risks Related to Babylon’s Business and Operations Following the Business Combination—We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.”

Appraisal Rights

Alkuri Stockholders and holders of Alkuri Warrants do not have appraisal rights in connection with the Transactions under the DGCL. See the section of this proxy statement/prospectus titled “Special Meeting of Alkuri Stockholders—Appraisal Rights.”

Voting Power; Record Date

Alkuri Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned Alkuri Class A Common Stock at the close of business on September 14, 2021, which is the record date for the special meeting. Alkuri Stockholders will have one vote for each share of Alkuri Class A Common Stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Alkuri Warrants do not have voting rights. On the record date, there were 12,792,156 shares of Alkuri Class A Common Stock outstanding, of which 4,167,156 were Alkuri public shares with the rest being held by the Alkuri board of directors, Alkuri’s officers and other initial stockholders and their respective affiliates (including the Sponsor).

The Equity Plan Proposal

Alkuri will ask its stockholders to approve and adopt, assuming the Business Combination Proposal is approved, the 2021 Plan, which, if approved, would take effect upon Closing. This summary is qualified in its entirety by reference to the complete text of the Equity Plan Proposal. See the section of this proxy statement/prospectus titled “Proposal Two—The Equity Plan Proposal.”

The Adjournment Proposal

If Alkuri is unable to consummate the Business Combination at the time of the special meeting for any reason, the chairman presiding over the special meeting may submit a proposal to adjourn the special meeting to a later date or dates, if necessary. See the section of this proxy statement/prospectus titled “Proposal Three—The Adjournment Proposal.”

Recommendation to Alkuri Stockholders

Alkuri’s board of directors has determined that each of the proposals outlined above is fair to and in the best interests of Alkuri and its stockholders and recommended that Alkuri Stockholders vote “FOR” the Business Combination Proposal, “FOR” the Equity Plan Proposal and “FOR” the Adjournment Proposal, if presented.

Comparison of Rights of Stockholders of Alkuri and Shareholders of Babylon

If the Business Combination is successfully completed, holders of Alkuri Common Stock will become holders of Babylon Class A Shares, and their rights as shareholders will be governed by Babylon’s organizational documents. There are also differences between the laws governing Alkuri, a Delaware corporation, and Babylon, a Jersey company. For more information, please see “Comparison of Rights of Babylon Shareholders and Alkuri Stockholders” in this proxy statement/prospectus for more information.

Implications of being an “Emerging Growth Company” and a “Foreign Private Issuer”

Each of Alkuri and Babylon Holdings is, and consequently, following the Business Combination, Babylon will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, Babylon will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Babylon’s securities less attractive as a result, there may be a less active trading market for Babylon’s securities and the prices of Babylon’s securities may be more volatile.

Babylon will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Alkuri IPO, (b) in which Babylon has total annual gross revenue of at least $1.07 billion, or (c) in which Babylon is deemed to be a large accelerated filer, which means the market value of Babylon’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which Babylon has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Babylon Holdings is also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after Babylon Holdings no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of and intends to take advantage certain exemptions from the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

Babylon Holdings may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” Babylon Holdings could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of Babylon Holdings’ outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Babylon Holding’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Babylon Holdings’ assets are located in the United States; or (iii) Babylon Holdings’ business is administered principally in the United States.

Babylon Holdings’ may choose to take advantage of some but not all of these reduced burdens. Babylon Holdings has taken advantage of reduced reporting requirements in this proxy statement/prospectus. Accordingly, the information contained in this proxy statement/prospectus may be different from the information you receive from Babylon Holdings’ competitors that are public companies, or other public companies in which you have made an investment. We expect to lose our foreign private issuer status for the year ended December 31, 2022 as a result of increased contacts with the United States.

Regulatory Matters

The Business Combination is not subject to any federal or state regulatory requirement or approval, except for the filings with the State of Delaware necessary to effectuate the Business Combination.

Summary Risk Factors

You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors” in this proxy statement/prospectus. Such risks include, but are not limited to, the following:

•	Babylon Holdings has a history of net losses, anticipates increasing expenses in the future, and may not be able to achieve or maintain profitability;

•	Babylon Holdings’ relatively limited operating history makes it difficult to evaluate our current business and future prospects and increases the risk of your investment;

•

If Babylon Holdings fails to effectively manage its growth, Babylon Holdings may be unable to execute its business plan, adequately address competitive challenges or maintain its corporate culture, and Babylon Holdings’ business, financial condition and results of operations would be harmed;

•

Babylon Holdings’ business and growth strategy depend on Babylon Holdings’ ability to maintain and expand a network of qualified providers. If Babylon is unable to do so, Babylon Holdings’ future growth would be limited and Babylon Holdings’ business, financial condition and results of operations would be harmed;

•

Babylon Holdings is dependent on its relationships with physician-owned entities to hold contracts and provide healthcare services. Babylon Holdings does not own such professional entities, and its business could be harmed if relationships with either those entities or their owners were disrupted;

•	If Babylon Holdings is unable to attract new customers, Babylon Holdings’ revenue growth could be slower than expected, and Babylon Holdings’ business may be adversely affected;

•

If Babylon Holdings’ existing customers do not continue to use Babylon Holdings’ services or renew their contracts with Babylon Holdings, renew at lower fee levels or decline to purchase additional applications and services from Babylon Holdings, it could have a material adverse effect on Babylon Holdings’ business, financial condition and results of operations;

•	Babylon Holdings’ revenue sources are highly concentrated and the loss of any of its key contracts could have a material adverse effect on its business, financial condition and results of operations;

•

Under many of Babylon Holdings’ agreements with health plans, Babylon Holdings assumes some or all of the risk that the cost of providing services will exceed Babylon Holdings’ compensation. Over time, Babylon Holdings expects the proportion of risk-based revenue may increase. Babylon Holdings will not have control over these costs, particularly in cases where members use third party services instead of Babylon Holdings’ services;

•

Babylon Holdings may face intense competition, which could limit Babylon Holdings’ ability to maintain or expand market share within Babylon Holdings’ industry, and if Babylon Holdings does not maintain or expand Babylon Holdings’ market share, Babylon Holdings’ business and operating results will be harmed;

•

If Babylon Holdings is not able to develop and release new solutions and services, or successful enhancements, new features and modifications to our existing solutions and services, Babylon Holdings’ business could be adversely affected;

•

There are significant risks associated with estimating the amount of revenue that Babylon Holdings recognizes under Babylon Holdings’ licensing agreements, and risk-based agreements with health plans, and if Babylon Holdings’ estimates of revenue are materially inaccurate, it could impact the timing and the amount of Babylon Holdings’ revenue recognition or have a material adverse effect on Babylon Holdings’ business, financial condition, results of operations and cash flows;

•

Security breaches, loss of data and other disruptions could compromise sensitive information related to Babylon Holdings’ business or members, or prevent Babylon Holdings from accessing critical information and expose Babylon Holdings to liability, which could adversely affect Babylon Holdings’ business and reputation;

•

Babylon Holdings’ use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, (“HITECH”), and their implementing regulations, GDPR, the DPA 2018 and other privacy, and security regulations, and our failure to comply with those regulations or to adequately secure the information Babylon holds could result in significant liability or reputational harm and, in turn, a material adverse effect on Babylon’s customer base, member base and revenue;

•

If Babylon Holdings is unable to obtain, maintain and enforce intellectual property protection for Babylon Holdings’ technology or if the scope of our intellectual property protection is not sufficiently broad, others may be able to develop and commercialize technology substantially similar to that of Babylon Holdings, and Babylon’s ability to successfully commercialize our technology may be adversely affected;

•

Babylon Holdings may become subject to medical liability claims, which could cause Babylon Holdings to incur significant expenses and may require Babylon Holdings to pay significant damages if not covered by insurance;

•	Babylon Holdings has been, and may in the future become, subject to litigation or regulatory investigation, which could harm Babylon Holdings’ business;

•

Babylon Holdings relies on internet infrastructure, bandwidth providers, third-party computer hardware and software and other third parties for providing services to Babylon Holdings’ customers and members, and any failure or interruption in the services provided by these third parties could expose Babylon Holdings to litigation and negatively impact our relationships with customers and members, adversely affecting Babylon’s operating results;

•

Babylon Holdings conducts business in a heavily regulated industry and if Babylon Holdings fails to comply with these laws and government regulations, or if the rules and regulations change or the approach that regulators take in classifying Babylon Holdings’ products and services under such regulations change, Babylon Holdings could incur penalties or be required to make significant changes to Babylon Holdings’ operations, products, or services or experience adverse publicity, which could have a material adverse effect on Babylon Holdings’ business, financial condition, and results of operations;

•

The impact of recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending on Babylon Holdings is currently unknown, but may adversely affect Babylon Holdings’ business, financial condition and results of operations;

•

Babylon Holdings depends on its talent to grow and operate our business, and if Babylon Holdings is unable to hire, integrate, develop, motivate and retain personnel, Babylon Holdings may not be able to grow effectively; and

•	The other matters described in the section titled “Risk Factors” in this proxy statement/prospectus.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•	the Business Combination; and

•	the Higi acquisition. As described elsewhere in this proxy statement/prospectus, Babylon Holdings has an option to acquire Higi. See “—Description of the Business Combination.”

The unaudited pro forma condensed combined statements of financial position as of June 30, 2021 (“Pro Forma Statement of Financial Position”) give pro forma effect to the Business Combination and the Higi acquisition as if they were consummated on June 30, 2021. The unaudited pro forma condensed combined statements of profit and loss and other comprehensive loss (“Pro Forma Statement of Profit and Loss”) for the year ended December 31, 2020 and six months ended June 30, 2021 give pro forma effect to the Business Combination and the Higi acquisition as if they had occurred on January 1, 2020. The pro forma statements of financial position do not purport to represent, and are not necessarily indicative of, what the actual financial condition of Babylon would have been had the Business Combination and Higi acquisition taken place on June 30, 2021, as applicable, nor are they indicative of the financial condition of Babylon as of any future date. The pro forma statements of profit and loss do not purport to represent, and are not necessarily indicative of, what the actual results of operations of Babylon would have been had the Business Combination and Higi acquisition taken place on January 1, 2020, as applicable, nor are they indicative of the results of operations of Babylon for any future period. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

This information should be read together with the audited and unaudited historical financial statements of each of Alkuri, Babylon Holdings and Higi, including the notes thereto, as well as the disclosures contained in the sections titled “Babylon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Alkuri’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•	Babylon Holdings’ historical unaudited consolidated financial statements as of and for the six months ended June 30, 2021;

•	Babylon Holdings’ historical audited consolidated financial statements as of and for the year ended December 31, 2020;

•	Higi’s historical unaudited consolidated financial statements as of and for the six months ended June 30, 2021;

•	Higi’s historical audited consolidated financial statements as of and for the year ended December 31, 2020;

•	Alkuri’s historical condensed consolidated financial statements as of and for the six months ended June 30, 2021; and

•

Alkuri’s historical condensed consolidated financial statements as of and for the quarter ended March 31, 2021. As a newly incorporated business on December 1, 2020, the results of Alkuri prior to January 1, 2021 were not material.

The historical consolidated financial statements of Babylon Holdings have been prepared in accordance with IFRS in its presentation currency of USD. The historical financial statements of Alkuri and Higi have been prepared in accordance with U.S. GAAP in its presentation currency of USD. In the case of Alkuri and Higi, adjustments were made to conform the U.S. GAAP financial statements to IFRS. Accordingly, pro forma adjustments have been reflected to conform the basis of accounting and accounting policies for Alkuri and Higi to those of Babylon Holdings. The historical consolidated financial statements of Higi have been prepared in accordance with U.S. GAAP in its presentation currency of USD and have been adjusted to give effect to material differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma condensed combined financial information.

Description of the Business Combination

Babylon Holdings entered into the Merger Agreement, dated June 3, 2021, by and among Babylon Holdings, Merger Sub, Alkuri and the Sponsor, which, among other things, provides for Merger Sub to be merged with and into Alkuri with Alkuri being the surviving company and wholly owned subsidiary of Babylon (the “Business Combination”). For more information about the Business Combination, please see the section entitled “The Merger Agreement.”

On May 15, 2020, Babylon Holdings acquired 10.2% of the fully diluted capital stock in Higi, a provider of digital healthcare services via a network of Smart Health Stations located in the United States. Through a series of investments, Babylon Holdings increased their shareholdings on a fully diluted basis in Higi to 18.5% as of December 31, 2020 and has the option to continue investing such that if Babylon Holdings completes all proposed investments, it will hold over 25% of Higi’s shareholdings on a fully diluted basis.

On June 2, 2021, Babylon Holdings entered into a letter agreement (the “Letter Agreement”) with each of 7Wire, Flare and Wrigley, the three largest shareholders in Higi. Pursuant to the Letter Agreement, Babylon and such shareholders agreed that (i) Babylon’s option to purchase the remaining shares of Higi will be exercisable until the earlier of 30 days following completion of this offering and December 31, 2021, (ii) Babylon would provide registration rights to such shareholders at least as favorable to those being offered to PIPE Investors, and (iii) each of 7Wire, Flare and Wrigley agreed to be paid in shares of Babylon Holdings in lieu of cash.

The contemplated consideration for the Higi acquisition is $70.3 million. Accordingly, the parties expect to issue up to 6.4 million shares of Babylon Holdings as the consideration in the transaction, with each share of Babylon Holdings to be valued at $10 per share although shareholders other than 7Wire, Flare and Wrigley may elect to accept cash in lieu of shares. Because of the agreement reached in the Letter Agreement, Babylon Holdings will issue at least 3.9 million shares of Babylon Holdings as the consideration in the transaction. In connection with the Higi acquisition, certain continuing employees, as determined by Babylon, will receive restricted stock units granted in respect of Babylon Class A Shares (“Babylon RSUs”), valued at $10. Babylon Holdings has deemed the exercise of the option to be probable, which exercise would be significant to Babylon Holdings. As such, the historical financial information has been adjusted to provide the pro forma effect to the Higi acquisition. The Pro Forma Statement of Financial Position assumes that the Higi acquisition occurred as of December 31, 2020 and the Pro Forma Statement of Profit and Loss assumes that the Higi acquisition occurred on January 1, 2020.

Accounting for the Business Combination

The Business Combination with Alkuri will be accounted for as a merger in accordance with IFRS. Under this method of accounting, Alkuri will be treated as the “acquired” company for financial reporting purposes. Babylon Holdings has accounted for its acquisition of Alkuri as a Business Combination because Babylon is considered the accounting acquirer. This determination was primarily based on the assumptions that Babylon Holdings’ shareholders will hold a majority of the voting power of Babylon, Babylon Holdings’ operations will substantially comprise the ongoing operations of Babylon, Babylon Holdings’ designees are expected to comprise a majority of the governing body of Babylon, and Babylon Holdings’ senior management will comprise the senior management of Babylon. Because Alkuri does not meet the definition of a business in accordance with IFRS 3, Business Combinations (“IFRS 3”) (“IFRS 3”), and the net assets of Alkuri primarily comprise cash and cash equivalents, the Business Combination is accounted for as a Business Combination whereby the net assets of Alkuri will be stated at historical cost, with no goodwill or other intangible assets recorded. However, any excess of the share consideration issued by Babylon over the fair value of Alkuri’s identifiable net assets acquired represents compensation for the service of a share exchange listing for its shares and is expensed as incurred in accordance with IFRS 2, Share-based payment (“IFRS 2”). Accordingly, the excess of the fair value of the share consideration in excess of the net book value of the assets of Alkuri has been reflected as a recapitalization transaction expense in the Pro Forma Statement of Profit and Loss. Operations prior to the Business Combination will be deemed to be those of Babylon Holdings.

Basis of Pro Forma Presentation

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide an understanding of Babylon upon consummation of the Business Combination and the Higi acquisition.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Babylon Holdings has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Babylon will achieve. Babylon and Alkuri have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the consideration:

(in thousands, except for share amounts)
Shares transferred at Closing	336,427,107
Value per share(1)	$10.00

Total Share Consideration	$3,364,271

(1)	Share Consideration is calculated using a $10.00 reference price. Actual total Share Consideration will be dependent on the value of Alkuri Common Stock at Closing.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Alkuri Common Stock:

•

Scenario 1 – Assuming no redemptions for cash: This presentation assumes that no Alkuri Stockholders exercise redemption rights with respect to their shares of Alkuri Class A Common Stock upon consummation of the Business Combination; and

•

Scenario 2 – Assuming redemptions of 34,500,000 of Alkuri Class A Common Stock for cash: This presentation assumes that Alkuri Stockholders exercise their redemption rights with respect to a maximum of 34,500,000 shares of Alkuri Class A Common Stock upon consummation of the Business Combination at a redemption price of approximately $10.00 per share. The maximum redemption amount reflects the redemption of all outstanding Alkuri Class A Common Stock given the minimum requirements in the Merger Agreement of $230 million of cash held either in or outside of the trust account, including the aggregate amount of any proceeds from the PIPE Investment, after giving effect to the payments to redeeming Alkuri Stockholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of maximum redemptions.

After the Closing, assuming no redemptions of shares of Alkuri Class A Common Stock for cash, Alkuri Stockholders and the Sponsor will own 9.8% of the outstanding Babylon Shares (including the Sponsor Shares and 1,300,000 shares from the PIPE Investment), the PIPE Investors will own approximately 5.2% of the outstanding Babylon Shares (including shares purchased by the Founder, Sponsor and certain existing Babylon Holdings shareholders in the PIPE Investment) and the existing shareholders of Babylon Holdings will own approximately 85.0% of the outstanding Babylon Shares. Additionally, the capitalization table includes Earnout Class A Shares issued to the Sponsor of 0.3% and Earnout Class B Shares issued to the Founder of 8.8%. Assuming redemption by holders of all 34,500,000 shares of Alkuri Class A Common Stock, the Sponsor will own approximately 1.8% of the outstanding Babylon Shares, the PIPE Investors will own approximately 5.7% of outstanding Babylon Shares and the existing shareholders of Babylon Holdings will own approximately 92.2% of the outstanding Babylon Shares (in each case, not giving effect to any shares purchased by the Founder, the Sponsor and existing Babylon Holdings shareholders in the PIPE Investment and any shares issuable upon the exercise or conversion of warrants or options outstanding). The Sponsor will own an additional 0.3% of the outstanding Babylon shares and the Founder will own an additional 9.5% of the outstanding Babylon shares as a result of the Earnout Class A and B Shares issued and outstanding.

The foregoing does not reflect the effect of the exercise of the 5,933,333 private placement warrants held by the Sponsor or the 8,625,000 public warrants. Assuming all of the private placement warrants and public warrants are exercised and the earnout milestones are met such that the Earnout Shares are not subject to the repurchase right, (i) there would be a total of 441,352,107 shares of Babylon Holdings outstanding (assuming no redemptions) and (ii) there would be a total of 406,852,107 shares of Babylon Holdings (assuming maximum redemptions).

	Assuming No Redemptions			Assuming Maximum Redemptions
	Shares	% of Total Outstanding	% of Total Voting Power	Shares	% of Total Outstanding	% of Total Voting Power
Babylon shareholders – Class A	295,589,531	66.9%	18.9%	295,589,531	72.7%	19.4%
Babylon shareholders – Class B	40,837,576	9.3%	39.4%	40,837,576	10.0%	40.3%
Earnout shares – Class A	1,293,750	0.3%	0.1%	1,293,750	0.3%	0.1%
Earnout shares – Class B	38,800,000	8.8%	37.4%	38,800,000	9.5%	38.2%
Alkuri Public Shares	34,500,000	7.8%	2.2%	—	0.0%	0.0%
Sponsor Shares(1)	7,331,250	1.7%	0.5%	7,331,250	1.8%	0.5%
PIPE(2)	23,000,000	5.2%	1.5%	23,000,000	5.7%	1.5%

Total	441,352,107	100.0%	100.0%	406,852,107	100.0%	100.0%

(1)

Does not include 1,300,000 shares being subscribed for by the Sponsor and its affiliates as described in the following footnote. When including the shares purchased by the Sponsor and its affiliates in the PIPE Investment, the Sponsor is expected to own approximately 2.0% of the outstanding shares and 0.6% of the total voting power assuming no redemptions and approximately 2.1% of the outstanding shares and 0.6% of the total voting power assuming maximum redemptions.

(2)

Includes 200,000 shares purchased by the Founder, 1,300,000 shares purchased by the Sponsor and its affiliates, and 1,000,000 shares purchased by certain existing Babylon Holdings shareholders in the PIPE Investment.

Further, the Founder will hold 76,512,016 Babylon Class A Shares and all 79,637,576 Babylon Class B Shares under both redemption scenarios, including 200,000 Babylon Class A Shares purchased in the PIPE Investment and the Stockholder Earnout Shares. When excluding the shares purchased by the Sponsor and its affiliates in the PIPE Investment, the PIPE Investors are expected to own approximately 4.9% of the outstanding shares and 1.4% of the total voting power assuming no redemptions and approximately 5.3% of the outstanding shares and 1.4% of the total voting power assuming maximum redemptions.

The following table sets forth the historical comparative per share information for Babylon and Alkuri on a stand-alone basis and pro forma combined per share information after giving effect to the Business Combination, (1) assuming no Alkuri Stockholders exercise redemption rights with respect to their shares of Alkuri Class A Common Stock upon the Closing of the Business Combination; and (2) assuming that Alkuri Stockholders exercise their redemption rights with respect to a maximum of 34,500,000 shares of Alkuri Class A Common Stock as of Closing of the Business Combination.

			Combined Pro Forma		Babylon Equivalent Per Share Pro Forma
	Alkuri (Historical)	Babylon (Historical)	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the six month period ending	Jun-21	Jun-21
Book Value per share(1)	$0.45	$0.06	$1.50	$0.70	$0.45	$0.21
Weighted averages shares outstanding – basic and diluted		813,746,192
Net loss per share – basic and diluted		$(0.09)
Weighted average shares outstanding of common share – basic and diluted	11,104,045		401,258,357	366,758,357	336,427,107	295,589,531
Net loss per share of common share – basic and diluted(2)	$(0.69)		(0.20)	(0.22)	$(0.06)	$(0.07)

(1)	Book value per share = Total equity excluding preferred shares divided by shares outstanding.

(2)	The equivalent pro forma basic and diluted per share data for Babylon is calculated by multiplying the combined pro forma per share data by the 0.302 Exchange Ratio.

			Combined Pro Forma		Babylon Equivalent Per Share Pro Forma
	Alkuri (Historical)	Babylon (Historical)	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the period ending	Mar-21	Dec-20
Book Value per share(1)	$0.50	$0.06	$1.68	$0.89	$0.51	$0.27
Weighted averages shares outstanding – basic and diluted		803,901,000
Net loss per share – basic and diluted		$(0.23)
Weighted average shares outstanding of common share – basic and diluted	10,052,006		401,258,357	366,758,357	336,427,107	295,589,531
Net loss per share of common share – basic and diluted(2)	$(0.12)		$(0.75)	$(0.86)	$(0.23)	$(0.26)

(1)	Book value per share = Total equity excluding preferred shares divided by shares outstanding
(2)	The equivalent pro forma basic and diluted per share data for Babylon is calculated by multiplying the combined pro forma per share data by the 0.302 Exchange Ratio.

Unaudited Pro Forma Condensed Combined Statement of Financial Position Amounts

As of June 30, 2021

(in thousands, except for per share amounts)

	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021		Assuming No Redemptions			Assuming Maximum Redemptions
	Alkuri (Historical)	Babylon (Historical)	Higi Acquisition Historical	Combined (Historical)	PPA Adjustments		Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Right of use of assets	—	3,487	—	3,487	—				3,487			3,487
Trade and other receivables	—	28,218	2,474	30,692	—				30,692			30,692
Prepayments and contract assets	987	9,253	384	10,624	—				10,624			10,624
Cash and cash equivalents	71	42,381	5,458	47,910	(10,767)	(CC)	230,000	(A)	521,960	(345,023)	(J)	176,937
					(5,458)	(EE)	345,022	(B)
							(16,259)	(D)
							(68,488)	(H)
Restricted cash	—	—	273	273	—		—		273			273

Total current assets	1,058	83,339	8,589	92,986	(16,225)		490,275		567,036	(345,023)		222,013
Property, plant and equipment	—	2,879	114	2,993	—				2,993			2,993
Right of use of assets	—	10,135	1,233	11,368	—				11,368			11,368
Investments in assoc.	—	12,600	—	12,600	(12,600)	(AA)			—			—
Marketable securities held in Trust Account	345,022	—	—	345,022	—		(345,022)	(B)	—			—
Goodwill	—	31,303	—	31,303	23,440	(AA)			99,571			99,571
					1,624	(BB)
					70,320	(CC)
					231	(DD)
					(25,805)	(DD)
					(1,542)	(EE)
Other intangible assets	—	102,331	231	102,562	(231)	(DD)			134,189			134,189

	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021		Assuming No Redemptions			Assuming Maximum Redemptions
	Alkuri (Historical)	Babylon (Historical)	Higi Acquisition Historical	Combined (Historical)	PPA Adjustments		Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
					31,858	(DD)
Total non current assets	345,022	159,248	1,578	505,848	87,295		(345,022)		248,121			248,121

TOTAL ASSETS	346,080	242,587	10,167	598,834	71,070		145,253		815,157	(345,023)		470,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	—	26,231	1,012	27,243	—				27,243			27,243
Accrued liabilities	4,099	31,574	1,072	36,745	—		(4,099)	(D)	32,646			32,646
Contract Liabilities	—	23,136	—	23,136	—				23,136			23,136
Deferred grant income—tax credit		1,264		1,264	—				1,264			1,264
Deferred revenue	—	—	940	940	—				940			940
Lease Liabilities	—	1,984	332	2,316	—				2,316			2,316
Loans and Borrowings	—	473	—	473	6,000	(CC)	—		6,473			6,473
Accrued offering costs	85	—	—	85	—		(85)	(D)	—			—
Deferred liability	12,075	—	—	12,075	—		(12,075)	(D)	—			—

Total current liabilities	16,259	84,662	3,356	104,277	6,000		(16,259)		94,018	—		94,018
Deferred tax liability	—	768	—	768	6,053	(DD)			6,821			6,821
Related party convertible promissory notes	—	—	7,000	7,000	(7,000)	(EE)			—			—
Other long-term liabilities	—	—	—	—	—				—			—
Contract Liabilities	—	81,982	—	81,982	—				81,982			81,982
Deferred grant income—tax credit	—	6,340	—	6,340	—				6,340			6,340
Common stock subject to possible redemption	—	—	—	—	—		303,328	(E)	—			—
							(303,328)	(E)				—
Lease Liabilities	—	10,815	1,435	12,250	—				12,250			12,250
Warrant Liability	21,493	—	—	21,493	—				21,493			21,493

Total liabilities	37,752	184,567	11,791	234,110	5,053		(16,259)		222,904	—		222,904

Common stock subject to possible redemption	303,328	—	—	303,328	—		(303,328)	(E)	—			—
Stockholders’ equity (deficit):
Common stock Class A	1	—	6	7	(6)		(1)	(C)	—	(3)	(I)	(3)
Common stock class B	1	—	—	1	—		(1)	(C)	—			—
Additional paid-in capital	12,636	—	89,197	101,833	—	(AA)	229,998	(A)	628,784	14,024	(F)	297,789
					(89,197)	(BB)	(7,636)	(C)		(345,019)	(I)
					53,553	(CC)	303,328	(E)
							105,421	(F)
							(28)	(G)
							(68,488)	(H)
Ordinary share capital	—	10	—	10	—		28	(G)	40			40
							2	(A)
Preference share capital	—	4	—	4	—				4			4
Share premium	—	557,569	—	557,569	—		—		557,569			557,569
Share based payment reserve	—	45,286	—	45,286	—				45,286			45,286
Retained earnings/(accumulated deficit)	(7,638)	(544,411)	(90,827)	(642,876)	101,667	(BB)	7,638	(C)	(638,992)	(14,025)	(F)	(653,017)
							(105,421)	(F)
Non-controlling interests	—	(2,046)	—	(2,046)	—				(2,046)			(2,046)
Translation differences	—	1,608	—	1,608	—				1,608			1,608

Total stockholders’ equity	5,000	58,020	(1,624)	61,396	66,017		464,840		592,253	(345,023)		247,230

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	346,080	242,587	10,167	598,834	71,070		145,253		815,157	(345,023)		470,134

Babylon’s statement of financial position was derived from the unaudited consolidated statement of financial position as of June 30, 2021 prepared in accordance with IFRS. Higi’s statement of financial position was extracted from the unaudited consolidated balance sheet as of June 30, 2021. The Higi statement of financial position was prepared in accordance of U.S. GAAP. The Alkuri statement of financial position was extracted from the unaudited condensed balance sheet as of June 30, 2021 prepared in accordance with U.S. GAAP.

(A)	To reflect the proceeds received from the PIPE Investment with the corresponding issuance of 23,000,000 Babylon Class A Shares at approximately US$10.00 per share, or $230 million.

(B)	To reflect the release of cash from marketable securities held in the trust account.

(C)	To reflect the elimination of historical accumulated deficit in Alkuri as it is the accounting acquiree.

(D)	To reflect the settlement of Alkuri’s historical current liabilities at Closing.

(E)

To reflect the reclassification of Alkuri Class A Common Stock subject to possible redemption of approximately $303 million from temporary equity under U.S. GAAP to a liability under IFRS, because the right to redeem is at the option of the holder. The additional adjustment is related to the reclassification of approximately $303 million of Alkuri Class A Common Stock subject to possible redemption to permanent equity.

(F)

The fair value of share consideration of $414 million and Alkuri’s net assets of $308 million result in an excess of the fair value of the shares issued over the value of the net monetary assets acquired of $105 million. Assuming no redemptions, this was reflected as a transaction expense of $106 million for the services provided by Alkuri in connection with the listing. The fair value calculation of $414 million is based on the combined company estimated fair value derived from Babylon’s enterprise valuation of $3.6 billion and the level of ownership that existing shareholders of Babylon Holdings will have in Babylon of approximately 85%, after taking into account the Stockholder Earnout and Sponsor Earnout. The net assets were derived from Alkuri’s historical condensed consolidated financial statements.

Fair value of share consideration	$413,749
Alkuri Net (Assets) / Liabilities	($308,328)

Transaction Expense	$105,421

Assuming maximum redemptions, the ownership in the combined company changes to 92% resulting in a reduction to the enterprise fair value. Alkuri’s ownership percentage of 2% results in the fair value of the share consideration of $83 million. Similarly, there is a reduction in the net assets by $317 million based on the redemptions, which results in a fair value excess of $119 million. The $14 million adjustment is to reflect this excess.

Fair value of share consideration	$82,750
Alkuri Net (Assets) / Liabilities	$36,695

Transaction Expense	$119,445
Transaction Expenses no redemptions	($105,421)

Maximum scenario adjustment	$14,024

(G)	To reflect the Business Combination of Babylon through the issuance of 280,000,000 of Babylon Class A Shares as consideration for the Business Combination assuming no redemptions.

(H)

To reflect the payment of an aggregate of $68.5 million of estimated legal, financial advisory and other professional fees that are directly attributable to the equity issuance costs as part of the Business Combination, which is reflected as an adjustment to additional paid in capital. These expenses were not previously accounted for in the financial statements as for the twelve months ended December 31, 2020 and as of June 30, 2021.

(I)

Reflects the maximum redemption of all 34,500,000 Alkuri Class A Common Stock for aggregate redemption payments of approximately $345 million allocated to Babylon Class A Shares. The additional capital is based on using a par value $0.0001 per share and at a redemption price of approximately $10.00 per share.

Unaudited Condensed Combined Statement of Profit and Loss

For the Six Months Ended June 30, 2021

(in thousands, except share and per share amounts)

							Assuming No Redemptions			Assuming Maximum Redemptions
	January 1, 2021 to June 30, 2021	January 1, 2021 to June 30, 2021	January 1, 2021 to June 30, 2021	January 1, 2021 to June 30, 2021	January 1, 2021 to June 30, 2021				For Periods shown below		For Periods shown below
	Alkuri (Historical)	Babylon (Historical)	Higi Acquisition	Combined (Historical)	Purchase price allocation adjustments		Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined
Revenue	—	128,771	4,621	133,392	—		—		133,392	—	133,392
Cost of care delivery	—	(92,137)	—	(92,137)	—		—		(92,137)	—	(92,137)
Formation and operating costs	(5,266)	—	—	(5,266)	—		—		(5,266)	—	(5,266)
Platform & application expenses	—	(21,377)	—	(21,377)	—		—		(21,377)	—	(21,377)
Research & development expenses	—	(17,201)	(8,638)	(25,839)	—		—		(25,839)	—	(25,839)
Sales, General and administrative expenses	—	(76,606)	(1,947)	(78,553)	(2,264)	(DD)	—		(80,817)	—	(80,817)

Operating loss	(5,266)	(78,550)	(5,964)	(89,780)	(2,264)		—		(92,044)	—	(92,044)
Finance costs	—	(2,243)	(645)	(2,888)	—		—		(2,888)	—	(2,888)
Finance income	23	28	1,010	1,061	—		(23)	(K)	1,038	—	1,038
Change in FV of warrant liability	(2,389)	—	—	(2,389)	—		—		(2,389)	—	(2,389)
Exchange gain/(loss)	—	(91)	—	(91)	—		—		(91)	—	(91)

Net finance expense	(2,366)	(2,306)	365	(4,307)	—		(23)		(4,330)	—	(4,330)
Gain on sale of subsidiary	—	3,917	—	3,917	—		—		3,917	—	3,917
Share of loss of equity-accounted investees	—	(1,276)	—	(1,276)	—		—		(1,276)	—	(1,276)
Other expense (income)	—	—	—	—	10,840	(AA)	—		10,840	—	10,840

Income (loss) before income taxes	(7,632)	(78,215)	(5,599)	(91,446)	8,576		(23)		(82,893)	—	(82,893)
Tax credit on loss	—	2,493	(59)	2,434	—		—		2,434	—	2,434

Net income (loss) attributable to common stockholders	(7,632)	(75,722)	(5,658)	(89,012)	8,576		(23)		(80,459)	—	(80,459)

									Assuming No Redemptions		Assuming Maximum Redemptions
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders—Basic and Diluted		813,746,192							401,258,357		366,758,357
Net loss per share attributable to common stockholders—Basic and Diluted		(0.09)							(0.20)		(0.22)

Unaudited Condensed Combined Statement of Profit and Loss

For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)

							Assuming No Redemptions			Assuming Maximum Redemptions
	January 1, 2021 to March 31, 2021	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020				For Periods shown below			For Periods shown below
	Alkuri (Historical)	Babylon (Historical)	Higi Acquisition	Combined (Historical)	Purchase price allocation adjustments		Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Revenue	—	79,272	9,486	88,758	—		—		88,758	—		88,758
Cost of care delivery	—	(67,254)	—	(67,254)	—		—		(67,254)	—		(67,254)
Formation and operating costs	(1,075)	—	—	(1,075)	—		—		(1,075)	—		(1,075)
Platform & application expense	—	(48,664)	—	(48,664)	—		—		(48,664)	—		(48,664)
Research & development expenses	—	(35,524)	(15,500)	(51,024)	—		—		(51,024)	—		(51,024)
Sales, General and administrative expenses	—	(103,341)	(4,165)	(107,506)	(4,528)	(DD)	—		(112,034)	—		(112,034)
				—			—
Recapitalization transaction expenses	—	—	—	—	—		(105,421)	(J)	(105,421)	(14,024)	(J)	(119,445)

Operating loss	(1,075)	(175,511)	(10,179)	(186,765)	(4,528)		(105,421)		(296,714)	(14,024)		(310,738)
Finance costs	—	(4,530)	(6,296)	(10,826)	—		(3,266)	(L)	(14,092)	—		(14,092)
Finance income	10	610	3,000	3,620	—		(10)	(K)	3,610	—		3,610
Change in FV of warrant liability	(92)	—	—	(92)	—		—		(92)	—		(92)
Exchange gain/(loss)	—	(2,836)	—	(2,836)	—		—		(2,836)	—		(2,836)

Net finance expense	(82)	(6,756)	(3,296)	(10,134)	—		(3,276)		(13,410)	—		(13,410)
Share of loss of equity-accounted investees	—	(1,124)	—	(1,124)	—		—		(1,124)	—		(1,124)
Other expense (income)	—	—	—	—	14,564	(AA)	—		14,564	—		14,564

Income (loss) before income taxes	(1,157)	(183,391)	(13,475)	(198,023)	10,036		(108,697)		(296,684)	(14,024)		(310,708)
Tax credit on loss	—	(4,639)	(93)	(4,732)	—		—		(4,732)	—		(4,732)

Net income (loss) attributable to common stockholders	(1,157)	(188,030)	(13,568)	(202,755)	10,036		(108,697)		(301,416)	(14,024)		(315,440)

						Assuming No Redemptions		Assuming Maximum Redemptions
	January 1, 2021 to March 31, 2021	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020		For Periods shown below		For Periods shown below
	Alkuri (Historical)	Babylon (Historical)	Higi Acquisition	Combined (Historical)	Purchase price allocation adjustments	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined
							Assuming No Redemptions		Assuming Maximum Redemptions
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders - Basic and Diluted		803,901,000					401,258,357		366,758,357
Net loss per share attributable to common stockholders - Basic and Diluted		(0.23)					(0.75)		(0.86)

The Babylon Holdings’ statement of profit and loss was derived from the consolidated statement of profit or loss and other comprehensive loss of Babylon Holdings for the six months ended June 30, 2021 and twelve months ended December 31, 2020. The Higi statement of profit or loss was derived from the unaudited consolidated statement of operations of Higi for the six months ended June 30, 2021. Alkuri’s statement of operations was derived from the historical condensed consolidated statement of operations for the six months ended June 30, 2021. As a newly incorporated business on December 1, 2020, the results of Alkuri prior to January 1, 2021 were not material.

Pro Forma Adjustments:

(J)

As discussed in (F) the listing expense charge to recapitalization transaction expenses is $105 million assuming no redemptions for the year ended December 31, 2020. Under a maximum redemption scenario, the adjustment of $14 million reflects the expense of $119 million for the year ended December 31, 2020.

(K)	Reflects the elimination of interest income on Alkuri’s Trust Account.

(L)

Reflects the adjustment related to the bridge financing obtained by Babylon. On August 18, 2021, the Group issued $50.0 million in unsecured bonds at a discount of 4.0% (“Unsecured Bonds”), including the non-cash conversion of $8.0 million in borrowings under the loan agreement dated July 15, 2021 with VNV (Cyprus) Limited into Unsecured Bonds. The proceeds from the Unsecured Bonds can be used for general corporate purposes. For purposes of the pro forma statements, the Unsecured Bonds are shown to be repaid in full once the transaction closes. Therefore, the capitalized costs associated with the financing have been expensed during the twelve months ended December 31, 2020.

The following presents the summary of unaudited pro forma condensed combined financial information:

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Six Month Period Ending June 30, 2021
Revenue	133,392	133,392
Net loss per share – basic and diluted	$(0.20)	$(0.22)
Weighted-average Common shares outstanding – basic and diluted	401,258,357	366,758,357

Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of June 30, 2021
Total assets	815,157	470,134
Total liabilities	222,904	222,904
Total stockholders equity	592,253	247,230

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Period Ending December 31, 2020 Babylon and March 31, 2021, Alkuri
Revenue	88,758	88,758
Net loss per share – basic and diluted	$(0.75)	$(0.86)
Weighted-average Common shares outstanding – basic and diluted	401,258,357	366,758,357
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of December 31, 2020
Total assets	830,216	485,206
Total liabilities	157,004	157,004
Total stockholders equity	673,212	328,202

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Data of Alkuri” and “Selected Historical Financial Information of Babylon Holdings” and the historical financial statements of Alkuri, Babylon Holdings and Higi included elsewhere in this proxy statement/prospectus.

The Babylon Holdings pro forma equivalent per share financial information is calculated by multiplying the combined unaudited pro forma per share amounts by the exchange ratio, whereby each share of Babylon Holdings ordinary shares are converted into Babylon Shares at a conversion ratio of approximately 0.3, and each share of Alkuri Common Stock will be converted into one Babylon Class A Share.

Note 1 - Adjustments to Higi’s Consolidated Financial Statements

The tables below illustrate the impact of adjustments made to Higi’s consolidated financial statements in order to present them on a basis consistent with Babylon’s accounting policies under IFRS. The adjustments have been prepared as if Higi had always applied IFRS. These adjustments reflect Babylon Holdings’ best estimates based upon the information currently available to Babylon Holdings and could be subject to change once more detailed information is obtained.

Unaudited adjusted Higi statement of operations for the six months ended June 30, 2021

		Reclassifications and US GAAP to IFRS Adjustments
(USD in thousands)	Higi (US GAAP)	Reclassifications 1	Leases 2	Share-based Payments 3	Adjusted Higi (IFRS)
For the six months ended June 30, 2021
Revenue	4,621	—	—	—	4,621

Cost of Revenues
Depreciation of Higi stations	30	(30)	—	—	—
Other	3,567	(3,567)	—	—	—

Total cost of revenue	3,597	(3,597)	—	—	—

Gross income (loss)	1,024	3,597	—	—	4,621

Research and development expenses	—	8,638			8,638
Sales, general & administration costs	32	1,894	24	(3)	1,947
Operating expenses	6,969	(6,939)	—	—	—

Operating Loss	(5,977)	34	(24)	3	(5,964)

Finance costs	—	645	—	—	645
Finance income	—	(1,010)	—	—	(1,010)

Net finance expense (income)	—	(365)	—	—	(365)

Interest expense	611	(611)	—	—	—
Loss on discount related to conversion of promissory notes	—	—	—	—	—
Forgiveness of paycheck protection program funds	(1,010)	1,010	—	—	—

Net other expense	(399)	399	—	—	—
Income tax expense (benefit)	59	—	—	—	59

Net Loss	(5,637)	—	(24)	3	(5,658)

Unaudited adjusted Higi statement of operations for the year ended December 31, 2020

		Reclassifications and US GAAP to IFRS Adjustments
(USD in thousands)	Higi (US GAAP)	Reclassifications 1	Leases 2	Share-based Payments 3	Adjusted Higi (IFRS)
For the year ended December 31, 2020
Revenue	9,486	—	—	—	9,486

Cost of Revenues
Depreciation of Higi stations	151	(151)	—	—	—
Other	6,676	(6,676)	—	—	—

Total cost of revenue	6,827	(6,827)	—	—	—

Gross income (loss)	2,659	6,827	—	—	9,486

Research and development expenses	—	15,500	—	—	15,500
Sales, general & administration costs	—	4,098	56	11	4,165
Operating expenses	12,534	(12,534)	—	—	—

Operating Loss	(9,875)	(237)	(56)	(11)	(10,179)

Finance costs	—	6,296	—	—	6,296
Finance income	—	(3,000)	—	—	(3,000)

Net finance expense (income)	—	3,296	—	—	3,296

Interest expense	1,660	(1,660)	—	—	—
Loss on discount related to conversion of promissory notes	4,636	(4,636)	—	—	—
Gain on extinguishment of debt	(3,000)	3,000	—	—	—
Other expenses	250	(250)	—	—	—
Gain on disposal of fixed assets	(15)	15	—	—	—

Net other expense	3,531	(3,531)	—	—	—
Income tax expense (benefit)	95	(2)	—	—	93

Net Loss	(13,501)	—	(56)	(11)	(13,568)

Unaudited adjusted Higi consolidated balance sheet as at June 30, 2021

		Reclassifications and US GAAP to IFRS Adjustments
(USD in thousands)	Higi (US GAAP)	Reclassifications 1	Leases 2	Share-based Payments 3	Adjusted Higi (IFRS)
As of June 30, 2021
Non-Current Assets
Right of Use Asset	—	—	1,233	—	1,233
Property and Equipment, net	114	—	—	—	114
Security deposits	66	(66)	—	—	—
Other intangible assets, net	231	—	—	—	231

Total non-current assets	411	(66)	1,233	—	1,578
					—
Current Assets
Other current assets	100	(100)	—	—	—
Accounts receivable, net	2,374	(2,374)	—	—	—
Trade and other receivables	—	2,474	—	—	2,474
Prepayments and contract assets	318	66	—	—	384
Restricted cash	273	—	—	—	273
Cash and cash equivalents	5,458	—	—	—	5,458

Total current assets	8,523	66	—	—	8,589

Total assets	8,934	—	1,233	—	10,167

					—
Equity
Common and Preferred Stock	6	—	—	—	6
Additional paid-in capital	89,194	—	—	3	89,197
Accumulated deficit	(90,574)	—	(250)	(3)	(90,827)

Total capital and reserves	(1,374)	—	(250)	—	(1,624)

Liabilities
Non-current liabilities
Related party promissory notes	7,000	—	—	—	7,000
Deferred rent liability	284	—	(284)	—	—
Deferred revenue	131	(131)	—	—	—
Other long-term liabilities	100	(100)	—	—	—
Lease liability	—	—	1,435	—	1,435

Total long- term liabilities	7,515	(231)	1,151	—	8,435

Current Liabilities
Accounts Payable	1,012	(1,012)	—	—	—
Accrued Expenses	964	(964)	—	—	—
Due to employees	8	(8)	—	—	—
Trade and other payables	—	1,012	—	—	1,012
Accruals and provisions	—	1,072	—	—	1,072
Deferred revenue	809	131	—	—	940
Note Payable	—	—	—	—	—
Lease liability, current portion	—	—	332	—	332

Total current liabilities	2,793	231	332	—	3,356

Total liabilities and stockholders deficit	8,934	—	1,233	—	10,167

1.)	The classification of certain items presented by Higi under U.S. GAAP has been adjusted in order to align with the presentation of Babylon under IFRS.

Modification to Higi’s historical consolidated statement of operations for the twelve months ended December 31, 2020 include:

•	Presentation of Depreciation of Higi stations ($0.1 million) and Other cost of revenue ($6.7 million) in Research and development expenses ($6.8 million).

•	Separate presentation of components of Operating expenses ($12.5 million) to Research and development expenses ($8.8 million) and Sales, general and administrative expenses ($3.7 million).

•	Presentation of Interest expense ($1.7 million) and Loss on discount related to conversion of promissory notes ($4.6 million) to Finance costs ($6.3 million).

•	Presentation of Gain on extinguishment of debt ($3.0 million) to Finance income ($3.0 million).

•	Presentation of Other expenses ($0.2 million) in Sales, general & administrative expenses ($0.2 million).

Modification to Higi’s historical consolidated statement of operations for the six months ended June 30, 2021 include:

•	Presentation of Other cost of revenue ($3.6 million) in Research and development expenses ($3.6 million).

•	Separate presentation of components of Operating expenses ($7.0 million) to Research and development expenses ($5.1 million) and Sales, general and administrative expenses ($1.9 million).

•	Presentation of Interest expense ($0.6 million) to Finance costs ($0.6 million).

•	Presentation of Forgiveness of paycheck protection program funds ($1.0 million) to Finance income ($1.0 million).

Modification to Higi’s historical consolidated balance sheet presentation include:

•	Presentation of Accounts receivable, net ($2.4 million) and Other current assets ($0.1 million) in Trade and other receivables ($2.5 million).

•	Presentation of Accounts Payable ($1.0 million) to Trade and other Payables ($1.0 million).

•	Presentation of Accrued expenses ($1.0 million) to Accruals and provisions ($1.0 million).

2.)

Higi has not adopted ASC 842, Leases, which becomes effective for private companies with fiscal years beginning after December 15, 2021. In accordance with IFRS 16, Leases¸ and Babylon’s accounting policies, right of use assets of $1.2 million and lease liabilities of $1.8 million have been recognized in the balance sheet as of June 30, 2021. In addition, accrued rent liabilities of $0.3 million have been derecognized from the balance sheet as of June 30, 2021. The impact of the adjustments to the statement of operations and deferred taxes was not material.

3.)

Under U.S. GAAP, Higi elected to apply the straight-line approach for graded vesting when measuring share- based payment awards. Under IFRS, Babylon would use the graded vesting method, resulting in a higher proportion of cost being allocated to the earlier years. The impact of the adjustments to the statement of operations and deferred taxes was not material.

Note 2. Preliminary Allocation of Purchase Price

On May 15, 2020, Babylon Holdings acquired 10.2% of the fully diluted capital stock in Higi, a provider of digital healthcare services via a network of Smart Health Stations located in the United States. Through a series of investments, Babylon Holdings increased their shareholdings on a fully diluted basis in Higi to 18.5% as of December 31, 2020 and has the option to continue investing such that if Babylon Holdings completes all proposed investments, it will hold over 25% of Higi’s shareholdings on a fully diluted basis.

On June 2, 2021, Babylon Holdings entered into the Letter Agreement with each of 7Wire, Flare and Wrigley, the three largest shareholders in Higi. Pursuant to the Letter Agreement, Babylon and such shareholders agreed that (i) Babylon’s option to purchase the remaining shares of Higi will be exercisable until the earlier of 30 days following completion of this offering and December 31, 2021, (ii) Babylon would provide registration rights to such shareholders at least as favorable to those being offered to PIPE Investors, and (iii) each of 7Wire, Flare and Wrigley agreed to be paid in shares of Babylon Holdings in lieu of cash.

Babylon Holdings has deemed the exercise of the option to be probable, which exercise would be significant to Babylon Holdings. As such, the historical financial information has been adjusted to provide the pro forma effect to the Higi acquisition. The Pro Forma Statement of Financial Position assumes that the Higi acquisition occurred as of December 31, 2020 and the Pro Forma Statement of Profit and Loss assumes that the Higi acquisition occurred on January 1, 2020.

As of December 31, 2020 and June 30, 2021, the total shareholding was 19.0% and 25%, respectively.

The transaction will be accounted for as a business combination using the acquisition method of accounting in accordance with IFRS and assuming Babylon Holdings closed the Higi acquisition by purchasing the remaining 75% for estimated consideration with a fair value of approximately $70.3 million. The Higi Acquisition was achieved in stages, which required Babylon Holdings to remeasure its previously held equity interest in Higi at its acquisition date fair value. As no material control premium was determined to exist, estimated consideration transferred to acquire the remaining stake in Higi was used to estimate the fair value of Babylon Holdings’ previously held equity interest. This remeasurement resulted in gains of approximately $14.6 million and $ 10.8 million, which recorded in Other (income) expense within Babylon Holdings’ pro forma consolidated statement of profit and loss for the year ended December 31, 2020 and June 30, 2021, respectively.

The following table summarizes the fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed at the acquisition date. The fair value of the intangible assets acquired has been determined using prior acquisitions as a benchmark for the purposes of a preliminary purchase price allocation.

Preliminary Purchase Price Allocation (in 000s)
Cash consideration	$5,202
Shares issued as consideration	53,553
Fair value of existing equity interest	23,440
Additional consideration	11,565

Total consideration transferred	93,760
Trade and other receivables	2,837
Prepayments and contract assets	294
Other intangible assets	31,837
Trade and other payables and Accruals and provisions	(2,303)
Other assets and liabilities, net	4,685

Net Assets Acquired	37,350
Amount Allocated to Goodwill	$56,410

The goodwill allocation of $56.4 million reflects expectations of favorable future growth opportunities, anticipated synergies through the scale of our combined operations, and the assembled workforce.

Pro Forma Adjustments

The following pro forma adjustments were added to give effect to the Higi acquisition as if it occurred on January 1, 2020.

(AA)

Reflects the elimination of the previous investment related to Higi of $12.6 million and the step up to the fair value of prior existing equity interest of $23.4 million. This step-up in fair value resulted in a gain of $10.8 million.

(BB)	To reflect the elimination of Higi’s historical equity.

(CC)

To reflect the consideration payment in the form of $5.2 million in cash, shares issued as consideration with an estimated fair value of $53.6 million fair value of existing equity interest of $23.4 million and $11.6 million in deferred consideration, resulting in an addition of goodwill of $56.4 million and $53.6 million in additional paid capital.

(DD)

To reflect the elimination of historical intangible assets of $0.2 million along with the fair value of the intangible assets acquired of $31.9 million along with its respective impact on Deferred Tax Liabilities of $6.1 million. This results in a reduction of the addition to goodwill by $25.8 million. Our preliminary estimate of the weighted average useful lives of the acquired intangible assets was determined to be 7.0 years based on the useful lives assigned to comparable historical acquisitions. The amortization of the intangible assets over a 7.0 year period resulted in an expense of $4.5 million and $2.3 million for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively.

(EE)

This adjustment is to reflect the payment of Higi’s debt using its cash on hand. If the cash on hand is not sufficient, part of the consideration transferred will be used to settle the Related party convertible notes at Closing. This results in a reduction in the cash balance of $5.5 million, elimination of $7.0 million of debt and a reduction of goodwill by $1.5 million.

RISK FACTORS

If the Business Combination is completed, Babylon will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. You should carefully consider the risks described below before voting your shares. Additional risks and uncertainties not presently known to Babylon Holdings and Alkuri or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the Business Combination. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, Babylon Holdings’ business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of Babylon Class A Shares or, if the Business Combination is not consummated, Alkuri Common Stock could decline, and you may lose part or all of the value of any Babylon Class A Shares or, if the Business Combination is not consummated, shares of Alkuri Common Stock that you hold.

You should also consider the other information in this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus, including the Merger Agreement, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

Investing in Babylon Class A Shares involves risks, some of which are related to the Business Combination. In considering the Business Combination, you should carefully consider the following information about these risks, as well as the other information included in or incorporated by reference into this proxy statement/prospectus, including Babylon Holdings’ consolidated financial statements and the related notes and “Babylon’s Management’s Discussion and Analysis of Results of Operations and Financial Condition.” The risks and uncertainties described below are those significant risk factors, currently known and specific to us, that we believe are relevant to an investment in Babylon Class A Shares. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm us and adversely affect the Babylon Class A Shares.

You are also encouraged to read and consider the risk factors specific to Alkuri’s businesses (that may also affect Babylon) described in Alkuri’s annual report on Form 10-K for the year ended December 31, 2020 because, as a result of the Business Combination, they will become our risks.

Please see “Where You Can Find More Information,” for information on where you can find the periodic reports and other documents we and Alkuri have filed with or furnished to the SEC.

In this section “we,” “us” and “our” refer to Babylon Holdings prior to the Closing and Babylon following the Closing.

Risk Factors Summary

The below summary risks provide an overview of the material risks we are exposed to in the normal course of our business activities. The below summary risks do not contain all of the information that may be important to you, and you should read the summary risks below together with the more detailed discussion of risks set forth following this section under the heading “Risk Factors,” as well as elsewhere in this proxy statement/prospectus. The summary risks and uncertainties described below are not the only ones Babylon Holdings faces. Additional risks and uncertainties not currently known to Babylon Holdings or that it currently deems less significant may also affect Babylon Holdings’ business operations or financial results. Consistent with the foregoing, Babylon Holdings is exposed to a variety of risks, including those associated with the following:

•	Babylon Holdings has a history of net losses, we anticipate increasing expenses in the future, and it may not be able to achieve or maintain profitability.

•	Babylon Holdings’ relatively limited operating history makes it difficult to evaluate its current business and future prospects and increases the risk of your investment.

•

If Babylon Holdings fails to effectively manage its growth, Babylon Holdings may be unable to execute its business plan, adequately address competitive challenges or maintain its corporate culture, and its business, financial condition and results of operations would be harmed.

•

Babylon Holdings’ business and growth strategy depend on its ability to maintain and expand a network of qualified providers. If Babylon Holdings is unable to do so, its future growth would be limited and its business, financial condition and results of operations would be harmed.

•

Babylon Holdings is dependent on its relationships with physician-owned entities to hold contracts and provide healthcare services. Babylon Holdings does not own such professional entities, and its business could be harmed if relationships with either those entities or their owners were disrupted.

•

If Babylon Holdings is unable to attract new customers and expand member enrollment with existing customers, its revenue growth could be slower than it expects, and its business may be adversely affected.

•

If Babylon Holdings’ existing customers do not continue to use its services or renew their contracts with Babylon Holdings, renew at lower fee levels or decline to purchase additional applications and services from Babylon Holdings, it could have a material adverse effect on Babylon Holdings’ business, financial condition and results of operations.

•	Babylon Holdings’ revenue sources are highly concentrated, and the loss of any key contracts could have a material adverse effect on its business, financial condition and results of operations.

•

Under many of Babylon Holdings’ agreements with health plans, Babylon Holdings assumes some or all of the risk that the cost of providing services will exceed its compensation. Over time, Babylon Holdings expects the proportion of risk-based revenue may increase. Babylon Holdings will not have control over these costs, particularly in cases where members use third party services instead of Babylon Holdings’ services.

•

Babylon Holdings may face intense competition, which could limit its ability to maintain or expand market share within its industry, and if Babylon Holdings does not maintain or expand its market share its business and operating results will be harmed.

•

If Babylon Holdings is not able to develop and release new solutions and services, or successful enhancements, new features and modifications to its existing solutions and services, Babylon Holdings’ business could be adversely affected.

•

There are significant risks associated with estimating the amount of revenue that Babylon Holdings recognizes under its licensing agreements, and risk-based agreements with health plans, and if Babylon Holdings’ estimates of revenue are materially inaccurate, it could impact the timing and the amount of its revenue recognition or have a material adverse effect on its business, financial condition, results of operations and cash flows.

•

Security breaches, loss of data and other disruptions could compromise sensitive information related to Babylon Holdings’ business or members, or prevent Babylon Holdings from accessing critical information and expose it to liability, which could adversely affect its business and our reputation.

•

Babylon Holdings’ use, disclosure, and other processing of personally identifiable information, including health information, is subject to HIPAA, the GDPR and the DPA 2018, and other privacy, and security regulations, and Babylon Holdings’ failure to comply with those regulations or to adequately secure the information it holds could result in significant liability or reputational harm and, in turn, a material adverse effect on its customer base, member base and revenue.

•

If Babylon Holdings is unable to obtain, maintain and enforce intellectual property protection for its technology or if the scope of its intellectual property protection is not sufficiently broad, others may be able to develop and commercialize technology substantially similar to Babylon Holdings’, and its ability to successfully commercialize its technology may be adversely affected.

•	Babylon Holdings may become subject to medical liability claims, which could cause it to incur significant expenses and may require it to pay significant damages if not covered by insurance.

•	Babylon Holdings has been and may in the future become subject to litigation or regulatory investigation, which could harm its business.

•

Babylon Holdings relies on internet infrastructure, bandwidth providers, third-party computer hardware and software and other third parties for providing services to its customers and members, and any failure or interruption in the services provided by these third parties could expose Babylon Holdings to litigation and negatively impact its relationships with customers and members, adversely affecting Babylon Holdings’ operating results.

•

Babylon Holdings conducts business in a heavily regulated industry and if Babylon Holdings fails to comply with these laws and government regulations, or if the rules and regulations change or the approach that regulators take in classifying Babylon Holdings’ products and services under such regulations change, it could incur penalties or be required to make significant changes to its operations, products, or services or experience adverse publicity, which could have a material adverse effect on its business, financial condition, and results of operations.

•

The impact of recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending on Babylon Holdings is currently unknown, but may adversely affect its business, financial condition and results of operations.

•

Babylon Holdings depends on its talent to grow and operate its business, and if it is unable to hire, integrate, develop, motivate and retain its personnel, Babylon Holdings may not be able to grow effectively.

Risks Related to the Business Combination

The completion of the Business Combination is subject to a number of important conditions, and the Merger Agreement may be terminated before the completion of the Business Combination in accordance with its terms. As a result, there is no assurance that the Business Combination will be completed.

The completion of the Business Combination is subject to the satisfaction or waiver, as applicable, of a number of important conditions set forth in the Merger Agreement, including the approval of the Business Combination by the Alkuri Stockholders, the approval of the listing of the Babylon Class A Shares on the NYSE, and several other customary closing conditions. If these conditions are not satisfied or, if applicable, waived by December 3, 2021, unless extended, the Merger Agreement may be terminated by either party and you will not receive the Merger Consideration. For more information, see “The Merger Agreement.”

The unaudited pro forma financial information included in this proxy statement/prospectus may not be representative of Babylon’s results after the Business Combination.

The unaudited pro forma financial information of Babylon included elsewhere in this proxy statement/prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the transactions reflected therein been consummated as of the dates indicated, nor is it indicative of our future operating results or financial position after the assumed consummation of the transactions or other individually insignificant acquisitions. The unaudited pro forma financial information of Babylon present the combination of our financial information and the financial information of Babylon after giving effect to the Business Combination, the Higi acquisition and related adjustments described in the accompanying notes. See “Unaudited Pro Forma Condensed combined Financial Information.”

The unaudited pro forma financial information of Babylon does not reflect future events that may occur, including any future nonrecurring charges resulting from the Business Combination, and does not consider potential impacts of current market conditions on revenues or expense. The unaudited prospective financial information of Babylon is based in part on certain assumptions that we believe are reasonable under the circumstances. Our assumptions may not prove to be accurate over time.

Babylon Holdings’ projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, Babylon’s projected revenue and Adjusted EBITDA may differ materially from expectations.

Babylon Holdings’ operates in a rapidly changing and competitive industry and its projections will be subject to the risks and assumptions made by management with respect to its industry. Operating results are difficult to forecast because they generally depend on a number of factors, including the competition Babylon Holdings’ faces, and its ability to attract and retain customers and enterprise partnerships, while generating sustained revenues. This may result in decreased revenue levels, and Babylon Holdings may be unable to adopt measures in a timely manner to compensate for any unexpected shortfall in income. This inability could cause Babylon Holdings’ operating results in a given quarter to be higher or lower than expected. These factors make creating accurate forecasts and budgets challenging and, as a result, Babylon Holdings may fall materially short of its forecasts and expectations, which could cause its stock price to decline and investors to lose confidence in it.

The Business Combination may not result in increased share liquidity for Babylon’s shareholders, including former Alkuri Stockholders, following the Business Combination.

We are undertaking the Business Combination because we believe that the Business Combination will provide Babylon Holdings and Alkuri, and their and our respective shareholders, with a number of advantages, including providing our shareholders and Alkuri Stockholders with securities that we expect will enjoy greater market liquidity than the securities these shareholders currently hold. However, the Business Combination may not accomplish these objectives particularly given the number of shares to be held by Babylon or Alkuri affiliates and the right of Alkuri Stockholders to redeem their Alkuri Common Stock in connection with the consummation of the Business Combination. Accordingly, we cannot predict whether a liquid market for the newly issued Babylon Class A Shares will be maintained. If the Business Combination does not result in increased liquidity for the securities held by Babylon Holdings’ shareholders and Alkuri Stockholders, you may experience a decrease in your ability to sell the Babylon Class A Shares you receive in the Business Combination compared to your ability to sell the Alkuri Common Stock you currently hold.

Due to the high level of redemptions occurring in the market with respect to business combinations involving other special purpose acquisition companies, the Business Combination is not expected to qualify as a tax-deferred “reorganization” under Section 368(a) of the Code, in which case the Business Combination will be a taxable transaction with respect to U.S. holders of Alkuri Common Stock and Alkuri Warrants.

Due to the high level of redemptions occurring in the market with respect to business combinations involving other special purpose acquisition companies and the risk that similar levels of redemptions could occur in connection with the Business Combination, the Business Combination is not expected to qualify as a tax-deferred transaction, including as a “reorganization” under the provisions of Section 368(a) of the Code. Assuming that is the case, holders of Alkuri Common Stock or Alkuri Warrants will generally be treated as if they sold their Alkuri Common Stock or Alkuri Warrants in a taxable transaction and will be taxable on the receipt of the Babylon Class A Shares or Babylon Warrants in the Business Combination.

No ruling has been requested, nor is one intended to be requested, from the IRS as to the U.S. federal income tax consequences of the Business Combination. The U.S. federal income tax treatment of the Business Combination is subject to both legal and factual uncertainty, is not free from doubt, and may change depending on the actual level of redemptions that occur in connection with the Business Combination. No opinion of counsel has or will be provided regarding the U.S. federal income tax treatment of the Business Combination. Consequently, no assurance can be given whether the IRS will assert, or that a court would sustain, a position contrary to that described above.

For additional information, please read the section entitled “Material U.S. Federal Income Tax Considerations.” The tax consequences to you of the Business Combination will depend on your particular facts and circumstances. Please consult your own tax advisor as to the tax consequences of the Business Combination in your particular circumstances, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws.

Your ownership percentage in Babylon will be less than the ownership percentage you currently hold in Alkuri.

Your ownership percentage in Babylon Class A Shares following the Business Combination will be less than your existing ownership percentage in Alkuri as a result of dilution attributable to the relative equity values of the companies involved in the Business Combination. Immediately after the consummation of the Business Combination, it is anticipated that: (i) Alkuri’s public stockholders will own approximately 7.8% of the Babylon Shares and 2.2% of the voting power of Babylon; (ii) the PIPE Investors will own approximately 5.2% of the Babylon Shares and 1.5% of the voting power of Babylon; (iii) the Sponsor and current Alkuri directors will own approximately 2.0% of the Babylon Shares (including the Sponsor Earnout Shares) and 0.6% of the voting power of Babylon; and (iv) the existing Babylon Holdings shareholders will own approximately 85.0% of the Babylon Shares and 95.8% of the voting power of Babylon with 81.7% of the voting power of Babylon being held by the Founder). These levels of ownership interest: (a) exclude the impact of the warrants to purchase Babylon Shares that will remain outstanding immediately following the Business Combination; (b) assume that no Alkuri public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Alkuri’s trust account and (c) excludes the impact of the Higi acquisition. The foregoing also excludes shares being purchased by the Sponsor and its affiliates in the PIPE Investment. When including the shares purchased by the Sponsor and its affiliates in the PIPE Investment, the Sponsor and its affiliates will own approximately 2.2% of the Babylon Shares and 0.6% of the voting power of Babylon assuming no redemptions and approximately 2.4% of the Babylon Shares and 0.7% of the voting power of Babylon assuming maximum redemptions. As a result, Alkuri Stockholders will have less influence over matters submitted to a vote of Babylon shareholders than they currently hold in Alkuri.

Alkuri’s stockholders will experience dilution as a consequence of the Business Combination.

It is anticipated that, upon completion of the Business Combination, assuming that no shares of Alkuri Common Stock are elected to be redeemed by Alkuri stockholders and subject to the assumptions set forth below, the concentration of ownership of Babylon immediately following the consummation of the Business Combination will be as follows:

Beneficial Owners	Ownership Percentage Assuming the Completion of the Higi Acquisition	Ownership Percentage Without the Completion of the Higi Acquisition
Alkuri’s existing public stockholders	8.4%	8.6%
Sponsor Shares	1.8%	1.8%
Babylon Holdings shareholders	82.4%	83.9%
PIPE Investors	5.6%	5.7%
Implied Value Per Share	$10.22	$10.40
Effective Deferred Underwriting Fee	$0.03	$0.03

Alternatively, it is anticipated that, upon completion of the Business Combination, assuming that fifty percent (50%) of the shares of Alkuri Common Stock are elected to be redeemed by Alkuri stockholders and subject to the assumptions set forth below, the concentration of ownership of Babylon immediately following the consummation of the Business Combination will be as follows:

Beneficial Owners	Ownership Percentage Assuming the Completion of the Higi Acquisition	Ownership Percentage Without the Completion of the Higi Acquisition
Alkuri’s existing public stockholders	4.4%	4.5%
Sponsor Shares	1.9%	1.9%
Babylon Holdings shareholders	86.0%	87.6%
PIPE Investors	5.9%	6.0%
Implied Value Per Share	$10.68	$10.87
Effective Deferred Underwriting Fee	$0.03	$0.03

Alternatively, it is anticipated that, upon completion of the business combination, assuming all shares of Alkuri Common Stock are elected to be redeemed by Alkuri stockholders and subject to the assumptions set forth below, the concentration of ownership of Babylon immediately following the consummation of the Business Combination will be as follows:

Beneficial Owners	Ownership Percentage Assuming the Completion of the Higi Acquisition	Ownership Percentage Without the Completion of the Higi Acquisition
Alkuri’s existing public stockholders	0.0%	0.0%
Sponsor Shares	2.0%	2.0%
Babylon Holdings shareholders	90.0%	91.7%
PIPE Investors	6.2%	6.3%
Implied Value Per Share	$11.17	$11.38
Effective Deferred Underwriting Fee	$0.03	$0.03

The calculation of implied value per share assumes (i) an enterprise value of approximately $3.6 billion for Babylon, (ii) $230 million of cash proceeds received from the PIPE transaction upon consummation of the business combination, and (iii) approximately $345 million of funds in the Alkuri trust account immediately prior to any redemptions.

The ownership percentages of Babylon set forth in the foregoing tables (a) exclude (1) the Babylon Class A Shares issuable upon the exercise of warrants that will remain outstanding following the Business Combination and (2) any Babylon Class A Shares issuable upon the conversion of equity awards issued to holders of outstanding equity awards in connection with the Business Combination, and (b) assume (1) the completion of the Business Combination occurs promptly following the Alkuri Stockholder meeting to which this proxy statement relates, (2) that approximately 401,258,357 Babylon Class A Shares (in the no redemption scenario), 384,008,357 Babylon Class A Shares (in the fifty percent (50%) redemption scenario), and 366,758,357 Babylon Class A Shares (in the maximum redemption scenario) are outstanding immediately after consummation of the Business Combination. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” Additionally, in the columns marked “Ownership Percentage Assuming the Completion of the Higi Acquisition,” the ownership percentages of Babylon assume the completion of the Higi acquisition and the issuance of an additional 6.4 million shares of Babylon Holdings as consideration in the transaction (although certain shareholders may elect to accept cash in lieu of shares). Please see the section entitled “Beneficial Ownership of Securities” for more information regarding beneficial ownership of Babylon Class A Shares and projected beneficial ownership of Babylon Class A Shares following the consummation of the Business Combination.

Directors of Alkuri have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination and approval of the other proposals described in this proxy statement/prospectus.

When considering the Alkuri board of directors’ recommendation that Alkuri Stockholders vote in favor of the approval of the Business Combination, Alkuri Stockholders should be aware that Alkuri’s directors and executive officers, advisors and entities affiliated with them, have interests in the Business Combination that may be different from, or in addition to, the interests of Alkuri Stockholders. These interests include:

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If the Business Combination with Babylon or another business combination is not consummated by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders), Alkuri will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the Sponsor Shares held by the Sponsor and Alkuri’s directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to the Alkuri IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $85,646,250 based upon the closing price of $9.93 per share on Nasdaq on September 7, 2021. On the other hand, if the Business Combination is consummated, each outstanding share of Alkuri Common Stock will be converted into Babylon Class A Shares pursuant to the Merger Agreement.

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The Sponsor purchased 5,933,333 private placement warrants from Alkuri for $1.50 per private warrant. This purchase took place on a private placement basis simultaneously with the consummation of the Alkuri IPO. All of the proceeds Alkuri received from these purchases were placed in the trust account. Such private placement warrants had an aggregate market value of $8,484,666 based upon the closing price of $1.43 per warrant on Nasdaq on September 7, 2021. The Alkuri Class A Common Stock underlying the private placement warrants had an aggregate market value of $58,917,997 based upon the closing price of $9.93 per share on Nasdaq on September 7, 2021. The private warrants and the Alkuri Class A Common Stock underlying the private placement warrants will become worthless if Alkuri does not consummate a business combination by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter). On the other hand, if the Business Combination is consummated, each outstanding whole warrant will become a Babylon warrant exercisable to purchase one Babylon ordinary share following consummation of the Business Combination and each outstanding share of Alkuri Common Stock will be converted into Babylon Class A Shares pursuant to the Merger Agreement.

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Alkuri’s initial stockholders and owners of private placement warrants paid significantly less for their shares and warrants than other current stockholders and holders of warrants paid for their shares and warrants purchased in the Alkuri IPO or in the open market thereafter. Prior to the consummation of the Alkuri IPO, Sponsor purchased 8,625,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. Simultaneously with the consummation of Alkuri’s IPO and the full exercise of the underwriters’ over-allotment option, Alkuri consummated the private sale of 5,933,333 private placement warrants to Sponsor, each of which entitles the holder to purchase one share of Alkuri Class A Common Stock at an exercise price of $11.50 per share, at a price of $1.50 per warrant. Each outstanding Babylon Class A Share and Babylon Class B Share will have a target value at the time of the Business Combination of $10.00. If the Business Combination is consummated, based on the difference in the purchase price of $0.003 per share that the Sponsor paid for the Sponsor Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, these initial stockholders and holders of private placement warrants will be able, at a lower price per share of Babylon Class A Common Stock, to recognize a greater return on their investment than stockholders or holders of warrants that purchased Alkuri Common Stock or Alkuri warrants in the Alkuri IPO or in the open market thereafter. Furthermore, the Sponsor may earn a positive rate of return even if the share price of the Babylon Shares after the Closing falls below the price initially paid for the units in the IPO and the Alkuri Stockholders may experience a negative rate of return following the Closing of the Business Combination.

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Under the terms of the Merger Agreement, of the 7,187,500 Sponsor Shares that will be converted into 7.187,500 Babylon Class A shares at Closing, 1,293,750 shares (which we refer to herein as the Sponsor Earnout Shares) will be subject to restrictions if and until milestones based on the achievement of certain price targets of Babylon Class A following the Closing are met. In the event such milestones are not met, all of the Sponsor Earnout Shares will be automatically converted into redeemable shares of Babylon which Babylon can redeem for an aggregate consideration of $1.00.

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If Alkuri is unable to complete a business combination within the required time period, the Sponsor will be personally liable under certain circumstances described herein to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Alkuri for services rendered or contracted for or products sold to Alkuri. If Alkuri consummates a business combination, on the other hand, Alkuri will be liable for all such claims.

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The Sponsor and Alkuri’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Alkuri’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Alkuri fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, Alkuri may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter). As of the record date, the Sponsor and Alkuri’s officers and directors and their affiliates had incurred approximately $4,099,486 of unpaid reimbursable expenses.

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If Alkuri is unable to complete a business combination within the required time period, the aggregate dollar amount of non-reimbursable funds is $98,230,402, comprised of (a) $85,646,250 representing the market value of Sponsor Shares, (b) $8,484,666 representing the market value of private placement warrants and (c) $4,099,486 of unpaid expenses incurred by the Sponsor and Alkuri’s officers and directors and their affiliates. Certain Alkuri directors and executive officers have indirect economic interests in the private placement warrants and in the Sponsor Shares. This includes indirect economic interests in 25,000 Sponsor Shares held by each of Katie May and Stephen Smith and indirect economic interests in 30,000 Sponsor Shares held by Jason Harinstein. Jason Harinstein, Katie May and Stephen Smith are independent directors of Alkuri. Envst Opportunities LLC and Works Capital LLC may be deemed to have shared beneficial ownership of the Sponsor Shares and private placement warrants held directly by the Sponsor. The managing member of Envst Opportunities LLC is Sultan Almaadeed, Alkuri’s chairman. The manager of Works Capital LLC is Rich Williams, Alkuri’s Chief Executive Officer.

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The Sponsor, the chairman of the board of directors of Alkuri, and Alkuri’s Chief Executive Officer and Chief Financial Officer have agreed to purchase an aggregate amount of 1,300,000 Babylon Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors.

The Sponsor and Alkuri’s officers and directors own common stock and warrants that will be worthless and have incurred reimbursable expenses that may not be reimbursed or repaid if the Business Combination is not approved and that may entitle them to a greater return on their initial investment than other public stockholders or holders of warrants if the Business Combination is approved.

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Until the first anniversary of the Closing, an affiliated entity of the Sponsor and Alkuri’s Chief Executive Officer and Chief Financial Officer, will have the right to appoint or nominate one individual for election to the board of directors of Babylon.

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The Merger Agreement provides for the continued indemnification of Alkuri’s current directors and officers and the continuation of directors and officers liability insurance covering Alkuri’s current directors and officers.

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Alkuri’s officers and directors (or their affiliates) may make loans from time to time to Alkuri to fund certain capital requirements. As of the date of this proxy statement/prospectus, no such loans have been made, but loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Alkuri outside of the trust account.

These financial interests of the officers and directors, and entities affiliated with them, may have influenced their decision to approve the Business Combination. You should consider these interests when evaluating the Business Combination and the recommendation to vote in favor of the Business Combination Proposal and other proposals to be presented to Alkuri Stockholders.

Jefferies has a potential conflict of interest regarding the Business Combination.

As disclosed elsewhere herein, Jefferies served as the sole underwriter for the Alkuri IPO and will receive approximately $12.1 million of deferred underwriting commissions therefrom in connection with the consummation of Alkuri’s initial business combination. Jefferies has agreed to waive its rights to its deferred underwriting commissions held in the Trust Account in the event that Alkuri does not complete its initial business combination prior to the end of the completion window (subject to any extension period thereof), and in such a circumstance, will not receive any of such funds.

As described further below, Jefferies is also providing certain services in connection with the Transactions and will receive compensation in connection therewith. Jefferies’ receipt of the deferred underwriting commissions is not dependent on its provision of services in connection with the Transactions.

As discussed under “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination,” Jefferies is serving as Alkuri’s financial advisor in connection with the Transactions. Pursuant to the terms of Jefferies’ engagement with Alkuri, Jefferies has agreed to provide Alkuri with financial advice and assistance in connection with the Transactions, including providing financial advice on the potential business combination with Babylon Holdings, assisting Alkuri in requesting and analyzing due diligence information received from Babylon Holdings, reviewing financial information of Babylon Holdings, developing presentations for the Alkuri board of directors and providing other customary financial advisory and investment banking services. Upon the consummation of the Transactions, Jefferies will receive a financial advisory fee of $10 million (the “Jefferies Financial Advisory Fee”). Alkuri also has agreed to provide Jefferies with customary expense reimbursement, including fees and expenses of its counsel, and to indemnify it and certain related persons against liabilities arising out of Jefferies’ financial advisory engagement and the Transactions. No entity (other than Jefferies) is serving as Alkuri’s financial advisor in connection with the Transactions.

Additionally, as discussed under “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination,” Jefferies is serving as lead placement agent in connection with the PIPE Investment together with Citi and Pareto Securities AB. Pursuant to the terms of Jefferies’ placement agent engagement with Alkuri, Jefferies has agreed to assist Alkuri in (i) identifying and contacting potential PIPE Investors, (ii) preparing an investor presentation and/or marketing materials for distribution to potential PIPE Investors, (iii) soliciting and receiving offers to purchase Babylon Class A shares pursuant to the PIPE Investment and (iv) negotiating the financial aspects of the PIPE Investment on Alkuri’s behalf. In respect of such services, upon the consummation of the Transactions, the placement agents, including Jefferies, will collectively receive a placement fee equal to 3.0% of the aggregate price at which such Babylon Class A shares are sold pursuant to the PIPE Investment, which is expected to be $6.9 million in the aggregate and of which $738,000 will be payable to Jefferies (the “Jefferies Placement Fee”), and whether or not the Transactions are consummated, Jefferies will receive expense reimbursement customary for a PIPE transaction of this nature (subject to the terms and conditions of its engagement letter with Alkuri). Alkuri also has agreed to indemnify Jefferies and certain related persons against liabilities arising out of its placement agent engagement or information contained in or omitted from the offering materials in connection with the PIPE Investment.

Because (i) Jefferies will only receive its deferred underwriting commissions upon the consummation of Alkuri’s initial business combination during the completion window (subject to any extension period thereof), (ii) Jefferies will only receive the Jefferies Financial Advisory Fee upon the consummation of the Transactions, and (iii) Jefferies will only receive the Jefferies Placement Fee upon the consummation of the Transactions, Jefferies has an interest in the Transactions being consummated. Such interest may have presented, and may in the future present, a conflict of interest. Alkuri was aware of and considered such potential conflicts in engaging Jefferies as its financial advisor and as lead placement agent. Alkuri’s stockholders should consider the role of Jefferies in evaluating “Proposal No. 1—The Business Combination Proposal” and the other proposals.

Following the completion of the Business Combination, the Founder will have the ability to significantly influence Babylon’s business and management.

It is anticipated that, upon completion of the Business Combination: (i) Alkuri’s public stockholders will own approximately 7.8% of Babylon Shares and 2.2% of the voting power of Babylon; (ii) the PIPE Investors will own approximately 5.2% of Babylon Shares and 1.5% of the voting power of Babylon; (iii) the Sponsor and current Alkuri directors will own approximately 2.0% of Babylon Shares and 0.6% of the voting power of Babylon; and (iv) the existing Babylon Holdings’ shareholders will own approximately 85.0% of Babylon Shares and 95.8% of the voting power of Babylon and 81.7% of the voting power (taking account of the Stockholder Earnout Shares) of Babylon will be held by the Founder). These levels of ownership interest: (a) exclude the impact of the warrants to purchase Babylon Shares that will remain outstanding immediately following the Business Combination; (b) assume that no Alkuri public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Alkuri’s trust account and (c) exclude the potential impact of the Higi acquisition. Accordingly, the Founder will be able to significantly influence matters requiring shareholder approval, including the election and removal of directors, the approval of actions requiring approval of the board of directors of Babylon through their voting power, and will retain significant influence with respect to Babylon’s management, business plans and policies and corporate transactions, including the appointment and removal of its officers, and corporate transactions, such as a merger or other sale of Babylon or its assets. Our Founder may in certain circumstances have sufficient voting control over Babylon to amend Babylon’s governance documents and the powers, preferences or other rights attached to Babylon Class A Shares. Further, even if the Founder terminates his employment or is terminated for cause, he will retain voting control of Babylon following his separation and continue to have the rights described in this paragraph based on his ownership of Babylon.

Subsequent to the consummation of the Business Combination, Babylon may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Although Alkuri has conducted due diligence on Babylon Holdings, Alkuri cannot assure you that this diligence revealed all material issues that may be present in its businesses, that it would be possible to uncover all material issues through a customary amount of due diligence or that factors outside of Alkuri’s or Babylon’s control will not later arise. As a result, Babylon may be forced to later write-down or write-off assets, restructure its operations or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Alkuri’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Alkuri’s liquidity, the fact that Babylon Holdings or Babylon reports charges of this nature could contribute to negative market perceptions about Babylon or its securities. In addition, charges of this nature may cause Babylon to violate net worth or other covenants to which it may be subject. Accordingly, any stockholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their Babylon Shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The board of directors of Alkuri did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination, and as a result, we cannot assure you that the terms of the transaction are fair, from a financial point of view, to the stockholders of Alkuri.

In analyzing the Business Combination, the Alkuri management team conducted due diligence on Babylon Holdings and engaged in comprehensive discussions regarding the terms of the transaction, including the relative ownership of Babylon following the Business Combination. Alkuri is not required to obtain an opinion from an unaffiliated third party that the relative ownership of Babylon following the Business Combination is fair to its stockholders from a financial point of view. Based on the due diligence efforts conducted, the scope of the negotiations, input from its financial advisors, and the background of its board of directors and management, Alkuri’s board of directors has recommended that its stockholders approve the Business Combination and adopt the Merger Agreement and related transactions. Notwithstanding the foregoing, Alkuri’s board of directors did not obtain a formal fairness opinion to assist it in making this recommendation.

Babylon may redeem any unexpired warrants prior to their exercise at a time that may be disadvantageous to the holder of such warrants, thereby making your warrants worthless.

Babylon will have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of Babylon Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption, and provided further that there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period, or Babylon has elected to require the exercise of the warrants on a “cashless basis,” and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by Babylon, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the warrants at the then-current market price when the holder might otherwise wish to hold its warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The private placement warrants are not redeemable by Babylon so long as they are held by the Sponsor or its permitted transferees.

The only principal asset of Babylon following the Business Combination will be its interest in its operating subsidiaries, and accordingly, it will depend on distributions from the operating subsidiaries to pay taxes and expenses.

Upon consummation of the Business Combination, Babylon will be a holding company and will have no material assets other than its interests in its operating subsidiaries. Babylon is not expected to have independent means of generating revenue or cash flow, and its ability to pay taxes and operating expenses, as well as dividends in the future, if any, will be dependent upon the financial results and cash flows of its operating subsidiaries. There can be no assurance that the operating subsidiaries will generate sufficient cash flow to distribute funds to Babylon, or that applicable law and contractual restrictions, including negative covenants under any debt instruments, if applicable, will permit such distributions. If the operating subsidiaries do not distribute sufficient funds to Babylon to pay its taxes or other liabilities, Babylon may default on contractual obligations or have to borrow additional funds. In the event that the operating subsidiaries are required to borrow additional funds, it could adversely affect Babylon’s liquidity and subject it to additional restrictions imposed by lenders.

The Sponsor and certain insiders of Alkuri have agreed to vote in favor of the Business Combination, regardless of how Alkuri Stockholders vote.

The Sponsor and certain insiders of Alkuri have agreed to vote their shares in favor of the Business Combination. The Sponsor owns 20% of Alkuri Common Stock prior to the Business Combination. Accordingly, it is more likely that the necessary stockholder approval for the Business Combination will be received than would be the case if the Sponsor and certain insiders of Alkuri agreed to vote their shares in accordance with the majority of the votes cast by Alkuri Stockholders.

Even if Alkuri consummates the Business Combination, there can be no assurance that the Alkuri Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the Alkuri Warrants is $11.50 per share of Alkuri Class A Common Stock. There can be no assurance that the Alkuri Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Alkuri Warrants may expire worthless.

If Alkuri is unable to complete the Business Combination with Babylon or another business combination by February 9, 2023 (or such later date as Alkuri Stockholders may approve), Alkuri will cease all operations except for the purpose of winding up, dissolving and liquidating. In such event, third-parties may bring claims against Alkuri, and, as a result, the proceeds held in the trust account could be reduced and the per share liquidation price received by Alkuri Stockholders could be less than $10.00 per share.

Under the terms of the Alkuri’s certificate of incorporation, Alkuri must complete the Business Combination or another business combination by February 9, 2023, or Alkuri must: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest will be net of taxes payable and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish its public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and the Alkuri board of directors, dissolve and liquidate, subject, in the case of clauses (i) and (ii), to its obligations under Delaware law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. There will be no liquidating distributions with respect to Alkuri Warrants, which will expire worthless. In such event, third-parties may bring claims against Alkuri. Although Alkuri has obtained waiver agreements from certain vendors and service providers (other than its independent auditors) it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over those of Alkuri’s public stockholders.

The Sponsor has agreed that it will be liable to Alkuri if and to the extent any claims by a third party for services rendered or products sold to it, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under Alkuri’s indemnity of the underwriters in the Alkuri IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. Alkuri has not asked the Sponsor to reserve for its indemnification obligations, it has not independently verified whether the Sponsor has sufficient funds to satisfy such obligations, and it believes that the Sponsor’s only assets are securities of Alkuri. As a result, if any such claims were successfully made against the trust account, the funds available for Alkuri’s initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, Alkuri may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares.

Alkuri’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to Alkuri Stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case, less taxes payable, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Alkuri’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.

While Alkuri currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to Alkuri, it is possible that Alkuri’s independent directors, in exercising their business judgment and subject to their fiduciary duties, may choose not to do so in any particular instance. If Alkuri’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to Alkuri Stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the trust account to Alkuri Stockholders, Alkuri files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Alkuri Stockholders and the per share amount that would otherwise be received by Alkuri Stockholders in connection with its liquidation may be reduced.

If, before distributing the proceeds in the trust account to Alkuri Stockholders, Alkuri files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Alkuri’s bankruptcy estate and subject to the claims of third-parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, the per share amount that would otherwise be received by Alkuri Stockholders in connection with Alkuri’s liquidation may be reduced.

Alkuri Stockholders may be held liable for claims by third-parties against Alkuri to the extent of distributions received by them.

If Alkuri is unable to complete the Business Combination with Babylon Holdings or another business combination within the required time period, Alkuri will cease all operations, except for the purpose of winding up, liquidating and dissolving, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Alkuri cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Alkuri Stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more), and any liability of Alkuri Stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Alkuri cannot assure you that third parties will not seek to recover from Alkuri Stockholders amounts owed to them by Alkuri.

If Alkuri is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Alkuri’s stockholders. Furthermore, because Alkuri intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Board may be viewed as having breached their fiduciary duties to Alkuri’s creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account before addressing the claims of creditors. Alkuri cannot assure you that claims will not be brought against it for these reasons.

In connection with the closing of the Business Combination, we are not registering the Babylon Shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and resell the underlying shares.

We are not registering the shares of Babylon Shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement to be entered into prior to Closing, we have agreed that, as soon as practicable, but in no event later than 15 business days after the Closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance of such shares, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Babylon Shares until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to exercise their warrants on a cashless basis, in which case, the Babylon Shares that you will receive upon cashless exercise will be based on a formula set forth in the Warrant Agreement but, in any event, the number of Babylon Shares you will receive upon such cashless exercise will be less than the number of shares that you would have received if you were able to exercise the warrants for cash. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if Babylon Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Babylon Shares included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants. In such an instance, the Sponsor and its permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the ordinary shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying ordinary shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Babylon Shares for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

Risks Related to the Adjournment Proposal

If the Adjournment Proposal is not approved, Alkuri’s board of directors will not have the ability to adjourn the special meeting to a later date.

If, at the special meeting, the chairman presiding over the special meeting determines that it would be in the best interests of Alkuri to adjourn the special meeting to give Alkuri more time to consummate the Business Combination for whatever reason (such as if the Business Combination Proposal is not approved, or if Alkuri would have net tangible assets of less than $5,000,001 either immediately prior to or upon the consummation of the Transactions, or if additional time is needed to fulfil other closing conditions), the chairman presiding over the special meeting will seek approval to adjourn the special meeting to a later date or dates. If the Adjournment Proposal is not approved, the chairman will not have the ability to adjourn the special meeting to a later date in order to solicit further votes. In such event, the Business Combination would not be completed.

Risks Related to Babylon’s Business and Operations Following the Business Combination

Unless stated otherwise, in this section, “we,” “us” and “our” refer to Babylon Holdings prior to Closing and Babylon upon Closing.

We have a history of net losses, we anticipate increasing expenses in the future, and we may not be able to achieve or maintain profitability.

We have incurred net losses on an annual basis since our inception. We incurred net losses of $188.0 million and $140.3 million for the years ended December 31, 2019 and 2020, respectively. We incurred net losses of $75.7 million and $90.8 million for the six months ended June 30, 2020 and 2021, respectively. We had an accumulated deficit of $469.5 million and $544.4 million as of December 31, 2020 and June 30, 2021, respectively. To date, we have financed our operations principally from the sale of our equity and revenue from our operations. Our cash flow from operations was negative for the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2021. We may not generate positive cash flow from operations or profitability in any given period, and our relatively limited operating history may make it difficult for you to evaluate our current business and our future prospects.

We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including increasing expenses. We expect our costs will increase substantially in the foreseeable future and our losses will continue as we expect to invest significant additional funds towards growing our business and operating as a public company. Additionally, we expect our operating expenses to increase significantly over the next several years as we continue to invest in increasing our customer base, hire additional personnel, expand our marketing channels operations and infrastructure expand in the United States and other new geographies, pursue potential opportunities for growth through acquisitions, and continue to develop and expand our solutions. In addition to the expected costs to grow our business, we also expect to incur additional legal, accounting, and other expenses as a newly public company. These efforts and investments may prove to be more costly than we anticipate, and if we do not achieve the benefits anticipated from these investments, or if the realization of these benefits is delayed, they may not result in increased revenue or growth in our business to a level to sufficiently offset these higher expenses. If our growth rate were to decline significantly or become negative, it could adversely affect our financial condition and results of operations. If we are not able to achieve or maintain positive cash flow in the long term, we may require additional financing, which may not be available on favorable terms or at all and/or which would be dilutive to our shareholders. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition and results of operations would be adversely affected. Our failure to achieve or maintain profitability could negatively impact the value of our Babylon Class A Shares.

If we fail to effectively manage our growth, we may be unable to execute our business plan, adequately address competitive challenges or maintain our corporate culture, and our business, financial condition and results of operations would be harmed.

Since launching our first product in 2015, we have experienced rapid growth and we continue to rapidly and significantly expand our operations. For example, our employee headcount has grown from 789 employees as of December 31, 2018 to 2,189 employees as of September 6, 2021. This expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

The growth and expansion of our business creates significant challenges for our management, operational and financial resources. In the event of continued growth of our operations or in the number of our third-party relationships, our information technology systems and our internal controls and procedures may not be adequate to support our operations. To effectively manage our growth, we must continue to improve our operational, financial and management processes and systems and to effectively expand, train and manage our employee base. As our organization continues to grow and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our ability to quickly develop and launch new and innovative solutions. This could negatively affect our business performance.

We continue to experience growth in our headcount and operations, which will continue to place significant demands on our management and our operational and financial infrastructure. As we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, and we must maintain the beneficial aspects of our corporate culture. To attract top talent, we have had to offer, and believe we will need to continue to offer, highly competitive compensation packages before we can validate the productivity of those employees. In addition, fluctuations in the price of our Babylon Class A Shares may make it more difficult or costly to use equity compensation to motivate, incentivize and retain our employees. We face significant competition for talent from other healthcare, technology and high-growth companies, which include both large enterprises and privately-held companies. We may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs and successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, and our business, financial condition and results of operations could be adversely affected.

Additionally, if we do not effectively manage the growth of our business and operations, the quality of our solutions could suffer, which could negatively affect our results of operations and overall business. Further, we have made changes in the past, and will likely make changes in the future, to our solutions that our customers or members may not like, find useful or agree with. We may also decide to discontinue certain features, solutions or services or increase fees for any of our features or services. If customers or members are unhappy with these changes, they may decrease their usage of our solutions.

We may face intense competition, which could limit our ability to maintain or expand market share within our industry, and if we do not maintain or expand our market share our business and operating results will be harmed.

The market for our offerings is underpenetrated, competitive, and characterized by rapidly evolving technology standards, customer and member needs, and the frequent introduction of new products and services. While our market is in an early stage of development, it is evolving rapidly and becoming increasingly competitive, and we expect it to attract increased competition. We currently face competition from a range of companies. Our competitors include companies whose primary business is developing and marketing remote healthcare platforms and services and also those engaged in value-based care, such as agilon health, Amwell, Oak Street Health, One Medical and Teladoc. We also compete with health insurers and large corporations that are making inroads into the digital healthcare industry and that are increasingly focused on the development of digital health technology, often through initiatives and partnerships. These technology companies, which may offer their solutions at lower prices, are continuing to develop additional products and are becoming more sophisticated and effective. In addition, large, well-financed healthcare providers and insurance carriers have, in some cases, developed their own platform or tools and may provide these solutions to their customers at discounted prices.

Our ability to compete effectively depends on our ability to distinguish our company and our solution from our competitors and their products, and includes factors such as:

•	long-term outcomes;

•	ease of use and convenience;

•	price;

•	greater name and brand recognition;

•	longer operating histories;

•	greater market penetration;

•	larger and more established customer and channel partner relationships;

•	larger sales forces and more established products and networks;

•	larger marketing budgets;

•	access to significantly greater financial, human, technical and other resources;

•	breadth, depth, and efficacy of offerings;

•	quality and reliability of solutions; and

•	employer, healthcare provider, government agency and insurance carrier acceptance.

Some of our competitors may have greater name and brand recognition, longer operating histories, significantly greater resources than we do and may be able to offer solutions similar to ours at more attractive prices than we can. Further, our current or potential competitors may be acquired by third parties with greater available resources. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, our competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace.

Our partners and customers could become our competitors by offering similar services. Some of our partners may begin to offer services in the same or similar manner as we do. Although there are many potential opportunities for, and applications of, these services, our partners may seek opportunities or target new customers in areas that may overlap with those that we have chosen to pursue. In such cases, we may potentially compete against our partners. Competition from our partners may adversely affect our relationships with our partners and our business. In addition, some of the terms of our partner relationships include exclusivity or other restrictive clauses that limit our ability to partner with or provide services to potential other customers or third parties, which could harm our business. We may in the future enter into agreements with customers that restrict our ability to accept assignments from, or render similar services to, those customers’ customers, require us to obtain our customers’ prior written consent to provide services to their customers or restrict our ability to compete with our customers, or bid for or accept any assignment for which those customers are bidding or negotiating. These restrictions may hamper our ability to compete for and provide services to other customers in a specific industry in which we have expertise and could materially adversely affect our business, financial condition and results of operations.

New competitors or alliances may emerge that have greater market share, a larger customer base, more widely adopted proprietary technologies, greater marketing expertise, greater financial resources and larger sales forces than we have, which could put us at a competitive disadvantage. Our competitors could also be better positioned to serve certain segments of our market, which could create additional price pressure. In light of these factors, even if our solution is more effective than those of our competitors, current or potential customers may accept competitive solutions in lieu of purchasing our solution. If we are unable to successfully compete, our business, financial condition and results of operations could be adversely affected.

If our existing customers do not continue or renew their contracts with us, renew at lower fee levels or decline to license additional applications and services from us, it could have a material adverse effect on our business, financial condition and results of operations.

We expect to derive a significant portion of our revenue from renewal of existing customer contracts and sales of additional applications and services to existing customers.

Customer renewals may decline or fluctuate as a result of a number of factors, including the breadth of early deployment of our solution, changes in customers’ business models and use cases, our customers’ satisfaction or dissatisfaction with our solution, our pricing or pricing structure, the pricing or capabilities of products or services offered by our competitors, or the effects of economic conditions. If our customers do not renew their agreements with us, or renew on terms less favorable to us, our revenue may decline. If our customers are dissatisfied with our products, including, for example, because members do not engage with our solutions, our customers may terminate or decline renewal of their contracts. In particular, our customers are often motivated to partner with us because they believe that members’ use of our solutions will decrease their spending levels. If we are not successful in engaging members through our platform and services, we may not meet our customers’ expectations. If we fail to satisfy our existing customers, they may not renew their contracts, which could adversely affect our business and operating results.

As part of our growth strategy we have recently focused on expanding our services amongst current customers. As a result, selling additional applications and services are critical to our future business, revenue growth and results of operations. Factors that may affect our ability to sell additional applications and services include, but are not limited to, the following:

•	the price, performance and functionality of our solutions;

•	the availability, price, performance and functionality of competing solutions;

•	our ability to develop and sell complementary applications and services;

•	the stability, performance and security of our hosting infrastructure and hosting services;

•	changes in healthcare and telemedicine laws, regulations or trends; and

•	the business environment of our customers and, in particular, headcount reductions by our customers.

We mainly enter into three types of contracts with our customers: value-based care, fee-for-service, and licensing. Under our fee-for-service agreements, we get paid by our customers based on the number of services members use through our platform and/or based on the number of members who can use our platform (i.e., eligible populations). Under our value-based care agreements with health plans, we generally receive a fixed fee per month for healthcare services and assume the financial responsibility for the healthcare expenses of members. Under our licensing agreements, we license our technology to third parties for them to make our technology available in certain territories and/or on their platforms. Our fee-for-service contracts generally have initial terms of one to two years and our licensing and risk-based contracts generally have initial terms of two to ten years. Most of our customers have no obligation to renew their contracts after the initial term expires. In addition, our customers may negotiate terms less advantageous to us upon renewal, which may reduce our revenue from these customers. Our future results of operations also depend, in part, on our ability to expand our service and product offering. If our customers fail to renew their contracts, renew their contracts upon less favorable terms or at lower fee levels, or fail to license new products and services from us, our revenue may decline, or our future revenue growth may be constrained.

In addition, after the initial contract term, some of our customer contracts allow customers to terminate such agreements for convenience at certain times, typically with one to three months advance notice. We typically incur the expenses associated with integrating a customer’s data into our healthcare database and related training and support prior to recognizing meaningful revenue from such a customer. Subscription access revenue is not recognized until our products are implemented for launch, which is generally a few months after contract signing. If a customer terminates its contract early and revenue and cash flows expected from a customer are not realized in the time period expected or not realized at all, our business, financial condition and results of operations could be adversely affected.

In the United States and for elements of our business in the U.K., we are dependent on our relationships with physician-owned entities to hold contracts and provide healthcare services We do not own such professional entities, and our business could be harmed if those relationships were disrupted or if our arrangements with our providers or our customers are found to violate states laws prohibiting the corporate practice of medicine or fee-splitting.

There is a risk that authorities in some jurisdictions may find that our contractual relationships with the physician-owned professional entities with which we contract violate the corporate practice of medicine or fee-splitting laws or similar or equivalent rules in the relevant jurisdiction. These laws generally prohibit the practice of medicine by, or sharing of professional fees with, lay persons or entities and are intended to prevent unlicensed persons or entities from interfering with or inappropriately influencing a clinician’s professional judgment. The extent to which each state considers particular actions or contractual relationships to constitute improper influence of professional judgment or fee-splitting varies across the states and is subject to change and to evolving interpretations by state boards of medicine, state courts and state attorneys general, among others. As such, we must monitor our compliance with laws in every jurisdiction in which we operate on an ongoing basis and we cannot guarantee that subsequent interpretation of the corporate practice of medicine or fee-splitting laws will not circumscribe our business operations. The enforcement of state corporate practice of medicine doctrines or fee-splitting laws may result in the imposition of penalties, including but not limited to, penalties on the physicians themselves for aiding the corporate practice of medicine, which could discourage physicians from participating in our network of providers.

The corporate practice of medicine prohibition exists in some form, by statute, regulation, board of medicine or attorney general guidance, or case law, in approximately 31 states. The broad variation between state application and enforcement of the corporate practice of medicine doctrine makes an exact count difficult. We plan to conduct business in all of these states and are currently operating in most of them. Due to the prevalence of the corporate practice of medicine doctrine, including in the states where we predominantly conduct our business, we provide administrative and management services to certain physician-owned professional entities pursuant to agreements under which those entities reserve exclusive control and responsibility for all aspects of the practice of medicine and the delivery of medical services. We contract with the vast majority of such physician-owned entities through business support agreements and direct transfer agreements for the provision of health care services, the receipt of fees, and physician-owner succession planning purposes. For professional entities with which we contract but with respect to which we have not implemented a direct share transfer agreement, we implement other measures (e.g., option agreements) for similar succession planning purposes. For further discussion of this structure, see “Babylon’s Business—Affiliated Physicians and Healthcare Professionals.” While we expect that these relationships will continue, we cannot guarantee that they will. A material change in our relationship with these physician-owned entities, whether resulting from a dispute among the entities, a change in government regulation, or the loss of these affiliations, could impair our ability to provide services to our consumers and could have a material adverse effect on our business, financial condition and results of operations.

In addition, the arrangements in which we have entered to comply with state corporate practice of medicine doctrines could subject us to additional scrutiny by federal and state regulatory bodies, including with respect to federal and state fraud and abuse laws. We believe that our operations comply with applicable state statutes and regulations regarding corporate practice of medicine, fee-splitting, and anti-kickback prohibitions. However, any scrutiny, investigation, or litigation with regard to our arrangement with physician-owned entities could have a material adverse effect on our business, financial condition and results of operations, particularly if we are unable to restructure our operations and arrangements to comply with applicable laws or we are required to restructure at a significant cost, or if we were subject to penalties or other adverse action.

Our telemedicine business and growth strategy depend on our ability to maintain and expand a network of qualified providers. If we are unable to do so, our future growth would be limited and our business, financial condition and results of operations would be harmed.

Our success is dependent upon our continued ability to maintain an adequate network of qualified telemedicine providers. If we are unable to recruit and retain board-certified physicians and other healthcare professionals, it would have a material adverse effect on our business and ability to grow and would adversely affect our results of operations. In any particular market, providers could demand higher payments or take other actions that could result in higher medical costs, less attractive service for our customers or difficulty meeting applicable regulatory or accreditation requirements. Our ability to develop and maintain satisfactory relationships with providers also may be negatively impacted by other factors not associated with us, such as changes in Medicare and/or Medicaid reimbursement levels and consolidation activity among hospitals, physician groups and healthcare providers, the continued private equity investment in physician practice management platforms and other market and operating pressures on healthcare providers. In the United Kingdom, reports of pressures in primary medical services are starting to emerge following the COVID-19 pandemic. Following a period of cessation of some services in the NHS, as services resume, there is likely to be additional demand for services caused by delayed appointments, presentations and investigations. The demand for appropriately qualified individuals to enable us to deliver services is also likely to increase, and similar trends in the demand for, and constrained supply of, appropriately qualified medical professionals may also be experienced in the United States.

The failure to maintain or to secure new cost-effective provider contracts in the United States and to recruit qualified individuals in the United Kingdom may result in a loss of or inability to grow our membership base, higher costs, healthcare provider network disruptions, less attractive service for our customers and/or difficulty in meeting applicable regulatory requirements, any of which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to attract new customers and expand member enrollment with existing clinical services and Babylon 360 customers, our revenue growth could be slower than we expect, and our business may be adversely affected.

We generate, and expect to continue to generate, revenue from market adoption of our digital health products. As a result, widespread acceptance and use of digital health solutions in general, and our platform in particular, is critical to our future growth and success. If the market fails to grow or grows more slowly than we currently anticipate, demand for our solutions could be negatively affected.

Our ability to achieve significant growth in revenue in the future will depend, in large part, upon our ability to attract new customers. If we fail to attract new customers and fail to maintain and expand new customer relationships, our revenue may grow more slowly than we expect, and our business may be adversely affected. Demand for digital health solutions in general, and our solution in particular, is affected by a number of factors, many of which are beyond our control. Some of these potential factors include:

•	market adoption and ongoing usage of telemedicine solutions, in particular following the removal of various “stay at home” restrictions due to the COVID-19 pandemic;

•	awareness and adoption of technology in healthcare generally;

•	availability of products and services that compete with ours;

•	ease of adoption and use;

•	features and platform experience;

•	performance;

•	brand;

•	security and privacy; and

•	pricing.

In addition, our ability to increase engagement of the individual members that interact with our platform will affect our future revenue growth; however, the effect that member engagement has on revenue growth depends on the type of agreement pursuant to which members engage with our platform. For example, under our fee-for-service agreements, we get paid by our customers based on the number of services members use through our platform and/or based on the number of members who can use our platform (i.e. eligible populations). Therefore, revenue growth under our fee-for-service agreements depends in part on our ability to increase engagement with members so that they will use additional services. Under our value-based care agreements with health plans, we generally receive a fixed fee per month for healthcare services and assume the financial responsibility for the healthcare expenses of members. Under these value-based care agreements, we assume the financial responsibility of caring for members whether those members use our services or not. Therefore, if members do not use our solutions and seek medical care from alternate sources, we may be unable to control the costs and we may be contractually obligated to pay at least a portion of these unknown expenses, which could adversely affect our business and operating results. Additionally, even if we are successful engaging members and those members use our services, we may not be able to control the costs of healthcare in the ways that we are expecting and healthcare costs may be higher than we are anticipating. If healthcare costs through our platform are higher than we are anticipating this could adversely affect our business and operating results.

A significant portion of our revenue comes from a limited number of customers, and the loss of a material contract could have a material adverse effect on our business, financial condition and results of operations.

Historically, we have relied on a limited number of customers for a substantial portion of our total revenue. For the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2021, two, four, and three customers, respectively, represented 10% or more of our total revenue. For the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2021, our top ten customers accounted for 99%, 90% and 95% of our revenue, respectively.

We also rely on our reputation and recommendations from key customers in order to promote our solution to potential new customers. The loss of any of our key customers, or a failure of some of them to renew or expand their agreements, could have a significant impact on our revenue, our reputation and our ability to obtain new customers. In addition, mergers and acquisitions involving our customers could lead to cancellation or non-renewal of our contracts with those customers or by the acquiring or combining companies, thereby reducing the number of our existing and potential customers, and their member populations.

The recognition of a portion of our revenue is subject to the achievement of performance metrics and healthcare cost savings and may not be representative of revenue for future periods.

While there are variations specific to each agreement, for our Babylon 360 arrangements, which operate pursuant to value-based care agreements, we generally price our services based upon a per-member-per-month (“PMPM”) fee. We multiply this PMPM fee by the number of eligible members to calculate our monthly run-rate revenue (“MRR”) for that agreement. Typically, a significant portion of the PMPM fee is fixed (we refer to this portion as the base PMPM fee), and the remainder of the PMPM fee is variable (we refer to this portion as the variable PMPM fee). Revenue from variable PMPM fees can be earned through either, or a combination of, the achievement of certain performance metrics or the realization of healthcare savings resulting from the utilization of our services. Although we target achievement of these performance metrics and realization in savings of healthcare spend, our revenue and financial results in the future may depend on whether we earn this performance-based revenue. In addition, since our customers typically pay the full PMPM fee in advance on a periodic basis, any required refund as a result of our failure to earn the performance-based revenue could have a negative impact on cash flows. Under some of our agreements with health plans, after conducting significant diligence and reviewing actuary and financial projections based on the information that health plans (and, in England, the NHS) provide us that we ultimately do not have control over, we assume some or all of the risk that our cost of providing services will exceed our compensation. While we generally price our services based upon a PMPM fee, in the future we may also explore other structures, such as gain/loss share arrangements which set out an investment made by Babylon in relation to a defined segment of local population, at risk, and how this will be recovered and “gains” or “losses” will be shared between Babylon and the counterparty when compared against control population.

Under these arrangements, if members require more care than is anticipated and/or the cost of care increases, then the aggregate fixed compensation amounts, or capitation payments, may be insufficient to cover the costs associated with treatment. If medical costs and expenses exceed estimates, except in very limited circumstances, we will not be able to increase the fee received under these risk agreements during their then-current terms and we could suffer losses with respect to such agreements.

Changes in our anticipated ratio of medical expense to revenue can significantly impact our financial results. Accordingly, the failure to adequately predict and control medical costs and expenses and to make reasonable estimates and maintain adequate accruals for incurred but not reported claims, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Additionally, the expenses of our members may be outside of our control in the event that members take certain actions that increase such expenses, such as unnecessary hospital visits. We are reliant on accurate information from reporting and health plans relating to historic and current data. Inaccuracies in such reporting could have a negative impact on our financial position.

Due to the time lag between when services are actually rendered by providers and when we receive, process, and pay a claim for those services, our medical expenses include a provision for claims incurred but not paid. We are continuously enhancing our process for estimating claims liability, which we monitor and refine on a periodic basis as claims receipts, payment information, and inpatient acuity information become available. As more complete information becomes available, we adjust the amount of the estimate, and include the changes in estimates in expenses in the period in which the changes are identified. Given the uncertainties inherent in such estimates, there can be no assurance that our claims liability estimate will be adequate, and any adjustments to the estimate may unfavorably impact, potentially in a material way, our reported results of operations and financial condition. Further, our inability to estimate our claims liability with absolute certainty or to appropriately utilize the claims data to control the cost of future healthcare services may also affect our ability to take timely corrective actions, further exacerbating the extent of any adverse effect on our results.

Historically, our medical costs and expenses as a percentage of revenue have fluctuated. Factors that may cause medical expenses to exceed estimates include:

•	the health status of members and higher levels of hospitalization;

•	higher than expected utilization of new or existing healthcare services or technologies, including the level of engagement with Babylon’s digital healthcare platform and tools;

•	an increase in the cost of healthcare services and supplies, whether as a result of inflation or otherwise;

•	changes to mandated benefits or other changes in healthcare laws, regulations and practices;

•	increased costs attributable to specialist physicians, hospitals and ancillary providers;

•	changes in the demographics of our members;

•	changes in medical trends;

•	contractual or claims disputes with providers, hospitals or other service providers within and outside a health plan’s network;

•	the occurrence of catastrophes, major epidemics or acts of terrorism; and

•	the reduction of health plan premiums.

Renegotiation, non-renewal or termination of value-based care agreements with health plans could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Under most of our value-based care agreements with health plans, the health plans are generally permitted to modify the respective benefits available to members from time to time during the respective terms of the agreements and health plans may make other changes, such as to their utilization review and coverage policies, that affect the cost of care to our attributed members. In addition, changes in government program funding, such as with respect to Medicaid managed care and Medicare Advantage programs, can affect the revenue we receive from health plans under our value-based care agreements. If there is an unanticipated change to a health plan’s benefits or coverage policies or to the government program funding, we could suffer losses with respect to such contract. We include in many of our value-based care agreements mechanisms to protect against losses by allowing early termination or amendment of the value-based care terms, but these may not protect against all adverse changes that are outside of Babylon’s control or they may not prevent us from suffering losses with respect to such contract.

There are significant risks associated with estimating the amount of revenue that we recognize under our licensing agreements and value-based care agreements with health plans, and if our estimates of revenue are materially inaccurate, it could impact the timing and the amount of our revenue recognition or have a material adverse effect on our business, financial condition, results of operations and cash flows.

Babylon Holdings’ revenue projections are based on management’s expectation of executed contracts delivering revenue in line with contractual terms and estimates relating to amounts received under our value-based care agreements. There are significant risks associated with estimating the amount of revenue that we recognize under our licensing agreements and value-based care agreements with health plans in a reporting period.

Certain of our value-based care agreements relate to medical care programs that employ risk adjustment programs that impact the revenue we recognize for our attributed membership. As a result of the variability of certain factors that go into the development of the risk adjustment revenue we recognize, such as risk scores and other market-level factors where applicable, the actual amount of revenue could be materially more or less than our estimates. In the United States, the data provided to the Centers for Medicare & Medicaid Services (“CMS”) to determine the risk score are subject to audit by CMS even several years after the annual settlements occur. If the risk adjustment data we submit are found to overstate the health status of our members, we may be required to refund payments previously received by us and/or be subject to penalties or sanctions, including potential liability under the federal False Claims Act (“FCA”), which can result in civil and criminal penalties such as fines, damages, overpayment, recoupment, imprisonment, loss of enrollment status and exclusion from the Medicare and Medicaid programs. In addition to paybacks and civil penalties reducing our revenue in the year that repayment or settlement is required, Medicare and Medicaid programs represent a large portion of our revenue in the United States and exclusion from future participation in these programs would significantly reduce our revenue for years to come. Further, if the data we provide to CMS understates the health risk of our members, we might be underpaid for the care that we must provide to our members. Consequently, our estimate of our health plans’ risk scores for any period, and any resulting change in our accrual of revenues related thereto, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Some revenue risk is transferred via stop-loss policies insuring against catastrophic claims that cover most of our value-based care arrangements. Similar risks apply in the U.K., including England. Gain/loss sharing with the NHS is predicated on data which is extracted and controlled by the NHS. While provisions are made to access and review this data it may not be possible to effectively challenge this.

The billing and collection process in the United States can be complex due to ongoing insurance coverage changes, geographic coverage differences, differing interpretations of contract coverage and other payer issues, such as ensuring appropriate documentation. Determining applicable primary and secondary coverage for our members, together with the changes in member coverage that occur each month, requires complex, resource-intensive processes. While we manage the overall processing of some claims, we rely on third-party billing provider software to transmit the actual claims to payers based on the specific payer billing format. The potential therefore exists for us to experience delays or errors in claims processing when third-party providers make changes to their configurations and/or invoicing systems. If claims are not submitted to payers on a timely basis or are erroneously submitted, or if we are required to switch to a different software provider to handle claim submissions, we may experience delays in our ability to process these claims and receipt of payments from payers, or possibly denial of claims for lack of timely submission, which would have an adverse effect on our revenue and our business. Errors in determining the correct coordination of benefits may result in refunds to payers. Revenues associated with these medical care programs are also subject to estimating risk related to the amounts not paid by the primary payer that will ultimately be collectible from other payers paying secondary coverage, the member’s commercial health plan secondary coverage or the member. Collections, refunds and payer retractions typically continue to occur for up to three years and longer after services are provided. If our estimates of revenues are materially inaccurate, it could impact the timing and the amount of our revenue recognition and have a material adverse impact on our business, financial condition, results of operations and cash flows.

We may be required to delay recognition of some of our revenue, which may harm our financial results in any given period.

We may be required to delay recognition of revenue for a significant period of time if, in relation to any agreement we enter into:

•	the transaction involves both current products and products that are under development;

•	the customer requires significant modifications, configurations, or complex interfaces that could delay delivery or acceptance of our solution;

•	we are unable to demonstrate adequate control of the care management services being provided to our customers due to regulatory requirements or other contractual provisions;

•	the transaction involves acceptance criteria or other terms that may delay revenue recognition; or

•	the transaction involves payment terms that depend upon contingencies.

Because of these factors and other specific revenue recognition requirements under IFRS, we must have very precise terms in our contracts to begin recognizing revenue at the time when we initially provide access to our platform or provide care management services to our customers. Although we strive to enter into agreements that meet the criteria under IFRS for current revenue recognition on delivered performance obligations, our agreements are often subject to negotiation and revisions based on the demands of our customers. The final terms of our agreements sometimes result in deferred revenue recognition or an inability to recognize revenue on a gross basis, which may adversely affect our financial results in any given period.

Our sales and implementation cycle can be long and unpredictable and requires considerable time and expense. As a result, our sales and revenue are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.

The timing of our sales and related revenue recognition is difficult to predict because of the length and unpredictability of our sales cycle. The sales cycle for our solution from initial contact with a potential customer to enrollment launch varies widely by customer, ranging from less than one month to over a year. Some of our customers, especially in the case of our large customers and government entities, undertake a significant and prolonged evaluation process, including to determine whether our solutions meet their unique healthcare needs, which frequently involves evaluation of not only our solution but also of other available solutions, which has in the past resulted in extended sales cycles. Our sales efforts involve educating our customers about the ease of use, technical capabilities and potential benefits of our solution. Once a customer enters into an agreement with us, we then explain the benefits of our solutions again to eligible employees to encourage them to sign up as a member. During the sales cycle, we invest significant human resources and we expend significant time and money on sales and marketing activities, which lowers our operating margins, particularly if no sale occurs. For example, there may be unexpected delays in a customer’s internal procurement processes, particularly for some of our larger customers and government entities for which our products represent a very small percentage of their total procurement activity. There are many other factors specific to customers that contribute to the timing of their purchases and the variability of our revenue recognition, including the strategic importance of a particular project to a customer, budgetary constraints, funding authorization, and changes in their personnel. In addition, the significance and timing of our product enhancements, and the introduction of new products by our competitors, may also affect our customers’ purchases. Even if a customer decides to purchase our solutions, there are many factors affecting the timing of our recognition of revenue, which makes our revenue difficult to forecast. For example, once a customer enters into an agreement with us, we work with them to identify the eligible population and then launch an enrollment process. Time from signing to launch typically takes an average of at least three to six months. We do not receive any payment from our customers until members enroll and begin using our solution, which could be months following signing a subscription agreement for our solution. For all of these reasons, it is difficult to predict whether a sale will be completed, the particular period in which a sale will be completed or the period in which revenue from a sale will be recognized.

It is possible that in the future we may experience even longer sales cycles, more complex customer needs, higher upfront sales costs and less predictability in completing some of our sales as we continue to expand our direct sales force, expand into new territories and market additional solutions and services. If our sales cycle lengthens or our substantial upfront sales and implementation investments do not result in sufficient sales to justify our investments, our revenue could be lower than expected and it could have a material adverse effect on our business, financial condition and results of operations.

Our records and submissions to a health plan may contain inaccurate or unsupportable information regarding risk adjustment scores of members, which could cause us to overstate or understate our revenue and subject us to various penalties or repayment obligations.

The claims and encounter records that we submit to health plans may impact data that support the Medicare Risk Adjustment Factor (“RAF”), scores attributable to members. These RAF scores determine, in part, the revenue to which the health plans and, in turn, we are entitled to receive for the provision of medical care to such members. The data submitted to CMS by each health plan is based, in part, on medical charts and diagnosis codes that we prepare and submit to the health plans. Each health plan generally relies on us and our affiliated physicians to appropriately document and support such RAF data in our medical records. Each health plan also relies on us and our affiliated physicians to appropriately code claims for medical services provided to members. Erroneous claims and erroneous encounter records and submissions could result in inaccurate revenue and risk adjustment payments, which may be subject to correction or retroactive adjustment in later periods. This corrected or adjusted information may be reflected in financial statements for periods subsequent to the period in which the revenue was recorded. We might also need to refund a portion of the revenue that we received, which refund, depending on its magnitude, could damage our relationship with the applicable health plan and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Additionally, CMS and the Office of Inspector General (“OIG”) for the U.S. Department of Health and Human Service (“HHS”) each audit Medicare Advantage (“MA”), plans for documentation to support RAF-related payments for members chosen at random. The MA plans ask providers to submit the underlying documentation for members that they serve. It is possible that claims associated with members with higher RAF scores could be subject to more scrutiny in a CMS, OIG, or plan audit. There is a possibility that a MA plan may seek repayment from us should CMS make any payment adjustments to the MA plan as a result of its or OIG’s audits. The plans also may hold us liable for any penalties owed to CMS for inaccurate or unsupportable RAF scores provided by us or our affiliated physicians. In addition, we could be liable for penalties to the government under the FCA that currently range from $11,665 to $23,331 (but which may be adjusted in the future for inflation) for each false claim, plus up to three times the amount of damages caused by each false claim, which can be as much as the amounts received directly or indirectly from the government for each such false claim. On June 19, 2020, the U.S. Department of Justice issued a final rule announcing adjustments to FCA penalties (statutorily limited to between $5,000 and $10,000, as adjusted for inflation), under which the per claim range increases to a range from $11,665 to $23,331 per claim, so long as the underlying conduct occurred after November 2, 2015.

CMS has indicated that payment adjustments from its Risk Adjustment Data Validation audits will not be limited to RAF scores for the specific MA enrollees for which errors are found but may also be extrapolated to the entire MA plan subject to a particular CMS contract. CMS has described its audit process as plan-year specific and stated that it will not extrapolate audit results for plan years prior to 2011. Because CMS has not stated otherwise, there is a risk that payment adjustments made as a result of one plan year’s audit would be extrapolated to prior plan years after 2011.

There can be no assurance that a health plan will not be randomly selected or targeted for review by CMS or OIG or that the outcome of such a review will not result in a material adjustment in our revenue and profitability, even if the information we submitted to the plan is accurate and supportable.

If reimbursement rates paid by third-party payers or federal or state healthcare programs are reduced or if third-party payers or government payers otherwise restrain our ability to obtain or provide services to our members, our business could be harmed.

Private third-party payers and government healthcare programs pay for the services that we provide to many of our members. If any commercial third-party payers reduce their reimbursement rates or elect not to cover some or all of our services, our business may be harmed. Third-party payers also are entering into sole source contracts with some healthcare providers, which could effectively limit our pool of potential members.

Private third-party payers often use plan structures, such as narrow networks or tiered networks, to encourage or require their members to lower their costs. Private third-party payers generally attempt to limit their members’ use of out-of-network providers by imposing higher copayment and/or deductible amounts for out-of-network care than for in-network care. Additionally, private third-party payers have become increasingly aggressive in attempting to minimize the use of out-of-network providers by disregarding the assignment of payment from members to out-of-network providers (i.e., sending payments directly to members instead of to out-of-network providers), capping out-of-network benefits payable to members, waiving out-of-pocket payment amounts and initiating litigation against out-of-network providers for interference with contractual relationships, insurance fraud and violation of state licensing and consumer protection laws. If we become out of network for private third-party payers, our business could be harmed and our member service revenue could be reduced because members could stop using our services.

In addition, a portion of our revenue comes from services provided to beneficiaries of federal, state and local government healthcare programs, principally Medicare and Medicaid beneficiaries.

Payments from federal and state government programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review and federal and state funding restrictions, each of which could increase or decrease program payments, as well as affect the cost of providing service to members and the timing of payments to our physician-owned networks. We are unable to predict the effect of recent and future policy changes on our operations. In addition, the uncertainty and fiscal pressures placed upon federal and state governments as a result of, among other things, deterioration in general economic conditions and the funding COVID-19 relief legislation, may affect the availability of taxpayer funds for Medicare and Medicaid programs. Changes in government healthcare programs may reduce the reimbursement we receive and could adversely impact our business and results of operations.

As federal healthcare expenditures continue to increase, and state governments continue to face budgetary shortfalls, federal and state governments have made, and continue to make, significant changes in the Medicare and Medicaid programs. These changes include reductions in reimbursement levels and to new or modified demonstration projects authorized pursuant to Medicaid waivers. Some of these changes have decreased, or could decrease, the amount of money we receive for our services relating to these programs. In some cases, private third-party payers rely on all or portions of Medicare payment systems to determine payment rates. Changes to government healthcare programs that reduce payments under these programs may negatively impact payments from private third-party payers.

In addition, in the U.K. (including England), primary medical services delivered under general medical services contracts are paid for in accordance with the General Medical Services Statement of Financial Entitlements, which is subject to change over time. While we consider it unlikely that the amount paid will decrease overall, as it is subject to negotiation with general practitioner representative bodies, there is nonetheless a risk that reimbursement of property costs for primary care service delivery may decrease or cease over time. We currently do not receive reimbursement of property costs related to Babylon GP at Hand services, our primary medical services platform in the United Kingdom; however, work is ongoing to establish whether this is possible.

The market for telemedicine is immature and volatile, and if it does not develop, if it develops more slowly than we expect, if it encounters negative publicity or if our solutions do not drive member engagement, the growth of our business will be harmed.

The telemedicine market is relatively new and unproven, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. The COVID-19 pandemic increased acceptance and utilization of telemedicine services, but it is uncertain whether such increase in demand will continue. Our success will depend to a substantial extent on the willingness of our members to use, and to increase the frequency and extent of their utilization of, our solution, as well as on our ability to demonstrate the value of telemedicine to employers, health plans, government agencies and other purchasers of healthcare for beneficiaries. Negative publicity concerning our solution, other participants in the telemedicine market, or the telemedicine market as a whole could limit market acceptance of our solution. If our customers and members do not perceive the benefits of our telemedicine solution, or if our telemedicine solution does not drive member engagement, then our market may not develop at all, or it may develop more slowly than we expect. Similarly, individual and healthcare industry concerns or negative publicity regarding patient confidentiality and privacy in the context of telemedicine could limit market acceptance of our healthcare services. If any of these events occurs, it could have a material adverse effect on our business, financial condition and results of operations.

If we are not able to develop and release new solutions and services, or successful enhancements, new features and modifications to our existing solutions and services, our business could be adversely affected.

Our products are based on novel technologies that are rapidly evolving. Our algorithms and other technologies depend on our ability to continue to build a substantial repository of health-related data and validate additional product designs. Given the rapidly evolving changing nature of our products, there is no guarantee that we have fully understood all the implications of using such technologies alongside the traditional delivery of healthcare. In addition, we must execute on our strategy to build a significant repository of health-related data to support the robustness and accuracy of our technologies and allow us to develop additional artificial intelligence-enabled applications. We believe that access to contemporary and historical member data, combined with the ability to analytically and clinically validate study results in a quality-controlled framework, provides us with a robust, reproducible method for product development. Moreover, the depth, specificity and quality of data are of paramount importance to further developing novel solutions that can demonstrate clinical utility across a range of practice specialties and member demographics. These features are also central to our product strategy of demonstrating both short- and long-term impact on member outcomes and health economics. If we are unable to continue to build our data repository, we may not be able to keep pace with rapidly evolving technology and improve the capabilities and utility of our products, and our business could be harmed.

The markets in which we operate are characterized by rapid technological change, frequent new product and service introductions and enhancements, changing customer demands, and evolving industry standards. The introduction of products and services embodying new technologies can quickly make existing products and services obsolete and unmarketable. Additionally, changes in laws and regulations could impact the usefulness of our solution and could necessitate changes or modifications to our solution to accommodate such changes. For example, the European Commission’ recently announced proposal for a European Union (“EU”) Regulation on Artificial Intelligence (which would have extraterritorial effect outside of the EU), could lead to enhanced requirements as to the accuracy, robustness and security of so-called “high risk” AI systems used in healthcare settings. We invest substantial resources in researching and developing new solutions and enhancing our solutions by incorporating additional features, improving functionality, and adding other improvements to meet our customers’ and members’ evolving demands. The success of any enhancements or improvements to our solutions or any new solutions depends on several factors, including timely completion, competitive pricing, adequate quality testing, integration with new and existing technologies in our solutions and third-party partners’ technologies, effective and compliant localization for jurisdictions in which we operate and overall market acceptance. We may not succeed in developing, marketing and delivering on a timely and cost-effective basis enhancements or improvements to our solutions or any new solutions that respond to continued changes in market demands or new customer requirements. Further, any enhancements or improvements to our solutions or any new solutions may not achieve market acceptance. Since developing our solutions is complex, the timetable for the release of new solutions and enhancements to existing solutions is difficult to predict, and we may not offer new solutions and updates as rapidly as our customers require or expect. Any new solutions that we develop may not be introduced in a timely or cost-effective manner, may contain errors or defects, or may not achieve the broad market acceptance necessary to generate sufficient revenue. Moreover, even if we introduce new solutions, we may experience a decline in revenue of our existing solutions that is not offset by revenue from the new solutions. For example, customers may delay making purchases of new solutions to permit them to make a more thorough evaluation of these solutions or until industry and marketplace reviews become widely available. Some customers may hesitate to migrate to a new solution due to concerns regarding the performance of the new solution. In addition, we may lose existing customers who choose a competitor’s products and services. This could result in a temporary or permanent revenue shortfall and adversely affect our business.

The introduction of new products and solutions by competitors or the development of entirely new technologies within the digital health market which could serve to replace existing offerings could make our solutions obsolete or adversely affect our business, financial condition and results of operations. We may experience difficulties with software development, design or marketing that could delay or prevent our development, introduction or implementation of additional features or capabilities. In addition, there may be other delays or barriers to introducing new products or features relating to regulation. If customers and members do not widely purchase and adopt our solutions, we may not be able to realize a return on our investment. If we do not accurately anticipate customer and member demand, if we are unable to develop, license or acquire new features and capabilities on a timely and cost-effective basis, or if such enhancements do not achieve market acceptance, we may encounter adverse publicity, loss of revenue or market acceptance or claims by customers or members brought against us. Each of these possible effects could have a material and adverse effect on our reputation, business, financial condition and results of operations.

We expect to continue to dedicate significant financial and other resources to our research and development efforts in order to continuously evolve the development of our products and maintain our competitive position. As a result, our business is significantly dependent on our ability to successfully complete the development of our next generation products. Investing in research and development personnel, developing new products and enhancing existing products is expensive and time consuming, and there is no assurance that such activities will result in successful development of our products, significant new marketable products or enhancements to our products, design improvements, cost savings, revenues or other expected benefits. If we spend significant time and effort on research and development and are unable to generate an adequate return on our investment, our business and results of operations may be materially and adversely affected.

Our proprietary solutions may not operate properly, which could damage our reputation, give rise to claims against us, or divert application of our resources from other purposes, any of which could harm our business, financial condition and results of operations.

The development of proprietary technology is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we discover additional problems or design defects that prevent our proprietary solutions from operating properly. If our solutions do not function reliably, malfunction, or fail to achieve customer expectations in terms of performance, customers could assert liability claims against us or attempt to terminate their contracts with us. This could damage our reputation and impair our ability to attract or maintain customers.

The software underlying our platform is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the solution has been used by our members. Any real or perceived errors, failures, bugs or other vulnerabilities discovered in our solution could result in negative publicity and damage to our reputation. It could also result in loss of customers, loss of members, loss of or delay in market acceptance of our platform, loss of competitive position, loss of revenue or liability for damages, overpayments and/or underpayments, any of which could harm our enrollment rates. In such an event, we may be required or may choose to expend additional resources in order to help correct the problem. Such efforts could be costly, or ultimately unsuccessful. Even if we are successful at remediating issues, we may experience irreversible damage to our reputation and brand. There can be no assurance that provisions typically included in our agreements with customers that attempt to limit our exposure to claims would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to any particular claim. Even if unsuccessful, a claim brought against us by any customers would likely be time-consuming and costly to defend and could seriously damage our reputation and brand.

If our products do not effectively interoperate with our customers’ existing and future infrastructures, installations could be delayed or cancelled, which would harm our business.

Our products must effectively interoperate with our customers’ existing or future IT or application infrastructures, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors and contain multiple generations of products that have been added over time. If we find errors in the existing software or defects in the hardware used in our customers’ infrastructure or problematic network configurations or settings, we may have to modify our software so that our products will interoperate with our customers’ infrastructure and business processes. In addition, to stay competitive within certain markets, we may be required to make software modifications in future releases to comply with new statutory or regulatory requirements. Further, in order to move into new markets and serve new customers globally, we may be required to modify our existing software in order to comply with existing statutory or regulatory regimes that exist in those markets. These issues could result in additional time and expenditure to modify our offering, longer sales cycles for our products and order cancellations, all of which would adversely affect our business, financial condition and results of operations.

Our relatively limited operating history makes it difficult to evaluate our current business and future prospects and increases the risk of your investment.

Our relatively limited operating history makes it difficult to evaluate our current business and prospects and plan for our future growth. All of our growth has occurred in recent years. Babylon Holdings was formed in 2013, in 2014 became the first large-scale provider to be registered with the Care Quality Commission (“CQC”), the independent regulator of health and social care in England, and in 2015 began providing clinical services through our virtual care platform offering diagnosis, advice and treatments via medical professionals to members on a remote basis. We first provided NHS services using the Babylon GP at Hand risk-based model in the United Kingdom in 2017, and we entered into our first value-based care agreements with health plans in the United States in 2020. As such, we have limited experience providing services and managing contracts centered around a value-based care model, especially in the United States.

We have encountered, and will continue to encounter, significant risks and uncertainties frequently experienced by new and growing companies in rapidly changing industries. These include determining appropriate investments of our limited resources, market adoption of our existing and future solutions, competition from other companies, acquiring and retaining customers, managing customer deployments, overseeing member enrollment, hiring, integrating, training and retaining skilled personnel, developing new solutions, determining prices for our solutions, unforeseen expenses, and challenges in forecasting accuracy. If we have difficulty launching new solutions or increasing member enrollment, our revenue and our ability to achieve and sustain profitability would be impaired. Additional risks include our ability to effectively manage growth and process, store, protect and use personal data in compliance with governmental regulation, contractual obligations and other legal obligations related to privacy and security globally. If our assumptions regarding these and other similar risks and uncertainties, which we use to plan our business, are incorrect or change as we gain more experience operating our business or due to changes in our industry, or if we do not address these challenges successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

We depend on our talent to grow and operate our business, and if we are unable to hire, integrate, develop, motivate and retain our personnel, we may not be able to grow effectively.

Our success depends in large part on our ability to attract and retain high-quality management in sales, services, engineering, marketing, operations, finance and support functions, especially in the London metropolitan area and in the United States, including in the Bay Area, where we recently expanded our operations. For year ended December 31, 2020, we increased our global headcount of all employment types to 2,089 employees and 1678 full time employees globally. As of September 6, our global headcounts of all employment types and full time employees were 2,189 and 1,864 employees, respectively. Competition for qualified employees is intense in our industry, and the loss of even a few qualified employees, or an inability to attract, retain and motivate additional highly skilled employees required for the planned expansion of our business could harm our operating results and impair our ability to grow. To attract and retain key personnel, we use various measures, including an equity incentive program for key executive officers and other employees and a discretionary bonus scheme for the general employee population. These measures may not be enough to attract and retain the personnel we require to operate our business effectively.

The technology industry generally experiences a significant rate of turnover of its workforce. There is a limited pool of individuals who have the skills and training needed to help us grow our company. As we continue to grow, we may be unable to continue to attract or retain the personnel we need to maintain our competitive position. In addition to hiring new employees, we must continue to focus on retaining our best talent. Competition for these resources, particularly for engineers, is intense. We may need to invest significant amounts of cash and equity to attract and retain new and existing employees and we may never realize returns on these investments. If we are not able to effectively increase and retain our talent, our ability to achieve our strategic objectives will be adversely impacted, and our business will be harmed. The loss of one or more of our key employees, and any failure to have in place and execute an effective succession plan for those key employees, could seriously harm our business. Employees may be more likely to leave us if the shares of our capital stock they own or the shares of our capital stock underlying their equity incentive awards have significantly reduced in value or the vested shares of our capital stock they own or vested shares of our capital stock underlying their equity incentive awards have significantly appreciated.

In addition, our future depends on the continued contributions of our senior management team and other key personnel, each of whom would be difficult to replace. In particular, Dr. Ali Parsadoust, our Founder and Chief Executive Officer, is critical to our future vision and strategic direction. We rely on our leadership team in the areas of operations, research and development, marketing, sales, and general and administrative functions. Although we have entered into employment agreements or offer letters with our key employees, these agreements have no specific duration and constitute at-will employment, and we do not maintain key person life insurance for some of our key employees. We are only entitled to one or three months’ prior notice if Dr. Ali Parsadoust or Charlie Steel, our Chief Financial Officer, respectively, intend to terminate their employment with us and two to four weeks’ prior notice if any of our other senior executives intend to terminate their respective employment with us. In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team, including any new hires that we may make, fail to work together effectively and to execute our plans and strategies on a timely basis, our business, financial condition and results of operations could be harmed. Further, if our Founder were to terminate his employment or be terminated for cause, he would retain voting control of our company following his separation.

While we do include post-termination restrictions in our standard employment contracts and cross-train employees where possible to maintain operational knowledge and experience, if any of our senior management team or key employees joins a competitor or forms a competing company, we may lose customers, suppliers, know-how and staff members to them. In addition, if any of our sales executives or other sales personnel, who generally maintain close relationships with our customers, joins a competitor or forms a competing company, we may lose customers to that company, and our revenue may be materially adversely affected. Additionally, there could be unauthorized disclosure or use of our technical knowledge, business practices or procedures by such personnel. Any non-competition, non-solicitation or non-disclosure agreements we have with our senior executives or key employees might not provide effective protection to us in light of legal uncertainties associated with the enforceability of such agreements.

Our profitability and the cost of providing our services are affected by our utilization rates of our employees in our various locations. If we are not able to maintain appropriate utilization rates for our employees involved in the delivery of our services, our profit margin and our profitability may suffer. Our utilization rates are affected by a number of factors, including:

•	our ability to promptly transition our employees from completed projects to new assignments and to hire and integrate new employees;

•	our ability to forecast demand for our services and thereby maintain an appropriate number of employees in each of our delivery locations;

•	our ability to deploy employees with appropriate skills and seniority to projects;

•	our ability to manage the attrition of our employees; and

•	our need to devote time and resources to training, professional development and other activities that cannot be billed to our customers.

Our revenue could also suffer if we misjudge demand patterns and do not recruit sufficient employees to satisfy demand. Employee shortages could prevent us from completing our contractual commitments in a timely manner and cause us to lose contracts or customers. Further, to the extent that we lack sufficient employees with lower levels of seniority and daily or hourly rates, we may be required to deploy more senior employees with higher rates on projects without the ability to pass such higher rates along to our customers, which could adversely affect our profit margin and profitability.

Our quarterly results may fluctuate significantly, which could adversely impact the value of our ordinary shares.

Our quarterly results of operations, including our revenue, net loss and cash flows, has varied and may vary significantly in the future, and period-to-period comparisons of our results of operations may not be meaningful. Accordingly, our quarterly results may not fully reflect the underlying performance of our business and should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control, including, without limitation, the following:

•	the addition or loss of customers;

•	customer renewal rates and the timing and terms of customer renewals;

•	changes in our sales and implementation cycles, especially in the case of our large customers;

•	changes in our pricing or fee policies or those of our competitors;

•	the timing of recognition of revenue;

•	our ability to successfully expand our business, whether domestically or internationally, and to introduce new services and solutions;

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the amount and timing of operating expenses, including those related to the maintenance and expansion of our business, operations and infrastructure, including upfront capital expenditures and other costs related to expanding in existing markets or entering new markets, as well as providing administrative and operational services to our physician owned entity partners;

•	network or service outages, internet disruptions, the availability of our platforms, security breaches or perceived security breaches;

•	our ability to effectively manage the size and composition of our network of healthcare professionals relative to the level of demand for services from our customers’ members and patients;

•	changes in our business strategies and pricing policies (or those of our competitors);

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the timing and success of our entry into new markets or introductions of new or enhanced platforms or solutions by us or our competitors, including disruptive technology, or any other change in the competitive dynamics of our industry, including consolidation or new entrants among competitors, market participants or strategic alliances;

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new, or changes to existing, regulations that limit or affect our platforms, solutions and technologies or which increase our regulatory compliance costs, including with respect to privacy or data protection,;

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the cost and potential outcomes of ongoing or future regulatory investigations or examinations, or enforcement by government regulators, including fines, orders or consent decrees, or of future litigation;

•	general economic, political, social, industry and market conditions;

•	duration and severity of pandemics, epidemics, contageious diseases, flu and the like; and

•	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies.

Most of our revenue in any given quarter is derived from contracts entered into with our customers during previous quarters. Consequently, a decline in new or renewed contracts in any one quarter may not be fully reflected in our revenue for that quarter. Such declines, however, would negatively affect our revenue in future periods and the effect of significant downturns in sales of and market demand for our solution, and potential changes in our rate of renewals or renewal terms, may not be fully reflected in our results of operations until future periods. Our licensing model also makes it difficult for us to rapidly increase our total revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable term of the contract. Accordingly, the effect of changes in the industry impacting our business or changes we experience in our new sales may not be reflected in our short-term results of operations. Any fluctuation in our quarterly results may not accurately reflect the underlying performance of our business and could cause a decline in the trading price of our ordinary shares.

Our business, financial condition and results of operations may be materially adversely affected by risks associated with our international operations.

We have employees located in the United States, United Kingdom, Singapore and Rwanda. Our platform is available in the United States, United Kingdom, Africa, 11 territories in Southeast Asia, Canada, and Saudi Arabia. We may further expand our international operations in the future. We have invested significant resources in our international operations and expect to continue to do so in the future. An important part of targeting international markets is increasing our brand awareness and establishing relationships with customers internationally. However, there are certain risks inherent in doing business in international markets, particularly in the healthcare industry, which is heavily regulated in many jurisdictions. These risks include:

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local economic, political and social conditions, including the possibility of economic slowdowns, hyperinflationary conditions, political instability, social unrest or outbreaks of pandemic or contagious diseases, such as Ebola, Zika, avian flu, severe acute respiratory syndrome (SARS), H1N1 (swine flu), the disease caused by the SARS-CoV-2 novel coronavirus (COVID-19), and Middle East Respiratory Syndrome (MERS);

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multiple, conflicting and changing laws and regulations such as tax laws, privacy and data protection laws and regulations, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

•	obtaining regulatory approvals or clearances where required for the sale of our solution and services in various countries;

•	requirements to maintain data and the processing of that data on servers located within the United States or in other such countries we may operate in;

•	protecting and enforcing our intellectual property rights;

•	complexities associated with managing multiple payer reimbursement regimes, government payers;

•	competition from companies with significant market share in our market, with greater resources than we have and with a better understanding of user preferences;

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financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the effect of local and regional financial pressures on demand and payment for our products and services and exposure to foreign currency exchange rate fluctuations;

•	the inability to manage and coordinate the various legal and regulatory requirements of multiple jurisdictions that are constantly evolving and subject to change;

•	actual or threatened trade war, including between the United States and China, or other governmental action related to tariffs, international trade agreements or trade policies;

•	currency exchange rate fluctuations, changes in currency policies or practices and restrictions on currency conversion;

•	limitations or restrictions on the repatriation or other transfer of funds;

•	the inability to enforce agreements, collect payments or seek recourse under or comply with differing commercial laws;

•	natural disasters, political and economic instability, including wars, terrorism, political unrest, outbreak of disease, boycotts, curtailment of trade, and other market restrictions; and

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managing the potential conflicts between locally accepted business practices and our obligations to comply with laws and regulations, including anti-corruption and anti-money laundering laws and regulations.

Entry into certain transactions with foreign entities may be subject to government regulations, including review related to foreign direct investment by U.S. or foreign government entities. If a transaction with a foreign entity was subject to regulatory review, such regulatory review might limit our ability to enter into the desired strategic alliance and thus our ability to carry out our long-term business strategy.

Our overall success and ability to continue to expand our business depends, in part, on our ability to anticipate and effectively manage these risks and there can be no assurance that we will be able to do so without incurring unexpected or increased costs. If we are not able to manage the risks related to our international operations, our business, financial condition and results of operations may be materially adversely affected. In certain regions, the degree of these risks may be higher due to more volatile economic, political or social conditions, less developed and predictable legal and regulatory regimes and increased potential for various types of adverse governmental action. Our ability to continue to expand our business and to attract talented employees, customers and members in various international markets will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business. Entering new international markets is expensive, our ability to successfully gain market acceptance or establish a robust customer base in any particular market is uncertain. Further, the potential distraction this could cause our senior management team could lead to other areas of our operations being neglected and harm our business, financial condition and results of operations.

Economic uncertainty or downturns, particularly as it impacts particular industries, could adversely affect our business and operating results.

In recent years, the United States, the United Kingdom and other significant markets have experienced cyclical downturns and worldwide economic conditions remain uncertain, including as a result of the COVID-19 pandemic. Economic uncertainty, political uncertainty, including as a result of the United Kingdom’s departure from the European Union, or Brexit, and the associated macroeconomic and employment conditions and national and local government responses thereto make it extremely difficult for our customers and us to accurately forecast and plan future business activities, and could cause our customers to slow spending on our solution, which could delay and lengthen sales cycles. In connection with Brexit, changes to health legislation have been proposed. While we believe that many of the proposed changes are likely to have taken place regardless of Brexit, some changes, including to procurement law, may be impacted more widely than otherwise. Furthermore, during uncertain economic times our customers may face issues gaining timely access to sufficient credit, which could result in an impairment of their ability to make timely payments to us. If that were to occur, we may be required to increase our allowance for doubtful accounts or bad debts and our results of operations could be negatively impacted. In particular, legal, political and economic uncertainty surrounding Brexit may be a source of instability in international markets, create significant currency fluctuations, adversely affect our operations in the United Kingdom and pose additional risks to our business, revenue, financial conditions, and results of operations. Additionally, changes to health legislation are proposed and, while much of this is likely to have taken place regardless of Brexit, some changes, including to procurement law, may be impacted more widely than otherwise.

Furthermore, we have customers in a variety of different industries. A significant downturn in the economic activity attributable to any particular industry may cause organizations to react by reducing their capital and operating expenditures in general or by specifically reducing their spending on healthcare matters. In addition, our customers may delay or cancel healthcare projects or seek to lower their costs by renegotiating vendor contracts. To the extent purchases of our solution are perceived by customers and potential customers to be discretionary, our revenue may be disproportionately affected by delays or reductions in general healthcare spending. Also, competitors, especially those who have more significant resources or additional sector offerings than we do, may respond to challenging market conditions by lowering prices and attempting to lure away our customers.

In response to the COVID-19 pandemic, the United States Congress, CMS and other federal agencies with oversight of care delivery requirements made several changes in the manner in which Medicare will pay for telemedicine visits, many of which relax previous requirements, including site requirements for both the providers and members, telemedicine modality requirements and others. State laws and regulations applicable to telemedicine, particularly licensure requirements, also were relaxed in many jurisdictions as a result of the COVID-19 pandemic. These relaxed regulations have allowed us to continue operating our business and delivering care to our members predominantly through telemedicine modalities. Nearly all of the Federal measures will expire at the end of the Public Health Emergency declaration, which the Biden administration has indicated will last through the end of 2021. Many State law and regulatory changes have already expired while others have continued. It is unclear which, if any, of these changes will remain in place permanently and which will be rolled-back following the COVID-19 pandemic, although there have been a number of state law and regulatory changes over the past year that clarify requirements or remove impediments. If regulations change to restrict our ability to or prohibit us from delivering care or receiving reimbursement for care delivered through telemedicine modalities, our financial condition and results of operations may be adversely affected. In England, reports of pressures in primary services are starting to emerge following the COVID-19 pandemic. Following a period of cessation of some services in the NHS and a restart, there is likely to be additional demand for NHS services caused by delayed appointments, delayed presentations, investigations. This could result in an increased demand for U.K. non-NHS services, which could result in Babylon GP at Hand experiencing cost pressures.

We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally, or any industry in particular. If the conditions in the general economy and the markets in which we operate worsen from present levels, our business, financial condition and results of operations could be materially adversely affected.

Failure to adequately expand our direct sales force will impede our growth.

We believe that our future growth will depend on the continued development of our direct sales force and its ability to obtain new customers and to manage our existing customer base. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take some time from their initial date of hire before a new sales representative is fully trained and productive. Additionally, if we cannot retain members of our direct sales force then this will impact our business adversely, given we will lose trained members and have to spend a corresponding amount of time on hiring and training replacements. Our business may be adversely affected if our efforts to expand and train our direct sales force do not generate a corresponding increase in revenue. In particular, if we are unable to hire, develop and retain sufficient numbers of productive direct sales personnel or if new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, sales of our services will suffer and our growth will be impeded.

We may make investments into or acquire other companies or technologies, which could divert our management’s attention, result in dilution to our shareholders, and otherwise disrupt our operations, and we may have difficulty integrating any such acquisitions successfully or realizing the anticipated benefits therefrom, any of which could have an adverse effect on our business, financial condition and results of operations.

We made investments in Health Innovators Inc. (d/b/a DayToDay) (“DayToDay”) in 2019 and Higi in 2020, and our affiliates acquired the assets of First Choice Medical Group in 2020 and the entire issued share capital of the Meritage Medical Network. In the future, we may seek to acquire or invest in businesses, applications, services, or technologies that we believe could complement or expand our existing and future offerings, enhance our technical capabilities, or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. In addition, we have limited experience in acquiring other businesses and may have difficulty integrating acquired businesses or assets, or otherwise realizing any of the anticipated benefits of acquisitions. If we acquire additional businesses, we may not be able to integrate the acquired operations and technologies successfully, or effectively manage the combined business following the acquisition. Integration may prove to be difficult due to the necessity of integrating personnel with disparate business backgrounds, different geographical locations and who may be accustomed to different corporate cultures.

We also may not achieve the anticipated benefits from any acquired business due to a number of factors, including:

•	inability to integrate or benefit from acquired technologies or services in a profitable manner;

•	unanticipated costs or liabilities, including legal liabilities, associated with the acquisition;

•	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

•	difficulty converting the customers of the acquired business into our current and future offerings and contract terms, including disparities in the revenue model of the acquired company;

•	diversion of management’s attention or resources from other business concerns;

•	adverse effects on our existing business relationships with customers, members, or strategic partners as a result of the acquisition;

•	complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations;

•	the potential loss of key employees;

•	acquisition targets not having as robust internal controls over financial reporting as would be expected of a public company;

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us becoming subject to new regulations as a result of an acquisition, including if we acquire a business serving customers in a regulated industry or acquire a business with customers or operations in a country in which we do not already operate;

•	possible cash flow interruption or loss of revenue as a result of transitional matters; and

•	use of substantial portions of our available cash to consummate the acquisition.

We may issue equity securities or incur indebtedness to pay for any such acquisition or investment, which could adversely affect our business, financial condition or results of operations. Any such issuances of additional capital stock may cause shareholders to experience significant dilution of their ownership interests and the per share value of our ordinary shares to decline.

In addition, a significant portion of the purchase price of any companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our results of operations based on this impairment assessment process, which could adversely affect our results of operations.

We may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships with third-parties that may not result in the development of commercially viable solutions or the generation of significant future revenues.

In the ordinary course of our business, we may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances, partnerships or other arrangements to provide our services develop products and to pursue new markets. Proposing, negotiating and implementing collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure, or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all. We have limited institutional knowledge and experience with respect to these business development activities, and we may also not realize the anticipated benefits of any such transaction or arrangement. In particular, these collaborations may not result in the development of products or services that achieve commercial success or result in significant revenues and could be terminated prior to developing any products. Additionally, while as a matter of good practice, we prioritize commercially appropriate ownership and licensing of intellectual property rights, contractual negotiations may result in us not owning, or jointly owning with a third party, the intellectual property rights in products and other works developed under our collaborations, joint ventures, strategic alliances or partnerships.

Additionally, we may not be in a position to exercise sole decision making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our future collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators, such as conflicts concerning the achievement of performance milestones, or the interpretation of significant terms under any agreement, such as those related to financial obligations or the ownership or control of intellectual property developed during the collaboration. If any conflicts arise with any future collaborators, they may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. In addition, we may have limited control over the amount and timing of resources that any future collaborators devote to our or their future products. Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements will be contractual in nature and will generally be terminable under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products or services resulting from such transaction or arrangement or may need to purchase such rights at a premium. Additionally, as would be standard for collaborations of such nature, we may have indemnity obligations in respect of, amongst other things, intellectual property and data privacy obligations, which, if triggered, could adversely affect our business, financial condition or results of operations.

We are currently party to, and may enter into future, in-bound intellectual property license agreements. We may not be able to fully protect the intellectual property licensed to us or maintain those licenses. Our licensors may retain the right to prosecute, enforce and defend the intellectual property rights licensed to us, in which case we would depend on the ability of our licensors to obtain, maintain and enforce intellectual property protection for the licensed intellectual property. These licensors may determine not to enforce the licensed intellectual property against other companies or may pursue such litigation less aggressively than we would. In addition, such licenses may only provide us with non-exclusive rights, which could allow other third parties, including our competitors, to utilize the licensed intellectual property rights. Further, our in-bound license agreements may impose various diligence, commercialization, payment or other obligations on us. Our licensors may allege that we have breached our license agreement with them, and accordingly seek to terminate our license, which could adversely affect our freedom to operation or our competitive business position and harm our business prospects.

Our use of open source software could adversely affect our ability to offer our solutions and subject us to possible litigation.

We use open source software in connection with our existing and future offerings. Some of these licenses may contain requirements that we make available source code for modifications or derivative works we create based upon the open source software, and that we license such modifications or derivative works under the terms of a particular open source license or other license granting third-parties certain rights of further use. By the terms of certain open source licenses, we could be required to release the source code of our proprietary software and to make our proprietary software available under open source licenses, if we combine and/or distribute our proprietary software with open source software in certain manners. Although we have a policy on how open source software may be used in our offering, and we monitor our use of open source software, we cannot be sure that all open source software is reviewed prior to use in our proprietary software, that our programmers have not incorporated into our proprietary software open source software subject to such unfavorable license terms, or that they will not do so in the future. Additionally, the terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts. There is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide our existing and future offerings to our customers and members. In addition, the terms of open source software licenses may require us to provide software that we develop using such open source software, to others, including our competitors, on unfavorable license terms. As a result of our current or future use of open source software, we may face claims or litigation, be required to release our proprietary source code, pay damages for breach of contract, re-engineer our technology, discontinue sales in the event re-engineering cannot be accomplished on a timely basis, or take other remedial action that may divert resources away from our development efforts, any of which could harm our business.

Our business could be disrupted by catastrophic events and man-made problems, such as power disruptions, data security breaches and incidents, and terrorism.

Our systems are vulnerable to damage or interruption from the occurrence of any catastrophic event, including earthquake, fire, flood, tsunami, or other weather event, power loss, telecommunications failure, software or hardware malfunction, cyber-attack, war, terrorist attack, or incident of mass violence, which could result in lengthy interruptions in access to our platform. Acts of terrorism, including malicious internet-based activity, could cause disruptions to the internet or the economy as a whole. Even with our disaster recovery arrangements, access to our platform could be interrupted. If our systems were to fail or be negatively impacted as a result of a natural disaster or other event, our ability to deliver our platform and solution to our customers and members would be impaired or we could lose critical data. If we are unable to successfully execute on our disaster recovery and business continuity plans in the event of a disaster or emergency, our business, financial condition, and results of operations would be harmed.

We have implemented a business continuity and disaster recovery program designed to effectively manage business interruption and continually evolving. Specifically, our architecture is designed in availability zones to enable continuity when one or more zones is disrupted by moving traffic in the event of a problem, and the ability to recover in a short period of time. However, should our disaster recovery program fail to effectively support the movement of traffic in a timely or complete manner in the event of a catastrophe, our business and results of operations may be harmed.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to our business, financial condition and results of operations that may result from interruptions in access to our platform as a result of system failures.

A pandemic, epidemic or outbreak of an infectious disease in the United States, the United Kingdom or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect our business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States, the United Kingdom or worldwide, our business may be adversely affected. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain and rapidly changing. As of the date of this proxy statement/prospectus, the extent to which the COVID-19 pandemic may impact our business, results of operations and financial condition remains uncertain. Furthermore, because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.

Adverse market conditions resulting from the spread of COVID-19 could materially adversely affect our business and the value of our ordinary shares. Numerous state and local jurisdictions, including all markets where we operate, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders or restrictions have resulted in largely remote operations at our headquarters and centers, work stoppages among some vendors and suppliers, slowdowns and delays, travel restrictions and cancellation of events and have restricted the ability of our front-line outreach teams to host and attend community events, among other effects, thereby significantly and negatively impacting our operations. Other disruptions or potential disruptions include restrictions on the ability of our personnel to travel; inability of our suppliers to manufacture goods and to deliver these to us on a timely basis, or at all; inventory shortages or obsolescence; delays in actions of regulatory bodies; diversion of or limitations on employee resources that would otherwise be focused on the operations of our business, including because of sickness of employees or their families or the desire of employees to avoid contact with groups of people; business adjustments or disruptions of certain third parties; and additional government requirements or other incremental mitigation efforts. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity and spread of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. In addition, the COVID-19 virus disproportionately impacts older adults, which describes many of our members.

It is not currently possible to reliably project the direct impact of COVID-19 on our operating revenues and expenses. Key factors include the duration and extent of the outbreak in our service areas as well as societal and governmental responses. Members may continue to be reluctant to seek necessary care given the risks of the COVID-19 pandemic. This could have the effect of deterring healthcare costs that we will need to incur to later periods and may also affect the health of members who defer treatment, which may cause our costs to increase in the future. Further, as a result of the COVID-19 pandemic, we may experience slowed growth or a decline in new member demand. We also may experience increased internal and third-party medical costs as we provide care for members suffering from COVID-19. This increase in costs may be significant given the number of our members who are under capitation agreements. There is also a risk that, as restrictions stemming from the COVID-19 pandemic are rolled back, our medical expenses may increase in the near-to-medium term as individuals who may have delayed getting routine medical treatment during the COVID-19 pandemic begin making appointments to do so. Further, we may face increased competition due to changes to our competitors’ products and services, including modifications to their terms, conditions, and pricing that could materially adversely impact our business, results of operations, and overall financial condition in future periods.

During 2020, we temporarily closed all of our corporate offices, and enabled our entire corporate work force to work remotely, the majority of which still does. We also made operational changes to the staffing and operations of our centers to minimize potential exposure to COVID-19. We have also implemented travel restrictions for non-essential business. If the COVID-19 pandemic worsens, especially in regions where we have offices or centers, our business activities originating from affected areas could be adversely affected. Disruptive activities could include business closures in impacted areas, further restrictions on our employees’ and service providers’ ability to travel, impacts to productivity if our employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. We may take further actions that alter our business operations as may be required by any global authorities where we operate or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm our financial condition and business operations.

Due to the COVID-19 pandemic, we may not be able to document the health conditions of our members as completely as we have in the past. Medicare pays capitation using a “risk adjustment model,” which compensates providers based on the health status (acuity) of each individual member. Payers with higher acuity members receive more, and those with lower acuity members receive less. Medicare requires that a member’s health issues be documented annually regardless of the permanence of the underlying causes. Historically, this documentation was required to be completed during an in-person visit with a member. As part of the Coronavirus Aid, Relief and Economic Security Act, or CARES Act, Medicare is allowing documentation for conditions identified during video visits with members. However, given the disruption caused by COVID-19, it is unclear whether we will be able to document the health conditions of our members as comprehensively as we did in prior years, which may adversely impact our revenue in future periods.

Also, under the CARES Act, the U.S. Department of Health and Human Services distributed Medicare Grants to healthcare providers to offset the impacts of the COVID-19 pandemic related expenses and lost revenues, also known as the Provider Relief Funds. Grants received are subject to the terms and conditions of the program, including that such funds may only be used to prevent, prepare for, and respond to the COVID-19 pandemic and will reimburse only for health care related expenses or lost revenues that are attributable to the COVID-19 pandemic. Recipients are not required to repay these funds, provided that they attest to and comply with certain terms and conditions, including not using the funds to reimburse expenses or losses that other sources are obligated to reimburse. We will continue to monitor our compliance with the terms and conditions of the Provider Relief Funds, including demonstrating that the distributions received have been used for healthcare-related expenses or lost revenue attributable to the COVID-19 pandemic. If we are unable to attest to or comply with current or future terms and conditions our ability to retain some or all of the distributions received may be impacted.

The COVID-19 pandemic could also cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents that impact our business, delay or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business. Further, the COVID-19 pandemic has resulted in our employees and those of many of our vendors working from home and conducting work via the internet, and if the network and infrastructure of internet providers becomes overburdened by increased usage or is otherwise unreliable or unavailable, our employees’, and our customers’ and vendors’ employees’, access to the internet to conduct business could be negatively impacted. Limitations on access or disruptions to services or goods provided by or to some of our suppliers and vendors upon which our platform and business operations relies, could interrupt our ability to provide our platform, decrease the productivity of our workforce, and significantly harm our business operations, financial condition, and results of operations.

Our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these unauthorized attempts could substantially impact our platform, the proprietary and other confidential data contained therein or otherwise stored or processed in our operations, and ultimately our business. Any actual or perceived security incident also may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities.

The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on our customers and our sales cycles; the impact on customer, industry, or employee events; and the effect on our partners and supply chains, all of which are uncertain and cannot be predicted. Because of our business model, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyber-attacks and security vulnerabilities, interruptions or delays due to third-parties, or our ability to raise additional capital or generate sufficient cash flows necessary to expand our operations.

Foreign currency exchange rate fluctuations and restrictions on the repatriation of cash could adversely affect our results of operations, financial position and cash flows.

Our business is exposed to fluctuations in exchange rates. Although our reporting currency is the U.S. dollar, we operate in different geographical areas and transact in a range of currencies in addition to the U.S.

dollar, such as pound sterling. As a result, movements in exchange rates may cause our revenue and expenses to fluctuate, impacting our profitability, financial position and cash flows. Future business operations and opportunities, including any continued expansion of our business outside the United States, may further increase the risk that cash flows resulting from these activities may be adversely affected by changes in currency exchange rates. In the event we are unable to offset these risks, there may be a material adverse impact on our business and operations. In appropriate circumstances where we are unable to naturally offset our exposure to these currency risks, we may enter into derivative transactions to reduce such exposures. Even where we implement hedging strategies to mitigate foreign currency risk, these strategies might not eliminate our exposure to foreign exchange rate fluctuations and involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the strategies and potential accounting implications. Nevertheless, exchange rate fluctuations may either increase or decrease our revenues and expenses as reported in U.S. dollars. Moreover, foreign governments may restrict transfers of cash out of the country and control exchange rates. There can be no assurance that we will be able to repatriate earnings generated, or cash held, by Babylon Holdings and its subsidiaries due to exchange control restrictions or the requirements to hold cash locally to meet regulatory solvency requirements. This could have a material adverse effect on our business, financial condition and results of operations.

Any failure to offer high-quality implementation, member enrollment and ongoing support may adversely affect our relationships with our customers, and in turn our business, results of operations and financial condition.

Though we assist with targeted marketing campaigns, we do not control our customers’ enrollment schedules. As a result, if our customers do not allocate the internal resources necessary for a successful enrollment for their population, or enrollment launch date is delayed, we could incur significant costs, our enrollment rate may decline, customers could become dissatisfied and decide not to increase utilization of our solution or not to implement our solution beyond an initial period prior to their term commitment. In addition, competitors with more efficient operating models and/or lower implementation costs could jeopardize our customer relationships.

In implementing and using our solutions, our members depend on our member support to resolve issues in a timely manner. We may be unable to respond quickly enough to accommodate short-term increases in demand for member support. We also may be unable to modify the nature, scope and delivery of our services or member support to compete with changes in solutions provided by our competitors. Increased member demand for support could increase costs and adversely affect our financial condition and results of operations. Our sales are highly dependent on our reputation and on positive recommendations from our existing members, and customers. Any failure to maintain high-quality member support, or a market perception that we do not maintain high-quality member support, could adversely affect our reputation, our ability to sell our solutions, and in turn our business, financial condition and results of operations.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new products, services or enhance our existing products or services, enhance our operating infrastructure and acquire complementary businesses and technologies. In order to achieve these objectives, we may make future commitments of capital resources. Accordingly, we may need to engage in equity or debt financings to secure additional funds. In particular, if the closing of the Business Combination is delayed longer than we expect, we may need to raise additional funding in advance of such closing. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

Risks Related to Government Regulation

In the United States, we conduct business in a heavily regulated industry, and if we fail to comply with these laws and government regulations, or if the rules and regulations change or the approach that regulators take in classifying our products and services under such regulations change, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payers, our contractual relationships with our providers, vendors and customers, our marketing activities and other aspects of our operations. Of particular importance are:

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the federal physician self-referral law, commonly referred to as the Stark Law, that, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibit the entity from billing Medicare or Medicaid for such designated health services;

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the federal Anti-Kickback Statute that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration (i) in return for referring or to induce the referral of an individual for the furnishing, or arranging for the furnishing, of items or services paid for in whole or in part by any federal health care program, such as Medicare and Medicaid, and (ii) ordering, leasing, purchasing or recommending or arranging for the ordering, purchasing or leasing of items, services, good, or facility paid for in whole or in part by any federal health care program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

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the criminal healthcare fraud provisions of HIPAA and related rules that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

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the federal False Claims Act that imposes civil liability on individuals or entities that, among other things, knowingly submit false or fraudulent claims for payment to the government, or knowingly make, or cause to be made, a false statement in order to have a false claim paid, or retain identified Medicare or Medicaid overpayments and allows for qui tam or whistleblower suits by private individuals on behalf of the government;

•	various federal healthcare-focused criminal laws that impose criminal liability for intentionally submitting false or fraudulent claims, or making false statements, to the government;

•	reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare or Medicaid programs;

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similar state law provisions pertaining to anti-kickback, self-referral and false claims issues, some of which may apply to items or services reimbursed by any payer, including patients and commercial insurers;

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state laws that prohibit general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting fees with physicians;

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state laws, regulations, interpretative guidance, and policies requiring certain modality and other actions to establish a provider-patient relationship, deliver care, or prescribe medications as part of a telehealth service;

•	state laws, regulations and policies relating to licensure and the practice of telehealth services across state lines;

•	state laws, regulations, interpretative guidance, and policies regarding the dispensing or delivery of medications and devices;

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state laws, regulations, interpretative guidance, and policies regarding reporting requirements and patient consent, education, and follow-up related to treatment, including treatment and education for certain specific topics, such as, contraception, HIV and other STIs and state reporting for HIV, STI, and infectious diseases;

•	laws that regulate debt collection practices as applied to our debt collection practices;

•	a provision of the Social Security Act that imposes penalties on healthcare providers who fail to disclose, or refund known overpayments;

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federal and state laws that prohibit providers from billing and receiving payment from Medicare and Medicaid for services unless the services are medically necessary, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered; and

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federal and state laws and policies that require healthcare providers to maintain licensure, certification or accreditation to enroll and participate in the Medicare and Medicaid programs, to report certain changes in their operations to the agencies that administer these programs.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Babylon has implemented a compliance program to maintain compliance with these laws, however instances of non-compliance may prove costly. Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment, recoupment, imprisonment, loss of enrollment status and exclusion from the Medicare and Medicaid programs. Medicare and Medicaid programs represent a large portion of our revenue in the United States and exclusion from future participation in these programs would significantly reduce our revenue for years to come. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with regulatory requirements could create liability for us and negatively affect our business. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity.

To enforce compliance with the federal laws, the U.S. Department of Justice and the OIG have recently increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time- and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal False Claims Act, which provides for treble damages and penalties of $11,665 to $23,331 per false claim or statement, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. We cannot assure you that any new or changed healthcare laws, regulations or standards will not materially adversely affect our business. We cannot assure you that a review of our business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect our operations.

The impact of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending on us is currently unknown, but may adversely affect our business, financial condition and results of operations.

Our revenue is dependent on the healthcare industry and could be affected by changes in healthcare spending and policy. The healthcare industry is subject to changing political, regulatory and other influences.

In the United States, the Affordable Care Act (“ACA”) made major changes in how healthcare is delivered and reimbursed, and increased access to health insurance benefits to the uninsured and underinsured population of the United States. Since the adoption of ACA, there have been an increased the number of individuals with Medicaid and private insurance coverage, increasingly, reimbursement policies tie payment to quality, alternative payment methodologies, including the Medicare Shared Savings Program, have been adopted or piloted, enforcement of fraud and abuse laws have increased and utilized expanded powers adopted as a part of ACA and the use of information technology has been encouraged.

Although ACA has remained largely intact in the face of multiple challenges, Federal agencies, Congress, states and other regulatory bodies have the ability to impact the extent of the changes implemented by ACA. Accordingly, the full impact of ACA remains unknown, and we cannot predict future actions by Federal agencies, Congress, the states and other regulatory bodies may impact the changes implemented by ACA. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments and other third-party payers will pay for healthcare products and services, which could adversely affect our business, financial condition and results of operations.

Evolving government regulations may result in increased costs or adversely affect our results of operations.

In a regulatory climate that is uncertain, our operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. Compliance with these future laws and regulations may require us to change our practices at an undeterminable and possibly significant initial monetary and recurring expense. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on our results of operations.

We have identified what we believe are the areas of government regulation that, if changed, would be costly to us. These include:

•	rules governing the practice of medicine by physicians;

•	laws relating to licensure requirements for physicians and other licensed health professionals;

•	laws limiting the corporate practice of medicine and professional fee-splitting;

•	laws governing the issuances of prescriptions in an online setting;

•	cybersecurity and privacy laws;

•	laws and licensure requirements relating to telemedicine;

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laws and regulatory requirements relating to artificial intelligence (which are likely to become more prominent across multiple jurisdictions in the coming years, following the European Commission’s recently announced proposal for an EU Regulation on Artificial Intelligence);

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laws and regulatory requirements relating to medical devices including software as a medical device, under English law, EU law and the Federal Food, Drug, and Cosmetic Act and the U.S. Food & Drug Administration’s enforcement discretion relating to “device” regulatory requirements;

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laws and regulations relating to the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payers (e.g., the physician self-referral law or Anti-Kickback Statute);

•	laws and regulations related to the acceptance of risk for medical expenses; and

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laws and rules relating to the distinction between independent contractors and employees. There could be laws and regulations applicable to our business that we have not identified or that, if changed, may be costly to us, and we cannot predict all the ways in which implementation of such laws and regulations may affect us.

Changes in law or regulation in any jurisdiction in which we operate may lead to increased costs and/or resourcing requirements, delays, or may require product features to be modified or discontinued. As an example, the current up-classification of many software as a medical device products in Europe as a result of the recently enforced Medical Device Regulation 2017/745 places a burden on manufacturers who CE-mark their products, including Babylon.

Moreover, there is an increasing trend in the European Union, United Kingdom and United States towards regulation of AI and the protection of citizens from harm caused by AI, although no specific substantive legislation has been enacted to date.

European Union

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On April 21, 2021, the European Commission published its proposal for an EU Regulation on AI (the “Draft Regulation”). The Draft Regulation is not current EU law. It will proceed through a detailed legislative process (which is expected to take several years) and, if enacted, will also provide for a transition period to enable affected parties to comply. As with previous EU legislation relating to technology (such as the GDPR), it is likely that the final text will be significantly different from the Draft Regulation.

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The Draft Regulation applies to providers, users, importers and distributors of AI systems. It establishes a risk-based framework of requirements and enforcement mechanisms for various AI use-cases. This includes “high-risk” AI systems, which (among other criteria) encompass products or components that are subject to Regulation (EU) 2017/745 on medical devices.

•	The Draft Regulation, if enacted, would have extra-territorial effect and would apply to:

○	providers (established within or outside the EU) that supply or put an AI system into service in the EU;

○	users of AI systems located within the EU; and

○	providers and users located outside the EU, if the output produced by the AI system is used in the EU.

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Babylon’s mobile app (including its AI-driven digital health tools, Triage and Healthcheck) is currently available for download within the EU. Babylon could be determined to be a provider, given that it develops the app and puts it onto the market.

•	If Babylon were determined to be a provider of high-risk AI systems, its substantive obligations would include (among other measures) implementation of compliant risk-management and data governance systems, creation and maintenance of technical documentation, record-keeping requirements, detailed transparency obligations and post-market monitoring. Although Babylon has many of these in place already, the specific requirements may vary. The Draft Regulation also requires high-risk AI systems to be CE-marked following a conformity assessment procedure. These measures could create additional costs (e.g. additional hires for product and compliance teams) and potential delays in the development and deployment of Babylon’s AI-based products and services within the EU. If Babylon were to fail to comply, Babylon may be subject to fines or other penalties.

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Certain obligations in the Draft Regulation apply to users’ of high-risk AI systems, which could include Babylon’s commercial partners and licensees. A user is any entity or person under whose authority a provider’s AI system is operated (rather than a human end-user). These obligations include ensuring input data is relevant for the intended purpose, monitoring the operation of the AI system and keeping logs generated by the system. As a result, Babylon may be required to implement additional operational procedures and contractual protections (with potentially negative impacts on commercial partnership and licensing revenues) to enable its partners and licensees to comply with their own obligations when using Babylon’s AI.

•	If Babylon were not determined to be a provider of high-risk AI systems, it could still be required to adhere to certain transparency standards under the Draft Regulation.

United Kingdom

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The Draft Regulation would not be part of UK law in light of Brexit. However, it would apply indirectly to parties in the UK through the extra-territorial effect detailed above (i.e., UK-based providers/users would need to comply if supplying or using AI systems, or their output, within the EU). Babylon’s mobile app is currently available for download in the EU. The UK government is expected to publish a national AI strategy in 2021, but at this stage it is not possible to determine the United Kingdom’s legislative and regulatory position in relation to AI or the impact on Babylon’s business of any future measures that may be implemented.

United States

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Policy and legislative developments in the United States over the past two years suggest a greater focus on the regulation of AI, with a particular emphasis on algorithmic accountability and mitigation of algorithmic bias/discrimination.

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The Executive Order on Maintaining American Leadership in Artificial Intelligence (No. 13,859) (issued on February 11, 2019), included a guiding principle of “fostering public trust and confidence in AI technologies”. House Resolution 153 on Supporting the Development of Guidelines for Ethical Development of Artificial Intelligence (issued by the U.S. House of Representatives on February 27, 2019 but not yet adopted) sets out aims for the “safe, responsible and democratic development” of AI, through principles such as transparency, privacy, accountability, access, fairness and safety.

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The most significant legislative development was the introduction in Congress of the bill for the federal Algorithmic Accountability Act on April 10, 2019 (the Bill”), which would require independent impact assessments to be conducted on “high-risk automated decision systems” to assess their accuracy, fairness, bias, discrimination, privacy and security, where the relevant organization meets certain threshold criteria (based on revenue, volume of data held, or the sale/purchase of personal information). The Bill did not advance in 2019, but there are indications that it will be reintroduced in the U.S. Senate and the U.S. House of Representatives in 2021.

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If enacted and if applicable to Babylon, the Bill’s requirement to carry out detailed impact assessments could create additional costs (including additional hires for compliance teams) and delays in Babylon’s engineering and product development processes. The Bill would also not prevent the introduction of further legislation at state level which might, if applicable, impose additional (potentially separate or overlapping)

requirements on Babylon. An early example is the bill for the New Jersey Algorithmic Accountability Act (introduced on May 20, 2019), which is similar in scope and effect to the Bill and is still moving through the New Jersey legislative process.

In the jurisdictions in which we operate, even where we believe we are in compliance with all applicable laws, due to the uncertain regulatory environment, certain jurisdictions may determine that we are in violation of their laws. In the event that we must remedy such violations, we may be required to modify our services and products in a manner that undermines our solution’s attractiveness to our customers, consumers or providers or experts, we may become subject to fines or other penalties or, if we determine that the requirements to operate in compliance in such jurisdictions are overly burdensome, we may elect to terminate our operations in such places. In each case, our revenue may decline and our business, financial condition and results of operations could be materially adversely affected.

Additionally, the introduction of new services may require us to comply with additional, yet undetermined, laws and regulations. Compliance may require obtaining appropriate licenses or certificates, increasing our security measures and expending additional resources to monitor developments in applicable rules and ensure compliance. The failure to adequately comply with these future laws and regulations may delay or possibly prevent some of our products or services from being offered to customers, or their members and patients, which could have a material adverse effect on our business, financial condition and results of operations.

Changes to the regulatory environment and market for health insurance in the United States could affect the adoption of our products and services and our future revenue.

Our business interacts closely with the U.S. health insurance system, which is evolving and subject to a changing regulatory environment. Our future financial performance will depend in part on growth in the market for private health insurance, as well as our ability to adapt to regulatory developments.

Changes and developments in the health insurance system in the United States could reduce demand for our services and harm our business. For example, there has been an ongoing national debate relating to the health insurance system in the United States. Certain elected officials have introduced proposals to expand the Medicare program, ranging from proposals that would create a new single-payer national health insurance program for all United States residents, replacing virtually all other sources of public and private insurance, to more incremental approaches, such as lowering the age of eligibility for the Medicare program, expanding Medicare to a larger population, or creating a new public health insurance option that would compete with private insurers. Additionally, proposals to establish a single-payer or government-run health care system at the state level have been introduced in some of our key states, such as New York and California. At the federal level, President Biden and Congress may consider other legislation and/or executive orders to change elements of the ACA. In December 2019, a federal appeals court held that the individual mandate portion of the ACA was unconstitutional and left open the question whether the remaining provisions of the ACA would be valid without the individual mandate. On November 10, 2020, the U.S. Supreme Court heard oral arguments in this matter, and in June 2021, the Supreme Court held that Texas and other challengers had no legal standing to challenge the ACA, upholding the ACA. On January 28, 2021, President Biden issued an Executive Order that states it is the policy of his administration to protect and strengthen Medicaid and the ACA, and to make high-quality healthcare accessible and affordable to all Americans, and directs the Secretary of HHS to consider opening a special enrollment period for uninsured and under-insured Americans to seek individual market coverage through the federal health insurance marketplace. On the same day, in response to the President’s Executive Order, the Centers for Medicare & Medicaid Services (“CMS”), announced a special enrollment period from February 15, 2021 through May 15, 2021, which has been extended to August 15, 2021 due to the coronavirus public health emergency, for uninsured and under- insured individuals and families to seek coverage through the federal health insurance marketplace. The Executive Order also directs federal agencies to examine agency actions to determine whether they are consistent with that the Administration’s commitment regarding the ACA, and begin rulemaking to suspend, revise, or rescind any inconsistent actions. Areas of focus include policies or practices that may reduce affordability of coverage, present unnecessary barriers to individuals and families attempting to access Medicare or ACA coverage, or undermine protections for people with preexisting conditions. We continue to evaluate the effect that the ACA and its possible modifications, repeal and replacement may have on our business.

There may also be changes on the state level that could adversely impact our business. For example, the California Department of Health Care Services (“DHCS”), is anticipated to begin the process of recontracting with Medi-Cal managed care plans in 2021. If the Medi-Cal managed care plans that we currently contract with change as a result of this DHCS request for proposal and procurement process, and we are unable to secure new contracts with the new Medi-Cal managed care plans, the demand in our services may decrease and harm our business.

Opposition in the United Kingdom to the involvement of private sector providers in the delivery of healthcare services could adversely affect our business.

Our business in England interacts closely with the NHS, including through our delivery of our Babylon GP at Hand offering. The involvement of independent sector providers in the NHS is a regularly discussed topic. Independent providers have long played a role in the delivery of services in the NHS. Whilst we are unaware that a central record of independent sector spend by the NHS is retained, critics claim that spend in this area has increased over time and undermines the NHS core values. In the recent past, both Labour and Conservative governments have used independent providers to increase patient choice and competition, as well as increasing capacity to provide services. In recent years, there have been large scale attempts to procure services from providers which have included independent sector providers which have received criticism and created delays. Tenders and contracts have been abandoned, and the debate on the “privatization of the NHS” has come from local stakeholders including patients, the public and physicians, as well as being a political topic. It is unlikely that the “privatization of the NHS” narrative will entirely subside. It will remain a risk to our business and it is likely that significant changes to the state of play of health in the United States may become part of the commentary in this debate.

In February 2021, the Department of Health and Social Care in England published a White Paper titled “Integration and Innovation: working together to improve health and social care for all”, or the NHS White Paper, which sets out proposals for health and care legislation. The NHS White Paper brings together proposals that build on recommendations from the NHS system and additional measures relating to the Secretary of State for Health’s powers over the system. The NHS White Paper is detailed with broad proposals including working together and integration; stripping out bureaucracy; enhancing public confidence and accountability; and additional proposals to support public health, social care, quality and safety. There is very little or no detail in the NHS White Paper regarding independent sector providers of health and care services in England. Notably, there is a proposal to remove the commissioning of NHS and public health services from the Public Contracts Regulations 2015, to be replaced by a bespoke Provider Selection Regime and a duty on commissioners (purchasers) of NHS services to act in the best interests of members. The procurement of non-clinical services will remain subject to the procurement rules. The Provider Selection Regime, if implemented as proposed to date, may make it easier for decision makers not to award contracts through open, competitive procurement processes and that poorly performing services may remain unimproved. The mechanism for challenge is likely to be through judicial review. There appears, at this stage, to be a move to strengthen the “Any Qualified Provider” or “AQP” arrangements which may be beneficial to providers of health services. We continue to evaluate the impact of the NHS White Paper and its possible amendments to existing legislation and NHS guidance on our business.

In February 2021, the NHS Commissioning Board, an executive non-departmental public body sponsored by the Department of Health and Social Care, issued a consultation on proposals for the NHS Provider Selection Regime. The consultation has now closed, and further detail is awaited as regards the future of NHS clinical and public health service commissioning. In the meantime, there is uncertainty as pertains to the future of procurement legislation.

In addition, there is a risk that the NHS Commissioning Board could challenge how the Babylon GP at Hand contractual structure operates, or that the legislation regarding the persons eligible to enter into a general medical services contract could change such that the contractual structure does not comply with legislation. The Babylon GP at Hand contractual structure is reliant on four individuals holding the general medical services contract in their individual capacity. While Babylon has broad control regarding two of these individuals, we are reliant on our working relationship with the other two. We believe that our operations are in line with other corporate entities delivering general medical services in England; however, any scrutiny, investigation, or litigation with regard to our arrangement could have a material adverse effect on our business, financial condition and results of operations, particularly if we are unable to restructure our operations and arrangements to comply with applicable laws or we are required to restructure at a significant cost, or if we were subject to penalties or other adverse action.

We are subject to export and import control laws and regulations that could impair our ability to compete in international markets or subject us to liability if we violate such laws and regulations.

We and our products in many cases are subject to U.S. import and export controls and trade and economic sanctions regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. These laws prohibit the shipment or provision of certain products and solutions to certain countries, governments and persons targeted by U.S. sanctions. Exports of our products and services must be made in compliance with these laws and regulations when applicable. If in the future we are found to be in violation of U.S. sanctions or export control laws, it could result in civil and criminal penalties, including loss of export privileges and substantial fines for us and for the individuals working for us.

In addition, various countries regulate the import and export of certain encryption and other technology, including import and export permitting and licensing requirements, and have enacted laws that could limit our ability to distribute our solution or permit the use of our platform in those countries.

Changes in our solution, or future changes in export and import regulations, may prevent our members with international operations from deploying our platform globally or, in some cases, prevent the export or import of our solution to certain countries, governments or persons altogether. Any change in export or import regulations, economic sanctions or related legislation or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our platform by, or in our decreased ability to export or sell subscriptions to our platform to, existing or potential customers with international operations. Any decreased use of our platform or limitation on our ability to export or sell our solution would likely adversely affect our business, financial condition and results of operations.

We are also subject to other laws and regulations governing our international operations, including regulations administered by the governments of the United Kingdom and the United States, and authorities in the European Union, including applicable export control regulations, economic sanctions and embargoes on certain countries and persons, anti-money laundering laws, import and customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws. While we have mechanisms to identify high-risk individuals and entities before contracting with them, an instance of non-compliance with all such applicable laws could result in our being subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses. Likewise, any investigation of any potential violations of such laws by United Kingdom, United States or other authorities could also have an adverse impact on our reputation, our business, results of operations and financial condition.

We are subject to the U.K. Bribery Act, the U.S. Foreign Corrupt Practices Act and other anti-corruption laws and anti-money laundering laws. Failure to comply with these laws could subject us to penalties and other adverse consequences.

Our operations are subject to anti-corruption laws, including the U.K. Bribery Act 2010 (the “Bribery Act”), the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute at

18 U.S.C. §201, the U.S. Travel Act, and other anti-corruption laws and anti-money laundering laws that apply in countries where we do business. The Bribery Act, the FCPA and these other anti-corruption laws generally prohibit us and our employees, agents, representatives, business partners, and third-party intermediaries from authorizing, promising, offering, or providing, directly or indirectly, improper or prohibited payments, or anything else of value, to recipients in the public or private sector in order to obtain or retain business or gain some other business advantage.

We sometimes leverage third parties to sell our products and conduct our business abroad. Under the Bribery Act, we may also be liable for failing to prevent a person associated with us from committing a bribery offense. We, our employees, agents, representatives, business partners our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize those activities. While we have mechanisms to identify high-risk individuals and entities before contracting with them, we operate in a number of jurisdictions that pose a high risk of potential Bribery Act or FCPA violations. We cannot assure you that all of our employees, agents, representatives, business partners or third-party intermediaries will not take actions that violate applicable law, for which we may be ultimately held responsible. As we increase our international sales and business, our risks under these laws may increase.

These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with those laws, we cannot assure you that none of our employees, agents, representatives, business partners or third-party intermediaries will take actions that violate our policies and applicable law, for which we may be ultimately held responsible. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

Any allegations or violation of the FCPA, the Bribery Act or other applicable anti-bribery and anti-corruption laws and anti-money laundering laws could result in whistleblower complaints, sanctions, settlements, prosecution, enforcement actions, fines, damages, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions, or suspension or debarment from government contracts, all of which may have an adverse effect on our reputation, business, results of operations, and prospects. Responding to any investigation or action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Failure to comply with applicable transfer pricing and similar regulations could harm our business and financial results.

In many countries, including the United States and the United Kingdom, we are subject to transfer pricing and other tax regulations designed to ensure that appropriate levels of income are reported as earned in each jurisdiction and are taxed accordingly. Although we believe that we are in substantial compliance with all applicable regulations and restrictions, we are subject to the risk that governmental authorities could audit our transfer pricing and related practices and assert that additional taxes are owed. In the event that the audits or assessments are concluded adversely to us, we may or may not be able to offset or mitigate the consolidated effect.

The enactment of legislation implementing changes in tax legislation or policies in different geographic jurisdictions including the United Kingdom and the United States could materially impact our business, financial condition and results of operations.

We conduct business globally and file income tax returns in multiple jurisdictions. Our consolidated effective income tax rate could be materially adversely affected by several factors, including: changing tax laws, regulations and treaties, or the interpretation thereof; tax policy initiatives and reforms under consideration (such as those related to the Organization for Economic Co-Operation and Development’s (“OECD”) Base Erosion and Profit Shifting, or BEPS, project, the European Commission’s state aid investigations and other initiatives); the practices of tax authorities in jurisdictions in which we operate; the resolution of issues arising from tax audits or examinations and any related interest or penalties. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends, royalties and interest paid.

We are unable to predict what tax reforms may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices in jurisdictions in which we operate, could increase the estimated tax liability that we have expensed to date and paid or accrued on our balance sheets, and otherwise affect our financial position, future results of operations, cash flows in a particular period and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders and increase the complexity, burden and cost of tax compliance.

The applicability of value-added, sales, use, withholding and other tax laws or regulations on our business is uncertain. Adverse tax laws or regulations could be enacted or existing laws could be applied to us or our customers, which could subject us to additional tax liability and related interest and penalties, increase the costs of our solution and adversely impact our business.

The application of tax laws and regulations to services provided electronically is evolving. New income, sales, use, value-added or other tax laws, statutes, rules, regulations, or ordinances could be enacted at any time (possibly with retroactive effect), and could be applied solely or disproportionately to services provided over the internet or could otherwise materially affect our financial position and results of operations.

In addition, different tax jurisdictions have differing rules and regulations governing sales, use, value-added and other taxes, and these rules and regulations can be complex and are subject to varying interpretations that may change over time. Existing tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to us (possibly with retroactive effect). Although our customer contracts typically provide that our customers must pay all applicable sales and similar taxes, our customers may be reluctant to pay back taxes and associated interest or penalties, or we may determine that it would not be commercially feasible to seek reimbursement. In addition, we or our customers could be required to pay additional tax amounts on both future as well as prior sales, and possibly fines or penalties and interest for past due taxes. If we are required to collect and pay back taxes and associated interest and penalties, and if the amount we are required to collect and pay exceeds our estimates and reserves, or if we are unsuccessful in collecting such amounts from our customers, we could incur potentially substantial unplanned expenses, thereby adversely impacting our operating results and cash flows. Imposition of such taxes on our services going forward or collection of sales tax from our customers in respect of prior sales could also adversely affect our sales activity and have a negative impact on our operating results and cash flows.

Furthermore, a tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, Her Majesty’s Revenue & Customs, or HMRC, or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including methodologies for valuing developed technology and amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. In addition, a tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, where there has been a technical violation of contradictory laws and regulations that are relatively new and have not been subject to extensive review or interpretation, in which case we expect that we might contest such assessment. High-profile companies can be particularly vulnerable to aggressive application of unclear requirements. Many companies must negotiate their tax bills with tax inspectors who may demand higher taxes than applicable law appears to provide. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.

Risks Related to Intellectual Property and Legal Proceedings

If we are unable to obtain, maintain and enforce intellectual property protection for our technology or if the scope of our intellectual property protection is not sufficiently broad, others may be able to develop and commercialize technology substantially similar to ours, and our ability to successfully commercialize our technology may be adversely affected.

Our business depends on internally developed technology and content, including software, databases, confidential information and know-how, the protection of which is crucial to the success of our business. We rely on a combination of registered and unregistered rights, including patents and registered trademarks, as well as trade-secret and copyright laws and confidentiality procedures and contractual provisions to protect our intellectual property rights in our internally developed technology and content, as well as our brand. We may, over time, increase our investment in protecting our intellectual property through additional patent, trademark and other intellectual property filings. Effective patent, trade-secret, copyright and trademark protection is expensive and time-consuming to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. These measures, however, may not be sufficient to offer us meaningful protection.

Much of our technology and software is maintained as trade secret and not protected by patents. Our employees, consultants and other parties (including independent contractors and companies with which we conduct business) may unintentionally or willfully disclose our trade secret information or technology to competitors. Enforcing a claim that a third party illegally disclosed or obtained and is using any of our internally developed information, technology or content is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets, know-how and other proprietary information. We rely, in part, on non-disclosure, confidentiality and assignment-of-invention agreements (or equivalent contractual provisions) with our employees, independent contractors, consultants and companies with which we conduct business to protect our trade secrets, know-how and other intellectual property and internally developed information. These agreements may not be self-executing (i.e., they may require further legislative or judicial action before they can take effect or become enforceable), or they may be breached and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access, whether authorized or unauthorized, to our trade secrets, know-how and other internally developed information.

If we are unable to protect our intellectual property and other IP and other proprietary rights, our competitive position and our business could be harmed, as third parties may be able to commercialize and use technologies and software products that are substantially the same as ours without incurring the development and/or licensing costs that we have incurred. Any of our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed or misappropriated. Any of our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties or otherwise misappropriated. In addition, our intellectual property rights may not be sufficient to provide us with freedom to operate or technology that will permit us to take advantage of current market trends or otherwise to provide us with competitive advantages, which could result in costly redesign efforts, discontinuance of certain offerings or other competitive harm.

Monitoring unauthorized use of our intellectual property is difficult and costly. From time to time, we may seek to analyze our competitors’ services, and may in the future seek to enforce our intellectual property against potential infringement. However, the steps we have taken to protect our intellectual property may not be adequate to prevent infringement or misappropriation of our intellectual property. We may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property. Any inability to meaningfully protect or assert our intellectual property rights could result in harm to our ability to compete and reduce demand for our technology. Moreover, our failure to develop and properly manage new intellectual property could adversely affect our market positions and business opportunities.

Uncertainty may result from changes to intellectual property legislation and from interpretations of intellectual property laws by applicable courts and agencies in any of the jurisdictions in which we operate. Accordingly, despite our efforts, we may be unable to obtain and maintain the intellectual property rights necessary to provide us with a competitive advantage. Our failure to obtain, maintain and enforce our intellectual property rights could therefore have a material adverse effect on our business, financial condition and results of operations.

Third parties may initiate legal proceedings alleging that we are infringing or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on our business, financial condition and results of operations.

Our commercial success depends on our ability to develop and commercialize our services and use our internally developed technology without infringing the intellectual property or proprietary rights of third parties. Intellectual property disputes can be costly to defend and may cause our business, operating results and financial condition to suffer. As the market for digital healthcare, both in the United States and globally, expands and more patents are issued, the risk increases that there may be patents issued to third parties that relate to our technology of which we are not aware or that we must challenge to continue our operations as currently contemplated. Whether merited or not, we may face allegations that we, our customers or other parties indemnified by us have infringed or otherwise violated the patents, trademarks, copyrights or other intellectual property rights of third parties. Such claims may be made by competitors seeking to obtain a competitive advantage. Additionally, in recent years, individuals and groups have begun purchasing intellectual property assets for the purpose of making claims of infringement and attempting to extract settlements. We may also face allegations that our employees have misappropriated the intellectual property or proprietary rights of their former employers or other third parties. It may be necessary for us to initiate litigation to defend ourselves in order to determine the scope, enforceability and validity of third-party intellectual property or proprietary rights, or to establish our respective rights. We may not be able to successfully settle or otherwise resolve such adversarial proceedings or litigation. If we are unable to successfully settle future claims on terms acceptable to us we may be required to engage in or to continue claims, regardless of whether such claims have merit. This can be time-consuming, divert management’s attention and financial resources and can be costly to evaluate and defend. Results of any such litigation are difficult to predict and may require us to stop commercializing or using our technology, obtain licenses, modify our services and technology while we develop non-infringing substitutes or incur substantial damages, settlement costs or face a temporary or permanent injunction prohibiting us from marketing or providing the affected services (which may cause us to breach contractual obligations). If we require a third-party license, it may not be available, either on reasonable terms or at all, and we may have to pay substantial royalties, upfront fees or grant cross-licenses to intellectual property rights relating to our products, services or solutions. We may also have to redesign our products, services or solutions so they do not infringe third-party intellectual property rights, which may not be possible or may require substantial monetary expenditures and time, during which our technology may not be available for commercialization or use. Even if we have an agreement to indemnify us against such costs, the indemnifying party may be unable to uphold its contractual obligations. If we cannot or do not obtain a third-party license to the infringed technology at all, license the technology on reasonable terms or obtain similar technology from another source, our revenue and earnings could be adversely impacted.

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business with respect to intellectual property. We are not currently subject to any claims from third parties asserting infringement of their intellectual property rights. Some third parties may be able to sustain the costs of complex litigation more effectively than we can because they have substantially greater resources. Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our ordinary shares. Moreover, any uncertainties resulting from the initiation and continuation of any legal proceedings could have a material adverse effect on our ability to raise the funds necessary to continue our operations. Assertions by third parties that we infringe or otherwise violate their intellectual property rights could therefore have a material adverse effect on our business, financial condition and results of operations.

We may become subject to medical liability claims, which could cause us to incur significant expenses and may require us to pay significant damages if not covered by insurance.

Our business entails the risk of medical liability claims against both our providers and us. We carry insurance (and in relation to clinical negligence claims in the United Kingdom arising from care delivered within Babylon GP at Hand NHS primary medical services, we are indemnified by a national state-backed indemnity scheme under NHS Resolution) covering medical malpractice claims in amounts that we believe are appropriate in light of the risks attendant to our business and/or as required under applicable law, and the physician-owned entities with which we partner carry insurance for themselves and each of their healthcare professionals (our providers). However, successful medical liability claims could result in substantial damage awards that exceed the limits of our and our providers’ insurance coverage. In addition, professional liability insurance is expensive and insurance premiums may increase significantly in the future, particularly as we expand our services. As a result, adequate professional liability insurance may not be available to our providers or to us in the future at acceptable costs or at all.

Any claims made against us that are not fully covered by insurance could be costly to defend against, result in substantial damage awards against us and divert the attention of our management and our providers from our operations, which could have a material adverse effect on our business, financial condition and results of operations. In addition, any claims may adversely affect our business or reputation.

We have been and may in the future become subject to litigation or regulatory investigation, which could harm our business.

Our business entails the risk of liability claims against us, and we have been and may in the future become subject to litigation. Claims against us may be asserted by or on behalf of a variety of parties, including our customers, our members, vendors of our customers, government agencies, our current or former employees, our shareholders, or the entities in which we invest and/or their shareholders. We expect there to be an increase in litigation related to employer practices and healthcare in connection with the COVID-19 pandemic. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, covered by adequate insurance. Although we carry public liability and product liability insurance, as well as medical malpractice insurance in amounts that we believe are appropriate considering the risks attendant to our business, successful claims could result in substantial damage awards that exceed the limits of our insurance coverage. In addition, any determination that we are acting in the capacity of a healthcare provider, or exercising undue influence or control over a healthcare provider, or any adverse determination by a data privacy authority in respect of our users’ data, may subject us to claims not covered by our insurance coverage, or could result in significant sanctions against us and our clinicians, additional compliance requirements, expense, and liability to us. In addition, insurance coverage is expensive and insurance premiums may increase significantly in the future, particularly as we expand our solutions. As a result, adequate coverage may not be available to us or to our providers in the future at acceptable costs or at all. We generally intend to defend ourselves vigorously; however, we cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of some of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely impact our earnings and cash flows, thereby harming our business and per share trading price of our ordinary shares. For example, fines or assessments could be levied against us under domestic or foreign data privacy laws (such as HIPAA, the GDPR, or the California Consumer Privacy Act of 2018 (“CCPA”)) or under authority of privacy enforcing governmental entities (such as the Federal Trade Commission (“FTC”), or the HHS) or as a result of private actions, such as class actions based on data breaches or based on private rights of action (such as that contained in the CCPA). Additionally, a successful product liability, warranty, or other similar claim against us could have an adverse effect on our business, operating results, and financial condition.

Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured and adversely impact our ability to attract directors and officers. In addition, such litigation could result in increased scrutiny by government authorities having authority over our business, such as the FTC, the HHS, Office for Civil Rights (“OCR”), and state attorneys general.

In England, Babylon and Babylon GP at Hand are both registered providers with the CQC. In the event of enforcement action arising from a clinical incident by either provider, there is a risk of fines. These can be modest Fixed Penalty Fines (for example for noncompliance with notification deadlines, or an administrative step in relation to duty of candor); however, if they relate to matters of safe care, fines can be more significant and relate to the provider’s turnover. This is ring-fenced to the legal entity that is registered, but remains a risk for any healthcare provider registered with the CQC. Other regulators in the sector continue to present a fines risk, for example the Health and Safety executive, for non-clinical care incidents, and the U.K. Information Commissioner’s Office for data breaches or noncompliance with information law legislation.

Babylon is also subject to various regulations as to the use of certain medical technology. In certain jurisdictions, the rules governing the application of Babylon’s technology may not align with the nature of Babylon’s products and services, in which case Babylon may incur costs and delays in obtaining clearances in those markets or penalties for failure to conform to certain registration requirements. For example, we have in the past and expect to continue to have interactions with the UK Medicines and Healthcare Products Regulatory Agency about the proper classification of certain of our products and services, which may result in requiring us to register different products and services or changing, reducing functionality of or access to certain of our products and services.

Risks Related to Information Technology and Data

Security breaches and incidents, loss of data and other disruptions could compromise sensitive information related to our business or members, or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we collect, store, use and disclose sensitive data, including protected health information (“PHI”), and other types of personal data or personally identifiable information (“PII”). We also process and store, and use additional third parties to process and store, sensitive information including intellectual property and other proprietary business information, including that of our members and customers. Our member information is encrypted but not always de-identified and/or anonymized. We manage and maintain our solution and data utilizing a combination of on-site systems, managed data center systems and cloud-based computing center systems.

We are highly dependent on information technology networks and systems, including the internet, to securely process, transmit and store this critical information. Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, and employee or contractor error, negligence or malfeasance, can create system disruptions, shutdowns or unauthorized disclosure or modifications of confidential information, causing member health information to be accessed or acquired without authorization or to become publicly available. We utilize third-party service providers for important aspects of the collection, storage and transmission of customer, user and member information, and other confidential and sensitive information, and therefore rely on third parties to manage functions that have material cybersecurity risks. Because of the sensitivity of the PHI, other PII, and other confidential information we and our service providers collect, store, transmit, and otherwise process, the security of our technology platform and other aspects of our services, including those provided or facilitated by our third-party service providers, are important to our operations and business strategy. We take certain administrative, physical and technological safeguards to address these risks, such as by requiring outsourcing subcontractors who handle customer, user and member information for us to enter into agreements that contractually obligate those subcontractors to use reasonable efforts to safeguard PHI, other PII, and other sensitive information. In addition, Babylon Holdings’ audit committee, which reports to Babylon Holdings’ board of directors, has historically been responsible for overseeing our cybersecurity risk management processes. Our audit committee is responsible for reviewing our policies with respect to data protection and cybersecurity risk assessment and risk management. Measures taken to protect our systems and those of our subcontractors, or the PHI, other PII, or other sensitive data we or our subcontractors process or maintain, may not adequately protect us from the risks associated with the collection, storage and transmission of such information. Although we take steps to help protect confidential and other sensitive information from unauthorized access or disclosure, our information technology and infrastructure or those of our subcontractors may be vulnerable to attacks by hackers or viruses, failures or breaches due to third-party action, employee negligence or error, malfeasance or other disruptions.

A privacy or data protection violation, or a security breach or incident, that leads to disclosure or unauthorized use, modification of, or other processing, or that prevents access to or otherwise impacts the confidentiality, security, or integrity of, member information, including PHI or other PII, or other sensitive information we or our subcontractors maintain or otherwise process, could harm our reputation, compel us to comply with breach notification laws, cause us to incur significant costs for remediation, fines, penalties, notification to individuals and for measures intended to repair or replace systems or technology and to prevent future occurrences, potential increases in insurance premiums, and require us to verify the accuracy of database contents, resulting in increased costs or loss of revenue. If we are unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, or if it is perceived that we have been unable to do so, our operations could be disrupted, we may be unable to provide access to our platform, and could suffer a loss of customers or users or a decrease in the use of our platform, and we may suffer loss of reputation, harm to our market position, adverse impacts on customer, user and investor confidence, financial loss, governmental investigations or other actions, regulatory or contractual penalties, and other claims and liability. In addition, security breaches and incidents and other inappropriate access to, or acquisition or processing of, information can be difficult to detect, and any delay in identifying such incident, mitigating and otherwise responding to any incidents, or in providing any notification of such incidents may lead to increased harm. Finally, insurance market conditions are evolving given the extent of security incidents creating premium and coverage availability risk.

Any such breach or incident, or disruption to or interruption of our systems or any of our third-party information technology partners, could compromise our networks or data security processes, disrupt our operations, and sensitive information could be destroyed, corrupted, or inaccessible or could be accessed, obtained, or disclosed by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, improper access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws and regulations that protect the privacy of member information or other personal information, such as HIPAA, the GDPR, the DPA 2018, and the U.K. General Data Protection Regulation (“U.K. GDPR”), and regulatory fines or penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to perform our services, provide member assistance services, conduct research and development activities, collect, process, and prepare company financial information, provide information about our current and future solutions and engage in other user and clinician education and outreach efforts. Any such breach or incident could also result in the loss or compromise of our trade secrets and other proprietary information, which could adversely affect our business and competitive position. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

Our use, disclosure, and other processing of information relating to individuals, including health information, is subject to HIPAA, the GDPR, the DPA 2018, the U.K. GDPR, and other privacy, data protection, and data security laws and regulations, and our failure to comply with those laws and regulations or to adequately secure the information we hold and that is processed in our business could result in significant liability or reputational harm and, in turn, a material adverse effect on our client base, member base and revenue.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity, and other processing of PHI and PII. These laws and regulations include HIPAA. HIPAA establishes a set of national privacy and security standards for the protection of protected health information, or PHI, by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. Babylon’s U.S. entities that directly provide healthcare services are covered entities under HIPAA. Babylon U.S. entities are both covered entities under HIPAA and business association under HIPAA. We execute business associate agreements with our customers.

HIPAA requires covered entities and business associates, to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations start at $100 per violation and are not to exceed $50,000 per violation, subject to a cap of $1.5 million for violations of the same standard in a single calendar year. However, a single breach incident can result in violations of multiple standards. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

In addition, HIPAA mandates that the Secretary of HHS conduct periodic compliance audits of HIPAA covered entities and business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator.

HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.

In addition to HIPAA, numerous other federal, state, and foreign laws and regulations protect the confidentiality, privacy, availability, integrity and security of PHI and other types of PII. These laws and regulations in many cases are more restrictive than, and may not be preempted by, HIPAA and its implementing rules. These laws and regulations are often uncertain, contradictory, and subject to changed or differing interpretations, and we expect new laws, rules and regulations regarding privacy, data protection, and information security to be proposed and enacted in the future.

For example, the recently enacted California Consumer Privacy Act (“CCPA”), provides new data privacy rights for California residents. The enforcement of the CCPA by the California Attorney General commenced July 1, 2020. We cannot fully predict the impact of the CCPA on our business or operations, but we may be required to modify our data processing practices and policies and to incur substantial costs and expenses in connection with our compliance or the compliance of our customers, service providers, or other third parties. The CCPA also provides for civil penalties and a private right of action for violations, which may increase our compliance costs and potential liability. Additionally, a new privacy law, the California Privacy Rights Act (“CPRA”), was approved by California voters in the November 3, 2020 election. The CPRA creates obligations relating to consumer data beginning on January 1, 2022, with implementing regulations expected on or before July 1, 2022, and enforcement beginning July 1, 2023. We will continue to monitor developments related to the CPRA, and anticipate needing to incur additional costs and expenses associated with compliance with CPRA compliance. Other U.S. states also are considering omnibus privacy legislation and industry organizations regularly adopt and advocate for new standards in these areas. Many obligations under the CCPA and these other laws and legislative proposals remain uncertain, and we cannot fully predict their impact on our business. If we fail to comply with any of these laws or standards, we may be subject to investigations, enforcement actions, civil litigation, fines and other penalties, all of which may generate negative publicity and have a negative impact on our business.

Outside of the United States, we, along with a significant number of our customers, are subject to laws, rules, regulations, guidance and industry standards related to data privacy and cyber security, and restrictions or technological requirements regarding the collection, use, storage, protection, retention or transfer of data. For example, the GDPR and, now that the U.K. has exited the EU, the DPA 2018 and the U.K. GDPR, contain numerous requirements and changes from previous European Union law, including more robust obligations on data processors and data controllers and heavier documentation requirements for data protection compliance programs. Specifically, the numerous privacy-related changes for companies operating in the EU were introduced, including greater control over personal data by data subjects (e.g., the “right to be forgotten”), increased data portability for EU consumers, data breach notification requirements (which differ to those listed under HIPAA above and increased fines. In particular, under the GDPR, the Data Protection Act 2018 and the U.K. GDPR, fines of up to €20 million (£17.5 million in the UK) or up to 4% of the annual global revenue of the noncompliant company, whichever is greater, could be imposed for certain violations. The GDPR and Data Protection 2018 requirements apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries, including employee information. Depending on the contractual relationship with out relevant counterparty, we are required to comply with the GDPR and the DPA 2018 as a “Data Controller” and a “Data Processor” as appropriate. In 2018, we appointed a Data Protection Officer to oversee and supervise our compliance with GDPR and the DPA 2018 data protection regulations. As a result of various changes in relation to European data transfer rules existing and future transfers of European originated personal data will have to be assessed and possibly revisited to take into consideration the changes. This is likely to trigger specific remediation costs and expenses in 2021 and 2022.

Globally, governments and agencies have adopted and could in the future adopt, modify, apply or enforce laws, policies, regulations, and standards covering user privacy, data security, technologies such as cookies that are used to collect, store and/or process data, online, the use of data to inform marketing, the taxation of products and services, unfair and deceptive practices, and the collection (including the collection of information), use, processing, transfer, storage and/or disclosure of data associated with unique individual internet users. For example, in addition to the GDPR, the European Commission has another draft regulation in the approval process that focuses on a person’s right to conduct a private life. The proposed legislation, known as the Regulation of Privacy and Electronic Communications (the “ePrivacy Regulation”) would replace the current ePrivacy Directive. Originally planned to be adopted and implemented at the same time as the GDPR, the ePrivacy Regulation is still being negotiated. Most recently, on February 10, 2021, the Council of the EU agreed on its version of the draft ePrivacy Regulation. If adopted, the earliest date for entry into force is in 2023, with broad potential impacts on the use of internet-based services and tracking technologies, such as cookies. Aspects of the ePrivacy Regulation remain for negotiation between the European Commission, the European Parliament and the Council. We expect to incur additional costs to comply with the requirements of the ePrivacy Regulation as it is finalized for implementation. In the UK, a well known privacy campaigning organization is driving a cookie compliance campaign. They also submitted complaints against hundreds of companies and their website ePrivacy (namely cookie) practices, and whether or not they give users the option to consent to the placement of certain cookies or not. This campaign means that there is a higher risk of enforcement action. More generally, new laws, regulations, or legislative actions regarding data privacy and security (together with applicable industry standards) may increase the costs of doing business and could have a material adverse impact on our operations and cash flows.

While we have taken steps to mitigate the impact of the GDPR, the DPA 2018, and the U.K. GDPR, on us and despite our ongoing efforts to bring practices into compliance, we may not be successful either due to various factors within our control, such as limited financial or human resources, or other factors outside our control. It is also possible that local data protection authorities may have different interpretations of the GDPR or other data protection laws, leading to potential inconsistencies amongst various EU member states or between the United Kingdom and one or more countries in the European Economic Area (“EEA”) or otherwise. Any failure or perceived failure (including as a result of deficiencies in our policies, procedures, or measures relating to privacy, data protection, data security, marketing, or customer communications) by us to comply with laws, regulations, policies, legal or contractual obligations, industry standards, or regulatory guidance relating to privacy, data protection, or data security, may result in governmental investigations and other proceedings, and enforcement actions, litigation, fines and penalties or adverse publicity, as well as claims, complaints, and litigation and other proceedings from private actors, and resulting damages and other liabilities, and could cause our customers lose trust in us, which could have an adverse effect on our reputation and business.

This complex, dynamic legal landscape regarding privacy, data protection, and information security creates significant compliance issues for us and our customers and potentially exposes us to additional expense, adverse publicity and liability. While we have implemented measures in an effort to comply with applicable laws and regulations relating to privacy, data protection, and data security, some PHI and other PII or confidential information is transmitted to us by third parties, who may not implement adequate security and privacy measures, and it is possible that laws, rules and regulations relating to privacy, data protection, or information security may be interpreted and applied in a manner that is inconsistent with our practices or those of third parties who transmit PHI and other PII or confidential information to us. If we or these third parties are accused of having violated such laws, rules or regulations, it could result in claims, proceedings, regulatory investigations and other proceedings, damages, liabilities, and government-imposed fines, penalties (including audits and enforcement actions to stop data processing activities), orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business. Complying with these various laws and regulations could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business.

We expect that there will continue to be new proposed laws, regulations and industry standards relating to privacy, data protection, marketing, consumer communications and data security in the United States, the European Union and other jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business. Future laws, regulations, standards and other obligations or any changed interpretation of existing laws or regulations could impair our ability to develop and market new services and maintain and grow our customer base and increase revenue.

Any disruption of service at our third-party data and call centers or Amazon Web Services could interrupt or delay our ability to deliver our services to our customers.

We currently host our platform, serve our customers primarily using Amazon Web Services (“AWS”), a provider of cloud infrastructure services. We do not have control over the operations of the facilities of our data and call center providers or AWS. Also, there are limited auditing rights for us to exercise against such data processors under Article 28. As such, there is a greater risk of not being able to confirm compliance and meet other contractual obligations, such as obligations to customers that we have sufficient controls in place with third party suppliers. These facilities are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice, or other unanticipated problems could result in lengthy interruptions in our solution. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. Our solutions’ continuing and uninterrupted performance is critical to our success. Because our solutions and services are used by our members for health purposes, it is critical that our solutions be accessible without interruption or degradation of performance. Members may become dissatisfied by any system failure that interrupts our ability to provide our solutions to them. Outages could lead to the triggering of our service level agreements and the issuance of credits to our customers, in which case, we may not be fully indemnified for such losses pursuant to our agreement with AWS. We may not be able to easily switch our AWS operations to another cloud provider if there are disruptions or interference with our use of AWS. Sustained or repeated system failures would reduce the attractiveness of our solution to customers and members and result in contract terminations, thereby reducing revenue. Moreover, negative publicity arising from these types of disruptions could damage our reputation and may adversely impact use of our solution. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service.

Neither our third-party data and call center providers nor AWS have an obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements with these providers on commercially reasonable terms, if our agreements with our providers are prematurely terminated, or if in the future we add additional data or call center providers, we may experience costs or downtime in connection with the transfer to, or the addition of, new providers. If these providers were to increase the cost of their services, we may have to increase the price of our solutions, and our operating results may be adversely impacted.

We rely on internet infrastructure, bandwidth providers, third-party computer hardware and software and other third parties for providing services to our customers and members, and any failure or interruption in the services provided by these third parties could expose us to litigation and negatively impact our relationships with customers and members, adversely affecting our operating results.

Our ability to deliver our digital services depends on the development and maintenance of the infrastructure of the internet by third parties. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, bandwidth capacity and security. Our services are designed to operate without interruption. However, we may experience future interruptions and delays in services and availability from time to time. In the event of a catastrophic event with respect to one or more of our systems, we may experience an extended period of system unavailability, which could negatively impact our relationship with customers and members. Outages could lead to the triggering of our service level agreements and the issuance of credits to our customers, in which case, we may not be fully indemnified for such losses pursuant to our agreement with our service providers. In addition, sustained or repeated system failures would reduce the attractiveness of our solution to customers and members and result in contract terminations, thereby reducing revenue. Moreover, negative publicity arising from these types of disruptions could damage our reputation and may adversely impact use of our solution. To operate without interruption, both we and our service providers must guard against:

•	damage from fire, power loss, natural disasters and other force majeure events outside our control;

•	communications failures;

•	software and hardware errors, failures, and crashes;

•	security breaches and incidents, computer viruses, hacking, denial-of-service and ransomware attacks, and similar disruptive problems; and

•	other potential interruptions.

We also rely on software licensed from third parties in order to offer our services. These licenses are generally commercially available on varying terms. However, it is possible that this software may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use any of this software could result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated. Furthermore, our use of additional or alternative third-party software would require us to enter into license agreements with third parties, and integration of our software with new third-party software may require significant work and require substantial investment of our time and resources.

Also, any interruption in the services provided by our third-party service providers, undetected errors or defects in third-party software could prevent the deployment or impair the functionality of our software, delay new updates or enhancements to our solution, result in a failure of our solution, and injure our reputation. For example, we rely on third-party billing provider software to transmit the actual claims to payers based on the specific payer billing format. If this provider experiences an interruption in service or makes changes to its invoicing system, we may experience delays in claims processing. If we are required to switch to a different software provider to handle claim submissions, we may experience delays in our ability to process these claims and receipt of payments from payers, or possibly denial of claims for lack of timely submission, which would have an adverse effect on our revenue and our business.

There can be no assurance that any security measures that we or our third-party service providers, including third party providers of data services or cloud infrastructure services, have implemented will be effective against current or future security threats, and we cannot guarantee that our systems and networks or those of our third-party service providers have not been breached or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our systems and networks or the systems and networks of third parties that support us and our services. While we maintain measures designed to protect the integrity, confidentiality and security of our data and other data we maintain or otherwise process, our security measures or those of our third-party service providers could fail and result in unauthorized access to or disclosure, modification, misuse, loss or destruction of such data.

Neither our service providers nor our licensors have an obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements with such parties on commercially reasonable terms or if our agreements with our providers are prematurely terminated, or if in the future we add additional service providers, we may experience costs or downtime in connection with the transfer to, or the addition of, new providers. If these providers were to increase the cost of their services, we may have to increase the price of our solutions, and our operating results may be adversely impacted.

Risks Related to Ownership of Babylon Class A Shares and Babylon Operating as a Public Company

The trading price of our Babylon Class A Shares could be volatile, and the value of our Babylon Class A Shares may decline.

We cannot predict the prices at which our Babylon Class A Shares will trade. The price of our Babylon Class A Shares may not bear any relationship to the market price at which our Babylon Class A Shares will trade after the Transactions or to any other established criteria of the value of our business and prospects, and the market price of our Babylon Class A Shares following the Transactions may fluctuate substantially and may be lower than the price agreed by Alkuri with Babylon in connection with the Transactions. In addition, the trading price of our Babylon Class A Shares following the Transactions is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our Babylon Class A Shares as you might be unable to sell your shares at or above the price you paid in the Transactions. Factors that could cause fluctuations in the trading price of our Babylon Class A Shares include the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	volatility in the market prices and trading volumes of technology and healthcare company stocks;

•	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

•	sales of shares of our Babylon Class A Shares by us or our shareholders;

•

failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	the financial projections we may provide to the public, any changes in those projections, or our failure to meet those projections;

•	announcements by us or our competitors of new products or contracts;

•	the public’s reaction to our press releases, other public announcements, and filings with the SEC;

•	changes in how customers perceive the benefits of our products and services, and future product offerings;

•	changes in the structure of healthcare payment systems;

•	rumors and market speculation involving us or other companies in our industry;

•	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

•	actual or anticipated developments in our business, our competitors’ businesses, or the competitive landscape generally;

•	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	any significant data breach involving our products, services or site or data stored by us or on our behalf;

•	announced or completed acquisitions of businesses, commercial relationships, products, services, or technologies by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidelines, interpretations, or principles;

•	any adverse consequences related to our dual-class capital structure, such as stock index providers excluding companies with dual-class capital structures from certain indices;

•	any significant change in our management; and

•	general economic conditions and slow or negative growth of our markets.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our Babylon Class A Shares could decline for reasons unrelated to our business, financial condition or results of operations. The trading price of our Babylon Class A Shares might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, following periods of volatility in the trading price of a company’s securities, securities class action litigation has often been brought against that company. If our share price is volatile, we may become the target of securities litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources from our business. This could have an adverse effect on our business, financial condition and results of operations.

A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our Babylon Class A Shares.

Following the Closing, the price of our Babylon Class A Shares may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, Babylon’s general business condition and the release of Babylon’s financial reports. Additionally, if our securities become delisted from the NYSE and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange) or Babylon’s securities are not listed on the NYSE and are quoted on the OTC Bulletin Board, the liquidity and price of our securities may be more limited than if we were quoted or listed on the Nasdaq Stock Market LLC, the NYSE or another national securities exchange. The lack of an active market may impair your ability to sell your Babylon securities at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling securities and may impair our ability to acquire other businesses or technologies using our shares as consideration, which, in turn, could materially adversely affect our business.

Because Babylon will become a public reporting company by means other than a traditional underwritten initial public offering, the shareholders of Babylon may face additional risks and uncertainties.

Because Babylon will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of Babylon’s common stock, and, accordingly, the shareholders of Babylon will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling Babylon’s ordinary shares, Alkuri Stockholders must rely on the information included in this proxy statement/prospectus. Although Alkuri’s management conducted a due diligence review and investigation of Babylon Holdings in connection with the Business Combination, the lack of an independent due diligence review and investigation increases the risk of investment in Babylon because it may not have uncovered facts that would be important to a potential investor.

Moreover, the shareholders of Babylon will not benefit from possible recourse against an underwriter for material misstatements or omissions in this proxy statement/prospectus or additional roles of the underwriters in a traditional underwritten initial public offering, such as the book-building process, which helps inform efficient price discovery, and underwriter support to help stabilize the public price of the new issue immediately after listing. The lack of such recourse process and support in connection with Babylon’s ordinary shares could result in greater potential for errors, diminished investor demand, inefficiencies in pricing and a more volatile public price for the shares during the period immediately following the listing.

In addition, because Babylon will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of Babylon. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of Babylon than they might if Babylon became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with Babylon as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for Babylon’s ordinary shares could have an adverse effect on Babylon’s ability to develop a liquid market for Babylon’s ordinary shares.

If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline.

The trading market for our Babylon Class A Shares depends, to some extent, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts or the information contained in their reports. If one or more analysts publish research reports that are interpreted negatively by the investment community, or have a negative tone regarding our business, financial condition or results of operations, industry or end-markets, our share price could decline. In addition, if a majority of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

The dual class structure of our ordinary shares has the effect of concentrating voting power with our Founder, which will limit your ability to influence the outcome of important transactions, including a change in control.

Our Babylon Class B Shares have fifteen (15) votes per share, and our Babylon Class A Shares have one (1) vote per share. Upon the Closing, the Founder will hold all of the issued and outstanding Babylon Class B Shares, including the Stockholder Earnout Shares. Accordingly, assuming no redemptions by Alkuri Stockholders with respect to their shares of Alkuri Common Stock, Dr. Parsadoust will hold 81.7% of the voting power (taking account of the Stockholder Earnout Shares) of Babylon’s outstanding ordinary shares following Closing. Therefore, our Founder will be able to significantly influence and pass without other shareholder support matters submitted to Babylon shareholders for approval, including the election and removal of directors, amendments of our organizational documents, issuance of new shares, and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Our Founder may in certain circumstances have sufficient voting control over Babylon to amend Babylon’s governance documents and the powers, preferences or other rights attached to Babylon Class A Shares. Further, even if the Founder terminates his employment or is terminated for cause, he will retain voting control of Babylon following his separation and continue to have the rights described in this paragraph based on his ownership of Babylon. Our Founder may have interests that differ from yours and may vote or take corporate action in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their Babylon Class A Shares as part of a sale of our company and might ultimately affect the market price of our Babylon Class A Shares.

Future transfers by our Founder of Babylon Class B Shares will generally result in those shares converting into Babylon Class A Shares, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. For information about our dual class structure, see the section titled “Description of Babylon’s Share Capital and Articles of Association.”

We cannot predict the impact our dual class structure may have on the trading market for our Babylon Class A Shares.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Babylon Class A Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria.

Under the announced policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our dual class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Babylon Class A Shares less attractive to other investors. As a result, the market price of our Babylon Class A Shares could be adversely affected.

We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our ordinary shares less attractive to investors.

We are an “emerging growth company” as that term is used in the JOBS Act, and we may remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of the closing of the Alkuri IPO, (B) in which we have total annual gross revenue of at least $1.07 billion, or (C) in which we are deemed to be a large accelerated filer, which means the market value of our outstanding ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, being required to provide fewer years of audited financial statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may choose to take advantage of some, but not all, of these reduced reporting burdens. Accordingly, the information we provide to our shareholders may be different than the information you receive from other public companies in which you hold stock.

Babylon will be a “foreign private issuer” and, as a result, we will be permitted to rely on exemptions from certain stock exchange corporate governance standards applicable to U.S. issuers. This may afford less protection to holders of Babylon Class A Shares.

Upon the Closing, as a foreign private issuer whose ordinary shares are listed on the NYSE, we will be permitted to follow certain home country corporate governance practices in lieu of requirements under U.S. securities laws that apply to U.S. domestic public companies, including

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the NYSE rules. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

In addition, as a foreign private issuer we will be exempt from the provisions of Regulation Fair Disclosure (“Regulation FD”), which prohibits issuers from making selective disclosure of material nonpublic information. Even though we intend to comply voluntarily with Regulation FD, these exemptions and leniencies will reduce the frequency and scope of information and protections to which our shareholders are entitled as investors.

Furthermore, Babylon Shares are not listed and we do not currently intend to list Babylon Shares on any market in the Bailiwick of Jersey, our country of incorporation. As a result, we are not subject to the reporting and other requirements of companies listed in the Bailiwick of Jersey.

We are a “foreign private issuer.” As such, we are permitted to rely on exemptions from certain stock exchange corporate governance standards. As a result, our shareholders may be afforded less protection than shareholders of companies that are subject to all Exchange Act and the NYSE corporate governance requirements.

As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of the NYSE, provided that we disclose the requirements we are not following and describe the home country practices we are following. Currently, we intend to follow certain home country corporate governance practices instead of those otherwise required under the NYSE rules for U.S. issuers, as further disclosed in “Management Following the Business Combination—Foreign Private Issuer.”

Any foreign private issuer exemptions we avail ourselves of in the future may reduce the scope of information and protection to which you are otherwise entitled as an investor. As result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all the NYSE corporate governance requirements. For more information, see “Management Following the Business Combination—Foreign Private Issuer.”

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

In order to maintain our current status as a foreign private issuer, either (a) more than 50% of our outstanding voting securities must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our executive officers or directors may not be U.S. citizens or residents, (ii) more than 50% of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. We expect to lose our foreign private issuer status for the year ended December 31, 2022 as a result of increased contacts with the United States. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we may also be required to make changes in our corporate governance practices in accordance with various SEC and the NYSE rules. The additional requirements that we would become subject to if we were to lose our foreign private issuer status could lead us to incur significant additional legal, accounting and other expenses.

Although we do not expect to rely on the “controlled company” exemption, we will be a “controlled company” within the meaning of the NYSE rules, and we will qualify for exemptions from certain corporate governance requirements.

Because the Founder will, collectively, own at least a majority of our voting rights following the Closing, we will be considered a “controlled company” as that term is set forth in the NYSE rules. Under these rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including:

•	the requirement that a majority of its board of directors consist of independent directors;

•	the requirement that its nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement that its compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements will not apply to us as long as we remain a “controlled company.” Although we qualify as a “controlled company,” we do not expect to rely on this exemption and intend to comply with relevant corporate governance requirements under the NYSE. However, if we were to utilize some or all of these exemptions, you may not have the same protections afforded to shareholders of companies that are subject to all of the stock exchange rules regarding corporate governance.

Our issuance of additional Babylon Class A Shares in connection with financings, acquisitions, investments, our stock incentive plans, or otherwise will dilute all other shareholders.

We expect to issue additional capital stock in the future that will result in dilution to all other shareholders. We expect to grant equity awards to employees, directors, and consultants under our stock incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause shareholders to experience significant dilution of their ownership interests and the per share value of our Babylon Class A Shares to decline.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NYSE, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

Some of our management team has limited experience managing a public company.

Members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage us as a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We have identified material weaknesses in our internal control over financial reporting and if our remediation of such material weaknesses is not effective, or if we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of the fiscal year that coincides with the filing of our second annual report on Form 20-F. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.”

In connection with the audits of our financial statements for the years ended December 31, 2019 and 2020, we identified certain control deficiencies in the design and operation of our internal control over financial reporting that constituted material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. The material weaknesses specifically resulted from (i) lack of documented evidence for management review controls related to areas of significant judgment and estimation uncertainty and non-routine transactions and (ii) insufficient segregation of duties and management oversight. We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the material weaknesses related to our financial reporting as of the years ended December 31, 2019 and 2020. This includes implementing timelier review procedures within our accounting and finance department and hiring additional accounting resources.

Specifically, we have identified that we lack timely, documented evidence of management review controls related to areas of significant judgment and estimation uncertainty and non-routine transactions and that we have insufficient segregation of duties and evidence of management oversight to support the implementation and execution of some of our controls.

We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the material weaknesses related to its financial reporting as of the years ended December 31, 2019 and 2020. This includes implementing additional, timelier, review procedures within our accounting and finance department and hiring additional accounting resources. At the time of this proxy statement/prospectus, these material weaknesses have not been remediated.

While we are designing and implementing measures to remediate the material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. We can give no assurance that these measures will remediate either of the deficiencies in internal control or that additional material weaknesses in its internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations. If a material weakness was identified and we are unable to assert that its internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Ordinary Shares could be adversely affected and we could become subject to litigation or investigations by the NYSE, the SEC, or other regulatory authorities, which could require additional financial and management resources.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.

The preparation of financial statements in conformity with IFRS and our key metrics require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes and amounts reported in our key metrics. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Babylon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to allowance for doubtful accounts, assessment of the useful life and recoverability of long-lived assets, fair value of guarantees included in revenue arrangements, fair values of stock-based awards, warrants, contingent consideration, and income taxes. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of Babylon Shares.

U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of controlled foreign corporations.

A non-U.S. corporation generally will be classified as a controlled foreign corporation for U.S. federal income tax purposes (a “CFC”), if “10% U.S. equityholders” (as defined below) own, directly, indirectly or constructively, more than 50% of either (i) the total combined voting power of all classes of stock of such corporation entitled to vote or (ii) the total value of the stock of such corporation. We do not believe that Babylon Holdings would be classified as a CFC at the time of Closing, although CFC status is determined after taking into account complex constructive ownership rules and, accordingly, there can be no assurance in this regard. However, certain of Babylon Holdings’ non-U.S. subsidiaries may be classified as CFCs (as a result of the application of certain constructive ownership rules which treat Babylon Holdings’ U.S. subsidiaries as owning the equity of those non-U.S. subsidiaries), and it is possible that we may be classified as a CFC in the future. The U.S. federal income tax consequences for U.S. holders who at all times are not 10% U.S. equityholders would not be affected by the CFC rules. However, a U.S. holder that owns (or is treated as owning, directly, indirectly or constructively, including by applying certain attribution rules) 10% or more of the combined voting power of all classes of our stock entitled to vote or the total value of our equity interests (including equity interests attributable to a deemed exercise of options and convertible debt instruments), or a “10% U.S. equityholder”, if we were classified as a CFC, would generally be subject to current U.S. federal income taxation on a portion of our applicable subsidiaries’ earnings and profits (as determined for U.S. federal income tax purposes) and our earnings and profits, regardless of whether such 10% U.S. equityholder receives any actual distributions. In addition, if we were classified as a CFC, a portion of any gains realized on the sale of our common shares by a 10% U.S. equityholder may be treated as ordinary income. A 10% U.S. equityholder will also be subject to additional U.S. federal income tax information reporting requirements with respect to our subsidiaries that are classified as CFCs and with respect to us (if we were classified as a CFC) and substantial penalties may be imposed for noncompliance. We cannot provide any assurances that Babylon will assist U.S. Holders in determining whether Babylon or any of its subsidiaries are treated as a controlled foreign corporation for U.S. federal income tax purposes or whether any U.S. Holder is treated as a 10% U.S. equityholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if Babylon, or any of its subsidiaries, is treated as a controlled foreign corporation for U.S. federal income tax purposes. Each U.S. holder should consult its own tax advisor regarding the CFC rules and whether such U.S. holder may be a 10% U.S. equityholder for purposes of these rules.

Our U.S. shareholders may suffer adverse tax consequences if we are classified as a “passive foreign investment company.”

A non-U.S. corporation generally will be treated as a “passive foreign investment company” (“PFIC”), for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of Babylon and its subsidiaries and certain factual assumptions, Babylon does not expect to be treated as a PFIC for the taxable year ending December 31, 2021. However, there can be no assurances in this regard, because PFIC status is determined annually and requires a factual determination that depends on, among other things, the composition of a company’s income, assets and activities in each taxable year, and can only be made annually after the close of each taxable year, and is thus subject to significant uncertainty. Furthermore, because the value of our gross assets is likely to be determined in part by reference to our market capitalization, a decline in the value of our ordinary shares may result in Babylon becoming a PFIC. Accordingly, there can be no assurance that we will not be considered a PFIC for any taxable year. If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. Prospective U.S. Holders should consult their tax advisors regarding the potential application of the PFIC rules to them. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders of Ownership and Disposition of Babylon Class A Shares and Babylon Warrants—Passive Foreign Investment Company Rules.”

The Internal Revenue Service may not agree that Babylon should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although Babylon is incorporated in the Bailiwick of Jersey, the Internal Revenue Service (“IRS”) may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not a U.S. corporation. Because Babylon is an entity incorporated in the Bailiwick of Jersey, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

As more fully described in the section titled “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of Babylon—Tax Residence of Babylon for U.S. Federal Income Tax Purposes,” based on the terms of the Business Combination and certain factual assumptions, Babylon is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of Babylon as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code Babylon’s status as a foreign corporation for U.S. federal income tax purposes, Babylon and certain Babylon shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Babylon and future withholding taxes on certain Babylon shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.

See “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of Babylon—Tax Residence of Babylon for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Section 7874 of the Code to the Business Combination. Investors in Babylon should consult their own advisors regarding the application of Section 7874 of the Code to the Business Combination.

Section 7874 of the Code may limit the ability of Alkuri to use certain tax attributes following the Business Combination, increase Babylon’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to Babylon and Babylon’s shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation and after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.

If these rules apply to the Business Combination, Babylon and certain of Babylon’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Babylon include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

As more fully described in the section titled “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of Babylon—Utilization of Alkuri’s Tax Attributes and Certain Other Adverse Tax Consequences to Babylon and Babylon’s Shareholders,” based on the terms of the Business Combination and certain factual assumptions, Babylon is not currently expected to be subject to these rules under Section 7874 of the Code after the Business Combination.

However, even if Babylon is not subject to the above adverse consequences under Section 7874, Babylon may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If Babylon were to be treated as acquiring substantially all of the assets of a U.S. corporation or U.S. partnership within a 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of Babylon attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code will apply to such subsequent acquisition.

See “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of Babylon—Utilization of Alkuri’s Tax Attributes and Certain Other Adverse Tax Consequences to Babylon and Babylon’s Shareholders” for a more detailed discussion of the application of Section 7874 of the Code to the Business Combination. Investors in Babylon should consult their own advisors regarding the application of Section 7874 of the Code to the Business Combination.

Risks Related to Our Incorporation in Jersey

Your rights and responsibilities as a shareholder will be governed by Jersey law, which differs in some material respects with respect to the rights and responsibilities of shareholders of U.S. companies.

Babylon is organized under the laws of the Bailiwick of Jersey, Channel Islands, a British crown dependency that is an island located off the coast of Normandy, France. Jersey is not a member of the European Union. Jersey legislation regarding companies is largely based on English corporate law principles. The rights and responsibilities of the holders of our ordinary shares will be governed by the Babylon Articles and by Jersey law, including the provisions of the Jersey Companies Law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in U.S. corporations.

In particular, Jersey law significantly limits the circumstances under which shareholders of companies may bring derivative actions and, in most cases, only the corporation may be the proper claimant or plaintiff for the purposes of maintaining proceedings in respect of any wrongful act committed against it. Neither an individual nor any group of shareholders has any right of action in such circumstances. Jersey law also does not afford appraisal rights to dissenting shareholders in the form typically available to shareholders of a U.S. corporation.

See “Comparison of Rights of Babylon Shareholders and Alkuri Stockholders” in this proxy statement/prospectus for a description of the principal differences between the provisions of the Jersey Companies Law applicable to us and the DGCL relating to shareholders’ rights and protections. However, there can be no assurance that Jersey law will not change in the future or that it will serve to protect the investors in a similar fashion afforded under corporate law principles in the United States, which could adversely affect the rights of investors.

It may be difficult to enforce a U.S. judgment against us or our directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

A number of our directors and executive officers are not residents of the United States, and the majority of our assets and the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon us within the United States or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

Investors may also have difficulties pursuing an original action brought in a court in a jurisdiction outside the United States, including Jersey, for liabilities under the securities laws of the United States. The Babylon Articles will provide that, unless Babylon consents in writing to the selection of an alternative forum, the Courts of Jersey shall (to the fullest extent permitted by law) be the sole and exclusive forum for derivative shareholder actions, actions for breach of fiduciary duty by Babylon directors and officers, actions arising out of Jersey Companies Law or actions arising out of or in connection with the Babylon Articles (pursuant to any provisions of Jersey law) or otherwise relating to the constitution or conduct of the company itself (other than any such action of the company that may arise out of a breach of any federal law of the United States or the laws of any U.S. state). The exclusive forum provision would not prevent derivative shareholder actions based on claims arising under U.S. federal securities laws from being raised in a U.S. court and would not prevent a U.S. court from asserting jurisdiction over such claims. In addition, unless the company consents in writing to the selection of an alternative forum, U.S federal district courts shall be the sole and exclusive form for any resolution of any complaint asserting a cause of action arising under the Securities Act.

Although we believe these exclusive forum provisions will benefit us by providing increased consistency in the application of U.S. federal securities laws and the laws of Jersey in the types of lawsuits to which they apply, these provisions may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or any of our directors, shareholders, officers, or others, or may increase the cost of doing so, both of which may discourage lawsuits with respect to such claims. Our shareholders will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provision. Further, in the event a court finds the exclusive forum provisions contained in the Babylon Articles to be unenforceable or inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding Babylon’s, Alkuri’s or Babylon Holdings’ future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, Babylon Holdings’ or Alkuri’s expectations concerning the outlook for their or Babylon Holdings’ business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of Babylon as set forth in the sections of this proxy statement/prospectus titled “Proposal One—The Business Combination Proposal—Alkuri’s Reasons for the Business Combination and Recommendation of the Board of Directors.” Forward-looking statements also include statements regarding the expected benefits of the proposed Business Combination between Babylon Holdings and Alkuri.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•	Babylon Holdings’ future financial and operating results; including trends and expectations;

•	The growth of Babylon Holdings’ business and organization;

•	Babylon Holdings failure to compete successfully;

•	Babylon Holdings’ dependence on its relationship with physician-owned entities to hold contracts and provide healthcare services;

•	Babylon Holdings’ telemedicine business and growth strategy depend on its ability to maintain and expand a network of qualified providers;

•	Babylon Holdings’ ability to attract new customers and expand member enrollment with existing clinical services and Babylon 360 customers, particularly to achieve its pipeline projections;

•	Babylon Holdings’ ability to retain existing customers and existing customers willingness to license additional applications and services from Babylon Holdings;

•	A significant portion of Babylon Holdings’ revenue comes from a limited number of customers;

•	The recognition of a portion of Babylon Holdings’ revenue is subject to the achievement of performance metrics and healthcare cost savings and may not be representative of revenue for future periods;

•	The significant risks associated with estimating the amount of revenue that Babylon Holdings recognizes under its value-based care agreements with health plans;

•	Babylon Holdings may be required to delay recognition of some of its revenue;

•	Babylon Holdings’ sales and implementation cycle can be long and unpredictable and requires considerable time and expense;

•	Babylon Holdings’ records and submissions to a health plan may contain inaccurate or unsupportable information regarding risk adjustment scores of members;

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The impact on Babylon Holding’s business of reductions in reimbursement rates paid by third-party payers or federal or state healthcare programs or other restraints on Babylon Holdings’ ability to obtain or provide services to its members;

•	The risk that the market for telemedicine does not develop or develops more slowly than Babylon Holdings expects;

•	The risk that Babylon Holdings’ solutions do not drive member engagement;

•	Babylon Holdings’ ability to develop and release new solutions and services, or successful enhancements, new features and modifications to its existing solutions and services;

•	Babylon Holdings’ proprietary solutions may not operate properly;

•	Babylon Holdings’ products may not effectively interoperate with its customers’ existing and future infrastructures;

•	Babylon Holdings’ relatively limited operating history makes it difficult to evaluate its current business and future prospects;

•	Babylon Holdings’ ability to hire, integrate, develop, motivate and retain highly qualified personnel;

•	Babylon Holdings’ quarterly results may fluctuate significantly, which could adversely impact the value of its ordinary shares;

•	Risks associated with Babylon Holdings’ international operations;

•	Economic uncertainty or downturns, could adversely affect Babylon Holdings’ business and operating results;

•	Babylon Holdings’ failure to adequately expand its direct sales force;

•	Babylon Holdings ability to successfully integrate any acquisition or to realize benefits from any strategic alliances, partnerships or joint ventures;

•	Risks associated with Babylon Holdings’ use of open source software;

•	The disruption of Babylon Holdings’ business by catastrophic events and man-made problems, such as power disruptions, data security breaches and incidents, and terrorism;

•	Babylon Holdings’ failure to offer high-quality implementation, member enrollment and ongoing support;

•	The impact of COVID-19 or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the COVID-19 pandemic on our business; and

•	The other matters described in the section titled “Risk Factors” in this proxy statement/prospectus.

In addition, the Business Combination is subject to the satisfaction of the conditions to the completion of the Business Combination set forth in the Merger Agreement and the absence of events that could give rise to the termination of the Merger Agreement, the possibility that the Business Combination does not close, and risks that the proposed Business Combination disrupts current plans and operations and business relationships, or poses difficulties in attracting or retaining employees for Babylon.

Babylon Holdings and Alkuri caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this proxy statement/prospectus. Neither Babylon Holdings nor Alkuri undertakes any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that Babylon Holdings or Alkuri will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the Business Combination, in Alkuri’s public filings with the SEC or, upon and following the consummation of the Business Combination, in Babylon’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” in this proxy statement/prospectus.

Market, ranking and industry data used throughout this proxy statement/prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of Babylon Holdings’ management, which in turn are based upon Babylon Holdings’ management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While Babylon is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Babylon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.

SPECIAL MEETING OF ALKURI STOCKHOLDERS

General

Alkuri is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by its board of directors for use at the special meeting of Alkuri Stockholders and at any adjournment or postponement thereof. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place of Special Meeting of Alkuri’s Stockholders

The special meeting will be held on October 20, 2021, at 9:00 a.m., Eastern time, solely over the Internet by means of a live audio webcast. You may attend the special meeting webcast by accessing the web portal located at https://www.cstproxy.com/alkuriglobal/2021 and following the instructions set forth on your proxy card.

Purpose of the Alkuri Special Meeting

At the special meeting, Alkuri is asking its stockholders:

1.	Proposal No. 1—The Business Combination Proposal—to consider and vote upon a proposal to approve and adopt the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the Business Combination;

2.	Proposal No. 2—The Equity Plan Proposal—to consider and vote upon a proposal to approve the 2021 Plan, a copy of which is attached to this proxy statement/prospectus as Annex C;

3.	Proposal No. 3—The Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination.

Recommendation of Alkuri Board of Directors

Alkuri’s board of directors has determined that each of the proposals outlined above is fair to and in the best interests of Alkuri and its stockholders and recommended that Alkuri Stockholders vote “FOR” the Business Combination Proposal, “FOR” the Equity Plans Proposal and “FOR” the Adjournment Proposal, if presented.

Record Date; Persons Entitled to Vote

Alkuri Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of Alkuri Common Stock at the close of business on September 14, 2021, which is the record date for the special meeting. Stockholders will have one vote for each share of Alkuri Common Stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. Alkuri’s warrants do not have voting rights. On the record date, there were 12,792,156 shares of Alkuri Common Stock outstanding, of which 4,167,156 were Alkuri public shares.

Quorum

A quorum is the minimum number of shares of Alkuri Common Stock that must be present to hold a valid meeting. A quorum will be present at the Alkuri special meeting if a majority of all the outstanding shares of Alkuri Common Stock entitled to vote at the meeting are represented at the virtual special meeting or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The Alkuri Class A Common Stock and Alkuri Class B Common Stock are entitled vote together as a single class on all matters to be considered at the special meeting.

Vote Required

The proposals to be presented at the special meeting will require the following votes:

Business Combination Proposal — The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Alkuri Common Stock entitled to vote thereon. Abstentions will have the same effect as a vote “against” the Business Combination Proposal. Brokers are not entitled to vote on the Business Combination Proposal absent voting instructions from the beneficial holder and, consequently, broker non-votes will have the same effect as a vote “against” the Business Combination Proposal. The Transactions will not be consummated if Alkuri has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) either immediately prior to or upon consummation of the Transactions.

Equity Plan Proposal — The approval of the Equity Plan Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Alkuri Common Stock present and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “against” the Equity Plan Proposal. Brokers are entitled to vote on the Equity Plan Proposal absent voting instructions from the beneficial holder because the proposal is considered “routine.” Consequently, there should be no broker non-votes with respect to the Equity Plan Proposal.

Adjournment Proposal — The approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of Alkuri Common Stock present and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “against” the Adjournment Proposal. Brokers are entitled to vote on the Adjournment Proposal absent voting instructions from the beneficial holder because the proposal is considered “routine.” Consequently, there should be no broker non-votes with respect to the Adjournment Proposal.

Voting Your Shares

If you are a holder of record of Alkuri Common Stock, there are two ways to vote your shares of Alkuri Common Stock at the special meeting:

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By Mail. You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” all of the proposals in accordance with the recommendation of the Alkuri board of directors. Proxy cards received after a matter has been voted upon at the special meeting will not be counted.

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In Person. You may attend the special meeting webcast and vote electronically using the ballot provided to you during the webcast. You may attend the special meeting webcast by accessing the web portal located at https://www.cstproxy.com/alkuriglobal/2021 and following the instructions set forth on your proxy card. See “Questions and Answers about the Business Combination and the Special Meeting—How do I attend the special meeting?” for more information.

Revoking Your Proxy

If you are a holder of record of Alkuri Common Stock and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

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you may send another proxy card to Alkuri’s secretary with a later date so that it is received prior to the vote at the special meeting or attend the live webcast of the special meeting and vote electronically;

•	you may notify Alkuri’s secretary in writing, prior to the vote at the special meeting, that you have revoked your proxy; or

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you may attend the live webcast of the special meeting and vote electronically or revoke your proxy electronically, although your attendance alone will not revoke any proxy that you have previously given.

If you hold your Alkuri Common Stock in “street name,” you may submit new instructions on how to vote your shares by contacting your broker, bank or other nominee.

Who Can Answer Your Questions About Voting Your Shares

If you are an Alkuri Stockholder and have any questions about how to vote or direct a vote in respect of your shares of Alkuri Common Stock, you may call Continental Stock & Transfer Co., at 1 917-262-2373, or banks and brokers can call at 1 917-262-2373.

Redemption Rights

Pursuant to the SPAC Charter, a holder of Alkuri public shares may demand that Alkuri redeem such shares for cash if the Business Combination is consummated; provided that Alkuri may not consummate the Business Combination if it has less than $5,000,001 of net tangible assets either immediately prior to or upon consummation of the Business Combination. Holders of Alkuri public shares will be entitled to receive cash for these shares only if they deliver their shares to Alkuri’s transfer agent no later than two (2) business days prior to the special meeting. Holders of Alkuri public shares do not need to affirmatively vote on the Business Combination Proposal or be a holder of such Alkuri public shares as of the record date to exercise redemption rights. If the Business Combination is not consummated, these shares will not be redeemed for cash. If a holder of Alkuri public shares properly demands such redemption, delivers his, her or its shares to Alkuri’s transfer agent as described above, and the Business Combination is consummated, Alkuri will redeem each Alkuri public share into a full pro rata portion of the trust account, calculated as of two (2) business days prior to the date of the special meeting. It is anticipated that this would amount to approximately $10.00 per share. If a holder of Alkuri public shares exercises his, her or its conversion rights, then it will be redeeming its shares of Alkuri Common Stock for cash and will not become a shareholder of Babylon.

Alkuri’s Sponsor, officers and directors do not have redemption rights with respect to any Babylon Class A Shares owned by them, directly or indirectly.

Alkuri requires public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to Alkuri’s transfer agent no later than two (2) business days prior to the vote on the Business Combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the converting holder.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed Business Combination. Furthermore, if a holder of an Alkuri public share delivered his certificate in connection with an election of their conversion and subsequently decides prior to the vote on the Business Combination not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the Business Combination is not approved or completed for any reason, then Alkuri Stockholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, Alkuri will promptly return any shares delivered by public holders.

Appraisal Rights

Alkuri Stockholders and holders of Alkuri Warrants do not have appraisal rights in connection with the Transactions under the DGCL.

Proxy Solicitation Costs

Proxies may be solicited by mail, telephone or in person. Alkuri has engaged Morrow Sodali LLC to assist in the solicitation of proxies, and it will pay such firm $37,500 plus disbursements for such services.

Other Matters

As of the date of this proxy statement/prospectus, the Alkuri board of directors does not know of any business to be presented at the special meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Interests of Alkuri’s Officers and Directors in the Transactions

In considering the recommendation of Alkuri’s board of directors to vote in favor of approval of the Business Combination Proposal, Alkuri Stockholders should keep in mind that the Sponsor and Alkuri’s directors and executive officers have interests in such proposal that are different from, or in addition to, those of Alkuri Stockholders generally. In particular:

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If the Business Combination with Babylon Holdings or another business combination is not consummated by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders), Alkuri will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Alkuri Class A Common Stock for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the Alkuri Securities held by the Sponsor and Alkuri’s directors and officers, which were acquired for an aggregate purchase price of $25,000 prior to the Alkuri IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of $85,646,250 based upon the closing price of $9.93 per share on Nasdaq on September 7, 2021. On the other hand, if the Business Combination is consummated, each outstanding share of Alkuri Common Stock will be converted into Babylon Class A Shares pursuant to the Merger Agreement.

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The Sponsor purchased 5,933,333 private placement warrants from Alkuri for $1.50 per private. This purchase took place on a private placement basis simultaneously with the consummation of the Alkuri IPO. All of the proceeds Alkuri received from these purchases were placed in the trust account. Such private placement warrants had an aggregate market value of $8,484,666 based upon the closing price of $1.43 per warrant on Nasdaq on September 7, 2021. The Alkuri Class A Common Stock underlying the private placement warrants had an aggregate market value of $58,917,997 based upon the closing price of $9.93 per share on Nasdaq on September 7, 2021. The private placement warrants and the Alkuri Class A Common Stock underlying the private placement warrants will become worthless if Alkuri does not consummate a business combination by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter). On the other hand, if the Business Combination is consummated, each outstanding whole warrant will become a Babylon warrant exercisable to purchase one Babylon Class A Share following consummation of the Business Combination and each outstanding share of Alkuri Common Stock will be converted into Babylon Class A Shares pursuant to the Merger Agreement.

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If Alkuri is unable to complete a business combination within the required time period, the Sponsor will be personally liable under certain circumstances described herein to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Alkuri for services rendered or contracted for or products sold to Alkuri. If Alkuri consummates a business combination, on the other hand, Alkuri will be liable for all such claims.

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The Sponsor and Alkuri’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Alkuri’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Alkuri fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, Alkuri may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter). As of the record date, the Sponsor and Alkuri’s officers and directors and their affiliates had incurred approximately $4,099,486 of unpaid reimbursable expenses.

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The Sponsor, the chairman of the board of directors of Alkuri, and Alkuri’s Chief Executive Officer and Chief Financial Officer have agreed to purchase 1,300,000 Babylon Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors.

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Until the first anniversary of Closing, an affiliated entity of the Sponsor and Alkuri’s Chief Executive Officer and Chief Financial Officer will have the right to appoint or nominate one individual for election to the board of directors of Babylon.

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The Merger Agreement provides for the continued indemnification of Alkuri’s current directors and officers and the continuation of directors and officers liability insurance covering Alkuri’s current directors and officers.

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Alkuri’s officers and directors (or their affiliates) may make loans from time to time to Alkuri to fund certain capital requirements. As of the date of this proxy statement/prospectus, no such loans have been made, but loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Alkuri outside of the trust account.

Interests of Babylon Holdings’ Directors and Officers in the Business Combination

In considering the recommendation of Alkuri’s board of directors in favor of the approval of the Business Combination Proposal, stockholders should keep in mind that Babylon’s directors and officers may have interests in such proposal that are different from, or in addition to, those of Alkuri Stockholders and warrant holders generally. These interests include, among other things, the interests listed below:

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Entities affiliated with Dr. Ali Parsadoust, Babylon Holdings’ Chief Executive Officer and chairman of Babylon Holdings’ board of directors, have agreed to purchase 200,000 Babylon Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors. (i) Per Brilioth, member of Babylon Holdings’ board of directors, and VNV (Cyprus) Limited, a holder of greater than 5% of Babylon Holdings’ share capital, and (ii) Georgi Ganev, member of Babylon’s board of directors, and Invik S.A., a holder of greater than 5% of Babylon Holdings’ share capital, have each agreed to purchase 500,000 Babylon Class A Shares pursuant to Subscription Agreements on substantially the same terms and conditions as the other PIPE Investors.

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Certain of Babylon Holdings’ directors and executive officers will serve as officers of Babylon following the consummation of the Business Combination. As such, in the future they will receive any cash or equity-based compensation that the Babylon board determines to pay to such officers. For additional information, see the section entitled “Management Following the Business Combination.”

•	Dr. Ali Parsadoust will receive the Stockholder Earnout Shares pursuant to the Merger Agreement. For additional information, see the section entitled “The Merger Agreement—Earnout.”

Purchases of Alkuri Shares

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Alkuri or its securities, the Sponsor, Alkuri’s officers and directors and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Alkuri Common Stock or vote their shares in favor of the Merger Agreement. The purpose of such share purchases and other transactions may be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met.

While the exact nature of any such arrangements has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, with Babylon’s consent, the transfer to such investors or holders of shares or warrants owned by the Sponsor for nominal value.

Entering into any such arrangements may have a depressive effect on Alkuri Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus.

PROPOSAL ONE—THE BUSINESS COMBINATION PROPOSAL

The following is a discussion of the proposed Business Combination and the Merger Agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. Alkuri Stockholders are urged to read this entire proxy statement/prospectus carefully, including the Merger Agreement, for a more complete understanding of the Business Combination.

General

Transaction Structure

The Merger Agreement provides for the merger of Alkuri with and into Merger Sub, with Alkuri surviving the Business Combination as a wholly owned subsidiary of Babylon.

Pro Forma Capitalization

The pro forma equity valuation of Babylon upon consummation of the Transactions is estimated to approximate $4.2 billion. We estimate that at the Effective Time without giving effect to the issuance of Earnout Shares and assuming none of Alkuri’s public stockholders demand of their Alkuri public shares pursuant to the SPAC Charter, the securityholders of Babylon and Babylon’s management will own more than 75% of the outstanding Babylon Shares and the securityholders of Alkuri, the Sponsor, the Founder, and certain accredited investors purchasing PIPE Shares will own the remaining Babylon Shares. At Closing, the Founder will own all outstanding shares of Babylon Class B Shares.

Merger Consideration

The Business Combination implies a $4.2 billion post-closing equity value and a current equity value of Babylon at $3.515 billion. Prior to the Closing, Babylon will effect the Reclassification whereby each outstanding share of Babylon Holdings will be reclassified into Babylon Class A Shares, other than the Babylon

Holdings Class A Shares, which will be reclassified as Babylon Class B Shares. As a result of the Reclassification, each outstanding Babylon Class A Share and Babylon Class B Share will have a value at the time of the Business Combination of $10.00 (based on the $3.515 billion equity value of Babylon Holdings). At the Closing, the Babylon Class B Shares will be held by the Founder. The Babylon Class B Shares will have the same economic terms as the Babylon Class A Shares, but the Babylon Class B Shares will have 15 votes per share (while each Babylon Class A Share will have one vote per share).

Ownership of Babylon after the Business Combination

It is anticipated that, upon completion of the Business Combination: (i) Alkuri’s public stockholders will own approximately 7.8% of the Babylon Shares and 2.2% of the voting power of Babylon; (ii) the PIPE Investors will own approximately 5.2% of the Babylon Shares and 1.5% of the voting power of Babylon; (iii) the Sponsor and current Alkuri directors will own approximately 2.0% of the Babylon Shares (including the Sponsor Earnout Shares) and 0.6% of the voting power of Babylon; and (iv) the existing Babylon Holdings shareholders will own approximately 85.0% of the Babylon Shares and 95.8% of the voting power of Babylon with 81.7% of the voting power (taking account of the Stockholder Earnout Shares) of Babylon being held by the Founder. These levels of ownership interest: (a) exclude the impact of the warrants to purchase Babylon Shares that will remain outstanding immediately following the Business Combination; (b) assume that no Alkuri public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Alkuri’s trust account and (c) exclude the potential impact of the Higi acquisition. The foregoing also excludes shares being purchased by the Sponsor and its affiliates in the PIPE Investment. When including the shares purchased by the Sponsor and its affiliates in the PIPE Investment, the Sponsor and its affiliates will own approximately 2.2% of the Babylon Shares and 0.6% of the voting power of Babylon assuming no redemptions and approximately 2.4% of the Babylon Shares and 0.7% of the voting power of Babylon assuming maximum redemptions.

Background of the Business Combination

The terms of the Business Combination are the result of negotiations between the representatives of Alkuri and Babylon Holdings. The following is a brief description of the background of these negotiations and the resulting Business Combination.

Alkuri is a blank check company incorporated in Delaware on December 1, 2020 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Alkuri’s intention was to capitalize on the substantial deal sourcing, investing and operating expertise of its management team and advisors in order to identify and combine with one or more businesses in the disruptive technology sector broadly with a spotlight on Consumer Internet and Marketplaces, Healthtech, Fintech and Mobility.

On February 9, 2021, Alkuri consummated its initial public offering (taken together with the underwriter’s full exercise of the over-allotment option) of 34,500,000 units, with each unit consisting of one share of Alkuri Class A Common Stock and one-fourth of one warrant, generating total gross proceeds of $345,000,000. Prior to the consummation of the Alkuri IPO, Sponsor purchased 8,625,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. Simultaneously with the consummation of Alkuri’s IPO and the full exercise of the underwriters’ over-allotment option, Alkuri consummated the private sale of 5,933,333 private placement warrants to Sponsor, each of which entitles the holder to purchase one share of Alkuri Class A Common Stock at an exercise price of $11.50 per share, at a price of $1.50 per warrant, generating gross proceeds of approximately $8,900,000.

Prior to the consummation of the Alkuri IPO, neither Alkuri, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with Alkuri.

After the Alkuri IPO, Alkuri’s officers, advisors and directors commenced an active search for prospective businesses or assets to acquire in its initial business combination. Representatives from the Alkuri management team contacted, and were contacted by, numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities. In addition, certain Alkuri advisors and directors also identified potential business combination candidates for Alkuri.

In light of the volume of potential partners to a business combination (including Babylon Holdings, the “Potential Targets”) with whom Alkuri had an opportunity to engage in discussions, the Alkuri management team commenced standing weekly update calls with the Alkuri board of directors on February 26, 2021.

Between February 2021 and April 2021, Alkuri engaged in discussions, including at least one meeting, with forty Potential Targets. The industries in which these Potential Targets operated included the following: Healthcare, Consumer Internet/Ecommerce, Financial Services Technology, Enterprise Software and Clean Energy Technology.

Of these Potential Targets that Alkuri met with at least one time, Alkuri also:

•	Entered into non-disclosure agreements with 24 such Potential Targets (including Babylon Holdings);

•	Received management presentations or confidential information memorandums from twenty Potential Targets (including Babylon Holdings);

•	Fielded two meetings with three Potential Targets;

•	Fielded three to four meetings with an additional seven Potential Targets;

•	Fielded over six meetings with an additional four Potential Targets (including Babylon Holdings);

•	Obtained access to a virtual dataroom, and conducted additional due diligence of varying degrees, with respect to eleven Potential Targets (including Babylon Holdings); and

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Provided a letter of intent with respect to a business combination to three Potential Targets (one in the Consumer Internet/Ecommerce sector, one in the Enterprise Software sector and Babylon Holdings).

Following such reviews, and at various points in time, these discussions with Potential Targets (other than Babylon Holdings) were discontinued for one or various reasons, including the maturity of the business, the lack of a near-term path to profitability, the valuation of the Potential Target, the strength of the management team of the Potential Target, and the lack of competitive advantages or sufficient barriers to entries for the Potential Target. With respect to one of the two Potential Targets (other than Babylon Holdings) that had progressed to the stage where Alkuri presented a letter of intent, although Babylon and the Potential Target exchanged a few drafts of the letter of intent with certain transaction terms, discussions were ultimately discontinued before a letter of intent was entered into with Babylon Holdings because of Alkuri’s belief that the valuation expectations of the Potential Target were too high to justify further discussion. With respect to the second Potential Target (other than Babylon Holdings) that had progressed to the stage where Alkuri presented a letter of intent, although Babylon and the Potential Target exchanged a few drafts of the letter of intent with certain transaction terms, discussions were discontinued for the reasons described below in connection with Alkuri’s decision to enter into a letter of intent with Babylon Holdings (the “LOI”).

On March 10, 2021, Dominic Lester and a team of European based investment bankers at Jefferies LLC (“Jefferies”), in the course of representing Babylon Holdings in relation to a possible business combination, contacted Alkuri in order to determine whether Alkuri would be willing to explore a potential business combination with Babylon Holdings. The Jefferies team indicated their belief that Alkuri’s experience in global operations, hyper-scaling and healthcare technology, could allow Alkuri to offer a differentiating level of expertise for Babylon Holdings while also providing Alkuri’s stockholders with a compelling value creation opportunity. During this meeting, Alkuri was provided background on Babylon’s business, management team and competitive position.

On March 12, 2021, Alkuri held internal conversations (including with a Jefferies team advising Alkuri based in the United States and led by Guarav Kittur and Jeffrey Snyder) in order to consider the prospects for a potential business combination with Babylon Holdings. Prior to such meeting, Jefferies had put customary insulation wall-procedures in place to prevent the U.S. team from communicating with the team led by Mr. Lester regarding Babylon Holdings or otherwise accessing information regarding Babylon Holdings. Members of the Alkuri team were familiar with the Babylon Holdings brand, and had previously worked with select members of Babylon Holdings US-based management team in previous roles at unrelated companies, however the Alkuri team had not met with or engaged Babylon Holdings management or executives prior to these internal conversations.

On March 15, 2021, Alkuri entered into a non-disclosure agreement with Babylon Holdings and subsequently received access to the data room in order to facilitate Alkuri’s due diligence review of Babylon Holdings. The non-disclosure agreement did not include a standstill.

On March 16, 2021, Alkuri held a follow-up conversation with a team of investment bankers led by Dominic Lester, during which Alkuri was afforded an opportunity to ask additional questions with respect to Babylon Holdings and the proposed process related to a potential business combination.

On March 17, 2021, members of Babylon Holdings’ management met with Alkuri in order to provide Alkuri with a management presentation on the Babylon Holdings business.

On March 19, 2021, Rich Williams and Dr. Ali Parsadoust, spoke directly in order to familiarize themselves with each other, their goals and the respective teams at Alkuri and Babylon Holdings. In addition, the call included a high-level discussion of enterprise value to revenue multiples (“EV-Rev multiple”) attributed to well-known and slower growth peer companies of Babylon Holdings, which Dr. Ali Parsadoust indicated ranged between 10-15x revenue, with some companies trading even higher despite more limited services and capabilities than those offered by Babylon Holdings.

In parallel with the foregoing discussions, Alkuri directed the Jefferies U.S. team to conduct a valuation analysis based on comparable companies of Babylon Holdings, the first draft of which was delivered to Alkuri on March 22, 2021. This analysis consisted of the Selected Peer Companies. The analysis demonstrated: (i) 2021 EV-Rev multiples ranging from 10.5x to 32.3x, with a median of 15.5x, and (ii) 2022 EV-Rev multiples ranging from 6.7x to 22.2x, with a median of 11.1x. Viewing 2021 and 2022 data showed the Selected Peer Companies growing at a median below 40% and a 2020-2022 Compound Annual Growth Rate (“CAGR”) median of 39.6%, compared to Babylon Holdings’ projected 3-year CAGR of approximately 200%. As a result, the analysis demonstrated that the valuation ranges presented by Dr. Ali Parsadoust were well within the bounds of then current market data and trending toward the lower-end of the valuation ranges. Accordingly, Alkuri believed that, subject to obtaining diligence comfort on Babylon Holdings’ ability to execute on 2021 and 2022 revenue projections, a potential business combination with Babylon Holdings presented a strong potential for outsized returns to Alkuri Stockholders.

Between March 23, 2021 and March 26, 2021, Alkuri engaged in a series of diligence meetings with Babylon Holdings and its representatives in order to, among other things, better understand Babylon Holdings’ operations, financial model, products and technology.

In parallel, multiple discussions were held in order to better understand Babylon Holdings’ expectations on material terms in connection with any potential business combination. These parallel discussions included a call on March 24, 2021 between Rich Williams and Dr. Ali Parsadoust. Although there was little discussion with respect to either parties’ specific expectations in regard to valuation, during this call Mr. Williams articulated his thematic focus on deal certainty and pricing an initial business combination in a manner that was fair to all parties (including, in particular, to Alkuri Stockholders) and that would create what Alkuri Stockholders and other prospective investors would ideally see as an attractive investment opportunity that held the potential to generate outsized returns and long-term value creation. Additional high-level discussion also included concepts such as post-closing consideration structures (such as an earnout), post-closing governance matters, exclusivity, process and timing related to any potential business combination. The representatives of Babylon Holdings also proposed to continue the super-voting rights of Dr. Parsadoust as part of the post-closing governance provisions.

Following such initial business diligence and high-level discussions with respect to business expectations for any potential business combination, on March 26, 2021, Alkuri provided Babylon Holdings with a first draft of the LOI. This first draft of the LOI ascribed a closing enterprise valuation to Babylon Holdings of $3.078 billion. In addition, as a result of feedback provided during the call on March 24, 2021, Alkuri included a post-closing earnout opportunity for Babylon’s shareholders and agreed to subject a portion of the Sponsor shares to an earnout in its first draft of the LOI. The earnout opportunity for Babylon’s shareholders contemplated additional consideration to be provided in the form of 30,776,875 additional shares that vested in two equal tier earnout tranches when Babylon Shares trade above $15 and $20, respectively for 20 out of 30 consecutive trading days. In the LOI, the Sponsor also agreed to subject 15% of its existing shares to the same earnout vesting schedule Alkuri proposed these economic terms in order to, among other things, de-risk Babylon Holdings’ performance against its projections, particularly in light of the early stage of Alkuri’s diligence on Babylon Holdings’ revenue pipeline that supported its projections. Specifically, Alkuri believed that setting closing consideration toward the low end of valuation ranges of the Selected Peer Companies would provide an important protection to its stockholders in the event that Babylon Shares failed to trade-up in line with expectations (including because Babylon Holdings failed to execute in full against its projections). On the other hand, a meaningful earnout opportunity provided a reward to Babylon executives who participate in the long-term incentive plan to be adopted by Babylon Holdings in connection with the Business Combination in an upside scenario where Babylon traded toward the higher end of the valuation range, while also creating a meaningful economic incentive for these Babylon executives to perform (or over perform) against its projections.

On March 29, 2021, representatives from Alkuri, the Jefferies team with whom Alkuri was working, Babylon Holdings, Winston & Strawn LLP, Alkuri’s legal counsel (“Winston”) and Wilson Sonsini Goodrich & Rosati, Babylon Holdings’ legal counsel (“WSGR”) held a video conference meeting to discuss high-level terms of a potential business combination between Alkuri and Babylon Holdings and a possible timeline for such business combination.

Also, on March 29, 2021, Babylon Holdings indicated its desire for Alkuri to enter into non-disclosure agreements with select potential investors in order to assess the strength of interest in a potential business combination between Alkuri and Babylon Holdings, including the willingness of such investors to participate in a private placement fundraise (the “PIPE Investment”) in connection with such potential business combination.

Between March 29, 2021 and April 7, 2021, Alkuri entered into non-disclosure agreements with, and previewed the potential business combination for, eight prospective investors in the PIPE Investment.

Throughout the course of these discussions, the Alkuri management team worked with the Jefferies U.S. team to continue work on the valuation analysis of Babylon Holdings. As part of this work, Alkuri and its advisors looked at the Selected Peer Companies in order to both understand a broader range of potential trading outcomes and investor sentiment in related categories. This work included reviewing the Selected Peer Companies, which were not viewed as being direct peers by the Alkuri management team or Jefferies. The Alkuri management team believed the group of Selected Peer companies consisted of a variety of companies at divergent ends of the valuation spectrum. This broader review was conducted because Alkuri management and Jefferies believed that reviewing and understanding a broader range of data would help them to better understand potential value ranges, the factors driving divergent valuation outcomes and, as a result, focus diligence efforts on key valuation drivers. Based on this broader review, Alkuri believed that key differentiators for Babylon Holdings that would need to be confirmed as part of the diligence process included the sustainability of its historic growth into the future, the diversification of its business model and comparatively strong margins and/or revenue scale. Additionally, while this broader review resulted in slightly lower median 2021 EV-Rev multiples of 11.1x and 2022 EV-Rev multiples of 7x, it also lowered median growth rates to below 35%. As a result, Alkuri management believed the Selected Peer Companies, confirmed that the valuation ranges under discussion with Babylon Holdings (as detailed below) remained a meaningful discount to median EV-Rev multiples, while increasing the growth disparity between Babylon Holdings and the Selected Peer Companies. Accordingly, Alkuri continued to believe that a potential business combination with Babylon Holdings presented the potential for outsized returns to its stockholders.

From March 26, 2021 through April 7, 2021, Alkuri and Babylon Holdings also continued active negotiations with respect to the terms of the LOI. The focus of the negotiations on the LOI related to, among other things, the enterprise value ascribed to Babylon Holdings, share price vesting thresholds for the Stockholder Earnout Shares and the post-closing governance terms of Babylon Holdings, including the super-voting rights.

During the course of these negotiations and based on requests from Babylon Holdings, closing enterprise valuation was increased from $3.078 billion to $3.5 billion, the number of Earnout Shares to be made available to Babylon executives was increased from 30,7776,875 shares to 40,000,000 shares (which were ultimately divided into 38,800,000 Stockholder Earnout Shares to be issued to the Founder and 1,200,000 awards to be issued to other Babylon executives (rather than all of the Babylon shareholders) under a long-term incentive plan to be adopted by Babylon Holdings in connection with the Business Combination), additional share price vesting tiers for when the Earnout Shares trade above $12.50 and $17.50, respectively, for 20 out of 30 consecutive trading days, were added to the two originally proposed trading price thresholds by Alkuri (of $15 and $20) and the post-closing ratio to be attributed to the “high-vote” shares to be received by the Founder was increased from a 10 to 1 ratio to a 15 to 1 ratio because such “high-vote” shares would only be received in respect of the existing Babylon Holdings Class A ordinary shares (which are “high-vote” shares) which represents some, but not all, of the shares of Babylon Holdings held by the Founder.

The increase in the closing enterprise valuation was agreed to by Alkuri due to a number of factors, including:

•	Indications from Babylon Holdings’ board of directors was expecting a valuation in the high $3 billions and would not accept anything less than $3.5 billion;

•	As a result of increasing visibility into, and comfort with, the prospect pipeline supporting Babylon Holdings’ forecasted 2022 revenue projections of approximately $710 million; and

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In light of Alkuri’s belief that, based on its valuation work in consultation with Jefferies, the increased closing enterprise valuation continued to represent a meaningful discount to comparable median valuations.

The increase in the earnout opportunity was agreed to by Alkuri because it believed that the total economics of the deal continued to represent a meaningful discount to the valuations of the Selected Peer Companies, particularly in light of its increasing visibility into, and comfort with, the prospect pipeline supporting Babylon Holdings’ forecasted 2022 revenue projections. Alkuri also agreed to the additional share priced vesting tiers because, while it might make the earnout more likely to be achieved in part, it would continue to incentivize management participants in the long-term incentive plan described above in scenarios where one or both of the tiers in Alkuri’s original proposal (of $15 and $20) were unlikely to be achieved, but the Babylon Shares were nonetheless trading at a range that represented an outsized return to Alkuri Stockholders. In addition, Alkuri also believed that the additional share priced vesting tiers might be beneficial to stock price performance because having four tiers (rather than two) at which the earnout vested on a ratable basis, may help to alleviate or reduce any trading overhang that might result from two larger vesting tiers (with half of the consideration vesting at each tier).

The post-closing super-voting governance structure was agreed upon by Alkuri due to the existing governance terms held by the Founder (including shares that then currently provided him super-voting powers)

and in order to provide stability and allow the management team to focus on long-term shareholder value creation during an expected period of sustained accelerated growth and expansion.

While Alkuri continued to field weekly update calls with the board of directors of Alkuri throughout this process, Alkuri also held a special meeting of the board of directors on the morning of April 7, 2021 in order to review the status of discussions with, and work completed on, Babylon Holdings. At this special meeting it was determined that Alkuri should proceed to enter into an LOI with Babylon Holdings that contained mutual exclusivity obligations and, accordingly, discontinue discussions with the other Potential Target with whom discussions were ongoing on a letter of intent. This determination was made, among other things, based on Babylon Holdings’ size, highly differentiated growth profile, a belief that Babylon Holdings’ position was more defensible in its marketplace, more established and predictable operations and financial profile (including over the prior two years where Babylon Holdings had delivered on significant growth), visibility and confidence with respect to Babylon Holdings’ ability to continue delivering accelerated growth compared to the Selected Peer Companies which were trading at meaningfully higher revenue multiples and the willingness of Babylon Holdings’ shareholders and the request of Alkuri to “roll” all of their equity in the potential business combination (and forego the opportunity to receive cash consideration).

Later in the day on April 7, 2021, Alkuri and Babylon Holdings entered into an LOI, with mutual exclusivity running through April 30, 2021. Babylon Holdings required exclusivity given the costs and resources they were going to devote to the potential business combination and Alkuri believed that the relatively short exclusivity period would provide adequate opportunity for Alkuri to conduct further diligence and begin the process of negotiating definitive transaction documents, and if necessary abandon the transaction and pursue alternative business combination targets if there were any issues uncovered that in Alkuri’s view would cause Alkuri to rethink the valuation ascribed to Babylon Holdings in the LOI. This exclusivity period was ultimately extended multiple times to June 4, 2021.

On April 12, 2021, Alkuri formally engaged Jefferies as its financial advisor in order to, among other things, provide financial advice on the potential business combination with Babylon Holdings, assist Alkuri in requesting and analyzing due diligence information received from Babylon Holdings, review financial information of Babylon Holdings, develop presentations for the Alkuri board of directors and provide other customary financial advisory and investment banking services. Alkuri selected Jefferies in part because of its pre-existing relationship with Jefferies (who had previously acted as the underwriter for the Alkuri IPO), the likelihood of being able to obtain favorable economic terms from Jefferies (due to Jefferies having acted as the underwriter for the Alkuri IPO) and Jefferies’ extensive experience in healthcare and technology.

On April 12, 2021, Alkuri retained Jefferies to act as lead left placement agent on the PIPE Investment. At the request of Babylon Holdings, Alkuri also retained Citi as an additional non-lead placement agent on the PIPE Investment in order to, among other things, ensure that Babylon Holdings had direct visibility into the PIPE Investment process. Babylon Holdings had previously retained Ardea and Citi as its financial advisors in connection with the merger, which will receive $7,500,000 and $4,000,000, respectively, and any additional amount at Babylon Holdings’ discretion in fees for their respective involvement in such transactions.

Also, on April 12, 2021, despite having previously operated under insulation walls between the Jefferies’ team advising Alkuri and the team advising Babylon Holdings, Jefferies formally withdrew from its pre-existing representation of Babylon Holdings in order to avoid the appearance of impropriety or a conflict of interest.

On or about April 12, 2021, Alkuri began the process of formally wall-crossing certain prospective investors in the PIPE Investment (in addition to the eight prospective investors discussed above that were previously brought-in by Alkuri under a non-disclosure agreement in order to consider the potential business combination with Babylon Holdings).

On April 16, 2021, in addition to the weekly meetings that, for the most part, continued to be held by Alkuri management with the board of directors of Alkuri, at the request of the independent directors of Alkuri (i.e.,

Stephen Smith, Jason Harinstein and Katie May), Winston fielded a separate call with the independent directors of Alkuri. This meeting was requested by the independent directors in order to obtain Winston’s guidance on how best to oversee the work of Alkuri’s management and advisors and to carry-out and execute their duties as fiduciaries of the Alkuri Stockholders. During this call, the independent directors also discussed the diligence process to date and the diligence process that would be conducted prior to the entry into any definitive agreements in respect of the potential business combination with Babylon Holdings.

During the months of April and early May, Alkuri and Babylon Holdings (together with their respective advisors) engaged in a series of discussions regarding the considerations on the structuring of the potential business combination, including with respect to tax implications with respect thereto. During the course of these discussions, various structuring options were proposed and considered by the parties, including structures that might provide Alkuri Stockholders with more certain tax treatments. However, following thorough exploration of these various structuring alternatives, Babylon Holdings indicated that it viewed the alternative structures as problematic from a tax perspective and was, therefore, unwilling to proceed with the potential business combination on the basis of any structure other than that contemplated by the ultimate structure provided for in the Merger Agreement. Further, during the course of these discussions, various structuring options were proposed and considered by the parties with regard to the Earnout Shares and various terms and provisions were proposed and considered with respect to the dual class structure. After considering the various options, the parties agreed upon the structure and terms contemplated by the Merger Agreement and Babylon Articles.

Also during the months of April and May, members of the Alkuri management team together with its advisors (including Jefferies, Winston, Sheppard Mullin, Alkuri’s healthcare and regulatory counsel (“Sheppard”), Cary Olsen Jersey LLP, Alkuri’s local counsel in Jersey, and Moss Adams LLP, Alkuri’s tax, accounting and financial advisors (“Moss Adams”), Barrington Advisory Group, Alkuri’s strategic, process and financial advisor (“Barrington”) and other advisors of Alkuri reviewing the business, product and technology of Babylon Holdings) engaged in a review of due diligence materials provided with respect to Babylon Holdings, held telephonic conferences and virtual meetings with the Babylon Holdings management team and their representatives in order to discuss commercial, regulatory, tax, legal and other elements of Babylon Holdings’ business and future prospects. During this time, Alkuri’s management team and advisors also provided supplemental diligence requests based on the materials provided and the discussions during such virtual meetings and received supplemental requests from Babylon Holdings in response.

Following completion of preliminary due diligence and preliminary structuring discussions, it was determined that Alkuri would provide the first draft of the Merger Agreement. Accordingly, on May 4, 2021, Winston sent an initial draft of the Merger Agreement to WSGR so that the Merger Agreement could be advanced in parallel with completion of structuring discussions, the PIPE Investment and Alkuri’s due diligence. WSGR responded with revised drafts on May 9, 2021 and an updated revised draft on May 12, 2021.

Starting May 10, 2021, the leadership of Alkuri and Babylon Holdings (and, to the extent necessary, relevant advisors from each company), began holding daily update calls. During the course of these calls the leadership teams updated each other on process, open items and responsibilities.

Commencing on May 14, 2021 through the signing of the Merger Agreement, Alkuri invited certain of its external advisors to join weekly update calls with the Alkuri board of directors, in order to update the Alkuri board of directors on the status of negotiations with respect to the Merger Agreement and the results of due diligence.

The parties held a call on May 17, 2021, involving members of the Alkuri and the Babylon Holdings management team, along with representatives from Winston and WSGR in order to discuss material issues remaining in the Merger Agreement, which included deal certainty for Alkuri with respect to shareholder approvals and support arrangements to be delivered by shareholders of Babylon Holdings at or prior to signing, allocation of risk in the representations and warranties and the covenants of each party, including the ability of the Alkuri board of directors to change its recommendation to its stockholders to the extent required by law and Babylon Holdings’ obligations with respect to post-closing tax filings.

On May 19, 2021, Winston provided WSGR with an updated draft of the Merger Agreement. Thereafter, the parties continued to negotiate the Merger Agreement, other ancillary documents and the disclosures schedules to the Merger Agreement.

In parallel with Alkuri’s due diligence and the negotiation of the Merger Agreement, commencing on April 16 and extending through May 18, Alkuri and Babylon Holdings, with assistance from Jefferies, Citi and Pareto conducted over 65 investor meetings with potential investors. Commitments from subscribers in the aggregate amount of $230 million were obtained from investors (including $13 million in the aggregate from Alkuri’s Chairman, CEO, CFO and the Sponsor). In parallel with these discussions and the negotiations of the Merger Agreement, the parties negotiated with prospective PIPE Investors the terms of their investment. Among the points negotiated for by the PIPE investors was the inclusion of a condition with respect to the funding by each of the other PIPE Investors. Because this construct did not allow flexibility in the event any of the PIPE investors defaulted on their commitment, Babylon Holdings and Alkuri negotiated for a reduction in this commitment to $210 million in funding by the PIPE Investors (assuming full funding by the applicable subscriber), which provided the parties with $20 million in flexibility in the event of failures to fund (in whole or in part) by one or more PIPE Investors.

On May 31, 2021, the Alkuri board of directors held a special meeting to consider the terms of the Merger Agreement and the other definitive agreements contemplated thereby. At this meeting, Winston advised the members of the Alkuri board of directors of their fiduciary duties and summarized the material transaction terms for the Alkuri board of directors. Following the overview provided by Winston, representatives from Jefferies reviewed for the Alkuri board of directors, management’s valuation ascribed to Babylon Holdings in connection with the Business Combination and the financial projections for the combined business. Included in this presentation by Jefferies noted for the board of directors that the Transaction was priced based upon forecasted 2022 revenue projections of $710 million for Babylon Holdings, with a 5.1x multiple ascribed to the 2022 revenue projections of $710 million. Jefferies noted that this multiple represented a 35% discount to the median peer multiple. Certain projections for 2023 were also included in the presentation for the sole purpose of understanding trends with respect to CAGR compared to the Selected Peer Companies and whether the 5.1x multiple ascribed to the 2022 revenue projection was reasonable. Following Jefferies’ presentation, Winston and Sheppard summarized the legal and regulatory due diligence conducted during the course of the process and the results of that review. Thereafter, Moss Adams, Barrington Advisors and members of Alkuri management discussed the tax, business and accounting diligence conducted on Babylon Holdings. Both during and after these summary reviews, the Alkuri board of directors engaged in extensive discussion, including with respect to the peer group selected by Alkuri management and Jefferies, the diligence comfort obtained with respect to the forecasted 2022 revenue projections and other matters. In particular, the board of directors of Alkuri asked questions on the diligence approach and ability of Alkuri management and its advisors to confirm Babylon Holdings’ pipeline of prospects that provided support for the 2022 revenue projections. Alkuri management indicated that it had been provided access to Babylon Holdings’ salesforce data in order to better understand the nature and extent of contacts with the pipeline of prospects.

Following thorough discussion, the Alkuri board of directors determined to adjourn in order to afford directors more time to study the materials presented to the board of directors and to review the proposed Merger Agreement and the other definitive agreements contemplated thereby.

Between May 31, 2021 and June 3, 2021, Alkuri management and advisors also obtained additional information and comfort in order to assist it in the independent validation of the pipeline of prospects supporting the forecasted 2022 revenue projections. This included a review of evidentiary support (such as emails or other communications) for the salesforce information previously reviewed by Alkuri, interviews with members of the Babylon Holdings sales team (and its leadership) and other pipeline tracking information.

Also, between May 31, 2021 and June 3, 2021, Babylon Holdings and their advisors finalized the Merger Agreement and the Ancillary Agreements contemplated thereby.

On June 3, 2021, via action taken by written consent, the Alkuri board of directors unanimously approved the entry into the Merger Agreement and the Ancillary Agreements contemplated thereby.

Later that day, Babylon Holdings and Alkuri issued a press release announcing the entry into the Merger Agreement.

Alkuri’s Reasons for the Business Combination and Recommendation of the Board of Directors

This explanation of Alkuri’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.”

On June 3, 2021, via action taken by written consent, the Alkuri board of directors, among other things, unanimously (i) approved the Merger Agreement and related transaction agreements and the transactions contemplated thereby, (ii) determined that the Business Combination is in the best interests of Alkuri and its stockholders, and (iii) recommended that Alkuri’s stockholders approve and adopt the Business Combination.

Before reaching the above decision, the Alkuri board of directors reviewed the results of the due diligence conducted by Alkuri’s management, which included:

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review of Babylon Holdings’ material contracts, intellectual property, financial results and prospects, taxes, legal and regulatory issues, leased properties, environmental challenges, insurance, engineering and technical achievements and challenges, and financial accounting, including both audited and unaudited financial statements and internal controls;

•	meetings and calls with the management team and advisors of Babylon Holdings regarding operations, forecasts and the Business Combination;

•	discussions with Babylon Holdings regarding its addressable market and competitive landscape;

•	financial projections prepared by Babylon Holdings’ management team; and

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review of analyst reports and market trends in the telehealth care sector, publicly traded comparable companies (including traditional and online healthcare and medical device providers and category-leading de-SPAC companies), and comparable transactions in the broader healthcare sector.

As described under “—The Background of the Business Combination” above, Alkuri’s board of directors, in evaluating the Business Combination, consulted with Alkuri’s management and advisors. In reaching its unanimous decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, Alkuri’s board of directors considered a range of factors, including, but not limited to, the factors discussed below. In light of the complexity of such factors, Alkuri’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of Alkuri’s board of directors may have given different weight to different factors.

In considering the Business Combination, Alkuri’s board of directors gave considerable weight to the following factors:

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Visionary Founder and World Class Management Team. Dr. Ali Parsadoust and the Babylon Holdings management team have a deep understanding of both their direct customers (payer entities) and end users (network participants) and, with over a century of collective experience in healthcare and technology, have the drive and competency to grow the business and provide healthcare in a manner that improves the end user’s experience and reduces costs for its customers. Importantly, in a space like healthcare, with large and entrenched incumbents and relatively high barriers to entry, Alkuri believes it is critical to combine the experience, competency and drive of a qualified and accomplished management team like Babylon Holdings’ with a proven entrepreneurial leader like Dr. Ali Parsadoust, who brings a bold vision to drive change in the segment using technology and a customer-focused approach. Dr. Ali Parsadoust built the first private company to run a U.K. National Health Service (NHS) hospital, Circle Health, which then became Europe’s largest partnership of clinicians before going public in 2012. Dr. Ali Parsadoust has been named by The Times among the 100 global people to watch, and by the Health Service Journal among the 100 most influential people in U.K. healthcare.

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Large market opportunity. The $10 trillion global healthcare market, is expected to grow over the coming decades and there is a clear need for accessibility, quality and affordability. Alkuri also believes that the market is early in its adoption of technology, even in large economies like the United States. To date, Babylon Holdings has deployed its technology in 16 countries (Malaysia, Indonesia, Hong Kong, Singapore, Philippines, Vietnam, Thailand, Taiwan, Cambodia, Laos, Myanmar, Saudi Arabia, Canada, the United States, Rwanda and the United Kingdom) and actively provides clinical services in three (the United States, the United Kingdom and Rwanda). Babylon Holdings is focused on developing its technology and growing its existing market in the United States, which represents an almost $4 trillion healthcare market opportunity, while also planting roots in new geographical markets.

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Disruptors. Babylon Holdings is paving the way in the digital transformation of healthcare. By reengineering the healthcare value change and balancing accessibility, affordability and quality, Babylon Holdings is using its technology platform to connect users to clinical experts and provide virtual care, in-person medical care and post-care offerings. In Alkuri’s view, Babylon Holding is unique in applying a mobile native, digital-first approach at scale to proactive and preventative end-to-end healthcare, which disrupts the traditional in-person, reactive, “sick care” model that is prevalent in health systems around the world. As evidenced by other market segments like retail and entertainment, Alkuri believes that digital-first platforms and products that are well- aligned to the changing needs of its customers can demonstrate more rapid growth, claim significant market share, and deliver the potential for outsized returns relative to their physical-first peers. As a digital-first disruptor that breaks the mold of a system dominated by clinic- and physical-first competitors, Alkuri believes Babylon Holdings represents a similar potential opportunity in the healthcare segment, as evidenced in particular by its accelerated growth in the United States over the past year. For example, the median growth rate for 2019, 2020 and expected 2021 revenue for the Selected Peer Companies in both integrated care and telemedicine was roughly 40% per year, based on publicly available information, including public filings, while the Babylon Holdings revenue growth rate for the same period is over 300% per year.

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Next generation technology.    Babylon Holdings’ artificial intelligence (“AI”) architecture and fully integrated technology platform is designed to help its members navigate their deeply-personal healthcare journeys. Babylon Holdings’ AI has been designed with a focus on delivering insights and efficiencies to members and clinicians. The AI’s core features include: interpretability and explainability to provide a layer of transparency over insights and, efficiencies, quantification on uncertainty providing for less uncertainty and more accurate predictions, data efficiency and flexibility enabling Babylon to adapt to multiple sources of information and consider latest clinical guidelines, public studies and multiple sources of medical knowledge. In addition, unlike many of its peers which either focus on bringing patients into their clinics or provide a single solution like fee-based telemedicine consultations, the broader technology platform is designed to help manage the end-to-end care for a member, and represents what Alkuri believes is the cutting edge of digital-first healthcare and a multi-year advantage over “technology enabled” industry incumbents and others seeking to enter the market.

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Scalable, durable business model Babylon Holdings’ digital-first model is highly scalable and enables it to deliver fully-integrated, personalized healthcare across the entire care spectrum through mobile devices the vast majority of individuals in Babylon Holdings’ target markets already own or access. Alkuri expects healthcare spending to continue rising globally as the population in key markets like the United States continue to age, and Alkuri believes durable secular industry trends toward digital solutions as well as value-based care will continue to drive adoption of digital healthcare services like those offered by Babylon Holdings. Babylon Holdings has shown an ability to find market fit and rapidly scale both its software licensing services and value-based care services, yet the 24 million members served by Babylon Holdings represent a small fraction of the total addressable market. Alkuri believes Babylon Holdings’ technology advantages can enable it to grow revenues on a rate basis faster than its peers, as it has for multiple years, by expanding the covered population and scope of services in its existing markets and customers, expanding to new markets with new and existing customers, pursuing strategic partnership and inorganic growth through acquisitions and continuing to invest in technology and infrastructure to improve capabilities. Furthermore, while demand for and adoption of telemedicine solutions has generally been accelerated by the COVID-19 pandemic as it has demonstrated its benefit and importance in reaching patients, Babylon Holdings believes that in the post-COVID-19 world, its technology and business model will enable it to outperform its competitors, in particular, those deploying a fee-for-services model who may have shown temporary increases in revenues.

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Consumer and Small-to-Medium Business (SMB) go-to-market characteristics While in many cases the contracted customers of the Babylon Holdings service will be a corporate entity like an insurance company, we believe that developing a strong consumer brand and deep consumer relationships represents a significant opportunity for Babylon Holdings over time. Alkuri believes a unique characteristic of the Babylon Holdings model is that, unlike most traditional “sick care” systems in healthcare, which generally reward expensive and episodic emergency care, Babylon Holdings’ business and gross margin can actually improve as more members engage with the product, provide data to enable preventative care, and avoid costly urgent care, emergency room and hospital visits. Alkuri expects that building strong direct relationships and brand equity with Babylon Holdings’ consumer members can create both significant potential bottom-line improvements and retentive capacity for its payer clients and contracts while enhancing Babylon Holdings’ overall market position and ability to differentiate itself from its competitors. Alkuri’s management’s deep expertise in scaling consumer brands, business models and products, particularly in mobile, by using digital marketing strategies and technology-enabled salesforces to help scale businesses may be instrumental in helping Babylon Holdings reach new customers and end users, and to build a differentiated brand positioning and awareness in a market that we believe is lacking in strong consumer-oriented brands.

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Organic and inorganic growth potential Babylon Holdings has experienced robust growth in its early stages yet Alkuri sees significant addressable market expansion opportunities, with potential expansion in the United States and other new geographies, as well as potential opportunities for inorganic growth through acquisitions. Notably, the potential for market expansion and inorganic growth is not contemplated in the current growth projections of Babylon Holdings.

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Defensible market position. The healthcare industry and, to a lesser extent, the telemedicine and digital self-care industries in which we operate are highly competitive, however most of Babylon Holdings’ competitors are generally focused on one specific slice of the healthcare spectrum, single chronic condition or a single mode of service (e.g., telemedicine), or are limited to specific and smaller geographic ranges due to their reliance on operating owned physical locations, rather than delivering the entire healthcare needs of a member on a national or even global basis. Babylon Holdings has developed a digital platform and business model that Alkuri believes will be difficult for other companies in the healthcare and traditional fee-for-service space to emulate.

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Attractive Valuation. The Business Combination implies a $4.2 billion post-closing equity value and a current equity value of Babylon Holdings at $3.515 billion (or 5.1x projected 2022E revenues of $710 million) which represents a sizeable discount to public trading market valuations of comparable companies across digital and telehealth industries and digitally enabled healthcare providers. The set of comparable companies to Babylon Holdings was selected based on the existing universe of publicly traded companies at the time of the transaction. Additionally, the valuation discount is relative to companies that are growing at lower rates than Babylon Holdings. Adjusting for Babylon Holdings’ accelerated growth resulted in the valuation range representing an even more sizeable discount to its peers, which we believe positions the Business Combination as an attractive opportunity for Alkuri Stockholders.

Alkuri’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

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Potential Inability to Complete the Business Combination. The Alkuri board of directors considered the possibility that the Business Combination may not be completed and the potential adverse consequences to Alkuri if the Business Combination is not completed, in particular the expenditure of time and resources in pursuit of the Business Combination and the loss of the opportunity to participate in the transaction. They considered the uncertainty related to factors outside of the control of the parties to the transaction. The Business Combination Agreement also includes an exclusivity provision that prohibits Alkuri from soliciting other initial business combination proposals, which restricts Alkuri’s ability to consider other potential initial business combinations until the earlier of the termination of the Merger Agreement or the consummation of the Business Combination.

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The Risk that Alkuri’s Public Stockholders Would Vote Against the Business Combination Proposal or Exercise Their Redemption Rights. The Alkuri board of directors considered the risk that some of the current public stockholders would vote against the Business Combination proposal or decide to exercise their redemption rights, thereby depleting the amount of cash available in the trust account to an amount below the minimum required to consummate the Business Combination. Further, the fact that public stockholders may vote for the Business Combination proposal while also exercising their redemption rights mitigates against any incentive a public stockholder might have to vote against the Business Combination proposal, especially to the extent that they hold public warrants which would be worthless if the Business Combination is not completed.

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Babylon Holdings’ Business Risks. The Babylon Holdings board of directors considered that Babylon Stockholders would be subject to the execution risks associated with Babylon Holdings if they retained their public shares following the Closing, which were different from the risks related to holding public shares of Alkuri prior to the Closing. In this regard, the Alkuri board of directors considered that there were risks associated with successful implementation of Babylon Holdings’ long term business plan and strategy and Babylon Holdings realizing the anticipated benefits of the Business Combination on the timeline expected or at all. The Alkuri board of directors considered that the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that Alkuri Stockholders may not fully realize these benefits to the extent that they expected to retain the public shares following the completion of the Business Combination. For additional description of these risks, please see “Risk Factors.”

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Post-Business Combination Corporate Governance. The Alkuri board of directors considered the corporate governance provisions of the Merger Agreement and Babylon Holdings’ anticipated organizational documents and the effect of those provisions on the governance of Babylon Holdings following the Closing. In particular, they considered that, assuming no redemptions by Alkuri Stockholders, the Founder will individually control shares representing approximately 81.7% of Babylon Holdings’ voting power (taking account of the Stockholder Earnout Shares) upon completion of the Business Combination and have the right to designate a majority of directors to the board of directors of Babylon Holdings for as long as he hold certain amounts of shares of Babylon Shares and will have a right to approve or reject transactions involving Babylon Holdings. The Alkuri board of directors also considered the circumstances under which the “high vote” stock would convert into “low vote” stock. The Alkuri board of directors was aware that these rights are not generally available to stockholders of Alkuri, including stockholders that may hold a large number of shares, or directors of Alkuri. See “Agreements Entered Into in Connection with the Merger Agreement” for detailed discussions of the terms and conditions of these agreements.

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No Survival of Remedies for Breach of Representations, Warranties or Covenants by Babylon Holdings. The Alkuri board of directors considered that the terms of the Merger Agreement provide that neither Alkuri nor its stockholders will have any recourse against Babylon Holdings or its current shareholders after the Closing of the Business Combination to recover for losses as a result of any inaccuracies or breaches of the Babylon Holdings representations, warranties or covenants set forth in the Merger Agreement.

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Litigation. The Alkuri board of directors considered the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could enjoin consummation of the Business Combination.

•	Fees and Expenses. The Alkuri board of directors considered the fees and expenses associated with completing the Business Combination, which it estimated as approximately $68.5 million.

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Diversion of Management. The Alkuri board of directors considered the potential for diversion of management and employee attention during the period prior to the completion of the Business Combination, and the potential negative effects on Babylon Holdings’ business.

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Alkuri’s Management and Directors May Have Different Interests in the Business Combination Than the Public Stockholders. The Alkuri board of directors also considered the fact that members of Alkuri’s management and board of directors may have interests that are different from, or are in addition to, the interests of its stockholders generally, including the matters described under “The Merger Agreement— Interests of Alkuri’s Officers and Directors in the Transactions” above. However, Alkuri’s board of directors concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the Alkuri IPO prospectus, and (ii) these disparate interests would exist or may be even greater with respect to a business combination with another target company.

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Risks Related to the Dual-Class Share Structure. The Alkuri board of directors also considered the risk of concentrating voting control in the dual-class share structure (with “super-voting” rights for the Founder), but determined that they were outweighed by the long-term benefits that a founder-controlled company would provide to Alkuri Stockholders and future shareholders of Babylon after Closing.

Unaudited Projected Financial Information

Babylon Holdings does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of Babylon Holdings has prepared the prospective financial information set forth below to present key elements to the forecasts provided to Alkuri. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Babylon Holdings’ management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Babylon Holdings. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

Neither Babylon Holdings’ independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The projections are forward-looking statements that are based on assumptions and estimates that are inherently uncertain and, though considered reasonable by Babylon Holdings’ management as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, risks and uncertainties, as described in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” The prospective financial information is subjective in many respects; and since the prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Babylon Holdings or that actual results will not differ materially from those presented in the prospective financial information. Furthermore, the prospective financial information does not take into account any circumstances or events occurring after the date that information was prepared.

The financial projections were requested by, and disclosed to, Alkuri for use as a component in its overall evaluation of Babylon Holdings and are included in this proxy statement/prospectus on that account. Inclusion of the prospective financial information in this proxy statement/prospectus should not be regarded as a representation by Babylon Holdings, Alkuri or any other person that the results contained in the prospective financial information will be achieved, and should not be regarded as an indication that Alkuri, the Alkuri board of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination. You are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results. We will not refer back to the financial projections in our future periodic reports filed under the Exchange Act.

Babylon Holdings does not expect to generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations. Accordingly, Babylon Holdings does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Babylon Holdings does not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

Additional information relating to the principal assumptions used in preparing the projections is set forth below. See “Risk Factors” for a discussion of various factors that could materially affect Babylon Holdings financial condition, results of operations, business, prospects and securities.

The key elements of the projections provided by management of Babylon Holdings to Alkuri are summarized in the table below (dollars in millions):

	Year Ended December 31,
	2021E	2022E	2023E
Revenue	321	710	1,484
% growth	305%	121%	109%
Adjusted EBITDA(1)	(140)	(119)	5
Adjusted EBITDA as a percentage of revenue	(44%)	(17%)	0%
Net (loss)	(206)	(147)	(33)
Net loss as a percentage of revenue	(64%)	(21%)	(2%)

(1)

Adjusted EBITDA is defined as profit (loss), adjusted for depreciation, amortization, net finance income (costs), income taxes, share-based compensation, impairment expenses and foreign exchange gains or losses. For a description of how we calculate EBITDA and Adjusted EBITDA and the limitations of these non-IFRS financial measures, see “—Key Business and Financial Metrics— EBITDA and Adjusted EBITDA.”

Babylon Holdings’ revenue projections are based on management’s expectation of executed contracts delivering revenue in line with contractual terms. Additionally, Babylon Holdings’ management expects to grow its number of members as part of its Babylon 360 solution, delivering recurring revenue through the signing of additional contracts with both existing and new customers. Finally, Babylon Holdings’ management expects to sign new contracts, licensing out its technology platform. These revenue assumptions were incorporated as part of Babylon Holdings’ projections, with each of value based care, clinical services and software licensing revenue assumed to deliver different adjusted EBITDA margin contributions. In addition to the above assumptions, projected adjusted EBITDA reflects management’s expectation of increasing headcount, marketing expenses and selling, general, and administrative expenses with adjusted EBITDA margin improving over the course of the projection.

Babylon Holdings’ management and board of directors determined the reasonableness of the projections based upon the terms of executed contracts, the status of current commercial discussions relating to the expansion of existing and execution of new contracts and consistency with our strategic focus on growing our value-based care services. The projections reflected a probability weighting of the future revenue opportunities pipeline, projections of cost of care delivery that reflect our historical experience of providing clinical and value-based care services, estimates of platform & application expenses and research & development expenses that reflect our historical expenditures and projected technology roadmap and our expected increases in sales, general and administration expenses. The cost projections as a proportion of revenue were additionally benchmarked against our own historical results and those disclosed by other businesses operating in similar markets. The projections were subject to review and approval by each member of the senior leadership team with oversight of each business function and then subject to a final review by the Babylon Holdings board and finance team, which resulted in an increase in the cost projections relating to some functions and the lowering of revenue projections provided by the commercial team. The projections do not include the Higi acquisition as it was not contemplated at the time the projections were compiled.

Satisfaction of 80% Test

After consideration of the factors identified and discussed in the section entitled “Proposal One—The Business Combination Proposal—Alkuri’s Reasons for the Business Combination and Recommendation of the Board of Directors,” Alkuri’s board of directors concluded that the Business Combination met all of the requirements disclosed in the prospectus for the Alkuri IPO with respect to Alkuri’s initial business combination, including that the Business Combination had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the Merger Agreement.

Interests of Certain Persons in the Business Combination

See “Special Meeting of Alkuri Stockholders—Interests of Alkuri’s Officers and Directors in the Transactions” and “Special Meeting of Alkuri Stockholders—Interests of Babylon Holdings’ Directors and Officers in the Business Combination”.

Involvement of Underwriter of Alkuri IPO in the Transactions

Jefferies served as the sole underwriter for the Alkuri IPO and will receive approximately $12.1 million of deferred underwriting commissions therefrom in connection with the consummation of Alkuri’s initial business combination. Jefferies has agreed to waive its rights to the deferred underwriting commissions held in the Trust Account in the event that Alkuri does not complete its initial business combination prior to the end of the completion window (subject to any extension period thereof), and in such a circumstance, will not receive any of such funds.

As described further below, Jefferies is also providing certain services in connection with the Transactions and will receive compensation in connection therewith. Jefferies’ receipt of the deferred underwriting commissions is not dependent on its provision of services in connection with the Transactions.

As discussed under “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination,” Jefferies is serving as Alkuri’s financial advisor in connection with the Transactions. Pursuant to the terms of Jefferies’ engagement with Alkuri, Jefferies has agreed to provide Alkuri with financial advice and assistance in connection with the Transactions, including providing financial advice on the potential business combination with Babylon Holdings, assisting Alkuri in requesting and analyzing due diligence information received from Babylon Holdings, reviewing financial information of Babylon Holdings, developing presentations for the Alkuri board of directors and providing other customary financial advisory and investment banking services. Upon the consummation of the Transactions, Jefferies will receive a financial advisory fee of $10 million (the “Jefferies Financial Advisory Fee”). Alkuri also has agreed to provide Jefferies with customary expense reimbursement, including fees and expenses of its counsel, and to indemnify it and certain related persons against liabilities arising out of Jefferies’ financial advisory engagement and the Transactions. No entity (other than Jefferies) is serving as Alkuri’s financial advisor in connection with the Transactions.

Additionally, as discussed under “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination,” Jefferies is serving as lead placement agent in connection with the PIPE Investment together with Citi and Pareto Securities AB. Pursuant to the terms of Jefferies’ placement agent engagement with Alkuri, Jefferies has agreed to assist Alkuri in (i) identifying and contacting potential PIPE Investors, (ii) preparing an investor presentation and/or marketing materials for distribution to potential PIPE Investors, (iii) soliciting and receiving offers to purchase Babylon Class A shares pursuant to the PIPE Investment and (iv) negotiating the financial aspects of the PIPE Investment on Alkuri’s behalf. In respect of such services, upon the consummation of the Transactions, the placement agents, including Jefferies, will collectively receive a placement fee equal to 3.0% of the aggregate price at which such Babylon Class A shares are sold pursuant to the PIPE Investment, which is expected to be $6.9 million in the aggregate and of which $738,000 will be payable to Jefferies (the “Jefferies Placement Fee”), and whether or not the Transactions are consummated, Jefferies will receive expense reimbursement customary for a PIPE transaction of this nature (subject to the terms and conditions of its engagement letter with Alkuri). Alkuri also has agreed to indemnify Jefferies and certain related persons against liabilities arising out of its placement agent engagement or information contained in or omitted from the offering materials in connection with the PIPE Investment.

Because (i) Jefferies will only receive its deferred underwriting commissions upon the consummation of Alkuri’s initial business combination during the completion window (subject to any extension period thereof), (ii) Jefferies will only receive the Jefferies Financial Advisory Fee upon the consummation of the Transactions, and (iii) Jefferies will only receive the Jefferies Placement Fee upon the consummation of the Transactions, Jefferies has an interest in the Transactions being consummated. Such interest may have presented, and may in the future present, a conflict of interest. Alkuri was aware of and considered such potential conflicts in engaging Jefferies as its financial advisor and as lead placement agent. Alkuri’s stockholders should consider the role of Jefferies in evaluating “Proposal No. 1—The Business Combination Proposal” and the other proposals.

On April 12, 2021, Alkuri retained Jefferies to act as lead left placement agent on the PIPE Investment. At the request of Babylon Holdings, Alkuri also retained Citi as an additional non-lead placement agent on the PIPE Investment in order to, among other things, ensure that Babylon Holdings had direct visibility into the PIPE Investment process. Babylon Holdings had previously retained Ardea and Citi as its financial advisors in connection with the merger, who will receive $7,500,000 and $4,000,000 respectively, and any additional amount at Babylon Holdings’ discretion in fees for their respective involvement in such transactions.

Anticipated Accounting Treatment

The Transactions are comprised of a series of transactions pursuant to the Merger Agreement, as described elsewhere in this proxy statement/prospectus. For accounting purposes, the Transactions will be effectuated in three main steps:

1.	The exchange of shares held by Babylon Holdings’ shareholders, which is accounted for as a recapitalization in accordance with IFRS.

2.

The merger of Alkuri with Merger Sub, which is not within the scope of IFRS 3 (“Business Combinations”) since Alkuri does not meet the definition of a business in accordance with IFRS 3. Any difference between the fair value of Babylon Class A Shares issued and the fair value of Alkuri’s identifiable net assets should to be recorded as a transaction expense related to the recapitalization. For purposes of the unaudited pro forma condensed combined financial information, it is assumed that the fair value of each individual Babylon Class A Share issued to Alkuri Stockholders is equal to the fair value of each individual Babylon shareholder resulting from the $3.515 billion equity value assigned to Babylon Holdings in the Merger Agreement.

3.

The Subscription Agreements related to the PIPE Investment, which were executed concurrently with and following the Merger Agreement, will result in the issuance of Babylon Class A Shares, leading to an increase in share capital and share premium.

Regulatory Matters

The Business Combination is not subject to any federal or state regulatory requirement or approval, except for the filings with the State of Delaware necessary to effectuate the Business Combination.

No Appraisal Rights

Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Alkuri Common Stock will not have appraisal rights in connection with the Business Combination.

Resale of Babylon Shares

The Babylon Class A Shares to be issued to Alkuri Stockholders (other than certain Babylon Class A Shares to be issued to the Sponsor) in connection with the Business Combination will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed for purposes of Rule 144 under the Securities Act an “affiliate” of Alkuri immediately prior to the Effective Time or an “affiliate” of Babylon following the Business Combination. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, Babylon or Alkuri (as appropriate) and may include the executive officers, directors and significant shareholders of Babylon or Alkuri (as appropriate).

Stock Exchange Listing of Babylon Class A Shares

Babylon Holdings will use commercially reasonable efforts to cause, prior to the Effective Time, the Babylon Class A Shares and warrants (including Babylon Class A Shares and warrants issuable pursuant to the Merger Agreement) to be approved for listing on the NYSE under the symbols “BBLN” and “BBLN.W,” respectively, subject to official notice of issuance. Approval of the listing on the NYSE of the Babylon Class A Shares (subject to official notice of issuance) is a condition to each party’s obligation to complete the Business Combination.

Delisting and Deregistration of Alkuri Securities

If the Business Combination is completed, shares of Alkuri Class A Common Stock, Alkuri Warrants and Alkuri units will be delisted from Nasdaq and will be deregistered under the Exchange Act.

Implications of being an “Emerging Growth Company” and a “Foreign Private Issuer”

Each of Alkuri and Babylon Holdings is, and consequently, following the Business Combination, Babylon will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, Babylon will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Babylon’s securities less attractive as a result, there may be a less active trading market for Babylon’s securities and the prices of Babylon’s securities may be more volatile.

Babylon will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Alkuri IPO, (b) in which Babylon has total annual gross revenue of at least $1.07 billion, or (c) in which Babylon is deemed to be a large accelerated filer, which means the market value of Babylon’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which Babylon has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Babylon Holdings is also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. This means that, even after Babylon Holdings no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of and intends to take advantage certain exemptions from the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

Babylon Holdings may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” Babylon Holdings could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of Babylon Holdings’ outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Babylon Holding’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Babylon Holdings’ assets are located in the United States; or (iii) Babylon Holdings’ business is administered principally in the United States.

Babylon Holdings’ may choose to take advantage of some but not all of these reduced burdens. Babylon Holdings has taken advantage of reduced reporting requirements in this proxy statement/prospectus. Accordingly, the information contained in this proxy statement/prospectus may be different from the information you receive from Babylon Holdings’ competitors that are public companies, or other public companies in which you have made an investment. We expect to lose our foreign private issuer status for the year ended December 31, 2022 as a result of increased contacts with the United States.

Vote Required for Approval

The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the then outstanding shares of Alkuri Common Stock. The failure to attend (or provide a proxy) or abstentions will have the same effect as a vote “against” the Business Combination Proposal. Brokers are not entitled to vote on the Business Combination Proposal absent voting instructions from the beneficial holder and, consequently, broker non-votes will have the same effect as a vote “against” the Business Combination Proposal.

The approval of the Business Combination Proposal is a condition to the consummation of the Transactions. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal, as described below) will not be presented to Alkuri Stockholders for a vote.

Recommendation of Alkuri Board of Directors

THE ALKURI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE ALKURI STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL TWO—THE EQUITY PLAN PROPOSAL

Overview

We are seeking shareholder approval for the Babylon Holdings Limited 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan is being adopted by Babylon Holdings in connection with the Business Combination and will become effective upon the Closing. The 2021 Plan is intended to replace Babylon Holding’s Prior Plans (as defined below). Shareholder approval of the 2021 Plan is being sought in accordance with the Merger Agreement. Approval of the 2021 Plan will allow Babylon to provide equity awards as part of Babylon’s compensation program, an important tool for motivating, attracting and retaining talented employees and for creating shareholder value. Non-approval of the 2021 Plan may compel Babylon to significantly increase the cash component of employee compensation following the Closing to attract and retain key employees because Babylon would need to replace components of compensation Babylon Holdings historically delivered in the form of equity awards, which could therefore reduce Babylon’s operating cash flow.

The Alkuri board of directors believes that long-term incentive compensation programs align the interests of management, employees and shareholders to create long-term shareholder value. Equity plans such as the 2021 Plan increase Babylon’s ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, helps Babylon recruit, reward, motive, and retain talented personnel. The Babylon Holdings board of directors believes that the approval of the 2021 Plan is essential to Babylon’s continued success, and in particular, Babylon’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which Babylon will compete. Equity awards are also crucial to Babylon’s ability to motivate employees to achieve its goals.

Key Plan Provisions

•	The 2021 Plan will continue until the 10th anniversary of the Closing, unless earlier terminated by the Babylon board of directors of directors or its delegee;

•

The 2021 Plan provides for the grant of share options (including “incentive stock options” within the meaning of Section 422 of the Code, and options that are not incentive stock options), share appreciation rights, restricted shares, restricted share units, and other share based awards;

•

45,335,210 Babylon Class A Shares will be authorized for issuance pursuant to awards under the 2021 Plan, plus up to 23,902,282 Babylon Class A Shares that may become available for issuance as a result of recycling of awards under Babylon Holdings’ Long Term Incentive Plan with Non-Employee Sub-Plan and Babylon Holdings’ Company Share Option plan (the “Prior Plans”);

•

The 2021 Plan provides for an automatic share reserve increase feature, whereby the share reserve will automatically be increased on the first day of each fiscal year commencing on January 1, 2022 and ending on and including January 1, 2031, in an amount equal to the least of (i) 5% of the total number of Class A Shares outstanding on December 31 of the preceding calendar year, (ii) 45,335,210 Babylon Class A Shares or (iii) such number of Babylon Class A Shares as the board of directors may designate prior to the applicable January 1. The automatic share reserve feature will cease immediately after the increase on the first day of the 2031 fiscal year.

•	The 2021 Plan will be administered by the Babylon board of directors or, if designated by the Babylon board of directors, Babylon’s compensation committee or another committee.

Summary of the 2021 Plan

The following paragraphs provide a summary of the principal features of the 2021 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2021 Plan and is qualified in its entirety by the specific language of the 2021 Plan. A copy of the 2021 Plan is attached to this proxy statement/prospectus as Annex C.

The purpose of the 2021 Plan is to enhance Babylon’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to Babylon by providing these individuals with equity ownership opportunities. These incentives will be provided through the grant of share options, share appreciation rights, restricted shares, restricted share units, or other share based awards as the administrator may determine. The 2021 Plan and all awards thereunder will be governed by and interpreted in accordance with the laws of England and Wales.

Eligibility

The 2021 Plan provides for the grant of “incentive stock options,” within the meaning of Section 422 of the Code, to Babylon’s employees and any parent and subsidiary corporations’ employees, and for the grant of other share options, share appreciation rights, restricted shares, restricted share units, and other share based awards to employees and consultants of Babylon and its subsidiaries and directors of Babylon, provided that consultants and directors who are not employees are only eligible to be granted awards under the Non-Employee Sub-Plan (the holder of an award is referred to here as a “participant”). The actual number of individuals who will receive awards under the 2021 Plan cannot be determined in advance because the administrator has the discretion to select the participants on the basis of their service to Babylon and its subsidiaries. We expect Babylon and its subsidiaries to have as of immediately following the Closing, approximately 3 non-employee directors, 1,200 full-time employees (including our employee directors), 600 part-time employees and 0 consultants who would be eligible to participate in the 2021 Plan.

Authorized Shares

Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, the maximum aggregate number of Babylon Class A Shares that may be issued pursuant to awards under the 2021 Plan is (i) 45,335,210 Babylon Class A Shares, plus (ii) any Babylon Class A Shares subject to share options granted under the Prior Plans and which are subsisting on the Closing Date and expire, lapse or are terminated, exchanged for cash, surrendered, repurchased or cancelled without having been fully exercised, or withheld to satisfy a tax withholding obligation terminate as a result of being unexercised or forfeited to or repurchased by Babylon, with the maximum number of shares to be added to the 2021 Plan pursuant to clause (ii) equal to 23,902,282 Babylon Class A Shares. The 2021 Plan also includes an evergreen provision that provides for an automatic annual increase to the number of Babylon Class A Shares available for issuance under the 2021 Plan on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the least of:

•	45,335,210 Babylon Class A Shares;

•	5% of the total number of all classes of Babylon shares outstanding as of the last day of its immediately preceding fiscal year; or

•	Such lesser amount determined by the administrator.

The 2021 Plan provides that the evergreen provision will terminate following the increase on the first day of the 2031 fiscal year.

If all or any part of an award or awards granted under the 2021 Plan (including the Non-Employee Sub-Plan) expires, lapses or is terminated, exchanged for cash, surrendered, repurchased or cancelled without having been fully exercised, or is withheld to satisfy a tax withholding obligation in connection with an award or to satisfy a purchase or exercise price of an award, the unused Babylon Class A Shares covered by the award or awards granted under the 2021 Plan (including the Non-Employee Sub-Plan) will, as applicable, become or again be available for awards granted under the 2021 Plan (including the Non-Employee Sub-Plan).

In the event of any return of capital (including a share dividend (whether payable in the form of cash, shares, or any other form of consideration)), bonus issue of shares or other Babylon securities by way of capitalization of profits, distribution, share split, reverse share split, spin-off, rights offering, re-designation, redenomination, consolidation recapitalization through a large, nonrecurring cash dividend, or any similar equity restructuring transaction, that affects the number or class of shares (or other Babylon securities) or the nominal value of Babylon Class A Shares (or other Babylon securities) and causes a change in the per share value of the Babylon Class A Shares underlying outstanding awards (other than, for the avoidance of doubt, the conversion of any convertible securities of Babylon), the administrator will equitably adjust (i) class(es) and maximum number of shares subject to the 2021 Plan, (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of “incentive stock options” and (iii) each outstanding award as it deems appropriate to reflect such transaction, which may include adjusting the number and type of securities subject to each outstanding award and/or the award’s exercise price or grant price (if applicable), granting new awards to award holders, and making a cash payment to award holders.

The price of Babylon Holdings ordinary shares as determined in connection with the Business Combination is $3.02 per share.

Plan Administration

To the extent that the applicable laws permit, the Babylon board of directors may delegate any or all of its powers under the 2021 Plan to one or more committees or officers of Babylon or any of its subsidiaries. The Babylon board of directors may abolish any committee or re-vest in itself any previously delegated authority at any time.

The administrator has authority to (i) determine which service providers receive awards, (ii) grant awards, and (iii) set award terms and conditions, in each case subject to the conditions and limitations in the 2021 Plan and all applicable laws. The administrator also has the authority to take all actions and make all determinations under the 2021 Plan, to approve the forms of award agreements for use under the 2021 Plan, to interpret the 2021 Plan and the terms of awards and to adopt, amend and repeal administrative rules, guidelines and practices as it deems advisable. The administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the 2021 Plan or any award as it deems necessary or appropriate to administer the 2021 Plan and any awards. The administrator’s determinations under the 2021 Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the 2021 Plan or any award.

Share Options and Share Appreciation Rights

Options and share appreciation rights may be granted under the 2021 Plan. Subject to the provisions of the 2021 Plan, the administrator will determine the terms and conditions of options, including when such options vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such options will vest or become exercisable). The administrator will establish each option’s and share appreciation right’s exercise price and specify the exercise price in the award agreement. The exercise price will be no less than the nominal value of a Babylon Class A Share, provided that, in respect of participants who are subject to tax in the United States, the exercise price generally may not be less than less than 100% of the fair market value of a Babylon Class A Share on the grant date of the option or share appreciation right, and, provided further that, in respect of participants who own 10% of the voting power of all classes of equity securities of Babylon or any of its parent or subsidiary corporations, the exercise price of an “incentive stock option” generally may not be less than 110% of the fair market value of a Babylon Class A Share on the grant date of the option or share appreciation rights. The term of an option or share appreciation right generally cannot exceed 10 years, provided that, in respect of participants who own 10% of the voting power of all classes of equity securities of Babylon or any of its parent or subsidiary corporations, the term of an “incentive stock option” generally may not be more than five years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement.

Restricted Shares and Restricted Share Units

Restricted shares and restricted share units may be granted under the 2021 Plan. Restricted share awards are grants of shares that vest in accordance with terms and conditions established by the administrator. Restricted share units are bookkeeping entries representing an amount equal to the fair market value of one share. The administrator will determine the number of shares of restricted shares or restricted share units granted to any service provider and may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to Babylon or its subsidiaries), and the administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any restricted shares or restricted share units, as determined (and on such terms as may be determined) by the administrator and specified in the award agreement, subject to applicable law. Unless otherwise determined by the administrator, a participant holding restricted shares will have voting and other rights as a shareholder of Babylon with respect to such restricted shares, except that any redesignation and subsequent redemption and forfeiture provisions of Babylon will apply. A participant holding restricted share units will have no rights of a shareholder with respect to such restricted share units unless and until the shares are delivered in settlement of the restricted share units.

Other Share Based Awards

Other share based awards may be granted to service providers, including awards entitling service providers to receive Babylon Class A Shares to be delivered in the future (whether based on specified performance criteria, performance goals or otherwise), in each case subject to any conditions and limitations in the 2021 Plan. Such other share based awards will also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a service provider is otherwise entitled. Other share based awards may be paid in Babylon Class A Shares or other property, as the administrator determines. Subject to the provisions of the 2021 Plan, the administrator will determine the terms and conditions of each other share based award, including any purchase price, performance condition, performance goal, transfer restrictions, and vesting conditions, which will be set forth in the applicable award agreement.

Non-Transferability of Awards

Except as the administrator may determine or provide in an award agreement or otherwise for awards, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, will be exercisable only by the participant. Notwithstanding the foregoing, the administrator may, in its sole discretion, permit transfer of an award pursuant to a domestic relations order or in such other manner that is not prohibited by applicable tax and securities laws upon the participant’s request and provided that the participant and the transferee enter into a share transfer and other agreements as required by Babylon. If an option is an “incentive stock option,” such option may be deemed to no longer qualify as an “incentive stock option” as a result of a transfer.

Corporate Events

In the event of any reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of Babylon or a “change in control” (referred to here as a “corporate event”), the administrator, on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the actions set forth in the 2021 Plan whenever the administrator determines that such action is appropriate, including that an award be continued or substituted by the successor corporation, that vesting and exercisability of an award may accelerate automatically upon consummation of the transaction, or that the unvested portions of an award may be terminated without consideration. The administrator need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants. The administrator may take different actions with respect to the vested and unvested portions of an award.

Clawback

All awards (including any proceeds, gains or other economic benefit the participant actually or constructively receives upon receipt or exercise of any award or the receipt or resale of any Babylon Class A Shares underlying the award) will be subject to Babylon claw-back policy that may be adopted from time to time to the extent such policy applies to the relevant participant, including any claw-back policy adopted to comply with applicable laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the award agreement, to the extent applicable and permissible under applicable laws. No recovery of compensation under such a claw-back policy will be an event giving rise to a participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

Amendment or Termination

The Plan will come into existence on the day it is adopted by the Alkuri board of directors but no awards may be granted under the 2021 Plan prior to the Closing. Unless earlier terminated by the Babylon board of directors, the 2021 Plan will remain in effect until the tenth anniversary of the Closing, but Awards previously granted may extend beyond that date in accordance with the 2021 Plan. No “incentive stock options” may be granted after the tenth anniversary of the earlier of (i) the date the 2021 Plan is adopted by the Board, or (ii) the date the 2021 Plan is approved by Alkuri Stockholders. The administrator may amend, suspend or terminate the 2021 Plan at any time; provided that no amendment, suspension or termination may materially impair any award outstanding at the time of such amendment without the affected participant’s written consent. No awards may be granted under the 2021 Plan during any suspension period or after 2021 Plan termination. Awards outstanding at the time of any 2021 Plan suspension or termination will continue to be governed by the 2021 Plan and the award agreement, as in effect before such suspension or termination. The Babylon board of directors will obtain shareholder approval of any amendment to the extent necessary to comply with applicable laws.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations as of July 2021, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as “incentive stock option” under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of such an option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of such an option or the sale of the shares acquired through the exercise of such an option, provided that we generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income realized by the optionee in the year of exercise.

Share Appreciation Rights

In general, no taxable income is reportable when a share appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Share Awards

A participant acquiring restricted shares generally will recognize ordinary income equal to the fair market value of the shares on the vesting date (i.e., the date restrictions on the shares lapse). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted share award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Share Unit Awards

There are no immediate tax consequences of receiving an award of restricted share units. A participant who is awarded restricted share units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income on the participant, as well as interest on such deferred compensation. The administrator may, without participant consent, amend the 2021 Plan or awards, adopt policies and procedures or take any other actions intended to preserve the tax treatment of awards under the 2021 Plan, including any such actions intended to exempt the 2021 Plan or awards thereunder from Section 409A or comply with Section 409A.

Tax Effect for Babylon

Babylon generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND BABYLON WITH RESPECT TO AWARDS UNDER THE 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

The benefits or amounts that an employee, director, or consultant may receive under the 2021 Plan is in the discretion of the administrator and therefore cannot be determined in advance. Alkuri has not previously sponsored an equity incentive plan, and, therefore, the aggregate number of Babylon Class A Shares, which would have been received by or allocated to our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all other current employees who are not executive officers, as a group is not currently determinable. The value of future awards granted under the 2021 Plan will depend on a number of factors, including the fair market value of the ordinary shares on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved. Babylon will grant share options to three Babylon employees under the 2021 Plan, effective as of the Closing and subject to the employee continuing to provider service through the Closing, as agreed by Parties.

Employee Compensation Plan Information

Alkuri did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of December 31, 2020.

Vote Required for Approval

Approval of the 2021 Plan requires the affirmative vote (in person or by proxy) of the holders of a majority of the shares entitled to vote at the special meeting. Failure to vote by proxy or to vote in person at the special meeting, or a broker non-vote will have no effect on the outcome of the vote on this proposal.

Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adoption of the 2021 Equity Incentive Plan and any form award agreements thereunder, be approved, ratified and confirmed in all respects.”

Recommendation of the Alkuri board of directors:

THE ALKURI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE ALKURI STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY PLAN PROPOSAL.

The existence of financial and personal interests of one or more of Alkuri’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Alkuri and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Alkuri’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Certain Relationships and Related Party Transactions” for a further discussion of these considerations.

PROPOSAL THREE—THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow Alkuri’s board of directors to adjourn the special meeting to a later date or dates, if necessary. In no event will Alkuri solicit proxies to adjourn the special meeting or consummate the Transactions beyond the date by which it may properly do so under the SPAC Charter and Delaware law. The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Transactions. See the section titled “Proposal One – The Business Combination Proposal —Interests of Certain Persons in the Business Combination.”

Consequences If the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is presented to the meeting and is not approved by the stockholders, Alkuri’s board of directors may not be able to adjourn the special meeting to a later date or dates if necessary to provide additional time to allow the parties to consummate the Transactions. In such event, the Transactions may not be completed.

Required Vote

The approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of Alkuri Common Stock present and entitled to vote at the special meeting. Accordingly, abstentions of votes in attendance at the meeting will have the same effect as a vote “against” the Adjournment Proposal. Brokers are entitled to vote on the Adjournment Proposal absent voting instructions from the beneficial holder because the proposal is considered “routine.” Consequently, there should be no broker non-votes with respect to the Adjournment Proposal.

Recommendation

THE ALKURI BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALKURI STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE MERGER AGREEMENT

For a discussion of the Business Combination structure and merger consideration provisions of the Merger Agreement, see the section entitled “Proposal One – The Merger Agreement Proposal.” Such discussion and the following summary of other material provisions of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. All Alkuri Stockholders are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Business Combination.

The Merger Agreement summary below is included in this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the Merger Agreement and not to provide any other factual information regarding Alkuri, Babylon or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus.

Terms of the Merger; Reclassification; Merger Consideration

Prior to the Closing, Babylon will effect the Reclassification whereby each outstanding share of Babylon Holdings will be reclassified into Babylon Class A Shares, other than the Babylon Holdings Class A Shares, which will be reclassified as Babylon Class B Shares. As a result of the Reclassification, each outstanding Babylon Class A Share and Babylon Class B Share will have a value at the time of the Business Combination of $10.00 (based on the $3.515 billion equity value of Babylon Holdings). At the Closing, the Babylon Class B Shares will be held by the Founder. The Babylon Class B Shares will have the same economic terms as the Babylon Class A Shares, but the Babylon Class B Shares will have 15 votes per share (while each Babylon Class A Share will have one vote per share).

At the Closing, Merger Sub will merge with and into Alkuri, with Alkuri continuing as the surviving corporation and a wholly owned subsidiary of Babylon. Pursuant to the Merger Agreement, each outstanding share of Alkuri Common Stock (excluding shares held in treasury by Alkuri) will be automatically converted into the right to receive one (1) Babylon Class A Share.

It is anticipated that, upon completion of the Business Combination: (i) Alkuri’s public stockholders will own approximately 7.8% of the Babylon Shares and 2.2% of the voting power of Babylon; (ii) the PIPE Investors will own approximately 5.2% of the Babylon Shares and 1.5% of the voting power of Babylon; (iii) the Sponsor and current Alkuri directors will own approximately 2.0% of the Babylon Shares (including the Sponsor Earnout Shares) and 0.6% of the voting power of Babylon; and (iv) the existing Babylon Holdings shareholders will own approximately 85.0% of the Babylon Shares and 95.8% of the voting power of Babylon with 81.7% of the voting power (taking account of the Stockholder Earnout Shares) of Babylon being held by the Founder. These levels of ownership interest: (a) exclude the impact of the warrants to purchase Babylon Shares that will remain outstanding immediately following the Business Combination; (b) assume that no Alkuri public stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in Alkuri’s trust account and (c) exclude the potential impact of the Higi acquisition. The foregoing also excludes shares being purchased by the Sponsor and its affiliates in the PIPE Investment. When including the shares purchased by the Sponsor and its affiliates in the PIPE Investment, the Sponsor and its affiliates will own approximately 2.2% of the Babylon Shares and 0.6% of the voting power of Babylon assuming no redemptions and approximately 2.4% of the Babylon Shares and 0.7% of the voting power of Babylon assuming maximum redemptions.

Closing and Effective Time of the Transactions

The Closing of the Transactions will take place as promptly as reasonably practicable, but in no event later than the third business day following the satisfaction of the conditions set forth in the Merger Agreement (the “Closing Date”) and summarized below under the subsection entitled “The Merger Agreement—Conditions to Closing of the Transactions,” unless Alkuri and Babylon agree in writing to another time or unless the Merger Agreement is terminated pursuant to its terms. The Transactions are expected to be consummated promptly after the special meeting of Alkuri Stockholders described in this proxy statement/prospectus.

Earnout

The Merger Agreement contemplates that Alkuri will issue at the Closing (i) Stockholder Earnout Shares and (ii) Sponsor Earnout Shares. The Earnout Shares will, in four equal portions, be subject to pricing milestones at $12.50, $15.00, $17.50 and $20.00 (each, an “Earnout Price”). The release of applicable restrictions placed on the Stockholder Earnout Shares will occur, subject to certain procedural requirements, if (i) after nine months following the Closing Date, the Babylon Class A Common Stock equals or exceeds the applicable Earnout Price per share for twenty (20) of any thirty (30) consecutive trading days on the NYSE or (ii) Babylon consummates a transaction which results in all the stockholders of Babylon having the right to exchange all of their shares for cash, securities or other property having a value equaling or exceeding the applicable Earnout Price. The release of the Sponsor Earnout Shares will occur, subject to certain procedural requirements, if (i) after the Closing Date, the Babylon Class A Common Stock equals or exceeds the applicable Earnout Price per share on the NYSE or (ii) Babylon consummates a transaction which results in all the stockholders of Babylon having the right to exchange all of their shares for cash, securities or other property. In the event such milestones are not met, all of the Earnout Shares for which the applicable milestone has not been met will be automatically converted into redeemable shares of Babylon which Babylon can redeem for $1.00.

Representations and Warranties

The Merger Agreement contains representations and warranties of Alkuri relating, among other things, to:

•	corporate matters, including organization and power to conduct its business, qualifications, solvency, corporate authorizations, enforceability and organizational documents;

•	absence of violations;

•	capitalization

•	governmental consents;

•	legal proceedings;

•	SEC filings;

•	financial statements

•	absence of certain changes;

•	certain information about Alkuri including the trust amount, listing of shares, contracts and investigations;

•	broker, finder and investment banker fees payable in connection with the merger;

•	affiliate transactions;

•	intellectual property and real and personal property;

•	employees and employee benefits;

•	tax matters;

•	laws and permits;

•	vote required;

•	absence of “substantial interest” in SPAC from any national or subnational governments of a single foreign state.

The Merger Agreement contains representations and warranties of Babylon Holdings and Merger Sub relating, among other things, to:

•	corporate organization and qualification; the authorization, delivery and enforceability of the Merger Agreement and Ancillary Agreements;

•	governmental approval and no conflicts;

•	capitalization

•	financial statements;

•	absence of undisclosed liabilities and certain changes;

•	permits;

•	tax matters;

•	material contracts;

•	compliance with laws;

•	intellectual property and data privacy;

•	real property and environmental matters;

•	absence of legal proceedings or orders;

•	consents;

•	employee benefits;

•	insurance;

•	environmental matters;

•	relationships with related persons;

•	employees; employment mattes and independent contractors;

•	coronavirus job retention scheme;

•	healthcare regulatory compliance;

•	compliance with international trade and anti-corruption laws;

•	vote required;

•	investigations.

Covenants

The parties have each agreed to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by the Merger Agreement. Alkuri and Babylon Holdings have each also agreed to use commercially reasonable efforts to conduct and operate their respective businesses in the ordinary course and in compliance with all applicable laws through the earlier of the Closing of the Transactions or the valid termination of the Merger Agreement pursuant to its terms.

Alkuri and Babylon have agreed that, unless otherwise required or permitted under the Merger Agreement, and subject to certain disclosed exceptions, neither Babylon Holdings nor its subsidiaries will take the following actions during the interim period from the date of the Merger Agreement through the earlier of the Closing of the Transactions or the valid termination of the Merger Agreement pursuant to its terms, among others, except as consented to in writing by Alkuri (such consent, not to be unreasonably withheld, conditioned or delayed):

•

except for issuances of (A) replacement certificates for Babylon Holdings’ ordinary shares, (B) new certificates for Babylon Holdings’ ordinary shares in connection with a transfer of Babylon Holdings’ ordinary shares by the holder thereof, (C) Babylon Class A Shares to PIPE Investors in connection with the PIPE Investment, (D) Babylon Holdings’ ordinary shares pursuant to the exercise of existing Babylon Holdings options, or (E) Babylon Shares in connection with the Reclassification, sell or deliver any of its or any of its subsidiaries’ equity securities or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its or any of its subsidiaries’ equity securities;

•

(A) effect any recapitalization, reclassification, equity split or like change in its capitalization (other than the Reclassification) or (B) fail to effect the Reclassification on the terms set forth in the Merger Agreement and the accompanying schedules thereto;

•

except for any amendments necessary to consummate the transactions contemplated by the Merger Agreement and the other Transaction documents (including, without limitation, the Reclassification), amend Babylon Holdings’ governing documents or any of its subsidiaries’ organizational documents;

•

make any distribution of cash or property or otherwise declare or pay any dividend on, or make any payment on account of, the purchase, redemption, defeasance, retirement or other acquisition of, any of its common shares, as applicable, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property, in each case, outside the Company Group;

•

(A) sell, assign or transfer any material portion of its tangible assets, except in the ordinary course of business for (1) inventory assets and (2) non-inventory assets having an aggregate value of less than $500,000 and except for sales of obsolete assets or assets with de minimis or no book value; or (B) mortgage, encumber, pledge, or impose any lien upon any of its assets, except for permitted liens or in the ordinary course of business or for the purpose of raising short term financing for working capital needs;

•	enter into, amend, breach or terminate any material contract or real property leases other than in the ordinary course of business;

•

make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any person, other than (A) intercompany loans or capital contributions between Babylon and any of its wholly owned subsidiaries or its professional practices, (B) the reimbursement of expenses of employees in the ordinary course of business and consistent with past practice, (C) prepayments and deposits paid to suppliers of Babylon Holdings, its subsidiaries or its professional practices in the ordinary course of business, (D) trade credit extended to customers of Babylon Holdings, its subsidiaries or its professional practices in the ordinary course of business, and (E) advances to wholly owned subsidiaries or its professional practices of Babylon Holdings;

•

enter into any other transaction with any of its directors, officers or employees or hire or terminate any directors, officers or employees, other than, in each case, with any such employee with an annual base salary of less than $400,000;

•

enter into, modify or terminate any employment agreement, independent contractor agreement, staffing agreement, Company Employee Benefit Plan, U.K. Pension Scheme, collective bargaining agreement, works council agreement, employee representative agreement, labor representative agreement, severance agreement or change of control agreement, other than, in each case, for any such individual with an annual base salary of less than $400,000 or as required by applicable law;

•	cancel or modify the terms of any material third-party debt owed to any of Babylon Holdings, its subsidiaries or its professional practices;

•

make, amend, disregard, withdraw or disclaim any material claim, election, surrender or disclaimer in respect of taxes or material method of accounting or accounting policies of any of Babylon Holdings, its subsidiaries or its professional practices, in each case unless required by law or IFRS or U.S. GAAP;

•

prepare or file any tax return materially inconsistent with past practice or, on any such tax Return, take any position, make any election, or adopt any method that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods (including materially inconsistent positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date), surrender any right to claim a refund of taxes other than surrenders between Company Entities; knowingly fail to pay any material tax as such tax becomes due and payable unless such tax is being contested in good faith or change its U.S. federal income tax classification;

•	make any tax election reasonably expected to have a material effect in a period ending after the Closing Date;

•

settle or otherwise compromise any material claim relating to taxes, enter into any closing agreement or similar agreement relating to taxes, otherwise settle any material dispute relating to Taxes, or request any ruling or similar guidance with respect to taxes, waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return);

•

consent to any extension or waiver of the statutory period of limitations applicable to any material tax matter (other than at the request of a taxing authority), file any amended material tax return, fail to timely file (taking into account valid extensions) any material tax return required to be filed, fail to pay any material amount of tax as it becomes due, enter into any tax sharing, allocation or similar agreement (other than commercial contracts entered into in the ordinary course of business and not primarily relating to taxes), surrender any right to claim any refund of a material amount of taxes, or take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

•	change any Company Entity’s methods of accounting in any material respect, other than changes that are required by applicable laws, IFRS or U.S. GAAP standards;

•

merge, consolidate, combine or amalgamate any of Babylon Holdings, its subsidiaries or its professional practices with any person make any acquisition of a business or a division thereof, or consummate any merger or similar business combination or enter into any binding agreement for such an acquisition, merger or similar business combination with any person (provided that non-exclusive licenses of intellectual property rights will not be deemed to be an acquisition, merger or similar business combination);

•

incur any debt for borrowed money or issue or sell any debt securities or warrants or rights to acquire any debt securities of Babylon Holdings or any of its subsidiaries or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any person (other than a wholly owned subsidiary of Babylon Holdings) for debt, except for (A) in connection with refinancing of existing indebtedness on terms no less favorable to Babylon Holdings than, and in an aggregate principal amount not in excess of, such existing indebtedness, or (B) borrowings under or permitted by Babylon Holdings’ existing credit facilities;

•

enter into any settlement, conciliation or similar contract outside of the ordinary course of business the performance of which would involve the payment by Babylon Holdings, its subsidiaries and its professional practices in excess of $500,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any of Babylon Holdings, its subsidiaries or its professional practices;

•

authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution or similar transaction involving any of Babylon Holdings, its subsidiaries or its professional practices;

•

enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions, other than any such contract entered into prior to the date of the Merger Agreement;

•	fail to maintain the leased real property in substantially the same condition as of the date of the Merger Agreement, other than ordinary wear and tear, casualty and condemnation;

•	discontinue any material line of business or material business operations;

•

other than in the ordinary course of business, relinquish, allow to expire or terminate any license, permit (including any healthcare permit), accreditation or registration, nor agree to the imposition of any undertakings, contractual limitations or adverse material modifications relating to any such license, permit (including any healthcare permit), accreditation or registration; or

•	agree, whether orally or in writing, to do any of the foregoing, or agree, whether orally or in writing, to any action or omission that would result in any of the foregoing.

Alkuri and Babylon Holdings have agreed that, unless otherwise required or permitted under the Merger Agreement, and subject to certain disclosed exceptions, Alkuri will not take the following actions during the interim period from the date of the Merger Agreement through the earlier of the Closing of the Transactions or the valid termination of the Merger Agreement pursuant to its terms, among others, except as consented to in writing by Babylon Holdings (such consent not to be unreasonably withheld, conditioned or delayed):

•	make any amendment or modification to its governing documents;

•	take any action in material violation or contravention of any of the SPAC Charter, applicable law or any applicable rules and regulations of the SEC and the NYSE;

•	split, combine or reclassify Alkuri Securities;

•

except pursuant to the working capital loans, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity- based awards, or engage in any hedging transaction with a third person with respect to such equity securities or other security interests;

•	make any redemption or purchase of its equity interests, except pursuant to the offer or as otherwise required by the SPAC Charter;

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its equity securities;

•	effect any recapitalization, reclassification, equity split or like change in its capitalization;

•	make any amendment or modification to the SPAC Trust Agreement;

•	make or allow to be made any reduction in the SPAC Trust Amount, other than as expressly permitted by the SPAC Charter;

•

incur any Indebtedness, expenses or any other financial obligations that will become the obligations of the Surviving Company at or following the Effective Time (other than the making of Working Capital Loans) or issue or sell any debt securities or warrants or rights to acquire any debt securities of Alkuri or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any person for indebtedness

•	establish any subsidiary or acquire any interest in any material non-cash asset (other than rights in any contract);

•

prepare or file any tax return materially inconsistent with past practice or, on any such tax return, take any tax position, make any tax election, or adopt any method of tax accounting that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods, except, in each case, as required by applicable law;

•

enter into any tax sharing, allocation or similar agreement (other than agreements among Babylon Holdings, its subsidiaries and its professional practices and commercial contracts entered into in the ordinary course of business and not primarily relating to taxes);

•	amend, waive or terminate, in whole or in part, any other material agreement to which Alkuri is a party;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•

adopt any SPAC Employee Benefit Plan, except with respect to adopting or putting in place employee benefit plans for the benefit of the employees, independent contractors and/or temporary employees of Babylon Holdings, its subsidiaries and its professional practices that will be effective as of the Closing Date; or

•	enter into any agreement or commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.

The Merger Agreement also contains additional covenants of the parties, including, among other things:

•

notifying the other party in writing promptly after learning of any shareholder demands or other shareholder proceedings relating to the Merger Agreement, any Ancillary Agreements or any matters relating thereto and reasonably cooperate with one another in connection therewith;

•	keeping certain information confidential in accordance with the existing non-disclosure agreements; and

•	making relevant public announcements.

In addition, Alkuri and Babylon agreed that Alkuri and Babylon will prepare and mutually agree upon and Babylon will file with the SEC, this registration statement/proxy statement on Form F-4 relating to the Business Combination.

Conditions to Closing of the Transactions

Conditions to Each Party’s Obligations

The obligations of the parties to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction (or, if permitted by applicable law, waiver in writing by Alkuri, Babylon Holdings and Merger Sub in writing) of the following conditions as of the Closing Date:

•	the Form F-4 and the Form 8-A shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or legal proceedings seeking a stop order;

•

all material regulatory approvals required to consummate the Business Combination and the transactions contemplated in the Merger Agreement (including those set forth in the Company Disclosure Letter) shall have been obtained and any mandatory waiting periods related thereto (including any extension thereof) shall have expired or been terminated;

•

all required filings under the HSR Act (if any) shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the transactions under the HSR Act shall have expired or been terminated.

•	Alkuri must obtain shareholder approval;

•

no Order will have been entered and no law will be in effect that prevents or makes illegal the performance of the Merger Agreement or the consummation of any of the transactions contemplated thereby, declares unlawful the transactions contemplated by the Merger Agreement or causes such transactions to be rescinded;

•	the newly issued Babylon Class A Share shall have been approved for listing on the NYSE following Closing, subject only to official notice of issuance;

•

each of Babylon Holdings and Merger Sub on the one hand, and Alkuri, on the other hand, shall have received reasonably satisfactory evidence that, following the Effective Time, Babylon will qualify as a foreign private issuer pursuant to Rule 4b-4 of the Exchange Act as of the Closing; and

•	Alkuri shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately prior to the Effective Time.

Other Conditions to the Obligations of Babylon Holdings

The obligations of Babylon Holdings to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by Babylon Holdings of the following further conditions:

•

(i) the SPAC Fundamental Representations (other than the representations and warranties relating to capitalization and subsidiaries of Alkuri) shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), (ii) the representations and warranties of Alkuri regarding capitalization and subsidiaries shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), (iii) the representations and warranties regarding the absence of a SPAC Material Adverse Effect shall be true and correct in all respects, and (iv) all representations and warranties (other than the SPAC Fundamental Representations and the absence of a SPAC Material Adverse Effect) shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), except, in the case of clause (a)(iv), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitations set forth therein) has not had, and would not have, a SPAC Material Adverse Effect;

•	Alkuri will have performed and complied with in all material respects with the covenants and agreements required to be performed by it under the Merger Agreement at or prior to the Closing;

•	Alkuri will have delivered cash from its trust account (after satisfying all redemption requests) and from the PIPE Investment at the Closing in an amount that equals or exceeds $230 million;

•	Alkuri will have delivered to Babylon Holdings each of the following:

•

a certificate of an authorized officer of Alkuri, solely in his or her capacity as such and not in his or her personal capacity, dated as of the Closing Date, stating that the conditions specified in the Merger Agreement, as they relate to Alkuri, have been satisfied;

•

other than the Alkuri board designee in his or her capacity as a director, at or prior to the Closing, the directors and officers of Alkuri shall have resigned or otherwise been removed, effective as of the Closing; and

•

(a) a statement from Alkuri that Alkuri is not and has not been at any time subject to the Internal Revenue Code of 1986, as amended (the “Code”) regulations, been considered a “United States real property holding corporation”, as defined in the Code and (b) a notice to be delivered to the IRS, together with written authorization for Company to deliver such notice to the IRS on behalf of Alkuri following the Closing, each dated as of the Closing Date, duly executed by an authorized officer of Alkuri, and in form and substance reasonably satisfactory to Babylon Holdings.

Other Conditions to the Obligations of Alkuri

The obligations of Alkuri to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver, if permitted by applicable law, by Alkuri of the following further conditions:

•

(i) the Company Fundamental Representations (other than the representations and warranties related to the equity securities and subsidiaries of Babylon shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), (ii) the representations and warranties related to the equity securities and subsidiaries of Babylon shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), (iii) the representations and warranties regarding Permits and the representations and warranties regarding the absence of a Material Adverse Effect shall be true and correct in all respects, and (iv) all representations and warranties of Babylon Holdings and Merger Sub (other than the Company Fundamental Representations and absence of a Material Adverse Effect) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), except, in the case of clause (a)(iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitations set forth therein) has not had, and would not have, a Material Adverse Effect;

•

Babylon Holdings and Merger Sub will have performed and complied with in all material respects with the covenants and agreements required to be performed by them under the Merger Agreement at or prior to the Closing;

•

Alkuri shall have received a duly executed counterpart signature page of the Director Nomination Agreement, the form of which is attached to the Merger Agreement as Exhibit F (the “Director Nomination Agreement”), which shall be effective immediately following the Effective Time;

•	there will not have been a Material Adverse Effect since the date hereof;

•	the Reclassification shall have been consummated in accordance with the terms of the Reclassification Schedule;

•	the written consents approving the Business Combination from the requisite number of Babylon Holdings’ shareholders shall not be revoked or modified; and

•

Babylon Holdings will have delivered to Alkuri a certificate of an authorized officer of each of Babylon Holdings and Merger Sub in his or her capacity as such, dated as of the Closing Date, stating that certain conditions specified in the Merger Agreement, as they relate to such entity, have been satisfied.

Reclassification

Pursuant to the Merger Agreement, Babylon Holdings shall take all actions, and subject to the terms and conditions of the Merger Agreement, necessary to do the following:

•	Prior to the Effective Time of the Business Combination, Babylon Holdings will:

•	approve the issuance of 41,012,358 Babylon Holdings Class C Shares to Global Health Equity (Cyprus) Limited upon the conversion of the $70 million notes held by Global Health Equity (Cyprus) Limited;

•	approve the issuance of 891,800 Babylon Holdings Class B Shares to Meritage upon exercise of the outstanding warrants held by Meritage;

•	approve the conversion of the Babylon Holdings Class G1 Shares into an aggregate of 2,375,453 Babylon Holdings Class B Shares;

•	approve the reclassification of Babylon Holdings’ capital as follows:

•	Redesignation of 135,136,000 Babylon Holdings Class A Shares into 135,1336,000 Babylon Class B Shares;

•

Redesignation of all other shares in the capital of Babylon Holdings, consisting of 685,060,690 Babylon Holdings Class B Shares; and 293,077,489 Babylon Holdings Class C Shares, into 978,138,179 Babylon Class A Shares.

•

consolidate all of the 978,138,179 Babylon Class A Shares and 135,136,000 Babylon Class B Shares in issue (each having a par value of $0.00001277) following the redesignations described above by a factor of 0.302196131642003 such that, each 3.3091092019161 Babylon Class A Shares or Babylon Class B Shares (as applicable) having a par value of $0.00001277 is consolidated into one Babylon Class A Share or Babylon Class B Share (as applicable) having a par value of US$0.0000422573245084686, and that following the consolidation (and the conversion to deferred shares and subsequent redemption of any fractions arising as a result of the consolidation), an aggregate number of 295,589,531 Babylon Class A Shares and 40,837,576 Babylon Class B Shares (each having a par value of US$0.0000422573245084686) are in issue;

•	adopt the Babylon Articles.

Following the Reclassification, the aggregate number of shares in the capital of Babylon Holdings that will be in issue will be 295,589,531 Babylon Class A Shares and 40,837,576 Babylon Class B Shares (each having a par value of $0.0000422573245084686) and is based on a pre-money equity value of $3.515 billion (assuming $15 million in net cash) and there being 1,163,151,884 fully diluted shares in the capital of the Babylon Holdings outstanding immediately prior to the Reclassification.

Indemnification and Insurance

The Merger Agreement provides that, if the Closing occurs, Babylon and Alkuri shall cause all rights to indemnification and advancement of expenses and all limitations on liability existing in favor of any employee, officer or director of Alkuri to survive the consummation of the Transactions and continue in full force and effect and be honored by Alkuri and Babylon Holdings, its subsidiaries and its professional practices after the Closing.

The Merger Agreement provides that in the event Babylon, Alkuri or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets or stock or other equity interests to any Person, then and in each such case, Babylon shall ensure that proper provision shall be made so that the successors and assigns of the Babylon Holdings or Alkuri, as the case may be (or their respective successors and assigns), shall assume the obligations set forth in the Merger Agreement.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, the following:

•	by the mutual written consent of Babylon and Alkuri;

•

by Babylon by written notice to Alkuri, if any of the representations or warranties of Alkuri will not be true and correct, or if Alkuri has failed to perform any covenant or agreement on the part of Alkuri set forth in the Merger Agreement (including an obligation to consummate the Closing), such that, in each case, certain conditions to the could not be satisfied at or prior to the Outside Date and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (if capable of being cured) within 30 days after written notice thereof is delivered to Alkuri; provided that Babylon or Merger Sub is not then in breach of the Merger Agreement so as to cause certain conditions to the Closing to not be satisfied at or prior to the Outside Date;

•	by Alkuri by written notice to Babylon, if any of the representations or warranties of Babylon or Merger Sub will not be true and correct, or if Babylon or Merger Sub has failed to perform any covenant or agreement on the part of Babylon or Merger Sub, respectively, set forth in the Merger Agreement (including an obligation to consummate the Closing), such that, in each case, certain conditions to the Closing could not be satisfied at or prior to the Outside Date and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured (if capable of being cured) within 30 days after written notice thereof is delivered to Babylon or Merger Sub; provided, that Alkuri is not then in breach of the Merger Agreement so as to cause certain conditions to the Closing from being satisfied at or prior to the Outside Date;

•

by Babylon or Alkuri by written notice to the opposing party, as applicable, if the Closing has not occurred on or prior to the Outside Date and the Party seeking to terminate the Merger Agreement (including, in the case of Babylon, Merger Sub) will not have breached in any material respect its obligations under the Merger Agreement in any manner that will have proximately caused the failure to consummate the transactions contemplated by the Merger Agreement on or prior to the Outside Date;

•

by Babylon or Alkuri, by written notice from Alkuri or Babylon to the opposing party, as applicable, if any governmental entity of competent jurisdiction shall have issued an order, enacted any law or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and, in the case of orders and other actions, such order or other action shall have become final and non-appealable; provided, however, that the right to terminate the Merger Agreement shall not be available to the party seeking to terminate if any action of such party or any failure of such party to act has been the primary cause of, or primarily resulted in, such order or other action and such action or failure constitutes a breach of the Merger Agreement;

•

by Babylon by written notice to Alkuri if, prior to obtaining the approval of Alkuri Stockholders, a SPAC Change in Recommendation (as defined in the Merger Agreement) has occurred or Alkuri shall have failed to include the Alkuri board of directors’ recommendation in this proxy statement/prospectus distributed to Alkuri Stockholders; provided, however, that Babylon Holdings may not terminate the Merger Agreement if the approval of Alkuri Stockholders has been obtained prior to such termination; and

•

by either Babylon or Alkuri if the meeting of the Alkuri Stockholders to be held in accordance with this proxy statement/prospectus has been held (including any adjournment thereof), and the approval of Alkuri Stockholders has not been obtained at the meeting of Alkuri Stockholders (including any adjournment thereof).

Fees and Expenses

Except as otherwise expressly set forth in the Merger Agreement, if the Closing does not occur, all fees and expenses incurred in connection with the Merger Agreement and the Business Combination will be paid by the Party incurring such fees and expenses; provided that expenses incurred in connection with the printing, filing and mailing of the proxy statement will be shared equally by Babylon and Alkuri, to the extent paid prior to Closing. If the Closing does occur, all fees and expenses incurred by either Party that remain unpaid prior to the Closing will be paid at the Closing by Babylon (i) first from either cash on hand or proceeds from the PIPE Investment (and not from proceeds of the trust account), and (ii) if, and only if, the cash sources contemplated by the preceding subclause (i) are insufficient to satisfy such fees and expenses, from the funds remaining in the trust account following the satisfaction of redemptions of any Alkuri Common Stock pursuant to the Business Combination. For the avoidance of doubt, upon the Closing, all funds remaining in the trust account following the satisfaction of redemptions of any Alkuri Common Stock pursuant to the Business Combination shall be made available to Babylon for use in the conduct of its business (whether for working capital purposes or otherwise).

Amendments

The Merger Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the parties thereto in the same manner as the Merger Agreement and which makes reference to the Merger Agreement.

Governing Law

The Merger Agreement, and all claims or causes of action based upon, arising out of, or related to the Merger Agreement or the Transactions, is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

AGREEMENTS ENTERED INTO IN CONNECTION WITH THE MERGER AGREEMENT

The following discussion summarizes material provisions of certain Ancillary Agreements entered into in connection with the Merger Agreement. Complete copies of the form of the Ancillary Agreements described below are set forth in the exhibits to the registration statement to which this proxy statement/prospectus forms a part, and are incorporated by reference.

Subscription Agreements

Concurrently with the execution of the Merger Agreement, Alkuri and Babylon Holdings entered into certain Subscription Agreements with the PIPE Investors, whereby each PIPE Investor subscribed for, and Babylon Holdings agreed to sell and issue to such PIPE Investor, a number of Babylon Class A Shares at and in connection with the Closing of the Business Combination, in an amount not exceed 23,000,000 Babylon Class A Shares in the aggregate.

Entities affiliated with the Sponsor have agreed to purchase 1,300,000 Babylon Class A Shares pursuant to Subscription Agreements on substantially the same terms and conditions as the other PIPE Investors. Entities affiliated with Dr. Ali Parsadoust have agreed to purchase 200,000 Babylon Class A Shares pursuant to Subscription Agreements on substantially the same terms and conditions as the other PIPE Investors. (i) Per Brilioth, member of Babylon Holdings’ board of directors, and VNV (Cyprus) Limited, a holder of greater than 5% of Babylon Holdings’ share capital, and (ii) Georgi Ganev, member of Babylon’s board of directors, and Invik S.A., a holder of greater than 5% of Babylon Holdings’ share capital, have each agreed to purchase 500,000 Babylon Class A Shares pursuant to Subscription Agreements on substantially the same terms and conditions as the other PIPE Investors.

As of the date hereof, issuance or sale of the Babylon Class A Shares in connection with the Subscription Agreement has not been registered under the Securities Act. Babylon has agreed, within 15 calendar days of Closing to file with the SEC a registration statement registering the resale of such Babylon Class A Shares and will use its best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (1) sixty (60) calendar days (or ninety (90) calendar days if the SEC notifies Babylon that it will “review” the registration statement) following the Closing and (ii) the tenth (10th) business day after the date of Babylon is notified (in writing) by the SEC that the registration statement will not be “reviewed” or will be subject to further review.

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, Babylon Holdings and Alkuri entered into the Voting and Support Agreement with certain Babylon Holdings’ shareholders, whereby each such Babylon Holdings’ shareholder agreed to (i) not revoke their written consents approving the Business Combination as shareholders of Babylon Holdings’, and (ii) vote (or cause to be voted) all of such Babylon Holdings’ shareholder’s Covered Shares (as defined in the Voting and Support Agreement): (A) in favor of any other matters necessary for consummation of the Transactions, (B) against authorizing the company to take action set forth in Section 5.01(a) of the Merger Agreement, and (C) against any Alternative Transaction or Proposed Alternative Transaction (as such terms are defined in the Merger Agreement), or any other action that would reasonably be expected to materially impede the Transactions. These obligations of such Babylon Holdings’ shareholders apply regardless of any recommendation by Babylon’s board of directors.

The Voting and Support Agreement also contains other negative covenants, pursuant to which each Babylon Holdings’ shareholders party to the agreement promises not to (i) enter into any agreement of voting trust or grant a proxy or power of attorney with respect to any of such Babylon Holdings’ shareholder’s Covered Shares that is inconsistent with such shareholder’s obligations under the Voting and Support Agreement, (ii) enter into any agreement or undertaking that is otherwise inconsistent with, interfere with, or prohibit the Babylon Holdings’ shareholder from satisfying its obligation under the Voting and Support Agreement, or (iii) solicit, negotiate, approve, resolve or endorse or take certain other actions with respect to any Alternative Transaction (as defined in the Merger Agreement).

The Voting and Support Agreement will terminate with respect to each Babylon Holdings’ shareholder upon the earliest of (i) the Effective Time of the Business Combination, (ii) the termination of the Merger Agreement, (iii) upon the mutual written agreement of Alkuri and such shareholder, and (iv) the election of such shareholder in his, her or its sole discretion to terminate this Agreement following any amendment, supplement, waiver or other modification of any term or provision of the Merger Agreement that has a material adverse impact on such shareholder.

Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, Sponsor entered into a certain Registration Rights Agreement by and among Babylon Holdings, Sponsor and certain Babylon Holdings’ shareholders, pursuant to which Babylon agreed (i) to file, within 30 days of the Closing Date, and to use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a registration statement for a shelf registration on Form F-1 or Form S-1, as applicable or, if Babylon is eligible to use a registration statement on Form F-3 or Form S-3, as applicable in each case, covering the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) on a delayed or continuous basis, (ii) to maintain a shelf registration statement in accordance with the terms of the Registration Rights Agreement, (iii) to prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities, and in the event Babylon files a Form F-1 shelf, (iv) to use commercially reasonable efforts to convert the Form F-1 shelf to a Form F-3 shelf as soon as practicable after Babylon Holdings is eligible to use Form F-3.

Further, if any shelf ceases to be effective under the Securities Act, Babylon shall use commercially reasonable efforts to cause such shelf to again become effective. If a subsequent shelf registration is filed, Babylon Holdings agreed to use its commercially reasonable efforts to (i) cause such subsequent shelf registration to become effective under the Securities Act as promptly after the filing thereof; and (ii) keep such subsequent shelf registration continuously effective, available for use in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

If any of Sponsor or any other Babylon shareholder following the Effective Time holds Registrable Securities that are not registered for resale on a delayed or continuous basis, Babylon, upon written request of Alkuri, agreed to promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered. The Sponsor or any Major Legacy Equity Holder may request to sell all or any portion of its Registrable Securities in an underwritten offering or other coordinated offering that is registered pursuant to the shelf; provided, that Babylon will only be required to effect an underwritten offering if such offering includes Registrable Securities expected to exceed $30 million (the lesser of (i) $10 million and (ii) all remaining Registrable Securities owned by such holder in the case of a Block Trade); and each Demanding Holder may request three underwritten shelf take downs per calendar year. All requests for underwritten shelf takedowns shall be made by giving written notice to Babylon Holdings specifying the approximate number of Registrable Securities proposed to be sold in the underwritten shelf takedown.

If Babylon Holdings or any holder proposes to conduct a registered offering of, or if Babylon Holdings proposes to file a registration statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercised or exchangeable for, or convertible unto equity securities, for its own account or for the account of Babylon shareholders (other than a registration statement (i) filed in connection with an employee stock option or benefit plan, (ii) pursuant to registration statement filed on Form F-4 or Form S-4, as applicable, (iii) for an offering of debt that is convertible into Babylon’s equity securities, (iv) for a dividend reinvestment plan, or (v) for a rights offering), then Babylon will provide written notice of such proposed offering to all Sponsor and all other Babylon shareholders then holding Registrable Securities describing the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter(s), in such offering, and offering such Registerable Securities to such Babylon shareholders at least 10 days before the anticipated filing date of such registration statement or, in the case of an underwritten offering pursuant to a shelf registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering.

Babylon also agreed (i) to use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof and (ii) to indemnify, to the extent permitted by law, each Babylon shareholder party to the Registration Rights Agreement, its officers, directors and agents and each person who controls such Babylon shareholder, as applicable, against all losses, claims, damages, liabilities and out-of-pocket expenses resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement.

On June 2, 2021, Babylon Holdings entered into the Letter Agreement in connection with the Higi acquisition. Pursuant to the Letter Agreement, Babylon and 7Wire, Flare and Wrigley, the three largest shareholders in Higi, agreed that, among other things, Babylon would provide registration rights to such shareholders at least as favorable as those being offered to PIPE Investors.

Lockup Agreement

Concurrently with the execution of the Merger Agreement, Babylon Holdings, the Sponsor and certain shareholders of Babylon have entered into a lockup agreement (collectively, the “Lockup Agreement”). Pursuant to the Lockup Agreement, the Sponsor and such shareholders have agreed they will not (A) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or enter into an agreement to dispose of or establish or increase a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any security, (B) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B) with respect to their Babylon Shares, subject to certain exceptions, (i) until the earlier of (A) a period of six months following the Closing (or, in the case of Dr. Ali Parsadoust or his affiliates, for a period of nine months following the Closing) and (B) subsequent to the Closing, the date on which (x) the closing price of the Babylon Class A Shares equals or exceeds $15.00 per share (as adjusted for share capital subdivisions, consolidations, dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Closing or (y) Babylon completes a liquidation, merger, share capital exchange, reorganization or other similar transaction that results in all of Babylon’s members have the right to exchange their Babylon Shares for cash, securities or other property(the “Transfer Restrictions”). The Sponsor has agreed that it shall not transfer its warrants to acquire Babylon Shares and the Babylon Shares issuable upon the settlement or exercise of such warrants for 30 days after the Closing. The Transfer Restrictions do not apply to any shares acquired pursuant to the Subscription Agreement or 3,665,625 Babylon Class A Shares to be received by the Sponsor in connection with the Closing of the Business Combination as consideration for the exchange of its shares of Alkuri Class B Common Stock of Babylon Holdings into Babylon Class A Shares.

Director Nomination Agreement

Works Capital LLC (“Works Capital”), an entity affiliated with Alkuri’s Chief Executive Officer and Chief Financial Officer, entered into that certain Director Nomination Agreement with Babylon Holdings, pursuant to which Works Capital received the right to appoint a nominee to Babylon’s board of directors following the consummation of the Business Combination until the first anniversary of the Effective Time, and Babylon Holdings agreed to take all action necessary to ensure that such nominee is (i) included in Babylon’s slate of director nominees and recommended by Babylon Holdings’ board of directors, and (ii) included in Babylon Holdings’ proxy statement when such nominee is up for election.

Sponsor Agreement Amendment

Concurrently with the execution of the Merger Agreement, Sponsor entered into a certain letter agreement by and between Alkuri, Sponsor and certain Sponsor insiders, pursuant to which Sponsor agreed (i) to vote all shares of Alkuri Common Stock owned by Sponsor in favor of the Business Combination, against any SPAC Acquisition Transaction (as defined in the Merger Agreement), any other action that would be reasonably expected to impede any of the Transactions, or any change in Alkuri’s board or management, (ii) to not redeem any Alkuri shares owned by such person in connection with shareholder approvals related to any such shareholder approval, (iii) that the Sponsor Earnout Shares will be subject to the conditions set forth in Section 1.08 of the Merger Agreement, and (iv) to waive certain anti-dilution provisions set forth in Alkuri’s Certificate of Incorporation

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) of Alkuri Common Stock and warrants exercisable for shares of Alkuri Class A Common Stock (“Alkuri Warrants” and, together with Alkuri Common Stock, each, an “Alkuri Security”) (other than the Sponsor or any of its affiliates) of (i) electing to have their Alkuri Common Stock redeemed for cash if the Business Combination is completed, (ii) the Business Combination, and/or (iii) the ownership and disposition of Babylon Class A Shares and warrants exercisable for Babylon Class A Shares (the ”Babylon Warrants”) after the Business Combination. This section applies only to Holders that hold their Alkuri Securities, Babylon Class A Shares, and Babylon Warrants, as the case may be, as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). For purposes of this discussion, because the components of an Alkuri unit are generally separable at the option of the Holder, the Holder of an Alkuri unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Alkuri Common Stock and Alkuri Warrant components of the Alkuri unit. Accordingly, the separation of an Alkuri unit into the one share of Alkuri Common Stock and the one-fourth of one Alkuri Warrant underlying the Alkuri unit generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. Holders of Alkuri Securities are urged to consult their tax advisors concerning the U.S. federal, state, local and any non-U.S. tax consequences of the transactions contemplated by the Business Combination (including any redemption of Alkuri Common Stock) with respect to any Alkuri Common Stock and Alkuri Warrants held through Alkuri units (including alternative characterizations of Alkuri units). This discussion generally assumes that the characterization of Alkuri units described above is respected for U.S. federal income tax purposes.

This discussion is included for general informational purposes only, does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a Holder, and does not constitute, and is not, a tax opinion for or tax advice to any particular Holder. This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. In addition, this summary does not address any tax consequences to investors that directly or indirectly hold equity interests in Babylon prior to the Business Combination. With respect to consequences of holding Babylon Class A Shares, this discussion is limited to holders who acquire such Babylon Class A Shares in connection with the Business Combination or as a result of the exercise of a Babylon Warrant, and with respect to Babylon Warrants, this discussion is limited to holders who hold such Babylon Warrants as a result of their ownership of Alkuri Warrants prior to and through the Business Combination. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules with respect to the Alkuri Securities, Babylon Class A Shares and/or Babylon Warrants, as the case may be;

•

persons required to accelerate the recognition of any item of gross income with respect to Alkuri Securities, Babylon Class A Shares and/or Babylon Warrants, as the case may be, as a result of such income being recognized on an applicable financial statement;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	mutual funds;

•	pension plans;

•	regulated investment companies or real estate investment trusts;

•	partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes);

•	U.S. expatriates or former long-term residents of the United States;

•

persons that actually or constructively own five percent or more (by vote or value) of Alkuri Common Stock, or, following the Business Combination, Babylon Class A Shares (except as specifically provided below);

•	the Sponsor or its affiliates, officers or directors;

•	S corporations;

•	trusts and estates;

•

persons that acquired their Alkuri Securities, Babylon Class A Shares or Babylon Warrants, as the case may be, pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons who purchase Babylon Class A Shares as part of the PIPE Investment;

•

persons that hold their Alkuri Securities or who will hold Babylon Class A Shares or Babylon Warrants as part of a straddle, constructive sale, constructive ownership transaction, hedging, wash sale, synthetic security, conversion or other integrated or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or

•	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Alkuri Securities, Babylon Class A Shares and/or Babylon Warrants, as the case may be, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Alkuri Securities, Babylon Class A Shares and/or Babylon Warrants, and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them. This discussion also assumes that any distribution made (or deemed made) on Alkuri Common Stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of Alkuri Common Stock will be in U.S. dollars.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.

We have not sought, and do not intend to seek, any rulings from the IRS as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE BUSINESS COMBINATION, EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO THE ALKURI COMMON STOCK AND THE OWNERSHIP AND DISPOSITION OF BABYLON CLASS A SHARES AND BABYLON WARRANTS. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE FOREGOING, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. FEDERAL INCOME TAX TREATMENT OF BABYLON

Tax Residence of Babylon for U.S. Federal Income Tax Purposes

Although Babylon is organized under the laws of the Bailiwick of Jersey, Channel Islands, a British crown dependency that is an island located off the coast of Normandy, France, the IRS may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not a U.S. corporation. Because Babylon is an entity which is organized under the laws of the Bailiwick of Jersey, Channel Islands, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% (or 60% if the Third Country Rule, as defined herein, applies) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, located and derived, respectively, in the country in which the foreign acquiring corporation is a tax resident after the acquisition. The Treasury regulations promulgated under Section 7874 of the Code (the “Section 7874 Regulations”) generally also provide that if (i) there is an acquisition of substantially all of the assets held directly or indirectly by a U.S. corporation after which the shareholders of the acquired U.S. corporation hold, by vote or value, at least 60% of the shares of the foreign acquiring corporation by reason of holding shares in the U.S. acquired corporation, and (ii) in a related acquisition, such foreign acquiring corporation acquires another foreign corporation exceeding a certain threshold value, and the foreign acquiring corporation is not tax resident in the foreign country in which the acquired foreign corporation was tax resident prior to the transactions, then the foreign acquiring corporation will be treated as a domestic corporation for U.S. federal income tax purposes (clauses (i) and (ii), the “Third Country Rule”). The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations or U.S. partnerships for purposes of Section 7874 of the Code as part of a plan or conducted over a 36-month period. Moreover, certain acquisitions of U.S. corporations over a 36-month period will impact the Section 7874 Percentage, making it more likely that Section 7874 of the Code will apply to a foreign acquiring corporation.

Babylon will indirectly acquire substantially all of the assets of Alkuri through the Business Combination. Babylon does not expect the Third Country Rule to be applicable to the Business Combination. As a result, Section 7874 of the Code may apply to cause Babylon to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination depending on whether the Section 7874 Percentage equals or exceeds 80%, subject to the applicability of the Substantial Business Activities Exception.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Alkuri and Babylon currently expect the Section 7874 Percentage of Alkuri Stockholders in Babylon to be less than 80% after the Business Combination. Accordingly, Babylon is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 80% must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Moreover, former Alkuri securityholders will be deemed to own an amount of Babylon Shares in respect to certain redemptions by Alkuri of Alkuri Common Stock prior to the Business Combination for purposes of determining the ownership percentage of former Alkuri securityholders for purposes of Section 7874 of the Code. As a result, no opinion of counsel has or will be provided regarding the application of Section 7874 to the Business Combination. Accordingly, there can be no assurance that the IRS will not challenge the status of Babylon as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code Babylon’s status as a foreign corporation for U.S. federal income tax purposes, Babylon and certain Babylon shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Babylon and future withholding taxes on certain Babylon shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.

However, even if the Section 7874 Percentage was such that Babylon were still respected as a foreign corporation under Section 7874 of the Code, Babylon may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If Babylon were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of Babylon attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code would apply to such subsequent acquisition.

The remainder of this discussion assumes that Babylon will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of Alkuri’s Tax Attributes and Certain Other Adverse Tax Consequences to Babylon and Babylon’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. Specifically, Section 7874 of the Code can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, (iii) the Third Country Rule does not apply, and (iv) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Alkuri and Babylon currently expect that the Section 7874 Percentage should be less than 60% after the Business Combination. Accordingly, the limitations and other rules described above are not expected to apply to Babylon or Alkuri after the Business Combination.

If the Section 7874 Percentage applicable to the Business Combination is at least 60% but less than 80% and the Third Country Rule does not apply (as expected), Babylon and certain of Babylon’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Babylon include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, it is not expected that Alkuri will have a significant amount of inversion gain as a result of the Business Combination.

The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such U.S. Treasury regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 60% must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. As a result, no opinion of counsel has or will be provided regarding the application of Section 7874 to the Business Combination. Accordingly, there can be no assurance that the IRS will not challenge whether Babylon is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to Babylon, significant adverse tax consequences could result for Babylon and for certain Babylon shareholders, including a higher effective corporate tax rate on Babylon.

U.S. HOLDERS

As used herein, a “U.S. Holder” is a beneficial owner of an Alkuri Security, Babylon Class A Share, and/or Babylon Warrants, as the case may be, who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

U.S. Federal Income Tax Considerations of the Business Combination to U.S. Holders

Tax Consequences of the Business Combination

The U.S. federal income tax consequences of the Business Combination will depend primarily upon whether the Business Combination qualifies as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Code, which is not currently expected to be the case.

For the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, Babylon must, either directly or indirectly through certain controlled entities, either continue a significant line of Alkuri’s historic business or use a significant portion of Alkuri’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). In addition, in order for the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, it generally must satisfy the requirements under either Section 368(a)(1)(B) or Section 368(a)(2)(E) of the Code. In order for the Business Combination to qualify as a reorganization under Section 368(a)(1)(B) or Section 368(a)(2)(E) of the Code, it is necessary that a substantial part of the value of the proprietary interests in Alkuri be preserved in the Business Combination and, in order for the Business Combination to qualify as a reorganization under Section 368(a)(2)(E) of the Code, it is necessary that Alkuri hold “substantially all” of its properties following the Business Combination. Sufficiently substantial levels of redemptions would be expected to cause the Business Combination not to satisfy some or all of the applicable requirements.

Due to the high level of redemptions occurring in the market with respect to business combinations involving other special purpose acquisition companies and the risk that similar levels of redemptions could occur in connection with the Business Combination, the Business Combination is not expected to qualify as a tax-deferred transaction, including as a “reorganization” under the provisions of Section 368(a) of the Code. Assuming that is the case, a U.S. Holder of Alkuri Securities generally will recognize gain or loss with respect to its Alkuri Securities in an amount equal to the difference, if any, between the fair market value of the Babylon Class A Shares and/or Babylon Warrants received in the Business Combination and the U.S. Holder’s adjusted tax basis in its Alkuri Securities surrendered. Such gain or loss will be long-term capital gain or loss provided that a U.S. Holder’s holding period for Alkuri Securities is more than one year at the date of the Business Combination. It is unclear whether the redemption rights with respect to the Alkuri public shares have suspended the applicable holding period for this purpose. Long-term capital gains recognized by U.S. Holders that are not corporations generally are eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to certain limitations. A U.S. Holder should have a tax basis in the Babylon Class A Shares and/or Babylon Warrants received equal to the fair market value on the date of the exchange, and the U.S. Holder’s holding period with respect to such Babylon Class A Shares should begin on the day after the Business Combination.

U.S. Holders who hold different blocks of Alkuri Securities (generally, Alkuri Securities purchased or acquired on different dates or at different prices) or who hold both Alkuri Common Stock and Alkuri Warrants will generally be required to calculate gain or loss separately for each block of Alkuri Securities and with respect to Alkuri Common Stock and Alkuri Warrants. Such U.S. Holders should consult their tax advisors to determine how the above rules apply to them, and the discussion above does not specifically address all of the consequences to U.S. Holders who hold different blocks of Alkuri Securities.

If, contrary to the discussion above, the level of redemptions occurring in connection with the Business Combination were low enough and the other applicable requirements (including the other requirements discussed above) were met, and the Business Combination were to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, subject to additional requirements under Section 367(a) of the Code being satisfied (including, for U.S. Holders that are “five-percent transferee shareholder” of the transferee non-U.S. corporation, as defined in the Treasury regulations, that they enter into a “gain recognition agreement”), U.S. Holders of Alkuri Securities generally would not recognize gain or loss for U.S. federal income tax purposes in connection with the Business Combination. In that case, a U.S. Holder’s basis in the Babylon Class A Shares and/or Babylon Warrants received in the Business Combination would generally equal the U.S. Holder’s basis in the exchanged Alkuri Securities, and the U.S. Holder’s holding period for the Babylon Class A Shares and/or Babylon Warrants received in the Business Combination would generally include the U.S. Holder’s holding period in the surrendered Alkuri Securities. Special considerations could apply to U.S. Holders who participated in the redemption but also exchanged Alkuri Securities pursuant to the Business Combination.

No ruling has been requested, nor is one intended to be requested, from the IRS as to the U.S. federal income tax consequences of the Business Combination. The U.S. federal income tax treatment of the Business Combination is subject to both legal and factual uncertainty, is not free from doubt, and may change depending on the actual level of redemptions that occur in connection with the Business Combination. No opinion of counsel has or will be provided regarding the U.S. federal income tax treatment of the Business Combination. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to that described above. Accordingly, each U.S. Holder of Alkuri Securities is urged to consult its tax advisor with respect to the particular tax consequence of the Business Combination to such U.S. Holder.

Tax Effects to U.S. Holders of Exercising Redemption Rights

Characterization of Redemptions

The U.S. federal income tax consequences to a U.S. Holder of Alkuri Common Stock that exercises its redemption rights with respect to its Alkuri Common Stock to receive cash in exchange for all or a portion of its Alkuri Common Stock will depend on whether the redemption qualifies as a sale of Alkuri Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code.

If the redemption qualifies as a sale of Alkuri Common Stock by a U.S. Holder, the tax consequences to such U.S. Holder are as described below under the section entitled “ —Taxation of Redemption Treated as a Sale of Alkuri Common Stock.” If the redemption does not qualify as a sale of Alkuri Common Stock, a U.S. Holder generally will be treated as receiving a corporate distribution with the tax consequences to such U.S. Holder as described below under the section entitled “—Taxation of Redemption Treated as a Distribution.”

Whether a redemption of Alkuri Common Stock qualifies for sale treatment will depend largely on the total number of Alkuri Common Stock treated as held by the redeemed U.S. Holder before and after the redemption (including any stock constructively owned by the U.S. Holder, as a result of owning Alkuri Warrants or due to the ownership of Alkuri Common Stock by certain related individuals or entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder) relative to all Alkuri Common Stock outstanding both before and after the redemption. The redemption of Alkuri Common Stock generally will be treated as a sale of Alkuri Common Stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in Alkuri, or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a U.S. Holder takes into account not only Alkuri Common Stock actually owned by the U.S. Holder, but also Alkuri Common Stock that are constructively owned by it under certain attribution rules set forth in the Code. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Alkuri Common Stock which could be acquired pursuant to the exercise of Alkuri Warrants.

In order to meet the substantially disproportionate test, the percentage of Alkuri’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Alkuri Common Stock must, among other requirements, be less than eighty percent (80%) of the percentage of Alkuri’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption (taking into account redemptions by other holders of Alkuri Common Stock). There will be a complete termination of a U.S. Holder’s interest if either (1) all Alkuri Common Stock actually and constructively owned by the U.S. Holder are redeemed or (2) all Alkuri Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other Alkuri Common Stock (including any stock constructively owned by the U.S. Holder as a result of owning Alkuri Warrants). The redemption of Alkuri Common Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Alkuri. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Alkuri will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of Alkuri Common Stock generally will be treated as a corporate distribution to the redeemed U.S. Holder and the tax effects to such a U.S. Holder generally will be as described below under the section entitled “ —Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Alkuri Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining Alkuri Common Stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Alkuri Warrants or possibly in other Alkuri Common Stock constructively owned by it.

Taxation of Redemption Treated as a Distribution

If the redemption of a U.S. Holder’s shares of Alkuri Common Stock is treated as a corporate distribution, as discussed above under the section entitled “ —Characterization of Redemptions,” the amount of cash received in the redemption generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from Alkuri’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Alkuri’s current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of Alkuri Common Stock. Any remaining excess generally will be treated as gain realized on the sale of Alkuri Common Stock, treated as described below under the section entitled “ —Taxation of Redemption Treated as a Sale of Alkuri Common Stock.”

Taxation of Redemption Treated as a Sale of Alkuri Common Stock

If the redemption of a U.S. Holder’s Alkuri Common Stock is treated as a sale, as discussed above under the section entitled “—Characterization of Redemptions,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received in the redemption and the U.S. Holder’s adjusted tax basis in the Alkuri Common Stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Alkuri Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

U.S. Holders who hold different blocks of Alkuri Common Stock (including as a result of holding different blocks of Alkuri Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

U.S. Holders who actually or constructively own at least five percent (5%) (or, if Alkuri Common Stock is not then publicly traded, at least one percent (1%)) or more of Alkuri Common Stock may be subject to special reporting requirements with respect to a redemption of Alkuri Common Stock, and such Holders should consult with their tax advisors with respect to their reporting requirements.

Tax Consequences to U.S. Holders of Ownership and Disposition of Babylon Class A Shares and Babylon Warrants

Dividends and Other Distributions on Babylon Class A Shares

Subject to the PFIC rules discussed below under the heading “—Passive Foreign Investment Company Rules,” distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on Babylon Class A Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Babylon’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Babylon’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Babylon Class A Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Babylon Class A Shares and will be treated as described below under the heading “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Babylon Class A Shares and Babylon Warrants.” If Babylon does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. The amount of any such distribution will include any amounts withheld by Babylon (or another applicable withholding agent). Amounts treated as dividends that Babylon pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if Babylon Class A Shares are readily tradable on an established securities market in the United States or Babylon is eligible for benefits under an applicable tax treaty with the United States, and, in each case, Babylon is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to Babylon Class A Shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on the circumstances of the U.S. Holder, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder. Notwithstanding the foregoing, if (a) Babylon is 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of Babylon’s earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of Babylon’s dividends would be treated as derived from sources within the United States. In such case, with respect to any dividend paid for any taxable year, the U.S.-source ratio of such dividends for foreign tax credit purposes would be equal to the portion of Babylon’s earnings and profits from sources within the United States for such taxable year, divided by the total amount of Babylon’s earnings and profits for such taxable year.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Babylon Class A Shares and Babylon Warrants

Subject to the PFIC rules discussed below under the heading “—Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Babylon Class A Shares or Babylon Warrants, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Babylon Class A Share or Babylon Warrant (determined as described above or below), in each case as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Babylon Class A Share or Babylon Warrant exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Exercise, Lapse or Redemption of Babylon Warrants

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a Babylon Warrant, a U.S. Holder generally will not recognize taxable gain or loss on the exercise of a Babylon Warrant. The U.S. Holder’s tax basis in the Babylon Class A Share received upon exercise of a Babylon Warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the Alkuri Warrant in respect of which the exercised Babylon Warrant was received (assuming the Business Combination is not a taxable transaction under Section 368(a) of the Code, Section 7874 of the Code, or Section 367 of the Code, as discussed above) and the exercise price of such Babylon Warrant. It is unclear whether the U.S. Holder’s holding period for the Babylon Class A Shares received upon exercise of the Babylon Warrants will begin on the date following the date of exercise or on the date of exercise of the Babylon Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Babylon Warrants. If a Babylon Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Babylon Warrant.

The tax consequences of a cashless exercise of a Babylon Warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the Babylon Class A Shares received generally should equal the U.S. Holder’s basis in the Babylon Warrants exercised therefor. If the cashless exercise were treated as not being a realization event (and not a recapitalization), it is unclear whether a U.S. Holder’s holding period in the Babylon Class A Shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the Babylon Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Babylon Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Babylon Class A Shares would include the holding period of the Babylon Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Babylon Warrants with an aggregate fair market value equal to the exercise price for the total number of Babylon Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Babylon Warrants deemed surrendered and the U.S. Holder’s adjusted tax basis in such Babylon Warrants. In this case, a U.S. Holder’s tax basis in the Babylon Class A Shares received would equal the sum of the U.S. Holder’s tax basis in the Babylon Warrants exercised and the exercise price of such Babylon Warrants. It is unclear whether a U.S. Holder’s holding period for Babylon Class A Shares would commence on the date following the date of exercise or on the date of exercise of the Babylon Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Babylon Warrants. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Babylon Class A Shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If Babylon redeems Babylon Warrants for cash pursuant to the redemption provisions described in the section entitled “Description of Babylon Warrants” or if we purchase Babylon Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Babylon Class A Shares and Babylon Warrants.”

The tax consequences of a cashless exercise of a Babylon Warrant occurring after our giving notice of an intention to redeem the Babylon Warrant are unclear under current law. Such cashless exercise may be treated either as if we redeemed such Babylon Warrant for Babylon Class A Shares or as an exercise of the Babylon Warrant. If the cashless exercise of a Babylon Warrant for Babylon Class A Shares is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. Holder’s basis in the Babylon Class A Shares received should equal the U.S. Holder’s basis in the Babylon Warrant and the holding period of the Babylon Class A Shares would include the holding period of the Babylon Warrant. If the cashless exercise of a Babylon Warrant is treated as such, the tax consequences generally should be as described under the heading “—U.S Federal Income Taxation of U.S. Holders-Exercise, Lapse or Redemption of a Babylon Warrant.” Due to the lack of clarity under current law regarding the treatment of a cashless exercise of a Babylon Warrant after our giving notice of an intention to redeem the Babylon Warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of a Babylon Warrant occurring after our giving notice of an intention to redeem the Babylon Warrant as described above.

Possible Constructive Distributions

The terms of each Babylon Warrant provide for an adjustment to the number of Babylon Class A Shares for which the Babylon Warrant may be exercised or to the exercise price of the Babylon Warrant in certain events, as discussed in the section of this proxy statement/prospectus entitled “Description of Babylon Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Babylon Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such Babylon Class A Shares received upon exercise of the Babylon Warrants or to the exercise price of the Babylon Warrants increases the proportionate interest of the U.S. Holder of Babylon Warrants in Babylon’s assets or earnings and profits (e.g., through an increase in the number of Babylon Class A Shares that would be obtained upon exercise or through a decrease in the exercise price of a Babylon Warrant) as a result of a distribution (or a transaction treated as a distribution) of cash or other property, such as other securities, to the holders of Babylon Class A Shares, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax in the same manner as if the U.S. Holders of the Babylon Warrants received a cash distribution from us equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Babylon Class A Shares and Babylon Warrants could be materially different from that described above if Babylon is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets, in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether Babylon will be a PFIC in 2021 or for any future taxable year, in particular because Babylon’s PFIC status for any taxable year will generally be determined in part by reference to the value of Babylon’s assets and Babylon’s revenues. Based on the current and anticipated composition of the income, assets and operations of Babylon and its subsidiaries and certain factual assumptions, Babylon does not expect to be classified as a PFIC for 2021. Because Babylon’s PFIC status relies on a number of factual determinations, our U.S. counsel expresses no opinion with respect to Babylon’s PFIC status for 2021 or future taxable years.

Although Babylon’s PFIC status is determined annually, Babylon will generally continue to be treated as a PFIC in subsequent years in the case of a U.S. Holder who held Babylon Class A Shares or Babylon Warrants while Babylon was a PFIC, whether or not Babylon meets the test for PFIC status in those subsequent years. If Babylon is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Babylon Class A Shares or Babylon Warrants and, in the case of Babylon Class A Shares, the U.S. Holder did not make either an applicable PFIC election (or elections), as further described below, for the first taxable year of Babylon in which it was treated as a PFIC and in which the U.S. Holder held (or was deemed to hold) such Babylon Class A Shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Babylon Class A Shares or Babylon Warrants (which may include gain realized by reason of transfers of Babylon Class A Shares or Babylon Warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Babylon Class A Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Babylon Class A Shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Babylon Class A Shares or Babylon Warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Babylon’s first taxable year in which Babylon is a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If Babylon is a PFIC and Babylon Class A Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Babylon Class A Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Babylon Class A Shares at the end of such year over its adjusted basis in its Babylon Class A Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Babylon Class A Shares over the fair market value of its Babylon Class A Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Babylon Class A Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Babylon Class A Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to Babylon Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Babylon Class A Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Babylon Class A Shares under their particular circumstances.

Alternatively, a U.S. Holder of a PFIC may avoid the adverse PFIC tax consequences described above in respect of stock of the PFIC (but not warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the PFIC’s taxable year ends and each subsequent taxable year. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the PFIC. Babylon does not presently intend to provide a PFIC Annual Information Statement in order for U.S. Holders to make or maintain a QEF election. However, as described above, Babylon does not expect to be classified as a PFIC for 2021.

Subsidiary PFICs

If Babylon is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Babylon receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that Babylon will have timely knowledge of the status of any such lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

PFIC Reporting Requirements

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether mark-to-market or any other election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until after such required information is furnished to the IRS.

The rules governing PFICs and mark-to-market and other elections are very complex and are affected by various factors in addition to those described above, including the application of the rules addressing overlaps in the PFIC rules and the Section 367 rules and the rules relating to controlled foreign corporations. Accordingly, U.S. Holders of Babylon Class A Shares and Babylon Warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to Babylon securities under their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to Babylon. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. In addition, certain U.S. Holders (and to the extent provided in IRS guidance, certain individual Non-U.S. Holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Babylon Class A Shares and/or Babylon Warrants, subject to certain exceptions (including an exception for Babylon Class A Shares and Babylon Warrants held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Babylon Class A Shares and/or Babylon Warrants. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Babylon Class A Shares and/or Babylon Warrants.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding.

Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

NON-U.S. HOLDERS

As used herein, a “Non-U.S. Holder” is a beneficial owner of an Alkuri Security, Babylon Class A Share or Babylon Warrant, as the case may be, who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder.

The following describes U.S. federal income tax considerations relating to the (i) Business Combination, (ii) exercise of redemption rights and (iii) ownership and disposition of Babylon Class A Shares and Babylon Warrants by a Non-U.S. Holder after the Business Combination.

Effects of the Business Combination to Non-U.S. Holders

The U.S. federal income tax characterization of the Business Combination to Non-U.S. Holder generally will correspond to the U.S. federal income tax characterization of the Business Combination to U.S. Holder, as described under “—U.S. Holders—U.S. Federal Income Tax Considerations of the Business Combination to U.S. Holders” above, although to the extent the Business Combination results in a taxable exchange of Alkuri Common Stock or Alkuri Warrants, the consequences to a Non-U.S. Holder would be similar to those described below under the heading “ —Tax Effects to Non-U.S. Holders of Exercising Redemption Rights—Taxation of Redemptions Treated as a Sale or Exchange of Alkuri Common Stock” for a Non-U.S. Holder’s gain on the redemption of Alkuri Common Stock and a Non-U.S. Holder would generally be subject to U.S. federal income tax only to the extent described therein.

Tax Effects to Non-U.S. Holders of Exercising Redemption Rights

The U.S. federal income tax consequences to a Non-U.S. Holder of Alkuri Common Stock that exercises its redemption rights to receive cash from the trust account in exchange for all or a portion of its Alkuri Common Stock will depend on whether the redemption qualifies as a sale of the Alkuri Common Stock redeemed, as described above under “ —U.S. Holders—Tax Effects to U.S. Holders of Exercising Redemption Rights—Characterization of Redemptions.” If such a redemption qualifies as a sale of Alkuri Common Stock, the U.S. federal income tax consequences to the Non-U.S. Holder will be as described below under “—Taxation of Redemptions Treated as a Sale or Exchange of Alkuri Common Stock.” If such a redemption does not qualify as a sale of Alkuri Common Stock, the Non-U.S. Holder will be treated as receiving a corporate distribution, the U.S. federal income tax consequences of which are described below under “ —Taxation of Redemptions Treated as Distributions.”

Taxation of Redemptions Treated as a Sale or Exchange of Alkuri Common Stock.

Subject to the discussion below concerning backup withholding, if such a redemption qualifies as a sale of shares of Alkuri Common Stock, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the redemption of Alkuri Common Stock, unless either:

(i)

the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base” maintained by the Non-U.S. Holder in the United States; or

(ii)

the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the redemption generally in the same manner as discussed in the section above under “—U.S. Holders—Tax Consequences to U.S. Holders of Ownership and Disposition of Babylon Class A Shares and Babylon Warrants—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Babylon Class A Shares and Babylon Warrants,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Taxation of Redemptions Treated as Distributions.

Subject to the discussion below concerning backup withholding, if a Non-U.S. Holder receives cash for Alkuri Common Stock in a redemption that is treated as a distribution from Alkuri on Alkuri Common Stock, the Non-U.S. Holder will generally be subject to a 30% withholding tax (unless otherwise reduced by an applicable income tax treaty) to the extent the distribution is paid from current or accumulated earnings and profits of Alkuri, as determined under U.S. federal income tax principles.

However, notwithstanding the foregoing, if the income from such distribution is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if provided under an applicable income tax treaty, is attributable to a permanent establishment or a “fixed base” maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be subject to regular federal income tax on such distribution generally in the same manner as discussed in the section above under “—U.S. Holders —Tax Consequences to U.S. Holders of Ownership and Disposition of Babylon Class A Shares and Babylon Warrants—Dividends and Other Distributions on Babylon Class A Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such distribution, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Tax Consequences to Non-U.S. Holders of Ownership and Disposition of Babylon Class A Shares and Babylon Warrants

Dividends and Other Distributions on Babylon Class A Shares.

Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends (including dividends with respect to constructive distributions, as further described under the heading “ —U.S. Holders— Tax Consequences to U.S. Holders of Ownership and Disposition of Babylon Class A Shares and Babylon Warrants—Possible Constructive Distributions”) received from Babylon on Babylon Class A Shares (or, with respect to constructive distributions, on Babylon Warrants) unless the income from such dividends is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if provided under an applicable income tax treaty, is attributable to a permanent establishment or a “fixed base” maintained by the Non-U.S. Holder in the United States, in which case, a Non-U.S. Holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “ —U.S. Holders—Tax Consequences to U.S. Holders of Ownership and Disposition of Babylon Class A Shares and Babylon Warrants—Dividends and Other Distributions on Babylon Class A Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Gain or Loss on Sale, Taxable Exchange or other Taxable Disposition of Babylon Class A Shares and Babylon Warrants.

Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Babylon Class A Shares or Babylon Warrants, unless either:

(i)

the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base” maintained by the Non-U.S. Holder in the United States; or

(ii)

the Non-U.S. Holder is an individual who is treated as present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the sale generally in the same manner as discussed in the section above under “—U.S. Holders—Tax Consequences to U.S. Holders of Ownership and Disposition of Babylon Class A Shares and Babylon Warrants—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Babylon Class A Shares and Babylon Warrants,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Exercise, Lapse or Redemption of Babylon Warrants.

The U.S. federal income tax characterization of a Non-U.S. Holder’s exercise of a Babylon Warrant, or the lapse of a Babylon Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax characterization of the exercise or lapse of a Babylon Warrant by a U.S. Holder, as described under “—U.S. Holders—Tax Consequences to U.S. Holders of Ownership and Disposition of Babylon Class A Shares and Babylon Warrants—Exercise, Lapse or Redemption of Babylon Warrants,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described under the heading “—Non-U.S. Holders—Tax Consequences to Non-U.S. Holders of Ownership and Disposition of Babylon Class A Shares and Babylon Warrants—Gain or Loss on Sale, Exchange, or other Taxable Disposition of Babylon Class A Shares and Babylon Warrants” for a Non-U.S. Holder’s gain on the sale or other disposition of Babylon Warrants and a Non-U.S. Holder would generally be subject to U.S. federal income tax only to the extent described therein.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding.

A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly executed applicable IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or by otherwise establishing an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE DISPOSITION OF ALKURI COMMON STOCK AND ALKURI WARRANTS IN CONNECTION WITH THE BUSINESS COMBINATION, AND OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF BABYLON CLASS A SHARES AND BABYLON WARRANTS INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

MATERIAL JERSEY TAX CONSIDERATIONS

The following summary of the anticipated treatment of Babylon and holders of Babylon Shares and/or Babylon Warrants (other than residents of Jersey) is based on Jersey taxation law and practice as they are understood to apply at the date of this document and is subject to changes in such taxation law and practice. It does not constitute legal or tax advice and does not address all aspects of Jersey tax law and practice (including such tax law and practice as they apply to any land or building situate in Jersey). Prospective investors in Babylon Shares and/or Babylon Warrants should consult their professional advisers on the implications of acquiring, buying, selling or otherwise disposing of Babylon Shares and/or Babylon Warrants under the laws of any jurisdiction in which they may be liable to taxation.

Taxation of Babylon

Babylon is not regarded as resident for tax purposes in Jersey. Therefore, Babylon will not be liable to Jersey income tax other than on Jersey source income (except where such income is exempted from income tax pursuant to the Income Tax (Jersey) Law 1961, as amended) and dividends on Babylon ordinary shares may be paid by Babylon without withholding or deduction for or on account of Jersey income tax. The holders of Babylon ordinary shares and/or Babylon warrants (other than residents of Jersey) will not be subject to any tax in Jersey in respect of the holding, sale or other disposition of such Babylon ordinary shares and/or Babylon warrants.

Stamp duty / transfer taxes

In Jersey, no stamp duty or other transfer tax is levied on the issue or transfer of Babylon Shares and/or Babylon Warrants except that stamp duty is payable on Jersey grants of probate and letters of administration, which will generally be required to transfer Babylon Shares and/or Babylon Warrants on the death of a holder of such Babylon ordinary shares and/or Babylon warrants. In the case of a grant of probate or letters of administration, stamp duty is levied according to the size of the estate (wherever situated in respect of a holder of Babylon Shares and/or Babylon Warrants domiciled in Jersey, or situated in Jersey in respect of a holder of Babylon Shares and/or Babylon Warrants domiciled outside Jersey) and is payable on a sliding scale at a rate of up to 0.75% of such estate and such duty is capped at £100,000.

Jersey does not otherwise levy taxes upon capital, inheritances, capital gains or gifts nor are there other estate duties.

IF YOU ARE IN ANY DOUBT AS TO YOUR TAX POSITION YOU SHOULD CONSULT YOUR PROFESSIONAL TAX ADVISER.

INFORMATION ABOUT THE COMPANIES

Alkuri Global Acquisition Corp.

Alkuri Global Acquisition Corp. was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Alkuri was incorporated under the laws of the State of Delaware on December 1, 2020.

On February 9, 2021, Alkuri closed its initial public offering of 34,500,000 units (after taking into account the full exercise of the over-allotment option by Alkuri’s underwriters), with each unit consisting of one share of Alkuri Class A Common Stock and one-fourth of one redeemable Alkuri Warrant, with each whole Alkuri warrant entitling the holder to purchase one share of Alkuri Class A Common Stock at a price of $11.50 commencing 30 days after the consummation of an initial business combination.

Alkuri’s units, the Alkuri Class A Common Stock and the Alkuri Warrants are listed on the Nasdaq under the symbols KURIU, KURI and KURIW, respectively.

The mailing address of Alkuri’s principal executive office is 4235 Hillsboro Pike, Suite 300 Nashville, TN 37215, and its telephone number is (615) 632-0303. After the consummation of the Business Combination, Alkuri’s principal executive office will be that of Babylon.

Babylon Holdings Limited

Babylon Holdings is a leading digital-first, value-based care company. Founded in 2013, Babylon Holdings’ mission is to make high-quality healthcare accessible and affordable for everyone on Earth. Babylon Holdings believes it is poised to reengineer the global healthcare market to better align system-wide incentives and to shift the focus from reactive sick care to preventative healthcare, resulting in better member health, improved member experience and reduced costs. To achieve this goal, Babylon Holdings leverages its highly scalable, digital-first platform combined with high quality clinical operations and affiliated provider networks to provide an integrated, end-to-end healthcare solution.

The mailing address of Babylon Holdings’ headquarters and principal executive offices is 1 Knightsbridge Green, London, SW1X 7QA, United Kingdom, and Babylon Holdings’ telephone number is +44 (0) 20 7100 0762.

Babylon Holdings is a company limited by shares organized under the laws of the Bailiwick of Jersey. Its registered office is at 31 Esplanade, St Helier, Jersey, JE2 3QA.

Liberty USA Merger Sub, Inc.

Liberty USA Merger Sub, Inc. (“Merger Sub”) is a newly formed Delaware corporation and a wholly owned subsidiary of Babylon Holdings. Merger Sub was formed solely for the purpose of effecting the proposed Business Combination with Alkuri and has not carried on any activities other than in connection with the proposed Business Combination. The address and telephone number for Merger Sub’s principal executive offices are the same as those for Babylon Holdings.

ALKURI’S BUSINESS

Introduction

Alkuri was incorporated on December 1, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Alkuri’s efforts to identify a prospective target business were not limited to any particular industry or geographic region, although it initially focused its search for target businesses on companies operating in the technology industry. Prior to executing the Merger Agreement, Alkuri’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Initial Public Offering and Simultaneous Private Placement

On February 9, 2021, Alkuri closed the Alkuri IPO of 34,500,000 Alkuri units (after taking into account the full exercise of the over-allotment option by Alkuri’s underwriters), with each unit consisting of one share of Alkuri Class A Common Stock and one-fourth of one redeemable Alkuri Warrant, with each whole Alkuri Warrant entitling the holder to purchase one share of Alkuri Class A Common Stock at a price of $11.50 per share commencing 30 days after the consummation of an initial business combination.

Fair Market Value of Target Business

The target business that Alkuri acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the amount of deferred underwriting commissions held in trust and taxes payable) at the time of the execution of a definitive agreement for its initial business combination, although Alkuri may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. Alkuri’s board of directors determined that this test was met in connection with the proposed business combination with Babylon Holdings as described in the section entitled “Proposal One—The Business Combination Proposal—Satisfaction of 80% Test” above.

Stockholder Approval of Business Combination

Under the SPAC Charter, Alkuri must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to have their Alkuri public shares converted into cash, regardless of whether they vote for or against the proposed business combination or do not vote at all, subject to the limitations described in the prospectus for the Alkuri IPO. Accordingly, in connection with the Business Combination, the Alkuri public stockholders may seek to have their Alkuri Common Stock converted to cash in accordance with the procedures set forth in this proxy statement/prospectus. See “Special Meeting of Alkuri Stockholders—Conversion Rights.”

Voting in Connection with the Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the Business Combination Proposal, Alkuri Stockholders prior to the Alkuri IPO and its officers and directors have each agreed to vote their Alkuri Common Stock in favor of such proposed Business Combination.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Alkuri or its securities, the Alkuri initial stockholders, its officers and directors, Babylon shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire Alkuri Common Stock or vote their shares in favor of the Business

Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the shares entitled to vote at the special meeting to approve the Business Combination Proposal vote in its favor and that the conditions to the Closing of the Business Combination otherwise will be met, where it appears that such requirements or conditions would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, include arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares for nominal value.

Entering into any such arrangements may have a depressive effect on the shares of Alkuri Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and the other proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved. Moreover, any such purchases may make it more likely that the conditions to the Closing of the Business Combination are met.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus. Alkuri will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Liquidation if No Business Combination

Under the SPAC Charter, if Alkuri does not complete the Business Combination with Babylon or another initial business combination by February 9, 2023 (or such later date as may be approved by Alkuri Stockholders in an amendment to the SPAC Charter), Alkuri will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Alkuri public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Alkuri’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Alkuri’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the Alkuri Warrants will expire. Holders of warrants will receive nothing upon a liquidation and the warrants will be worthless.

Each of the initial stockholders of Alkuri and its officers and directors has agreed to waive its rights to participate in any distribution from Alkuri’s trust account or other assets with respect to the shares held by them prior to the Alkuri IPO. There will be no distribution from the trust account with respect to Alkuri’s warrants, which will expire worthless if Alkuri is liquidated.

The proceeds deposited in the trust account could, however, become subject to the claims of Alkuri’s creditors which would be prior to the claims of the Alkuri public stockholders. Although Alkuri has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses Alkuri has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and although Alkuri will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. The Sponsor has agreed that it will be liable under certain circumstances to pay debts and obligations to target businesses or vendors or other entities that are owed money by Alkuri for services rendered or contracted for or products sold to it, but Alkuri cannot ensure that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so. Additionally there are two exceptions to the Sponsor’s indemnity: the Sponsor will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with Alkuri waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under the indemnity with the underwriters of the Alkuri IPO against certain liabilities, including liabilities under the Securities Act. Moreover, the Sponsor will not be liable to the Alkuri public stockholders and instead will only have liability to Alkuri. Furthermore, the Sponsor may not be able to satisfy its indemnification obligations if it is required to as the Sponsor’s only assets are securities of Alkuri and Alkuri has not taken any further steps to ensure that the Sponsor will be able to satisfy any indemnification obligations that arise. Accordingly, the actual per-share redemption price could be less than approximately $10.00, plus interest, due to claims of creditors. Additionally, if Alkuri is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Alkuri’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Alkuri Stockholders. To the extent any bankruptcy claims deplete the trust account, Alkuri cannot assure you it will be able to return to the Alkuri public stockholders at least approximately $10.00 per share. Alkuri’s public stockholders are entitled to receive funds from the trust account only in the event of its failure to complete a business combination within the required time period or if the stockholders properly seek to have Alkuri redeem their respective shares for cash upon a business combination which is actually completed by Alkuri. In no other circumstances does a stockholder have any right or interest of any kind to or in the trust account.

If Alkuri is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor, creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Alkuri Stockholders. Because Alkuri intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, by paying public stockholders from the trust account prior to addressing the claims of creditors, Alkuri’s board of directors may be viewed as having breached their fiduciary duties to Alkuri’s creditors and/or may be viewed as having acted in bad faith, which may subject Alkuri and Alkuri to claims of punitive damages. Alkuri cannot assure you that such claims will not be brought against it.

Alkuri will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account plus the up to $100,000 of interest earned on the funds in the trust account that Alkuri may use for liquidation and dissolution expenses.

Employees

Alkuri has two executive officers. These individuals are not obligated to devote any specific number of hours to Alkuri’s matters and intend to devote only as much time as they deem necessary to its affairs. Alkuri does not intend to have any full time employees prior to the Closing.

Facilities

Upon the Closing, the principal executive offices of Alkuri will be those of Babylon.

Directors and Executive Officers

Alkuri’s current directors and executive officers are as follows:

Name	Age	Position
Sultan Almaadeed	31	Chairman
Richard Williams	46	Chief Executive Officer
Steve Krenzer	62	Chief Financial Officer
Stephen Smith	50	Director
Jason Harinstein	45	Director
Katie May	53	Director

Sultan Almaadeed, Chairman

Mr. Almaadeed is the Founder and CEO of ENVST, a technology-enabled investment platform that allows individuals to strengthen their networks within the global investing ecosystem as well as source and participate in attractive investment opportunities. He is an active investor and adviser to early-stage and growth companies such as Clutter, Deliveroo, Onfido, 23andme, Doctor On Demand, Nextdoor, Airbnb and Glassdoor, benefitting from his deep connectivity with founders and investors globally.

Prior to founding ENVST, Mr. Almaadeed worked in the global direct investment effort of the Qatar Investment Authority (QIA). In this role, Mr. Almaadeed originated and executed investment opportunities in the technology and real estate sectors as well as across various other industries. Notable investments include a $500 million growth investment in SoFi, a pre-IPO investment in Palantir, and the take private of Canary Wharf alongside Brookfield Asset Management. He also oversaw a $3 billion merger of Fairmont Raffles hotels with Accor, and the merger of UASC and Hapag-Lloyd that created a group with an estimated value of more than $7 billion and annual synergies of greater than $400 million. During his time at QIA, Mr. Almaadeed acted as Chairman of the Board of 52 Capital, previously known as Harrods Estates, an asset management company managing over $2 billion of European real estate assets, and Chairman of the QIA Tender Committee.

Mr. Almaadeed earned his BS in International Business from Pepperdine University.

Rich Williams, Chief Executive Officer

Mr. Williams is a seasoned operator and advisor with over 25 years of industry experience. Today, Mr. Williams provides advisory and consulting services for a number of prominent private equity and late stage venture capital funds and their portfolio companies through his advisory firm, The Value Studio. He is also an advisor for Shift One Inc, a technology-driven logistics, supply chain and warehousing labor marketplace. Prior to that, Mr. Williams most recently worked at Groupon, where he served as CEO from 2015 to 2020. As CEO, he successfully restructured the company and helped stabilize the business, reversing a steep multi-year decline in gross profit. At Groupon, he helped more than 1 million small businesses reach over 50 million active customers, ultimately selling over 1.5 billion Groupons. While at Groupon, Mr. Williams helped the company become a mobile commerce leader, and by 2019, Groupon grew to become the third most visited retail app in the United States — behind only Amazon and Walmart — and the sixth highest rated iOS app of all time.

Throughout his career, Mr. Williams has overseen some of the largest online marketing programs and brands in the world, including the analytics and technology that power them. Immediately prior to joining Groupon, he built and ran a variety of global Marketing and Advertising teams and technologies at Amazon. In addition to building scalable software solutions and marketing automation technologies at Amazon, Mr. Williams brought integrated marketing, including offline advertising and brand building, back to Amazon, first with the launch of campaigns for Amazon’s Kindle device and then for its retail business.

Prior to joining Amazon, Mr. Williams spent nearly seven years developing marketing programs and technologies in a variety of leadership roles at Experian (LON: EXPN). Before his time at Experian, Mr. Williams worked in a variety of sales, marketing, advertising and creative roles for early stage companies and startups. He studied aerospace engineering and political science at the University of Southern California.

Stephen Krenzer, Chief Financial Officer

Mr. Krenzer is the founder of Trabuco Canyon Advisors, an advisory firm that assists companies for transformational growth, including sales and go-to-market activities, marketing and customer acquisition, distribution and operations. Mr. Krenzer has 35 years of industry experience, working at Experian, Groupon and Rokt. He served as COO of Groupon from 2017 to 2020 and is currently a board member of Rokt, a global leader in e-commerce marketing technology.

During his time at Groupon, Mr. Krenzer achieved record levels of Adjusted EBITDA and profitability in 2018, while refocusing the company’s strategy, recruiting a new executive team and pursuing transformational M&A opportunities. In 2019, he began execution of a multi-year transformation plan focusing on the local experiences marketplace, which was delivering strong top-line growth in 2020 before being interrupted by COVID-19. Additionally, he re-aligned the sales force of over 2000 personnel globally, materially reduced customer support and refund costs through streamlining services with greater customer focus, and enabled customer acquisition teams to acquire more valuable customers while reducing advertising spend.

Prior to Groupon and Rokt, Mr. Krenzer was CEO of Core Digital Media and PriceGrabber.com and held a variety of executive leadership roles at Experian. While at Experian, through organic development and directing cumulative technology M&A investments totaling over $1 billion, Mr. Krenzer helped build Experian Interactive, a highly profitable internet marketing business with $900 million in annual sales and a five-year group revenue CAGR exceeding 50%.

Mr. Krenzer graduated from the University of Buffalo where he earned a BS in Industrial Engineering.

Jonathan Huberman, Co-Sponsor & Advisor

Jonathan Huberman has over 25 years of high-tech business leadership experience. He is currently the Chairman, Chief Executive Officer and Chief Financial Officer of Software Acquisition Group Inc. (Nasdaq:SAQN), a blank check company that raised an aggregate of $149.5 million in its initial public offering (including exercise of the over-allotment option) in November 2019, and in August 2020 announced that it had entered into a definitive agreement with respect to its initial business combination with CuriosityStream, Inc., a global streaming media service that provides factual content on demand, which now trades on Nasdaq under the CURI ticker. Mr. Huberman is also the Chairman, Chief Executive Officer and Chief Financial Officer of Software Acquisition Group Inc. II (Nasdaq:SAII), a blank check company which raised an aggregate of $172.5 million in its initial public offering (including exercise of the over-allotment option) in September 2020.

From 2017 to 2019, Mr. Huberman was Chief Executive Officer of Ooyala, a provider of media workflow automation, delivery and monetization solutions, which he acquired from Telstra in 2018. He turned around an underperforming company and sold Ooyala’s three core business units to Invidi Technologies, Brightcove (Nasdaq: BCOV) and Dalet (EPA: DLT), respectively. Previously, Mr. Huberman served as the Chief Executive Officer of Syncplicity, a SaaS enterprise data management company that he sourced and acquired from EMC, where he engineered an exit to Axway (EPA: AXW). Prior to this, Mr. Huberman was the Chief Executive Officer of Tiburon, an enterprise software company serving the public safety sector which he sold to Tritech Systems, and before that he was the Chief Executive Officer at Iomega Corporation (the NYSE: IOM), a consumer and distributed enterprise storage solutions provider. After Iomega was acquired by EMC Corporation in 2008, Mr. Huberman served as President of the Consumer and Small Business Division of EMC. In addition to his experience leading turnarounds and exits at five technology companies, Mr. Huberman spent nine years as an investor for the Bass Family interests where he led investments in private and public companies. He also had senior roles leading the operations of the technology investments of the Gores Group and Skyview Capital.

Mr. Huberman graduated with a B.A. in Computer Science from Princeton University, and received an M.B.A. from The Wharton School at the University of Pennsylvania.

Jason Harinstein, Independent Director

Mr. Harinstein has over 25 years of experience working in strategic and financial leadership roles at high-growth technology companies. He currently serves as Chief Financial Officer of Flatiron Health, Inc, a healthcare technology and services company focused on accelerating cancer research and improving patient care owned by Roche. In his current role, which he has held since 2017, Mr. Harinstein oversees the company’s financial operations, and he played a key role in its $1.9 billion acquisition by Roche in 2018. Prior to Flatiron Health, Jason served as Senior Vice President of Corporate Development and Strategy at Groupon Inc., a global marketplace for local services. As a member of Groupon’s senior executive team from 2011 to 2017, Mr. Harinstein led the company’s global M&A and strategic partnership activities. Prior to Groupon, Mr. Harinstein served as a Director of Corporate Development team at Google from 2005 to 2011. In his role at Google, Mr. Harinstein worked closely with the company’s executives to identify and execute strategic acquisitions and investments, including DoubleClick, ITA Software and others. Mr. Harinstein has also served as an equity research associate on the Internet equity research team at Deutsche Bank Securities, where he covered Internet advertising and ecommerce companies. Prior to Deutsche Bank, Jason was a strategy consultant at iXL and Accenture.

Mr. Harinstein served on the board of directors of Homesnap, a leader in residential real estate technology, until its acquisition by CoStar in 2020. He also served on the board of directors of TMON, a leader in the Korean ecommerce market, during his tenure at Groupon. Mr. Harinstein currently serves as a board observer and advisor to MyPizza Technologies (dba Slice).

Mr. Harinstein received an M.B.A. with Honors from the University of Chicago, and a B.A. in Economics from Northwestern University.

Katie May, Independent Director

Ms. May has over 25 years experience working in high performance global companies, and is known as a digital thought leader who has helped build and lead multiple technology companies to successful exits. She excels at identifying and backing disruptive technologies, constructing successful business models around them, and delivering exceptional returns to shareholders.

Ms. May currently serves as an independent director on the boards of Rokt, a global leader in ecommerce marketing technology, Vivi, a leading Australia-based education technology company, and Stamps.com, the leading provider of postage online and shipping software in the US. As an operator, from 2012 to 2020, Ms. May worked as the CEO of ShippingEasy, an ecommerce software solution company that she grew from startup to acquisition by Stamps.com (Nasdaq: STMP) in 2016. Prior to ShippingEasy, Katie was the CEO and founder of her own disruptive business, Kidspot, the leading digital brand for mums in Australia and New Zealand, before engineering a successful exit to News Corp in 2011. Before Kidspot, Katie led the product, marketing and inside sales teams from inception to post IPO as CMO for SEEK (ASX: SEK), a global leader in online employment and education marketplaces serving 2.9 billion people, where she helped grow SEEK to an ASX top 100 company with a roughly $8 billion market capitalization. Earlier in her career, Ms. May worked in strategic consulting for Booz & Company, in brand management for Philip Morris, and as a CPA for Arthur Andersen.

Ms. May earned her Bachelors in Accounting and an M.B.A., both with Honors, from the University of Texas.

Stephen Smith, Independent Director

Mr. Smith has had over a 20 year career in private equity and investing. He is a Senior Managing Director for Kayne Anderson Capital Advisors, L.P. (“Kayne”), where he has been a partner since 2005. He has spent the majority of his career in capital formation and has been responsible for building relationships with institutional clients and family office investors, raising over $5 billion on behalf of Kayne. As part of his role with Kayne, he has had broad exposure to a diverse group of companies (both public and private) across the Firm’s platform.

Previously at Kayne, Mr. Smith was responsible for the sales and marketing activities of the marketable securities group after beginning his career with the firm as an energy MLP analyst and helping with the launch of Kayne’s closed-end fund platform in 2004.

Prior to rejoining Kayne in 2002, Mr. Smith was an associate with Goldman Sachs & Co.’s Telecommunications, Media and Entertainment investment banking group.

Mr. Smith earned a B.B.A. in Marketing from the University of Texas at Austin in 1993 and an M.B.A. in Finance from the UCLA Anderson School of Management in 2000.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against Alkuri, and Alkuri has not been subject to any such proceeding in the 10 years preceding the date of this proxy statement/prospectus.

Periodic Reporting and Audited Financial Statements

Alkuri has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. Alkuri has filed with the SEC its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021and Annual Report on Form 10-K for the year ended December 31, 2020.

BABYLON’S BUSINESS

In this section, all references to “we,” “us” and “our” refer to the business of Babylon Holdings Limited and its subsidiaries prior to the Business Combination, and may also include the professional corporations and limited liability companies that have an exclusive management services arrangement with a Babylon Holdings entity, and that deliver professional healthcare services to members via its network of employed or contract providers.

Overview

We are a leading digital-first, value-based care company. Founded in 2013, our mission is to make high-quality healthcare accessible and affordable for everyone on Earth. We believe we are poised to reengineer the global healthcare market to better align system-wide incentives and to shift the focus from reactive sick care to preventative healthcare, resulting in better member health, improved member experience and reduced costs. To achieve this goal, we are leveraging our highly scalable, digital-first platform combined with high quality clinical operations and affiliated provider networks to provide an integrated, end-to-end healthcare solution.

We believe the growing $10 trillion global healthcare market, which is expected to continue to grow over the coming decades, has been unable to balance the need for accessibility, quality and affordability. These challenges, facing healthcare systems in both developed and developing markets, have not been properly addressed by the current, largely reactive care delivery model, which is often country or even region specific. While this is generally referred to as “health care”, we consider it “sick care,” as we believe the traditional fee-for-service (“FFS”) model is designed to focus on treating patients when they are sick rather than helping them stay healthy. In an effort to address resource scarcity, new healthcare technologies have begun to emerge; however, we believe that existing digital tools, including telemedicine, are simply shifting the site of care but don’t address the fundamental issues of when and how care is provided. The frustrations and limitations of “sick care” are spurring a movement towards value-based care (“VBC”), which ties financial performance to medical outcomes. However, the VBC model has yet to be implemented at scale, given the upfront human capital and physical infrastructure investment required with traditional care protocols.

We believe our solution reengineers the healthcare value chain by delivering a digital-first, integrated, end-to-end healthcare solution. Our core solution, Babylon 360, couples our digital platform with a VBC approach, where we assume responsibility for the medical costs for a group of members in exchange for a fixed fee per member, aligning incentives to encourage better healthcare decision making while maintaining high clinical quality and excellent member experience. Our digital-first approach enables our members to access the full spectrum of care services, from preventative care, to consultation, to treatment, to rehabilitation and post-care, through our end-to-end digital platform. We believe that our integrated digital platform allows us to gather data and insights to continually improve our member experience and their care management. We work with our affiliated providers to take a proactive approach to members’ health by actively engaging with members through our digital platform, clinical operations and provider networks to (i) provide actionable insights and information about their wellbeing so that they can set their health goals, (ii) help our members to monitor their health on an ongoing basis, (iii) intervene early to provide the right care, medication and treatment, including by connecting patients with effective medical advice, including affiliated licensed physicians available 24/7, (iv) design a clear clinical care plan as needed for recovery and rehabilitation, and (v) transition rehabilitated patients from sick care to well care. For the approximately one-in-ten members that need in-person care, we leverage our existing network of affiliated medical professionals in conjunction with existing health plan provider networks and contracted physician networks to provide in-person care, reducing the need for our investment in resource- and capital- intensive infrastructure. In practice, this structure allows us to reduce the need for costly member interactions with medical professionals, help prevent unnecessary acute or urgent care visits, and proactively manage chronic conditions.

With Babylon 360, our digital-first VBC solution, we partner with insurance companies, enterprises, governments, and provider networks to deliver our holistic care solution for a population of identified members.

In exchange for providing end-to-end care, including preventative, acute, chronic and specialist services, for the member population, a monthly fee per member, also referred to as a PMPM fee, is charged. Leveraging the power of our digital-first approach, we engage with these members to help keep them healthy and avoid emergent visits to lower the overall cost of their care. In addition to Babylon 360, we also offer access to standalone services based on the Babylon 360 digital platform, including (i) clinical services, where our affiliated providers deliver contracted medical consultations, and (ii) software licensing through our Babylon Cloud Services offering, where we provide our digital solutions to customers that provide care through their own medical networks.

As of July 31, 2021, approximately 24 million members had access to our VBC, clinical and/or software offerings in 16 countries across Europe, North America, Asia, and Africa. We have scaled our VBC offering rapidly over the last year to become one of the largest VBC networks in the United States, with over 100,000 VBC members as of July 31, 2021, and we expect to remain focused on U.S. growth. Across all of our geographies, results have been similar: our members gave us over 90% four- and five- star ratings in countries including in the United Kingdom (95%), the United States (98%) and Rwanda (91%). Once a user has had a digital consultation with one of our clinicians, they have the ability to rate their experience between one and five stars, with five stars being the best and one star being the worst experience. The rating in the United Kingdom is measured from 2019 to present. The rating in the United States is measured from 2020 to present and includes rating from our virtual care and Babylon value-based care services. The rating in Rwanda is measured from 2019 to 2020.

We also have received a 96% quality score from the NHS on NHS Quality Outcome Framework (“QOF”) in 2019 and 2020. QOF is the main set of quantitative measures used by NHS and the independent quality regulator for England to assess and reward high quality. We achieved 369.1 points out of 379 points, or 97%, for the clinical domain, 93.5 points out of 106 points, or 88%, for the public health domain and 74 points out of 74 points, or 100%, for the Quality Indicator domain, receiving in total 536.6 points out of 559 points, or 96%. Additionally, according to a peer reviewed study commissioned by Babylon Holdings and published in Journal of Medical Internet Research, we have delivered up to 35% acute care cost savings for our members during the relevant period. The study compared spending per patient for Babylon GP at Hand to the regional average spending over a two-year period from April 1, 2018 to March 31, 2019 in North West London, where Babylon GP at Hand is based. Moreover, according to an NHS-commissioned report published by Ipsos MORI, which looked at the use of emergency room visits by patients during each of the 12-month periods before and after joining Babylon GP at Hand, we have achieved 25% fewer emergency room visits among our members during the relevant period 1.

We establish VBC contracts either as digital-first from inception, or in certain circumstances we acquire non-digital VBC contracts and transition these to our digital-first framework. As we shift current VBC member interactions into our digital-first framework, we believe that our member management capabilities and our members’ health outcomes will improve and our cost of care delivery will decrease. Additionally, we expect to be able to rapidly scale and responsibly care for our growing member base with minimal incremental physical and professional infrastructure. We are driving growth by expanding our existing service with our current customers into their wider operations and markets, converting more of our customers to the holistic Babylon 360 solution, and attracting new customers to the Babylon platform.

We have experienced rapid revenue growth in the past year and increasing operational leverage, in particular as we expanded our VBC offerings. Our revenue was $79.3 million and $16.0 million, our cost of care delivery was $67.3 million and $19.8 million, our platform and application expenses were $48.7 million and $16.9 million, and our research and development expenses were $35.5 million and $51.2 million for the years ended December 31, 2020 and 2019, respectively. Our revenue was $128.8 million and $22.5 million, our cost of care delivery was $92.1 million and $18.8 million, our platform and application expenses were $21.4 million and $12.9 million, and our research and development expenses were $17.2 million and $20.9 million for the six months ended June 30, 2021 and 2020 respectively. Our loss for the financial year was $188.0 million and $140.3 million, our EBITDA was $(165.0) million and $(143.2) million and our Adjusted EBITDA was

[1]	While we have demonstrated the cost savings and reduction of emergency visit in these sample studies, there is no guarantee we will be able to replicate this in the future.

$(146.2) million and $(152.4) million for the years ended December 31, 2020 and 2019, respectively. Our loss was $75.7 million and $90.8 million, our EBITDA was $(62.7) million and $(78.9) million and our Adjusted EBITDA was $(54.2) million and $(76.2) million for the six months ended June 30, 2021 and 2020, respectively. For a description of how we calculate EBITDA and Adjusted EBITDA and the limitations of these non-IFRS financial measures, see “—Key Business and Financial Metrics— EBITDA and Adjusted EBITDA.”

The Market: Key Challenges and Developments

In 2019, the global healthcare market was a $10 trillion industry, and it is expected to grow over the coming decades with the aging of the global population and the expansion of care around the world. However, we believe the global healthcare market remains beset by the following key issues that limit capacity and effectiveness of care in both developed and developing markets.

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Accessibility. Access to healthcare services is still restricted for many individuals globally. According to the WHO, more than half of the world’s population is unable to obtain access to essential health services even in countries with well-established healthcare systems. Accessibility is also an issue in developed markets – for example, many Americans have limited access to primary care, so they rely on emergency departments for acute care. In 2018, there were an estimated 130 million emergency department (“ED”) visits in the United States, representing an overall average of 40 visits per 100 persons, and 87 visits per 100 persons in African American populations. We believe inequities in access to health services exist not just between, but also within, countries, as national averages can mask low levels of health service coverage in disadvantaged population groups.

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Affordability. Affordability of healthcare is a problem in developed and developing markets at both a system-wide and individual level. At a macro level, expenditures on healthcare in G7 countries have increased by 37% on average in the last decade, without accompanying improvement in health outcomes, according to OECD data. Individuals also struggle with high healthcare costs: according to the U.S. Center for Disease Control, approximately 14% of Americans report problems paying medical bills. Further, unaffordability of healthcare begets inaccessibility – in a 2016 OECD study, over 22% of people in the United States reported skipping medical consultations due to cost, and 43% of low-income adults reported having unmet care needs due to cost.

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Quality. Consistent delivery of quality healthcare remains a challenge across geographies, and healthcare spend does not equate to improved health outcomes. According to a 2019 OECD study, while the United States spends more on healthcare as a share of its economy than any other country (16.9% of its GDP), it has lower life expectancy than the OECD country average. Further, in low- and middle- income countries, between 5.7 and 8.4 million deaths each year (representing up to 15% of overall deaths in such countries) are attributed to poor quality care. The inadequacy of traditional healthcare has not gone unnoticed by individuals, especially those of younger generations: according to a 2019 Accenture report, 32% of Gen Z respondents reported being “dissatisfied” and “extremely dissatisfied” with the effectiveness of treatment provided by traditional healthcare services. Across age groups, the United States ranks low compared to other G-7 countries, with only a 30% satisfaction rating among healthcare participants.

Efforts to address the challenges have led to important innovations in the healthcare industry; however, we believe they continue to have inherent limitations.

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Digital Transformation of Healthcare. We believe that patients, payers and governments are aligning on the need for cost containment through the adoption of digital solutions in the healthcare sector. Demand for and adoption of telemedicine solutions has generally been accelerated by the COVID-19 pandemic as it has demonstrated its benefit and importance in reaching patients. According to McKinsey, COVID-19 has caused a massive acceleration in use of telehealth. Consumer adoption has skyrocketed, from 11% of U.S. consumers using telehealth in 2019 to 76% of survey respondents in May 2020 interested in using telehealth going forward. In the post-COVID-19 world, we believe this trend will continue due to the inherent structural benefits of virtual delivery of healthcare, including convenience and efficiency. However, we believe that in an effort to address resource scarcity, existing digital tools, including telemedicine consultations, are simply shifting the site of care, without addressing the fundamental issues of when and how care is provided.

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Emergence of New Payment Models. The challenges of accessibility, affordability and quality facing healthcare systems have not been properly addressed by the current, largely reactive care delivery model, which we refer to as “sick care.” Healthcare providers, paid on a FFS basis, are rewarded for a higher volume of care rather than successful patient outcomes. This compensation model inadvertently promotes expensive and more frequent interventions and treatments, leading to higher costs for those responsible for healthcare spend (e.g., governments, employers, individuals, etc.). This has resulted in a movement towards VBC, which realigns incentives for healthcare providers, rewarding them for improving patient outcomes rather than increasing the volume of the services they provide. However, the VBC model has yet to be implemented at scale, given the upfront human capital and physical infrastructure investment required with traditional care protocols.

The Babylon Solution

We believe our solution reengineers the healthcare value chain to simultaneously balance accessibility, affordability and quality by implementing the key attributes of digital health and value-based care.

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Accessibility. Our digital-first clinical platform makes information available to members so that they can monitor their health information on mobile devices, delivering digital-first care in countries as varied as the United States and Rwanda. Our digital-first, 24/7 access to medical professionals reduces barriers to care and improves timeliness of medical interventions, delivering an interaction with a member every five seconds.

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Affordability. Our technology platform improves productivity and reduces administrative burdens on medical professionals through the reallocation of tasks from clinicians to lower cost personnel, and the automation of a significant portion of back-office tasks. Simultaneously, our holistic care provision model allows us to actively monitor the health of our members and to provide them with targeted preventative and primary care when needed, reducing the need for expensive secondary and tertiary care. Together, our digital-first care model can dramatically reduce systemic costs. For example, in the United Kingdom in our partnership with the NHS, we have demonstrated that our solution reduces acute care costs by up to 35% among our members. For a description of the study done on our solution, see “Babylon’s Business—Overview.” In 2019, the healthcare expenditure per capita was $4,653 in the United Kingdom and $11,072 in the United States.

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Quality. Our platform delivers standardized treatment protocols, administrative practices and technology and automation. This allows us and our affiliated healthcare providers to work from a standardized model of medical intervention, reduce variations in care, and deliver the same quality standards to all members. We believe this allows us to provide a better member experience and a higher standard of care. The quality delivered by our system has been confirmed by our members and customers; for example, in the United Kingdom, we received a 96% quality score from the NHS.

Babylon 360, our flagship holistic solution, combines our cutting-edge technologies with human clinical expertise to provide managed care for our members across the care continuum. Our end-to-end care solution is facilitated through our digital health suite, virtual care, in-person medical care, and post-care offerings. Our platform empowers users, providers, payers and health systems to generate better health outcomes by addressing the entire care continuum. By providing more care to members when they are healthy and creating clear and accessible solutions when they are sick, we believe we can avoid the significant expenses associated with late or avoidable hospital-based care. We believe our platform disrupts the current state of care delivery and aligns incentives for our members and customers and simultaneously lowers costs for all stakeholders.

When delivering Babylon 360, we and our affiliated providers are able to provide end-to-end care through the creation of a comprehensive, digital-first “care pyramid” tailored to each member’s specific needs and circumstances.

Each member’s care pyramid is built on a mobile-native, digital self-care foundation that leverages a comprehensive, longitudinal view of a member’s specific circumstances to provide a range of AI-driven tools to help members create a set of health goals and to track their progress and achievement. This is complemented by our personal health assistant, which is available to help members with their care needs and for non-clinical support via chat or direct human interaction. When direct care is needed, it is first provided through virtual clinical consultations, available on a 24/7 basis, linking members with a clinical professional to address their urgent or chronic needs. While most member needs can be addressed with our digital and virtual tools, when a member does require in-person care, they are seamlessly connected to the appropriate caregiver for an in-person consultation. If a member’s care needs are more specialized or complex, we offer connections to secondary and tertiary care partners who work with us to provide the full spectrum of sick care. Our aim, over time, is to shift more and more interactions with Babylon Holdings from the bottom of the pyramid to the top, as members become healthier and also, increasingly, are able to undertake self-care and self-monitoring.

We believe our holistic care model is presented to the member in an intuitive and consumer-friendly way. We engage actively and frequently with members, providing the care they need at the point they need it, leveraging existing digital devices as the first point of call and utilizing in-person providers where needed.

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When in good health, the tools provided through our Digital Health Suite can provide members with insights and information about their wellbeing. For example, through Healthcheck, we offer an assessment to help our members understand their current health metrics and how they may change in the future. We can use some of the information from this tool to help risk stratify our member population. By understanding their specific information with Health Assessment, members are better able to set personalized health goals. Our Healthcheck tool then provides members a report, including actionable items to help them achieve those health goals and to help them track their progress and health information.

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If members get sick, the Digital Health Suite offers 24/7 access to Digital Triage tools including a Symptom Checker as well as a dedicated personal care team, so members get the right information, care, medication, and treatment as soon as needed. Through our Symptom Checker, members answer questions about their symptoms and are directed to possibly matching conditions responsive to the information entered and potential next steps. A personal care team gives members a clear clinical Care Plan for treatment and recovery. Then, once the members are back on their feet, the Care Team goes back to helping members to monitor their health information.

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Extensive follow-up care is delivered by affiliated providers, including medication management, transitions to the appropriate type of care, and rehabilitation. We provide recommendations for follow-up self-care to improve overall member outcomes and ensure that members maintain their health in the best state possible.

Our Product

Our AI-powered platform allows Babylon to uniquely deliver affordable, accessible and quality care to millions of members around the world to effectively engage, assess, plan, monitor, treat and support our members, delivering meaningful benefits to our stakeholders.

For members, the journey with Babylon starts with engagement and understanding a total picture of our members’ health needs. We use multiple channels to reach out to our members, from emails to phone calls to in-person visits with community health workers, to encourage members to install the Babylon app on their smartphone (or USSD app on their feature phone for regions where smartphone penetration is weak). Once members have installed the Babylon app, they may (subject to compliance with applicable rules) be continuously engaged through multiple push-type notifications, emails and SMS which may prompt them to complete a health assessment and create a personalized care treatment plan unique to their needs. The in-app health assessment, coupled with existing patient EHR data, patient provided data, wearable data and clinical data, allows for a convenient way to have a holistic profile of our members and to measure aspects of risk to our members.

When feeling unwell or concerned about unusual symptoms, our members can instantly access our AI-powered symptom checker, which will provide responsive and convenient information. Through our Symptom Checker, members answer questions about their symptoms and are directed to possibly matching conditions responsive to the information entered and potential next steps associated with such conditions. Information outcomes range on a continuum from hydrating with water to seeking follow-up care with a clinician or an ER visit.

If a member would like to see a clinician, our app can facilitate a prompt booking for a primary care, behavioral health or specialist’s synchronous appointment, in many cases on a 24/7/365 basis. In the United States, over 85% of appointments happen within 30 minutes of booking. However, many clinical needs do not require a synchronous face-to-face appointment. Simple tasks such as birth control or prescription renewals happen asynchronously. For example, a member fills in a questionnaire and a clinician reviews it at a later point in time where permissible; this feature is currently available in the United Kingdom, and we plan to make it available in the United States.

For clinicians, Babylon’s platform enables more efficient workflows, thus saving valuable time and allowing clinicians to focus on what’s really important – the members. Our custom-built, web-based Clinician Portal provides longitudinal data around members and allows clinicians to save time on arranging lab tests, issuing prescriptions, scheduling follow up consultations and other frequent tasks through workflow automation. The workflow task-list helps the back-office team manage the transitions of care between providers. Steps are automated using robotic process automation to reduce the operational overhead. For example, lab test results become available to the doctor via Clinician Portal and doctors get notified to review them.

Future product development

We believe that continuous data assessment is key to understanding patient risks and existing conditions, and that these are critical elements to crafting care plans. Babylon has under development proprietary AI which will enable ongoing monitoring of member data which will automatically suggest to clinicians and members relevant goals and actions, while keeping the clinician in the loop to lead to better health outcomes. Once developed, our systems will detect abnormalities during the course of this continuous data assessment, our team would be proactively alerted to intervene to evaluate and understand the root cause and respond via email, phone, or notifications.

We are aiming to further reduce the administrative burden for clinicians through the ongoing development of automated note taking and coding. A leading NLP engine is in development to auto-transcribe clinician interactions in real time and generate meaningful notes and summaries about interactions. In addition, we are deeply focused on automatically coding our patient conditions to get the most accurate record of their care and conditions. We expect this to provide improved accountability and transparency with the goal of reducing costly errors and augmenting our data set to enable future AI solutions. Furthermore, we are very focused on coaching and enabling habit changes that lead to better health outcomes.

The features listed in this section are under active development and have not been commercialized as of the date of this prospectus. We cannot guarantee if or when the features will be available for use.

Our Strengths and Key Differentiators

Our goal is to provide a full spectrum of care services through a comprehensive digital-first platform supported by an AI-powered, cloud-based, integrated technology stack. Our key strengths and differentiators are:

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Purpose-Built, Tech-Enabled & AI-Powered. Our end-to-end healthcare platform is supported by AI, which we believe optimizes efficiency and improves outcomes across the entire care management value chain, from risk stratification to triage to care management. This digital-first, technology-forward approach has been our strategy from the outset and is intrinsically built into our care delivery solutions, in contrast to other care providers that have bolted technology capabilities onto a traditional care delivery model. We have heavily invested in our technology as well as in our team of highly experienced researchers, scientists and engineers since our founding in 2013, which we believe gives us a significant advantage over other care providers and will continue to progress our capabilities. We are also able to license our technology to third parties. Our AI and automation reduce the human capital intensity of providing healthcare, while seeking to improve the quality of decision making and health outcomes, offering:

•	Evidence-based insights, whole person care, and lifestyle and behavioral risk benchmarking for over 30 common diseases;

•	A cloud-based, integrated self-care and clinical services platform, which allows us to deliver convenient, continuous and scalable care globally; and

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Integrated technology and virtual clinical operations, which automate low value tasks, allowing the focus to be on high value interactions and drive more efficiency than a normal physical primary care operation.

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Proven & Highly-Scalable Care Delivery Model. Our digital-first model is highly scalable, which differentiates us from competitors as we are able to deliver fully-integrated, personalized healthcare and access across the entire care spectrum through mobile devices many individuals already own or access. This technology allows us to offer access to on-demand 24/7 care through our digital platform while leveraging existing, local healthcare infrastructure in markets where our affiliated providers deliver care. This is evidenced by the rapid go-to-market in Missouri through our partnership with Home State Health, a wholly-owned subsidiary of Centene Corporation, where, within three months of reaching substantially final agreed terms, we leveraged our digital-first model and Centene’s existing local healthcare network to provide our Babylon 360 solution to approximately 17,000 members, with limited incremental investment. We believe many traditional integrated care competitors, such as agilon health and Oak Street Health, are, at best, technology-enabled as opposed to digital-first. As a result, their businesses have shown less and slower relative scalability due to a lack of end-to-end technology capabilities and use of a capital-intensive bricks-and-mortar-first model which we believe reduces their ability to expand to new markets and capture segment share beyond their near-term physical footprint. Additionally, because we are allocated a population of members under our VBC contracts, we are able to focus our outreach efforts on engagement with our allocated members.

(1)

Sourced from public filings unless otherwise stated. ONEM, OSH, and TDOC reflect FY20 revenue divided by the average of the current and prior year lives covered. TDOC FY20 Revenue pro forma for acquisitions. LVGO reflects FY19 revenue divided by average of FY19 and FY18 covered lives under diabetes management. ACCD reflects LTM revenue as of Q3 2020 divided by the average of Q3 2020 lives covered and lives covered in the S-1 as of December 2019. AMWL reflects FY20 revenue divided by current lives covered. Babylon reflects estimated revenue per life based on active Babylon VBC contracts.

(2)

Scalability is defined as the sum of revenue CAGR from 2020A to 2022E and gross profit percentage in 2022E. 2022E peer data was sourced from Factset and Capital IQ consensus estimates as of May 7, 2021, except Livongo Health FY20 and FY22 forecasts were based on Factset consensus estimates as of August 4, 2020, which was one day prior to Teladoc acquisition announcement. Teladoc’s FY20 Revenue was obtained from its pro forma financials for acquisitions. Babylon’s financials were based on management estimates consistent with the forecasts provided to Alkuri. This high level of scalability does, however, require that we balance our growth against the management, operational and financial resources needed to enter new markets.

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Proactively Delivering Mobile-Native Care to Members. Our digital-first platform allows us to deliver access to integrated, personalized healthcare at scale through our app on the devices most individuals already own. This enables us to quickly, efficiently and effectively interact with members to provide support and care, ideally preventing a member from becoming sick. Upon signing a new Babylon 360 contract, we quickly seek to make direct contact with each member covered under that contract to offer a digital assessment. If required, we also offer to connect members to an introductory video consultation with a clinician. Following initial contact with the member, we continue to provide proactive monitoring and communicate electronically through email and the Babylon app to drive member engagement. Our Care Teams proactively offer personalized healthcare plans for high risk members involving higher levels of interaction with their personal Care Team. Medium risk members also get personalized care plans with a lower number of interactions with the Care Team and a focus on healthy living coaching and education. Low-risk members are provided with resources for self-help and education about general wellness. This is automated profiling of an individual (as defined in UK privacy law) and this requires careful considerations as it involves health data.

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Deep Experience in Value-Based Care. We aim to improve the member experience and reduce the cost of care by prioritizing member centric care and incentivizing healthcare providers to keep their members healthy, which can lower healthcare costs over the member’s lifetime. From our earliest work with customer groups including the NHS, which provides primary care at a fraction of the cost of what is typical in the United States, we have developed deep experience in the delivery of care within capitated systems. Through the creation of a proactive, digital-first care network, which provides every member with a well-structured “Care Pyramid”, we shift the majority of member interactions to virtual care and provide timely and targeted in-person care when needed. With the goal of providing a complete solution, our VBC solution manages the totality of a member’s healthcare, including taking on full financial responsibility for costs ranging from primary through to secondary and tertiary care settings (with total risk capped through reinsurance products). By significantly improving accessibility and availability of primary and urgent care, we believe it is possible to create significant downstream savings. Delivery of our solution in the United

Kingdom, for example, has demonstrated that up to 35% downstream cost savings are possible. For a description of the study done on our solution, see “Babylon’s Business—Overview.”

Our Growth Strategy

We are pursuing the following strategies in order to expand access to high-quality, affordable healthcare:

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Expand covered population and scope of services in existing markets. We have a significant opportunity to cover additional lives in the markets we currently serve by both (i) signing contracts with new payers and enterprise customers and (ii) expanding the scope of services provided to our existing customer base. If we expand the scope of services we provide, for example, by upselling a clinical service contract to a VBC contract, we have the ability to increase our current applicable annual run-rate revenue (“ARR”). This is demonstrated by the increase in ARR as of July 31, 2021 to approximately $323 million as a result of the contract which became effective July 1, 2021 from approximately $170 million and $273 million as of December 31, 2020 and June 30, 2021, respectively. We continue to demonstrate that our offerings are attractive and cost-saving for payers. In our partnership with the NHS, we have saved up to 35% of hospital costs, while delivering high-quality healthcare to members. For a description of the study done on our solution, see “Babylon’s Business—Overview.” We believe that these demonstrated savings will both attract new customers and convince existing licensing and FFS customers to upgrade to our VBC offering, Babylon 360, and we have already been successful in doing so – since the start of our expansion into the U.S. market, several customers have upgraded their contracts from initially planned clinical services provision to Babylon 360 contracts.

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Expand to new markets with new and existing customers. Thanks to the scalability of our digital-first platform we are able to efficiently expand into new geographical markets, both within and outside the United States. We believe that our existing customer relationships present a particularly attractive growth opportunity. Currently, our focus is on the expansion within the U.S. market, but, as a global operator, we will continue to evaluate opportunities outside the United States. To date we have deployed our technology in 16 countries and actively provide clinical services in three. We will continue to leverage the deployable nature of our model and technology to pursue business opportunities, both in licensing and clinical care, in new markets with attractive economic opportunities.

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Pursue strategic partnerships and acquisitions. While we expect organic growth to be our primary driver, there may be complementary targets with the potential to make valuable additions to our existing platform, either through partnership or acquisition. Recent examples of this approach include our previously announced strategic partnership with Palantir and our strategic investment in Higi, which augments our digital infrastructure through a bricks and mortar presence of 10,000 FDA-cleared Smart Health stations in retail chains such as Sam’s Club, Kroger, Rite Aid, and Publix, among others, with 73% of the U.S. population living within five miles of a Higi station.

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Continuing to invest our technology to improve our care capabilities. We have invested heavily in our technology platform since our founding and believe that it is both world-leading and vital to our continued success in the provision of digital-first care solutions. With this view, we will continue to invest in our technology platform and seek to enhance our leadership position in clinically focused healthcare AI and other applications that can improve our member health and experience.

Our Technology

To date, Babylon has heavily invested in a proprietary healthcare delivery platform that we believe is member-friendly, reduces administrative burden for our clinicians, and will enable us to scale across geographies. Our solutions are powered by a cloud-enabled platform that is built to maximize interoperability, be accessible to individuals through all kinds of mobile devices, and leverage custom workflow platforms to optimize efficiency in clinicians’ back offices. We believe the key features of our technology platform are the following:

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Proprietary. Over the last decade, we have designed a proprietary platform on which we can drive the creation of cohesive, custom solutions powered by AI. In contrast, our competitors rely on many third-party solutions that are decoupled and disjointed, reducing the ability to leverage AI and data to drive overall efficiency and value for their members and providers. Our software is built in line with strong security and privacy controls, and our processes are externally audited for compliance with required standards. We use highly agile software development methodologies to promote effective, metric-driven development while complying with our secure software development lifecycle.

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Cloud Architecture. Our globally accessible services are cloud enabled by design for maximum efficiency and scale. Our approach to delivery allows us to operate in multiple cloud regions around the world with a federated approach that enables unique data residency and data sovereignty requirements per country. Built from inception to be powered from the cloud, we aim to be cloud service provider-agnostic, enabling us to deploy our solutions more broadly and globally where there may be a gap in cloud provider coverage through various strategic partnerships.

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Integration. Using a standards-based, interoperable interface allows us to integrate seamlessly and efficiently with third party electronic medical records systems and other healthcare data providers. Leveraging a standards-based HL7-FHIR (Fast Healthcare Interoperability Resources) approach, we are able to ingest, process and store data from a wide variety of sources, creating a unified view of our members (whilst ensuring this is in compliance with UK privacy laws).

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Widely Accessible. We deliver our digital solution to our members and providers via cutting-edge front-end technology through both web and smartphone applications. At the same time, we serve individuals with basic flip phones through a proprietary application in developing countries such as Rwanda, facilitating our mission of delivering affordable and accessible healthcare to all.

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Optimizes Back Office Efficiency. Leveraging open source and third-party technology, we have built a highly configurable platform that automates non-clinical tasks such as processing referrals and prescription management, reducing providers’ administrative burden and increasing their operational efficiency. This platform approach allows us to leverage our data and AI strategy to deliver these “back office” workflow services, driving additional value for our members by mitigating friction and delays, which individuals typically face in traditional healthcare delivery models.

How We Leverage Artificial Intelligence

Underpinning our healthcare delivery platform is our bespoke AI architecture that has been designed to help our members navigate their personal healthcare journeys. We believe that our member-centric approach, which considers our members’ healthcare and sick-care, differentiates us from our competitors, whose solutions adopt a narrow, often-times impersonal approach that fails to consider the full spectrum of healthcare. Leveraging our team’s deep experience in building intelligent healthcare systems, our AI architecture has been designed from the ground up over the last decade to deliver actionable insights and recommendations.

A core feature of this architecture is the inclusion, by design, of core principles such as interpretability and explainability. These features are critical when delivering insights through member-facing products since they provide transparency to our clinicians (via our “clinician-in-the-loop” platform) for them to understand the provenance of the data and parameters in our AI and to have the ability to independently assess the basis of our AI’s conclusions. These principles, which are inherent features of causal approaches to AI, help overcome the “black-box” problem – the notion that an AI system can deliver insights, but is incapable of explaining how it has arrived at its conclusions. This capability provides our customers and clinicians with a critical layer of transparency on the insights provided to our members via products such as the Symptom Checker and Health Assessment.

Another key feature of our AI technology is its ability to quantify the uncertainty of its predictions. In contrast to the majority of ‘black-box’ AI systems which tend towards making overly-confident predictions, uncertainty-aware AI systems are better equipped to quantify and assess how much additional information is required to make predictions with a specified level of confidence.

Additionally, our AI has been designed to be data-efficient and flexible with respect to the information it consumes, enabling us to rapidly adapt our models to new populations. Our AI systems leverage health records from multiple sources where available and in compliance with applicable privacy rules, but also permit other sources of evidence such as data, for example, clinician input and published studies, and medical knowledge, including from clinical guidelines and pathways, to be incorporated where data quality or abundance is a concern. For example, our systems benefit from feedback from our teams of local clinicians who review our AI systems’ use of data in light of local beliefs, language and healthcare concerns. This approach has allowed us to adapt and rapidly localize our AI models to account for differences in language, culture and disease burden across geographies, enabling us to serve populations globally.

Our Go-to-Market Model

Working with governments, payers and providers to deliver quality healthcare services globally, we monetize our platform in three primary ways – software licensing, clinical services and value-based care.

Software Licensing

Through our Babylon Cloud Services offering, we license our digital platform to a broad spectrum of customers, including healthcare providers and payers. We believe that software licensing represents an effective way of leveraging our technology platform into customer segments or geographies where we do not currently have commercial operations or a near-term plan to market clinical services or VBC contracts. During the year ended December 31, 2020 and the six months ended June 30, 2021, approximately 31.0% and 34.3%, respectively, of our revenue was derived from software licensing.

Clinical Services

We provide access to our digital platform to customers including health plans, enterprises that offer our platform to their employees, and directly to private users. Our clinical services offering is tailored to our customers’ needs, but can include access to our full range of digital care tools, including our app-based Digital Suite (which may be accessed as a per member per month fee and classified as licensing fee revenue), as well as access to consultations with licensed medical professionals. Our revenue model for clinical services is based on a combination of FFS and capitated fees. Under our FFS arrangements, payers pay a specified amount for each virtual consultation or patient visit. As a result, FFS-based revenue is demand-driven and dependent on volume of virtual consultations or, in some cases, patient visits completed. During the year ended December 31, 2020 and the six months ended June 30, 2021, approximately 36.1% and 14.1%, respectively, of our revenue was derived from clinical services. While clinical services are currently the largest historical proportion of our revenue, we expect that growth in our other revenue streams will likely outpace it in future periods.

Value-Based Care Contracts

Under VBC contracts, we are able to provide personalized, end-to-end care solutions through the creation of a comprehensive, digital-first care pyramid tailored to each member’s specific needs and circumstances. Paired with our mix of service support and provider network access, we manage the totality of a patient’s healthcare, including taking financial responsibility for costs incurred in (i) primary care settings, referred to as professional risk; and (ii) primary, secondary and tertiary care settings, referred to as global risk.

Under VBC contracts, we proactively manage the healthcare needs of our members in a centralized manner, including under our risk-based contracts where we negotiate a fixed monthly payment, often based on a percentage of the payer’s premium or Medical Loss Ratio (“MLR”) with the payer. We receive a fixed fee for and assume financial responsibility for member healthcare services. Through member engagement with our services, and while maintaining high clinical quality and excellent member experience, we seek to improve member healthcare while keeping the costs we pay for member healthcare below the fixed fee we receive. Our cost savings are typically driven by improved management of chronic conditions and proactive, preventative care to keep members healthier thereby avoiding unnecessary emergency room visits and hospitalizations. Patients, payers and providers are encouraged to adopt our care pathways. We establish VBC contracts either as digital-first from inception, or in certain circumstances we acquire non-digital VBC contracts and transition them to our digital-first framework. As we shift all current VBC member interactions into our digital-first framework, we believe that our member management capabilities and our members’ health outcomes will improve and our cost of care delivery will decrease.

Each VBC contract is different in terms of structure and pricing due to state regulations, national health systems and payer negotiations. Before entering into a new contract, we analyze internal and external data on a given patient population, including, but not limited to, historical claims, population demographics, utilization and other key performance data. We perform a full actuarial analysis and combine this information with inflation and local market adjustments. Because our business is to manage healthcare rather than act as a reinsurer, we also have “stop loss” insurance on all of our VBC contracts that generally is invoked when expenditures on any individual patient exceeds a predefined threshold in any given year. This insurance is not material to the overall expense structure and costs up to a few percentage points of revenue. The fees paid under VBC contracts per at-risk patient are significantly higher than the fees for services provided under FFS arrangements. Consequently, when costs for providing service are effectively managed, the revenue and profit generation opportunities under VBC contracts are significantly more attractive than under FFS arrangements.

During the year ended December 31, 2020 and the six months ended June 30, 2021, approximately 32.9% and 51.6%, respectively, of our revenue was derived from value-based care arrangements. VBC is a more recent revenue stream for us, although we expect it to be an increasing proportion of our total revenue in future periods.

Our Global Reach

As of July 31, 2021, an aggregate of approximately 24 million members had access to our VBC, clinical and/or software licensing offerings in 16 countries across Europe, North America, Asia, and Africa, as further described below.

United States

Since January 2020, we have grown to serve approximately three million members in six states. Over 100,000 of these members were VBC members as of July 31, 2021. We offer our members 24/7 access to affiliated healthcare providers licensed in all 50 states.

Clinical Services

We began delivering our solutions through our digital platform in the United States in January 2020 by providing access to our digital platform, including virtual clinical services, on a licensing and FFS basis to health plans across the United States. This business model is consistent with that of our agreement with Bupa in the United Kingdom, as described below. This model has been, and we believe will continue to be, a valuable entry point into delivering our holistic Babylon 360 solution to member populations we serve on a clinical fee-for-service and licensing basis. In Missouri, for example, we offered access to clinical services on a fee-for-service and licensing basis to members through Home State Health, a wholly-owned subsidiary of Centene Corporation, and were able to shift a subset of that population to our full Babylon 360 solution within nine months.

Value-Based Care, Including Babylon 360

Building on our success in making available clinical services to Centene members in Missouri, as of the date of this proxy statement/prospectus today we offer our Babylon 360 solution to approximately 19,000 Home State

Health members through a VBC agreement. This arrangement is a primary example of Babylon’s core strategy in the United States – providing digital-first, value-based care for which we are paid a pre-agreed capitation rate. After signing the VBC agreement in the summer of 2020, we commenced offering service access in October 2020, surpassing our own expectations in member engagement with approximately 20% of households registered, improving health outcomes and accessibility.

We have also acquired non-digital VBC contracts and are transitioning them to our digital-first Babylon 360 framework. Through two California-based independent physician associations, or IPAs – FirstChoice Medical Group (“FCMG”) and Meritage Medical Network – that were acquired by an affiliated professional entity, we offer access to VBC services on a capitation basis and carry a combination of professional and global risk for Medicare Advantage, Medi-Cal and commercial VBC members. As we shift all interactions with these approximately 67,000 VBC members into our digital-first Babylon 360 framework, we believe that our member management capabilities and our members’ health outcomes will improve, and our cost of care delivery will decrease.

The expansion of our VBC offerings in the United States, including our digital-first Babylon 360 solution, is our primary focus for growth on a go-forward basis. We are driving such growth by expanding our existing service with our current health care plan customers into their wider operations and markets, converting more of our U.S. customers to the holistic Babylon 360 solution, and attracting new customers to the Babylon platform. For example, we recently entered into an agreement with an existing customer to make our Babylon 360 solution available to approximately 15,000 members in the state of New York and began deploying this solution in the third quarter of 2021.

United Kingdom

In the United Kingdom, we deliver our Babylon GP at Hand in England offering, providing primary medical services under a contract with the NHS, and provide clinical services through our agreement with Bupa, a private insurer, as well as through agreements with employers for whom we provide employees access to our clinical services. We provide these services through a mix of fee-for-service and capitated fees.

Babylon GP at Hand

Through our Babylon GP at Hand offering, which we started in 2017, we provide primary medical services for patients registered with Babylon GP at Hand or temporarily resident in the area and seeking primary medical care. Our reimbursement model is the same as other GPs in England which hold general medical services contracts and is based on the Carr-Hill formula – a capitation model primarily based on age and gender of the patient. Since 2017, we have grown our Babylon GP at Hand offering over fifty times, from 2,000 to over 100,000 members, and from one location in London to seven physical locations in London and Birmingham. Today, anyone who lives or works within 30 minutes of one of our physical premises, irrespective of age and health, can register with Babylon GP at Hand. We have further improved accessibility of healthcare for our Babylon GP at Hand patients by providing digital consultation within two hours of a registered patient seeking an appointment compared to over a week, the average for an NHS GP appointment. At the same time, Babylon GP at Hand has received an overall “Good” rating from the CQC, the independent regulator of health and social care in England. CQC is responsible for inspecting health and social care providers in England and, based on its inspection, assigns one of four ratings, which are “Inadequate”, “Requires improvement”, “Good” and “Outstanding”, to five domains, including “Safe”, “Well-led”, “Responsive”, “Effective” and “Caring”, and an overall assessment covering all five domains. CQC also assigned an overall “Good” rating to Babylon Healthcare Services Limited, which is sub-contracted to deliver services to Babylon GP at Hand. Additionally, CQC assigned Babylon Healthcare Services Limited an “Outstanding” rating in the “Well-led” domain. Babylon GP at Hand has over 95% four and five-star ratings from its members, with a 95% retention rate.

We employ doctors, nurses, prescribing pharmacists and other specialists in order to deliver this care to our membership. Our work with the NHS has demonstrated conclusive cost savings. The NHS’s own studies have shown that our member base has experienced reduced acute care costs by over 35% compared to a similar population.

Bupa

Bupa is the United Kingdom’s largest private health insurer, used by approximately two million people alongside the NHS. Bupa’s covered population has access to Babylon’s digital platform, for which we are paid a capitation fee per member. In addition, Bupa members can undertake virtual consultations with our doctors or healthcare professionals, for which we receive a FFS. Following a virtual consultation, if appropriate, we then refer these members into the secondary care system – either with the NHS or through Bupa’s private network. We do not operate any physical premises in order to deliver healthcare to these members.

Canada

In Canada, we deliver our Babylon Cloud Services offering via a software licensing agreement. We have entered into a seven-year agreement to license our white-labeled digital platform to TELUS Health, a healthcare provider, allowing TELUS to provide integrated clinical services to members through a TELUS-branded version of the Babylon digital platform.

Rest of the World

In furtherance of our global mission to provide accessible and affordable quality healthcare to everyone on Earth, we are continuing to expand our global reach, beginning in Southeast Asia and Rwanda.

Southeast Asia

In June 2018, we signed an agreement with Prudential, a leading provider of health insurance in Asia, to license our white-labeled digital platform to Prudential members through the Prudential-branded “Pulse” app. Since then, we have configured our digital platform to offer services across 11 countries in Southeast Asia, in 9 languages, and including 14 epidemiological models.

Rwanda

In Rwanda, we deliver clinical services on a fee-for-service basis. Since commencing operations in Rwanda in 2019, we have scaled rapidly to cover 2.5 million users in Rwanda today, providing both physical and telemedicine consultations through our network of local doctors, clinical field workers and other healthcare professionals. Initial funding for this operation was provided in conjunction with the Bill & Melinda Gates Foundation and, following the initial period, the government of Rwanda signed a 10-year agreement with us for the provision of clinical services. While its revenue contribution is relatively small, we see Rwanda as a core part of our mission in order to deliver affordable and accessible healthcare to all, and in due course we expect to seek to expand our delivery further in Africa.

Saudi Arabia

We currently license our symptom checker services to THIQAH Business Services (“THIQAH”) who distribute such services in Saudi Arabia through an application called SEHA developed by Saudi Arabia’s Ministry of Health. The Saudi Arabian Ministry of Health intended to decomission SEHA by July 31, 2021. However, SEHA has not been decommissioned as of the date of this proxy statement/prospectus, and we do not know whether or when such decommission will be completed. Moreover, our licensing agreement with THIQAH has expired although THIQAH has continued to distribute our technology. If SEHA is decommissioned or we fail to renew our licensing contract with THIQAH, we may not be able to operate in Saudi Arabia until we find an alternative application or application provider and our technology would be deployed in 15 countries instead of 16 countries.

Sales and Marketing

We have a robust near-term contract pipeline of committed and probable contracts totaling approximately $3.6 billion ARR constituting primarily value-based care contracts by value. ARR at the end of a given month is calculated at a point in time by multiplying such month’s expected revenue by 12. Our pipeline at announcement of the proposed combination was comprised of approximately 50 contracts, 27 of which were VBC contracts. VBC contracts on average are worth $130 million ARR, equating to approximately $3.5 billion ARR. Revenue from VBC contracts are on a capitated basis with a portion of the transaction price being variable due to provisions for performance-based incentives, performance guarantees and risk shares where amounts received are dependent upon factors such as quality metrics, member-specific attributes and healthcare service costs. We generally build our pipeline through a combination of responding to inbound inquiries, outbound sales and marketing efforts, and existing client relationships. While we do not generally find that we are participating in request-for-proposal (“RFP”) processes in our go-to-market activities due to our unique offering and competitive position, it’s possible that these processes become more prevalent in the future.

Our marketing strategy is focused on building brand awareness by highlighting our digital-first solution and demonstrating the return on investment we provide for our existing customers. Our business customers include healthcare providers, insurers, governments, and employers that sponsor employee memberships as part of their benefits packages. We anticipate increasing our marketing team headcount and are investing in programs designed to elevate our brand in the market.

Affiliated Physicians and Healthcare Professionals

The corporate practice of medicine prohibition exists in some form, by statute, regulation, board of medicine or attorney general guidance, or case law, in more than 30 U.S. states, all of which we operate in, though the broad variation between state application and enforcement of the doctrine makes an exact count difficult. Due to the prevalence of the corporate practice of medicine doctrine, including in the states where we predominantly conduct our business, we provide administrative and management services to affiliated professional entities pursuant to which those entities reserve exclusive control and responsibility for all aspects of the practice of medicine and the delivery of medical services. We contract with such physician-owned entities through business support agreements for the provision of back office and administrative support services in exchange for a management fee. We have entered into option agreements or direct share transfer agreements with the owners of such affiliated entities to allow for timely succession planning. We expect that the relationships with these affiliated practices and their owner-physicians will continue, and currently have no reason to believe that they will not, although we cannot guarantee that they will. A material change in our relationship with these physician-owned entities, whether resulting from a dispute among the entities, a change in government regulation, or the loss of these affiliations, could impair our ability to provide services to our consumers and could have a material adverse effect on our business, financial condition and results of operations.

Competition

The healthcare industry and, to a lesser extent, the telemedicine and digital self-care industries in which we operate are highly competitive. We operate in multiple international markets and have demonstrated the ability to provide comprehensive, digital-first, technology-enabled care across the full healthcare value chain. We are not aware of any public company which compares precisely in terms of breadth and scope. Competitors in the market are generally focused on one specific slice of the healthcare spectrum, single chronic condition or a single mode of service (e.g., telemedicine) rather than delivering the entire healthcare needs of a member. These platforms may be technology-enabled, but typically have highly specific physical infrastructure, or are broad-based integrated care solutions that are difficult to scale.

We view as competitors those companies whose primary business is developing and marketing telemedicine platforms and services. Competition focuses on, among other factors, technology, breadth and depth of functionality, range of associated services, operational experience, customer support, extent of customer base, and reputation. The lack of AI and broader member-centric healthcare technology in the more traditional telehealth companies significantly reduces the actionability of the data collected by the provider and increases the difficulty of robotic process automation. We believe our digital-first approach is unique, enabling our members to easily access the advice, support and treatment they need using digital and online tools, and is fully integrated with our clinical operations and provider networks to provide an end-to-end healthcare solution. Furthermore, in our view, their limited ability to expand the value capture per customer in turn limits their total addressable market and future growth and valuation prospects.

In the health system market, healthcare systems could be considered competitors, but many have chosen to partner with us to integrate our capabilities into their own offerings.

While we do not believe there are currently any direct competitors with global reach that offer the full suite of solutions as we do, and believe we are well positioned to execute our business model and reinvent healthcare with our digital-first approach, we could face significant competition from traditional health insurance companies in the future. The incumbent healthcare system and health insurance companies are larger than us and have significant competitive advantages over us, including increased name recognition, greater resources, additional access to capital (including utilizing such capital to acquire or partner with other companies or technologies) and a broader array of healthcare offerings than we currently do. Moreover, as we expand into new lines of business and offer additional products beyond clinical care and self-care, we could face intense competition from traditional healthcare systems and health insurance companies that are already established, some of whom also utilize AI, telehealth, ePharma, virtual care delivery and next generation payer and provider models.

We also compete with new market entrants as well as large communications software players who offer an entry-level priced and simplified offering for telehealth. Competition may also increase from large technology companies, such as Apple, Amazon, Facebook, Verizon, or Microsoft, who may wish to develop their own telehealth solutions, as well as from large retailers like Kroger, CVS Health Corporation, Walgreens or Walmart. With the emergence of COVID-19, we have also seen increased competition from consumer-grade video solutions, such as Zoom Video and Twilio. We believe that the breadth of our existing client ecosystem, the depth of our technology platform, and our business-to-business focus on promoting existing healthcare brands and integrating freely with multiple platforms increases the likelihood that stakeholders seeking to develop telehealth solutions, both within and outside of healthcare, will choose to collaborate with us.

Competition is based on many factors, including reputation and experience, types of health services offered, pricing and other terms and conditions, customer service, relationships with public and private health insurance providers (including ease of doing business, service provided, and commission rates paid), size and financial strength ratings, among other considerations. We believe we compete favorably across many of these factors and have developed a digital platform and business model that we believe will be difficult for companies in the healthcare and traditional fee-for-service health insurance space to emulate.

Intellectual Property

The protection of our technology and intellectual property is an important aspect of our business. We intend to rely upon a combination of trademarks, trade secrets, copyrights, confidentiality procedures, contractual commitments, patents and other legal rights to establish and protect our intellectual property. We generally enter into confidentiality agreements and invention of work product assignment agreements with our employees and consultants to control access to, and clarify ownership of, our proprietary information.

Our material intellectual property includes (without limitation) core items of our software, such as our Digital Health Suite mobile app and its features, including our AI-enabled products such as the Symptom Checker and Health Assessment (which are also licensed to certain customers to integrate into their own products). Our material intellectual property also includes certain AI technologies underlying the Symptom Checker and Health Assessment products. We rely upon a combination of trade secrets, copyrights, patents and other legal rights to protect these software products and related technologies.

The use of patent protection, with a focus on the United States, is part of our intellectual property strategy. As of September 14, 2021, we own 15 granted U.S. utility patents and have 23 utility U.S. patent applications pending (four of which have been accepted for grant by the U.S. Patent and Trademark Office but are currently proceeding through grant formalities). These granted patents and applications primarily relate to our AI technologies in the fields of probabilistic reasoning and decision-making and natural language processing for healthcare. Some of these technologies are used in our AI-enabled products such as the Symptom Checker and Health Assessment, including their medical reasoning and decision-making and conversational features, to facilitate an improved understanding of our members.

We rely on trademarks to protect the Babylon brand. As of September 14, 2021, we hold 76 foreign registered trademarks and two registered trademarks in the United States, have 14 trademark applications pending and no U.S. trademark applications. Our registered trademark portfolio primarily seeks to protect the name BABYLON and our heart logo for relevant goods and services.

We continually review our development efforts to assess the existence and patentability of new intellectual property. Intellectual property laws, procedures, and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed, or misappropriated. Further, the laws of certain countries do not protect proprietary rights to the same extent as the laws of the United States, and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology.

Commitment to Environmental, Social and Governance Leadership

We believe that leadership in environment, social and governance (“ESG”) issues is central to our mission of putting accessible, affordable, and quality health services in the hands of everyone on Earth. Having a positive impact on our employees, customers, partners and the environment, with leadership that is accountable to our stakeholders, is critically important to our business.

We have examined and taken steps to address the ESG risks and opportunities of our operations, products and services. As our ESG efforts progress, we plan to report how we oversee and manage ESG issues and evaluate our ESG objectives by using industry-specific frameworks such as the Sustainability Accounting Standards Board and elements of the United Nations Sustainable Development Goals.

Our ESG initiatives are organized into three pillars, which, in turn, contain focus areas for our attention and action.

Our environmental pillar is focused on our commitment to being net zero by 2050, doing our part in reversing the deleterious impacts of climate change on the health of our planet and people. As a first step, we are measuring our global Scope 1-3 GHG emissions to set a benchmark and expect to publish our emissions data and interim targets by the end of 2021. We solidified our net zero commitment by becoming a member of Tech Zero, a climate action group that is a partner to the United Nation’s Race to Zero campaign, established to promote a healthy, resilient, zero carbon recovery.

Our social pillar is focused on serving the needs of our people, our members, and other stakeholders.

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Addressing Healthcare Inequalities. Our business mission is intrinsically tied to our social pillar: making high-quality healthcare accessible and affordable for everyone. Underpinning our mission is a commitment to addressing inequalities in healthcare faced by those with low incomes and who live in low resource settings. Whether it is partnering with the Rwandan government to help fulfill its pledge to provide universal healthcare access, or expanding to offer value-based care to Medicaid recipients, we remove barriers to healthcare by customizing our model and services to meet the unique needs of our members.

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Talent Attraction, Engagement and Retention. Our ability to attract a skilled workforce of engineers, mathematicians, scientists and healthcare practitioners, and a diverse workforce reflective of our members, is critical to meeting our mission and achieving results for our members, healthcare partners, shareholders and other stakeholders. Reward at Babylon ensures that we all share in our collective success and align long-term incentives through bonus and stock awards or options. We extend our mission to our employees, encouraging healthy lifestyles, emotional and physical well-being and a work-life balance through flexible work arrangements, healthy lifestyle perks, such as free yoga classes and healthy snacks, and health and well-being support from health advocates, mental health first aiders and well-being circles. Our Be Brilliant performance management framework ensures at least bi-annual performance reviews and career pathway mapping.

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Diversity and Inclusion. With employees hailing from 60 countries and counting, Babylon’s diversity is a cornerstone of our culture. Our Diversity, Equity, and Inclusion (“DEI”) program is incorporated across organizational departments, levels, and activities. Our Power of Diversity Resource Groups, which include Black Alliance Network, Women in Tech Health, LGBT Allies, and Interfaith, provide support to members and an avenue for groups to advise senior stakeholders on DEI and business direction goals. Each group is provided an executive sponsor and budget to deliver events and educational programs throughout the year. Our corporate holiday calendar and events are inclusive of a range of identities and backgrounds, such as the inclusion of a variety of religious holidays such as Eid al-Fitr, Diwali, Christmas and others. Our DEI engagement scores have demonstrated our efforts are working, with our most recent score being 8.2 out of 10.

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Data Privacy and Cybersecurity. We know that our success is predicated on members trusting us to responsibly manage their most sensitive data and keep it safe and secure. Our data privacy and information security organizations work with business units from design to delivery, keeping our members in mind at every step. Our information security team represents 1% of our headcount and is led by our Vice President of Information Security, who reports directly to our CTO. Our Information Security Management System is certified to ISO 27001 and SOC Type II, and we are aiming to be HiTrust certified by 2021-year end. The team’s primary focus is securing our platforms through which most of our services are delivered. Our mindset of ‘security by design’ means that security is considered a quality aspect of our product, embedded in product design from outset, rather than added as an overlay post-design. We consider a product with lower level of security to be a product with a lower level of quality.

Our Data Privacy team is led by our Data Protection Officer who reports to the CFO. The team helps us to uphold members’ right to privacy and control of their data. We provide transparency about data uses and end user control–expressed consent must be given for AI learning (personal identifiers always removed), product improvement and marketing. We will never sell data. We also strictly comply with applicable jurisdictional regulations, such as HIPAA, the DPA 2018 and GDPR, ensuring we keep current through extensive horizon scanning and risk register maintenance.

Our Governance Pillar is focused on our commitments to ethics and enterprise risk management.

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Ethical Conduct. We uphold the highest standards of ethical business conduct, integrity and responsibility by ensuring employees strictly adhere to our policies that include our Code of Ethics and Conduct, Anti-Bribery and Corruption Policy, and Whistleblower Policy.

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Board Oversight of ESG. Oversight provided by the Board and subcommittees is focused on cyber security, clinical governance, and other key risk and compliance issues, Our Global Risk and Compliance (“GRC”) Framework, overseen by a GRC team, is integral to our enterprise risk management efforts. A GRC committee meets quarterly and reports to our Board’s Audit Committee.

All of our actions and each of our ESG pillars are underpinned by our vision to be a leading digital-first, value-based care company where healthcare revolves around the patient.

Employees

As of September 6, we employed approximately 2,189 individuals globally, of which approximately 1,864 were permanent. None of our employees in the United States are represented by unions or party to collective bargaining agreements. We consider our relationship with our employees to be good and have not experienced interruptions to operations due to labor disagreements.

Properties

Our corporate headquarters are currently located at 1 Knightsbridge Green, London SW1X 7QA, United Kingdom, for which the term of our lease expires in September 2024.

We believe that our properties are generally suitable to meet our needs for the foreseeable future. In addition, to the extent we require additional space in the future, we believe that it would be readily available on commercially reasonable terms.

Regulatory Environment

The healthcare industry and the practice of medicine are governed by an extensive and complex framework of federal and state laws, which continue to evolve and change over time. The costs and resources necessary to comply with these laws are significant. Our profitability depends in part upon our ability, and that of our affiliated providers and independent contractors, to operate in compliance with applicable laws and to maintain all applicable licenses. A review of our operations by regulatory authorities could result in determinations that could adversely affect our operations, or the healthcare legal or regulatory environment could change in ways that restrict or otherwise impact our operations. To the extent that any of our employees or third-party contractors engages in any misconduct or activity in violation of an applicable law, we may be subject to increased liability under the law or increased government scrutiny. If any action is instituted against us, and we are not successful in defending ourselves or asserting our rights, such action could have a significant impact on our business, including the imposition of significant fines or other sanctions. Our operations may be adversely affected or disrupted due to restrictions imposed on third parties. Complying with any new legislation and regulations could be time-intensive and expensive, resulting in a material adverse effect on our business.

As a digital health or a telehealth platform company, our operations are subject to United States federal, state and local and international regulation in the jurisdictions in which we do business. Those laws and rules continue to evolve, and we therefore devote significant resources to monitoring developments in healthcare and medical practice regulation. As the applicable laws and rules change, we are likely to make conforming modifications in our business processes from time to time. In some jurisdictions where we operate, neither our current nor our anticipated business model has been the subject of formal judicial or administrative interpretation. We cannot be certain that a review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that impacts our operations.

In response to the COVID-19 pandemic, in the United States, state and federal regulatory authorities temporarily loosened or waived certain regulatory requirements in order to increase the availability of telehealth services for the duration of the COVID-19 public health emergency. For example, many state governors issued executive orders permitting physicians and other healthcare professionals licensed in other states to practice in their state without any additional licensure or by using a temporary, expedited or abbreviated licensure or registration process. In addition, changes were made to the Medicare and Medicaid programs (through legislative changes, and the exercise of regulatory discretion and authority) to increase access to telehealth services by, among other things, increasing reimbursement, permitting the enrollment of out of state providers and eliminating prior authorization requirements. It is uncertain how long these COVID-19 related regulatory changes will remain in effect and whether they will continue beyond this public health emergency period.

We believe that a return to the status quo would not have a materially negative impact on any commercial agreements we have entered into during 2020. Each of these agreements has a defined term and virtually none allow for immediate termination for convenience by the customer in question. For many healthcare companies engaging in telehealth, the most significant potential concern about returning to the status quo is that restrictions on the reimbursement of telehealth visits to Medicare beneficiaries could be re-imposed.

We do not believe that the visit volume on our platform or visit revenue will materially decrease based on a return to the status quo from a regulatory perspective.

Medical Provider Licensing, Practice of Medicine and Related Laws

The delivery of health care services is subject to state, federal, and local certification and licensing laws, regulations, approvals and standards, relating to, among other things, the standard or adequacy of medical care, the practice of medicine (including the provision of remote care), equipment, personnel, operating policies and procedures, and the prerequisites for the prescription of medication and ordering of tests. The application of some of these laws to telehealth is unclear and subject to differing interpretations.

Physicians who provide professional medical services to a patient via telehealth must, in most instances, hold a valid license to practice medicine in the state or local jurisdiction in which the patient is located. We have established systems to confirm our affiliated physicians are appropriately licensed under applicable state or local law and that their provision of telehealth to members is delivered in compliance with applicable rules governing telehealth, although these subjects necessarily depend in some instances on collection of accurate information from patients. Depending on the jurisdiction, failure to comply with these laws and regulations could result in licensure actions against the physicians, our services being found to be non-reimbursable, or prior payments being subject to recoupment, an interruption of the services we deliver, and/or civil, criminal or administrative penalties.

Corporate Practice of Medicine Laws in the United States; Fee Splitting

State corporate practice laws prohibit lay entities (i.e., entities that are not owned by a licensed healthcare professional, like Babylon Holdings), from practicing medicine. To comply with the requirements of these prohibitions, we contract with affiliated physician organizations to provide health care services to customers and members. Under these arrangements, our platform is used by the affiliated physician organizations to facilitate the delivery of telehealth services by the affiliated physician organizations and their patients in accordance with the customer and member contracts. Under these arrangements we also provide our affiliated physician organizations with billing, scheduling and a wide range of other administrative and management services, and they pay us for those services via management and other service fees. These arrangements are also subject to state fee splitting and state and federal anti-kickback and similar laws that restrict or define the kinds of financial relationships we can have with our affiliated physician organizations.

State corporate practice of medicine and fee splitting laws and rules vary from state to state, and from federal anti-kickback prohibitions. In addition, these requirements are subject to interpretation and enforcement by state regulators. Some of these requirements may apply to us even if we do not have a physical presence in the state, based solely on our engagement of a provider licensed in the state or the provision of telehealth to a resident of the state. Thus, regulatory authorities or other parties, including our providers, may assert that, despite these arrangements, we are engaged in the prohibited corporate practice of medicine or that our contractual arrangements with affiliated physician groups constitute unlawful fee splitting. In such event, failure to comply could lead to significant adverse judicial or administrative action against us and/or our affiliated providers, civil, criminal or administrative penalties, receipt of cease and desist orders from state regulators, loss of provider licenses, the need to make changes to the terms of engagement of our providers that interfere with our business, and other materially adverse consequences.

HIPAA, GDPR and Other Privacy and Security Laws and Regulations

In the U.S., numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity, and other processing of protected health information (“PHI”) and personally identifiable information (“PII”). In the UK, this is known as ‘personal data’ and ‘special category data’ (the latter includes health data which attracts stronger protections under the UK Privacy laws). These laws and regulations include HIPAA. HIPAA establishes a set of national privacy and security standards for the protection of protected health information, or PHI, by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. We are business associates under HIPAA and we execute business associate agreements with our customers.

HIPAA requires covered entities and business associates, such as us, to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations start at $119 per violation and are not to exceed $59,522 per violation, subject to a cap of $1.786 million for violations of the same standard in a single calendar year. However, a single breach incident can result in violations of multiple standards. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

In addition, HIPAA mandates that the Secretary of the Department of Health and Human Services conduct periodic compliance audits of HIPAA covered entities and business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator.

HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.

In addition to HIPAA, numerous other federal, state, and foreign laws and regulations protect the confidentiality, privacy, availability, integrity and security of PHI and other types of PII. These laws and regulations in many cases are more restrictive than, and may not be preempted by, HIPAA and its implementing rules. These laws and regulations are often uncertain, contradictory, and subject to changed or differing interpretations, and we expect new laws, rules and regulations regarding privacy, data protection, and information security to be proposed and enacted in the future.

Outside of the United States, we, along with a significant number of our customers, are subject to laws, rules, regulations, guidance and industry standards related to data privacy and cyber security, and restrictions or technological requirements regarding the collection, use, storage, protection, retention or transfer of data. For example, GDPR and, now that the U.K. has exited the European Union, the DPA 2018 and U.K. GDPR contain numerous requirements and changes from previous European Union law, including more robust obligations on data processors and data controllers and heavier documentation requirements for data protection compliance programs. Specifically, the numerous privacy-related changes for companies operating in the EU were introduced, including greater control over personal data by data subjects (e.g., the “right to be forgotten”), increased data portability for EU consumers, data breach notification requirements (which differ to those listed under HIPAA above, if required report within 72 hours of becoming aware of the breach, and potentially also the requirement to notify affected data subjects) and increased fines. In particular, under the GDPR and the DPA

2018, fines of up to €20 million or up to 4% of the annual global revenue of the noncompliant company, whichever is greater, could be imposed for certain violations. The GDPR and DPA 2018 requirements apply not only to third-party relationships, but also to transfers of information between us and our subsidiaries, including employee information. We are required to comply with the GDPR and DPA 2018 as a “Data Controller” and a “Data Processor.” In 2018, we appointed a Data Protection Officer to oversee and supervise our compliance with GDPR and DPA 2018 data protection regulations. As a result of various changes in relation to European data transfer rules (i.e. CJEU Schrems II, EDPB guidelines on supplementary measures, new EU Standard Contractual Clauses and possibly new UK Standard Contractual Clauses in the coming months) all intra-group or outside of the group existing and future transfers of European originated personal data will have to be assessed and possible revisited to take into consideration the changes. This is likely to trigger specific remediation costs and expenses in 2021 and 2022.

Globally, governments and agencies have adopted and could in the future adopt, modify, apply or enforce laws, policies, regulations, and standards covering user privacy, data security, technologies such as cookies that are used to collect, store and/or process data, online, the use of data to inform marketing, the taxation of products and services, unfair and deceptive practices, and the collection (including the collection of information), use, processing, transfer, storage and/or disclosure of data associated with unique individual internet users. New regulation or legislative actions regarding data privacy and security (together with applicable industry standards) may increase the costs of doing business and could have a material adverse impact on our operations and cash flows. Further, given the risk and penalties associated with this area, commercial contractual liability and indemnity provisions relating to data protection breaches and incidents can be particularly onerous, leading to risks of punitive damages/penalties in the event of a breach.

While we have taken steps to mitigate the impact of the GDPR and the DPA 2018 on us and despite our ongoing efforts to bring practices into compliance, we may not be successful either due to various factors within our control, such as limited financial or human resources, or other factors outside our control. It is also possible that local data protection authorities may have different interpretations of the GDPR, leading to potential inconsistencies amongst various EU member states. Indeed, case law rulings can be inconsistent and unprecedented in this area, leading to more uncertainty regarding acceptable levels of compliance. Any failure or perceived failure (including as a result of deficiencies in our policies, procedures, or measures relating to privacy, data protection, marketing, or customer communications) by us to comply with laws, regulations, policies, legal or contractual obligations, industry standards, or regulatory guidance relating to privacy or data security, may result in governmental investigations and enforcement actions, litigation, fines and penalties or adverse publicity, and could cause our customers lose trust in us, which could have an adverse effect on our reputation and business.

This complex, dynamic legal landscape regarding privacy, data protection, and information security creates significant compliance issues for us and our customers and potentially exposes us to additional expense, adverse publicity and liability. While we have implemented data privacy and security measures in an effort to comply with applicable laws and regulations relating to privacy and data protection, some PHI and other PII or confidential information is transmitted to us by third parties, who may not implement adequate security and privacy measures, and it is possible that laws, rules and regulations relating to privacy, data protection, or information security may be interpreted and applied in a manner that is inconsistent with our practices or those of third parties who transmit PHI and other PII or confidential information to us. If we or these third parties are found to have violated such laws, rules or regulations, it could result in government-imposed fines, orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business. Complying with these various laws and regulations could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business.

We expect that there will continue to be new proposed laws, regulations and industry standards relating to privacy, data protection, marketing, consumer communications and information security in the United States, the

European Union and other jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business. Future laws, regulations, standards and other obligations or any changed interpretation of existing laws or regulations could impair our ability to develop and market new services and maintain and grow our customer base and increase revenue.

Other U.S. Healthcare Laws

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payers, our contractual relationships with our providers, vendors and customers, our marketing activities and other aspects of our operations. Of particular importance are:

•

the federal physician self-referral law, commonly referred to as the Stark Law, that, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibit the entity from billing Medicare or Medicaid for such designated health services;

•

the federal Anti-Kickback Statute that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration (i) in return for referring or to induce the referral of an individual for the furnishing, or arranging for the furnishing, of items or services paid for in whole or in part by any federal health care program, such as Medicare and Medicaid, and (ii) ordering, leasing, purchasing or recommending or arranging for the ordering, purchasing or leasing of items, services, good, or facility paid for in whole or in part by any federal health care program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•

the criminal healthcare fraud provisions of HITECH, HIPAA, and related rules that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

•

the federal False Claims Act that imposes civil liability on individuals or entities that, among other things, knowingly submit false or fraudulent claims for payment to the government, or knowingly making, or causing to be made, a false statement in order to have a false claim paid, or retain identified Medicare or Medicaid overpayments, and allows for qui tam or whistleblower suits by private individuals on behalf of the government;

•	various federal healthcare-focused criminal laws that impose criminal liability for intentionally submitting false or fraudulent claims, or making false statements, to the government;

•	reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare or Medicaid programs;

•

similar state law provisions pertaining to anti-kickback, self-referral and false claims issues, some of which may apply to items or services reimbursed by any payer, including patients and commercial insurers;

•

state laws that prohibit general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting fees with physicians;

•

state laws, regulations, interpretative guidance, and policies requiring certain modality and other actions to establish a provider-patient relationship, deliver care, or prescribe medications as part of a telehealth service;

•	state laws, regulations and policies relating to licensure and the practice of telehealth services across state lines;

•	state laws, regulations, interpretative guidance, and policies regarding the dispensing or delivery of medications and devices;

•

state laws, regulations, interpretative guidance, and policies regarding reporting requirements and patient consent, education, and follow-up related to treatment, including treatment and education for certain specific topics, such as, contraception, HIV and other STIs and state reporting for HIV, STI, and infectious diseases;

•	laws that regulate debt collection practices as applied to our debt collection practices;

•	a provision of the Social Security Act that imposes penalties on healthcare providers who fail to disclose, or refund known overpayments;

•

federal and state laws that prohibit providers from billing and receiving payment from Medicare and Medicaid for services unless the services are medically necessary, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered; and

•

federal and state laws and policies that require healthcare providers to maintain licensure, certification or accreditation to enroll and participate in the Medicare and Medicaid programs, to report certain changes in their operations to the agencies that administer these programs.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Achieving and sustaining compliance with these laws may prove costly. Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment, recoupment, imprisonment, loss of enrollment status and exclusion from the Medicare and Medicaid programs. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with regulatory requirements could create liability for us and negatively affect our business. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity.

To enforce compliance with the federal laws, the OIG has recently increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time- and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal False Claims Act, which provides for treble damages and penalties of $11,665 to $23,331 per false claim or statement, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages and heavy penalties that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. We cannot assure you that any new or changed healthcare laws, regulations or standards will not materially adversely affect our business. We cannot assure you that a review of our business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect our operations.

Healthcare Regulation Worldwide

United Kingdom

The regulator of health services at a system level in England is the CQC. Any provider of certain regulated healthcare activities in England must be registered with the CQC, and it is an offence for an unregistered person to provide such services. The CQC monitors, inspects and regulates such providers to make sure they meet fundamental standards of quality and safety and it publishes what it finds, including performance ratings to help people choose care.

Where a CQC inspection finds deficiencies in the service provision, it will make recommendations for improvement and the CQC generally aims to work in cooperation with healthcare providers to ensure voluntary compliance. However, where this is not possible, the CQC has powers to take enforcement action, including:

•	issuing requirement notices or warning notices to set out what improvements a provider must make;

•	making changes to a provider’s registration to limit what they may do;

•	issuing cautions or fines; and/or

•	prosecuting cases where people are harmed or placed in danger of harm.

The Medicines and Healthcare Products Regulatory Agency regulates the elements of our products which are categorized as medical devices.

Canada

The healthcare regulatory requirements in Canada apply primarily to individual practitioners rather than at a system level to service providers. Within primary care, the main requirement is that the individual practitioner is in good standing with the relevant provincial professional regulatory body (generally the provincial College of Physicians). We, Babylon, as a healthcare services and technology provider, are not subject to such regulatory oversight.

Rwanda

Our services in Rwanda are regulated by the Rwandan Ministry of Health, both through its overall responsibility for healthcare provision within Rwanda and through contractual mechanisms contained within its contract with us.

Medical Device Regulation

Some of Babylon’s digital software products are considered medical devices in the United Kingdom and the European Union. Specifically, our symptom checker (“Triage”) and our health assessment tool (“Healthcheck”) are registered as medical devices with the UK Medicines and Healthcare Product Regulatory Agency and the Irish Health Products Regulatory Authority. Both products are placed on the UK market bearing the European CE mark, indicating conformity to EU medical device legislation; both current products are placed on the market under the EU MDD. As per the Brexit Transition Treaty, the UK accepts the CE mark as evidence of conformity until June 2023. However, neither Triage nor Healthcheck has been independently tested or approved by a notified body.

Babylon considers that Triage and Healthcheck are qualified for enforcement discretion in the US, meaning no registration with the FDA is required.

Babylon’s current products are not considered medical devices in other jurisdictions where the products are marketed, including Malaysia, Hong Kong, Singapore, Indonesia, Vietnam, Thailand, Philippines, Taiwan, Cambodia, Laos, Myanmar, Canada and Rwanda. Babylon has confirmed the regulatory position in these jurisdictions with local regulators.

ISO 13485

Regulatory requirements are increasingly stringent throughout every step of a product’s life cycle, including service and delivery. Increasingly, organizations in the industry are expected to demonstrate their quality management processes and ensure best practice in everything they do. ISO 13485, issued by the International Organization for Standardization, or ISO, is the medical device industry’s internationally agreed standard, sets out the requirements for a quality management system specific to the medical devices industry.

Our quality management system, in which our medical devices have been developed, has been independently assessed and certified by a notified body to EN ISO 13485:2016 standard.

DCB 0129/0160 (National Health Service U.K. standards for design and implementation of digital health technologies)

DCB 0129 is the clinical risk management standard which manufacturers of health IT systems and apps need to comply with. The standard is governed by NHS Digital and compliance is mandatory under the U.K. Health and Social care Act 2012. Digital health technology can introduce as well as mitigate clinical risk. NHS Digital requires that organizations who manufacture health IT systems and apps undertake a formal risk assessment and evidence the measures which have been put in place to mitigate risk. Proactively demonstrating that a product is safe helps to protect from litigation and visibly demonstrates best-practice to customers. To comply with the standard, we undertake a formal risk assessment on the product and produces three documents summarizing the outcome: the Clinical Risk Management Plan, Hazard Log and Clinical Safety Case Report.

UK Medical Device Regulation

For the purposes of a post-Brexit Great Britain, the EU MDD, amongst others, is given effect in UK law through the Medical Devices Regulations 2002, as amended (the “UK MDR”). The UK MDR continue to have effect in Great Britain after the Brexit transition period. This means that since January 1, 2021, the Great Britain route to market and labelling requirements is still based on the requirements derived from the EU MDD. The UK MDR does not currently include any of the amendments that are made by, amongst others, the new EU Medical Devices Regulation 2017/745 (the “EU MDR”), which came into effect in the EU after the Brexit transition period. Accordingly, the EU MDR shall not automatically apply in Great Britain. Instead, the recent Medicines and Medical Devices Act 2021 supplements the UK MDR.

International Regulation

We expect over time to continue to expand our operations in foreign countries through growth and acquisitions. In such a case, our international operations will be subject to different, and sometimes more stringent, legal and regulatory requirements, which vary widely by jurisdiction, including anti-corruption laws; economic sanctions laws; various privacy, insurance, tax, tariff and trade laws and regulations; corporate governance, privacy, data protection, data mining, data transfer, labor and employment, intellectual property, consumer protection and investment laws and regulations; discriminatory licensing procedures; required localization of records and funds; and limitations on dividends and repatriation of capital. In addition, the expansion of our operations into foreign countries increases our exposure to the anti-bribery, anti-corruption and anti-money laundering provisions of U.S. law, including the Bribery Act, the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. §201, the U.S. Travel Act, and other anti-corruption laws that apply in countries where we do business.

The Bribery Act, the FCPA and these other laws generally prohibit us and our employees and intermediaries from authorizing, promising, offering, or providing, directly or indirectly, improper or prohibited payments, or anything else of value, to government officials or other persons to obtain or retain business or gain some other business advantage. Under the Bribery Act, we may also be liable for failing to prevent a person associated with us from committing a bribery offense. We operate in a number of jurisdictions that pose a high risk of potential Bribery Act or FCPA violations. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

We are also subject to other laws and regulations governing our international operations, including regulations administered by the governments of the United Kingdom and the United States, and authorities in the European Union, including applicable export control regulations, economic sanctions and embargoes on certain countries and persons, anti-money laundering laws, import and customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws. We may not be completely effective in ensuring our compliance with all such applicable laws, which could result in our being subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses. Likewise, any investigation of any potential violations of such laws by United Kingdom, United States or other authorities could also have an adverse impact on our reputation, our business, results of operations and financial condition.

We and our products are subject to U.S. import and export controls and trade and economic sanctions regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. These laws prohibit the shipment or provision of certain products and solutions to certain countries, governments and persons targeted by U.S. sanctions. Exports of our products and services must be made in compliance with these laws and regulations. If in the future we are found to be in violation of U.S. sanctions or export control laws, it could result in civil and criminal penalties, including loss of export privileges and substantial fines for us and for the individuals working for us.

In addition, changes in our solution, or future changes in export and import regulations, may prevent our members with international operations from deploying our platform globally or, in some cases, prevent the export or import of our solution to certain countries, governments or persons altogether. Any change in export or import regulations, economic sanctions or related legislation or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our platform by, or in our decreased ability to export or sell subscriptions to our platform to, existing or potential customers with international operations. Any decreased use of our platform or limitation on our ability to export or sell our solution would likely adversely affect our business, financial condition and results of operations.

Legal Proceedings

We are a party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. While the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

SELECTED HISTORICAL FINANCIAL DATA OF ALKURI

Alkuri is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

The historical financial statements of Alkuri have been prepared in accordance with U.S. GAAP.

Alkuri’s consolidated balance sheet data as of June 30, 2021 and consolidated statement of operations data for the six months ended June 30, 2021 are derived from Alkuri’s unaudited financial statements included elsewhere in this proxy statement/prospectus. Alkuri’s consolidated balance sheet data as December 31, 2020 and consolidated statement of operations data for the period from December 1, 2020 (inception) to December 31, 2020 are derived from Alkuri’s audited financial statements included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with each of Babylon’s and Alkuri’s consolidated financial statements and related notes and “Alkuri’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Alkuri. All amounts are in USD.

Alkuri’s Selected Financial Information

Income Statement Data:

	Six Months Ended June 30, 2021	Period from December 1, 2020 (inception) to December 31, 2020
	(unaudited)
Revenue	$—	$—
Loss from operations	(5,266,438)	(5,085)
Interest earned	11	—
Unrealized gain on marketable securities in trust account	22,618	—
Net loss attributable to common shareholders	(7,632,476)	(5,085)
Basic and diluted net loss per share	(0.69)	(0.00)
Weighted average shares outstanding excluding shares subject to possible redemption(1)	11,104,045	7,500,000

(1)

On February 4, 2021, Alkuri effected a 1.2-for-1 stock split of Alkuri Class B Common Stock, resulting in an aggregate of 8,625,000 shares of Alkuri Class B Common Stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split (see Notes 5 and 8 to Alkuri’s audited financial statements included elsewhere in this proxy statement/prospectus).

Balance Sheet Data:

	As of June 30, 2021	As of December 31, 2020
	(unaudited)
Working capital	$(3,126,699)	$(227,820)
Trust account, restricted	345,022,618	—
Total assets	346,080,171	542,367
Total liabilities	37,751,722	522,452
Value of common stock redeemable for cash	303,328,440	—
Stockholders’ equity	5,000,009	19,915

ALKURI’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of Alkuri’s financial condition and results of operations should be read in conjunction with Alkuri’s financial statements and notes to those statements included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements.” Alkuri’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those described under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Critical Accounting Policies

We have identified the following critical accounting policies. For a more detailed discussion of Alkuri’s Accounting Policies, please see Note 2 to the financial statements of Alkuri included elsewhere in this proxy statement/prospectus.

Warrant Liability

Alkuri accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to Alkuri’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Modified Black Scholes approach which includes a Monte Carlo simulation.

Common Stock Subject to Possible Redemption

Alkuri accounts for its Alkuri Common Stock subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally convertible Alkuri Common Stock (including Alkuri Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Alkuri’s control) is classified as temporary equity. At all other times, Alkuri Common Stock is classified as stockholders’ equity. Alkuri Common Stock features certain redemption rights that are considered by Alkuri to be outside of Alkuri’s control and subject to the occurrence of uncertain future events.

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted-average number of shares of Alkuri Common Stock outstanding during the period, excluding shares of Alkuri Common Stock subject to forfeiture. Alkuri has not considered the effect of the warrants sold in the Alkuri IPO and private placement to purchase an aggregate of 14,558,333 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

Alkuri’s statement of operations includes a presentation of loss per share for Alkuri Common Stock subject to possible redemption in a manner similar to the two-class method of loss per share. Net loss per common stock, basic and diluted, for Alkuri Class A Common Stock subject to possible redemption is calculated by dividing the proportionate share of loss on marketable securities held by the Alkuri trust account by the weighted average number of Alkuri Class A Common Stock subject to possible redemption outstanding since original issuance.

Net loss per share, basic and diluted, for non-redeemable Alkuri Common Stock is calculated by dividing the net loss, adjusted for loss on marketable securities attributable to Alkuri Class A Common Stock subject to possible redemption, by the weighted average number of non-redeemable Alkuri Common Stock outstanding for the period.

Non-redeemable Alkuri Common Stock includes Alkuri Class B Common Stock and non-redeemable shares of Alkuri Common Stock as these shares do not have any redemption features. Non-redeemable Alkuri Common Stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

Use of Estimates

The preparation of the condensed financial statements in conformity with U.S. GAAP requires Alkuri’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Recent Accounting Pronouncements

Alkuri’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on Alkuri’s condensed financial statements.

In August 2020, FASB issued Accounting Standards Update (“ASU”) 2020-06- Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

Results of Operations

Alkuri has neither engaged in any operations nor generated any revenues to date. Our only activities from December 1, 2020 (inception) through June 30, 2021 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, and identifying a target company for a business combination. Alkuri does not expect to generate any operating revenues until after the completion of our business combination.

We generate non-operating income in the form of interest income on marketable securities held in the Alkuri trust account. Alkuri incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the six months ended June 30, 2021, Alkuri incurred a net loss of $7,623,476, which primarily consisted of operation and formation costs of $5,266,438, the change in fair value of the warrant liability of $2,388,667, offset by interest earned on marketable securities held in Alkuri trust account and bank account of $22,618. Transaction costs associated with the issuance of the Alkuri Warrants of $645,038 are included in operation and formation costs.

Liquidity and Capital Resources

On February 9, 2021, Alkuri completed the Alkuri IPO of 30,000,000 units at a price of $10.00 per unit, generating gross proceeds of $300,000,000. Simultaneously with the closing of the Alkuri IPO, Alkuri completed the sale of 5,933,333 private placement warrants to the Sponsor at a price of $1.50 per private placement warrant, generating gross proceeds of $8,900,000.

On February 9, 2021, in connection with the exercise of the underwriters’ over-allotment option in full in the Alkuri IPO, Alkuri completed the sale of an additional 4,500,000 units at a price of $10.00 per unit, generating total gross proceeds of $45,000,000.

Following the Alkuri IPO, the full exercise of the over-allotment option, and the sale of the private placement warrants, a total of $345,000,000 was placed in the Alkuri trust account. Alkuri incurred $19,500,194 in Alkuri IPO related costs, including $6,900,000 of underwriting fees, 12,075,000 of deferred underwriting fees and $525,194 of other costs.

For the six months ended June 30, 2021, cash used in operating activities was $1,509,500. Net loss of $7,632,476 was affected by interest earned on marketable securities held in the Alkuri trust account of $22,618, the change in the fair value of the warrant liability of $2,388,667 and transaction costs associated with the Alkuri IPO of $645,038. Changes in operating assets and liabilities used $3,111,889 of cash for operating activities.

As of June 30, 2021, Alkuri had marketable securities held in the Alkuri trust account of $345,022,618 (including $22,618 of interest income) consisting of money market funds which are invested primarily in U.S. treasury securities. Interest income on the balance in the Alkuri trust account may be used by us to pay taxes. Through June 30, 2021, Alkuri has not withdrawn any interest earned from the Alkuri trust account.

Alkuri intends to use substantially all of the funds held in the Alkuri trust account, including any amounts representing interest earned on the Alkuri trust account (less income taxes payable), to complete a business combination. To the extent that Alkuri’s capital stock or debt is used, in whole or in part, as consideration to complete a business combination, the remaining proceeds held in the Alkuri trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue Alkuri’s growth strategies.

As of June 30, 2021, Alkuri had cash of $70,821. We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor, or certain of Alkuri’s officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If Alkuri completes a business combination, Alkuri would repay such loaned amounts. In the event that a business combination does not close, Alkuri may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the Alkuri trust account would be used for such repayment. Up to $1,500,000 of such working capital loans may be convertible into warrants at a price of $1.50 per warrant, at the option of the lender. The units would be identical to the private placement warrants.

On May 12, 2021, the Sponsor committed to provide Alkuri with an aggregate of $650,000 in loans. The loans, if issued, will be non-interest bearing, unsecured and will be repaid upon the consummation of an initial business combination. If Alkuri does not consummate an initial business combination, all amounts loaned to Alkuri will be forgiven except to the extent that we have funds available outside of the Alkuri trust account to repay such loans.

Excluding the commitment noted above, Alkuri does not believe it will need to raise additional funds in order to meet the expenditures required for operating our business. However, if Alkuri’s estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, Alkuri may have insufficient funds available to operate a business prior to a business combination. Moreover, Alkuri may need to obtain additional financing either to complete a business combination or because Alkuri becomes obligated to redeem a significant number of its Alkuri public shares upon consummation of a business combination, in which case Alkuri may issue additional securities or incur debt in connection with such business combination.

If the Business Combination is not consummated, Alkuri will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. Alkuri’s officers, directors and Sponsor may, but are not obligated to, loan Alkuri funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet Alkuri’s working capital needs. Accordingly, Alkuri may not be able to obtain additional financing. If Alkuri is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. Alkuri cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about Alkuri’s ability to continue as a going concern through one year from the date of these financial statements if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should Alkuri be unable to continue as a going concern.

Off-Balance Sheet Arrangements

Alkuri has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2021. Alkuri did not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. Alkuri has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

Alkuri does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of one of Alkuri’s executive officers a monthly fee of $20,000 for office space, utilities and secretarial and administrative support. Alkuri began incurring these fees on February 4, 2021 and will continue to incur these fees monthly until the earlier of the completion of a business combination and its liquidation.

The underwriters are entitled to a deferred fee of $0.35 per share, or $12,075,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Alkuri trust account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.

SELECTED HISTORICAL FINANCIAL INFORMATION OF BABYLON HOLDINGS

The financial information presented below is derived from Babylon’s unaudited condensed consolidated financial statements and audited consolidated financial statements included elsewhere in this proxy statement/ prospectus as of and for the six months ended June 30, 2021 and 2020 and the fiscal years ended December 31, 2020 and 2019. The information presented below should be read alongside Babylon’s consolidated financial statements and accompanying footnotes included elsewhere in this proxy statement/ prospectus.

Babylon reports under IFRS as issued by the IASB. None of the financial statements referenced were prepared in accordance with U.S. GAAP. The financial statements of Babylon Holdings Limited are stated in U.S. dollars ($).

The selected historical consolidated information in this section should be read in conjunction with each of Babylon Holdings Limited’s financial statements and related notes and “Babylon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Babylon Holdings Limited following the Business Combination.

Statement of Profit and Loss

(amounts in thousands unless otherwise indicated)	For the Six Months Ended June 30,		For the Year Ended December 31,
	2021	2020	2020	2019
	$’000	$’000
Revenue:
License fees revenue	$44,245	$10,354	$24,603	$2,002
Clinical services revenue	$18,134	$12,149	28,631	14,032
Value-based care revenue	$66,392	$—	26,038	—

Total Revenue	128,771	22,503	79,272	16,034
Cost of care delivery	(92,137)	(18,820)	(67,254)	(19,810)
Platform & application expenses	(21,377)	(12,898)	(48,664)	(16,948)
Research & development expenses	(17,201)	(20,881)	(35,524)	(51,205)
Sales, general & administrative expenses	(76,606)	(52,762)	(103,341)	(90,891)

Operating loss	(78,550)	(82,858)	(175,511)	(162,820)
Finance costs	(2,243)	(2,569)	(4,530)	(1,116)
Finance income	28	6	610	1,015
Exchange (loss) / gain	(91)	(2,146)	(2,836)	17,075

Net finance (expense) income	(2,306)	(4,709)	(6,756)	16,974
Gain on sale of subsidiary	3,917	—	—	—
Share of loss of equity-accounted investees	(1,276)	(309)	(1,124)	—

Loss before taxation	(78,215)	(87,876)	(183,391)	(145,846)
Tax (provision)/ benefit on loss	2,493	(2,937)	(4,639)	5,559

Loss for the financial year	(75,722)	(90,813)	$(188,030)	$(140,287)

Balance Sheet Information

(amounts in thousands unless otherwise indicated)	June 30,	December 31,
	2021	2020	2019
Cash and cash equivalents	$42,381	$101,757	$214,888
Working capital(1)	(1,323)	5,665	191,432
Total assets	242,587	238,814	288,834
Total liabilities	184,567	190,455	115,037
Retained earnings	544,411	(469,504)	(282,705)
Total equity	58,020	48,359	173,797

(1) We define working capital as total current assets minus total current liabilities.

BABYLON’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Financial Information of Babylon Holdings” and Babylon Holdings Limited’s audited consolidated financial statements, including the notes thereto, included elsewhere in this proxy statement/prospectus. Discussion is based on Babylon Holdings Limited’s financial information prepared in accordance with IFRS as issued by the IASB, which may differ in material respects from generally accepted accounting principles in other jurisdictions, including U.S. GAAP. Certain statements in this “Babylon’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements that involve risks and uncertainties, such as statements regarding our plans, objectives, expectations and intentions. Our future results and financial condition may differ materially from those we currently anticipate as a result of the factors we describe under sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” “We,” “us,” and “our” as used herein refer to Babylon Holdings Limited and its subsidiaries prior to the consummation of the Business Combination and to Babylon Holdings Limited and its subsidiaries (including Alkuri) following the consummation of the Business Combination.

Overview

Babylon Holdings is a leading, global, end-to-end healthcare solution provider utilizing advanced digital-first pathways to deliver meaningfully-improved healthcare to our customers. Babylon Holdings develops affordable healthcare services accessible to members on digital devices platforms and providing technology solutions to medical professionals by automating routine tasks for the care of patients. It also uses its technology to step in early and help members become more informed about medical events, so they can make informed decisions and stay healthier longer. Babylon Holdings combines artificial intelligence and broader technologies with human expertise to deliver modern healthcare.

We monetize our products and services in three primary ways:

•

Value-Based Care, or VBC, in which we manage a proportion or the entire medical costs of a member population and capture the cost savings. During the year ended December 31, 2020 and the six months ended June 30, 2021, 32.9% and 51.6%, respectively, of our revenue was derived from value based care arrangements.

•

Clinical Services, in which our affiliated providers deliver medical consultations, typically on a fee-for-service basis. During the year ended December 31, 2020 and the six months ended June 30, 2021, 36.1% and 14.1%, respectively, of our revenue was derived from clinical services.

•

Software Licensing, in which we sell our digital suite of products to partners who provide care through their own medical networks. During the year ended December 31, 2020 and the six months ended June 30, 2021, 31.0% and 34.3%, respectively, of our revenue was derived from software licensing.

As of July 31, 2021, approximately 24 million members had access to our VBC, clinical and/or software offerings in 16 countries across Europe, North America, Asia, and Africa. We have scaled our VBC offering rapidly over the last year to become one of the largest VBC networks in the United States, with over 100,000 VBC members as of July 31, 2021, and we expect to remain focused on U.S. growth. Our company has developed as follows:

•	2013: Founded by our Chief Executive Officer, Dr. Ali Parsadoust.

•	2014: Became the first digital-first health service provider to be registered with the CQC, the healthcare services regulator and inspector in England.

•	2015: Began providing clinical services through our virtual care platform, offering diagnosis, advice and treatments via medical professionals to patients on a remote basis.

•	2016: First expanded outside the United Kingdom, launching in Rwanda.

•	2017: Our technology was made available for licensing to corporate and institutional clients

•	2018: We launched our agreement with Prudential in Asia and since then have been rolling out our symptom checker and health assessment solutions across 11 countries.

•	2018: We launched our partnership with TELUS in Canada to use our platform to deliver digital health services across Canada.

•	2020: Our first end-to-end digital, integrated VBC service, Babylon 360, was formed. Babylon 360 has since expanded in North America and Europe.

During that time, we have also completed certain investments and acquisitions in recent years that have helped improve our ability to deliver our products in services:

•

DayToDay. In October 2019, we purchased a majority stake in Health Innovators Inc. (d/b/a DayToDay). This acquisition is intended to bolster Babylon’s product offering by providing patient management for acute care episodes.

•

Higi. In May 2020, we acquired a minority interest in Higi, as well as an option to acquire the remainder of Higi. We have announced our intention to exercise this option primarily using our shares as consideration shortly after the completion of the Business Combination. Higi is a maker of health kiosks found in retail pharmacies and groceries that provide free screenings of blood pressure, weight, pulse and body mass index. This planned acquisition is intended to increase our reach to users and our ability to provide clinical service offerings to our customers.

•

Fresno Health Care. In October 2020, we acquired certain portions of the Fresno Health Care business of FirstChoice Medical Group (together, “FCMG”) for $25.7 million. This acquisition is intended to advance the growth of our value-based care services by integrating our digital-first tools with the ability to provide end-to-end healthcare services in order to create a more accessible and seamless health care experience for our members.

•

Meritage Medical Network. In April 2021, we acquired Meritage Medical Network (“Meritage”) for approximately $31.0 million. This acquisition is intended to expand the growth of our value-based care services digital-first tools to over 20,000 Medicare Advantage and Commercial HMO patients within the Meritage network.

We have experienced rapid revenue growth in the past year in particular as we have recently expanded our VBC offerings. Our Revenue was $79.3 million and $16.0 million, our Cost of care delivery was $67.3 million and $19.8 million, our Platform and application expenses were $48.7 million and $16.9 million, our Research and development expenses were $35.5 million and $51.2 million, our Operating loss was $175.5 million and $162.8 million for the years ended December 31, 2020 and 2019, respectively. Our Revenue was $128.8 million and $22.5 million, our Cost of care delivery was $92.1 million and $18.8 million, our Platform and application expenses were $21.3 million and $12.9 million, our Research and development expenses were $17.2 million and $20.9 million, and our Operating loss was $78.6 million and $82.9 million for the six months ended June 30, 2021 and 2020, respectively. Our loss was $188.0 million and $140.3 million, our EBITDA was ($165.0) million and ($143.2) million, and our Adjusted EBITDA was ($146.2) million and ($152.4) million for the years ended December 31, 2020 and 2019, respectively. Our Loss was $75.7 million and $90.8 million, our EBITDA was ($62.7) million and ($78.9) million, and our Adjusted EBITDA was ($54.2) million and ($76.2) million for the six months ended June 30, 2021 and 2020, respectively. For a description of how we calculate EBITDA and Adjusted EBITDA, a reconciliation to the most directly comparable IFRS measure, and the limitations of these non-IFRS financial measures, see “—Key Business and Financial Metrics—EBITDA and Adjusted EBITDA.”

Impact of the COVID-19 Pandemic

The rapid spread of COVID-19 around the world (“Pandemic”) has altered the behavior of businesses and people, with significant negative effects on national, state and local economies, the duration of which remains unknown at this time. While several of the markets in which we operate are beginning to experience reductions in the effects of the Pandemic, it is not currently possible to predict the ultimate financial impact COVID-19 will have had on our business, results of operations and financial condition. Key factors will include the extent to which changes in the behavior of people during the Pandemic result in a permanent change in their behavior, a longer-term reversion back to pre-pandemic behaviors or a significant immediate change in behaviors as the impacts of the Pandemic become more manageable because of global vaccination programs.

Merger Agreement

In June 2021, Babylon Holdings entered into the Merger Agreement by and among Babylon Holdings, Merger Sub, Alkuri and the Sponsors, which, among other things, provides for Merger Sub to be merged with and into Alkuri with Alkuri being the surviving company and wholly owned subsidiary of Babylon (the “Business Combination”).

Following the consummation of the Business Combination, Babylon Class A Shares will be traded on the NYSE, and we will be required to develop the functions and resources necessary to operate as a public company, including employee-related costs and equity compensation, which may result in increased operating expenses.

Key Business and Financial Metrics

We review a number of operating and financial metrics, including the following key metrics and non-IFRS measures, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.

(USD in thousands unless otherwise indicated)	For the Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	$’000	$’000
Revenue:
Software licensing revenue	$44,245	$10,354	$24,603	$2,002
Clinical services revenue	18,134	12,149	28,631	14,032
Value-based care revenue	66,392	—	26,038	—

Total Revenue	128,771	22,053	79,272	16,034
Cost of care delivery	(92,137)	(18,820)	(67,254)	(19,810)
Platform & application expenses	(21,377)	(12,898)	(48,664)	(16,948)
Research & development expenses	(17,201)	(20,881)	(35,524)	(51,205)
Sales, general & administrative expenses	(76,606)	(52,762)	(103,341)	(90,891)
Loss for the financial year	(75,722)	(90,813)	(188,030)	(140,287)
EBITDA	(62,678)	(78,854)	(164,984)	(143,249)
Adjusted EBITDA	(54,160)	(76,243)	(146,155)	(152,358)

(amounts in thousands unless otherwise indicated)	As of June 30,		As of December 31,
	2021	2020	2020	2019
Users	8,197	5,267	6,828	4,074
VBC Members	84	—	66	—

Our key business and financial metrics are explained in detail below.

Revenues

Revenue is derived from license fees for the right to access our digital services, clinical service revenue from the provision of clinical services and capitation revenue from the provision of VBC services.

Software Licensing Revenue. Licensing revenue relates to a user obtaining a right to use and/or access our digital services. In these licensing arrangements, we provide digital services to corporate entities, and these corporate entities are considered our customer since the contract is for services that represent our ordinary business.

Clinical Services Revenue. Clinical service revenue is represented by our provision of clinical services to business and private users. Clinical service fees are based on per member per month (“PMPM”) subscription fees and fees per appointment (“fee for service” or “FFS”). PMPM subscription fees give members access to our clinical services over the contractual period as set forth in the arrangement and may be allocated to Licensing revenue. Fee for service is based on contracted rates determined in agreed-upon compensation schedules.

Value-Based Care Revenue. Value-based care revenue consists primarily of per capita fees for the delivery of VBC services under arrangements with various customers. Under the typical capitation arrangement, we are entitled to monthly PMPM fees to provide a defined range of VBC services to attributed members. PMPM fees are not dependent upon the volume of specific care services provided.

Part of the consideration received under capitation revenue contracts is variable as the contracts contain provisions for performance-based incentives, performance guarantees and risk shares where amounts received are dependent upon factors such as quality metrics, member-specific attributes, and healthcare service costs. Capitation revenue is estimated using the most likely amount methodology and amounts are only included in revenue to the extent that it is highly probable that a significant reversal of cumulative revenue will not occur once any uncertainty is resolved. Such uncertainties may only be resolved several months after the end of the reporting period because of the availability of sufficient reliable data relating to factors such as quality metrics, member specific attributes and healthcare service costs. Subsequent changes in capitation fees and the amount of capitation revenue to be recognized by us are reflected in subsequent periods. The amount of variable capitation revenue recognized is expected to increase as the number of members we provide VBC services to increases.

Expenses are classified by relevant function:

In 2020, following the start of the VBC revenue stream, management reviewed the presentation of the consolidated statement of profit and loss and considered whether it continues to provide relevant and reliable information to stakeholders. It was concluded that there should be an update to how certain expenses were classified and therefore the Group has changed its accounting policy for expense classifications. Previously, the Group had disclosed Depreciation and Amortization as a separate expense category, whereas now Depreciation and Amortization costs are allocated to their relevant function. In addition, the Group elected to separately present costs of revenue relating to its Platform and application expenses, including the amortization and impairment, and Research and development expenses, excluding the amortization and impairment, in its Consolidated Statement of Profit and Loss. The elective disaggregated presentation of amounts previously classified as Research & development and technology expenses was applied retrospectively to the Company’s Consolidated Financial Statements.

Cost of Care Delivery

Our cost of care delivery primarily consists of fees paid to the physicians and other health professionals in our provider network and costs incurred in connection with our provider network operations. Cost of care delivery is mainly driven by patient activity and required medical services and are relatively variable. Costs incurred relating to the delivery of VBC services is recorded as an expense within cost of care delivery when capitation revenue is recognized.

Platform & Application Expenses

Platform and application expenses are costs of revenue related to our digital healthcare platform. These costs primarily include employee-related salaries, benefits, stock-based compensation, as well as contractor and consultant expenses, for individuals that are engaged in providing professional services related to support and maintenance of the digital healthcare platform, as well as third-party application costs, hosting services and other direct costs. It also includes amortization of capitalized development activities, including related amortization of tax credits.

Research & Development Expenses

Research and development expenses primarily included employee-related salaries, benefits, stock-based compensation, as well as contractor and consultant expenses for individuals that are engaged in performing activities to develop and enhance the Group’s digital healthcare platform as well as third-party application costs, hosting services and other indirect costs. Research costs and development costs that do not meet the criteria for capitalization are expensed as incurred.

Sales, General & Administrative Expenses

Sales, general & administrative expenses include employee-related expenses, contractors and consultants’ expense, stock-based compensation, property and facility related expenses, IT and hosting, marketing, training and recruiting expenses. Enterprise IT and hosting costs are primarily software subscriptions, domain and hosting costs. Our Sales, general & administrative expenses also include depreciation of property, fixtures and fittings and amortization of acquired intangible assets.

EBITDA and Adjusted EBITDA

In addition to our financial results reported in accordance with IFRS, we believe that EBITDA and Adjusted EBITDA, both of which are non-IFRS financial measures, are useful in evaluating the performance of our business. We define EBITDA as profit (loss), adjusted for depreciation, amortization, net finance income (costs), and income taxes. We define Adjusted EBITDA as profit (loss), adjusted for depreciation, amortization, net finance income (costs), income taxes, share-based compensation, impairment expenses, foreign exchange gains or losses and gains (losses) on sale of subsidiaries.

We believe that EBITDA and Adjusted EBITDA are useful metrics for investors to understand and evaluate our operating results and ongoing profitability because it permits investors to evaluate our recurring profitability from our ongoing operating activities. EBITDA and Adjusted EBITDA have certain limitations, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under IFRS. We caution investors that amounts presented in accordance with our definition of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because some issuers calculate EBITDA and Adjusted EBITDA differently or not at all, limiting their usefulness as direct comparative measures.

The following table presents a reconciliation of EBITDA and adjusted EBITDA from the most comparable IFRS measure, loss for the financial year, for the six months ended June 30, 2021 and 2020, and for the years ended December 31, 2020 and 2019:

(amounts in thousands unless otherwise indicated)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Loss for the financial year	$(75,722)	$(90,813)	$(188,030)	$(140,287)
Add:
Depreciation and amortization expenses	13,322	6,459	14,487	2,496
Finance costs and income	2,215	2,563	3,920	101
Tax (benefit)/ provision	(2,493)	2,937	4,639	(5,559)

EBITDA	(62,678)	(78,854)	(164,984)	(143,249)
Share-based compensation	12,344	433	9,557	7,966
Impairment expense	—	32	6,436	—
Exchange loss/(gain)	91	2,146	2,836	(17,075)
(Gain) on sale of subsidiary	(3,917)	—	—	—

Adjusted EBITDA	$(54,160)	$(76,243)	$(146,155)	$(152,358)

Users

Users is the total number of members who have joined our digital platform and completed all mandatory fields on the digital platform. Once a member is registered, Babylon has been able to capture member details and provides the member with access to Babylon’s suite of digital services. Growth in users in the six months ended June 30, 2021 was driven primarily by engagement from our VBC members and increases in the number of members receiving clinical services.

Members

Members are the number of members for which we provide Clinical Services or Value-Based Care Services.

VBC Members

VBC Members are the number of members for which full cost risk of covered services is assumed under Value-Based Care arrangements.

Key Components of Our Results of Operations

Revenue

Revenue is derived from license fees for the right to access our digital services, clinical service revenue from the provision of clinical services and capitation revenue from the provision of value-based care services.

Software Licensing Revenue. The majority of revenue related to software licensing is recognized on a straight-line basis over the contractual term beginning when the customer has access to the service. Revenue from software licensing arrangements with multiple performance obligations that is not recognized on a straight-line basis is recognized when the performance obligations have been satisfied upon transfer of the service, typically a right to use the service, to the customer. Any revenue relating to localization of services prior to the commencement of license term is not deemed to be distinct from the license contract and is subsequently also recognized over the license term. Efforts to satisfy performance obligations are expended evenly throughout the performance period and so the performance obligation is satisfied evenly over time.

Clinical Services Revenue. Clinical service fees are based on PMPM (per member per month) subscription fees and fees per appointment. PMPM subscription fees are recognized monthly based on the number of members covered by the plan in a given month and may be allocated to Licensing Revenue. Fee for service is recognized when the services are rendered at a point in time.

Value-Based Care Revenue. Unlike clinical services revenue, we accept full financial risk for members attributed to our VBC services, which means we are responsible for the cost of all covered services required by members.

Cost of Care Delivery

Our cost of care delivery primarily consists of fees paid to the physicians and other health professionals in our provider network and costs incurred in connection with our provider network operations. Cost of care delivery is mainly driven by patient activity and required medical services and are relatively variable. Costs incurred relating to the delivery of VBC services is recorded as an expense within cost of care delivery when value-based care revenue is recognized.

Platform and application expenses

Platform and application expenses are costs of revenue related to our digital healthcare platform. These costs primarily include employee-related salaries, benefits, stock-based compensation, as well as contractor and consultant expenses, for individuals that are engaged in providing professional services related to support and maintenance of the digital healthcare platform, as well as third-party application costs, hosting services and other direct costs. The amortization of capitalized development costs are also included in Platform and application expenses. We expect our Platform and application expenses to increase commensurate with increased maintenance attributable to new contracts and continuing development of our Babylon technology platform.

Research & development expenses

Research and development expenses primarily included employee-related salaries, benefits, stock-based compensation, as well as contractor and consultant expenses, for individuals that are engaged in performing activities to develop and enhance the Group’s digital healthcare platform as well as third-party application costs, hosting services and other indirect costs. Research costs and development costs that do not meet the criteria for capitalization are expensed as incurred. We expect our Research & development expenses to continue to increase commensurate with the continued development of our Babylon technology platform.

Sales, General & Administrative Expenses

Sales, general & administrative expenses include employee-related expenses, contractors and consultants’ expense, stock-based compensation, property and facility related expenses, IT and hosting, marketing, training and recruiting expenses. Enterprise IT and hosting costs are primarily software subscriptions, domain and hosting costs. Our Sales, general & administrative expenses also include depreciation of property, fixtures and fittings and amortization of acquired intangible assets. We expect our Sales, general & administrative expenses to increase for the foreseeable future due to costs that we incur as a new public company, as well as other costs associated with continuing to grow our business. However, we expect our Sales, general & administrative expenses to decrease as a percentage of our total revenue over the next several years. Our Sales, general & administrative expenses may fluctuate as a percentage of our total revenue from period to period due to the number of consultations and number of assigned Babylon members of our total revenue and the timing and extent of our Sales, general & administrative expenses.

Results of Operations- Six Months Ended June 30, 2021 Compared to the Six Months Ended June 30, 2020

The results of operations presented below should be reviewed in conjunction with our unaudited condensed consolidated interim financial statements and related notes included elsewhere in this prospectus. The following table presents data from our unaudited consolidated interim statements of profit and loss for the six months ended June 30, 2021 and 2020:

(dollars in thousand unless otherwise indicated)	Six Months Ended June 30,		Variance

	2021	2020	$	%
Revenue:
Software licensing revenue	$44,245	$10,354	33,891	327.3
Clinical services revenue	18,134	12,149	5,985	49.3
Value-based care revenue	66,392	—	66,392	NM

Total Revenue	128,771	22,503	106,268	472.2
Cost of care delivery	(92,137)	(18,820)	(73,317)	389.6
Platform & application expenses	(21,377)	(12,898)	(8,479)	65.7
Research & development expenses	(17,201)	(20,881)	3,681	(17.6)
Sales, general & administrative expenses	(76,606)	(52,762)	(23,844)	45.2

Operating loss	(78,550)	(82,858)	4,308	(5.2)
Finance costs	(2,243)	(2,569)	326	(12.7)
Finance income	28	6	22	366.7
Exchange (loss)	(91)	(2,146)	2,055	(95.8)

Net finance (expense) income	(2,306)	(4,709)	2,403	(51.0)
Gain on sale of subsidiary	3,917	—	3,917	NM
Share of loss of equity-accounted investees	(1,276)	(309)	(967)	312.9

Loss before taxation	(78,215)	(87,876)	9,661	(11.0)
Tax benefit (provision) on loss	2,493	(2,937)	5,430	(184.9)

Loss for the period	$(75,722)	$(90,813)	15,091	(16.6)

The following table sets forth our results of operations as a percentage of total revenue for each period presented: preceding:

	Six Months Ended June 30,
	2021	2020
Revenue:
Software licensing revenue	34.4%	46.0%
Clinical services revenue	14.0	54.0
Value-based care revenue	51.6	—

Total Revenue	100	100
Cost of care delivery	(71.6)	(83.6)
Platform & application expenses	(16.6)	(57.3)
Research & development expenses	(13.4)	(92.8)
Sales, general & administrative expenses	(59.5)	(234.5)

Operating loss	(61.0)	(368.2)
Finance costs	(1.7)	(11.4)
Finance income	0.02	0.03
Exchange (loss)	(0.1)	(9.5)

Net finance (expense) income	(1.8)	(20.9)
Gain on sale of subsidiary	3.0	—
Share of loss of equity-accounted investees	(1.0)	(1.4)

Loss before taxation	(60.7)	(390.5)
Tax benefit (provision) on loss	1.9	(13.1)

Loss for the period	(58.8)%	(403.6)%

Revenues

(amounts in thousands unless otherwise indicated)	Six Months Ended June 30,		Variance

	2021	2020	$	%
Revenue:
Software licensing revenue	$44,245	$10,354	$33,891	$327.3
Clinical services revenue	18,134	12,149	5,985	49.3
Value-based care revenue	66,392	—	66,392	—

Total Revenue	$128,771	$22,503	$106,268	$472.2

Total revenues increased to $128.8 million for the six months ended June 30, 2021 compared to $22.5 million for the six months ended June 30, 2020, largely due to the expansion of the value-based care revenue stream in the United States, including revenue recognized following the acquisition of Meritage. In addition, software licensing revenue increased as a result of a new seven-year licensing contract executed in January 2021, licensing our white-labeled digital platform to TELUS Health, a healthcare provider.

Total Software licensing fee revenue for the six months ended June 30, 2021 increased by $33.9 million from the same period in the prior year. The increase of $33.9 million is primarily due to the new licensing contract discussed in the previous paragraph of $26.6 million.

Total Clinical services revenue for the six months ended June 30, 2021 increased by $6.0 million from the same period in the prior year driven by a $4.0 million increase in revenue from an existing fee for service customer.

Value-based care revenue commenced in October 2020 following the launch of the Babylon 360 product in the United States. Value-based care revenue for the six months ended June 30, 2021 included $15.3 million related to acquisitions consummated in April 2021, $30.1 million related to an acquisition consummated in October 2020 and $18.0 million related to a new contract with a health care plan. For more information on the new contract, please see the section entitled “Babylon’s Business—Our Global Reach—United State—Value-Based Care, Including Babylon 360.”

Cost of Care Delivery

(dollars in thousands unless otherwise indicated)	Six Months Ended June 30,		Variance

	2021	2020	$	%
Cost of care delivery	(92,137)	(18,820)	(73,317)	389.6

Cost of care delivery increased by $73.3 million from $18.8 million for the six months ended June 30, 2020 to $92.1 million for the six months ended June 30, 2021. $64.3 million of the increase was driven by the launch of the value-based care revenue stream in the United States and primarily relates to medical claims expenses. An additional $8.2 million of the increase is primarily related to an increase in headcount of physicians and other health professionals as a result of increased demand for clinical services.

Platform & Application Expenses

(amounts in thousands unless otherwise indicated)	Six Months Ended June 30,		Variance

	2021	2020	$	%
Platform & application expenses	(21,377)	(12,898)	(8,479)	65.7

Platform & application expenses increased by $8.5 million from $12.9 million for the six months ended June 30, 2020 to $21.4 million for the six months ended June 30, 2021. People costs within Platform & application expenses were $12.4 million in the six months ended June 30, 2021 which was a $4.6 million increase over our people costs in the six months ended June 30, 2020. Included within people costs, contractors and consultants expense was $3.7 million in the six months ended June 30, 2021 which was a $1.6 million increase over our contractors and consultants expense in the six months ended June 30, 2020. The rest of the increase of $4.0 million was primarily driven by an increase in amortization expenses which mirrors the growth in development costs capitalized from $65.5 million at June 30, 2020 to $108.3 million at June 30, 2021.

Research & Development Expenses

(amounts in thousands unless otherwise indicated)	Six Months Ended June 30,		Variance

	2021	2020	$	%
Research & development expenses	(17,201)	(20,881)	3,680	(17.6)

Research & development expenses decreased by $3.7 million from $20.9 million for the six months ended June 30, 2020 to $17.2 million for the six months ended June 30, 2021. People costs within Research & development expenses, excluding the impact of share-based compensation, was $12.9 million in the six months ended June 30, 2021 which was a $9.8 million reduction for the equivalent costs in the six months ended June 30, 2020. This decrease was largely offset by an increase in share-based payment compensation expenses of $7.1 million. The remainder of the decrease of $1.1 million was driven by the release of deferred grant income recognized as a reduction to research and development expenses during the period.

Sales, General & Administrative Expenses

(amounts in thousands unless otherwise indicated)	Six Months Ended June 30,		Variance

	2021	2020	$	%
Sales, general & administrative expenses	(76,606)	(52,762)	(23,844)	45.2

Sales, general & administrative expenses increased by $23.8 million from $52.8 million for the six months ended June 30, 2020 to $76.6 million for the six months ended June 30, 2021. People costs within Sales, general & administrative expenses increased to $43.6 million, an increase of $16.7 million, following increases in headcount to our Senior Leadership Team and commercial and support services aligned with business growth. The drive in hiring resulted in an increase in recruitment fees of $1.1 million to $2.4 million for the six months ending June 30, 2021. Marketing costs increased by $1.3 million driven by spend on direct mail in the U.S., software subscriptions costs increased by $2.8 million, and legal & professional fees increased by $3.1 million, largely in relation to management service organization fees. A further $1.8 million related to an increase of amortization expenses of intangible assets.

Exchange (Loss)

(amounts in thousands unless otherwise indicated)	Six Months Ended June 30,		Variance

	2021	2020	$	%
Exchange (loss)	(91)	(2,146)	2,055	(95.8)

Exchange loss for the six months ended June 30, 2021 was $0.1 million, a decrease of $2.1 million for the six months ended June 30, 2021. The key driver of the reduction in the exchange loss was the strengthening of the Pound Sterling against the US Dollar.

Gain on Sale of Subsidiary

(amounts in thousands unless otherwise indicated)	Six Months Ended June 30,		Variance
	2021	2020	$	%
Gain on sale of subsidiary	3,917	—	3,917	NM

Gain on sale of subsidiary for the six months ended June 30, 2021 was $3.9 million, an increase of $3.9 million from the same period in the prior year. The activity in the current period is related to the sale of Babylon Health Canada Limited to TELUS Corporation as discussed in Note 4 to the consolidated financial statements. There was no such activity in the prior period.

Tax Benefit / (Provision) on Loss

(amounts in thousands unless otherwise indicated)	Six Months Ended June 30,		Variance

	2021	2020	$	%
Tax benefit / (provision) on loss	2,493	(2,937)	5,430	(184.9)

The Tax benefit on loss of $2.5 million for the six months ended June 30, 2021 was an increase of $5.4 million from a tax provision of $2.9 million for the six months ended June 30, 2020. The change in tax (provision)/benefit was primarily the reversal of previously recognized tax benefits related to U.K. tax credits for qualifying R&D activities in 2019, which will be amortized over the useful life of the related capitalized development costs as a reduction to Platform & application expenses, as discussed further in Note 2 to the Babylon Holdings audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

Results of Operations – Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

The results of operations presented below should be reviewed in conjunction with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The following table presents data from our audited consolidated statements of profit and loss for the years ended December 31, 2020 and 2019:

(USD in thousands unless otherwise indicated)	Year Ended December 31,		Variance
	2020	2019	$	%
Revenue:
License fees revenue	$24,603	$2,002	22,601	NM %
Clinical services revenue	28,631	14,032	14,599	104.0
Value-based care revenue	26,038	—	26,038	NM

Total revenue	79,272	16,034	63,238	394.4
Cost of care delivery	(67,254)	(19,810)	(47,444)	239.5
Platform & application expenses	(48,664)	(16,948)	(31,716)	187.1
Research & development expenses	(35,524)	(51,205)	15,681	(30.6)
Sales, general & administrative expenses	(103,341)	(90,891)	(12,450)	13.7

Operating loss	(175,511)	(162,820)	(12,691)	7.8
Finance costs	(4,530)	(1,116)	(3,414)	305.9
Finance income	610	1,015	(405)	(39.9)
Exchange (loss) / gain	(2,836)	17,075	(19,911)	(116.6)

Net finance (expense) income	(6,756)	16,974	(23,730)	(139.8)
Share of loss of equity-accounted investees	(1,124)	—	(1,124)	NM

Loss before taxation	(183,391)	(145,846)	(37,545)	(25.7)
Tax (provision)/ benefit on loss	(4,639)	5,559	(10,198)	(183.5)

Loss for the financial year	$(188,030)	$(140,287)	(47,743)	34.0

The following table sets forth our results of operations as a percentage of total revenue for each period presented preceding:

	Year Ended December 31,
	2020	2019
Revenue:
License fees revenue	31.0%	12.5%
Clinical services revenue	36.1	87.5
Value-based care revenue	32.9	—

Total Revenue	100	100
Cost of care delivery	(84.8)%	(123.5)%
Platform & application expenses	(61.3)	(105.7)
Research & development expenses	(44.8)	(319.4)
Sales, general & administrative expenses	(130.4)	(566.9)

Operating loss	(221.4)	(NM )
Finance costs	(5.7)	(7.0)
Finance income	0.8	6.3
Exchange (loss) / gain	(3.6)	106.5

Net finance (expense) income	(8.5)	105.9
Share of loss of equity-accounted investees	(1.4)	—

Loss before taxation	(231.3)	(909.6)
Tax (provision)/ benefit on loss	(5.9)	34.7

Loss for the financial year	(237.2)%	(874.9)%

Revenues

(USD in thousands unless otherwise indicated)	Year Ended December 31,		Variance
	2020	2019	$	%
License fees revenue	$24,603	$2,002	22,601	NM	%
Clinical services revenue	28,631	14,032	14,599	104.0
Value-based care revenue	26,038	—	26,038	NM

Total revenue	79,272	16,034	63,238	394.4

Total revenues increased to $79.3 million for the year ended December 31, 2020 compared to $16.0 million for the year ended December 31, 2019 largely due to the expansion of the provision of licensing services into new regions, particularly as we expanded into Asia, growth in our clinician services and the commencement of the provision of value-based care services.

Total licensing revenue increased for the year ended December 31, 2020 by $22.6 million compared to the year ended December 31, 2019. $12.7 million of the increase was due to the launch of our digital services in seven Asian countries during 2020. In addition to geographic expansion, we also licensed the COVID-19 care assistant within the United Kingdom. In addition, licensing revenue increased by $4.1 million related to the COVID-19 symptom checker that was utilized across NHS trusts in Birmingham and Wolverhampton that was not deployed in 2019. While we expect these revenues related to the COVID-19 care assistant to decrease in 2021, we believe revenues from new and existing contracts to other healthcare services provided across NHS trusts will at least partially offset this decline. It is not currently possible to quantify the direct impact of COVID-19 on our revenues and expenses. We expect the demand for digital services to continue to grow even after the COVID-19 pandemic abates. Finally, $4.9 million of the increase came from an increase in new users in the United States.

Total clinical services revenue increased for the year ended December 31, 2020 by $14.6 million compared to the year ended December 31, 2019. $1.2 million of the increase was due to the launch of our FFS offerings in various locations in the United States providing both general medicine and behavioral health virtual appointments. $3.8 million of the increase was due to U.K. market organic membership growth in the Babylon GP at Hand population. In addition, an increase in private appointments contributed an additional $6.6 million in 2020 versus 2019. The remaining growth was contributed by Canada and Rwanda services that continued to grow driven by demand for appointments.

Value based care revenue commenced in 2020 following the launch of the Babylon 360 product in October 2020 in the United States.

Variable revenue recognized from performance-based incentives, performance guarantees and risk shares was not material in 2020. We review our VBC capitation revenue contracts to assess whether any of them should be considered onerous contracts by applying the industry based guidance on premium deficiency reserves. None of our contracts were determined to be onerous contracts as of December 31, 2020 or December 31, 2019.

Cost of Care Delivery

(USD in thousands unless otherwise indicated)	Year Ended December 31,		Variance
	2020	2019	$	%
Cost of care delivery	(67,254)	(19,810)	(47,444)	239.5%

Cost of care delivery increased by $47.4 million from $19.8 million for the year ended December 31, 2019 to $67.3 million for the year ended December 31, 2020 primarily from an increase in physicians and other health professionals as a result of increased demand for clinical services and the launch of value-based care. Cost of care delivery in the United States increased by $31.1 million for the year ended December 31, 2020 compared to the year ended December 31, 2019. This was the result of launching a 24-hour virtual clinical service and the secondary and tertiary care for value-based care patients. Costs also increased by $5.1 million following greater demand for private appointments in the United Kingdom and growth in Babylon GP at Hand membership, resulting in increased costs relating to physicians and other health professionals. In Canada, patient demand for appointments grew, physicians’ costs resulted in $4.1 million higher costs in 2020 than 2019. The other drivers of cost of care delivery were the cost of support and management role, which increased by $9.3 million and were necessary in the expansion of services in the United States and greater breadth of care across different clinician types in the United Kingdom. During the year ended December 31, 2020, claims expense included in Cost of care delivery was $11.9 million, of which $7.6 million had been paid as of December 31, 2020. There was no claims expense activity in 2019.

Platform & Application Expenses

(USD in thousands unless otherwise indicated)	Year ended December 31,		Variance

	2020	2019	$	%
Platform & application expenses	(48,664)	(16,948)	(31,716)	187.1

Platform & application expenses increased by $31.7 million from $16.9 million for the year ended December 31, 2020 to $48.7 million for the year ended December 31, 2021. People costs within Platform & application expenses, excluding the impact of share-based compensation, was $30.5 million for the year ended December 31, 2020, which was a $15.3 million increase for the equivalent costs during the year ended December 31, 2019. This increase was primarily due to a reallocation of resources between Research and development and Platform & application activities within our technology operations during 2020. Depreciation and amortization included in Platform & application expenses was $11.1 million in 2020, a $9.9 million increase when compared to 2019. In addition, following an assessment of the future development of our technology, capitalized development costs were impaired by $6.4 million in 2020. This impairment was primarily the result of the discontinuation of certain features in 2020 surrounding a proprietary data structure for encounters on our software platform that were deemed to be no longer technologically feasible.

Research & Development Expenses

(USD in thousands unless otherwise indicated)	Year Ended December 31,		Variance

	2020	2019	$	%
Research & development expenses	(35,524)	(51,205)	15,681	(30.6)

Research & development expenses decreased by $15.7 million from $51.2 million for the year ended December 31, 2020 to $35.5 million for the year ended December 31, 2021. People costs within Research and development expenses, excluding the impact of share-based compensation, was $25.6 million for the year ended December 31, 2020, which was a $21 million decrease for the equivalent costs during the year ended December 31, 2019. Included within people costs, contractors & consultants expense was $2.7 million for the year ended December 31, 2020 which was a decrease of $12 million on the year ended December 31, 2019. As referred to above, this decrease was primarily due to a reallocation of the resources between Research and development and Platform & application activities within our technology operations during 2020. During the year ended December 31, 2020, development costs of approximately $43,027 were capitalized. The development costs that were capitalized during the year were those direct costs related to our development and technology operations that were deemed technologically feasible and probable of generating future economic benefits. This decrease was partly offset by an increase in share based-compensation expense of $5.2 million when compared to 2019.

Sales, General & Administrative Expenses

(USD in thousands unless otherwise indicated)	Year Ended December 31,		Variance
	2020	2019	$	%
Sales, general & administrative expenses	(103,341)	(90,891)	(12,450)	13.7%

Personnel costs within Sales, general & administrative expenses increased to $39.3 million for the year ended December 31, 2020, an increase of $9.0 million compared to the year ended December 31, 2019, following increases in commercial and support services headcount to align to the business growth. In addition, the acquisition of FCMG and the deployment of the Babylon product into new markets resulted in professional fees increasing by $4.7 million. In addition, higher people costs and IT-related expenses increased to $20.2 million, a $3.6 million or 21.7% increase compared to 2019. Premises costs decreased by $2.2 million following our vacating our London East office and reduced service and business rates as a result of an increase in remote working following the COVID-19 pandemic. Share-based compensation expense included in Sales, general & administrative expenses decreased by $5.2 million when compared to 2019.

Exchange (Loss)/Gain

(USD in thousands unless otherwise indicated)	Year Ended December 31,		Variance
	2020	2019	$	%
Exchange (loss)/ gain	(2,836)	17,075	(19,911)	(116.6)%

Exchange loss was a $19.9 million increase to $2.8 million for the year ended December 31, 2020 compared to a gain of $17.1 million for the year ended December 31, 2019. The key driver of the reduction in the exchange loss related to the reduction in the principal amount of inter-company loans between the Babylon Holdings legal entities.

Tax (Provision)/Benefit on Loss

(USD in thousands unless otherwise indicated)	Year Ended December 31,		Variance
	2020	2019	$	%
Tax (provision) / benefit on loss	(4,639)	5,559	(10,198)	183.5%

Tax provision on loss of $4.6 million for the year ended December 31, 2020 increased by $10.2 million, from a tax benefit on loss of $5.6 million, when compared to the prior year. Our tax (provision) / benefit in both periods is significantly impacted by our inability to recognize deferred tax assets relating to most of our losses. The change in tax (provision)/benefit is primarily the reversal of previously recognized tax benefits of $4.3 million related to U.K. tax credits for qualifying Research and development activities, which will be amortized over the useful life of the related capitalized development costs as a reduction to Platform & application expenses, as discussed further in Note 2 to the Babylon Holdings audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

Liquidity and Capital Resources

Our primary source of funds has been proceeds received from the issuance of convertible debt and equity. We secured funding of $380 million in August 2019 from existing and new investors through a Series C investment round. In November 2020, we executed a $200 million Convertible Loan Note agreement, where $30 million Tranche 1 Notes were issued. In December 2020, an additional $70 million of Tranche 2 Notes were issued in accordance with the Convertible Loan Note agreement and the Tranche 1 Notes were converted into Babylon Holdings’ Series C Shares, with $100 million of notes available under the Convertible Loan Note agreement. Additional information related to the Convertible Loan Note agreement is disclosed in Note 19 of the Babylon Holdings audited consolidated financial statements appearing elsewhere in this proxy statement/prospectus.

For the six months ended June 30, 2021 and 2020, we had a loss for the period of $75.7 million and $90.8, respectively. For the year ended December 31, 2020 and 2019, we had a net loss of $188.0 million and $140.3 million, respectively. As of June 30, 2021, December 31, 2020 and December 31, 2019, we had cash and cash equivalents of $42.4 million, $101.8 million and $214.9 million, respectively. We require and will continue to need significant cash resources to, among other things, fund our working capital requirements, increase our headcount, make capital expenditures (including those related to product development), and expand our business through acquisitions. Our future capital requirements will depend on many factors, including the cost of future acquisitions, our ability to provide more affordable healthcare, the scale of our increases in headcount, and the timing and extent of spending to support product development efforts. Based upon our forecasts through the period ending December 31, 2022, we are expecting to consummate the Business Combination and believe that the capital raised will be sufficient to provide adequate funding to service our obligations, meet liquidity needs and fund necessary capital expenditures through this forecast period. In the event that we are unable to consummate the Business Combination we believe that we will be required to seek additional funding through public or private equity or debt financings to continue our operations. While there is no assurance that the Business Combination will be consummated or, in the event that the Business Combination is not consummated, that additional funds are available to us on acceptable terms, we believe that we will be successful in raising the additional capital we need to be able to meet our liabilities as they fall due over the period ending December 31, 2022.

As of June 30, 2021, Babylon Holdings’ cash and cash equivalents totaled $42.4 million. On a pro forma basis, assuming consummation of the Business Combination on or before December 3, 2021, the transaction is expected to deliver up to $575 million in gross proceeds, including $345 million in gross proceeds from cash held in Alkuri’s trust account, assuming no redemptions. In addition, the Business Combination is further supported by a $230 million PIPE Investment. In addition, and as discussed above in the “—Overview” section, Babylon Holdings previously acquired an option to purchase Higi, a consumer health engagement company, and intends to acquire the remaining equity it does not already own, which will reduce Babylon Holdings’ cash needs by approximately $40 million. Assuming no redemptions, and taking transaction costs and strategic investments into account, Babylon is expected to have approximately $540 million in cash and cash equivalents assuming no redemptions by Alkuri Stockholders, which amount will be dependent on the extent of redemptions by Alkuri as of the Closing, and other factors.

Babylon Holdings had originally anticipated agreement on the Business Combination several months earlier than it was originally agreed due to market conditions. As such, it has subsequently obtained bridge financing to address short-term cash flow needs pending consummation of the Business Combination. Accordingly, on July 15, 2021, Babylon Holdings entered into a loan agreement with VNV Group for $15.0 million. The interest rate on the loan is 14%.

On August 18, 2021, Babylon Holdings issued $50.0 million in unsecured bonds at a discount of 4.0% (“Unsecured Bonds”), including the non-cash conversion of $8.0 million in borrowings under the loan agreement dated July 15, 2021 with VNV (Cyprus) Limited into Unsecured Bonds. The interest rate on the loan is 10%, with interest payable quarterly. The proceeds from the Unsecured Bonds can be used for general corporate purposes. The Company utilized proceeds of $7.2 million from the Unsecured Bonds to settle the remainder of the loan and interest with VNV (Cyprus) Limited. Cash proceeds from the bond issuance, net of discounts, repayments of borrowings, and transaction expenses total approximately $32.1 million. The Unsecured Bonds have a one-year term and they can be redeemed by Babylon Holdings at any time. Payment of the bonds is mandatory upon completion of a business combination or change in control. Babylon Holdings must maintain a minimum cash balance of $10.0 million to comply with financial covenants.

Babylon is considering market conditions including the possibility of requests for redemptions by Alkuri stockholders in connection with the Business Combination. Babylon has engaged Ardea and Citi to explore potential additional sources of funding to supplement the combined Company’s cash balance following the Closing. Babylon is evaluating obtaining debt financing with a principal ranging between $100 million and $200 million to be entered into concurrently with or shortly after the Closing on customary terms, which may include security interests, restrictive covenants and/or warrants for the purchase of shares of Babylon. Further, depending on the timing of the Closing, Babylon may seek to negotiate a modification of the terms of the Unsecured Bonds in order to issue additional Unsecured Bonds, to increase Babylon’s borrowing capacity by up to $25m. See “Risk Factors—Risks Related to Babylon’s Business and Operations Following the Business Combination—We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.”

Cash Flows

The following table discloses our consolidated cash flows provided by (used in) operating, investing and financing activities for the periods presented:

	Six Months Ended June 30,		Years Ended December 31,
(USD in thousands)	2021	2020	2020	2019
Net cash used in operating activities	$(19,466)	$(87,391)	$(143,430)	$(143,614)
Net cash used in investing activities	(35,313)	(23,591)	(72,226)	(36,936)
Net cash provided by financing activities	(4,485)	(13,007)	100,058	352,521
Net (decrease) increase in cash and cash equivalents	(59,264)	(123,989)	(115,598)	171,971
Cash and cash equivalents beginning of the year	101,757	214,888	214,888	46,031
Effect of exchange rates	(112)	(703)	2,467	(3,114)

Cash and cash equivalents end of the year	$42,381	$90,196	$101,757	$214,888

Cash Flows Provided by (Used in) Operating Activities

Net cash used in operating activities was $19.5 million for the six months ended June 30, 2021 compared to net cash used in operating activities of $87.4 million for the six months ended June 30, 2020, a decrease of approximately $67.9 million. The Loss for the period after adjusting for non-cash items decreased by $23.1 million, from $75.9 million for the six months ended June 30, 2020 to $52.9 million for the six months ended June 30, 2021. This decrease was increased by the net effect of changes in working capital of $44.9 million.

Net cash used in operating activities was $143.4 million for the year ended December 31, 2020 compared to net cash used in operating activities of $143.6 million for the year ended December 31, 2019, a decrease of approximately $0.2 million. Net loss for the financial year, after adjusting for non-cash items, decreased by $7.3 million, from $152.4 million for the year ended December 31, 2019 to $145.0 million for the year ended December 31, 2020. This decrease was largely offset by the unfavorable net effect of changes in working capital of $7.1 million.

Cash Flows Provided by (Used in) Investing Activities

Net cash used in investing activities was $35.3 million in the six months ended June 30, 2021 compared to net cash used in investing activities of $23.6 million in the six months ended June 30, 2020. The increase in cash used in investing activities was primarily a result of $5.0 million investment in Higi and cash paid for acquisitions, net of cash acquired, of $14.0 million relating to an acquisition consummated in April 2021.

Net cash used in investing activities was $72.2 million for the year ended December 31, 2020 compared to net cash used in investing activities of $36.9 million for the year ended December 31, 2019. The increase in cash used in investing activities was primarily a result of the $10.0 million investment in Higi and cash paid for acquisitions of $25.7 million relating to the acquisition of FCMG.

Cash Flows Provided by (Used in) Financing Activities

Net cash used in financing activities was $4.5 million in the six months ended June 30, 2021 compared to net cash provided by financing activities of $13.0 million in the six months ended June 30, 2020. The decrease in Net cash provided by financing activities of $8.5 million is primarily the result of fees paid directly attributable to the equity raise in the six months ended June 30, 2020 of $10.2 million.

Net cash provided by financing activities was $100.1 million for the year ended December 31, 2020 compared to net cash provided by financing activities of $352.3 million for the year ended December 31, 2019.

The decrease in net cash provided by financing activities of $242.4 million is primarily the result of higher gross proceeds from the issuance of share capital of $308.2 million during 2019, partially offset by proceeds from the issuance of convertible loan notes in 2020 of $48.9 million, as well as the repayment of convertible loans of $14.8 million in 2019, whereas Babylon Holdings did not have any repayments on borrowings during 2020.

Funding Requirements

Babylon Holdings’ directors performed a going concern assessment for a period of twelve months from the date of approval of these financial statements. This assessment indicates that additional funding, which the directors expect to obtain through the consummation of the Business Combination, is required to provide sufficient funds to meet our liabilities as they fall due for that period. As of December 31, 2020 the Group had a net asset position of $48.4 million (as of December 31, 2019: $173.8 million), including cash and cash equivalents of $101.8 million (as of December 31, 2019: $214.9 million). For the six months ended June 30, 2021, we had a net asset position of $58.0 million, including cash and cash equivalents of $42.4 million. While there is no assurance that the Business Combination will be consummated or, in the event that the Business Combination is not consummated, that additional funds are available to us on acceptable terms, we believe that we will be successful in raising the additional capital we need to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date of this report. Based on this, we believe it remains appropriate to prepare our financial statements on a going concern basis.

Contractual Obligations and Commitments

In the normal course of business, we enter into obligations and commitments that require future contractual payments. The commitments result primarily from operating leases. The following table summarizes our contractual obligations and commercial commitments as of June 30, 2021:

	Payments due by Period
	2021 (remainder of year)	2022 - 2023	2024 - 2025	Thereafter
Operating lease obligations	1,206	9,581	4,422	1,377
Borrowings	473	—	—	—

Off Balance Sheet Arrangements

During the periods presented, we did not have, nor do we currently have, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. We are therefore not exposed to the financing, liquidity, market or credit risk that could arise if we had engaged in those types of relationships.

Critical Accounting Policies, Estimates and Assumptions

The preparation of the consolidated financial statements in accordance with IFRS requires management to make judgments, estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes included elsewhere in this proxy statement/prospectus. On an ongoing basis, we evaluate estimates, which are based on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. We consider the following accounting policies to be critical to understanding our financial statements because the application of these policies requires significant judgment on the part of management, which could have a material impact on our financial statements if actual performance should differ from historical experience or if our assumptions were to change. The following accounting policies include estimates that require management’s subjective or complex judgments about the effects of matters that are inherently uncertain. For information on our significant accounting policies, including the policies discussed below, see Note 4 to our audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

Revenue Recognition

Certain of the Group’s contracts with customers include promises to transfer multiple services to a customer. The Group assesses the services promised in a contract and identifies distinct or bundled performance obligations in the contract. Identification of these performance obligations involves judgement to determine the promises and the ability of the customer to benefit independently from such promises. If multiple performance obligations are identified in the contract the transaction price is allocated to each performance obligation on a relative stand-alone selling price basis, for which the Group recognizes revenue as or when the performance obligations under the contract are satisfied. Significant judgment is required to determine the stand-alone selling price for each distinct performance obligation and the determination may not always be discernible from past transactions or other observable evidence. We utilize several inputs when determining stand-alone selling price, including the price of services sold on a standalone basis, our overall pricing strategies, the cost of providing the service, market data and the geographic locations in which the service is provided.

For revenue related to value based care arrangements, Babylon Holdings has determined that a portion of the transaction price under capitation revenue contracts is variable as the contracts contain provisions for performance-based incentives, performance guarantees and risk shares where amounts received are dependent upon factors such as quality metrics, member-specific attributes, and healthcare service costs. The variable portion of capitation revenue is estimated using the most likely amount methodology and amounts are only included in revenue to the extent that it is highly probable that a significant reversal of cumulative revenue will not occur once any uncertainty is resolved. Capitation revenue is recognized gross when it is assessed that the performance obligation relates to the whole of the patient journey with Babylon Holdings responsible for arranging, providing and controlling the VBC services provided to the attributed members, with expenses payable to other healthcare providers recorded in cost of care delivery. This is a significant judgment when assessing the performance obligation.

Capitalization of Development Costs

We capitalize expenditures for the development of technology to the extent that it is expected to meet the criteria in accordance with IAS 38, Intangible Assets (“IAS 38”). The decision to capitalize is based on significant judgments made by management, including the technical feasibility of completing the intangible asset so that it will be available for use or sale and assumptions used to demonstrate that the asset will generate probable future economic benefits (e.g., projected cash flow projections, discount rate). Development costs of $43.0 million (2019: $36.0 million) were capitalized in the year based on a model whereby a percentage is allocated to employee related expenses based on the time spent on the development of assets. All employee expenses included in this balance relate to employees in the technology departments, and the percentage attributable varies depending on the nature of the work performed and the type of asset being developed.

Impairment of Intangible Assets

The carrying values of our long-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. If any indication exists, then the asset’s recoverable amount is estimated. Determining the recoverable amount is subjective and requires management to estimate future growth, profitability, discount and terminal growth rates, and project future cash flows, among other factors. Future events and changing market conditions may impact our assumptions as to prices, costs or other factors that may result in changes to our estimates of future cash flows.

If we conclude that a definite or indefinite long-lived intangible asset is impaired, we recognize a loss in an amount equal to the excess of the carrying value of the asset over its fair value at the date of impairment. The fair value at the date of the impairment becomes the new cost basis and will result in a lower depreciation expense than for periods before the asset’s impairment.

Consolidation

Subsidiaries are all entities over which Babylon Holdings Limited and its subsidiaries (the “Group”) has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. To determine whether the Group controls an entity, status of voting or similar rights, contractual arrangements and other specific factors are considered. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on which that control ceases.

We hold certain rights in the form of purchase options to acquire additional equity interests in entities that we have an existing shareholding in. These rights are assessed as either substantive or protective in nature to conclude whether we exercise control over the entity. This assessment requires judgment relating to both the barriers that may prevent, and the extent to which we would benefit from, exercise of those rights and determines whether we should consolidate the entity.

In addition, we consolidate certain professional service corporations (“PCs”) which are owned, directly or indirectly, and operated by appropriately licensed physicians. We maintain control of these PCs through contractual arrangements, which can include service agreements, financing agreements, equity transfer restriction agreements, and employment agreements, or a combination thereof, which are primarily established during the formation of the PCs. At inception, the contractual framework established between the Group and the PCs provides the Group with the power to direct the relevant activities in the conduct of the PC’s non-clinical administrative and other non-clinical business activities. The physicians employed by the PC are exclusively in control of, and responsible for, all aspects of the practice of medicine for their patients. Babylon Healthcare NJ, PC, Babylon Healthcare, PLLC, Marcus Zachary, DO, OC, California Telemedicine Associates, PC, Babylon Healthcare, PC, and Babylon Healthcare NC, PC employ healthcare providers to deliver primary care services to VBC members and users of the digital platform. These PCs are consolidated on the basis of control through contractual arrangements.

The following provides summary financial data for the PCs that are included in the Consolidated Financial Statements:

	June 30, 2021	December 31, 2020
Total assets	66,489	$35,535
Total liabilities	81,429	42,699

	Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Revenue	35,786	$17,436
Operating expenses:
Cost of care delivery	36,710	20,175
Sales, general & administrative expenses	4,404	3,799

Total operating expenses	41,114	$23,973

There were no activities related to the PCs in 2019.

Qualitative and Quantitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates.

We do not believe that inflation has had a material effect on our business, results of operations or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations or financial condition.

Credit risk

Our cash and cash equivalents, deposits, and loans with banks and financial institutions are potentially subject to concentration of credit risk. We place cash and cash equivalents with financial institutions that management believes are of high credit quality. We seek to limit our credit risk with respect to customers by implementing due diligence procedures on all customers. We manage credit risk through receiving cash payment for large contracts up front in some instances, in addition to contracting with government funded entities which subsequently carries lower risks.

Currency risk

While our reporting currency is the U.S. dollar, we operate internationally and are exposed to fluctuations in exchange rates, specifically British Pound Sterling. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in exchange rates. We manage our currency risk through natural hedges (offsetting of receivables and payables) in addition to implementing investment procedures. Several of our consolidated entities operate in foreign countries and therefore, their net assets are exposed to the risk associated with translating foreign currencies.

Interest rate risk

As of June 30, 2021 and December 31, 2020, we had cash and cash equivalents of approximately $42.4 million and $101.8 million, respectively, which consisted primarily of money market accounts, which carries a degree of interest rate risk. A hypothetical 10% change in interest rates would not have a material impact on our financial condition or results of operations due to the short-term nature of our investment portfolio.

Implications of being an “Emerging Growth Company” and a “Foreign Private Issuer”

Each of Alkuri and Babylon Holdings is, and consequently, following the Business Combination, Babylon will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, Babylon will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Babylon’s securities less attractive as a result, there may be a less active trading market for Babylon’s securities and the prices of Babylon’s securities may be more volatile.

Babylon will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Alkuri IPO, (b) in which Babylon has total annual gross revenue of at least $1.07 billion, or (c) in which Babylon is deemed to be a large accelerated filer, which means the market value of Babylon’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which Babylon has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Babylon Holdings is also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. This means that, even after Babylon Holdings no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of and intends to take advantage certain exemptions from the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

Babylon Holdings may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” Babylon Holdings could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of Babylon Holdings’ outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Babylon Holding’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Babylon Holdings’ assets are located in the United States; or (iii) Babylon Holdings’ business is administered principally in the United States.

Babylon Holdings’ may choose to take advantage of some but not all of these reduced burdens. Babylon Holdings has taken advantage of reduced reporting requirements in this proxy statement/prospectus. Accordingly, the information contained in this proxy statement/prospectus may be different from the information you receive from Babylon Holdings’ competitors that are public companies, or other public companies in which you have made an investment. We expect to lose our foreign private issuer status for the year ended December 31, 2022 as a result of increased contacts with the United States.

Recently Issued and Adopted Accounting Pronouncements

For recently issued and adopted accounting pronouncements, see Note 4 to our audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•	the Business Combination; and

•	the Higi acquisition. As described elsewhere in this proxy statement/prospectus, Babylon Holdings has an option to acquire Higi. See “—Description of the Business Combination.”

The unaudited pro forma condensed combined statements of financial position as of June 30, 2021 (“Pro Forma Statement of Financial Position”) give pro forma effect to the Business Combination and the Higi acquisition as if they were consummated on June 30, 2021. The unaudited pro forma condensed combined statements of profit and loss and other comprehensive loss (“Pro Forma Statement of Profit and Loss”) for the year ended December 31, 2020 and six months ended June 30, 2021 give pro forma effect to the Business Combination and the Higi acquisition as if they had occurred on January 1, 2020. The pro forma statements of financial position do not purport to represent, and are not necessarily indicative of, what the actual financial condition of Babylon would have been had the Business Combination and Higi acquisition taken place on June 30, 2021, as applicable, nor are they indicative of the financial condition of Babylon as of any future date. The pro forma statements of profit and loss do not purport to represent, and are not necessarily indicative of, what the actual results of operations of Babylon would have been had the Business Combination and Higi acquisition taken place on January 1, 2020, as applicable, nor are they indicative of the results of operations of Babylon for any future period. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

This information should be read together with the audited and unaudited historical financial statements of each of Alkuri, Babylon Holdings and Higi, including the notes thereto, as well as the disclosures contained in the sections titled “Babylon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Alkuri’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•	Babylon Holdings’ historical unaudited consolidated financial statements as of and for the six months ended June 30, 2021;

•	Babylon Holdings’ historical audited consolidated financial statements as of and for the year ended December 31, 2020;

•	Higi’s historical unaudited consolidated financial statements as of and for the six months ended June 30, 2021;

•	Higi’s historical audited consolidated financial statements as of and for the year ended December 31, 2020;

•	Alkuri’s historical condensed consolidated financial statements as of and for the six months ended June 30, 2021; and

•

Alkuri’s historical condensed consolidated financial statements as of and for the quarter ended March 31, 2021. As a newly incorporated business on December 1, 2020, the results of Alkuri prior to January 1, 2021 were not material.

The historical consolidated financial statements of Babylon Holdings have been prepared in accordance with IFRS in its presentation currency of USD. The historical financial statements of Alkuri and Higi have been prepared in accordance with U.S. GAAP in its presentation currency of USD. In the case of Alkuri and Higi, adjustments were made to conform the U.S. GAAP financial statements to IFRS. Accordingly, pro forma adjustments have been reflected to conform the basis of accounting and accounting policies for Alkuri and Higi to those of Babylon Holdings. The historical consolidated financial statements of Higi have been prepared in accordance with U.S. GAAP in its presentation currency of USD and have been adjusted to give effect to material differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma condensed combined financial information.

Description of the Business Combination

Babylon Holdings entered into the Merger Agreement, dated June 3, 2021, by and among Babylon Holdings, Merger Sub, Alkuri and the Sponsor, which, among other things, provides for Merger Sub to be merged with and into Alkuri with Alkuri being the surviving company and wholly owned subsidiary of Babylon (the “Business Combination”). For more information about the Business Combination, please see the section entitled “The Merger Agreement.”

On May 15, 2020, Babylon Holdings acquired 10.2% of the fully diluted capital stock in Higi, a provider of digital healthcare services via a network of Smart Health Stations located in the United States. Through a series of investments, Babylon Holdings increased their shareholdings on a fully diluted basis in Higi to 18.5% as of December 31, 2020 and has the option to continue investing such that if Babylon Holdings completes all proposed investments, it will hold over 25% of Higi’s shareholdings on a fully diluted basis.

On June 2, 2021, Babylon Holdings entered into a letter agreement (the “Letter Agreement”) with each of 7Wire, Flare and Wrigley, the three largest shareholders in Higi. Pursuant to the Letter Agreement, Babylon and such shareholders agreed that (i) Babylon’s option to purchase the remaining shares of Higi will be exercisable until the earlier of 30 days following completion of this offering and December 31, 2021, (ii) Babylon would provide registration rights to such shareholders at least as favorable to those being offered to PIPE Investors, and (iii) each of 7Wire, Flare and Wrigley agreed to be paid in shares of Babylon Holdings in lieu of cash.

The contemplated consideration for the Higi acquisition is $70.3 million. Accordingly, the parties expect to issue up to 6.4    million shares of Babylon Holdings as the consideration in the transaction, with each share of Babylon Holdings to be valued at $10 per share although shareholders other than 7Wire, Flare and Wrigley may elect to accept cash in lieu of shares. Because of the agreement reached in the Letter Agreement, Babylon Holdings will issue at least 3.9 million shares of Babylon Holdings as the consideration in the transaction. In connection with the Higi acquisition, certain continuing employees, as determined by Babylon, will receive restricted stock units granted in respect of Babylon Class A Shares (“Babylon RSUs”), valued at $10. Babylon Holdings has deemed the exercise of the option to be probable, which exercise would be significant to Babylon Holdings. As such, the historical financial information has been adjusted to provide the pro forma effect to the Higi acquisition. The Pro Forma Statement of Financial Position assumes that the Higi acquisition occurred as of December 31, 2020 and the Pro Forma Statement of Profit and Loss assumes that the Higi acquisition occurred on January 1, 2020.

Accounting for the Business Combination

The Business Combination with Alkuri will be accounted for as a merger in accordance with IFRS. Under this method of accounting, Alkuri will be treated as the “acquired” company for financial reporting purposes.

Babylon Holdings has accounted for its acquisition of Alkuri as a Business Combination because Babylon is considered the accounting acquirer. This determination was primarily based on the assumptions that Babylon Holdings’ shareholders will hold a majority of the voting power of Babylon, Babylon Holdings’ operations will substantially comprise the ongoing operations of Babylon, Babylon Holdings’ designees are expected to comprise a majority of the governing body of Babylon, and Babylon Holdings’ senior management will comprise the senior management of Babylon. Because Alkuri does not meet the definition of a business in accordance with IFRS 3, Business Combinations (“IFRS 3”) (“IFRS 3”), and the net assets of Alkuri primarily comprise cash and cash equivalents, the Business Combination is accounted for as a Business Combination whereby the net assets of Alkuri will be stated at historical cost, with no goodwill or other intangible assets recorded. However, any excess of the share consideration issued by Babylon over the fair value of Alkuri’s identifiable net assets acquired represents compensation for the service of a share exchange listing for its shares and is expensed as incurred in accordance with IFRS 2, Share-based payment (“IFRS 2”). Accordingly, the excess of the fair value of the share consideration in excess of the net book value of the assets of Alkuri has been reflected as a recapitalization transaction expense in the Pro Forma Statement of Profit and Loss. Operations prior to the Business Combination will be deemed to be those of Babylon Holdings.

Basis of Pro Forma Presentation

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide an understanding of Babylon upon consummation of the Business Combination and the Higi acquisition.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Babylon Holdings has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Babylon will achieve. Babylon and Alkuri have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the consideration:

(in thousands, except for share amounts)
Shares transferred at Closing	336,427,107
Value per share(1)	$10.00

Total Share Consideration	$3,364,271

(1)	Share Consideration is calculated using a $10.00 reference price. Actual total Share Consideration will be dependent on the value of Alkuri Common Stock at Closing.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Alkuri Common Stock:

•

Scenario 1 – Assuming no redemptions for cash: This presentation assumes that no Alkuri Stockholders exercise redemption rights with respect to their shares of Alkuri Class A Common Stock upon consummation of the Business Combination; and

•

Scenario 2 – Assuming redemptions of 34,500,000 of Alkuri Class A Common Stock for cash: This presentation assumes that Alkuri Stockholders exercise their redemption rights with respect to a maximum of 34,500,000 shares of Alkuri Class A Common Stock upon consummation of the Business Combination at a redemption price of approximately $10.00 per share. The maximum redemption amount reflects the redemption of all outstanding Alkuri Class A Common Stock given the minimum requirements in the Merger Agreement of $230 million of cash held either in or outside of the trust account, including the aggregate amount of any proceeds from the PIPE Investment, after giving effect to the payments to redeeming Alkuri Stockholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of maximum redemptions.

After the Closing, assuming no redemptions of shares of Alkuri Class A Common Stock for cash, Alkuri Stockholders and the Sponsor will own 9.8% of the outstanding Babylon Shares (including the Sponsor Shares and 1,300,000 shares from the PIPE Investment), the PIPE Investors will own approximately 5.2% of the outstanding Babylon Shares (including shares purchased by the Founder, Sponsor and certain existing Babylon Holdings shareholders in the PIPE Investment) and the existing shareholders of Babylon Holdings will own approximately 85.0% of the outstanding Babylon Shares. Additionally, the capitalization table includes Earnout Class A Shares issued to the Sponsor of 0.3% and Earnout Class B Shares issued to the Founder of 8.8%. Assuming redemption by holders of all 34,500,000 shares of Alkuri Class A Common Stock, the Sponsor will own approximately 1.8% of the outstanding Babylon Shares, the PIPE Investors will own approximately 5.7% of outstanding Babylon Shares and the existing shareholders of Babylon Holdings will own approximately 92.2% of the outstanding Babylon Shares (in each case, not giving effect to any shares purchased by the Founder, the Sponsor and existing Babylon Holdings shareholders in the PIPE Investment and any shares issuable upon the exercise or conversion of warrants or options outstanding). The Sponsor will own an additional 0.3% of the outstanding Babylon shares and the Founder will own an additional 9.5% of the outstanding Babylon shares as a result of the Earnout Class A and B Shares issued and outstanding.

The foregoing does not reflect the effect of the exercise of the 5,933,333 private placement warrants held by the Sponsor or the 8,625,000 public warrants. Assuming all of the private placement warrants and public warrants are exercised and the earnout milestones are met such that the Earnout Shares are not subject to the repurchase right, (i) there would be a total of 441,352,107 shares of Babylon Holdings outstanding (assuming no redemptions) and (ii) there would be a total of 406,852,107 shares of Babylon Holdings (assuming maximum redemptions).

	Assuming No Redemptions			Assuming Maximum Redemptions
	Shares	% of Total Outstanding	% of Total Voting Power	Shares	% of Total Outstanding	% of Total Voting Power
Babylon shareholders – Class A	295,589,531	66.9%	18.9%	295,589,531	72.7%	19.4%
Babylon shareholders – Class B	40,837,576	9.3%	39.4%	40,837,576	10.0%	40.3%
Earnout shares – Class A	1,293,750	0.3%	0.1%	1,293,750	0.3%	0.1%
Earnout shares – Class B	38,800,000	8.8%	37.4%	38,800,000	9.5%	38.2%
Alkuri Public Shares	34,500,000	7.8%	2.2%	—	0.0%	0.0%
Sponsor Shares(1)	7,331,250	1.7%	0.5%	7,331,250	1.8%	0.5%
PIPE(2)	23,000,000	5.2%	1.5%	23,000,000	5.7%	1.5%

Total	441,352,107	100.0%	100.0%	406,852,107	100.0%	100.0%

(1)

Does not include 1,300,000 shares being subscribed for by the Sponsor and its affiliates as described in the following footnote. When including the shares purchased by the Sponsor and its affiliates in the PIPE

Investment, the Sponsor is expected to own approximately 2.0% of the outstanding shares and 0.6% of the total voting power assuming no redemptions and approximately 2.1% of the outstanding shares and 0.6% of the total voting power assuming maximum redemptions.
(2)

Includes 200,000 shares purchased by the Founder, 1,300,000 shares purchased by the Sponsor and its affiliates, and 1,000,000 shares purchased by certain existing Babylon Holdings shareholders in the PIPE Investment.

Further, the Founder will hold 76,512,016 Babylon Class A Shares and all 79,637,576 Babylon Class B Shares under both redemption scenarios, including 200,000 Babylon Class A Shares purchased in the PIPE Investment and the Stockholder Earnout Shares. When excluding the shares purchased by the Sponsor and its affiliates in the PIPE Investment, the PIPE Investors are expected to own approximately 4.9% of the outstanding shares and 1.4% of the total voting power assuming no redemptions and approximately 5.3% of the outstanding shares and 1.4% of the total voting power assuming maximum redemptions.

The following table sets forth the historical comparative per share information for Babylon and Alkuri on a stand-alone basis and pro forma combined per share information after giving effect to the Business Combination, (1) assuming no Alkuri Stockholders exercise redemption rights with respect to their shares of Alkuri Class A Common Stock upon the Closing of the Business Combination; and (2) assuming that Alkuri Stockholders exercise their redemption rights with respect to a maximum of 34,500,000 shares of Alkuri Class A Common Stock as of Closing of the Business Combination.

			Combined Pro Forma		Babylon Equivalent Per Share Pro Forma
	Alkuri (Historical)	Babylon (Historical)	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the period ending	Jun-21	Jun-21
Book Value per share(1)	$0.45	$0.06	$1.50	$0.70	$0.45	$0.21
Weighted averages shares outstanding – basic and diluted		813,746,192
Net loss per share – basic and diluted		$(0.09)
Weighted average shares outstanding of common share – basic and diluted	11,104,045		401,258,357	366,758,357	336,427,107	295,589,531
Net loss per share of common share – basic and diluted(2)	$(0.69)		$(0.20)	$(0.22)	$(0.06)	$(0.07)

(1)	Book value per share = Total equity excluding preferred shares divided by shares outstanding
(2)	The equivalent pro forma basic and diluted per share data for Babylon is calculated by multiplying the combined pro forma per share data by the 0.302 Exchange Ratio.

			Combined Pro Forma		Babylon Equivalent Per Share Pro Forma
	Alkuri (Historical)	Babylon (Historical)	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the period ending	Mar-21	Dec-20
Book Value per share(1)	$0.50	$0.06	$1.68	$0.89	$0.51	$0.27
Weighted averages shares outstanding – basic and diluted		803,901,000
Net loss per share – basic and diluted		$(0.23)
Weighted average shares outstanding of common share – basic and diluted	10,052,006		401,258,357	366,758,357	336,427,107	295,589,531
Net loss per share of common share – basic and diluted(2)	$(0.12)		$(0.75)	$(0.86)	$(0.23)	$(0.26)

(1)	Book value per share = Total equity excluding preferred shares divided by shares outstanding

(2)	The equivalent pro forma basic and diluted per share data for Babylon is calculated by multiplying the combined pro forma per share data by the 0.302 Exchange Ratio.

Unaudited Pro Forma Condensed Combined Statement of Financial Position

As of June 30, 2021

(Amounts in thousands, except for per share amounts)

	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021		Assuming No Redemptions			Assuming Maximum Redemptions
	Alkuri (Historical)	Babylon (Historical)	Higi Acquisition Historical	Combined (Historical)	PPA Adjustments		Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Right of use of assets	—	3,487	—	3,487	—				3,487			3,487
Trade and other receivables	—	28,218	2,474	30,692	—				30,692			30,692
Prepayments and contract assets	987	9,253	384	10,624	—				10,624			10,624
Cash and cash equivalents	71	42,381	5,458	47,910	(10,767)	(CC)	230,000	(A)	521,960	(345,023)	(J)	176,937
					(5,458)	(EE)	345,022	(B)
							(16,259)	(D)
							$68,488	(H)
							—	(H)
Restricted cash	—	—	273	273	—		—		273			273

Total current assets	1,058	83,339	8,589	92,986	(16,225)		490,275		567,063	(345,023)		222,013
Property, plant and equipment	—	2,879	114	2,993	—				2,993			2,993
Right of use of assets	—	10,135	1,233	11,368	—				11,368			11,368
Investments in assoc.	—	12,600	—	12,600	(12,600)	(AA)			—			—
Marketable securities held in Trust Account	345,022	—	—	345,022	—		(345,022)	(B)	—			—
Goodwill	—	31,303	—	31,303	23,440	(AA)			99,571			99,571
					1,624	(BB)
					70,320	(CC)
					231	(DD)
					(25,805)	(DD)
					(1,542)	(EE)
Other intangible assets	—	102,331	231	102,562	(231)	(DD)			134,189			134,189
					31,858	(DD)
Total non current assets	345,022	159,248	1,578	505,848	87,295		(345,022)		248,121			248,121

TOTAL ASSETS	346,080	242,587	10,167	598,834	71,070		145,253		815,157	(345,023)		470,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	—	26,231	1,012	27,243	—				27,243			27,243
Accrued liabilities	4,099	31,574	1,072	36,745	—		(4,099)	(D)	32,646			32,646
Contract Liabilities	—	23,136	—	23,136	—				23,136			23,136
Deferred grant income—tax credit	—	1,264	—	1,264	—				1,264			1,264
Deferred revenue	—	—	940	940	—				940			940
Lease Liabilities	—	1,984	332	2,316	—				2,316			2,316
Loans and Borrowings	—	473	—	473	6,000	(CC)			6,473			6,473
Accrued offering costs	85	—	—	85	—		(85)	(D)	—			—
Deferred liability	12,075	—	—	12,075	—		(12,075)	(D)	—			—

Total current liabilities	16,259	84,662	3,356	104,277	6,000		(16,259)		94,018			94,018
Deferred tax liability	—	768	—	768	6,053	(DD)			6,821			6,821
Related party convertible promissory notes	—	—	7,000	7,000	(7,000)	(EE)			—			—
Contract Liabilities	—	81,982	—	81,982	—				81,982			81,982
Deferred grant income—tax credit	—	6,340	—	6,340	—				6,340			6,340
Common stock subject to possible redemption	—	—	—	—	—		303,328	(E)	—			—
							(303,328)	(E)				—

	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021	As of June 30, 2021		Assuming No Redemptions			Assuming Maximum Redemptions
	Alkuri (Historical)	Babylon (Historical)	Higi Acquisition Historical	Combined (Historical)	PPA Adjustments		Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Lease Liabilities	—	10,815	1,435	12,250	—				12,250			12,250
Warrant Liability	21,493	—	—	21,493	—				21,493			21,493

Total liabilities	37,752	184,567	11,791	234,110	5,053		(16,259)		222,904	—		222,904

Common stock subject to possible redemption	303,328	—	—	303,328	—		(303,328)	(E)	—			—
Stockholders’ equity (deficit):
Common stock Class A	1	—	6	7	(6)		(1)	(C)	—	(3)	(I)	(3)
Common stock class B	1	—	—	1	—		(1)	(C)	—			—
Additional paid-in capital	12,636	—	89,197	101,833	—	(AA)	229,998	(A)	628,784	14,024	(F)	297,789
					(89,197)	(BB)	(7,636)	(C)		(345,019)	(I)
					53,553	(CC)	303,328	(E)
							105,421	(F)
							—
							(28)	(G)
							(68,488)	(H)
Ordinary share capital	—	10	—	10	—		28	(G)	40			40
							2	(A)
Preference share capital	—	4	—	4	—				4			4
Share premium	—	557,569	—	557,569	—				557,569			557,569
Share based payment reserve	—	45,286	—	45,286	—				45,286			45,286
Retained earnings/(accumulated deficit)	(7,638)	(544,411)	(90,827)	(642,876)	101,667	(BB)	7,638	(C)	(638,992)	(14,025)	(F)	(653,017)
							(105,421)	(F)

Non-controlling interests	—	(2,046)	—	(2,046)	—				(2,046)			(2,046)
Translation differences	—	1,608	—	1,608	—				1,608			1,608

Total stockholders’ equity	5,000	58,020	(1,624)	61,396	66,017		464,840		592,253	(345,023)		247,230

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	346,080	242,587	10,167	598,834	71,070		145,243		815,157	(345,023)		470,134

Babylon’s statement of financial position was derived from the unaudited consolidated statement of financial position as of June 30, 2021 prepared in accordance with IFRS. Higi’s statement of financial position was extracted from the unaudited consolidated balance sheet as of June 30, 2021. The Higi statement of financial position was prepared in accordance of U.S. GAAP. The Alkuri statement of financial position was extracted from the unaudited condensed balance sheet as of June 30, 2021 prepared in accordance with U.S. GAAP.

(A)	To reflect the proceeds received from the PIPE Investment with the corresponding issuance of 23,000,000 Babylon Class A Shares at approximately US$10.00 per share, or $230 million.

(B)	To reflect the release of cash from marketable securities held in the trust account.

(C)	To reflect the elimination of historical accumulated deficit in Alkuri as it is the accounting acquiree.

(D)	To reflect the settlement of Alkuri’s historical current liabilities at Closing.

(E)

To reflect the reclassification of Alkuri Class A Common Stock subject to possible redemption of approximately $303 million from temporary equity under U.S. GAAP to a liability under IFRS, because the right to redeem is at the option of the holder. The additional adjustment is related to the reclassification of approximately $303 million of Alkuri Class A Common Stock subject to possible redemption to permanent equity.

(F)

The fair value of share consideration of $414 million and Alkuri’s net assets of $308 million result in an excess of the fair value of the shares issued over the value of the net monetary assets acquired of $105 million. Assuming no redemptions, this was reflected as a transaction expense of $106 million for the services provided by Alkuri in connection with the listing. The fair value calculation of $414 million is based on the combined company estimated fair value derived from Babylon’s enterprise valuation of $3.6 billion and the level of ownership that existing shareholders of Babylon Holdings will have in Babylon of approximately 85%, after taking into account the Stockholder Earnout and Sponsor Earnout. The net assets were derived from Alkuri’s historical condensed consolidated financial statements.

Fair value of share consideration	$413,749
Alkuri Net (Assets) / Liabilities	($308,328)

Transaction Expense	$105,421

Assuming maximum redemptions, the ownership in the combined company changes to 92% resulting in a reduction to the enterprise fair value. Alkuri’s ownership percentage of 2% results in the fair value of the share consideration of $83 million. Similarly, there is a reduction in the net assets by $317 million based on the redemptions, which results in a fair value excess of $119 million. The $14 million adjustment is to reflect this excess.

Fair value of share consideration	$82,750
Alkuri Net (Assets) / Liabilities	$36,695

Transaction Expense	$119,445
Transaction Expenses no redemptions	($105,421)

Maximum scenario adjustment	$14,024

(G)	To reflect the Business Combination of Babylon through the issuance of 280,000,000 of Babylon Class A Shares as consideration for the Business Combination assuming no redemptions.

(H)

To reflect the payment of an aggregate of $68.5 million of estimated legal, financial advisory and other professional fees that are directly attributable to the equity issuance costs as part of the Business Combination, which is reflected as an adjustment to additional paid in capital. These expenses were not previously accounted for in the financial statements as of the twelve months ended December 31, 2020 and as of June 30, 2021.

(I)

Reflects the maximum redemption of all 34,500,000 Alkuri Class A Common Stock for aggregate redemption payments of approximately $345 million allocated to Babylon Class A Shares. The additional capital is based on using a par value $0.0001 per share and at a redemption price of approximately $10.00 per share.

Unaudited Condensed Combined Statement of Profit and Loss

For the Six Months Ended June 30, 2021

(in thousands, except share and per share amounts)

							Assuming No Redemptions			Assuming Maximum Redemptions
	January 1, 2021 to June 30, 2021	January 1, 2021 to June 30, 2021	January 1, 2021 to June 30, 2021	January 1, 2021 to June 30, 2021	January 1, 2021 to June 30, 2021				For Periods shown below		For Periods shown below
	Alkuri (Historical)	Babylon (Historical)	Higi Acquisition	Combined (Historical)	Purchase price allocation adjustments		Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined
Revenue	—	128,771	4,621	133,392	—		—		133,392	—	133,392
Cost of care delivery	—	(92,137)	—	(92,137)	—		—		(92,137)	—	(92,137)
Formation and operating costs	(5,266)	—	—	(5,266)	—		—		(5,266)	—	(5,266)
Platform & application expenses	—	(21,377)	—	(21,377)	—		—		(21,377)	—	(21,377)
Research & development expenses	—	(17,201)	(8,638)	(25,839)	—		—		(25,839)	—	(25,839)
Sales, General and administrative expenses	—	(76,606)	(1,947)	(78,553)	(2,264)	(DD)	—		(80,817)	—	(80,817)

Operating loss	(5,266)	(78,550)	(5,964)	(89,780)	(2,264)		—		(92,044)	—	(92,044)
Finance costs	—	(2,243)	(645)	(2,888)	—		—		(2,888)	—	(2,888)
Finance income	23	28	1,010	1,061	—		(23)	(K)	1,038	—	1,038
Change in FV of warrant liability	(2,389)	—	—	(2,389)	—		—		(2,389)	—	(2,389)
Exchange gain/(loss)	—	(91)	—	(91)	—		—		(91)	—	(91)

Net finance expense	(2,366)	(2,306)	365	(4,307)	—		(23)		(4,330)	—	(4,330)
Gain on sale of subsidiary	—	3,917	—	3,917	—		—		3,917	—	3,917
Share of loss of equity-accounted investees	—	(1,276)	—	(1,276)	—		—		(1,276)	—	(1,276)
Other expense (income)	—	—	—	—	10,840	(AA)	—		10,840	—	10,840

Income (loss) before income taxes	(7,632)	(78,215)	(5,599)	(91,446)	8,576		(23)		(82,893)	—	(82,893)
Tax credit on loss	—	2,493	(59)	2,434	—		—		2,434	—	2,434

Net income (loss) attributable to common stockholders	(7,632)	(75,722)	(5,658)	(89,012)	8,576		(23)		(80,459)	—	(80,459)

									Assuming No Redemptions		Assuming Maximum Redemptions
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders—Basic and Diluted		813,746,192							401,258,357		366,758,357
Net loss per share attributable to common stockholders—Basic and Diluted		(0.09)							(0.20)		(0.22)

Unaudited Condensed Combined Statement of Profit and Loss

For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)

							Assuming No Redemptions			Assuming Maximum Redemptions
	January 1, 2021 to March 31, 2021	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020				For Periods shown below			For Periods shown below
	Alkuri (Historical)	Babylon (Historical)	Higi Acquisition	Combined (Historical)	Purchase price allocation adjustments		Pro Forma Adjustments		Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined
Revenue	—	79,272	9,486	88,758	—		—		88,758	—		88,758
Cost of care delivery	—	(67,254)	—	(67,254)	—		—		(67,254)	—		(67,254)
Formation and operating costs	(1,075)	—	—	(1,075)	—		—		(1,075)	—		(1,075)
Platform & application expense	—	(48,664)	—	(48,664)	—		—		(48,664)	—		(48,664)
Research & development expenses	—	(35,524)	(15,500)	(51,024)	—		—		(51,024)	—		(51,024)
Sales, General and administrative expenses	—	(103,341)	(4,165)	(107,506)	(4,528)	(DD)	—		(112,034)	—		(112,034)
				—			—
Recapitalization transaction expenses	—	—	—	—	—		(105,421)	(J)	(105,421)	(14,024)	(J)	(119,445)

Operating loss	(1,075)	(175,511)	(10,179)	(186,765)	(4,528)		(105,421)		(296,714)	(14,024)		(310,738)
Finance costs	—	(4,530)	(6,296)	(10,826)	—		(3,266)	(L)	(14,092)	—		(14,092)
Finance income	10	610	3,000	3,620	—		(10)	(K)	3,610	—		3,610
Change in FV of warrant liability	(92)	—	—	(92)	—		—		(92)	—		(92)
Exchange gain/(loss)	—	(2,836)	—	(2,836)	—		—		(2,836)	—		(2,836)

Net finance expense	(82)	(6,756)	(3,296)	(10,134)	—		(3,276)		(13,410)	—		(13,410)
Share of loss of equity-accounted investees	—	(1,124)	—	(1,124)	—		—		(1,124)	—		(1,124)
Interest income	—	—	—	—	—		—		—	—		—
Other expense (income)	—	—	—	—	14,564	(AA)	—		14,564	—		14,564

Income (loss) before income taxes	(1,157)	(183,391)	(13,475)	(198,023)	10,036		(108,697)		(296,684)	(14,024)		(310,708)
Tax credit on loss	—	(4,639)	(93)	(4,732)	—		—		(4,732)	—		(4,732)

Net income (loss) attributable to common stockholders	(1,157)	(188,030)	(13,568)	(202,755)	10,036		(108,697)		(301,416)	(14,024)		(315,440)

						Assuming No Redemptions		Assuming Maximum Redemptions
	January 1, 2021 to March 31, 2021	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020	January 1, 2020 to December 31, 2020		For Periods shown below		For Periods shown below
	Alkuri (Historical)	Babylon (Historical)	Higi Acquisition	Combined (Historical)	Purchase price allocation adjustments	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined
							Assuming No Redemptions		Assuming Maximum Redemptions
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders - Basic and Diluted		803,901,000					401,258,357		366,758,357
Net loss per share attributable to common stockholders - Basic and Diluted		(0.23)					(0.75)		(0.86)

The Babylon Holdings’ statement of profit and loss was derived from the consolidated statement of profit or loss and other comprehensive loss of Babylon Holdings for the six months ended June 30, 2021 and twelve months ended December 31, 2020. The Higi statement of profit or loss was derived from the unaudited consolidated statement of operations of Higi for the six months ended June 30, 2021. Alkuri’s statement of operations was derived from the historical condensed consolidated statement of operations for the six months ended June 30, 2021. As a newly incorporated business on December 1, 2020, the results of Alkuri prior to January 1, 2021 were not material.

Pro Forma Adjustments:

(J)

As discussed in (F) the listing expense charge to recapitalization transaction expenses is $105 million assuming no redemptions for the year ended December 31, 2020. Under a maximum redemption scenario, the adjustment of $14 million reflects the expense of $119 million for the year ended December 31, 2020.

(K)	Reflects the elimination of interest income on Alkuri’s Trust Account.

(L)

Reflects the adjustment related to the bridge financing obtained by Babylon. On August 18, 2021, the Group issued $50.0 million in unsecured bonds at a discount of 4.0% (“Unsecured Bonds”), including the non-cash conversion of $8.0 million in borrowings under the loan agreement dated July 15, 2021 with VNV (Cyprus) Limited into Unsecured Bonds. The proceeds from the Unsecured Bonds can be used for general corporate purposes. For purposes of the pro forma statements, the Unsecured Bonds are shown to be repaid in full once the transaction closes. Therefore, the capitalized costs associated with the financing have been expensed during the twelve months ended December 31, 2020.

The following presents the summary of unaudited pro forma condensed combined financial information:

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Period Ending June 30, 2021
Revenue	133,392	133,392
Net loss per share – basic and diluted	$(0.20)	$(0.22)
Weighted-average Common shares outstanding – basic and diluted	401,258,357	366,758,357

Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of June 30, 2021
Total assets	815,157	470,134
Total liabilities	222,904	222,904
Total stockholders equity	592,253	247,134

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Period Ending December 31, 2020 Babylon and March 31, 2021, Alkuri
Revenue	88,758	88,758
Net loss per share – basic and diluted	$(0.75)	$(0.86)
Weighted-average Common shares outstanding – basic and diluted	401,258,357	366,758,357
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of December 31, 2020
Total assets	830,216	485,206
Total liabilities	157,004	157,004
Total stockholders equity	673,212	328,202

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Data of Alkuri” and “Selected Historical Financial Information of Babylon Holdings” and the historical financial statements of Alkuri, Babylon Holdings and Higi included elsewhere in this proxy statement/prospectus.

The Babylon Holdings pro forma equivalent per share financial information is calculated by multiplying the combined unaudited pro forma per share amounts by the exchange ratio, whereby each share of Babylon Holdings ordinary shares are converted into Babylon Shares at a conversion ratio of approximately 0.3, and each share of Alkuri Common Stock will be converted into one Babylon Class A Share.

Note 1 - Adjustments to Higi’s Consolidated Financial Statements

The tables below illustrate the impact of adjustments made to Higi’s consolidated financial statements in order to present them on a basis consistent with Babylon’s accounting policies under IFRS. The adjustments have been prepared as if Higi had always applied IFRS. These adjustments reflect Babylon Holdings’ best estimates based upon the information currently available to Babylon Holdings and could be subject to change once more detailed information is obtained.

Unaudited adjusted Higi statement of operations for the six months ended June 30, 2021

		Reclassifications and US GAAP to IFRS Adjustments
(USD in thousands)	Higi (US GAAP)	Reclassifications 1	Leases 2	Share-based Payments 3	Adjusted Higi (IFRS)
For the six months ended June 30, 2021
Revenue	4,621	—	—	—	4,621

Cost of Revenues
Depreciation of Higi stations	30	(30)	—	—	—
Other	3,567	(3,567)	—	—	—

Total cost of revenue	3,597	(3,597)	—	—	—

Gross income (loss)	1,024	3,597	—	—	4,621
Research and development expenses	—	8,638			8,638
Sales, general & administration costs	32	1,894	24	(3)	1,947
Operating expenses	6,969	(6,939)	—	—	—

Operating Loss	(5,977)	34	(24)	3	(5,964)

Finance costs	—	645	—	—	645
Finance income	—	(1,010)	—	—	(1,010)

Net finance expense/ (income)	—	(365)	—	—	(365)

Interest expense	611	(611)	—	—	—
Forgiveness of paycheck protection program funds	(1,010)	1,010	—	—	—

Net other expense	(399)	399	—	—	—
Income tax expense (benefit)	59	—	—	—	59

Net Loss	(5,637)	—	(24)	3	(5,658)

Unaudited adjusted Higi statement of operations for the year ended December 31, 2020

		Reclassifications and US GAAP to IFRS Adjustments
(USD in thousands)	Higi (US GAAP)	Reclassifications 1	Leases 2	Share-based Payments 3	Adjusted Higi (IFRS)
For the year ended December 31, 2020
Revenue	9,486	—	—	—	9,486

Cost of Revenues
Depreciation of Higi stations	151	(151)	—	—	—
Other	6,676	(6,676)	—	—	—

Total cost of revenue	6,827	(6,827)	—	—	—

Gross income (loss)	2,659	6,827	—	—	9,486

Research and development expenses	—	15,500	—	—	15,500
Sales, general & administration costs	—	4,098	56	11	4,165
Operating expenses	12,534	(12,534)	—	—	—

Operating Loss	(9,875)	(237)	(56)	(11)	(10,179)

Finance costs	—	6,296	—	—	6,296
Finance income	—	(3,000)	—	—	(3,000)

Net finance expense/ (income)	—	3,296	—	—	3,296

Interest expense	1,660	(1,660)	—	—	—
Loss on discount related to conversion of promissory notes	4,636	(4,636)	—	—	—
Gain on extinguishment of debt	(3,000)	3,000	—	—	—
Other expenses	250	(250)	—	—	—
Gain on disposal of fixed assets	(15)	15	—	—	—

Net other expense	3,531	(3,531)	—	—	—
Income tax expense (benefit)	95	(2)	—	—	93

Net Loss	(13,501)	—	(56)	(11)	(13,568)

Unaudited adjusted Higi consolidated balance sheet as at June 30, 2021

		Reclassifications and US GAAP to IFRS Adjustments
(USD in thousands)	Higi (US GAAP)	Reclassifications 1	Leases 2	Share-based Payments 3	Adjusted Higi (IFRS)
As of June 30, 2021
Non-Current Assets
Right of Use Asset	—	—	1,233	—	1,233
Property and Equipment, net	114	—	—	—	114
Security deposits	66	(66)	—	—	—
Other intangible assets, net	231	—	—	—	231

Total non-current assets	411	(66)	1,233	—	1,578
					—
Current Assets
Other current assets	100	(100)	—	—	—
Accounts receivable, net	2,374	(2,374)	—	—	—
Trade and other receivables	—	2,474	—	—	2,474
Prepayments and contract assets	318	66	—	—	384
Restricted cash	273	—	—	—	273
Cash and cash equivalents	5,458	—	—	—	5,458

Total current assets	8,523	66	—	—	8,589

Total assets	8,934	—	1,233	—	10,167

					—
Equity
Common and Preferred Stock	6	—	—	—	6
Additional paid-in capital	89,194	—	—	3	89,197
Accumulated deficit	(90,574)	—	(250)	(3)	(90,827)

Total capital and reserves	(1,374)	—	(250)	—	(1,624)

Liabilities
Non-current liabilities
Related party promissory notes	7,000	—	—	—	7,000
Deferred rent liability	284	—	(284)	—	—
Deferred revenue	131	(131)	—	—	—
Other long-term liabilities	100	(100)	—	—	—
Lease liability	—	—	1,435	—	1,435

Total long- term liabilities	7,515	(231)	1,151	—	8,435

Current Liabilities
Accounts Payable	1,012	(1,012)	—	—	—
Accrued Expenses	964	(964)	—	—	—
Due to employees	8	(8)	—	—	—
Trade and other payables	—	1,012	—	—	1,012
Accruals and provisions	—	1,072	—	—	1,072
Deferred revenue	809	131	—	—	940
Lease liability, current portion	—	—	332	—	332

Total current liabilities	2,793	231	332	—	3,356

Total liabilities and stockholders deficit	8,934	—	1,233	—	10,167

1.)	The classification of certain items presented by Higi under U.S. GAAP has been adjusted in order to align with the presentation of Babylon under IFRS.

Modification to Higi’s historical consolidated statement of operations for the twelve months ended December 31, 2020 include:

•	Presentation of Depreciation of Higi stations ($0.1 million) and Other cost of revenue ($6.7 million) in Research and development expenses ($6.8 million).

•	Separate presentation of components of Operating expenses ($12.5 million) to Research and development expenses ($8.8 million) and Sales, general and administrative expenses ($3.7 million).

•	Presentation of Interest expense ($1.7 million) and Loss on discount related to conversion of promissory notes ($4.6 million) to Finance costs ($6.3 million).

•	Presentation of Gain on extinguishment of debt ($3.0 million) to Finance income ($3.0 million).

•	Presentation of Other expenses ($0.2 million) in Sales, general & administrative expenses ($0.2 million).

Modification to Higi’s historical consolidated statement of operations for the six months ended June 30, 2021 include:

•	Presentation of Other cost of revenue ($3.6 million) in Research and development expenses ($3.6 million).

•	Separate presentation of components of Operating expenses ($7.0 million) to Research and development expenses ($5.1 million) and Sales, general and administrative expenses ($1.9 million).

•	Presentation of Interest expense ($0.6 million) to Finance costs ($0.6 million).

•	Presentation of Gain on extinguishment of debt ($1.0 million) to Finance income ($1.0 million).

Modification to Higi’s historical consolidated balance sheet presentation include:

•	Presentation of Accounts receivable, net ($2.4 million) and Other current assets ($0.1 million) in Trade and other receivables ($2.5 million).

•	Presentation of Accounts Payable ($1.0 million) to Trade and other Payables ($1.0 million).

•	Presentation of Accrued expenses ($1.0 million) to Accruals and provisions ($1.0 million).

2.)

Higi has not adopted ASC 842, Leases, which becomes effective for private companies with fiscal years beginning after December 15, 2021. In accordance with IFRS 16, Leases¸ and Babylon’s accounting policies, right of use assets of $1.2 million and lease liabilities of $1.8 million have been recognized in the balance sheet as of June 30, 2021. In addition, accrued rent liabilities of $0.3 million have been derecognized from the balance sheet as of June 30, 2021. The impact of the adjustments to the statement of operations and deferred taxes was not material.

3.)

Under U.S. GAAP, Higi elected to apply the straight-line approach for graded vesting when measuring share- based payment awards. Under IFRS, Babylon would use the graded vesting method, resulting in a higher proportion of cost being allocated to the earlier years. The impact of the adjustments on the statement of operations and deferred taxes was not material.

Note 2. Preliminary Allocation of Purchase Price

On May 15, 2020, Babylon Holdings acquired 10.2% of the fully diluted capital stock in Higi, a provider of digital healthcare services via a network of Smart Health Stations located in the United States. Through a series of investments, Babylon Holdings increased their shareholdings on a fully diluted basis in Higi to 18.5% as of December 31, 2020 and has the option to continue investing such that if Babylon Holdings completes all proposed investments, it will hold over 25% of Higi’s shareholdings on a fully diluted basis.

On June 2, 2021, Babylon Holdings entered into the Letter Agreement with each of 7Wire, Flare and Wrigley, the three largest shareholders in Higi. Pursuant to the Letter Agreement, Babylon and such shareholders agreed that (i) Babylon’s option to purchase the remaining shares of Higi will be exercisable until the earlier of 30 days following completion of this offering and December 31, 2021, (ii) Babylon would provide registration rights to such shareholders at least as favorable to those being offered to PIPE Investors, and (iii) each of 7Wire, Flare and Wrigley agreed to be paid in shares of Babylon Holdings in lieu of cash.

Babylon Holdings has deemed the exercise of the option to be probable, which exercise would be significant to Babylon Holdings. As such, the historical financial information has been adjusted to provide the pro forma effect to the Higi acquisition. The Pro Forma Statement of Financial Position assumes that the Higi acquisition occurred as of December 31, 2020 and the Pro Forma Statement of Profit and Loss assumes that the Higi acquisition occurred on January 1, 2020.

As of December 31, 2020 and June 30, 2021, the total shareholding was 19.0% and 25%, respectively.

The transaction will be accounted for as a business combination using the acquisition method of accounting in accordance with IFRS and assuming Babylon Holdings closed the Higi acquisition by purchasing the remaining 75% for estimated consideration with a fair value of approximately $70.3 million. The Higi acquisition was achieved in stages, which required Babylon Holdings to remeasure its previously held equity interest in Higi at its acquisition date fair value. As no material control premium was determined to exist, estimated consideration transferred to acquire the remaining stake in Higi was used to estimate the fair value of Babylon Holdings’ previously held equity interest. This remeasurement resulted in gains of approximately $14.6 million and $ 10.8 million, which recorded in Other (income) expense within Babylon Holdings’ pro forma consolidated statement of profit and loss for the year ended December 31, 2020 and June 30, 2021, respectively.

The following table summarizes the fair value of the consideration transferred and the preliminary estimated fair values of the major classes of assets acquired and liabilities assumed at the acquisition date. The fair value of the intangible assets acquired has been determined using prior acquisitions as a benchmark for the purposes of a preliminary purchase price allocation.

Preliminary Purchase Price Allocation (in 000s)
Cash consideration	$5,202
Shares issued as consideration	53,553
Fair value of existing equity interest	23,440
Additional consideration	11,565

Total consideration transferred	93,760
Trade and other receivables	2,837
Prepayments and contract assets	294
Other intangible assets	31,837
Trade and other payables and Accruals and provisions	(2,303)
Other assets and liabilities, net	4,685

Net Assets Acquired	37,350
Amount Allocated to Goodwill	$56,410

The goodwill allocation of $56.4 million reflects expectations of favorable future growth opportunities, anticipated synergies through the scale of our combined operations, and the assembled workforce.

Pro Forma Adjustments

The following pro forma adjustments were added to give effect to Higi acquisition as if it occurred on January 1, 2020.

(AA)

Reflects the elimination of the previous investment related to Higi of $12.6 million and the step up to the fair value of prior existing equity interest of $23.4 million. This step-up in fair value resulted in a gain of $10.8 million.

(BB)	To reflect the elimination of Higi’s historical equity.

(CC)

To reflect the consideration payment in the form of $5.2 million in cash, shares issued as consideration with an estimated fair value of $53.6 million, fair value of existing equity interest of $23.4 million and $11.6 million in deferred consideration at fair value, resulting in an addition of goodwill of $56.4 million and $53.6 million in additional paid capital.

(DD)

To reflect the elimination of historical intangible assets of $0.2 million along with the fair value of the intangible assets acquired of $31.9 million along with its respective impact on Deferred Tax Liabilities of $6.1 million. This results in a reduction of the addition to goodwill by $25.8 million. Our preliminary estimate of the weighted average useful lives of the acquired intangible assets was determined to be 7.0 years based on the useful lives assigned to comparable historical acquisitions. The amortization of the intangible assets over a 7.0 year period resulted in an expense of $4.5 million and $2.3 million for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively.

(EE)

This adjustment is to reflect the payment of Higi’s debt using its cash on hand. If the cash on hand is not sufficient, part of the consideration transferred will be used to settle the Related party convertible notes at Closing. This results in a reduction in the cash balance of $5.5 million, elimination of $7.0 million of debt and a reduction of goodwill by $1.5 million.

MANAGEMENT FOLLOWING THE BUSINESS COMBINATION

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Babylon.

Executive Officers and Directors

At the Effective Time of the Business Combination, in accordance with the terms of the Merger Agreement, the following individuals, including the current executive officers and directors of Babylon Holdings in addition to one director nominee to be designated by Alkuri, are expected to serve as the executive officers and directors of Babylon:

Name	Age	Position(s) to be Held Following the Business Combination
Executive Officers
Ali Parsadoust	56	Chief Executive Officer and Director
Charlie Steel	36	Chief Financial Officer
Stacy Saal	47	Chief Operating Officer
Paul-Henri Ferrand	57	Chief Business Officer
Steve Davis	55	Chief Technology Officer
Yon Nuta	40	Chief Product Officer
Darshak Sanghavi	57	Chief Medical Officer

Employee Directors
Mairi Johnson	55	Chief Partnerships Officer and Director

Non-Executive Directors and Director Nominee
Mohannad AlBlehed	35	Director
Per Brilioth	51	Director
Georgi Ganev	45	Director
David Warren	67	Director Nominee

Executive Officers

Ali Parsadoust. Dr. Parsadoust is our founder and has served as our Chief Executive Officer and member of our board of directors since January 2013. Prior to founding Babylon Holdings, Dr. Parsadoust served as Chief Executive Officer at Circle, Inc., a healthcare services company, from January 2003 to December 2012. Previously, Dr. Parsadoust served in various roles at Goldman Sachs, including as Executive Director, between 1999 and 2001. Dr. Parsadoust holds a PhD in engineering physics and a B.A. from University College London. We believe Dr. Parsadoust is qualified to serve on our board of directors because of his historical knowledge, operational expertise, leadership and the continuity that he brings to our board as our founder and Chief Executive Officer.

Charlie Steel. Mr. Steel has served as our Chief Financial Officer since November 2017. Prior to joining Babylon Holdings, Mr. Steel served as the Global Head of Corporate Development at CMC Markets Plc, a financial services company, from September 2014 to November 2017. Previously, Mr. Steel served in various roles, including as Vice President at Deutsche Bank between October 2008 and August 2014, before which he was at Lehman Brothers. Mr. Steel is also a Non-executive Director on the Transformation Advisory Committee at the Department of Work and Pensions in the UK Government. Mr. Steel holds a degree in Economics and Management from the University of Oxford.

Stacy Saal. Ms. Saal has served as our Chief Operating Officer since January 2021. Prior to joining Babylon Holdings, Ms. Saal served in various roles at Amazon.com, Inc. from October 2008 to January 2021, including most recently as Head of Operations and Product with Amazon Care, where she coordinated Amazon’s response to COVID-19. Previously, Ms. Saal served as Vice President of Operations at the Global Wine Company, an

internet distribution company, from 2007 to 2008, Chief Executive Officer at Tom’s Cookies, Inc., an internet distribution company, from 2006 to 2007, and Director of Demand Planning at Levi Strauss, from 2005 to 2006. Ms. Saal holds a B.A. from Sonoma State University.

Paul-Henri Ferrand. Mr. Ferrand has served as our Chief Business Officer since October 2020. Prior to joining Babylon Holdings, Mr. Ferrand served as Chief Operating Officer at Brex, a financial services company, from November 2019 to September 2020. Previously, Mr. Ferrand served as President of Global Customer Operations at Google, from August 2017 to June 2019, and as Vice President US Sales & Operations at Google from May 2014 to August 2017. Mr. Ferrand holds a M.S. in Computer Science from Telecom ParisTech.

Steve Davis. Mr. Davis has served as our Chief Technology Officer since January 2021. Prior to joining Babylon Holdings, Mr. Davis served in various roles with Expedia Group, Inc. from January 2016 to January 2021, including most recently as a Senior Vice President and General Manager of AI and Data. Previously, Mr. Davis served in various roles at Vrbo (formerly HomeAway, Inc.), a provider of online vacation rental services (acquired by Expedia Group, Inc.) from January 2007 to January 2016, including as Chief Information Officer and Chief Digital and Cloud Officer. From December 2004 to December 2006, Mr. Davis served as Vice President of Technology and Product at Trillion Partners Inc., a telecommunications company subsequently acquired by TX Communications LLC (d/b/a Affiniti).

Yon Nuta. Mr. Nuta has served as our Chief Product Officer since February 2021. Prior to joining Babylon Holdings, Mr. Nuta served as Chief Product Officer and Executive Vice President of Retention at Gaia Inc., a video streaming company, from August 2015 to January 2021. Previously, Mr. Nuta founded and served as the Chief Executive Officer of TalkIQ, an information technology service, from March 2014 to November 2015. Prior to that, he served as Head of Product at comScore, Inc., a media measurement and analytics company, from February 2009 to April 2013. Mr. Nuta holds a B.S. in Electrical and Electronics Engineering and B.A. in Electrical Engineering from Massachusetts Institute of Technology and a B.A. in Management Science (Finance and Marketing) from MIT Sloan School of Management.

Darshak Sanghavi. Mr. Sanghavi has served as our Global Chief Medical Officer since May 2021. Prior to joining Babylon Holdings, Mr. Sanghavi served as Chief Medical Officer at UnitedHealthcare, a provider of health benefits programs in the United States, from August 2019 to August 2020. Previously, Mr. Sanghavi served as Chief Medical Officer at Optum, a pharmacy benefit manager and part of UnitedHealth Group Incorporated, from August 2016 to August 2019, and in the Obama Administration as the Director of Preventative and Population Health at the Center for Medicare and Medicaid Innovation from August 2014 to September 2016. Mr. Sanghavi is also an Associate Professor of Pediatrics and served as Chief of Pediatric Cardiology at the University of Massachusetts Medical School from October 2005 to August 2014. Mr. Sanghavi holds a M.D. from The Johns Hopkins University School of Medicine and an A.B. from Harvard University.

Employee Directors

See above for biographical information for Dr. Parsadoust.

Mairi Johnson. Ms. Johnson has served on our board of directors since September 2015 and as Chief Partnerships Officer since May 2017. She also currently serves as an Investment Committee Member at Big Issue Invest, an investment fund for social enterprises, charities and profit-with-purpose businesses, since August 2015. Prior to joining Babylon Holdings, Ms. Johnson previously served as the Executive Director at Healthbox Accelerator, a healthcare services company, from 2013 to 2014. Previously, from January 2011 to February 2013, Ms. Johnson was the founder and chief executive officer, at Beat Red, a start-up company focused on activewear for teenage girls. Ms. Johnson also served in various roles, including Partner, at Circle Health, a health services company, between September 2005 and February 2008, and as an Executive Director at Goldman

Sachs between June 2001 and August 2005. Ms. Johnson holds a M.Sc. from the London School of Economics and Political Science and a B.A. from University of Victoria. We believe Ms. Johnson is qualified to serve as a member of our board of directors because of her extensive experience in the healthcare industry analyzing, investing in and leading healthcare and technology companies.

Non-Executive Directors and Director Nominee

Mohannad AlBlehed. Mr. AlBlehed has served on our board of directors since December 2019. Since November 2015, Mr. AlBlehed has served in various roles at the Public Investment Fund, the sovereign wealth fund of the Kingdom of Saudi Arabia, including as Senior Director, Head of International Direct Investments since January 2019, as Senior Vice President July 2018 to December 2018, as Vice President from January 2017 to July 2018 and as Consultant from November 2015 to December 2016. Prior to that, Mr. AlBlehed held various roles in private equity and investment banking, including at The Abraaj Group, Deutsche Bank and Morgan Stanley. Mr. AlBlehed currently serves on the boards of directors of several privately-held companies, including Saudi Information Technology Company and Magic Leap. Mr. AlBlehed holds a B.A. in Business Administration from the University of Southern California. We believe Mr. AlBlehed is qualified to serve on our board of directors based on his experience as a director of technology companies and his experience with investments in healthcare and technology companies.

Per Brilioth. Mr. Brilioth has served on our board of directors since April 2017. Since January 2001, Mr. Brilioth has served in various roles and as a member of the board of directors of VNV (Cyprus) Limited, an investment company investing in early and growth stage companies, and Vostok Emerging Finance Ltd., an investment company investing in growth stage fintech companies. Mr. Brilioth currently serves as a member of the board of directors of several privately-held companies, including Pomegranate Investment AB , a Swedish investment company, Telegram Records AB, Docplus Ltd., Property Finder International Ltd., Voi Technology AB, OneTwoTrip Ltd., Naseeb Networks, Inc. and Comuto S.A. Mr. Brilioth holds a M.A. from the London Business School and a B.A. from Stockholm University. We believe that Mr. Brilioth is well qualified to serve as a director due to his leadership experience of investment companies, particularly in the area of growth stage companies.

Georgi Ganev. Mr. Ganev has served on our board of directors since September 2018. Since January 2018, Mr. Ganev has served as Chief Executive Officer at Kinnevik AB, a Swedish investment company. Mr. Ganev has previously served as the Chief Executive Officer at the Dustin Group, an information technology service, between August 2012 and January 2018. He currently serves as a member of the board of directors of several privately-held companies and two public companies, Tele2 AB and Global Fashion Group. Mr. Ganev holds a M. Sc. from Uppsala University. We believe Mr. Ganev is qualified to serve on our board of directors based on his experience as a director of technology companies and his experience with investments in healthcare and technology companies.

David Warren. Mr. Warren is a director nominee and is expected to join our board of directors and our Audit Committee following the Closing. Mr. Warren was Group Chief Financial Officer and an Executive Director of London Stock Exchange Group plc (LSEG) from July 2012 until November 2020. He also served as interim Chief Executive Officer from December 2017 to July 2018. Prior to LSEG, Mr. Warren was Chief Financial Officer of NASDAQ from 2001 to 2009 and Senior Adviser to the NASDAQ CEO from 2011 to 2012. Mr. Warren has held a number of senior financial and management roles in both the private and public sectors including Chief Financial Officer of the Long Island Power Authority (New York) and Deputy Treasurer for the State of Connecticut. Mr. Warren began his career in investment banking at then Credit Suisse First Boston. Mr. Warren holds an M.B.A. from the Yale School of Management and a B.A. from Wesleyan University. We believe Mr. Warren is qualified to serve on our board of directors due to his leadership experience in both private and public sectors.

Foreign Private Issuer

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the NYSE rules, we will comply with certain of our home country, Jersey, governance requirements and certain exemptions thereunder rather than complying with the NYSE corporate governance standards. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2022. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act and the NYSE corporate governance rules that are applicable to U.S. domestic public companies, including:

•	Exemption from filing quarterly reports on Form 10-Q containing unaudited financial and other specified information or current reports on Form 8-K upon the occurrence of specified significant events;

•	Exemption from the requirement to comply with Regulation FD, which regulates selective disclosure of material non-public information by issuers;

•

Exemption from Section 16 under the Exchange Act, which requires insiders to file public reports of their securities ownership and trading activities and provides for liability for insiders who profit from trades in a short period of time;

•

Exemption from the NYSE rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers;

•	Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans;

•	Exemption from the requirement that our audit committee have review and oversight responsibilities over all “related party transactions,” as defined in Item 7.B of Form 20-F;

•

Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•

Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board’s independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Accordingly, there may be less publicly available information concerning our business than there would be if we were a U.S. domestic public company and our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

We intend to comply with the NYSE corporate governance rules applicable to foreign private issuers, which means that we are permitted to follow certain corporate governance rules that conform to Jersey law requirements in lieu of many of the NYSE corporate governance rules. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Composition of our Board of Directors

Our board of directors is currently composed of five members, consisting of Dr. Parsadoust, our Founder and Chief Executive Officer, Ms. Johnson, our Chief Partnership Officer, and three non-executive directors. As a foreign private issuer, under the listing requirements and rules of the NYSE, we are not required to have independent directors on our board of directors, except that our audit committee is required to consist fully of independent directors, subject to certain phase-in schedules. We expect that our board of directors will determine that none of our non-executive directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of director and that each of these three directors is “independent” as that term is defined under the NYSE rules.

Family Relationships

Ali Parsadoust, Babylon Holdings’ Founder, Chief Executive Officer and a member of Babylon Holdings’ board of directors, and Mairi Johnson, Babylon Holdings’ Chief Partnerships Officer and a member of Babylon Holdings’ board of directors, are married. There are no other family relationships among any of our executive officers or directors.

Committees of our Board of Directors

Our board of directors has two standing committees: an audit and risk committee and a remuneration committee. In connection with the Closing, we intend to establish a nominating and corporate governance committee. Following the Closing, the charters for each of the committees of our board of directors will be available at the investor relations section of our website.

Audit Committee

Following the Closing, we expect that our audit committee will consist of Messrs. Brilioth, Ganev and Warren. We have determined that each of Messrs. Brilioth and Ganev meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. We expect to make a determination regarding Mr. Warren’s independence once he joins our board of directors at Closing. Each member of our audit committee will also meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE listing rules.

Following the Closing, our audit committee will, among other things:

•	select and hire a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

oversee our relationship with the independent registered public accounting firm and assess the effectiveness of the external audit process, including in relation to appointment and tendering, remuneration and other terms of engagement, and appropriate planning ahead of each annual audit cycle;

•

maintain regular, timely, open and honest communication with the external auditors, ensuring the external auditors report to the committee on all relevant matters to enable the committee to carry out its oversight responsibilities;

•	monitor the integrity of our financial and narrative reporting, preliminary announcements and any other formal announcements relating to our financial performance;

•	advise the board on whether, taken as a whole, the Annual Report and Accounts is fair, balanced and understandable;

•	review the appropriateness and completeness of our risk management and internal controls;

•	consider annually whether we should have an internal audit function;

•	review, approve and/or ratify related party transactions; and

•	approve or, as required, pre-approve, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Remuneration Committee

Following the Closing, we expect that our remuneration committee will consist of Messrs. Brilioth and Ganev. As a foreign private issuer, we are not required to comply with the NYSE listing requirements that would otherwise require our remuneration committee to be comprised entirely of independent directors. However, currently all of the anticipated members of our remuneration committee are independent under the applicable the NYSE rules and regulations. Each member of our remuneration committee will also be a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Following the Closing, our remuneration committee will, among other things:

•	set a remuneration policy that is designed to promote our long-term success;

•	ensure that the remuneration of executive directors and other senior executives reflects both their individual performance and their contribution to our overall results;

•	determine the terms of employment and remuneration of executive directors and other senior executives, including recruitment and retention terms;

•	approve the design and performance targets of any annual incentive schemes that include the executive directors and other senior executives;

•	agree upon the design and performance targets, where applicable, of all share incentive plans;

•	gather and analyze appropriate data from comparator companies our industry; and

•	select and appoint external advisers to the remuneration committee, if any, to provide independent remuneration advice where necessary.

Nominating and Corporate Governance Committee

In connection with the Closing, we expect to establish a nominating and corporate governance committee, which we expect will consist of Messrs. Brilioth and Ganev.

Following the Closing, our nominating and corporate governance committee will, among other things:

•	identify individuals qualified to become members of our board of directors;

•	recommend to our board of directors the persons to be nominated for election as directors and to each of the committees of our board of directors;

•	review and make recommendations to our board of directors with respect to our board leadership structure;

•	review and make recommendations to our board of directors with respect to management succession planning; and

•	develop and recommend to our board of directors corporate governance principles.

Code of Business Conduct and Ethics

In connection with our listing on the NYSE, we expect to adopt a Code of Business Conduct and Ethics that covers a broad range of matters including the handling of conflicts of interest, compliance issues and other corporate policies such as equal opportunity and non-discrimination standards.

Directors’ Addresses

Each of the directors can be contacted at the executive office of Babylon.

DIRECTOR AND EXECUTIVE COMPENSATION

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Babylon Holdings.

Aggregate Compensation of Babylon Holdings’ Executive Officers and Directors

The aggregate compensation awarded to, earned by and paid to the current executive officers and directors of Babylon who were employed by, or otherwise performed services for, Babylon Holdings for the year ended December 31, 2020 and the six months ended June 30, 2021 were approximately $931,880 and $2,213,842, respectively (using an exchange rate as of December 31, 2020 and June 30, 2021 of 0.75819 and 0.75188, respectively, British Pounds Sterling to one U.S. dollar). The total amount set aside or accrued by Babylon to provide pension, retirement or similar benefits to the current executive officers and directors of Babylon who were employed by, or otherwise performed services for, Babylon Holdings with respect to the year ended December 31, 2020 and the six months ended June 30, 2021 were was approximately $44,268 and $73,491, respectively (using an exchange rate as of December 31, 2020 and June 30, 2021 of 0.75819 and 0.75188, respectively, British Pounds Sterling to one U.S. dollar).

Equity Incentive Plans

We have granted options and equity incentive awards under our: (1) Company Share Option Plan (the “CSOP”); (2) Long-Term Incentive Plan (the “LTIP”); and (3) various standalone equity agreements further described below. No further options or awards will be granted under these plans or arrangements, or the Legacy Arrangements, following Closing. We intend to adopt the 2021 Plan prior to Closing.

The principal features of our equity incentive plans and arrangements are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans or arrangements, which are filed as exhibits to the registration statement of which this proxy statement/prospectus is a part.

2021 Equity Incentive Plan

The 2021 Plan which will be adopted and become effective prior to Closing, allows for the grant of equity-based incentive awards in respect of our Babylon Class A Shares to our employees and directors, including directors who are also our employees. The material terms of the 2021 Plan are summarized below.

Eligibility and Administration

Our employees and directors, who are also our employees, and employees of our subsidiaries are eligible to receive awards under the 2021 Plan. Our consultants and directors, who are not employees, and those of our subsidiaries, are eligible to receive awards under the Non-Employee Sub-Plan to the 2021 Plan described below. Persons eligible to receive awards under the 2021 Plan (including the Non-Employee Sub-Plan) are together referred to as service providers below.

Except as otherwise specified, references below to the 2021 Plan include the Non-Employee Sub-Plan.

The 2021 Plan is administered by our board of directors, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to as the Plan Administrator below), subject to certain limitations imposed under the 2021 Plan, and other applicable laws and stock exchange rules. The Plan Administrator has the authority to take all actions and make all determinations under the 2021 Plan, to interpret the 2021 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2021 Plan as it deems advisable. The Plan Administrator also has the authority to determine which eligible service providers receive awards, grant awards, set the terms and conditions of all awards under the 2021 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2021 Plan.

Shares Available for Awards

The maximum number of Babylon Class A Shares, or the Share Reserve, that may be issued under our 2021 Plan will be 45,335,210 Babylon Class A Shares. No more than a number of Babylon Class A Shares equal to the share reserve may be issued under the 2021 Plan upon the exercise of incentive stock options. In addition, the number of Babylon Class A Shares reserved for issuance under our 2021 Plan will automatically increase on January 1 of each year, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of Babylon Class A Shares outstanding on December 31 of the preceding calendar year. Our board may act prior to January 1 of a given year to provide that there will be no increase for such year or that the increase for such year will be a lesser (but not greater) number of Babylon Class A Shares. Babylon Class A Shares issued under the 2021 Plan may be new shares, shares purchased on the open market or treasury shares.

If an award under the 2021 Plan, expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, any unused shares subject to the award will, as applicable, become or again be available for new grants under the 2021 Plan. If an option granted under the LTIP or the CSOP prior to the effective date expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited on or after the effective date, any unused shares subject to the option will, as applicable, become available for new grants under the 2021 Plan and shall be added to the Share Reserve up to a maximum of 23,902,282 Babylon Class A Shares.

Awards granted under the 2021 Plan in substitution for any options or other equity or equity-based awards granted by an entity before the entity’s merger or consolidation with us or our acquisition of the entity’s property or stock will not reduce the number of Babylon Class A Shares available for grant under the 2021 Plan, but will count against the maximum number of Babylon Class A Shares that may be issued upon the exercise of incentive stock options.

Awards

The 2021 Plan provides for the grant of options, share appreciation rights, or SARs, restricted shares, restricted share units, or RSUs, and other share-based awards. All awards under the 2021 Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms, change of control provisions and post-termination exercise limitations. A brief description of each award type follows.

Options and SARs. Options provide for the purchase of our Babylon Class A Shares in the future at an exercise price set at no less than the nominal value of a Share and, in respect of participants who are subject to taxation in the United States, no less than the market value of a Share on the grant date. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the Babylon Class A Shares subject to the award between the grant date and the exercise date. The Plan Administrator will determine the number of Babylon Class A Shares covered by each option and SAR, and the conditions and limitations applicable to the exercise of each option and SAR.

Restricted shares and RSUs. Restricted shares are an award of non-transferable Babylon Class A Shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs are contractual promises to deliver our Babylon Class A Shares in the future, which may also remain forfeitable unless and until specified conditions are met. The Plan Administrator may provide that the delivery of the Babylon Class A Shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted shares and RSUs will be determined by the Plan Administrator, subject to the conditions and limitations contained in the 2021 Plan.

Other share-based awards. Other share-based awards are awards of fully vested Babylon Class A Shares and other awards valued wholly or partially by referring to, or otherwise based on, our Babylon Class A Shares or other property. Other share-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The Plan Administrator will determine the terms and conditions of other share-based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance Criteria

The Plan Administrator may set performance goals in respect of any awards in its discretion.

Certain Transactions

In connection with certain corporate transactions and events affecting our Babylon Class A Shares, including a change of control, another similar corporate transaction or event, the Plan Administrator has broad discretion to take action under the 2021 Plan. This includes cancelling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2021 Plan and replacing or terminating awards under the 2021 Plan. In addition, in the event of certain equity restructuring transactions, the Plan Administrator will make equitable adjustments to the limits under the 2021 Plan and outstanding awards as it deems appropriate to reflect the transaction.

Plan Amendment and Termination

Our board of directors may amend or terminate the 2021 Plan at any time; however, no amendment may materially and adversely affect an award outstanding under the 2021 Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. Further, the Plan Administrator will seek the approval of our shareholders in respect of any amendment to the extent required by applicable law, regulation or the rules of a national exchange on which we are listed. The 2021 Plan will remain in effect until the tenth anniversary of its effective date unless earlier terminated by our board of directors. No awards may be granted under the 2021 Plan after its termination.

Transferability and Participant Payments

Except as the Plan Administrator may determine or provide in an award agreement, awards under the 2021 Plan are generally non-transferrable, except to a participant’s designated beneficiary, as defined in the 2021 Plan. With regard to tax and/or social security withholding obligations arising in connection with awards under the 2021 Plan, and exercise price obligations arising in connection with the exercise of options under the 2021 Plan, the Plan Administrator may, in its discretion, accept cash, wire transfer or check, our Babylon Class A Shares that meet specified conditions, a promissory note, a “market sell order”, such other consideration as the Plan Administrator deems suitable or any combination of the foregoing.

Non-U.S. and Non-U.K. Participants

The Plan Administrator may modify awards granted to participants who are non-U.S. or U.K. nationals or employed outside the United States and the U.K. or establish sub-plans or procedures to address differences in laws, rules, regulations or customs of such international jurisdictions with respect to tax, securities, currency, employee benefit or other matters or to enable awards to be granted in compliance with a tax favorable regime that may be available in any jurisdiction.

Non-Employee Sub-Plan

The Non-Employee Sub-Plan governs equity awards granted to our non-executive directors, consultants, advisers and other non-employee service providers and provides for awards to be made on identical terms to awards made under our 2021 Plan.

Long-Term Incentive Plan (LTIP)

The LTIP was adopted on July 27, 2015. Various amendments to the LTIP, including the addition of a U.S Appendix and Non-Employee Sub-Plan were subsequently approved by the board of directors and, in the case of the U.S. Appendix, approved by shareholders. References to the LTIP include the U.S. Appendix and Non-Employee Sub-Plan except as otherwise indicated.

Options granted under the U.S. Appendix may be granted in the form of potentially tax advantaged incentive stock options. Other options granted under the LTIP are not intended to qualify for any tax advantageous treatment.

Options granted under the LTIP were originally granted over Babylon Holdings Class B Shares. Following the Reclassification, the options subsist over Babylon Class A Shares.

Options granted under the U.S Appendix must have an exercise price equal to or more than the market value of a share on the date of grant. There is no minimum exercise price for other options granted under the LTIP, provided that arrangements are made for the nominal value of a share to be paid up.

Participation / Eligibility and Administration

Options granted under the LTIP are granted by the board of directors in its absolute discretion to employees. Advisors and consultants are eligible to be granted options under the Non-Employee Sub-Plan.

Vesting and Exercise of Options

Options granted under the LTIP may be granted subject to a vesting schedule containing one or more time-based conditions and additionally, or in the alternative, specific performance conditions that must be met before all or part of an option can be exercised. The board of directors may accelerate vesting of an option and/or vary or waive one or more performance conditions attaching to an option in certain circumstances.

Options granted under the LTIP may not be exercised after the fifteenth anniversary (the tenth anniversary in the case of options granted under the U.S. Appendix) of the date of grant and generally may only be exercised on the occurrence of an exit event, including an initial public offering. Options shall become exercisable to the extent vested upon completion of this offering and shall continue to vest and become exercisable in accordance with their terms.

Terms Generally Applicable to Options

Save for transferring an option to a deceased option holder’s personal representative on their death, options granted under the LTIP cannot be transferred, assigned or have any charge or other security created over them.

Options granted under the LTIP will lapse on the earliest of the following:

•	an attempt to transfer, assign or encumber the option (save for a transfer to a personal representative on death);

•	the board of directors determining that any performance target applicable to the option is no longer capable of being met;

•	the date stated in the relevant option certificate;

•	in respect of the unvested portion, upon the option holder’s termination of employment (or, in certain circumstances, the date on which notice of termination is given) for any reason;

•	upon the option holder’s termination of employment (or, in certain circumstances, the date on which notice of termination is given) in certain bad leaver circumstances;

•	unless otherwise determined by the board of directors, one month following an exit event in respect of an option holder whose employment terminated prior to such exit event;

•	within certain defined periods following an exit event other than an initial public offering; or

•	the option holder becoming bankrupt.

Corporate Transactions

Upon the occurrence of certain corporate transactions, the exercise period applicable to options may be curtailed and/or option holders may be offered the opportunity to exchange their options for options over shares in an acquiring company. Upon a variation of share capital, the board of directors may determine that adjustments are made to the number of shares under option, the exercise price and / or the description of the shares under options.

Amendments to the LTIP

The board of directors can amend the LTIP from time to time save that an amendment may not adversely affect the rights of an existing option holder except where the amendment has been approved by a certain threshold of option holders.

Company Share Option Plan (CSOP)

The CSOP was adopted on February 24, 2021 and is intended to qualify as a company share option plan that meets the requirements of Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”). Options granted under the CSOP are, subject to certain qualifying conditions being met, potentially U.K. tax favored options up to an individual limit of £30,000 calculated by reference to the market value of the shares under option at the date of grant.

Options granted under the CSOP were originally granted over Babylon Holdings Class B Shares. Following the Reclassification, the options subsist over Babylon Class A Shares.

Options granted under the CSOP must have an exercise price equal to or more than the market value of a share on the date of grant and, where the exercise of an option is to be satisfied by newly issued shares, the exercise price must not be less than the nominal value of a share.

Participation / Eligibility and Administration

Options granted under the CSOP are granted by the board of directors in its absolute discretion to employees that qualify to be granted an option under Schedule 4 of ITEPA.

Vesting and Exercise of Options

Options granted under the CSOP may be granted subject to a vesting schedule containing one or more time-based conditions and additionally, or in the alternative, specific performance conditions that must be met before all or part of an option can be exercised. The board of directors may accelerate vesting of an option and/or vary or waive one or more performance conditions attaching to an option in certain circumstances.

Options granted under the CSOP may not be exercised after the fifteenth anniversary of the date of grant and generally may only be exercised on the earliest of (1) termination of the option holder’s employment in certain good leaver circumstances; (2) an exit event, including an initial public offering; or (3) 30 days prior to the expiry date of the option. Options shall become exercisable to the extent vested upon completion of this offering and shall continue to vest and become exercisable in accordance with their terms.

Terms Generally Applicable to Options

Save for transferring an option to a deceased option holder’s personal representative on their death, options granted under the CSOP cannot be transferred, assigned or have any charge or other security created over them.

Options granted under the CSOP will lapse on the earliest of the following:

•	an attempt to transfer, assign or encumber the option (save for a transfer to a personal representative on death);

•	the date stated in the relevant option certificate;

•	the first anniversary of an option holder’s death;

•	in respect of the unvested portion, upon the option holder’s termination of employment (or the date on which notice of termination is given) for any reason;

•	upon the option holder’s termination of employment (or the date on which notice of termination is given) in certain bad leaver circumstances;

•	6 months after termination of the option holder’s employment in certain good leaver circumstances;

•	within certain defined periods following an exit event other than an initial public offering; or

•	the option holder becoming bankrupt.

Corporate Transactions

Upon the occurrence of certain corporate transactions, the exercise period applicable to options may be curtailed and/or option holders may be offered the opportunity to exchange their options for options over shares in an acquiring company. Upon a variation of share capital, the board of directors may determine that adjustments are made to the number of shares under option, the exercise price and / or the description of the shares under options, subject to certain conditions and the relevant provisions of ITEPA.

Amendments to the CSOP

The board of directors can amend the CSOP from time to time save that such amendments (1) cannot be made if it would mean that the CSOP would no longer qualify under Schedule 4 of ITEPA; (2) cannot be made without option holders’ prior written consent if the amendment is material.

Restricted B Shares (CSOP Plus)

Prior to the Reclassification, certain of our employees held the beneficial interest in certain Babylon B ordinary shares, which were subject to vesting and forfeiture pursuant to individual award agreements. In connection with the Reclassification these Babylon B ordinary shares re-designated as Babylon Class A Shares. These Babylon Class A Shares are subject to the same vesting and forfeiture terms as applied to the relevant Babylon B ordinary shares. The legal title to these Babylon Class A Shares is held by a third party employee benefit trust.

Growth Shares

Prior to the Reclassification, certain of our employees hold Babylon Holdings Class G1 Shares which are subject to a hurdle and forfeiture under the terms of Babylon Holdings’ existing articles of association and vesting on the terms of individual award agreements. In connection with the Reclassification, these Babylon Holdings Class G1 Shares will be converted into Babylon Holdings Class B Shares pursuant to a conversion ratio determined by reference to the relative values of the Babylon Holdings Class G1 Shares and the Babylon Holdings Class B Shares and will be subsequently re-designated as Babylon Class A Shares pursuant to the Transactions. These Babylon Class A Shares are subject to the same vesting and forfeiture terms as applied to the relevant Babylon Holdings Class G1 Shares.

Non-Executive Director Compensation

We intend to approve a non-employee director compensation policy that will be in effect upon Closing.

Agreements with Executive Officers

We have entered into written employment agreements with our executive officers. The agreements of Messrs. Parsadoust and Steel provide notice periods with respect to termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive salary and benefits; provided that we may provide payment in lieu of all or a portion of the notice period. The written employment agreements with our other executive officers are at-will, and generally provide for customary severance.

Insurance and Indemnification

To the extent permitted under Jersey law, we are empowered to indemnify our directors against any liability they incur by reason of their directorship. We plan to obtain directors’ and officers’ insurance to insure such persons against certain liabilities. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our board, executive officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions—Alkuri

Sponsor Shares

In December 2020, the Sponsor purchased an aggregate of 7,187,500 shares of Alkuri Class B Common Stock for an aggregate purchase price of $25,000, or approximately $0.003 per share. The number of shares of Alkuri Class B Common Stock issued to the Sponsor was determined based on the expectation that such shares of Alkuri Class B Common Stock would represent 20% of the outstanding shares of Alkuri Common Stock upon completion of the Alkuri IPO. The shares of Alkuri Class B Common Stock (including the Alkuri Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Alkuri Private Placement Warrants

The Sponsor purchased 5,933,333 private placement warrants at a purchase price of $1.50 per warrants in a private placement that occurred simultaneously with the closing of the Alkuri IPO. Each private placement warrant entitles the holder thereof to purchase one share of Alkuri Class A Common Stock at a price of $11.50 per share. The private placement warrants (including the Alkuri Class A Common Stock issuable upon the exercise thereof) may not, subject to certain limitation, be transferred, assigned or sold by the holder.

Agreements with Directors and Officers and their Affiliates

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to the Sponsor, Alkuri’s officers and directors, or any affiliate of the Sponsor or Alkuri’s officers, prior to, or in connection with any services rendered in order to effectuate the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Alkuri’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Alkuri does not have a policy that prohibits the Sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Alkuri’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors, or any of their affiliates and will determinate which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Alkuri’s behalf.

Affiliate Loans

The Sponsor agreed to loan Alkuri up to an aggregate of $300,000 to be used for a portion of the expenses of the Alkuri IPO. Alkuri had borrowed $300,000 under such promissory note and repaid $300,000 upon the closing of the Alkuri IPO out of the offering proceeds that had been allocated to the payment of offering expenses (other than underwriting commissions) not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Alkuri’s officers and directors may, but are not obligated to, loan Alkuri funds as may be required. If Alkuri complete an initial business combination, Alkuri would repay such loaned amounts. In the event that the initial business combination does not close, Alkuri may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from Alkuri’s trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants discussed above, including as to exercise price, exercisability and exercise period. The terms of such loans by Alkuri’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Alkuri does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as Alkuri does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in Alkuri’s trust account.

Consulting, Management, and Other Fees

After the Business Combination, members of Alkuri’s management team who remain with Babylon may be paid consulting, management or other fees from Babylon with any and all amounts being fully disclosed to Alkuri Stockholders, to the extent then known, in the proxy solicitation materials or tender offer documents, as applicable, furnished to Alkuri Stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such proxy solicitation materials or tender offer documents, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Registration Rights

Alkuri has entered into a registration rights agreement with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the shares of Alkuri Class A Common Stock issuable upon exercise of the foregoing and upon conversion of the Alkuri Class B Common Stock. In connection with the signing of the Merger Agreement, this registration rights agreement was amended and restated as more fully described below under “Agreements Entered Into in Connection with the Merger Agreement—Registration Rights Agreement.”

Material Agreements

Alkuri has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon Closing, Alkuri will cease paying the Sponsor these monthly fees.

Certain Relationships and Related Person Transactions—Babylon

Agreements with Shareholders

Series C Financing and Related Agreements

On August 1, 2019, Babylon Holdings sold 187,681,013 Babylon Holdings Series C Shares to certain purchasers, including entities affiliated with the Public Investment Fund (“PIF”), Invik S.A. (“Kinnevik”), and VNV (Cyprus) Limited (“VNV”), each of whom are beneficial owners of or affiliated with entities owning greater than 5% of Babylon Holdings’ voting securities, for an aggregate of $320.3 million and issued an additional 39,699,132 Babylon Holdings Series C Shares to Kinnevik and VNV upon conversion of an aggregate of approximately $57.1 million in convertible notes, all pursuant to a Subscription Agreement among Babylon and the purchasers (the “Series C Financing”). In connection with the Series C Financing, Babylon was party to transfer letters pursuant to which certain shareholders, including Kinnevik, VNV, HGL and NNS Holdings S.a r.l. (“NNS”) agreed to transfer 41,825,346 Babylon Holdings Series B Shares of Babylon Holdings to ALP Partners Limited (“ALP”), an entity affiliated with Dr. Parsadoust, in order to mitigate the dilutive effect of the Series C Financing on ALP’s holdings. In September 2020, in an extension of the Series C Financing, Babylon Holdings issued an additional 6,976,194 Babylon Holdings Series C Shares to Photenalo Limited and Atlas Peak Capital II, L.P., each of whom granted a voting power of attorney over their Babylon Holdings Shares in favor of VNV, such that those shares are voted as directed by VNV (or Babylon Holdings in the event that VNV ceases to be a shareholder in Babylon Holdings).

Convertible Notes

Pursuant to a loan note instrument constituting up to £17 million unsecured convertible loan notes, dated June 8, 2018, as amended on September 7, 2018, Babylon Holdings issued £10 million and £7 million of unsecured convertible loan notes to affiliates of Kinnevik and Vostok New Ventures (Cyprus) Limited, an entity affiliated with VNV, respectively.

On April 25, 2019, Babylon Holdings issued unsecured convertible loan notes (the “April Notes”) to Kinnevik Online AB for an amount of £6 million, Vostok New Ventures (Cyprus) Limited for an amount of £6 million and NNS for an amount of £12 million, for an aggregate amount of £24 million. On July 5, 2019, Babylon issued unsecured convertible loan notes (the “July Notes”) to Kinnevik Online AB for an amount of £12 million and Vostok New Ventures (Cyprus) Limited for an amount £6 million for an aggregate amount of £18 million. On August 1, 2019, Babylon Holdings issued 23,523,669 shares of Babylon Holdings Series C Shares to Kinnevik Online AB in connection with the conversion of $34,042,400 of Kinnevik’s April Notes and July Notes (in the aggregate) and 16,175,463 shares of Babylon Holdings Series C Shares to Vostok New Ventures (Cyprus) Limited in connection with the conversion of $23,100,200 Vostok New Ventures (Cyprus) Limited’s April Notes and July Notes (in the aggregate). Pursuant to a loan note waiver, dated August 1, 2019, between Babylon Holdings and NNS, the converting notes did not include those notes held by NNS.

On June 3, 2020, in connection with Babylon Holdings’ investment into Higi, ALP, as lender, entered into a promissory note with Higi, as borrower, in which Higi promises to pay ALP an aggregate principal sum of $5 million (the “ALP Note”). The ALP Note is expected to be paid off in connection with the Higi acquisition and, pursuant to the ALP Note, Higi is obligated to repay interest for two years in the aggregate in addition to the principal amount.

Pursuant to a loan note instrument, dated November 12, 2020, constituting unsecured convertible loan notes (in the aggregate, the “VNV Notes”), Babylon Holdings issued two tranches of notes: (i) $30 million in the aggregate consisting of (a) $15 million of notes on November 16, 2020 to Global Health Equity AB (publ), which were subsequently transferred to Global Health Equity (Cyprus) Ltd., and (b) $15 million of notes on December 2, 2020 issued to Global Health Equity (Cyprus) Limited (collectively the “Tranche 1 Notes”), and (ii) $70 million in the aggregate issued on December 30, 2020, to Global Health equity (Cyprus) Limited (the “Tranche 2 Notes”).

On December 30, 2020, the Tranche 1 Notes converted into 17,708,792 Babylon Holdings Series C Shares in connection with the conversion of all $30 million outstanding in Tranche 1 Notes.

On June 30, 2021, the Tranche 2 Notes converted into 41,012,358 Babylon Holdings Series C Shares in connection with the conversion of all $70 million outstanding in Tranche 2 Notes.

Babylon Holdings had originally anticipated agreement on the Business Combination several months earlier than it was originally agreed due to market conditions. As such, it has subsequently obtained bridge financing to address short-term cash flow needs pending consummation of the Business Combination. Accordingly, on July 15, 2021, Babylon Holdings entered into a loan agreement with VNV Group for $15.0 million. The interest rate on the loan is 14%. This loan agreement is expected to be repaid upon consummation of the Business Combination.

On August 18, 2021, Babylon Holdings issued $50.0 million in unsecured bonds at a discount of 4.0% (“Unsecured Bonds”), including the non-cash conversion of $8.0 million in borrowings under the loan agreement dated July 15, 2021 with VNV (Cyprus) Limited into Unsecured Bonds. The interest rate on the loan is 10%, with interest payable quarterly. The proceeds from the Unsecured Bonds can be used for general corporate purposes. The Company utilized proceeds of $7.2 million from the Unsecured Bonds to settle the remainder of the loan and interest with VNV (Cyprus) Limited. Cash proceeds from the bond issuance, net of discounts, repayments of borrowings, and transaction expenses totalled approximately $32.1 million. The Unsecured Bonds have a one year term and they can be redeemed by Babylon Holdings at any time. Payment of the bonds is mandatory upon completion of a business combination or change in control. Babylon Holdings must maintain a minimum cash balance of $10.0 million to comply with financial covenants.

Amended and Restated Shareholders’ Agreement

On August 1, 2019, in connection with Babylon Holdings’ Series C Financing described above, Babylon Holdings entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”), with the holders of Babylon

Holdings Series C Shares and certain holders of Babylon Holdings’ ordinary shares, including Dr. Parsadoust; Hanging Gardens Limited (“HGL”); ALP; Kinnevik; VNV; NNS; Nedgroup Trust (Jersey) Limited (as trustee for the Parsa Family Foundation); and PIF, each a holder of at least 5% of Babylon Holdings’ share capital. Entities affiliated with Dr. Parsadoust, Babylon Holdings’ founder, Chief Executive Officer and a member of Babylon Holdings’ board of directors, and Mairi Johnson, Babylon Holdings’ Chief Partnership Officer, a member of Babylon Holdings’ board of directors and Dr. Parsadoust’s wife, are party to the Shareholders’ Agreement. Among other things, the Shareholders’ Agreement provides certain holders with information rights, sets forth the size of Babylon Holdings’ board of directors, provides the procedures through which directors can be elected and removed, conveys the right to certain holders of our share capital to designate members of Babylon Holdings’ board of directors, and enumerates the corporate actions that require the consent of certain holders of our shares. The Shareholders’ Agreement will terminate in connection with the Closing of the Business Combination.

Agreements with Executive Officers and Directors

Employment Agreements

Babylon Holdings has entered into written employment agreements with its executive officers. The agreements of Dr. Parsadoust and Mr. Steel provide notice periods with respect to termination of the agreement by Babylon Holdings or by the relevant executive officer, during which time the executive officer will continue to receive salary and benefits; provided that we may provide payment in lieu of all or a portion of the notice period. The written employment agreements with other Babylon Holdings’ executive officers are at-will, and generally provide for customary severance.

These employment agreements also contain customary provisions regarding non-competition, non-solicitation, confidentiality of information and assignment of inventions. However, the enforceability of the non-competition provisions may be limited under applicable law. Dr. Parsadoust also party to an indemnification agreement with Babylon Holdings.

Equity Awards and Related Agreements

Babylon Holdings has granted options to purchase Babylon Shares to its executive officers and certain directors. We describe the equity incentive plans under “Management Following the Business Combination—Equity Incentive Plans”, and we describe certain agreements related to awards made to executive officers under “Management Following the Business Combination—Agreements with Executive Officers.”

On February 26, 2021, Charlie Steel, Babylon Holdings’ Chief Financial Officer, cancelled the share options he had held under the Babylon Longer Term Incentive Plan and purchased 4,562,390 of Babylon Holdings Class B Shares, subject to certain transfer restrictions. In connection therewith, Mr. Steel entered into a loan agreement for $958,101.90 to Babylon Holdings in consideration of Babylon Holdings’ payment of the subscription price. This loan and all interest accrued thereon is expected to be forgiven upon the consummation of the Business Combination, subject to Mr. Steel’s continued employment through the consummation of the Business Combination.

On April 1, 2021, Steve Davis, Babylon Holdings’ Chief Technology Officer, exercised an option to purchase 508,474 shares of Babylon Holdings Class B Shares. In connection therewith, Mr. Davis issued a promissory note for approximately $218,644 to Babylon Holdings in consideration of Babylon Holdings’ payment of the exercise price. This loan and all interest accrued thereon is expected to be forgiven prior to the consummation of the Business Combination, subject to Mr. Davis’ continued employment through the consummation of the Business Combination.

Prior to the Reclassification, certain of Babylon’s employees, Paul-Henri Ferrand and Steve Davis held Babylon Holdings Class G1 Shares which were subject to a hurdle and forfeiture under the terms of Babylon

Holdings’ existing articles of association and vesting on the terms of individual award agreements. In connection with the Reclassification, these Babylon Holdings Class G1 Shares will be converted into Babylon Holdings Class B Shares pursuant to a conversion ratio determined by reference to the relative values of the Babylon Holdings Class G1 Shares and the Babylon Holdings Class B Shares and in connection with the Reclassification, will be subsequently redesignated as Babylon Class A Shares. These Babylon Class A Shares are subject to substantially the same vesting and forfeiture terms as applied to the relevant Babylon Holdings Class G1 Shares pursuant to the applicable agreements entered into with each of the employees.

Babylon Holdings will grant Mr. Ferrand an option to acquire 1,291,361 Babylon Class A Shares and Mr. Davis an option to acquire 904,724 Babylon Class A Shares as an additional equity incentive. These options will be granted following Closing under the 2021 Plan.

Agreements Related to the Business Combination

In connection with, and pursuant to, the Merger Agreement, certain agreements were entered into or are expected to be entered into between Babylon Holdings and the directors and executive officers following the Business Combination. These agreements include:

•	Lockup Agreements (see the sections entitled “Agreements Entered Into In Connection With The Merger Agreement—Lockup Agreements”);

•	Registration Rights Agreement (see the section entitled “Agreements Entered Into In Connection With The Merger Agreement—Registration Rights”);

•	Voting and Support Agreements (see the section entitled “Agreements Entered Into In Connection With The Merger Agreement—Voting and Support Agreements”);

•	Director Nomination Agreement (see the section entitled “Agreements Entered Into In Connection With The Merger Agreement—Director Nomination Agreement”); and

•	Subscription Agreements (see the section entitled “Agreements Entered Into In Connection With The Merger Agreement—Subscription Agreements”).

Indemnification Agreements

We have entered into, or expect to enter into, indemnification agreements with each of our directors and executive officers. Such indemnification agreements and the Babylon Articles, as will be in effect following the Business Combination, require us to indemnify our directors and executive officers to the fullest extent permitted by law. See “Management Following the Business Combination—Indemnification and Insurance.”

Related Party Transactions Policy

Upon the Closing of the Business Combination, Babylon intends to adopt a related party transaction policy requiring that all related party transactions required to be disclosed by a foreign private issuer pursuant to the Exchange Act be approved by the audit committee or another independent body of our board of directors.

DESCRIPTION OF BABYLON’S SHARE CAPITAL AND ARTICLES OF ASSOCIATION

A summary of the material provisions governing Babylon’s share capital immediately following the completion of the Business Combination is provided below. This summary is not complete and should be read together with the Babylon Articles, a copy of which is appended to this proxy statement/prospectus as Annex B. Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Babylon.

The following is a description of the material terms of the Babylon Articles that will be in effect upon the Closing of the Business Combination. The following descriptions of share capital and provisions of the Babylon Articles are summaries and are qualified by reference to the Babylon Articles, a copy of which is appended to this proxy statement/prospectus as Annex B and filed with the SEC as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. The description of the ordinary shares reflects changes to our capital structure that will occur upon the closing of the Transactions.

Share Capital

Upon the Closing of the Business Combination, Babylon’s authorized share capital will be $409,896.05 divided into 6,500,000,000 Class A ordinary shares with a par or nominal value of $0.0000422573245084686 each (the “Babylon Class A Shares”), 3,100,000,000 Class B ordinary shares with a par value of $0.0000422573245084686 each (the “Babylon Class B Shares”), and 100,000,000 deferred shares with a par value of $0.0000422573245084686 each. Following the Closing, there will be 361,714,531 Babylon Class A Shares, 79,637,576 Babylon Class B Shares and no deferred shares outstanding. Each issued Babylon Share is fully paid.

Conversion of Babylon Class B Shares

The Babylon Articles contain both mandatory and optional mechanics whereby Babylon Class B Shares may be converted into Babylon Class A Shares.

From a mandatory perspective, Babylon Class B Shares will automatically convert and immediately be treated as Babylon Class A Shares in the following circumstances:

•	with the approval of the holders of at least two-thirds by nominal value of the issued Babylon Class B Shares;

•	upon any transfer of the Babylon Class B Shares to any person (other than to specified permitted transferees of Ali Parsadoust);

•	where any of the Babylon Class B Shares cease to be beneficially owned at any time by Dr. Ali Parsadoust or any of his permitted transferees;

•

on such date that (i) Dr. Parsadoust (together with any of his permitted transferees) no longer hold at least five per cent of the Babylon Class B Shares held by Dr. Parsadoust (together with his permitted transferees) at the Closing of the Business Combination and (ii) is either (a) at least 12 months following Dr. Parsadoust’s voluntary resignation as CEO and director of Babylon or (b) at least 12 months following the death or permanent incapacity of Dr. Parsadoust.

The Babylon Articles also contain a series of optional conversion mechanics for the Babylon Class B Shares, primarily that a holder of Babylon Class B Shares is entitled at any time to convert all (or part) of their holding of fully-paid Babylon Class B Shares to the same number of fully paid Babylon Class A Shares by delivering to the company (or its representative) written notice of such conversion (and in the case of a certificated share, the certificate(s) representing the Babylon Class B Shares to be converted.

Voting Rights

Subject to the rights attaching to the relevant shares in the Babylon Articles, holders of Babylon Class A Shares will be entitled to cast one (1) vote per Babylon Class A Shares, and holders of Babylon Class B Shares will be entitled to cast fifteen (15) votes per Babylon Class B Shares. Deferred shares carry no voting rights.

Shareholder Meetings

General Meetings

An annual general meeting and any other shareholders’ meeting (whether convened for the passing of an ordinary or a special resolution) shall be called by at least 14 days’ notice given to all of the members, directors and auditors.

Special Meetings

Under the Jersey Companies Law, only our board of directors or shareholders holding at least 10% of the total voting rights of our share capital can requisition a shareholders’ meeting. A meeting requisitioned by shareholders must be held within two months of receipt by us of the written request, but such shareholders may call the meeting if our board of directors does not call the meeting within 21 days of the date of deposit of the written request at our registered office, in which event such meeting must be held within three months of the date of deposit of the written request of our registered office.

Action by Written Consent

The Babylon Articles prohibit the passing of a resolution of the shareholders in writing, save that where the holder(s) of Babylon Class B Shares hold at least a simple majority of the total voting rights held by the shareholders of Babylon, a resolution in writing (be that an ordinary or special resolution, but excluding a resolution removing an auditor) which is signed by shareholders who would be entitled to receive notice of and attend and vote at a general meeting at which such resolution would be proposed and which represent such number of the voting rights as would be required to pass the resolutions on a poll taken at the meeting of those shareholders, shall be valid and effectual. Upon Closing, the Founder will hold all outstanding Babylon Class B Shares and a simple majority of the total voting rights held by shareholders of Babylon. Consequently, the Founder will have sufficient voting control over Babylon to approve matters subject to shareholder approval by written consent, without prior notice and without submitting matters to the other shareholders for approval.

Board of Directors

Election of Directors

Under the Babylon Articles, our board of directors shall not, unless otherwise determined by an ordinary resolution of the company, be less than three but is not subject to a maximum number. We currently have five members on our board of directors, and we expect that there will be six directors following the Closing of the Business Combination. Shareholders are only able to appoint a person as a director at a shareholder meeting if either (i) the relevant person has been recommended by our board of directors or is a serving director who is retiring at that shareholder meeting; or (ii) if a shareholder (other than the person proposed as a director) who is entitled to attend and vote at that shareholder meeting has submitted written notice to us of their intention to nominate the relevant person no less than 90 and no more than 120 full days prior to the date of that shareholder meeting, along with a notice from the relevant person confirming their willingness to be appointed. In addition, the board of directors itself may appoint any person who is willing to act to be a director, subject to maximum director limitations.

Removal of Directors

Under the Babylon Articles, each director of the board of directors who holds such office on the date that is seven days before the notice of Babylon’s annual general meeting shall retire from office and shall be subject to re-election at each annual general meeting.

Babylon may also remove a director, notwithstanding the above or in any agreement between a relevant director and Babylon, by an ordinary resolution of shareholders.

Directors’ Conflict of Interests

An interested director must disclose to the company the nature and extent of any interest in a transaction with the company, or one of its subsidiaries, which to a material extent conflicts or may conflict with the interests of the company and of which the director is aware. Failure to disclose an interest entitles the company or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit or gain realized. A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning that director’s own appointment or termination, and may not vote (or be counted in the quorum at a meeting) in respect of any resolution relating to a transaction or arrangement of the company in which that director has an interests which may reasonably be regarded as likely to give rise to a conflict of interest, subject only to certain exceptions (including that the resolutions concerns a transaction or arrangement in which the director is interested by virtue of an interest in shares, debentures or other securities of the company or otherwise in or through the company).

A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution and the nature and extent of the director’s interest in the transaction are disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.

Although it may still order that a director account for any profit, a court will not set aside a transaction unless it is satisfied that the interests of third parties who have acted in good faith would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in the interests of the company at the time it was entered into.

Transfer of Shares

Under the Babylon Articles, a member is permitted to transfer all or any of their shares in any manner which is permitted by Jersey Companies Law, subject to certain restrictions in respect of lock-up provisions. See “Agreements Entered Into in Connection with the Merger Agreement—Lockup Agreement.”

Dividends and Liquidation Rights

Subject to Babylon agreeing with any member that all or any part of the Babylon Class A Shares or Babylon Class B Shares held by such member (from time-to-time) shall be subject to provisions set out in a separate agreement, the holders of such Babylon Class A Shares or Babylon Class B Shares are entitled to receive dividends in proportion to the number of Babylon Class A Shares or Babylon Class B Shares held by them. Holders of Babylon Class A Shares or Babylon Class B Shares are entitled, in proportion to the number of ordinary shares held by them, to participate in a return of assets upon a liquidation/winding-up. Holders of deferred shares are not entitled to receive any dividend or distribution declared, nor are they entitled to share in any surplus on a winding up of Babylon.

Variation of Rights

The rights attached to any class of Babylon Shares may only be varied with the consent in writing of the holders of at least three quarters in nominal value of the issued shares of the relevant class, or with the authority of a special resolution passed at a separate meeting of the holders of those shares.

The consent in writing of the holders of more than half of the issued Babylon Class B Shares is required for any amendment to the powers, preferences or other rights attached to the Babylon Class A Shares; any dividend or other distribution to the Babylon Class A Shares which is not made pro rata to the Babylon Class B Shares; or

any proposal to treat the Babylon Class A Shares differently from the Babylon Class B Shares with respect to any consolidation, subdivision, recapitalization or similar, with respect to any consideration in to which the shares are converted or any consideration paid or otherwise distributed to Babylon’s shareholders upon a change of control following a listing, in each case where such action would be reasonably likely to adversely affect the rights attaching to the Babylon Class B Shares.

The consent in writing of the holders of more than half of the issued Babylon Class A Shares is required for any amendment to the powers, preferences or other rights attached to the Babylon Class B Shares; any dividend or other distribution to the Babylon Class B Shares which is not made pro rata to the Babylon Class A Shares; or any proposal to treat the Babylon Class B Shares differently from the Babylon Class A Shares with respect to any consolidation, subdivision, recapitalization or similar, with respect to any consideration in to which the shares are converted or any consideration paid or otherwise distributed to Babylon’s shareholders upon a change of control following a listing, in each case where such action would be reasonably likely to adversely affect the rights attaching to the Babylon Class A Shares.

Options

The board of directors is able to exercise the powers of Babylon in order to, amongst other actions, establish, maintain, adopt and enable participation in any profit sharing or incentive scheme including shares, share options or cash or similar schemes for the benefit of any director or employee of Babylon. In addition, the board of directors has broad rights (subject to Jersey Companies Law, the Babylon Articles and any resolution of Babylon) to generally grant options over any unissued shares in Babylon on such terms as the board may decide.

Anti-Takeover Effects of Certain Provisions of Our Articles of Association

General

The Babylon Articles will contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are designed to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also intended to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeovers of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our Babylon Class A Shares or Babylon Class B Shares and also may limit the price that investors are willing to pay in the future for our Babylon Class A Shares or Babylon Class B Shares. These provisions may also have the effect of preventing changes in our management. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms. A description of these provisions is set forth below.

Dual Class

As described above in “ —Voting Rights,” the Babylon Articles provide for a dual class share capital structure, as a result of which holders of Babylon Class B Shares will be entitled to 15 votes per share, while holders of Babylon Class A Shares are entitled to one vote per share. This will provide holders of Babylon Class B Shares with significant influence over matters requiring shareholder approval, including the election and removal of directors and significant corporate transactions, such as a merger or other sale of Babylon or its assets.

Advance Notice Procedure

The Babylon Articles will provide that a shareholder of Babylon may propose the nomination of a candidate to be elected as a director at a general meeting. Such shareholder must, among other things, provide notice thereof in writing to Babylon not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the meeting.

The notice must contain, among other things, the particulars which would, if the person were so elected to the position of director, be required to be included in Babylon’s register of directors and a notice executed by the person of the person’s willingness to be elected.

Exclusive Forum Provision

The Babylon Articles will provide that, unless Babylon consents in writing to the selection of an alternative forum, the Courts of Jersey shall (to the fullest extent permitted by law) be the sole and exclusive forum for derivative shareholder actions, actions for breach of fiduciary duty by Babylon directors and officers, actions arising out of Jersey Companies Law or actions arising out of or in connection with the Babylon Articles (pursuant to any provisions of Jersey law) or otherwise relating to the constitution or conduct of the company itself (other than any such action of the company that may arise out of a breach of any federal law of the United States or the laws of any U.S. state). The exclusive forum provision would not prevent derivative shareholder actions based on claims arising under U.S. federal securities laws from being raised in a U.S. court and would not prevent a U.S. court from asserting jurisdiction over such claims. In addition, unless the company consents in writing to the selection of an alternative forum, U.S federal district courts shall be the sole and exclusive form for any resolution of any complaint asserting a cause of action arising under the Securities Act.

Limitation of Liability of Directors and Officers

To the maximum extent permitted by Jersey law, the Babylon Articles will include provisions that indemnify the personal liability of directors or officers incurred by them for negligence, default, breach of duty or otherwise in relation to the company. The Babylon Articles also enable the board to purchase and maintain relevant insurance for the benefit of Babylon’s directors, officers, employees or auditors.

We believe that the limitation of liability and indemnification provisions in the Babylon Articles and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

General Other Jersey, Channel Islands Law Considerations

Dividends and other distributions

We may not pay any dividend (whether in cash or assets) unless our directors who are to authorize the dividend have made a statutory solvency statement that, immediately following the date on which the payment is proposed to be made, Babylon will be able to discharge its liabilities as they fall due and, having regard to certain prescribed factors including the directors’ intentions regarding the management of Babylon, Babylon will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the payment is proposed to be made (or until Babylon is dissolved on a solvent basis, if earlier).

Dividends may not be debited to the company’s nominal capital account or any capital redemption reserve, but may be debited to a share premium account. Jersey law does not require that a company has positive profit and loss, retained earnings or similar in order for a dividend to be lawfully paid.

The foregoing also applies to certain types of other distributions made by a Jersey company.

Purchase of Own Shares

As with declaring a dividend, we may not buy back or redeem our shares unless our directors who are to authorize the buyback or redemption have made a statutory solvency statement that, immediately following the date on which the buyback or redemption is proposed to be made, the company will be able to discharge its liabilities as they fall due and, having regard to certain prescribed factors including the directors’ intentions regarding the management of the company, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the buyback or redemption is proposed to be made (or until the company is dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase shares in the manner described below.

We may purchase on a stock exchange our own fully paid shares pursuant to a special resolution of our shareholders. The resolution authorizing the purchase must specify:

•	the maximum number of shares to be purchased;

•	the maximum and minimum prices which may be paid; and

•	a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a stock exchange pursuant to a special resolution of our shareholders, but only if the purchase is made on the terms of a written purchase contract which has been approved by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem shares is not entitled to vote the shares being purchased on such resolutions.

We may fund a redemption or purchase of our own shares from any source. We cannot purchase our shares if, as a result of such purchase, only redeemable shares would remain in issue.

If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are cancelled where we have not been authorized to hold these as treasury shares.

Mandatory Purchases and Acquisitions

The Jersey Companies Law provides that where a person has made an offer to acquire a class of all of our outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares of such shares. In such circumstances, a holder of any such remaining shares may apply to the Jersey court for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different to those under which the person made such offer.

Other than as described above and below under “ —U.K. City Code on Takeovers and Mergers,” we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining shares on the same terms as such shareholder’s prior purchase.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or our shareholders or a class of either of them (as applicable), the Jersey court may order a meeting of the creditors or class of creditors or of our shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

U.K. City Code on Takeovers and Mergers

The U.K. City Code on Takeovers and Mergers (the “Takeover Code”), applies, among other things, to an offer for a public company whose registered office is in the Channel Islands and whose securities are not admitted to trading on a regulated market or a multilateral trading facility in the United Kingdom or any stock exchange in the Channel Islands or the Isle of Man if the company is considered by the Panel on Takeovers and Mergers (the “Takeover Panel”), to have its place of central management and control in the United Kingdom or the Channel Islands or the Isle of Man (in each case, a “Code Company”). This is known as the “residency test.” Under the Takeover Code, the Takeover Panel will determine whether we have our place of central management and control in the United Kingdom, the Channel Islands or the Isle of Man by looking at various factors, including the structure of our board of directors, the functions of the directors and where they are resident.

The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers for Code Companies. Under Rule 9 of the Takeover Code, if a person:

•

acquires an interest in shares of a Code Company that, when taken together with shares in which persons acting in concert with such person are interested, carry 30% or more of the voting rights of the Code Company; or

•

who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Code, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested;

•

the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer (or provide a cash alternative) for the Code Company’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Babylon will not be subject to the Takeover Code upon the Closing, but may in the future become subject to the Takeover Code in the event of changes in the board’s composition, changes to the Takeover Code or other relevant change of circumstances.

Rights of Minority Shareholders

Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the grounds that the conduct of our affairs, including a proposed or actual act or omission by us, is “unfairly prejudicial” to the interests of our shareholders generally or of some part of our shareholders, including at least the shareholder making the application. What amounts to unfair prejudice is not defined in the Jersey Companies Law. There may also be common law personal actions available to our shareholders.

Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating our affairs, requiring us to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by us or by any of our other shareholders.

Jersey Regulatory Matters

The Jersey Financial Services Commission (“JFSC”), has given, and has not withdrawn, its consent under Articles 2 and 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of securities in Babylon. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.

A copy of this prospectus has been delivered to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and the Jersey Registrar of Companies has given, and has not withdrawn, his consent to its circulation.

It must be distinctly understood that, in giving these consents, neither the Jersey Registrar of Companies nor the JFSC takes any responsibility for the financial soundness of Babylon or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

It should be remembered that the price of securities and the income from them can go down as well as up. Nothing in this proxy statement/prospectus or anything communicated to holders or potential holders of any of our Babylon Class A Shares or Babylon Class B Shares (or interests in them) by or on behalf of Babylon Holdings is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any ordinary shares (or interests in them) for the purposes of the Financial Services (Jersey) Law 1998.

The directors of Babylon Holdings have taken all reasonable care to ensure that the facts stated in this proxy statement/prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the prospectus, whether of facts or opinion. All the directors of Babylon Holdings accept responsibility accordingly.

Transfer Agent and Registrar

Babylon Holdings Limited was incorporated under the laws of Jersey, Channel Islands, on April 11, 2014 with registered number 115471. Following the Closing, the transfer agent and registrar for the Babylon Class A Shares and Babylon Class B Shares in the United States will be Computershare Inc., and its address is 250 Royall Street, Canton, Massachusetts 02021. Computershare Trust Company, N.A. will act as exchange agent for the Babylon Warrants. Computershare Investor Services (Jersey) Limited will act as our Jersey registrar, and its address is Queensway House, Hilgrove Street, St. Helier, Jersey JE1 1ES.

Company Secretary

Our company secretary, whose duties include (but are not limited to) keeping board and shareholder minutes, maintaining registers of the members and directors and ensuring that Jersey statutory requirements are met, including the filing of the annual confirmation statement and accounts with the Jersey Registrar of Companies, is NedGroup Trust (Jersey) Limited (“NedGroup”). In connection with the listing, NedGroup will resign as our company secretary, and we will appoint Computershare Company Secretarial Services (Jersey) Limited as our company secretary. Our registered address will change from 31 The Esplanade, St Helier, Jersey, JE2 3QA to 13 Castle Street, St Helier, Jersey, JE1 1ES.

Registration Rights

For a discussion of the registration rights that Babylon will be granting to existing Babylon Holdings shareholders and certain Alkuri Stockholders, which will provide certain rights relating to the future registration and sale of shares of Babylon following the Business Combination, including, among others, (i) the right to cause Babylon to file a shelf registration statement pursuant to which such shares will be registered with the SEC for future resale and (ii) the right, under certain circumstances, to cause Babylon to initiate a resale of such shares in an underwritten public offering, please see “Agreements Entered into in Connection with the Merger Agreement—Registration Rights Agreement.”

DESCRIPTION OF BABYLON WARRANTS

Public Warrants

Each whole warrant entitles the registered holder to purchase one Babylon Class A Share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the Alkuri IPO or 30 days after the completion of the transactions contemplated by the Merger Agreement. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued and only whole warrants will trade. The warrants will expire at 5:00 p.m., New York City time on the date that is five years after the date of the consummation of the transactions contemplated by the Merger Agreement or earlier upon redemption or liquidation.

Babylon will not be obligated to deliver any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Babylon Class A Shares underlying the Babylon Warrants is then effective and a prospectus relating thereto is current, subject to Babylon satisfying its registration obligations. No warrant will be exercisable and Babylon will not be obligated to issue ordinary shares upon exercise of a warrant unless ordinary shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Babylon be required to net cash settle any warrant.

If a registration statement covering the ordinary shares issuable upon the exercise of the warrants is not effective by the 60th business day following the closing of the Business Combination or during any period when Babylon has failed to maintain an effective registration statement, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Babylon may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant when the price per ordinary share equals or exceeds $18.00;

•	at a price of $0.10 per warrant when the price per ordinary share equals or exceeds $10.00;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder;

•

if, and only if, the reported last sale price of the ordinary shares of Babylon equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing on the date of the consummation of the transactions contemplated by the Merger Agreement and ending three business days before Babylon sends the notice of redemption to the warrant holders; and

•

if, and only if, the closing price of the ordinary shares of Babylon equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant and the like) for any 20 trading days within the 30-day period ending three trading days before Babylon sends notice of the redemption to the warrant holders.

If and when the warrants become redeemable by Babylon, Babylon may not exercise its redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Babylon is unable to effect such registration or qualification.

Babylon established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Babylon issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

A holder of a warrant may notify Babylon in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding ordinary shares is increased by a stock dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the number of outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a stock dividend of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) and (ii) one (1) minus the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Babylon, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other shares of Babylon’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Alkuri Class A Common Stock in connection with the Business Combination, (d) to satisfy the redemption rights of the holders of Alkuri Class A Common Stock in connection with the stockholder vote to amend the Alkuri amended and restated certificate of incorporation to (i) modify the substance or timing of Babylon’s obligation to provide for the redemption of Babylon’s ordinary shares in connection with the Business Combination or to redeem 100% of Alkuri’s shares if an initial business combination is not completed within 24 months from the closing of the Alkuri IPO or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of shares upon the failure of Alkuri to complete a business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse stock split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of Babylon with or into another corporation (other than a consolidation or merger in which Babylon is the continuing corporation and that does not result in any reclassification or reorganization of Babylon’s outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the combines company as an entirety or substantially as an entirety in connection with which it is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of ordinary shares in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement, based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants will be issued in registered form pursuant to the warrant agreement, by and between Continental, as warrant agent, and Babylon. You should review a copy of the warrant agreement, which is filed as an exhibit to this proxy statement/prospectus for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this proxy statement/prospectus, or to correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrant agreement, as amended by the warrant assumption and amendment agreement, provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Babylon, for the number of warrants being exercised.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Babylon will, upon exercise, round down to the nearest whole number of ordinary shares to be issued to the warrant holder.

Private Warrants

The private placement warrants (including the ordinary shares underlying the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination, except among certain limited exceptions to Babylon’s officers and directors and to persons or entities affiliated with the Sponsor.

The private placement warrants will not be redeemable by Babylon so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private warrants are held by someone other than the Sponsor or its permitted transferees, the private warrants will be redeemable by Babylon and exercisable by such holders on the same basis as the public warrants. If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

COMPARISON OF RIGHTS OF BABYLON SHAREHOLDERS

AND ALKURI STOCKHOLDERS

The rights of the shareholders of Babylon and the relative powers of the Babylon board of directors are governed by the laws of the Bailiwick of Jersey and the Babylon Articles. As a result of the Transactions, securities held by the Alkuri Stockholders will be canceled and automatically converted into the right to receive Babylon Class A Shares and/or Babylon Warrants. Each Babylon Share will be issued in accordance with, and subject to the rights and obligations of, the Babylon Articles which will be effective upon the consummation of the Transactions, in substantially the form attached hereto as Annex B. Because Babylon will be, at the Effective Time, a company organized under the laws of the Bailiwick of Jersey, the rights of the stockholders of Alkuri will be governed by Jersey law and the Babylon Articles.

Many of the principal attributes of Babylon Shares and Alkuri Common Stock will be similar. However, there are differences between the rights of shareholders of Babylon under Jersey law and the rights of stockholders of Alkuri, as in effect prior to the consummation of the Transactions under the DGCL. In addition, there are differences between the Babylon Articles as such will be in effect from and after the consummation of the Transactions and the SPAC Charter and bylaws of Alkuri.

The following is a summary comparison of the material differences between the rights of Alkuri securityholders under the SPAC Charter, Alkuri bylaws and the DGCL, and the rights of Babylon shareholders under Jersey law and the Babylon Articles to be effective upon consummation of the Transactions. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or the NYSE listing requirements or of Babylon’s or Alkuri’s governance or other policies.

The statements in this section are a summary of the material rights of shareholders under the Jersey Companies Law, the Babylon Articles, the DGCL and the SPAC Charter and bylaws of Alkuri as they will be in effect from and after the Effective Time. The SPAC Charter is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You are also urged to carefully read the Jersey Companies Law and the DGCL.

	Alkuri	Babylon
Authorized and Outstanding Share Capital	The authorized capital stock of Alkuri is 400,000,000 shares of Alkuri Common Stock, par value $0.0001 per share, of which 380,000,000 shares are designated as Alkuri Class A Common Stock and 20,000,000 shares are designated as Alkuri Class B Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Pursuant to the SPAC Charter, prior to the Closing, the shares of Alkuri Class B Common Stock will automatically convert into shares of Alkuri Class A Common Stock on a one-for-one basis.	Upon the Closing, Babylon’s authorized share capital will consist of $409,896.05 divided into 6,500,000,000 Babylon Class A Shares with a par value of $0.0000422573245084686 each, 3,100,000,000 Babylon Class B Shares with a par value of $0.0000422573245084686 each, and 100,000,000 deferred shares with a par value of $0.0000422573245084686 each.

Special Meetings of Shareholders	Except as otherwise provided by law or the SPAC Charter, special meetings of stockholders may	The Jersey Companies Law does not provide for a shareholder right to put a proposal before the

	Alkuri	Babylon
	only be called by a majority of the board of directors, or the Chief Executive Officer or the Chairman.	shareholders at the annual general meeting. However, under the Jersey Companies Law, shareholders holding 10% or more of the company’s voting rights and entitled to vote at the relevant meeting may requisition the directors to call a meeting of shareholders. This must be held as soon as practicable but in any case not later than two months after the date of the deposit of the requisition. The requisition shall state the objects of the meeting. If the directors do not within 21 days from the date of the deposit of the requisition proceed to call a meeting to be held within two months of that date, the requisitionists, or any of them representing more than half of the total voting rights of all of them, may themselves call a meeting, but a meeting so called shall not be held after three months from that date.

Quorum

Except as otherwise provided by the DGCL, or the SPAC Charter, the holders of a majority of the outstanding shares of Alkuri Common Stock entitled to vote at the meeting shall constitute a quorum, present in person or by proxy, at a meeting of stockholders for the transaction of any business.

If a quorum is not present at any meeting of the stockholders, the holders of a majority of the outstanding shares of Alkuri Common Stock entitled to vote at such, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the meeting is adjourned for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, a notice of the

Under the Jersey Companies Law, the quorum requirements for shareholders meetings can be prescribed in a company’s articles of association. The Babylon Articles provide that two members (either present in person, by representative where a corporation, or by proxy) entitled to vote (which must include at least one holder of Babylon Class B Shares for so long as any Babylon Class B Shares remain in issue) shall be a quorum (subject to limited exceptions).

	Alkuri	Babylon
adjourned meeting shall be given to each stockholder entitled to vote at the meeting. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

Approval of Corporate Matters by Written Consent	No action required or permitted to be taken by the stockholders of Alkuri at an annual or special meeting may be taken by written consent, except that any action required or permitted to be taken by the holders of the Alkuri Class B Common Stock may be effected by written consent.

Under the Jersey Companies Law, unless prohibited by a company’s articles of association, a unanimous written consent by each shareholder entitled to vote on the matter may effect any matter that otherwise may be brought before a shareholders’ meeting, except for the removal of auditors. Such consent shall be deemed effective when the instrument, or the last of several instruments, is last signed or on such later date as is specified in the resolution. Furthermore, a company’s articles of association may permit written resolutions to be passed by such number of members that would be required to pass the resolutions at a general meeting.

Unless prohibited by a company’s articles of association, the members of a company have a power to require a company to circulate a resolution that may properly be proposed and is to be proposed as a written resolution.

The Babylon Articles prohibit the passing of resolutions in writing by the shareholders, except where the holders of Babylon Class B Shares hold not less than a simple majority of the total voting rights held by the members of the company – in such circumstances, written shareholder resolutions may be passed by such number of shareholders that would be required to pass the resolutions at a general meeting.

Advance Notice Provisions	The Alkuri bylaws state that in order for a stockholder of Alkuri	The Babylon Articles provide that in order for a shareholder of

	Alkuri	Babylon
to propose nominations of candidates to be elected as directors or any other proper business to be considered by stockholders at the annual meeting, such stockholder must, among other things, provide notice thereof in writing to the Secretary at the principal executive offices of Alkuri not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting (provided that in the event that if the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date (or if there has been no previous annual meeting), notice, must be delivered no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.) Such notice must contain, among other things, certain information about the stockholder giving the notice (and any beneficial owner, if any, on whose behalf the nomination or proposal is made) and certain information about any nominee or other proposed business.

Babylon to propose the nomination of a candidate to be elected as a director at a general meeting such shareholder must, among other things, provide notice thereof in writing to Babylon not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the meeting.

Such notice must contain, among other things, the particulars which would, if the person were so elected to the position of director, be required to be included in Babylon’s register of directors and a notice executed by the person of the person’s willingness to be elected.

Interested Shareholders Transactions

The DGCL contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or

The Jersey Companies Law has no comparable provision. As a result, Babylon cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Jersey law does not regulate transactions between a company and its significant shareholders, as a general matter, such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

	Alkuri	Babylon

owned more than 15% of the target’s outstanding voting stock within the past three years.

This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Interested Director Transactions

Interested director transactions are permissible and may not be legally voided if:

•  either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital stock entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or

•  the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

An interested director must disclose to the company the nature and extent of any interest in a transaction with the company, or one of its subsidiaries, which to a material extent conflicts or may conflict with the interests of the company and of which the director is aware. Failure to disclose an interest entitles the company or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit.

A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution and the nature and extent of the director’s interest in the transaction are disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.

Although it may still order that a director account for any profit, a

	Alkuri	Babylon

court will not set aside a transaction unless it is satisfied that the interests of third parties who have acted in good faith would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in the interests of the company at the time it was entered into.

Under the Babylon Articles, a director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning that director’s own appointment or termination, and may not vote (or be counted in the quorum at a meeting) in respect of any resolution relating to a transaction or arrangement of the company in which that director has an interests which may reasonably be regarded as likely to give rise to a conflict of interest, subject only to certain exceptions (including that the resolutions concerns a transaction or arrangement in which the director is interested by virtue of an interest in shares, debentures or other securities of the company or otherwise in or through the company).

Business Combinations and Asset Sales	With certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.	The Jersey Companies Law allows for the merger of two companies into either one consolidated company or one company merged into another so as to form a single surviving company. The merger or consolidation of two or more companies under the Jersey Companies Law requires the directors of the constituent companies to enter into and to approve a written merger agreement, which must also be authorized by a special resolution of the shareholders of each constituent company (which as noted above requires the affirmative vote of no less than

Alkuri	Babylon

two-thirds of the votes cast at a quorate general meeting (or such higher threshold as may be set out in a company’s articles of association)). In relation to any merger or consolidation under the Jersey Companies Law, unlike dissenting shareholders of a Delaware corporation, dissenting shareholders of a Jersey company have no appraisal rights that would provide the right to receive payment in cash for the judicially determined fair value of the shares. However, under Jersey law, dissenting shareholders may object to the Court on the grounds they are unfairly prejudiced by the merger.

The Jersey Companies Law provides that where a person has made an offer to acquire a class or all of the company’s outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares. In such circumstances, a holder of any such remaining shares may apply to the courts of Jersey for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different than those under which the person made such offer.

In addition, where the company and its creditors or shareholders or a class of either of them propose a compromise or arrangement between the company and its creditors or our shareholders or a class of either of them (as applicable), the courts of Jersey may order a meeting of the creditors or class of creditors or of

	Alkuri	Babylon
the company’s shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon the company and all the creditors, shareholders or members of the specific class of either of them (as applicable). Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above, taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

The Jersey Companies Law contains no specific restrictions on the powers of directors to dispose of assets of a company. As a matter of general law, in the exercise of those powers, the directors must discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company.

Size of Board; Election and Removal of Directors

The Alkuri bylaws provide that the number of directors shall be fixed by a resolution of the board of directors.

Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation, or removal.

As permitted by the Jersey Companies Law and pursuant to the Babylon Articles, directors of Babylon can be appointed and removed in the manner described in the section headed “Description of Babylon’s Share Capital and Articles of Association—Election

	Alkuri	Babylon

Except as otherwise provided in the DGCL, the Alkuri bylaws provide that, in the interim between annual meetings of stockholders or special meetings of stockholders, vacancies and newly created directorships shall be of Directors and Removal of Directors.”

filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders, and such director so chosen shall hold office until the next election of the class for which such director was chosen and until his successor shall be elected and qualified.

Under the Alkuri bylaws, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of Alkuri entitled to vote generally in the election of directors, voting together as a single class.

Fiduciary Duties of Directors	Under the DGCL, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate

Under the Jersey Companies Law, a director of a Jersey company, in exercising the director’s powers and discharging the director’s duties, has a fiduciary duty to act honestly and in good faith with a view to the best interests of the company; and a duty of care to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Customary law is also an important source of law in the area of directors’ duties in Jersey as it expands upon and provides a more detailed understanding of the general duties and obligations of directors. The Jersey courts view English common law as highly

	Alkuri	Babylon
position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

persuasive in this area. In summary, the following duties will apply as manifestations of the general fiduciary duty under the Jersey Companies Law: a duty to act in good faith and in what he or she bona fide considers to be the best interests of the company; a duty to exercise powers for a proper purpose; a duty to avoid any actual or potential conflict between his or her own and the company’s interests; and a duty to account for profits and not take personal profit from any opportunities arising from his or her directorship, even if he or she is acting honestly and for the good of the company. However, the articles of association of a company may permit the director to be personally interested in arrangements involving the company (subject to the requirement to have disclosed such interest).

Under the Babylon Articles, certain provisions apply in respect of the interests of directors and their ability to participate in relevant quorums and vote on resolutions in respect of matters in which they are interested—see “Description of Babylon’s Share Capital and Articles of Association—Directors’ Conflicts of Interest.” See, in addition “Interested Director Transactions” above.

Exclusive Forum	The SPAC Charter provides, that unless Alkuri consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on behalf of Alkuri; any action asserting a breach of fiduciary duty; any action asserting a claim arising pursuant to the DGCL, the	The Babylon Articles will provide that, unless Babylon consents in writing to the selection of an alternative forum, the Courts of Jersey shall (to the fullest extent permitted by law) be the sole and exclusive forum for derivative shareholder actions, actions for breach of fiduciary duty by Babylon directors and officers, actions arising out of Jersey

	Alkuri	Babylon
	SPAC Charter or Alkuri bylaws; or any action asserting a claim against Alkuri that is governed by the internal affairs doctrine, except for, in each of the above actions, any claim as to which the Court of Chancery determines it lacks jurisdiction. This provision will not apply to actions which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery; which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery; which the Court of Chancery does not have subject matter jurisdiction; and claims arising under the Securities Act, the Exchange Act or other claims for which there is concurrent or exclusive federal jurisdiction.	Companies Law or actions arising out of or in connection with the Babylon Articles (pursuant to any provisions of Jersey law) or otherwise relating to the constitution or conduct of the company itself (other than any such action of the company that may arise out of a breach of any federal law of the United States or the laws of any U.S. state). The exclusive forum provision would not prevent derivative shareholder actions based on claims arising under U.S. federal securities laws from being raised in a U.S. court and would not prevent a U.S. court from asserting jurisdiction over such claims. In addition, unless the company consents in writing to the selection of an alternative forum, U.S federal district courts shall be the sole and exclusive form for any resolution of any complaint asserting a cause of action arising under the Securities Act.

Limitations on Director’s Liability and Indemnification of Directors and Officers

Under the SPAC Charter, directors shall not be liable to Alkuri for monetary damages for breach of fiduciary duty as a director, except to the extent such exculpation from liability is prohibited by the DGCL.

Alkuri has indemnified, to the fullest extent permitted by the DGCL, any person from all liabilities and expenses incurred by him or her by reason of the fact that he or she is or was a director,

officer, employee or agent of Alkuri, or is or was serving at the request of Alkuri as a director, officer, employee or agent of another entity.

Alkuri will, in advance, pay the expenses, including attorney fees, incurred by an indemnified person in defending any proceeding,

The Jersey Companies Law does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty. However, a Jersey company may exempt from liability, and indemnify directors and officers for, liabilities:

•  incurred in defending any civil or criminal legal proceedings where:

•  the person is either acquitted or receives a judgment in their favor;

•  where the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or

	Alkuri	Babylon
provided that, to the extent required by law, such advancement will be made only upon the receipt of an undertaking that the indemnified person will repay amounts advanced if it is determined that such person was not entitled to indemnification.

suffering some detriment; or

•  where the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;

•  incurred to anyone other than to the company if the person acted in good faith with a view to the best interests of the company;

•  incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty, or breach of trust under Article 212 of the Jersey Companies Law in which relief is granted to the person by the court; or

•  incurred in a case in which the company normally maintains insurance for persons other than directors.

To the fullest extent permitted by law, the Babylon Articles provide that the directors and officers of Babylon shall be indemnified out of the assets of the company out of any liability incurred by them for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the company. In addition, the Babylon Articles permit the board to purchase and maintain insurance for such individuals.

Variation of Rights of Shares	Under the DGCL, a corporation may vary the rights of a class of	Under the Babylon Articles, if Babylon’s share capital is divided

	Alkuri	Babylon
	shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	into more than one class of shares, the rights of those shares may only be varied with either (i) the consent in writing of the holders of at least three quarters in nominal value of the issued shares (of that class) or (ii) with the authority of a special resolution passed at a separate general meeting of the holders of those shares.

Appraisal Rights	A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction	In relation to any merger or consolidation under the Jersey Companies Law, unlike dissenting shareholders of a Delaware corporation, dissenting shareholders of a Jersey company have no appraisal rights that would provide the right to receive payment in cash for the judicially determined fair value of the shares. However, under Jersey law, dissenting shareholders may object to the Court on the grounds they are unfairly prejudiced by the merger and the Court’s powers extend to specifying terms of acquisition different from those of the offer (which could include terms as to price or form of consideration).

Shareholder Suits	Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of a company’s affairs, including a proposed or actual act or omission by a company, is “unfairly prejudicial” to the interests of shareholders generally or of some part of shareholders, including at a minimum the shareholder making the application.

Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court

	Alkuri	Babylon

may make an order regulating the affairs of a company, requiring a company to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by a company or by any of its other shareholders. There may be customary personal law actions available to shareholders which would include certain derivate and other actions to bring proceedings against the directors of the company as well as the company.

In principle, Babylon will normally be the proper plaintiff and a class action or derivative action may not be brought by a minority shareholder. However, a minority shareholder can seek in limited circumstances agreement from the court for special dispensation if the shareholder can show:

•  that there are wrongdoers in control of the company;

•  those wrongdoers are using their power to prevent appropriate action being taken in respect of such wrongdoing;

•  the wrongdoing is unconscionable and oppressive; and

•  in certain other limited circumstances.

Inspection of Books and Records	All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholders of Babylon will have the right under the Jersey Companies Law to inspect Babylon’s register of shareholders and, provided certain conditions are met, to obtain a copy. Shareholders of Babylon will also be able to inspect the minutes of any shareholder meetings

The register of directors and secretaries must during business

	Alkuri	Babylon
hours (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, but so that not less than two hours in each business day be allowed for inspection) be open to the inspection of a shareholder or director of the company without charge and, in the case of a public company or a company which is a subsidiary of a public company, of any other person on payment of such sum (if any), not exceeding £5, as the company may require.

Amendments of Governing Documents	Pursuant to the DGCL, the affirmative vote of the holders of a majority of the voting power of Alkuri Common Stock entitled to vote thereon is required to amend, alter, or repeal provisions of the SPAC Charter, subject to any additional vote required therein. In addition, for so long as any shares of Alkuri Class B Common Stock shall remain outstanding, the, affirmative vote of the holders of a majority of the shares of Alkuri Class B Common Stock outstanding, voting separately as a single class, shall be required to amend, alter or repeal any provision of the SPAC Charter, in a manner that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Alkuri Class B Common Stock; and the affirmative vote of the holders of at least 65% of all outstanding shares of Alkuri Common Stock, shall be required to amend Article Nine during the period commencing upon the effectiveness of the SPAC Charter and the consummation of the initial Business Combination (as such term is used in the SPAC Charter).	The memorandum of association and articles of association of a Jersey company may only be amended by special resolution (being in the case of the Babylon Articles, not less than 75% (or such higher majority as specified in the same)) passed by shareholders in general meeting or by written resolution (noting the limitations and additional requirements of written resolutions, as described in “Description of Babylon’s Share Capital and Articles of Association—Action by Written Consent”) passed in accordance with its articles of association.

	Alkuri	Babylon

Subject to any additional vote required by the SPAC Charter, the board of directors is expressly authorized to adopt, amend or repeal the Alkuri bylaws. Notwithstanding the foregoing, such power shall not divest or limit the power of the stockholders of Alkuri to adopt, amend or repeal the Alkuri bylaws.

Classified Board	A classified board is permitted under the DGCL. The Alkuri bylaws do not currently provide for a classified board of directors.	The Babylon Articles do not currently provide for split classes of directors. Jersey law does not specify the manner in which directors may be appointed, removed or otherwise classified, and so a Jersey company’s articles of association may provide that directors be divided into classes with such term of office as may be specified therein.

Dissolution and Winding Up	Subject to applicable law and the rights, if any, of the holders of outstanding shares of preferred stock, the SPAC Charter provides that following the payment or provision of payment of the debts and other liabilities of Alkuri in the event of a voluntary or involuntary liquidation, dissolution, or winding up of Alkuri, the holders of Alkuri Class A Common Stock shall be entitled to receive all of the remaining assets of Alkuri available for distribution to Alkuri Stockholders, ratably in proportion to the number of shares of Alkuri Class A Common Stock held by them.

Under the Jersey Companies Law and the Babylon Articles, Babylon may be voluntarily dissolved, liquidated or wound up by a special resolution of the shareholders. In addition, in limited circumstances, a company may be wound up by the courts of Jersey if the court is of the opinion that it is just and equitable to do so or that it is expedient in the public interest to do so.

Alternatively, a creditor with a claim against a Jersey company of not less than £3,000 may apply to the Royal Court of Jersey for the property of that company to be declared en désastre (being the Jersey law equivalent of a declaration of bankruptcy). Such an application may also be made by the Jersey company itself without having to obtain any shareholder approval.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of Babylon Shares Following the Business Combination

The following table sets forth information regarding the beneficial ownership of Babylon Class A Shares and Babylon Class B Shares immediately before the Closing after effecting the Reclassification and immediately following the Closing by:

•	each person who is expected by Babylon to be the beneficial owner of 5% or more of the outstanding Babylon Class A Shares immediately following the consummation of the Business Combination;

•	each person who is expected to become an executive officer or a director of Babylon upon consummation of the Business Combination; and

•	all of the executive officers and directors of Babylon as a group upon consummation of the Business Combination.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise indicated, and subject to applicable community property laws, Babylon believes that all persons named in the table have sole voting and investment power with respect to all Babylon Class A Shares beneficially owned by them.

The pre-Business Combination beneficial ownership assumes that Babylon effects the Reclassification whereby each outstanding share of Babylon Holdings is reclassified into Babylon Class A Shares, other than the Babylon Holdings Class A Shares, which are reclassified as Babylon Class B Shares, and is based on 295,589,531 Babylon Holdings Class A Shares, 40,837,576 Babylon Holdings Class B Shares, in each case as of August 31, 2021.

The expected beneficial ownership of shares of Babylon Shares post-Business Combination assumes two scenarios:

•

SCENARIO A – in accordance with the terms of the Merger Agreement, a “no redemption” scenario where (a) no shares of Alkuri Class A Common Stock are redeemed in connection with the Business Combination, and (b) Babylon Holdings issues shares of Babylon Class A Shares as the consideration pursuant to the Merger Agreement, including the Stockholder Earnout Shares, the Alkuri Public Shares and the Sponsor Shares; and

•

SCENARIO B – in accordance with the terms of the Merger Agreement, a “redemption” scenario where, after giving effect to each of the events in Scenario A, all 34,500,000 Alkuri Public Shares are redeemed in connection with the Business Combination.

Based on the foregoing assumptions, and including the 23,000,000 shares of Babylon Class A Shares to be issued in connection with the PIPE Investment, we estimate that there would be 361,714,531 shares of Babylon Class A Shares and 79,637,576 shares of Babylon Class B Shares issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, and 327,214,531 shares of Babylon Class A Shares and 79,637,576 Babylon Class B Shares issued and outstanding immediately following the consummation of the Business Combination in the “redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in Babylon and the columns under Post-Business Combination in the table that follows will be different. In either Scenario A or Scenario B, each shareholder of Babylon that will control 10% or more of the voting power in Babylon following the consummation of the Business Combination was also a shareholder of Babylon Holdings that controlled 10% or more of the voting power in Babylon Holdings prior to the consummation of the Business Combination. The following table does not reflect record of beneficial ownership of any Babylon Shares issuable upon exercise of public warrants or private placement warrants, as such securities are not exercisable or convertible within 60 days of August 31, 2021. The following table also does not reflect the potential issuance of up to 6.4 million Class A shares to shareholders of Higi.

Additionally, Nedgroup Private Wealth Fiduciary Services Limited, Nedgroup Trust (Jersey) Limited, ALP Partners Limited, the Parsa Family Foundation and Dr. Parsadoust have informed Babyon that, following the consummation of the Business Combination, ALP Partners Limited and the Parsa Family Foundation are considering executing certain re-organizational transactions (the “Founder Reorganization Transactions”), a of which are expected to result in Dr. Parsadoust holding voting and investment control over the Babylon Shares currently held of record by ALP Partners Limited and the Parsa Family Foundation. As a result, following the Founder Reorganization Transactions, Dr. Parsadoust and his spouse may be deemed to beneficially own such shares. As the Founder Reorganization Transactions are not certain, the following table does not give effect to the Founder Reorganization Transactions.

Unless otherwise indicated, Babylon believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Unless otherwise noted, the business address of each of the following beneficial owners is 1 Knightsbridge Green, London, SW1X 7QA, United Kingdom.

	Pre-Business Combination and PIPE Investment					Post-Business Combination and PIPE Investment
						Assuming No Redemption					Assuming Maximum Redemption
	Babylon Class A Shares		Babylon Class B Shares		% of Total Voting Power (1)	Babylon Class A Shares		Babylon Class B Shares		% of Total Voting Power (1)	Babylon Class A Shares		Babylon Class B Shares		% of Total Voting Power (1)
	Shares	%	Shares	%		Shares	%	Shares	%		Shares	%	Shares	%
Name of Beneficial Owner
Directors and Executive Officers
Ali Parsadoust	26,661,555	9.0%	—	—	2.9%	26,661,555	7.4%	38,800,000	48.7%	39.1%	26,661,555	8.2%	38,800,000	48.7%	40.0%
Charlie Steel	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Stacy Saal	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Paul-Henri Ferrand	390,651	*	—	—	*	390,651	*	—	—	*	390,651	*	—	—	*
Steve Davis	273,689	*	—	—	*	273,689	*	—	—	*	273,689	*	—	—	*
Darshak Sanghavi	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Yon Nuta	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Mohannad AlBlehed	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Per Brilioth(2)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Georgi Ganev	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Mairi Johnson	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
All executive officers and directors as a group (11 persons)(3)	27,325,895	9.2%	—	—	3.0%	27,325,895	7.6%	38,800,000	48.7%	39.2%	27,325,895	8.4%	38,800,000	48.7%	40.1%

5% or More Holders:
ALP Partners Limited(4)	25,790,264	8.7%	40,837,576	100.0%	90.7%	25,990,264	7.2%	40,837,576	51.3%	41.1%	25,990,264	8.0%	40,837,576	51.3%	42.0%
Invik S.A.(5)	54,442,568	18.4%	—	—	7.7%	54,942,568	15.2%	—	—	3.5%	54,942,568	16.9%	—	—	3.6%
Entities affiliated with VNV Global AB (publ)(6)	56,495,750	19.1%	—	—	8.0%	56,995,750	15.8%	—	—	3.7%	56,995,750	17.5%	—	—	3.7%
Public Investment Fund(7)	35,410,789	12.0%	—	—	5.0%	35,410,789	9.8%	—	—	2.3%	35,410,789	10.9%	—	—	2.3%
The Parsa Family Foundation(8)	23,860,197	8.1%	—	—	3.4%	23,860,197	6.6%	—	—	1.5%	23,860,197	7.3%	—	—	1.6%
Hanging Gardens Limited	21,830,250	7.4%	—	—	3.1%	21,830,250	6.1%	—	—	1.4%	21,830,250	6.7%	—	—	1.4%

(1)

Percentage of total voting power represents voting power with respect to all shares of Babylon Class A Shares and Babylon Class B Shares, voting together as a single class. The holders of Babylon Class B Shares are entitled to 15 votes per share, and holders of Babylon Class A Shares are entitled to one vote per share. See the section titled “Description of Babylon’s Share Capital and Articles of Association—Voting Rights” for additional information about the voting rights of Babylon Class A Shares and Babylon Class B Shares. Prior to the Business Combination and PIPE Investment, consists of 26,754,675 Babylon Class A Shares held of record by Dr. Parsadoust. Following the Business Combination and PIPE Investment, also includes 38,800,000 Babylon Class B Shares, or the Stockholder Earnout Shares. Mairi Johnson is Dr. Parsadoust’s spouse and thus may be deemed to beneficially own the shares held by Dr. Parsadoust.

(2)

Per Brilioth is the Managing Director and a member of the Board of Directors of VNV Global AB (publ), VNV Sweden AB and Global Health Equity AB (publ). Mr. Brilioth disclaims any beneficial ownership of the shares described in footnote 6, except to the extent of any pecuniary interest therein.

(3)

Prior to the Business Combination and the PIPE Investment, consists of 27,769,027 Babylon Class A Shares beneficially owned by Babylon’s executive officers and directors. Following the Business Combination and PIPE Investment, consists of an aggregate of (i) 27,769,027 Babylon Class A Shares and (ii) 38,800,000 Babylon Class B Shares beneficially owned by Babylon’s executive officers and directors.

(4)

Prior to the Business Combination and PIPE Investment, consists of 25,790,264 Babylon Class A Shares held of record by ALP Partners Limited. Following the Business Combination and PIPE Investment, includes an additional 200,000 Babylon Class A Shares purchased by ALP Partners Limited in the PIPE Investment. ALP Partners Limited is a majority-owned subsidiary of the Parsa Family Trust. Nedgroup Private Wealth Fiduciary Services Limited is the trustee of the Parsa Family Trust and thus may be deemed to beneficially own the shares held by ALP Partners Limited. The address for ALP Partners Limited and Nedgroup Private Wealth Fiduciary Services is 31 Esplanade, St. Helier, JE2 3QA, Jersey.

(5)

Prior to the Business Combination and PIPE Investment, consists of 54,442,568 Babylon Class A Shares held of record by Invik S.A., a wholly owned subsidiary of Kinnevik AB (publ), a Swedish publicly traded company. Following the Business Combination and PIPE Investment, includes an additional 500,000 Babylon Class A Shares purchased by Invik S.A. in the PIPE Investment The address for Invik S.A. is 7 Avenue Jean-Pierre Pescatore, 2324 Luxembourg.

(6)

Prior to the Business Combination and PIPE Investment, consists of (i) 36,088,975 Babylon Class A Shares held of record by VNV (Cyprus) Limited, a wholly-owned subsidiary of VNV Global AB (publ), a Swedish publicly traded company, and (ii) 17,745,304 Babylon Class A Shares held of record by Global Health Equity (Cyprus) Ltd. Also includes (i) 2,130,310 Babylon Class A Shares held of record by Photenalo Limited and (ii) 531,161 Babylon Class A Shares held of record by Atlas Peak Capital II, L.P. Following the Business Combination and PIPE Investment, includes an additional 500,000 Babylon Class A Shares purchased by VNV (Cyprus) Limited in the PIPE Investment. VNV Global AB (publ) is the direct and sole shareholder of VNV (Cyprus) Limited. Investment and voting decisions relating to holdings of VNV (Cyprus) Limited are made by a board of directors consisting of four individuals on the basis of recommendations issued by a five-member board of directors of VNV Global AB (publ). VNV Global AB (publ) indirectly holds, through its direct wholly-owned subsidiary VNV Sweden AB, 37.35% of the shares in Global Health Equity AB (publ), with the remainder held by other foreign institutional investors and individuals. VNV Global AB (publ) is the direct and sole shareholder of VNV Sweden AB. Investment decisions relating to holdings of VNV Sweden AB are made by a board of directors consisting of three individuals on the basis of recommendations issued by a five-member board of directors of VNV Global AB (publ), Global Healthy Equity AB (publ) is the direct and sole shareholder of Global Health Equity (Cyprus) Ltd. Investment decisions relating to holdings of Global Health Equity (Cyprus) Ltd are taken by a board of directors that consists of PC Nordic Administration Limited, a third-party corporate services provider, taking into account recommendations issued by a three-member board of directors of Global Health Equity AB (publ). The Global Health Equity AB (publ) board is comprised of the management of VNV Global AB (publ). Photenalo Limited and Atlas Peak Capital II, L.P. each granted a voting power of attorney over their respective Babylon Shares to VNV (Cyprus) Limited and agreed to vote their shares consistent with VNV (Cyprus) Limited or as directed by its board, and, as a result of the relationships described in this footnote, VNV Global AB (publ) has voting control over such shares until such time as VNV (Cyprus) Limited no longer holds Babylon Shares. VNV Global AB (publ) does not have dispositive control over the Babylon Shares held by either Photenalo Limited or Atlas Peak Capital II, L.P. The address for VNV (Cyprus) Limited is 1, Lampousas Street, 1095 Nicosia, Cyprus, and the address of Global Health Equity (Cyprus) Ltd is Stasikratous, 22, Olga Court, Office 104, 1065 Nicosia, Cyprus.

Each of the other members of the respective boards of directors of VNV Global AB (publ), VNV (Cyprus) Limited, VNV Sweden AB, Global Health Equity AB (publ) and Global Health Equity (Cyprus) Ltd disclaim beneficial ownership of the shares described in this footnote 6, except to the extent of any pecuniary interest therein.

(7)

Consists of 35,410,789 Babylon Class A Shares held of record by the Public Investment Fund, an integral part of the Kingdom of Saudi Arabia. The board of directors of the Public Investment Fund consists of His Royal Highness Mohammad bin Salman Al-Saud (Chairman), H.E. Ibrahim Abdulaziz Al-Assaf, H.E. Mohammad Abdul Malek Al Shaikh, H.E. Khalid Abdulaziz Al-Falih, H.E. Dr. Majid Bin Abdullah Al Qasabi, H.E.

Mohammad Abdullah Al-Jadaan, H.E. Mohamed Mazyed Altwaijri, H.E. Ahmed Aqeel Al-Khateeb, and H.E. Yasir Othman Al-Rumayyan. All voting and investment decisions over the shares held by the Public Investment Fund are made by a majority vote of applicable investment committees and / or the board of directors, as applicable. As a result, no single person controls investment or voting decisions with respect to the shares held by the Public Investment Fund. The address for the Public Investment Fund is Alr’idah Digital City, Building MU04, Al Nakhil District, P.O. Box 6847, Riyadh 11452, The Kingdom of Saudi Arabia.
(8)

Consists of 23,860,197 Babylon Class A Shares held of record by the Parsa Family Foundation. Nedgroup Trust (Jersey) Limited is the trustee of the Parsa Family Foundation and thus may be deemed to beneficially own the shares held by the Parsa Family Foundation. The address for the Parsa Family Foundation and Nedgroup Trust (Jersey) Limited is 31 Esplanade, St. Helier, JE2 3QA, Jersey.

SHAREHOLDER PROPOSALS AND NOMINATIONS

If the Business Combination is completed, Babylon shareholders will be entitled to attend and participate in Babylon’s annual general meetings of shareholders. Babylon will provide notice of the date on which its annual general meeting will be held in accordance with the Babylon Articles and the Jersey Companies Law.

APPRAISAL RIGHTS

Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Alkuri Common Stock and Alkuri Warrants will not have appraisal rights in connection with the Business Combination.

STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with Alkuri’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Alkuri Global Acquisition Corp., 4235 Hillsboro Pike, Suite 300 Nashville, TN 37215. Following the Business Combination, such communications should be sent in care of Babylon, 1 Knightsbridge Green, London, SW1X7QA, United Kingdom. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The validity of the Babylon Class A Shares to be issued in the Business Combination and registered pursuant to the registration statement of which this proxy statement/prospectus forms a part and certain other Jersey legal matters will be passed upon for Babylon by Walkers (Jersey) LLP.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, New York, New York, U.S. counsel for Babylon Holdings, represented Babylon Holdings in connection with the merger and the preparation of this proxy statement/prospectus. The validity of the warrants registered pursuant to the registration statement of which this proxy statement/prospectus forms a part will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

Winston & Strawn LLP represented Alkuri in connection with the Business Combination and the preparation of this proxy statement/prospectus.

Allen & Overy LLP represented Babylon Holdings in connection with the merger and the preparation of this proxy statement/prospectus with respect to certain English law matters.

Carey Olsen Jersey LLP represented Alkuri in connection with the preparation of this proxy statement/prospectus with respect to certain Jersey law matters.

EXPERTS

The consolidated financial statements of Babylon Holdings Limited and its subsidiaries as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been included in this proxy statement/prospectus in reliance upon the report of KPMG LLP (United Kingdom) (“KPMG”), independent registered public accounting firm, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

KPMG audited the consolidated financial statements of Babylon Holdings Limited for the years ended December 31, 2020 and 2019 and were in compliance with the independence requirements of the United Kingdom (the Financial Reporting Council’s (“FRC”) Ethical Standard and the International Ethics Standards Board for Accountants’ Code of Ethics (“IESBA”)) for such periods and when the respective audit reports included in this proxy statement/prospectus were issued. In addition, for 2020, KPMG was required to be independent under SEC and PCAOB independence Rules and Regulations. However, during 2020, one of KPMG’s affiliates, referred to as a KPMG member firm, provided non-audit services pursuant to an engagement between an upstream controlling affiliate of Babylon Holdings and that KPMG member firm. This related to the delivery of a service that consisted of a legal service and a management function, to an upstream affiliate of Babylon Holdings that was impermissible when evaluated under the auditor independence standards of Regulation S-X and of the PCAOB. The KPMG member firm that engaged in delivery of this service did not include KPMG U.K. or any of its staff and did not provide any audit services to Babylon Holdings. Under local and IESBA rules this service was permissible.

This impermissible non-audit service was related to a legal service and a management function on the structure of a property investment by an upstream affiliate of Babylon Holdings and did not relate to the core group business activities that will be included in Babylon Holdings’ consolidated financial statements. None of the deliverables under the service will be subject to audit procedures performed by KPMG U.K. as part of Babylon Holdings’ audit, and the service had no impact on the internal control over financial reporting of Babylon Holdings. Together, the KPMG member firm earned fees of approximately 17,000 Euro ($19,000 USD equivalent) in 2020 in relation to this non-audit service. These fees were insignificant to the business of the relevant KPMG member firm providing the service as well as to Babylon. The management of the upstream affiliate of Babylon Holdings Limited retained all decision making and ultimate responsibility for the service provided, and the service was completed and exited in September 2020.

The audit committee of the Babylon Holdings board of directors and KPMG have separately considered the impact that this impermissible non-audit service may have had on KPMG’s objectivity and impartiality with respect to their audits of Babylon Holdings. Both the audit committee of the Babylon Holdings board of directors and KPMG have concluded this non-audit service did not affect KPMG’s ability to exercise objective and impartial judgment on all issues encompassed within the audit engagement performed by KPMG for the consolidated financial statements of Babylon Holdings for the year ended December 31, 2020, and that a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion.

The financial statements of Alkuri Global Acquisition Corp. as of December 31, 2020 and for the period from December 1, 2020 (inception) through December 31, 2020 appearing in this proxy statement/prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of higi SH Holdings, Inc. as of December 31, 2020 and for the year ended December 31, 2020 appearing in this proxy statement/prospectus have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Alkuri and service providers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of Alkuri’s proxy statement. Upon written or oral request, Alkuri will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of such document was delivered and who wishes to receive separate copies of such document. Stockholders receiving multiple copies of such document may likewise request that Alkuri delivers single copies of such document in the future. Stockholders may notify Alkuri of their requests by calling or writing Alkuri at its principal executive offices at 4235 Hillsboro Pike, Suite 300 Nashville, TN 37215 or (615) 632-0303.

ENFORCEABILITY OF CIVIL LIABILITY

Babylon is a company organized under the laws of the Bailiwick of Jersey, Channel Islands, a British crown dependency that is an island located off the coast of Normandy, France. Accordingly, you may have difficulty serving legal process within the United States upon Babylon. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against Babylon in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that Jersey courts would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, Babylon may be served with process in the United States with respect to actions against Babylon arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of Babylon’s securities by serving Babylon’s U.S. agent irrevocably appointed for that purpose.

WHERE YOU CAN FIND MORE INFORMATION

Babylon has filed a registration statement on Form F-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

Alkuri files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Alkuri at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, Alkuri’s corporate website at https://www.arkglobal.com/investor-relations. Alkuri’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you should contact via phone or in writing:

Alkuri Global Acquisition Corp.

4235 Hillsboro Pike, Suite 300

Nashville, TN 37215

Telephone: (615) 632-0303

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the special meeting, or no later than October 13, 2021.

All information contained in this proxy statement/prospectus relating to Babylon has been supplied by Babylon, and all such information relating to Alkuri has been supplied by Alkuri. Information provided by one another does not constitute any representation, estimate or projection of the other.

higi SH Holdings, Inc. Condensed Unaudited Consolidated Interim Financial Statements
Condensed Unaudited Consolidated Balance Sheets	F-78
Condensed Unaudited Consolidated Statements of Operations	F-80
Condensed Unaudited Consolidated Statements of Stockholders’ Deficit	F-81
Condensed Unaudited Consolidated Statements of Cash Flows	F-82
Condensed Unaudited Notes to Consolidated Financial Statements	F-83

Babylon Holdings Limited

Condensed Unaudited Consolidated Interim Financial Statements

For the six months ended June 30, 2021

Babylon Holdings Limited

Consolidated Statement of Profit and Loss and Other Comprehensive Loss

(Unaudited)

		For the Six Months Ended June 30,
		2021	2020
	Notes	$’000	$’000
Revenue	5	128,771	22,503
Cost of care delivery		(92,137)	(18,820)
Platform & application expenses (including amortization & impairment of $8,995 thousand (2020: $5,085 thousand))		(21,377)	(12,898)
Research & development expenses (excluding amortization and impairment)		(17,201)	(20,881)
Sales, general & administrative expenses		(76,606)	(52,762)

Operating loss		(78,550)	(82,858)
Finance costs		(2,243)	(2,569)
Finance income		28	6
Exchange (loss)		(91)	(2,146)

Net finance (expense)		(2,306)	(4,709)
Gain on sale of subsidiary	4	3,917	—
Share of loss of equity-accounted investees		(1,276)	(309)

Loss before taxation		(78,215)	(87,876)

Tax benefit / (provision)		2,493	(2,937)

Loss for the period		(75,722)	(90,813)

Other comprehensive loss
Items that may be reclassified subsequently to profit or loss:
Currency translation differences		(67)	1,530

Other comprehensive (loss) / gain for the period, net of income tax		(67)	1,530

Total comprehensive loss for the period		(75,789)	(89,283)

Loss attributable to:
Equity holders of the parent		(74,907)	(89,984)
Non-controlling interest		(815)	(829)

		(75,722)	(90,813)

Total comprehensive loss attributable to:
Equity holders of the parent		(74,974)	(88,454)
Non-controlling interest		(815)	(829)

		(75,789)	(89,283)

Loss per share
Net loss per share, Basic and Diluted		(0.09)	(0.11)

The accompanying notes form an integral part of the condensed unaudited consolidated interim financial statements.

Babylon Holdings Limited

Consolidated Statement of Financial Position

(Unaudited)

		June 30,	December 31,
		2021	2020
ASSETS	Notes	$’000	$’000
Non-current assets
Right-of-use assets	12	10,135	2,572
Property, plant and equipment		2,879	1,334
Investments in associates	8	12,600	8,876
Goodwill	7	31,303	17,832
Other intangible assets	7	102,331	78,853

Total non-current assets		159,248	109,467

Current assets
Right-of-use assets	12	3,487	1,942
Trade and other receivables		28,218	13,525
Prepayments and contract assets		9,253	8,841
Cash and cash equivalents	11	42,381	101,757
Assets held for sale		—	3,282

Total current assets		83,339	129,347

Total assets		242,587	238,814

EQUITY AND LIABILITIES EQUITY
Ordinary share capital	15	10	10
Preference share capital	15	4	3
Share premium	15	557,569	485,221
Share-based payment reserve	15	45,286	32,185
Retained earnings		(544,411)	(469,504)
Foreign currency translation reserve	15	1,608	1,675

Total capital and reserves		60,066	49,590
Non-controlling interests		(2,046)	(1,231)

Total equity		58,020	48,359

LIABILITIES
Non-current liabilities
Contract liabilities	5	81,982	57,274
Deferred grant income – tax credit	9	6,340	7,488
Lease liabilities	12	10,815	2,011
Deferred tax liability		768	—

Total non-current liabilities		99,905	66,773

Current liabilities
Trade and other payables		26,231	11,635
Accruals and provisions		31,574	18,636
Contract liabilities	5	23,136	18,744
Deferred grant income – tax credit		1,264	—
Lease liabilities	12	1,984	2,488
Loans and borrowings	13	473	70,357
Liabilities directly associated with the assets held for sale		—	1,822

Total current liabilities		84,662	123,682

Total liabilities		184,567	190,455

Total liabilities and equity		242,587	238,814

The accompanying notes form an integral part of the condensed unaudited consolidated interim financial statements.

Babylon Holdings Limited

Consolidated Statement of Changes in Equity

(Unaudited)

	Share capital	Share premium	Share-based payment reserve	Retained earnings	Foreign exchange revaluation reserve	Equity attributable to owners of the parent company	Non- controlling Interest	Total equity
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Balance at January 1, 2020	13	443,125	15,268	(282,705)	(1,904)	173,797	—	173,797
Total comprehensive loss for the period
Loss for the period	—	—	—	(89,984)	—	(89,984)	(829)	(90,813)
Foreign exchange movement	—	—	—	—	1,530	1,530	—	1,530
Equity raise	—	—	—	—	—	—	—	—
Equity-settled share-based payment transactions	—	—	6,339	—	—	6,339	—	6,339

Balance at June 30, 2020	13	443,125	21,607	(372,689)	(374)	91,682	(829)	90,853

Balance at January 1, 2021	13	485,221	32,185	(469,504)	1,675	49,590	(1,231)	48,359
Total comprehensive loss for the period
Loss for the period	—	—	—	(74,907)	—	(74,907)	(815)	(75,722)
Foreign exchange movement	—	—	—	—	(67)	(67)	—	(67)
Conversion of convertible debt	1	69,999	—	—	—	70,000	—	70,000
Warrants issued as consideration	—	2,349	—	—	—	2,349	—	2,349
Equity-settled share-based payment transactions	—	—	13,101	—	—	13,101	—	13,101

Balance at June 30, 2021	14	557,569	45,286	(544,411)	1,608	60,066	(2,046)	58,020

The accompanying notes form an integral part of the condensed unaudited consolidated interim financial statements.

Babylon Holdings Limited

Consolidated Statement of Cash Flows

(Unaudited)

		For the Six Months Ended June 30,
		2021	2020
	Notes	$’000	$’000
Cash flows from operating activities
Loss for the period		(75,722)	(90,813)
Adjustments for:
Finance costs		2,243	2,569
Finance income		(28)	(6)
Depreciation and amortization	7	13,322	6,459
Share-based compensation		12,344	433
Taxation		(2,493)	2,937
Exchange loss		91	2,146
Gain on disposal of subsidiary		(3,917)	—
Impairment expense	7	—	32
Share of net loss of associates and joint ventures accounted for using the equity method		1,276	309

		(52,884)	(75,934)
Working capital adjustments
(Increase) in trade and other receivables		(12,414)	(8,291)
Increase/(Decrease) in trade and other payables	5,9,10	43,604	(3,166)
Decrease in assets/liabilities held for sale		1,460	—
Decrease in other assets/liabilities		768	—

Net cash used in operating activities		(19,466)	(87,391)

Cash flows from investing activities
Capital expenditure		(2,444)	(460)
Interest received		7	6
Development costs capitalized		(16,254)	(18,138)
Acquisition of subsidiary, net of cash acquired	3	(13,835)	—
Proceeds from sale of investment in subsidiary		2,213	—
Purchase of shares in associates and joint ventures		(5,000)	(5,000)

Net cash used in investing activities		(35,313)	(23,592)

Cash flows from financing activities
Proceeds from other loans		116	357
Payments from exercise of share options		(482)	—
Net proceeds from issue of share capital		—	1
Fees directly attributable to equity raise		—	(10,245)
Principle payments on leases		(2,293)	(782)
Interest paid		(1,826)	(2,338)

Net cash outflow from financing activities		(4,485)	(13,007)

Net (decrease) in cash and cash equivalents		(59,264)	(123,990)
Cash and cash equivalents at January 1		101,757	214,888
Effect of movements in exchange rate on cash held		(112)	(702)

Cash and cash equivalents at June 30		42,381	90,196

The supplemental disclosure requirements for the statements of cash flows are as follows:

	For the Six Months Ended June 30,
	2021	2020
	$’000	$’000
Non-cash financing and investing activities:
Warrants issued as consideration for acquisitions	2,340	—
Conversion of Loan Agreements	70,000	—

The accompanying notes form an integral part of the condensed unaudited consolidated interim financial statements.

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

1.	Corporate information

Babylon Holdings Limited (the “Company”) is a company limited by shares and is incorporated, registered and domiciled in Jersey. The address of the registered office is 31 Esplanade, St Helier, Jersey, JE2 3QA.

Babylon Holdings Limited is a digital health company engaged in developing affordable healthcare services accessible to consumers on digital devices platforms and providing technology solutions to medical professionals by automating routine tasks for the care of patients. It also uses its technology to step in early and help consumers become more informed about diseases, so they can make informed decisions and stay healthier longer. Babylon combines cutting edge artificial intelligence (“AI”) and broader technologies with the best human expertise to re-engineer a better model of healthcare.

On June 3, 2021, Babylon announced it entered into a definitive merger agreement with Alkuri Global Acquisition Corp (“Alkuri Group”), a special purpose acquisition company (the “Merger”) following the unanimous approval of the Board of Directors of the Group and Alkuri Group. The transaction is expected to close in the second half of 2021, subject to the approval of Alkuri Global’s stockholders and other customary closing conditions, including applicable regulatory approvals. If the transaction is consummated, the combined company will operate as Babylon and plans to trade on the New York stock exchange.

2.	Basis of preparation

These financial statements consolidate those of the Company and its subsidiaries (together referred to as the “Group”).

These condensed unaudited consolidated interim financial statements for the six months ended June 30, 2021 (“Interim Financial Statements”) have been prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB, and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for year ended December 31, 2020 (“last annual financial statements”). They do not include all of the information required for a complete set of financial statements prepared in accordance with IFRS Standards. However selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s consolidated financial position and consolidated performance since the last annual financial statements. These condensed unaudited consolidated interim financial statements were authorized for issue on September 15, 2021.

Going concern

The Group incurred a loss for the six-month period ending June 30, 2021 of $75,789 thousand (2020: loss of $89,283 thousand), and operating cash outflows of $19,466 thousand (2020: $87,391 thousand). As of June 30, 2021, the Group had a net asset position of $58,020 thousand (2020: $48,359 thousand). The Group has financed its operations principally through issuances of debt and equity securities and has a strong record of fundraising, evidenced by its successful Series C raise, execution of a $200,000 thousand Convertible Loan Note agreement and the issuance of $50,000 thousand in unsecured bonds in August 2021. The Group requires significant cash resources to, among other things, fund working capital requirements, increase headcount, make capital expenditures (including those related to product development), and expand our business through acquisitions.

The financial statements have been prepared on a going concern basis which the directors consider to be appropriate for the following reasons.

The directors have prepared cash flow forecasts for a period of 12 months from the date of approval of these financial statements which indicate that, taking account of reasonably possible downsides, the Group will have

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

sufficient funds through injections of further investment capital in order to meet its liabilities as they fall due for that period (the going concern period). Based upon the forecasts, the directors are expecting to consummate the Merger and believe that the capital raised will be sufficient to provide adequate funding to service the Group’s obligations, meet liquidity needs and fund necessary capital expenditures through the going concern period. In the event that the Group is unable to consummate the Merger, the directors believe that additional funding will be required to be sought through public or private equity or debt financings to continue operations.

At June 30, 2021, the Group had cash and cash equivalents of $42,381 thousand (2020: $101,757 thousand). The Group has long term debt obligations that mature in August 2022 for $50,000 thousand (Note 19).

While there is no assurance that the Merger will be consummated or, in the event that the Merger is not consummated, that additional funds are available on acceptable terms, the directors believe that they will be successful in raising the additional capital needed to meet working capital and capital expenditure requirements during the going concern period. As noted in Note 1, the Group has entered into a definitive merger agreement with Alkuri Global Acquisition Corp. The Group expects the Merger will be consummated in the second half of 2021 to deliver a minimum amount of $230,000 thousand, which would provide sufficient additional capital to continue operations over the going concern period.

However, the above indicates that there are material uncertainties (ability to fund raise further capital in the short term) related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern and therefore, to continue realizing its assets and discharging its liabilities in the normal course of business.

The financial statements do not include any adjustments that would result from the basis of preparation being inappropriate.

Basis of consolidation

Subsidiaries

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. To determine whether the Group controls an entity, status of voting or similar rights, contractual arrangements and other specific factors are considered. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on which that control ceases.

The Group holds certain rights in the form of purchase options to acquire additional equity interests in entities that it has an existing shareholding in. These rights are assessed as either substantive or protective in nature to conclude whether the Group exercises control over the entity. This assessment requires judgement relating to both the barriers that may prevent, and the extent to which the Group would benefit from, exercise of those rights and determines whether the Group should consolidate the entity.

In addition, the Company consolidates certain professional service corporations (“PCs”) which are owned, directly or indirectly, and operated by appropriately licensed physicians. The Company maintains control of these PCs through contractual arrangements, which can include service agreements, financing agreements, equity transfer restriction agreements, and employment agreements, or a combination thereof, which are primarily established during the formation of the PCs. At inception, the contractual framework established between the Group and the PCs provides the Group with the power to direct the relevant activities in the conduct of the PC’s

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

non-clinical administrative and other non-clinical business activities. The physicians employed by the PC are exclusively in control of, and responsible for, all aspects of the practice of medicine for their patients. In determining whether a particular set of activities and assets is a business, the Group assesses whether the set of assets and activities acquired includes, at a minimum, an input and a substantive process and whether the acquired set has the ability to produce outputs. The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired.

Intercompany transactions, balances and unrealized gains on transactions between the Group’s companies are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests in the results and equity of subsidiaries are shown separately in the Consolidated Statement of Profit and Loss and Other Comprehensive Loss, Consolidated Statement of Financial Position and Consolidated Statement of Changes in Equity. Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

Associates

Associates are those entities in which the Group has significant influence, but not control, over the financial and operating policies.

Associates are accounted for using the equity method and are initially recognized at cost. The Consolidated Financial Statements include the Group’s share of the total comprehensive income and equity movements of equity accounted investees, from the date that significant influence commences until the date that significant influence ceases. When the Group’s share of losses exceeds its interest in an equity accounted investee, the Group’s carrying amount is reduced to nil and recognition of further losses is discontinued except to the extent that the Group has incurred legal or constructive obligations or has made payments on behalf of an investee.

Reclassifications

In 2020, following the start of the VBC (Value-Based Care) revenue stream, management reviewed the presentation of the Consolidated Statement of Profit and Loss and considered whether it continued to provide relevant and reliable information to stakeholders. It was concluded that there should be an update to how certain expenses were classified and therefore the Group has changed its accounting policy for expense classifications. Previously, the Group had disclosed Depreciation and Amortization as a separate expense category, whereas now Depreciation and Amortization costs are allocated to their relevant function.

In addition, in preparing these financial statements, the Group elected to separately present costs of revenue relating to Platform and application expenses including amortization and impairment and Research and Development expenses excluding amortization and impairment in its Consolidated Statement of Profit and Loss. The elective disaggregated presentation of amounts previously classified as Research & Development and Technology expenses was applied retrospectively to the Company’s Consolidated Financial Statements.

With the exception of the change in presentation in the Consolidated Statement of Profit and Loss, these elective changes had no impact on the Group’s Loss for the period or to the condensed consolidated interim financial statements as of and for the period ended June 30, 2021 and 2020.

Change in accounting policies

R&D tax credits claimed and reimbursed through the U.K. research and development expenditure credit scheme (the “RDEC Scheme”) are recognized gross as a deferred income grant liability on the balance sheet and as a

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

reduction to Platform and application expenses over the period of expected benefit from the expenditure. The related tax charge on the credit is recognized in the year of the tax credit. This represents a change in accounting policy elected by the Group for the year ended December 31, 2020. The change in accounting policy did not have a material impact on the consolidated financial statements.

3.	Business Acquisitions

As part of our business strategy, we have acquired, and may acquire in the future, certain businesses and technologies primarily to expand our service offerings.

2021 Acquisition

On April 1, 2021 the Group acquired all the outstanding equity interests of Meritage Medical Network (“Meritage”), a California professional corporation, for total consideration of $16,184 thousand in consideration net of cash acquired of $14,043 thousand, of which $13,835 thousand related to cash consideration and $3,122 thousand related to the fair value of warrants issued to the former shareholders of Meritage. This acquisition is intended to expand the growth of our value-based care services to patients within the Meritage network.

We accounted for this acquisition under the acquisition method of accounting and have reported the results of operations as of the acquisition date. The intangible assets acquired include customer relationships, tradenames, physician networks and a license. We based the estimated fair value of customer relationship intangibles using an income approach, utilizing the excess earnings method for customer relationships. This form of the income approach utilizes management’s estimates of future operating results and cash flows using a weighted average cost of capital that reflects market participant assumptions. We based the estimate fair value of tradenames and the license using a cost approach that reflects the costs necessary to replace the service capacity of the acquired assets. We based the estimated fair value of the tradename using an income approach, utilizing the relief from royalty method. This form of the income approach utilizes management’s estimates of future operating results and cash flows using a royalty rate that reflects market participant assumptions. Other significant judgements used in the valuation of tangible liabilities assumed in the acquisition included a valuation of the healthcare related liabilities acquired, which were primarily based on historical claims experience to estimate the liability on the acquisition date. The Group has recorded the excess of the fair value of the consideration transferred in the acquisitions over the fair value of net assets acquired as goodwill. The goodwill reflects our expectations of favourable future growth opportunities, anticipated synergies through the use of our digital healthcare platform and the assembled workforce. We expect that the majority of the goodwill acquired in the acquisition will not be deductible for corporate income tax purposes.

Acquisition related costs are included in selling, general and administrative expenses in our interim financial statements. Total acquisition-related costs incurred during the six months ended June 30, 2021 and 2020 were $162 thousand and $0, respectively.

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

Purchase Price Allocation

We have performed a preliminary valuation analysis of the fair market value of the assets acquired and liabilities assumed in the acquisition. The final purchase price allocations will be determined when we have completed and fully reviewed the detailed valuations and could differ materially from the preliminary allocation. The final allocation may include changes of acquired intangible assets as well as goodwill and other changes to assets and liabilities, including deferred taxes. The estimated useful lives of acquired intangible assets are also preliminary.

The aggregate purchase price of the acquisition has been allocated on a preliminary basis as follows:

2021
$’000
Cash paid, net of cash acquired	13,835
Issuance of warrants	2,349

Aggregate purchase price	16,184

Accounts receivable	1,534
Customer relationships	10,800
Physician’s network	3,500
Trademark	1,900
License	590
Healthcare related liabilities	(11,247)
Other assets and liabilities, net	(4,364)

Net assets acquired	2,713

Amount allocated to goodwill	13,471

Total revenues attributable to the acquisition of Meritage were approximately $15,323 thousand for the six months ended June 30, 2021. Net losses attributable to the acquisition of Meritage since the acquisition was $2,019 thousand for the six months ended June 30, 2021. If the acquisition had occurred on January 1, 2021, management estimates that consolidated revenue would have been $144,116 thousand (higher by $15,345 thousand) and consolidated losses would have been $75,221 thousand (lower by $568 thousand) for the six months ended June 30, 2021. In determining these amounts, management has assumed that the fair value adjustments that arose on the date of acquisition would have been the same if the acquisition had occurred on January 1, 2021.

4.	Disposals of Subsidiaries

On January 14, 2021 the Group entered a Share Purchase Agreement (“SPA”) with TELUS Corporation (“TELUS”), a Canadian publicly traded holding company which is the parent of various telecommunication subsidiaries, for the sale of the Babylon Health Canada Limited business. The entire issued share capital of Babylon Health Canada Limited was transferred to TELUS for a base price of $1,800 thousand CAD, which has been adjusted for working capital and net indebtedness. A further $3,500 thousand payment was made by TELUS that was attributable to a partial repayment of an Intercompany Loan due from Babylon Canada to Babylon Partners Limited. The remaining amount of the Intercompany loan was forgiven immediately prior to the execution of the SPA.

Effect of disposal:

2021
$’000
Cash and cash equivalents	(57)
Prepayments and contract assets	(1,322)
Property, plant and equipment	(922)
Right-of-use assets	(797)

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

2021
$’000
Trade and other receivables	(619)
Accruals and provisions	658
Lease liabilities	837
Borrowings	3,075
Trade and other payables	588

Net Assets and Liabilities Derecognised	1,441

Consideration Received	2,344

2021
$’000
Gain on Disposal
Consideration received	2,344
Net assets and liabilities derecognised	1,441
Working capital adjustment	132

Gain on disposal	3,917

5.	Revenue

i) Disaggregation of revenue

	For the Six Months Ended June 30,
	2021	2020
	$’000	$’000
Clinical services	18,134	12,149
Software licensing	44,245	10,354
Value based care	66,392	—

	128,771	22,503

In January 2021, we entered into a License and Support Agreement (“License Agreement”) with TELUS. As part of the License Agreement, the Group received an upfront payment of approximately $66.9 million in exchange for the right to use the Company’s digital healthcare platform (“Software Platform”), specified upgrades to be delivered over a 24-month period, post-contract support (“PCS”), and a right to access enhancements to the Group’s Software Platform over a period of seven years. We identified that the License Agreement included multiple performance obligations and allocated the transaction price to the separate performance obligations on a relative standalone basis. We determined the standalone selling prices based on our overall pricing objectives, taking into consideration market inputs and entity specific factors, including standalone selling prices when available. We also concluded that the upfront payment included a significant financing component. As a result, the transaction price was adjusted to account for the time value of money and interest expense will be recognized over the duration of the contract.

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

ii) Contract balances

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers.

	June 30, 2021	December 31, 2020
	$’000	$’000
Trade receivables	10,951	4,674
Contract assets	2,491	2,378
Contract liabilities	(105,118)	(76,018)

The contract assets primarily relate to the Group’s rights to consideration for work completed but not billed at the reporting date. There was no impact on contract assets as a result of acquisition of subsidiaries. The contract assets are transferred to receivables when the rights become unconditional. This usually occurs when the Group issues an invoice to the customer. The Group’s customers generally pay for invoices in the month following the issuance date.

iii) Transaction price allocated to the remaining performance obligations

The following table includes revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) at the reporting date.

	Remainder of 2021	2022	2023	2024	2025 and beyond	Total
	$’000	$’000	$’000	$’000	$’000	$’000
At June 30, 2021	13,317	19,791	19,246	19,833	32,931	105,118

The table below shows significant changes in contract liabilities:

2021
$’000
Balance on January 1	76,018
Amounts billed but not recognized	70,728
Revenue recognized	(41,628)

Balance on June 30	105,118

6.	Segment Information

Below is a summary of the Group’s segments and a reconciliation between the results from operations as per segment information and the results from operations as per the Consolidated Statements of Profit and Loss.

	Six Months Ended June 30, 2021
	UK	US	All other segments	Total segments	Reconciliation adjustments	Total as per statement of profit and loss
	$’000	$’000	$’000	$’000	$’000	$’000
Revenue	56,616	72,071	904	129,591	(820)	128,771
Inter-segment revenue	—	—	(50)	(50)	50	—

Segment revenue	56,616	72,071	854	129,541	(770)	128,771

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

	Six Months Ended June 30, 2021
	UK	US	All other segments	Total segments	Reconciliation adjustments	Total as per statement of profit and loss
	$’000	$’000	$’000	$’000	$’000	$’000
Cost of care delivery	(20,545)	(75,951)	(938)	(97,434)	5,297	(92,137)
Other operating expenses, excluding amortization and depreciation	(59,667)	(32,976)	(6,173)	(98,816)	(3,046)	(101,862)
Exchange (loss)/gain	(182)	(70)	2,348	2,095	(2,187)	(91)
Share of loss of equity-accounted investees	—	(1,276)	—	(1,276)	—	(1,276)
Gain / (loss) on sale	(2,390)	—	3,880	1,490	2,427	3,917

EBITDA	(26,168)	(38,202)	(29)	(64,399)	1,721	(62,678)

Depreciation and amortization						(13,322)
Exchange loss/(gain)						91
Share of loss of equity-accounted investees						1,276
(Gain) / loss on sale						(3,917)

Operating loss						(78,550)

	Six Months Ended June 30, 2020
	UK	US	All other segments	Total segments	Reconciliation adjustments	Total as per statement of profit and loss
	$’000	$’000	$’000	$’000	$’000	$’000
External revenue	19,302	2,097	1,104	22,503	—	22,503
Inter-segment revenue	—	—	—	—	—	—

Segment revenue	19,302	2,097	1,104	22,503	—	22,503
Cost of care delivery	(18,581)	(3,040)	(2,823)	(24,444)	5,624	(18,820)
Other operating expenses, excluding amortization and depreciation	(57,704)	(10,618)	(6,218)	(74,540)	(5,542)	(80,082)
Exchange (loss)/gain	(813)	197	(19,292)	(19,908)	17,762	(2,146)
Share of loss of equity-accounted investees	—	(309)	—	(309)	—	(309)

EBITDA	(57,796)	(11,673)	(27,229)	(96,698)	17,844	(78,854)

Depreciation and amortization						(6,459)
Exchange loss/(gain)						2,146
Share of loss of equity-accounted investees						309

Operating loss						(82,858)

Reconciliation adjustments include allocation and classification differences of costs between management accounts and statutory reporting, reversals of inter-segment revenue and foreign exchange variances.

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

Major customers

Below is a summary of the revenue derived from the Group’s major customers.

	Six Months Ended June 30,
	2021		2020
	$’000	% of revenue	$’000	% of revenue
Customer 1	32,937	26	—	—
Customer 2	25,752	20	—	—
Customer 3	15,173	12	—	—
Customer 4	—	—	4,797	21
Customer 5	—	—	4,219	19
Customer 6	—	—	3,688	16
Customer 7	—	—	2,473	11

Geographical information

Revenue from external customers attributed to individual countries is summarized as follows:

	Six Months Ended June 30,
	2021	2020
	$’000	$’000
UK	16,130	12,332
US	71,651	2,097
Asia-Pacific	7,548	5,095
Canada	32,937	1,328
Rest of World	505	1,651

Total	128,771	22,503

As of June 30, 2021 55.8% ($88,566 thousand) and 40.9% ($64,869 thousand) of non-current assets of the Group are derived from and located within the UK and US respectively. In 2020 64.8% ($70,920 thousand) and 34.5% ($37,776 thousand) of non-current assets of the Group are derived from and located within the UK and US respectively.

As of June 30, 2021 54.6% ($6,297 thousand) and 40.1% ($4,618 thousand) of total Group trade receivables were attributable to the UK and US respectively. In 2020 47.6% ($2,224 thousand) and 50.1% ($2,339 thousand) of total Group trade receivables were attributable to the UK and US respectively.

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

7.	Intangible assets and Goodwill

The changes in the carrying amount of goodwill and intangible assets for the six months ended June 30, 2021 and the year ended December 31, 2020 were as follows:

	Goodwill	Development Costs	Intangibles under Development	Customer Relationships	Trademarks	Choice Physician Network	Licenses	Total other intangible assets (excluding goodwill)
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Cost
Balance at January 1, 2020	61	15,559	28,873	—	—	—	—	44,432
Acquisitions through business combinations	17,771	—	—	3,100	3,300	1,500	—	7,900
Additions	—	940	43,027	—	—	—	—	43,967
Transfers	—	51,932	(51,932)	—	—	—	—	—
Effect of movements in foreign exchange	—	631	1,170	—	—	—	—	1,801

Balance at December 31, 2020	17,832	69,061	21,138	3,100	3,300	1,500	—	98,100
Balance at January 1, 2021	17,832	69,061	21,138	3,100	3,300	1,500	—	98,100
Acquisitions through business combinations	13,471	—	—	10,800	1,900	3,500	590	16,790
Additions	—	—	17,012	—	—	—	—	17,012
Transfers	—	14,903	(14,903)	—	—	—	—	—
Effect of movements in foreign exchange	—	871	230		—	—	—	1,101

Balance at June 30, 2021	31,303	84,835	23,477	13,900	5,200	5,000	590	133,002
Amortization and impairment
Balance at January 1, 2020	—	680	—	—	—	—	—	680
Amortization for the year	—	10,157	—	845	83	—	—	11,085
Impairment charge	—	6,436	—	—	—	38	—	6,474

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

	Goodwill	Development Costs	Intangibles under Development	Customer Relationships	Trademarks	Choice Physician Network	Licenses	Total other intangible assets (excluding goodwill)
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Effect of movements in foreign exchange	—	1,007	—	—	—	—	—	1,007

Balance at December 31, 2020	—	18,280	—	845	83	38	—	19,246
Balance at January 1, 2021	—	18,280	—	845	83	38	—	19,246
Amortization for the period	—	8,995	—	1,826	212	162	15	11,210
Impairment charge	—	—	—	—	—	—	—	—
Effect of movements in foreign exchange	—	215	—	—	—	—	—	215

Balance at June 30, 2021	—	27,490	—	2,671	295	200	15	30,671
Net book value
At January 1, 2020	—	14,878	28,873	—	—	—	—	43,751
At December 31, 2020 and January 1, 2021	17,832	50,780	21,138	2,255	3,217	1,462	—	78,853

At June 30, 2021	31,303	57,345	23,477	11,229	4,905	4,800	575	102,331

Goodwill of $13,471 thousand (2020: $17,771 thousand) has been acquired through business combinations (Note 3). All development costs, including intangibles under development, have been internally generated by the Group. During the six months ended June 30, 2021, $14,903 thousand (2020: $51,932 thousand) of intangibles under development were transferred to development costs as these projects were completed. Intangibles under development are tested for impairment at least annually.

The total net book value is considered to be the recoverable amount, as this balance is reviewed annually and impaired as necessary. All development costs are related to software and artificial intelligence development and there are no distinguishable individually material intangible assets within the capitalised development costs. There was no impairment of the development costs in the six months ended June 30, 2021 (2020: $6,438 thousand).

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

8.	Investments in subsidiaries and associates

The Group and Company have the following investments:

Subsidiary undertakings	Country of Incorporation	Principal Activity	Ownership (As at June 30, 2021)
Company:
Babylon Partners Limited	London, UK	Application development	100.0%
Babylon Healthcare Services Limited	London, UK	Digital Healthcare services	100.0%
Babylon Rwanda Limited	Kigali, Rwanda	Digital Healthcare services	100.0%
Babylon Inc.	Delaware, USA	Digital Healthcare services	100.0%
Babylon Malaysia SDN BDN	Kuala Lumpur, Malaysia	Digital Healthcare services	100.0%
Babylon International Limited	London, UK	Digital Healthcare services	100.0%
Babylon Health Ireland Limited	Cork, Ireland	Digital Healthcare services	100.0%
Babylon Singapore PTE Limited	Singapore	Digital Healthcare services	100.0%
Health Innovators Inc	Delaware, USA	Digital Healthcare services	78.0%
Babylon Acquisition Corp	Delaware, USA	Digital Healthcare services	100.0%
Babylon Technology LTDA	Brazil	Digital Healthcare services	100.0%
Group:
Babylon Healthcare Inc	Delaware, USA	Digital Healthcare services	100.0%
Babylon Healthcare NJ, PC	New Jersey, USA	Healthcare services	100.0%
Babylon Healthcare, PLLC	Maine, USA	Healthcare services	100.0%
Babylon Medical Group (formerly Marcus Zachary DO), PC	California, USA	Healthcare services	100.0%
California Telemedicine Associates, PC	California, USA	Healthcare services	100.0%
Telemedicine Associates, PC	Maine, USA	Healthcare services	100.0%
Babylon Healthcare, PC	Illinois, USA	Healthcare services	100.0%
Babylon Healthcare NC, PC	North Carolina, USA	Healthcare services	100.0%
Babylon Healthcare, PA	Pennsylvania, USA	Healthcare services	100.0%
Meritage Medical Network	California, USA	Healthcare services	100.0%
Meritage Health Ventures, LLC	California, USA	Healthcare services	100.0%

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

Subsidiary undertakings	Country of Incorporation	Principal Activity	Ownership (As at June 30, 2021)
Group:
Meritage Health Plan	California, USA	Healthcare services	100.0%
Meritage Management, LLC	California, USA	Healthcare services	100.0%
Meritage ACO, LLC	California, USA	Healthcare services	100.0%
First Choice 360 Care Solutions	California, USA	Healthcare services	100.0%

Investment in Associates:

Higi SH Holdings Inc.	Delaware, USA	Digital Healthcare services	25.0%

Health Innovators

Babylon acquired equity interests in Health Innovators Inc. in 2019. In the event of a liquidation, Babylon has a preferential right to recover amounts invested prior to other shareholders or receive its percentage of net assets of Health Innovators, whichever is greater. Since the acquisition date the net assets of Health Innovators Inc. have been less than Babylon’s total investment, therefore Babylon consolidates 100.0% of Health Innovators Inc.’s net assets and no NCI is recognized.

Higi

On May 15, 2020 Babylon Acquisition Corp. acquired 11.0% of the preference shares in Higi SH Holdings Inc. (“Higi”). Higi provides digital healthcare services via a network of Smart Health Stations located around the USA, the investment is in line with the Group’s objective to provide accessible and affordable healthcare.

The Group had the option to increase their shareholding in Higi to 25% exercisable over the period to June 2021 and subsequently has the option to purchase the remaining 75% of shares exercisable over the period to May 2023. At June 30, 2021 the total shareholding was 25.0%.

Higi is accounted for as an associate because the Group is able to demonstrate significant influence over Higi through representation on the board, the power to participate in policy. During the period to June 30, 2021 the Group did not have the substantive rights to exert control over Higi due to the existence of significant barriers that prevented exercise of the purchase option.

The following table summarizes the financial information of Higi as of June 30, 2021:

$’000
Non-current assets	684
Current Assets	8,250
Non-current liabilities	(7,000)
Current liabilities	(3,244)

Net assets (100%)	(1,310)
Revenue	4,621

Total comprehensive loss	(5,621)

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

As of June 30, 2021, our financial statements includes a total carrying amount of $12,600 thousand, total investment of $15,000 thousand and a loss of $1,276 thousand related to Higi. If the Group did have substantive rights to exert control over Higi, management estimates that consolidated losses would have been $80,135 thousand (higher by $4,346 thousand) and consolidated net assets would have been $56,710 thousand (lower by $1,090 thousand) for the six months ended June 30, 2021.

Professional service corporations

As discussed in Note 2, we consolidated certain professional service corporations (“PCs”) which are owned, directly or indirectly, and operated by licenses physicians. The following provides summary financial data for the PCs that are included in the Interim Financial Statements:

	June 30, 2021	December 31, 2020
	$’000	$’000
Total assets	66,489	35,535
Total liabilities	81,429	42,699

	Six Months Ended June 30,
	2021	2020
	$’000	$’000
Total revenues	35,786	1,036
Operating expenses:
Cost of care delivery	(36,710)	(942)
Sales, general and administrative expenses	(4,404)	(119)

Total operating expenses	(41,114)	(1,061)

9.	Deferred grant income – tax credit

$’000
Balance at January 1, 2020	—
Grants related to prior years	3,173
Grants received in 2020	4,314
Grant income recognized	—
Adjustments, net	—

Balance at December 31, 2020	7,488
Balance at January 1, 2021	7,488
Grants related to prior years	—
Grants received in 2021	1,161
Grant income recognized	(1,144)
Adjustments, net	99

Balance at June 30, 2021	7,604

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

10.	Claims Payable

$’000
Balance at January 1, 2020	—
Claims Expense	24,146
Claims Paid	(21,137)
Adjustment, net	881

Balance at December 31, 2020	3,890

Balance at January 1, 2021	3,890
Claims Expense	59,948
Claims Paid	(48,443)
Adjustment, net	(502)

Balance at June 30, 2021	14,893

11.	Cash and cash equivalents

	June 30,	December 31,
	2021	2020
	$’000	$’000
Cash in hand and at banks	42,081	97,757
Short term investment funds	—	4,000
Restricted cash	300	—

	42,381	101,757

The Group’s short term investment funds are highly liquid, redeemable within 90 days at a known amount of cash and are subject to an insignificant risk of change in value and therefore meet the definition of a cash equivalent.

12.	Leases

The Group leases several assets which consist of buildings and IT equipment. The Group recognizes right-of-use assets and lease liabilities for its building leases only, as the leases for IT equipment meet the exemption requirements as short-term leases and leases of low-value assets.

The Group enteried into a new lease agreement for four floors of a building facility as the head office in London. The commencement date of the lease is in June 2021, with the initial term of the lease being 39 months. The lease provides for an annual rent of $4.9m after a twelve-month rent-free period following the lease commencement date.

13.	Loans and borrowings

Changes from financing cash flows	$’000
Balance at January 1, 2020	—
Convertible loan notes issued	100,000
Convertible loan notes converted	(30,000)
Other loans	357

Balance at December 31, 2020	70,357

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

Changes from financing cash flows	$’000
Balance at January 1, 2021	70,357
Convertible loan notes issued	—
Convertible loan notes converted	(70,000)
Other loans	116

Balance at June 30, 2021	473

On November 12, 2020 the Group executed a Convertible Loan Note agreement (“CLN” or “Loan Notes”) with a borrowing capacity of up to $200,000 thousand, under which $30,000 thousand Tranche 1 Notes and $70,000 thousand Tranche 2 Notes were issued to Global Health Equity (Cyprus) Ltd (“GHE” or the “Noteholder” or the “Lender”) in November and December 2020. GHE is part of the VNV Global group. VNV Global has a pre-existing equity interest in Babylon. The notes had a nominal value of $1.

Tranche 1 Notes

Tranche 1 Notes of $30,000 thousand were issued to GHE on November 12, 2020. Interest accrues at a fixed non-compounding rate of 11% per annum from the date of issuance to redemption or conversion. These notes were subsequently converted into Series C Preferred Shares, in the prior period, after the issuance of the Tranche 2 Notes and shareholder approval of the conversion feature.

Tranche 2 Notes

Tranche 2 Notes of $70,000 thousand were issued on December 16, 2020 and are not interest bearing. The Tranche 2 Notes are exchangeable into a variable number of Series C Preferred Shares upon the earlier of the occurrence of certain events or June 30, 2021.These notes were subsequently converted into Series C Preferred Shares after shareholder approval of the conversion feature.

As the Tranche 2 Notes fail the definition of equity, the Group considered whether the conversion feature in the Tranche 2 Notes is a non-closely related embedded derivative which would require separation from the debt host contract and to be accounted for separately as a standalone derivative at fair value through profit or loss (“FVTPL”). It has been determined that the Tranche 2 Notes represent a hybrid instrument containing a debt host debt contract and a non-closely related embedded derivative for the conversion feature.

The debt host contract is measured at amortised cost using the effective interest rate (“EIR”) method. The fair value of the embedded derivative and transaction costs associated with issuance of the instrument are not material.

On June 30, 2021 the $70,000 thousand Tranche 2 notes were converted into 41,012,358 “C” preference shares, refer to note 15 for details.

14.	Employee Benefits

Share-based payments

The Group issues equity settled share-based payments to employees of the Group and advisors, whereby services are rendered in exchange for rights over shares in the Group. Employees of all Group companies participate within this scheme.

Options are granted to employees at the start of their employment. Upon completion of the first year of employment, 25.0% of options will vest, and the remainder will vest monthly over the next three years. In certain

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

circumstances, additional options are granted to employees to recognize performance. Such options vest in the same manner as those granted on joining. Share options are accounted for using the graded vesting method.

Options granted to advisors also vest over a 4-year period, subject to the advisors providing consultancy services on an ad hoc basis and at board meetings.

In February 2021, the Board approved a special equity grant of 10,150,395 growth shares to be awarded to three employees (“Growth Shares”), with a subscription price of $0.03 per share. The Growth Shares vest one year from the date of the grantee’s date of hire. The Growth Shares allow the grantee to benefit from the difference between the value of the number of Growth Shares awarded and the benchmark valuation. The Growth Shares convert into the Company’s ordinary B Shares upon an exit event, which includes a business merger, an initial public offering, or certain other events (“Exit Event”). The Growth Shares are redeemable at the sole discretion of the Company at $0.00001227 or at some other amount at the discretion of the Board of Directors prior to an Exit Event upon cessation of employment. The group calculated the grant date fair value of the Growth Shares using a Monte Carlo Simulation of approximately $9.7 million. The key assumptions used were a pre-money equity value of $3.5 billion and a volatility rate of 54%.

In March 2021, the Company made an offer to all existing UK participants in the Long-Term Incentive Plan (“LTIP”) to convert their LTIP share options into a new Company Share Options Plan (“CSOP”) or into Restricted Share Awards (“RSAs”). There were no changes made participants’ awards that accepted the offer, including vesting conditions or period the original share options granted; however, as a result of this activity, all employees who elected to have their LTIP option converted to a new CSOP award had their existing LTIP options forfeited and were granted an increased number of share options in line with the increased exercise price under the CSOP and RSU plans. For those participants who accepted the offer convert their awards into the CSOP Plan, a total of 34,180,103 options were cancelled and replaced with 25,566,186 options and 16,697,963 RSAs during the six months ending June 30, 2021. These RSAs vest over a four-year period, with 25% of the RSA vesting in the first year, and monthly thereafter. As of June 30, 2021, 16,697,963 RSAs were outstanding. As of June 30, 2021, there were 70,410,659 options outstanding, of which 52,000,990 were vested with a weighted average exercise price of $0.09.

The Group recognized share-based payment expense of $12.3 million and $0.5 million for the six months ended June 30, 2021 and June 30, 2020.

15.	Capital and reserves

Share capital

	Ordinary A Shares	Ordinary B Shares	Preference C Shares	Preference G1 Shares
In thousands of shares	2021	2021	2021	2021
Authorized	10,000,000	11,000,000	10,000,000	50,000
On issue at January 1, 2021	135,136	664,605	252,065	0
Issued during the year	—	17,206	41,012	10,150

On issue at June 30, 2021 - fully paid	135,136	681,811	293,077	10,150

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

June 30, 2021
Authorized
10,000,000,000 A Ordinary shares of $0.00001277 each	127,700
11,000,000,000 B Ordinary shares of $0.00001277 each	140,471
10,000,000,000 C Preferred shares of $0.00001277 each	127,700
50,000,000 G1 Ordinary redeemable shares of $0.00001277 each	638
Allotted, called up and fully paid
135,136,000 A ordinary shares of $0.00001277 each	1,726
664,605,000 B ordinary shares of $0.00001277 each	8,487
293,188 C preference shares of $0.00001277 each	3,744
10,150 G1 Ordinary redeemable shares of $0.00001277 each	130

14,087

During the six month period ended June 30, 2021 $70,000 thousand Loan Notes were converted into 41,012,358 “C” preference shares. These shares had a fixed for fixed conversion feature and are therefore accounted for as equity investments.

During the year ended December 31, 2020, the Group issued 24,796,225 $0.00001277 “C” preference shares for a consideration of $42,097 thousand. $30,000 thousand Loan Notes were converted into 17,708,792 shares related to the principle and $189 thousand Loan Notes were converted to 111,239 shares related to interest. The Loan Notes that were converted into our “C” preference shares had a fixed for fixed conversion feature and are therefore accounted for as equity investments. The remaining 6,976,194 shares were settled in cash for a consideration of $11,908 thousand.

Tranche 1 Notes

On November 12, 2020 Tranche 1 Notes of $30,000 thousand were issued to GHE and paid to Babylon in two parts of $15,000 thousand on November 16, 2020 and December 2, 2020. The Tranche 1 Notes accrue interest of 11% per year and shareholder approval is required for the Trance 1 Notes to be convertible into a fixed number of Series C Preferred Shares at a price of US $1.706802577 per share within six months of the first issuance date.

The conversion of the Tranche 1 Notes was approved by shareholders on December 16, 2020. Subsequent to this conversion approval, the principal of the Tranche 1 Notes was reclassified from being recognized as a financial liability to be classified as equity. No material gain or loss was recognized on conversion. The share capital in relation to the Series C Preferred Shares issued on conversion was recorded at the nominal value of the shares issued.

Tranche 2 Notes

Tranche 2 Notes of $70,000 thousand were issued on December 16, 2020 and are not interest bearing. The Tranche 2 Notes are exchangeable into a variable number of Series C Preferred Shares upon the earlier of the occurrence of certain events or June 30, 2021.

Tranche 2 Notes converted to equity on June 30, 2021. The principal of the Tranche 2 Notes was reclassified from being recognized as a financial liability to be classified as equity. No material gain or loss was recognized on conversion. The share capital in relation to the Series C Preferred Shares issued on conversion was recorded at the nominal value of the shares issued.

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

All shares issued rank pari-passu aside from the following:

•	the A Ordinary Shares in issue at any time shall (as a separate class) carry fifty per cent (50.0%) of the total voting rights of the Shares; and

•

the B Ordinary Shares and the Series C Preferred Shares in issue at any time shall (as if the B Ordinary Shares and the Series C Preferred Shares constituted one and the same class) carry fifty per cent (50.0%) of the total voting rights of the Shares;

•

the Holders of a majority of the A Ordinary Shares shall have the right from time to time to appoint such number of persons to be Directors of each Group Company equal to the number of Directors which the Holders of B Ordinary Shares and Series C Preferred Shares are entitled to appoint (in aggregate) plus one additional Director; and in each case to remove from office any persons appointed and to appoint another person in his or her place

•

The Series C Largest Shareholder shall have the right from time to time to appoint one person to be a Director and to remove from office any person so appointed and to appoint another person in his or her place.

•

For so long as a holder of B Ordinary Shares or Series C Preferred Shares is also a Qualifying Stakeholder, each such Qualifying Stakeholder shall have the right from time to time to appoint one person to be a Director for each whole Qualifying Stake held by them and to remove from office any person so appointed and to appoint another person in his or her place.

•

G1 Ordinary Redeemable Shares do not have the right to vote, nor to receive dividends, and have capital rights to convert into Ordinary B Shares in connection with an exit event. G1 Ordinary Redeemable shares are redeemable at the sole discretion of the Company.

On any return of capital on liquidation, the assets of the Group available for distribution shall be distributed:

a)	first, in paying to each of the Series C Preferred Shareholders, in priority to any other classes of Shares, an amount per Series C Preferred Share held equal to the Preference Amount

b)	second, in paying to the 2016/2017 Subscribers pro rata to their respective holdings of Hoxton Shares and Kinnevik Shares an amount equal to the Hurdle Amount; and

c)	the balance of the surplus assets (if any) shall be distributed among the holders of the A Ordinary Shares and the B Ordinary Shares pro rata as if they constituted one and the same class.

Foreign currency translation reserve

Exchange differences arising on translation of the foreign controlled entities are recognized in other comprehensive loss and accumulated in a separate reserve within equity. The cumulative amount is reclassified to profit or loss when the net investment is disposed of.

Other comprehensive income (“OCI”) accumulated in reserves, net of tax

2021
$’000
January 1,	1,675
Foreign operations – foreign currency translation differences	(67)

June 30,	1,608

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

Retained earnings

The retained earnings account represents retained profits or losses less amounts distributed to shareholders.

Share-based payment reserve

The share-based payment reserve represents amounts accruing for equity-based share options granted.

16.	Summary of Significant Accounting Policies

With the exception of the extension to our revenue accounting policy in regard to licensing revenues, the accounting policies applied in these condensed unaudited consolidated interim financial statements are the same as those applied in the Group’s consolidated financial statements as at and for the year ended December 31, 2020.

Revenue recognition

Revenue is primarily derived from the following sources: (1) software license fees for the provision of AI services, (2) patient revenues from the provision of clinical services, and (3) capitation revenue from value-based care services.

Revenue is recognized upon transfer of control of services to customers in an amount that reflects the consideration which the Group expects to receive in exchange for those services.

Contract assets are recognized when there is an excess of revenue earned over billings on contracts where the rights are conditional on something other than passage of time. Contract assets are classified as unbilled receivables (i.e. only invoicing is pending) when there is an unconditional right to receive cash, and only passage of time is required, as per contractual terms.

Income received in advance (“contract liability”) is recognized when there are billings in excess of revenues earned for services rendered.

The Group’s contracts with customers could include promises to transfer multiple services to a customer. The Group assesses the services promised in a contract and identifies distinct or bundled performance obligations in the contract. Identification of these performance obligations involves judgement to determine the promises and the ability of the customer to benefit independently from such promises. If multiple performance obligations are identified in the contract the transaction price is allocated to each performance obligation on a relative stand-alone selling price basis, for which the Group recognizes revenue as or when the performance obligations under the contract are satisfied. Transaction prices are adjusted for the effects of a significant financing component if we expect, at contract inception, that the period between the transfer of the promised goods or services to the customer and when the customer pays for that service will be more than one year.

The Group exercises judgement in determining whether the performance obligation is satisfied at a point in time or over a period of time. The Group considers indicators such as how a customer consumes benefits as services are rendered, existence of enforceable rights to payment for performance to date, transfer of significant risks and rewards to the customer and acceptance of delivery of the service by the customer.

Software licensing revenue

Under IFRS 15, the Group must determine whether the Group’s promise to grant a software license provides its customer with either a right to access the Group’s intellectual property (“IP”) or a right to use the Group’s IP. A

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

software license will provide a right to access the IP if there is significant development of the IP expected in the future, whereas for a right to use, the IP is to be used in the condition it is at the time the software license is signed. Our license fee revenue consists of AI services that are provided on a continuous basis for the contractual period. Where we have determined that the customer obtains a right to access our AI services, we recognize revenue on a straight-line basis over the contractual term beginning when the customer has access to the service. Where we identify that the customer obtains a right to use license, we recognize revenue at the point in time at which the license is granted. Any contract specific revenue relating to localisation of services prior to the commencement of software license term is not deemed to be distinct from the software license contract and is consequently also recognized over the software license term. Efforts to satisfy performance obligations are expended evenly throughout the performance period and so the performance obligation is considered to be satisfied evenly over time.

For software license arrangements that include multiple performance obligations, the Group accounts for the individual performance obligations if they are distinct. The transaction price is allocated to the separate performance obligations in the software license on a relative standalone basis. We determine the standalone selling prices based on our overall pricing objectives, taking into consideration market inputs and entity specific factors, including standalone selling prices when available.

In some cases, we have concluded that upfront payments included in software license contracts with customers have a significant financing component considering the period between the upfront payment and the services provided, when the contract term is more than one year. As a result, the transaction price must be adjusted to account for the time value of money by using an appropriate discount rate. The discount rate utilized is determined based on the rate that would be reflected in a separate financing transaction with the customer. When a significant financing component exists, we recognize a contract liability for the entire upfront cash payment received, excluding the amount relating to the financing component from the transaction price. Additionally, interest expense is recognized over the duration of the contract under the amortised interest method

17.	Related Parties

Transactions with key management personnel

During six months ending June 30, 2021, the remuneration of directors and other key management personnel - including company pension contributions made to money purchase schemes on their behalf - amounted to $2,488 thousand (June 30, 2020: $453 thousand). The remuneration of the highest paid Key Manager was $662 thousand (June 30, 2020: $177 thousand). These remuneration costs are recorded as an operating expense in sales, general and administrative expenses.

As at June 30, 2021, the aggregate nominal value of share options held by key management personnel amounted to $999 thousand at June 30, 2021 (2020: $195 thousand).

Directors remuneration is borne by the Company’s subsidiary, Babylon Partners Limited.

18.	Adoption of new and revised international reporting standards

The new standards and the amendments listed below did not have any impact on the amounts recognised in prior periods as the Group did not have any transactions which required the application of these standards.

•

Amendments to IFRS 9: Financial Instruments, IAS 39: Financial Instruments: Recognition and Measurement, IFRS 7, Financial Instruments: Disclosures and IFRS 16: Interest Rate Benchmark Reform – Phase 2 (effective date January 1, 2021).

Babylon Holdings Limited

Notes to the Condensed Unaudited Consolidated Financial Statements

19.	Subsequent events

On July 15, 2021, Babylon Holdings entered into a loan agreement with VNV Group for $15.0 million. The interest rate on the loan was 14%.

On August 18, 2021, the Group issued $50.0 million in unsecured bonds at a discount of 4.0% (“Unsecured Bonds”), including the non-cash conversion of $8.0 million in borrowings under the loan agreement dated July 15, 2021 with VNV (Cyprus) Limited into Unsecured Bonds. The interest rate on the loan is 10%, with interest payable quarterly. The proceeds from the Unsecured Bonds can be used for general corporate purposes. The Company utilized proceeds of $7.2 million from the Unsecured Bonds to settle the remainder of the loan and interest with VNV (Cyprus) Limited. Cash proceeds from the bond issuance, net of discounts, repayments of borrowings, and transaction expenses totalled approximately $32.1 million. The Unsecured Bonds have a one-year term and they can be redeemed by Babylon Holdings at any time. Payment of the bonds is mandatory upon completion of a business combination or change in control. Babylon Holdings must maintain a minimum cash balance of $10.0 million to comply with financial covenants.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Babylon Holdings Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Babylon Holdings Limited and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of profit and loss and other comprehensive loss, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s dependency on its ability to raise further capital in the short term gives rise to significant doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2015.

London, United Kingdom

September 15, 2021

Babylon Holdings Limited

Consolidated Statement of Profit and Loss and Other Comprehensive Loss

		For the Years Ended December 31,
		2020	2019
	Notes	$’000	$’000
Revenue	6	79,272	16,034
Cost of care delivery		(67,254)	(19,810)
Platform & application expenses (including amortization & impairment of $17,524 thousand (2019: $1,182 thousand))	9	(48,664)	(16,948)
Research & development expenses (excluding amortization and impairment)	10	(35,524)	(51,205)
Sales, general & administrative expenses	11	(103,341)	(90, 891)

Operating loss		(175,511)	(162,820)

Finance costs	12	(4,530)	(1,116)
Finance income	12	610	1,015
Exchange (loss) / gain		(2,836)	17,075

Net finance (expense) income		(6,756)	16,974

Share of loss of equity-accounted investees		(1,124)	—

Loss before taxation		(183,391)	(145,846)

Tax (provision) benefit	13	(4,639)	5,559

Loss for the financial year		(188,030)	(140,287)

Other comprehensive loss
Items that may be reclassified subsequently to profit or loss:
Currency translation differences		3,579	(9,693)

Other comprehensive gain / (loss) for the year, net of income tax		3,579	(9,693)

Total comprehensive loss for the year		(184,451)	(149,980)

Loss attributable to:
Equity holders of the parent		(186,799)	(140,287)
Non-controlling interest		(1,231)	—

		(188,030)	(140,287)

Total comprehensive loss attributable to:
Equity holders of the parent		(183,220)	(149,980)
Non-controlling interest		(1,231)	—

		(184,451)	(149,980)

Loss per share
Net loss per share, Basic and Diluted	26	(0.23)	(0.18)

The accompanying notes form an integral part of the financial statements.

Babylon Holdings Limited

Consolidated Statement of Financial Position

		As of December 31,
		2020	2019
	Notes	$’000	$’000
ASSETS
Non-current assets
Right-of-use assets	20	2,572	5,229
Property, plant and equipment	14	1,334	1,801
Investments in associates	16	8,876	—
Goodwill	15	17,832	61
Other intangible assets	15	78,853	43,751

Total non-current assets		109,467	50,842

Current assets
Right-of-use assets	20	1,942	—
Trade and other receivables	17	13,525	16,717
Prepayments and contract assets	17	8,841	6,387
Cash and cash equivalents	19	101,757	214,888
Assets held for sale	27	3,282	—

Total current assets		129,347	237,992

Total assets		238,814	288,834

EQUITY AND LIABILITIES
EQUITY
Ordinary share capital	23	10	10
Preference share capital	23	3	3
Share premium	23	485,221	443,125
Share-based payment reserve	23	32,185	15,268
Retained earnings		(469,504)	(282,705)
Foreign currency translation reserve	23	1,675	(1,904)

Total capital and reserves		49,590	173,797
Non-controlling interests		(1,231)	—

Total equity		48,359	173,797

LIABILITIES
Non-current liabilities
Contract liabilities	6	57,274	64,894
Deferred grant income – tax credit	17	7,488	—
Lease liabilities	20	2,011	3,583

Total non-current liabilities		66,773	68,477

Current liabilities
Trade and other payables	18	11,635	9,764
Accruals and provisions	18	18,636	20,106
Contract liabilities	6	18,744	16,690
Lease liabilities	20	2,488	—
Loans and borrowings	21	70,357	—
Liabilities directly associated with the assets held for sale	27	1,822	—

Total current liabilities		123,682	46,560

Total liabilities		190,455	115,037

Total liabilities and equity		238,814	288,834

The accompanying notes form an integral part of the financial statements.

Babylon Holdings Limited

Consolidated Statement of Changes in Equity

	Share capital	Share premium	Share- based payment reserve	Retained earnings	Foreign exchange revaluation reserve	Equity attributable to owners of the parent company	Non-controlling Interest	Total equity
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Balance at January 1, 2019	10	76,833	7,302	(142,418)	7,789	(50,484)	—	(50,484)

Total comprehensive loss for the period
Loss for the financial year	—	—	—	(140,287)	—	(140,287)	—	(140,287)
Foreign exchange movement		—			(9,693)	(9,693)	—	(9,693)
Equity raise	3	377,270	—	—	—	377,273	—	377,273
Equity-settled share-based payment transactions	—	—	7,966	—	—	7,966	—	7,966
Fees directly attributable to equity raise	—	(11,048)	—	—	—	(11,048)	—	(11,048)
Effect of share redenomination		70			—	70	—	70

Balance at December 31, 2019	13	443,125	15,268	(282,705)	(1,904)	173,797	—	173,797

Balance at January 1, 2020	13	443,125	15,268	(282,705)	(1,904)	173,797	—	173,797

Total comprehensive loss for the period
Loss for the financial year	—	—	—	(186,799)	—	(186,799)	(1,231)	(188,030)
Foreign exchange movement	—	—	—	—	3,579	3,579	—	3,579
Equity raise	—	11,907	—	—	—	11,907	—	11,907
Conversion of convertible debt	—	30,189	—	—	—	30,189	—	30,189
Equity-settled share-based payment transactions	—	—	16,917	—	—	16,917	—	16,917

Balance at December 31, 2020	13	485,221	32,185	(469,504)	1,675	49,590	(1,231)	48,359

The accompanying notes form an integral part of the financial statements.

Babylon Holdings Limited

Consolidated Statement of Cash Flows

		For the Years Ended December 31,
		2020	2019
	Notes	$’000	$’000
Cash flows from operating activities
Loss for the year		(188,030)	(140,287)
Adjustments for:
Finance costs	12	4,530	1,116
Finance income	12	(610)	(1,015)
Depreciation and amortization	14, 15, 20	14,487	2,496
Share-based compensation	22	9,557	7,966
Taxation	13	4,639	(5,559)
Exchange loss / (gain)		2,836	(17,075)
Impairment expense	15	6,436	—
Share of net loss of associates and joint ventures accounted for using the equity method		1,124	—

		(145,031)	(152,358)
Working capital adjustments
(Increase)/Decrease in trade and other receivables	17	738	(9,308)
Increase/(Decrease) in trade and other payables	6,18	2,323	18,052
(Increase)/Decrease in assets held for sale	27	(3,282)	—
Increase/(Decrease) liabilities directly associated with the assets held for sale	27	1,822	—

Net cash used in operating activities		(143,430)	(143,614)

Cash flows from investing activities
Capital expenditure	14	(719)	(1,915)
Interest received		673	1,015
Development costs capitalized	15	(36,509)	(36,036)
Payment for acquisition of trade and assets	5	(25,671)	—
Purchase of shares in associates and joint ventures		(10,000)	—

Net cash used in investing activities		(72,226)	(36,936)

Cash flows from financing activities
Proceeds from issuance of convertible loan notes	21	100,000	51,064
Repayment of convertible loans		—	(14,794)
Repayment of cash loan		—	(1,231)
Gross proceeds from issuance of share capital	23	12,096	320,334
Fees directly attributable to equity raise		(10,245)	(773)
Principal payments on leases	20	(1,541)	(1,228)
Interest paid	12	(252)	(851)

Net cash provided by financing activities		100,058	352,521

Net (decrease) / increase in cash and cash equivalents		(115,598)	171,971
Cash and cash equivalents at January 1,		214,888	46,031
Effect of movements in exchange rate on cash held		2,467	(3,114)

Cash and cash equivalents at December 31,		101,757	214,888

The accompanying notes form an integral part of the financial statements.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

1.	Corporate information

Babylon Holdings Limited (the “Company”) is a company limited by shares and is incorporated, registered and domiciled in Jersey. The address of the registered office is 31 Esplanade, St Helier, Jersey, JE1 1FT.

Babylon Holdings Limited is a digital health company engaged in developing affordable healthcare services accessible to consumers on digital devices platforms and providing technology solutions to medical professionals by automating routine tasks for the care of patients. It also uses its technology to step in early and help consumers become more informed about diseases, so they can make informed decisions and stay healthier longer. Babylon combines cutting edge artificial intelligence (“AI”) and broader technologies with the best human expertise to re-engineer a better model of healthcare.

2.	Basis of preparation

These financial statements consolidate those of the Company and its subsidiaries (together referred to as the “Group”).

The Group financial statements have been prepared on the historical cost basis and approved by the Directors in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. These consolidated financial statements were authorized for issue on September 15, 2021.

The accounting policies set out below have, unless otherwise stated, been applied consistently to all periods presented in these Group financial statements.

Judgements made by the directors, in the application of these accounting policies that have significant effect on the financial statements and estimates with a significant risk of material adjustment in the next year, are discussed in Note 3.

Going concern

At December 31, 2020, the Group incurred a loss for the year of $184,451 thousand (2019: loss of $149,980 thousand), and operating cash outflows of $143,430 thousand (2019: $143,614 thousand). As of December 31, 2020 the Group had a net asset position of $48,359 thousand (2019: $173,797 thousand). The Group has financed its operations principally through issuances of debt and equity securities and has a strong record of fundraising, evidenced by its successful Series C raise, execution of a $200,000 thousand Convertible Loan Note agreement and the issuance of $50,000 thousand in unsecured bonds in August 2021. The Group requires significant cash resources to, among other things, fund working capital requirements, increase headcount, make capital expenditures (including those related to product development), and expand our business through acquisitions.

The financial statements have been prepared on a going concern basis which the directors consider to be appropriate for the following reasons.

The directors have prepared cash flow forecasts for a period of 12 months from the date of approval of these financial statements which indicate that, taking account of reasonably possible downsides, the Group will have sufficient funds through injections of further investment capital in order to meet its liabilities as they fall due for that period (the going concern period). Based upon the forecasts, the directors are expecting to consummate the Merger and believe that the capital raised will be sufficient to provide adequate funding to service our obligations, meet liquidity needs and fund necessary capital expenditures through the going concern period. In the event that the Group is unable to consummate the Merger additional funding will be required to be sought through public or private equity or debt financings to continue our operations.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

At December 31, 2020, the Group had cash and cash equivalents of $101,757 thousand (2019: $214,888 thousand). The Group has long term debt obligations that mature in August 2022 for $50,000 thousand (Note 28).

While there is no assurance that the Merger will be consummated or, in the event that the Merger is not consummated, that additional funds are available on acceptable terms, the directors believe that they will be successful in raising the additional capital needed to meet working capital and capital expenditure requirements during the going concern period. As noted in Note 28, the Group has entered into a definitive merger agreement with Alkuri Global Acquisition Corp. The Group expects the Merger will be consummated in the second half of 2021 to deliver a minimum amount of $230,000 thousand, which would provide sufficient additional capital to continue operations over the going concern period. However, the above indicates that there are material uncertainties (ability to fund raise further capital in the short term) related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern and therefore, to continue realizing its assets and discharging its liabilities in the normal course of business.

The financial statements do not include any adjustments that would result from the basis of preparation being inappropriate.

Basis of consolidation

Subsidiaries

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. To determine whether the Group controls an entity, status of voting or similar rights, contractual arrangements and other specific factors are considered. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on which that control ceases.

The Group holds certain rights in the form of purchase options to acquire additional equity interests in entities that it has an existing shareholding in. These rights are assessed as either substantive or protective in nature to conclude whether the Group exercises control over the entity. This assessment requires judgement relating to both the barriers that may prevent, and the extent to which the Group would benefit from, exercise of those rights and determines whether the Group should consolidate the entity.

In addition, the Company consolidates certain professional service corporations (“PCs”) which are owned, directly or indirectly, and operated by appropriately licensed physicians. The Company maintains control of these PCs through contractual arrangements, which can include service agreements, financing agreements, equity transfer restriction agreements, and employment agreements, or a combination thereof, which are primarily established during the formation of the PCs. At inception, the contractual framework established between the Group and the PCs provides the Group with the power to direct the relevant activities in the conduct of the PC’s non-clinical administrative and other non-clinical business activities. The physicians employed by the PC are exclusively in control of, and responsible for, all aspects of the practice of medicine for their patients. In determining whether a particular set of activities and assets is a business, the Group assesses whether the set of assets and activities acquired includes, at a minimum, an input and a substantive process and whether the acquired set has the ability to produce outputs. The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired.

Intercompany transactions, balances and unrealized gains on transactions between the Group’s companies are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Non-controlling interests in the results and equity of subsidiaries are shown separately in the Consolidated Statement of Profit and Loss and Other Comprehensive Loss, Consolidated Statement of Financial Position and Consolidated Statement of Changes in Equity. Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

Associates

Associates are those entities in which the Group has significant influence, but not control, over the financial and operating policies.

Associates are accounted for using the equity method and are initially recognized at cost. The Consolidated Financial Statements include the Group’s share of the total comprehensive income and equity movements of equity accounted investees, from the date that significant influence commences until the date that significant influence ceases. When the Group’s share of losses exceeds its interest in an equity accounted investee, the Group’s carrying amount is reduced to nil and recognition of further losses is discontinued except to the extent that the Group has incurred legal or constructive obligations or has made payments on behalf of an investee.

Reclassifications

In 2020, following the start of the VBC (Value-Based Care) revenue stream, management reviewed the presentation of the Consolidated Statement of Profit and Loss and considered whether it continued to provide relevant and reliable information to stakeholders. It was concluded that there should be an update to how certain expenses were classified and therefore the Group has changed its accounting policy for expense classifications. Previously, the Group had disclosed Depreciation and Amortization as a separate expense category, whereas now Depreciation and Amortization costs are allocated to their relevant function.

In addition, the Group elected to separately present costs of revenue relating to its Platform and application expenses, including the amortization and impairment, and Research and development expenses, excluding the amortization and impairment, in its Consolidated Statement of Profit and Loss. The elective disaggregated presentation of amounts previously classified as Research & development and technology expenses was applied retrospectively to the Company’s Consolidated Financial Statements.

With the exception of the change in presentation in the Consolidated Statement of Profit and Loss, these elective changes had no impact on the Group’s Loss for the period or to the consolidated financial statements as of and for the years ended December 31, 2021 and 2020.

Change in accounting policies

R&D tax credits claimed and reimbursed through the U.K. research and development expenditure credit scheme (the “RDEC Scheme”) are recognized gross as a deferred income grant liability on the balance sheet and as a reduction to Platform & application expenses over the period of expected benefit from the expenditure. The related tax charge on the credit is recognised in the year of the tax credit. This represents a change in accounting policy elected by the Group for the year ended December 31, 2020. The change in accounting policy did not have a material impact on the consolidated financial statements.

3.	Significant accounting judgements, estimates and assumptions

The preparation of the Group’s consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of assets, liabilities, income and expenses. The

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

judgments, estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant, including expectations of future events that are believed to be reasonable under the circumstances. However, the resulting accounting estimates may differ from actual results.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. No changes were made to the estimates and assumptions used in the last year.

The areas involving significant estimates or judgements are:

Revenue recognition (Note 6)

The Group has determined that a portion of the transaction price under capitation revenue contracts is variable as the contracts contain provisions for performance-based incentives, performance guarantees and risk shares where amounts received are dependent upon factors such as quality metrics, member-specific attributes, and healthcare service costs. The variable portion of capitation revenue is estimated using the most likely amount methodology and amounts are only included in revenue to the extent that it is highly probable that a significant reversal of cumulative revenue will not occur once any uncertainty is resolved. Capitation revenue is recognised gross when it is assessed that the performance obligation relates to the whole of the patient journey with the Group responsible for arranging, providing and controlling the VBC services provided to the attributed members. This is a significant judgement when assessing the performance obligation. For the year ended 31 December 2020 Capitation revenue totalling $26,038 thousand (2019: $0) was recognised gross.

Capitalization of development costs (Note 15)

The Group capitalizes expenditures for the development of technology to the extent that it is expected to meet the criteria in accordance with IAS 38, Intangible Assets (“IAS 38”). The decision to capitalize is based on significant judgments made by management, including the technical feasibility of completing the intangible asset so that it will be available for use or sale and assumptions used to demonstrate that the asset will generate probable future economic benefits (e.g., projected cash flow projections, discount rate). Development Costs of $43,027 thousand (2019:$36,036 thousand) were capitalized in the year based on a model whereby a percentage is allocated to employee related expenses based on the time spent on the development of assets. All employee expenses included in this balance relate to employees in the technology departments, and the percentage attributable varies dependent on the nature of the work performed and the type of asset being developed.

Impairment of intangible assets (Note 15)

The carrying values of our long-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. If any indication exists, then the asset’s recoverable amount is estimated. Determining the recoverable amount is subjective and requires management to estimate future growth, profitability, discount and terminal growth rates, and project future cash flows, among other factors. Future events and changing market conditions may impact our assumptions as to prices, costs or other factors that may result in changes to our estimates of future cash flows.

If we conclude that a definite or indefinite long-lived intangible asset is impaired, we recognize a loss in an amount equal to the excess of the carrying value of the asset over its fair value at the date of impairment. The fair value at the date of the impairment becomes the new cost basis and will result in a lower depreciation expense than for periods before the asset’s impairment.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Consolidation (Note 16)

The Group holds certain rights in the form of purchase options to acquire additional equity interests in entities that it has an existing shareholding in. These rights are assessed as either substantive or protective in nature to conclude whether the Group exercises control over the entity. This assessment requires judgement relating to both the barriers that may prevent, and the extent to which the Group would benefit from, exercise of those rights and determines whether the Group should consolidate the entity.

4.	Accounting policies

The Group has previously prepared the financial statements in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union, however the Group could have asserted it was in compliance with IFRS as issued by the International Accounting Standards Board for the previous period. There is no material difference noted on adoption and therefore, the Group is not considered a first-time adopter.

The consolidated Group financial statements have been prepared under the historical cost basis, as modified by the recognition of certain financial instruments measured at fair value and are presented in United States Dollar (“USD”) which is the Group’s presentation currency. All values are rounded to the nearest thousands, except where otherwise indicated.

Revenue recognition

Revenue is primarily derived from the following sources: (1) software license fees for the provision of AI services, (2) patient revenues from the provision of clinical services, and (3) capitation revenue from value-based care services.

Revenue is recognized upon transfer of control of services to customers in an amount that reflects the consideration which the Group expects to receive in exchange for those services.

Contract assets are recognized when there is an excess of revenue earned over billings on contracts where the rights are conditional on something other than passage of time. Contract assets are classified as unbilled receivables (i.e. only invoicing is pending) when there is an unconditional right to receive cash, and only passage of time is required, as per contractual terms.

Income received in advance (“contract liability”) is recognized when there are billings in excess of revenues earned for services rendered.

The Group’s contracts with customers could include promises to transfer multiple services to a customer. The Group assesses the services promised in a contract and identifies distinct or bundled performance obligations in the contract. Identification of these performance obligations involves judgement to determine the promises and the ability of the customer to benefit independently from such promises. If multiple performance obligations are identified in the contract the transaction price is allocated to each performance obligation on a relative stand-alone selling price basis, for which the Group recognizes revenue as or when the performance obligations under the contract are satisfied. Transaction prices are adjusted for the effects of a significant financing component if we expect, at contract inception, that the period between the transfer of the promised goods or services to the customer and when the customer pays for that service will be more than one year.

The Group exercises judgement in determining whether the performance obligation is satisfied at a point in time or over a period of time. The Group considers indicators such as how a customer consumes benefits as services

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

are rendered, existence of enforceable rights to payment for performance to date, transfer of significant risks and rewards to the customer and acceptance of delivery of the service by the customer.

Software licensing revenue

Under IFRS 15, the Group must determine whether the Group’s promise to grant a software license provides its customer with either a right to access the Group’s intellectual property (“IP”) or a right to use the Group’s IP. A software license will provide a right to access the IP if there is significant development of the IP expected in the future, whereas for a right to use, the IP is to be used in the condition it is at the time the software license is signed. Our license fee revenue consists of AI services that are provided on a continuous basis for the contractual period. We have determined that the customer obtains a right to access our AI services and recognize revenue on a straight-line basis over the contractual term beginning when the customer has access to the service. Any contract specific revenue relating to localisation of services prior to the commencement of software license term is not deemed to be distinct from the software license contract and is consequently also recognized over the software license term. Efforts to satisfy performance obligations are expended evenly throughout the performance period and so the performance obligation is considered to be satisfied evenly over time.

In some cases, we have concluded that upfront payments included in software license contracts with customers have a significant financing component considering the period between the upfront payment and the services provided, when the contract term is more than one year. As a result, the transaction price must be adjusted to account for the time value of money by using an appropriate discount rate. The discount rate utilized is determined based on the rate that would be reflected in a separate financing transaction with the customer. When a significant financing component exists, we recognize a contract liability for the entire upfront cash payment received, excluding the amount relating to the financing component from the transaction price. Additionally, interest expense is recognized over the duration of the contract under the amortised interest method.

Clinical service revenue

Clinical service revenue represents clinical services provided to our business and private patients under an arrangement and is recognized when the services are rendered. Our clinical service fees are based on PMPM (per member per month) subscription fees and fees per appointment (“fee for service”). PMPM subscription fees give members access to our clinical services over the contractual period as set forth in the arrangement, recognized monthly based on the number of members covered by the plan in a given month. Fee for service is based on contracted rates determined in agreed-upon compensation schedules and is recognized when the services are rendered at a point in time. In arrangements where PMPM subscription fees are charged we assess whether any of the transaction price should be allocated to software licensing revenue and allocate on a contract by contract basis.

Capitation revenue

Capitation revenue consists primarily of per capita fees for the delivery of VBC (Value-Based care) services by the Group under arrangements with various customers. Under the typical capitation arrangement, we are entitled to monthly PMPM fees to provide a defined range of VBC services to attributed members. PMPM fees are based upon fixed rates per member or a percentage of the per member premium of the health plan and are not dependent upon the volume of specific care services provided. In addition, the arrangements usually include payments relating to performance-based incentives, performance guarantees and risk shares. Unlike clinical services revenue discussed above, the Group accepts full financial risk for members attributed to our VBC services in exchange for a fixed monthly fee, which means we are responsible for the cost of all covered services provided to members.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

In general, the Group considers all capitation revenue contracts as containing a single performance obligation to stand ready to provide managed VBC services to the attributed members. This performance obligation is satisfied over time as the Group stands ready to fulfil its obligation to the attributed members as a group. Accordingly, the Group recognizes revenue in the month in which attributed members are entitled to receive VBC services during the contract term.

Part of the consideration received under capitation revenue contracts are variable as the contracts contain provisions for performance-based incentives, performance guarantees and risk shares where amounts received are dependent upon factors such as quality metrics, member-specific attributes, and healthcare service costs. Capitation revenue is estimated using the most likely amount methodology and amounts are only included in revenue to the extent that it is highly probable that a significant reversal of cumulative revenue will not occur once any uncertainty is resolved. Such uncertainties may only be resolved several months after the end of the reporting period because of the availability of sufficient reliable data relating to factors such as quality metrics, member specific attributes and healthcare service costs. Subsequent changes in capitation fees and the amount of capitation revenue to be recognized by the Company are reflected in subsequent periods.

Capitation revenue is recognised gross when it is assessed that the performance obligation relates to the whole of the patient journey with the Group responsible for arranging, providing and controlling the VBC services provided to the attributed members, with expenses payable to other healthcare.

Cost of care delivery

Cost of care delivery primarily consists of fees paid to the physicians and other health professionals in our provider network and costs incurred in connection with our provider network operations. Cost of care delivery is mainly driven by patient activity and required medical services and are relatively variable. Costs incurred relating to the delivery of VBC services is recorded as an expense within cost of care delivery when capitation revenue is recognized.

Grant income

We recognize income related to grants on a systematic and rational basis when it becomes probable that we have complied with the terms and conditions of the grant and in the period in which the corresponding costs or income related to the grant are recognized. We receive grants in the form of cash contributions towards outreach projects and tax credits for certain qualifying research and development expenditures. These grants are recognised as non-current deferred grant income liability, released either over the period of the grant contract or over the same period that the related capitalized development costs are amortized. The offset to the release of the long term deferred grant income liability is recognised as revenue for outreach grants and a reduction in Platform and application expenses for tax credits.

Substantially all of the amortization of Deferred grant income from grants received in 2020 and prior years is expected to commence in 2021.

Platform and application expenses

Platform and application expenses are costs of revenue to our digital healthcare platform. These costs primarily include employee-related salaries, benefits, stock-based compensation, as well as contractor and consultant expenses, that are engaged in providing professional services related to support and maintenance of the digital healthcare platform, as well as third-party application costs, hosting services and other direct costs. The amortization of capitalized development costs are also included in Platform and application expenses.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Expenditure on development activities, whereby research findings are applied to a plan or design for the production of new or substantially improved products and processes, is capitalized if the product or process is technically and commercially feasible and if the Group has sufficient resources to complete the development. Capitalized development costs are recorded as intangible assets and amortized from the point at which the development is complete, and the asset is available for use. Costs are capitalized based on a model whereby a percentage is allocated to employee related expenses based on the time spent on the development of assets. Subsequent expenditure on capitalized intangible assets is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All employee expenses included in this balance relate to employees in the technology departments, and the percentage attributable varies dependent on the nature of the work performed and the type of asset being developed. Expenses that do not meet the criteria for capitalization are expensed as incurred.

The technical feasibility of a new product is determined by a management team consisting of technical and finance leads based on understanding the availability of adequate technical, financial and other resources required to develop the product. The commercial feasibility of a new product is determined by understanding how this product feeds into Babylon’s current offering. Commercial leads ascertain market interest by evaluating against existing and potential customer requirements. Feasibility is challenged with input from finance leads to verify the underlying financial implications of development and assess viability. Once the technical and commercial feasibility has been established and the project has been approved for commencement, the project moves into the development phase.

As described in Note 3, development costs of approximately $43,027 (2019: $36,036 thousand) were capitalized during the year for those development and technology expenses that were deemed technologically feasible and probable of generating future economic benefits. During the period of development, the asset is tested for impairment at least annually.

Research and development expenses

Research and development expenses primarily included employee-related salaries, benefits, stock-based compensation, as well as contractor and consultant expenses that are engaged in performing activities to develop and improve the Group’s digital healthcare platform as well as third-party application costs, hosting services and other indirect costs. Research costs and development costs that do not meet the criteria for capitalization are expensed as incurred.

Sales, general & administrative expense

Sales, general and administrative expenses include employee-related expenses, contractors and consultants expense, stock-based compensation, property and facility related expenses, IT and hosting, marketing, training and recruiting expenses. Enterprise IT and hosting costs are primarily software subscriptions, domain and hosting costs. Our sales, general and administrative expenses also include depreciation of property, fixtures and fittings and amortization of acquired intangible assets.

Claim expenses and claims payable

Claims expense, presented within Cost of care delivery, and claims payable, which are presented within Trade and other payables and Accruals and provisions, includes costs for third party healthcare service providers who provide medical care to our members for which the Group is contractually obligated to pay. The estimated reserve for incurred but not reported claims is included in the liability for unpaid claims in the

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

consolidated balance sheets. Actual claims expense will differ from the estimated liability due to factors in estimated and actual member utilization of health care services, the amount of charges and other factors. We determine our estimates through a variety of actuarial models based on medical claims history to ensure our estimates represent the best, most reasonable estimate given the data available to us at the time the estimates are made. The actuarial models consider factors such as seasonal variances, healthcare contract rate changes, membership volume and demographics, as well as other medical cost trends. The Group estimates claim costs incurred by applying an observed medical cost trend factors to the average PMPM (per member per month fees) medical costs incurred in prior months for which more complete claims data is available. For the months prior to the most recent three months, the Group applies an expected completion true up to adjust expenses for this time period based on the expected amount of ultimate incurred claims for those months. In accordance with its policy, the Group reviews its estimated liability for unpaid claims on an ongoing basis.

Taxation

Tax on the Consolidated Statement of Profit and Loss for the year comprises current and deferred tax. Tax is recognized in the Consolidated Statement of Profit and Loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is provided on temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: the initial recognition of goodwill; the initial recognition of assets or liabilities that affect neither accounting nor taxable profit other than in a business combination, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the reporting date.

Expenditures incurred for R&D activities have been claimed and will be reimbursed through the U.K. research and development expenditure credit scheme (the “RDEC Scheme”). Under the RDEC Scheme tax relief is given at 12.0% (up to April 1, 2020) and 13.0% (after April 1, 2020) of allowable R&D costs, which may result in a payable tax credit at an effective rate of approximately 10.3% of qualifying expenditure for the year ended December 31, 2020. The Group recognizes the gross amount as a deferred income grant liability on the balance sheet and as a reduction to Platform & application Expenses over the period of expected benefit from the expenditure. The related tax charge on the credit is recognised in the year of the tax credit.

A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilized.

Net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Group outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including outstanding stock options, warrants and convertible notes, to the extent dilutive. Basic and diluted net loss per share was the same for each period presented as the inclusion of all potential shares of common stock outstanding would have been anti-dilutive.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Comprehensive loss

Comprehensive loss consists primarily of cumulative translation gains or losses. Unrealized gains or losses are net of any reclassification adjustments for realized gains and losses included in the Consolidated Statement of Profit and Loss.

Segment Reporting

IFRS 8, Operating Segments (“IFRS 8”) requires an entity to report financial and descriptive information about its reportable segments, which are operating segments or aggregations of operating segments that meet specified criteria. Operating segments are components of an entity about which separate financial information is available that is evaluated regularly by the Chief Operating Decision Maker (“CODM”). According to IFRS 8, the CODM represents a function whereby strategic decisions are made, and resources are assigned. The CODM function is carried out by the Group’s Chief Executive Officer.

Segment information is presented based on information used by the CODM in its decision-making processes. The CODM is responsible for the Group’s key strategic and business decisions and driving the direction and growth of the Group. These include but are not limited to international growth, new services, material business agreements and corporate and management structures. The CODM’s key decisions are based on the monthly management accounts in which segment information is presented on the basis of geographic areas. Each segment derives its revenues from software license fees for the provision of AI services, patient revenues from the provision of clinical services and VBC services provided by the segment which may differ from the geographic location of the customer. Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is used to measure performance of each segment because the Group believes that this information is most relevant in evaluating the results of the respective segments. The accounting policies for segment information, including transactions entered between segments are generally the same as those described in the summary of significant accounting policies. The CODM is not provided with total assets and liabilities by segment, and therefore the disclosures below do not include these measures.

Segment information is reported from a geographic presence perspective. The Group’s results are provided to CODM disaggregated by geographic region, including United Kingdom (“UK”), the United States of America (“US”), Canada, Rwanda, and Singapore. The Group assessed the geographical segments within the aggregation guidance provided in IFRS 8 and determined that the UK and US segments each exceed the quantitative thresholds and represent individual reportable segments. The remaining geographical regions individually and in aggregate do not exceed the quantitative thresholds for reportable segments. Therefore, the UK and the US segments are the Group’s reportable segments for the purposes of these consolidated financial statements.

Business combinations

The acquisition consideration is measured at fair value which is the aggregate of the fair values of the assets transferred, the liabilities incurred or assumed and the equity interests in exchange for control. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Any contingent consideration to be transferred by the Group is recognized at fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration are recognized in the Consolidated Statement of Profit and Loss.

The consideration transferred in a business combination shall be measured at fair value, which shall be calculated as the sum of the acquisition-date fair values of the assets transferred by the acquirer, the liabilities incurred by the acquirer to former owners of the acquiree and the equity interests issued by the acquirer. The allocation

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

process requires an analysis of acquired contracts, customer relationships, contractual commitments, and legal contingencies to identify and record the fair value of all assets acquired and liabilities assumed. In valuing acquired assets and assumed liabilities, fair values are based on, but are not limited to, future expected cash flows, current replacement cost for similar capacity for certain fixed assets, market rate assumptions for contractual obligations, and appropriate discount rates and growth rates.

Where the consideration transferred, together with the non-controlling interest, exceeds the fair value of the net assets, liabilities and contingent liabilities acquired, the excess is recorded as goodwill. Acquisition related costs are expensed as incurred and classified as “Sales, general and administrative expenses” in the Consolidated Statement of Profit and Loss.

Goodwill is capitalized as a separate item in the case of subsidiaries. Goodwill is denominated in the currency of the operation acquired.

If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is remeasured to fair value at the acquisition date. Any gains or losses arising from such remeasurement are recognized in the Consolidated Statement of Profit and Loss. When the Group increases their ownership interests held in one of its consolidated subsidiaries, any difference between the consideration given and the aggregate carrying value of the assets and liabilities of the acquired entity at the date of the transaction is included in equity in retained earnings.

Property, plant and equipment

Property, plant and equipment is stated at historical cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

Subsequent expenditure is capitalized only if it is probable that the future economic benefits associated with the expenditure will flow to the Group and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognized when replaced. All other repairs and maintenance are charged to the Consolidated Statement of Profit and Loss during the reporting period in which they are incurred.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets as follows:

-	Computer equipment	3 years
-	Fixtures and fittings	4 years

At the end of each reporting period, the depreciation method, useful life and residual value of each asset is reviewed. Any revisions are accounted for prospectively as a change in estimate.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

When an asset is disposed, the gain or loss is calculated by comparing proceeds received with its carrying amount and is taken to the Consolidated Statement of Profit and Loss.

Other intangible assets

Intangible assets include capitalized development costs separately acquired in the normal course of business are recorded at historical cost, and intangible assets acquired in a business combination are recognized at fair

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

value at the acquisition date. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses.

The useful lives of intangible assets are assessed as either finite or indefinite.

Intangible assets with finite lives are amortized generally on a straight-line basis over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are at least reviewed at the end of each reporting period. The amortization expense on intangible assets with finite lives is recognized in Depreciation and amortization.

The useful lives of the Group’s intangible assets are:

-	Development costs	1-10 years
-	Customer relationships	11 months
-	Trade names	10 years
-	Physician network	10 years

An intangible asset is derecognized upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising upon derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the Consolidated Statement of Profit and Loss.

Goodwill

Goodwill is measured as described in “Business combinations” above. Goodwill on acquisitions of subsidiaries is included in intangible assets. Goodwill is not amortized and is reviewed for impairment at least annually as of our third quarter ended September 30 or more frequently if triggering events occur or impairment indicators exist. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

For the purpose of impairment testing, goodwill acquired in a business combination is allocated to each of the cash generating units (“CGUs”), or groups of CGUs that is expected to benefit from the synergies of the combination. Each unit or group of units represents the lowest level within the entity at which the goodwill is monitored for internal management purposes.

Trade receivable

We use a forward-looking expected credit loss (“ECL”) model in determining our allowance for doubtful accounts as it relates to trade receivables, contract assets, and other financial assets. Our allowance is based on historical experience, and includes consideration of the aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers among other factors. We measure an impairment loss as the excess of the carrying amount over the present value of the estimated future cash flows discounted using the financial asset’s original discount rate, and we recognize this loss in our Consolidated Statement of Profit and Loss. A financial asset is written-off or written-down to its net realizable value as soon as it is known to be impaired. We adjust previous write-downs to reflect changes in estimates or actual experience. Our allowance for doubtful accounts is not material.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Non-current assets held for sale and disposal groups

Non-current assets and disposal groups are classified as held for sale when:

•	They are available for immediate sale
•	Management is committed to a plan to sell
•	It is unlikely that significant changes to the plan will be made or that the plan will be withdrawn
•	An active programme to locate a buyer has been initiated
•	The asset or disposal group is being marketed at a reasonable price in relation to its fair value, and
•	A sale is expected to complete within 12 months from the date of classification.

Non-current assets and disposal groups classified as held for sale are measured at the lower of their carrying amount immediately prior to being classified as held for sale in accordance with the group’s accounting policy; and fair value less costs of disposal.

An impairment loss is recognized for any initial or subsequent write-down of the asset (or disposal group) to fair value less costs to sell. A gain is recognized for any subsequent increases in fair value less costs to sell of an asset (or disposal group), but not in excess of any cumulative impairment loss previously recognized. A gain or loss not previously recognized by the date of the sale of the non-current asset (or disposal group) is recognized at the date of derecognition.

Following their classification as held for sale, non-current assets (including those in a disposal group) are not depreciated. Interest and other expenses attributable to the liabilities of a disposal group classified as held for sale continue to be recognized.

Cash and cash equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less from the date of purchase. The Group had no restricted cash amounts as of December 31, 2020 or December 31, 2019.

Impairment of non-financial assets excluding deferred tax assets

Assets that are subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that carrying values may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal (market value) and value in use determined using estimates of discounted future net cash flows of the asset or group of assets to which it belongs. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are largely independent cash inflows (cash-generating units).

Employee benefits

Defined contribution plans

Obligations for contributions to defined contribution pension plans are recognized as an expense in the Consolidated Statement of Profit and Loss in the periods during which services are rendered by employees.

Short-term benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Share-based payment transactions

The Group and the Company operates a share option scheme. It issues equity settled share-based payments to both employees and non-employees within the Group, whereby services are rendered in exchange for rights to purchase shares of the Company. Non-employees include contractors and advisors.

The grant date fair value of share-based payment awards granted to employees is recognized as an employee expense, with a corresponding increase in equity, over the period that the employees become unconditionally entitled to the awards. The fair value of the options granted is measured using an option valuation model, taking into account the terms and conditions upon which the options were granted. The amount recognized as an expense is adjusted to reflect the actual number of awards for which the related service and non-market vesting conditions (if applicable) are expected to be met, such that the amount ultimately recognized as an expense is based on the number of awards that do meet the related service and non-market performance conditions at the vesting date. The forfeitures rate is estimated and revised at each reporting date based on historical actuals. For share-based payment awards with non-vesting conditions, the grant date fair value of the share-based payment is measured to reflect such conditions, and there is no true-up for differences between expected and actual outcomes.

Valuation of ordinary shares

As there has been no public market for the Group’s ordinary shares to date, the estimated fair value of the ordinary shares has been determined by the board of directors as of the date of each grant, with input from management, considering the most recently available third-party valuations of the Group’s ordinary shares, and the assessment of additional objective and subjective factors that they believed were relevant and which may have changed from the date of the most recent valuation through the date of the grant.

Foreign currency

Transactions in foreign currencies are translated to the respective functional currencies of Group entities at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the foreign exchange rate ruling at that date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are retranslated to the functional currency at foreign exchange rates ruling at the dates the fair value was determined. Foreign exchange differences arising on translation are recognized in the Consolidated Statement of Profit and Loss.

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on consolidation, are translated to the Group’s presentational currency, United States Dollars, at foreign exchange rates ruling at the reporting date. The revenues and expenses of foreign operations are translated at an average rate for the year where this rate approximates to the foreign exchange rates ruling at the dates of the transactions. Foreign exchange differences arising on translation are recognized as other comprehensive loss.

Provisions

A provision is recognized in the Consolidated Statement of Financial Position when the Group has a present legal or constructive obligation as a result of a past event, that can be reliably measured, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects risks specific to the liability.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Equity issuance costs

The Group recognizes incremental external costs directly attributable to an equity issuance transaction as a deduction from equity. Any transaction costs are therefore deducted from share premium where possible to do so.

Leases

Our lease contracts primarily include real estate leases for buildings and are accounted for under IFRS 16, Leases (“IFRS 16”).

We assess whether a contract is or contains a lease, at inception of a contract. We recognize a right-of-use asset and a corresponding lease liability with respect to all lease agreements in which it is the lessee, except for short-term leases (defined as leases with a lease term of 12 months or less) and leases of low value assets. For these leases, we recognize the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

Financial Instruments

Derivatives

Derivatives are initially measured at fair value and are subsequently remeasured to fair value at each reporting date. Changes in fair value are recognized in finance income or finance costs as appropriate.

Convertible loan notes

Under IAS 32, Financial Instruments: Presentation (“IAS 32”), the liability and equity components of convertible loan notes must be presented separately on the Consolidated Statement of Financial Position. If the conversion option exchanges a fixed number of shares for a fixed amount of cash (“fixed for fixed”) then it is classified as an equity instrument. The Group has examined the terms of each issue of convertible loan notes and determined their accounting treatment accordingly.

The Group considers loans where the holder on the principal amount, for which there is no obligation to settle in cash, is also recognized in the share premium reserve. Upon redemption of the instrument and the issue of share capital, the amount is reclassified from the share premium reserve to share capital and share premium.

The Group considers convertible loans where the holder does have the option to repay in cash or where there is not a fixed for fixed conversion feature to be convertible debt instruments with an embedded equity conversion feature and recognizes the principal of the loan note as a debt liability in the liabilities section of the Consolidated Statement of Financial Position and the equity conversion feature as an equity derivative instrument that is measured at fair value through profit or loss. The accrued interest on the principal amount is recorded as interest expense in the Consolidated Statement of Profit and Loss and as an increase in the debt liability. Upon redemption of the instrument and the issue of share capital, the amount is reclassified from the debt liability to share capital and share premium.

Fair value measurements

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Group. The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the fair value hierarchy by re-assessing categorisation at the end of each reporting period.

The carrying amounts reported in the Consolidated Statement of Financial Position for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realisation and their current market rate of interest. The Group does not have any other material assets or liabilities that are recognized at fair value on a recurring basis.

New standards and interpretations not yet adopted

The following Adopted IFRSs have been issued but have not been applied by the Group in these consolidated financial statements. Their adoption is not expected to have a material effect on the financial statements unless otherwise indicated.

•

Amendments to IFRS 9: Financial Instruments, IAS 39: Financial Instruments: Recognition and Measurement, IFRS 7, Financial Instruments: Disclosures and IFRS 16: Interest Rate Benchmark Reform – Phase 2 (effective date January 1, 2021).

•

Amendments to IAS 37: Onerous Contracts—Cost of Fulfilling a Contract, Amendments to References to the Conceptual Framework in IFRS 3, Business Combinations, Amendments to IAS 16: Property, Plant and Equipment—Proceeds before Intended Use, and Annual Improvements to IFRS Standards 2018-2020 (effective date January 1, 2022)

IFRS 17: Insurance Contracts and Amendments to IAS 1: Presentation of Financial Statements: Classification of Liabilities as Current or Non-current and Classification of Liabilities as Current or Non-current (effective date January 1, 2023).

5.	Business Acquisitions

As part of our business strategy, we have acquired, and may acquire in the future, certain businesses and technologies primarily to expand our service offerings.

Acquisitions in the current period

On October 1, 2020, the Group entered into an Asset Purchase Agreement to acquire the contracts of the Fresno Health Care business of FirstChoice Medical Group (together, “Fresno”) for $25,671 thousand of cash consideration. The acquisition of the contracts and transfer of related operational processes is required to be

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

accounted for under IFRS 3. The Group incurred $654 thousand of direct costs for legal, financial advisory, tax, and other services related to the transaction. These are operating costs which have been expensed to sales, general and administrative expenses during the period in which they were incurred and are final.

The estimated fair value of assets acquired as of the acquisition date were as follows:

Recognized values on acquisition
$‘000
Acquiree’s net assets at the acquisition date:
Intangible assets	7,900
Right-of-use asset	153
Lease liability	(153)

Net identifiable assets and liabilities	7,900
Goodwill	17,771

Consideration paid	25,671

The assets acquired include customer relationships, trademarks and trade names, and physician networks. To determine the fair value of the acquired assets the Company used the present value of future cash flows for customer relationships, the expected revenue attributable over ten years with a 0.5% royalty rate and 10% discount rate for trademarks and trade names, and the expected replacement costs over two years for physician networks.

The purchase price of $25,671 thousand exceeded the fair value of the net assets acquired from Fresno by approximately $17,771 thousand and was recorded as goodwill, which has been allocated to the Fresno CGU. Goodwill represents benefits from Fresno’s assembled workforce and expected synergies and has been calculated by subtracting the fair value of net assets acquired from the consideration paid.

Total revenues attributable to the assets acquired from Fresno since the acquisition were approximately $16,085 thousand for the year ended December 31, 2020. Net loss attributable to the assets acquired from Fresno since the acquisition was $2,766 thousand for the year ended December 31, 2020. If the acquisition had occurred on January 1, 2020, management estimates that consolidated revenue would have been $128,294 thousand (higher by $49,022 thousand) and consolidated losses would have been $179,355 thousand (lower by $3,982 thousand) for the year ended December 31, 2020. In determining these amounts, management has assumed that the fair value adjustments that arose on the date of acquisition would have been the same if the acquisition had occurred on January 1, 2020.

Fiscal Year 2019 Acquisitions

In fiscal year 2019, the Group acquired preference shares in Health Innovators Inc. for initial consideration of $4,000 thousand satisfied in cash. As a result, the Group has rights associated with the ownership of 56,678 thousand shares (approximately 80% ownership), subject to further investments, repurchase by Health Innovators Inc. if further investments were not made, and restrictions and limitations in Health Innovators Inc’s charter and the stock purchase agreement through which the Group made its investment. Additionally, the Group has power over the investee, exposure and rights to variable returns and the ability to influence returns, giving the group control over the investee.

Taking control of Health Innovators Inc. enables the Group to provide accessible and affordable healthcare as Health Innovators Inc. provides secondary – specifically, post-surgical – care to patients.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Effect of acquisition

The acquisition had the following effect on the Group’s assets and liabilities.

Recognized values on acquisition
$‘000
Acquiree’s net assets at the acquisition date:
Intangible assets	940
Working capital	27
Cash and cash equivalents	4,230
Deferred tax liabilities	(160)
Debt	(1,098)

Net identifiable assets and liabilities	3,939
Goodwill	61

Consideration paid	4,000

Goodwill of $61 thousand has arisen on the acquisition of Health Innovators Inc.

For the three months ended December 31, 2019, Health Innovators Inc. contributed revenue of $1 thousand and losses after tax of $845 thousand to the Group’s results. If the acquisition had occurred on January 1, 2019, management estimates that consolidated revenue for the year ended December 31, 2019 would have been $16,034 thousand (remained unchanged) and consolidated losses for the financial year would have been $141,326 thousand (higher by $1,039 thousand). In determining these amounts, management has assumed that the fair value adjustments that arose on the date of acquisition would have been the same if the acquisition had occurred on January 1, 2019.

Babylon Holdings Limited has the option to increase their investment in stages, exercisable for a period of 4-years. The investment option is considered a derivative and has no impact to the consolidated financial statements given it is eliminated upon consolidation.

Management has elected to recognize non-controlling interest (“NCI”) on the proportionate basis. In the event of a liquidation, Babylon has a preferential right to recover amounts invested prior to any distribution to other shareholders or Babylon will receive its percentage of net assets of Health Innovators, whichever is greater. On the acquisition date, the net assets of Health Innovators were valued at $3,939 thousand which was less than the priority payment of $4,000 thousand. Net assets at December 31, 2019 and December 31, 2020 were lower than Babylon’s total investment at that date. As a result, in the Consolidated Statement of Financial Position as of December 31, 2019 and December 31, 2020, Babylon consolidated 100.0% of Health Innovators Inc.’s net assets and no NCI has been recognized.

In fiscal year 2020, Babylon invested further in Health Innovators Inc. for consideration of $6,640 thousand satisfied in cash. There was no impact on the consolidated statement of cash flows from this event, as 100% of Health Innovators Inc. is consolidated. Ownership rights remain associated with the ownership of 56,678 thousand shares (approximately 80% ownership), provided that certain rights are governed by Health Innovators Inc.’s charter and the stock purchase agreement that Babylon entered into with Health Innovators Inc. and its primary founder. Health Innovators Inc. continues to evaluate future funding needs and alternatives, including through discussions with Babylon. To the extent that Health Innovators Inc. is unable to obtain the future funding it requires, there may be an indication that our intangible assets relating to Health Innovators Inc are impaired.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

6.	Revenue

i) Disaggregation of revenue

	2020	2019
	$’000	$’000
Clinical services	28,631	14,032
Software licensing revenue	24,603	2,002
Value based care	26,038	—

	79,272	16,034

ii) Contract balances

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers.

	2020	2019
	$’000	$’000
Trade receivables (Note 17)	4,674	3,016
Contract assets (Note 17)	2,378	1,541
Contract liabilities (Note 6 iii)	76,018	81,584

The contract assets primarily relate to the Group’s rights to consideration for work completed but not billed at the reporting date. There was no impact on contract assets as a result of acquisition of subsidiaries. The contract assets are transferred to receivables when the rights become unconditional. This usually occurs when the Group issues an invoice to the customer. The Group’s customers generally pay for invoices in the month following the issuance date.

iii) Transaction price allocated to the remaining performance obligations

The following table includes revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) at the reporting date.

	2020	2021	2022	2023	2024 and beyond	Total
	$’000	$’000	$’000	$’000	$’000	$’000
At December 31, 2020	—	18,744	13,883	14,174	29,217	76,018
At December 31, 2019	16,690	26,755	24,027	14,112	—	81,584

The table below shows significant changes in contract liabilities:

	2020	2019
	$’000	$’000
Balance on January 1	81,584	82,542
Amounts billed but not recognized	18,080	1,808
Revenue recognized	(23,646)	(2,766)

Balance on December 31	76,018	81,584

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

7.	Segment Information

Below is a summary of the Group’s segments and a reconciliation between the results from operations as per segment information and the results from operations as per the Consolidated Statements of Profit and Loss.

	Year ended December 31, 2020
	UK	US	All other segments	Total segments	Reconciliation adjustments	Total as per statement of profit and loss
	$’000	$’000	$’000	$’000	$’000	$’000
Revenue	44,000	32,226	2,968	79,194	78	79,272
Inter-segment revenue	1,194	(3,094)	1,766	(134)	134	0

Segment revenue	45,194	29,132	4,734	79,060	212	79,272
Cost of care delivery	(34,600)	(34,381)	(7,205)	(76,186)	8,932	(67,254)
Other operating expenses, excluding amortization and depreciation	(127,762)	(27,190)	(3,990)	(158,942)	(14,100)	(173,042)
Exchange (loss)/gain	403	(246)	17,060	17,217	(20,053)	(2,836)
Share of loss of equity-accounted investees	—	—	(1,124)	(1,124)	—	(1,124)

EBITDA	(116,765)	(32,685)	9,475	(139,975)	(25,009)	(164,984)

Depreciation and amortization						(14,487)
Exchange loss/(gain)						2,836
Share of loss of equity-accounted investees						1,124

Operating loss						(175,511)

	Year ended December 31, 2019
	UK	US	All other segments	Total segments	Reconciliation adjustments	Total as per statement of profit and loss
	$’000	$’000	$’000	$’000	$’000	$’000
External revenue	14,633	—	1,410	16,043	(9)	16,034
Inter-segment revenue	4,081	(2,669)	(1,382)	30	(30)	—

Segment revenue	18,714	(2,669)	28	16,073	(39)	16,034
Cost of care delivery	(25,707)	(160)	(373)	(26,240)	6,430	(19,810)

Other operating expenses, excluding amortization and depreciation	(119,895)	(23,273)	(5,340)	(148,508)	(8,040)	(156,548)
Exchange (loss)/gain	314	(83)	16,584	16,815	260	17,075

EBITDA	(126,574)	(26,185)	10,899	(141,860)	(1,389)	(143,249)

Depreciation and amortization						(2,496)
Exchange loss/(gain)						(17,075)

Operating loss						(162,820)

Reconciliation adjustments include allocation and classification differences of costs between management accounts and statutory reporting, reversals of inter-segment revenue and foreign exchange variances.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Major customers

Below is a summary of the revenue derived from the Group’s major customers.

	2020		2019
	$‘000	% of revenue	$‘000	% of revenue
Customer 1	11,918	15.0%	2,215	13.8%
Customer 2	9,706	12.3%	2,465	15.4%
Customer 3	9,505	12.0%	5,607	34.9%
Customer 4	14,937	18.9%	—	—

Geographical information

Revenue from external customers attributed to individual countries is summarized as follows:

	2020	2019
	$’000	$’000
UK	28,827	12,189
US	32,689	—
Asia-Pacific	11,585	2,215
Canada	3,207	564
Rest of World	2,964	1,066

Total	79,272	16,034

In 2020 64.8% ($70,920 thousand) and 34.5% ($37,776 thousand) of non-current assets of the Group are derived from and located within the UK and US respectively. In 2019 substantially all non-current assets of the Group were derived from and located in the UK.

In 2020 47.6% ($2,224 thousand) and 50.1% ($2,339 thousand) of total Group trade receivables were attributable to the UK and US respectively. In 2019 substantially all trade receivables of the Group were derived from the UK segment.

8.	Employee benefits expense

	2020	2019
	$’000	$’000
Wages and salaries	108,018	57,388
Social security and pension contributions	13,404	8,254
Share-based compensation	9,557	7,966

Total	130,979	73,608

Of the total employee benefits expense, $36,479 thousand (2019:$3,732 thousand) has been recognized in cost of care delivery, $24,540 thousand (2019: $5,676 thousand) in Platform & application expenses, $18,564 thousand (2019: $28,149 thousand) in Research & development expenses, and $34,362 thousand (2019: $26,020 thousand) in Sales, general and administrative expenses.

During 2020, the Group capitalized employee costs of $43,027 thousand (2019: $36,036 thousand) as development costs.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Average Staff numbers

	2020	2019
Engineers	515	670
Sales & marketing	88	108
Finance, HR & legal	146	178
Clinical operations	586	476
Clinicians	773	124

	2,108	1,556

9.	Platform & Application Expenses

	2020	2019
	$’000	$’000
Wages and salaries	24,540	5,676
Contractors and consultants expense	2,922	7,381
Share based compensation	625	575
Social security and pension contributions	2,776	974
Staffing, training and recruitment	175	145
Insurance	103	1,015
Depreciation and amortization	11,088	1,182
Impairment	6,436	—

Total	48,664	16,948

10.	Research and Development Expenses

	2020	2019
	$’000	$’000
Wages and salaries	18,564	28,149
Contractors and consultants expense	2,727	14,752
Share based compensation	9,655	4,428
Social security and pension contributions	3,756	4,054
Other	822	(177)

Total	35,524	51,205

11.	Sales, General and Administrative expenses

	2020	2019
	$’000	$’000
Employee benefits expense	34,362	26,020
Contractors and consultants’ expense	2,501	7,008
IT and hosting costs	20,219	16,609
Property related expenses	8,651	10,214
Professional fees	8,645	4,469
Marketing	6,575	7,691

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

	2020	2019
	$’000	$’000
Insurance	4,172	2,444
Staffing, training and recruitment	3,494	6,393
Local taxes	2,359	2,321
Office and clinical supplies	2,120	2,362
Travel and accommodation	1,154	2,917
Trademarks and patents	753	503
Depreciation and amortization	3,399	1,315
Other	4,937	625

Total	103,341	90,891

12.	Finance income and costs

	2020	2019
	$’000	$’000
Finance costs(i)	4,530	1,116
Finance income(ii)	(610)	(1,015)

Net finance charge	3,920	101

(i)	The following items are included under finance costs:

	2020	2019
	$’000	$’000
Interest payable	252	851
Interest on leases	572	265
Interest on contract liabilities	3,706	—

Total finance cost	4,530	1,116

(ii)	In 2020 and 2019 finance income related to interest received.

13.	Taxation

Recognized in the Consolidated Statement of Profit and Loss

	2020	2019
	$’000	$’000
Taxation
Current tax on loss for the period	569	(3,457)
Adjustments to tax in respect of previous periods	4,070	(2,102)

Tax provision (benefit)	4,639	(5,559)

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Analysis of tax recognized in the Consolidated Statement of Profit and Loss

	2020	2019
	$’000	$’000
Loss before tax	(183,391)	(145,846)
Tax on loss on ordinary activities at standard CT rate (19.00%)	(34,844)	(27,711)

Expenses not deductible for tax purposes	4,142	187
Foreign tax	—	4
Additional deduction for R&D expenditure	—	(2,563)
Surrender of tax losses for R&D tax credit refund	—	1,074
Adjustments to tax in respect of previous periods	4,070	(2,102)
Deferred tax not recognised	31,271	25,552

Tax provision (benefit) for the period	4,639	(5,559)

A reduction in the UK corporation tax rate to 19.0% (effective from April 1, 2017) was substantively enacted on October 26, 2015, and an additional reduction to 17.0% (effective April 1, 2020) was substantively enacted on September 6, 2016. The government announced that the corporation tax rate for the years starting April 1, 2020 and 2021 would remain at 19.0%. This will reduce the Group’s future current tax charge accordingly.

On March 3, 2021 it was announced that the UK tax rate will increase to 25.0% on April 1, 2023. This will have a consequential effect on the Group’s future tax charge.

Unrecognized deferred tax assets

Due to uncertainty over future profitability, a deferred tax asset of $80,811 thousand (2019: $37,907 thousand) relating to losses and other deductions, as well as intangible asset and short-term timing differences, has not been recognized. A tax rate of 19.0% was used to calculate the deferred tax asset.

14.	Property, plant and equipment

	Computer Equipment	Fixtures and Fittings	Total
	$’000	$’000	$’000
Cost
Balance at January 1, 2019	798	122	920
Additions	1,649	266	1,915
Effect of movements in foreign exchange	16	2	18

Balance at December 31, 2019	2,463	390	2,853

Balance at January 1, 2020	2,463	390	2,853
Additions	308	411	719
Reclassification to assets held for sale	—	(621)	(621)
Effect of movements in foreign exchange	89		89

Balance at December 31, 2020	2,860	180	3,040

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

	Computer Equipment	Fixtures and Fittings	Total
	$’000	$’000	$’000

Depreciation
Balance at January 1, 2019	345	53	398
Depreciation	574	7	581
Effect of movements in foreign exchange	72	1	73

Balance at December 31, 2019	991	61	1,052

Balance at January 1, 2020	991	61	1,052
Depreciation	931	3	934
Reclassification to assets held for sale	—	—	—
Effect of movements in foreign exchange	(346)	66	(280)

Balance at December 31, 2020	1,576	130	1,706

Net book value
At January 1, 2019	453	69	522
At December 31, 2019 and January 1, 2020	1,472	329	1,801

At December 31, 2020	1,284	50	1,334

15.	Intangible assets and Goodwill

The changes in the carrying amount of goodwill and intangible assets for fiscal years 2020 and 2019 were as follows:

	Goodwill	Development Costs	Intangibles under Development	Customer Relationships	Trademarks	Choice Physician Network	Total other intangible assets (excl goodwill)
	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Cost
Balance at January 1, 2019	—	544	7,591	—	—	—	8,135
Acquisitions through business combinations	61	—	—	—	—	—	—
Additions	—	—	36,036	—	—	—	36,036
Transfers		15,004	(15,004)
Effect of movements in foreign exchange	—	10	250	—	—	—	260

Balance at December 31, 2019	61	15,558	28,873	—	—	—	44,431

Balance at January 1, 2020	61	15,558	28,873	—	—	—	44,431
Acquisitions through business combinations	17,771	—	—	3,100	3,300	1,500	7,900

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

	Goodwill	Development Costs	Intangibles under Development	Customer Relationships	Trademarks	Choice Physician Network	Total other intangible assets (excl goodwill)
	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Additions	—	940	43,027	—	—	—	43,967
Transfers		51,932	(51,932)				—
Effect of movements in foreign exchange	—	632	1,170	—	—	—	1,802

Balance at December 31, 2020	17,832	69,062	21,138	3,100	3,300	1,500	98,100

Amortization and impairment
Balance at January 1, 2019	—	19	—	—	—	—	19
Amortization for the year	—	643	—	—	—	—	643
Impairment charge	—	—	—	—	—	—	—
Effect of movements in foreign exchange	—	18	—	—	—	—	18

Balance at December 31, 2019	—	680	—	—	—	—	680

Balance at January 1, 2020	—	680	—	—	—	—	680
Amortization for the year	—	10,157	—	845	83	38	11,123
Impairment charge	—	6,436	—	—	—	—	6,436
Effect of movements in foreign exchange	—	1,008	—	—	—	—	1,008

Balance at December 31, 2020	—	18,281	—	845	83	38	19,247

Net book value
At January 1, 2019	—	525	7,591	—	—	—	8,116
At December 31, 2019 and January 1, 2020	61	14,878	28,873	—	—	—	43,751

At December 31, 2020	17,832	50,781	21,138	2,255	3,217	1,462	78,853

Goodwill of $17,832 thousand (2019: $61 thousand). has been acquired through business combinations (Note 5). $17,771 thousand is related to the acquisition of Fresno and the acquisition of Health Innovators Inc is attributable to the remaining $61 thousand. Goodwill is allocated to the Fresno CGU and Health Innovators Inc CGU respectively.

All development costs, including intangibles under development, have been internally generated by the Group. During 2020, $51,932 thousand of intangibles under development were transferred to development costs as these projects were completed. Intangibles under development are tested for impairment at least annually.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

The total net book value is considered to be the recoverable amount, as this balance is reviewed annually and impaired as necessary (Note 4). All development costs are related to software and artificial intelligence development and there are no distinguishable individually material intangible assets within the capitalized development costs. Following an assessment of the future development of our technology, capitalized development costs were impaired by $6,436 thousand in 2020. This impairment was primarily the result of the discontinuation of certain features in 2020 surrounding a proprietary data structure for encounters on our software platform that were deemed to be no longer technologically feasible.

Impairment Analysis for CGU’s Containing Goodwill and Intangibles

Goodwill and other intangibles are subject to impairment testing on an annual basis or whenever events or circumstances indicate that the carrying amount of an asset may no longer be recoverable. The fair value of Goodwill is generally determined using the discounted cash flow method. As of December 31, 2020, the Fresno CGU was the only CGU with a material amount of goodwill, thus triggering an impairment analysis.

The recoverable amount of the Fresno CGU that included these intangible assets was estimated based on the present value of the future cash flows expected to be derived from the CGU (value in use), assuming a Medicare Advantage growth rate of 8.0% and using a pre-tax discount rate of 11.4% and a terminal value growth rate of 3.0% from 2025. The recoverable amount of Fresno CGU’s was estimated to be higher than its carrying amount, and as a result there was no impairment related to Fresno for the fourth quarter of 2020.

The below are factors considered when performing the 2020 sensitivity analysis:

Terminal value growth rate: Babylon used a terminal growth value of 3.0% which is consistent with what was used to prepare the valuation of the Fresno acquisition. Babylon believes that it is appropriate to be consistent with the terminal growth value used less than 3 months prior and provided by industry experts. Any increase to this produces more headroom and therefore shall not be considered. A 2.5% terminal growth rate would have resulted in a change of $1,321 thousand, and a 2.0% terminal growth rate would have resulted in a change of $2,477 thousand.

Discount factor: Babylon used a discount factor of 10.0% which is consistent with what was used to prepare the valuation of the Fresno acquisition. Babylon believes that it is appropriate to be consistent with the discount rate used less than 3 months prior. A lower discount rate produces more headroom and therefore shall not be considered. A reduction in the discount rate to 10.5% would have resulted in an NPV change of $1,665 thousand, and a discount rate of 11.0% which would have resulted in an NPV change of $3,312 thousand.

Medicare Advantage Growth Numbers: Babylon used an expected growth rate in Medicare Advantage member numbers year on year of 8.0%. This growth rate is determined by the Value Based Care teams and the sensitivities in this growth rate are continuously monitored by Babylon. A growth rate higher than 8.0% produces more headroom and therefore shall not be considered. A 7.5% terminal growth rate would have resulted in NPV change of $1,125 thousand, and 7.0% for growth rates which would have resulted in an NPV change of $2,239 thousand.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

16.	Investments in subsidiaries and associates

The Group and Company have the following investments:

Subsidiary undertakings	Country of Incorporation	Principal Activity	Ownership (As at December 31, 2020)	Ownership (As at December 31, 2019)
Company:
Babylon Partners Limited	London, UK	Application development	100.0%	100.0%
Babylon Healthcare Services Limited	London, UK	Digital Healthcare services	100.0%	100.0%
Babylon Rwanda Limited	Kigali, Rwanda	Digital Healthcare services	100.0%	100.0%
Babylon Inc.	Delaware, USA	Digital Healthcare services	100.0%	100.0%
Babylon Health Canada Limited	British Columbia, Canada	Digital Healthcare services	100.0%	100.0%
Babylon Malaysia SDN BDN	Kuala Lumpur, Malaysia	Digital Healthcare services	100.0%	100.0%
Babylon International Limited	London, UK	Digital Healthcare services	100.0%	100.0%
Babylon Health Ireland Limited	Cork, Ireland	Digital Healthcare services	100.0%	100.0%
Babylon Singapore PTE Limited	Singapore	Digital Healthcare services	100.0%	100.0%
Health Innovators Inc	Delaware, USA	Digital Healthcare services	70.1%	58.0%
Babylon Acquisition Corp	Delaware, USA	Digital Healthcare services	100.0%	—
Babylon Technology LTDA	Brazil	Digital Healthcare services	100.0%	—
Group:
Babylon Healthcare Inc	Delaware, USA	Digital Healthcare services	100.0%	—
Babylon Healthcare NJ, PC*	New Jersey, USA	Healthcare services	100.0%	—
Babylon Healthcare, PLLC*	Maine, USA	Healthcare services	100.0%	—
Marcus Zachary DO, OC*	California, USA	Healthcare services	100.0%	—
California Telemedicine Associates, PC*	California, USA	Healthcare services	100.0%	—
Telemedicine Associates, PC*	Maine, USA	Healthcare services	100.0%	—
Babylon Healthcare, PC*	Illinois, USA	Healthcare services	100.0%	—
Babylon Healthcare NC, PC*	North Carolina, USA	Healthcare services	100.0%	—

Investment in Associates:
Higi SH Holdings Inc.	Delaware, USA	Digital Healthcare services	19.0%	—

*	Subsidiary is a PC, which is included in the Consolidated Financial Statements of the Group on the basis of control. Refer to Note 2 for additional discussion.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Health Innovators, Inc.

Babylon acquired Health Innovators Inc. in 2019. In the event of a liquidation, Babylon has a preferential right to recover amounts invested prior to other shareholders or receive its percentage of net assets of Health Innovators, whichever is greater. Since the acquisition date the net assets of Health Innovators Inc. have been less than Babylon’s total investment, therefore Babylon consolidates 100.0% of Health Innovators Inc.’s net assets and no NCI is recognized. Refer to Note 5 for additional information.

Higi

On May 15, 2020 Babylon Acquisition Corp. acquired 11.0% of the preference shares in Higi SH Holdings Inc. (“Higi”). Higi provides digital healthcare services via a network of Smart Health Stations located around the USA, the investment is in line with the Group’s objective to provide accessible and affordable healthcare.

The Group has the option to increase their shareholding in Higi to 25% exercisable over the period to July 2021 and subsequently the option to purchase the remaining 75% of shares exercisable over the period to May 2023. At December 31, 2020 the total shareholding was 19.0%.

Higi is accounted for as an associate because the Group is able to demonstrate significant influence over Higi through representation on the board, the power to participate in policy. During the period to December 30, 2020 the Group did not have the substantive rights to exert control over Higi due to the existence of significant barriers that prevented exercise of the purchase option.

The following table summarizes the financial information of Higi as of December 31, 2020:

$’000
Non-current assets	1,792
Current Assets	10,403
Non-current liabilities	8,670
Current liabilities	4,661

Net assets (100%)	(1,136)
Revenue	9,486

Total comprehensive loss	(13,558)

As of December 31, 2020, our financial statements includes a total carrying amount of $8,876 thousand, total investment of $10,000 thousand and a loss of $1,124 thousand related to Higi. If the Group did have substantive rights to exert control over Higi, management estimates that consolidated losses would have been $190,378 thousand (higher by $7,041 thousand) and consolidated net assets would have been $53,875 thousand (higher by $541 thousand) for the year ended December 31, 2020.

17.	Trade and other receivables, Prepayments and contract assets

	2020	2019
	$’000	$’000
Trade receivables (Note 6)	4,674	3,016
Other receivables	8,914	9,826
Prepayments	6,463	4,846
Contract assets	2,378	1,541
VAT (payable) receivable	(63)	3,875

	22,366	23,104

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

The Group has assessed its expected credit loss estimate, in line with the requirements of IFRS 9, by taking into consideration historical credit loss experience and financial factors specific to the debtors and general economic conditions. As part of this assessment, the Group has performed a recoverability assessment of its outstanding trade and other receivables at the reporting date and concluded that the expected credit loss as of December 31, 2020 is immaterial (2019: $0).

The table below shows significant changes in contract assets:

	2020	2019
	$’000	$’000
Balance, beginning of year	1,541	750
Revenues recognized but not billed	1,511	765
Amounts reclassified to trade receivable	(674)	26

Balance, end of year	2,378	1,541

18.	Trade and other payables, Accruals and provisions

	2020	2019
	$’000	$’000
Trade payables	7,629	5,191
Accruals	15,409	19,787
Provisions	3,227	319
Taxation and Social Security	4,006	4,573
Deferred grant income – tax credit	7,488	—

	37,759	29,870

19.	Cash and cash equivalents

	2020	2019
	$’000	$’000
Cash in hand and at banks	97,757	189,888
Short term investment funds	4,000	25,000

	101,757	214,888

The Group’s short term investment funds are highly liquid, redeemable within 90 days at a known amount of cash and are subject to an insignificant risk of change in value and therefore meet the definition of a cash equivalent.

20.	Leases

The Group leases several assets which consist of buildings and IT equipment. The Group recognizes right-of-use assets and lease liabilities for its building leases only, as the leases for IT equipment meet the exemption requirements as short-term leases and leases of low-value assets. Therefore, the disclosures below for the Group’s right-of-use assets relate only to buildings.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Right-of-use asset	$’000
Cost
Balance at January 1, 2019	1,431
Additions to right-of-use-assets	4,951
Effect of change in foreign currency	119

Balance at December 31, 2019	6,501

Balance at January 1, 2020	6,501
Additions to right-of-use-assets	2,300
Reclassification to assets held for sale	(872)
Effect of change in foreign currency	228

Balance at December 31, 2020	8,157

Amortization
Balance at January 1, 2019	—
Amortization charge for the year	1,272
Effect of change in foreign currency	—

Balance at December 31, 2019	1,272

Balance at January 1, 2020	1,272
Amortization charge for the year	2,430
Reclassification to assets held for sale	(243)
Effect of change in foreign currency	184

Balance at December 31, 2020	3,643

Net book value
Balance at January 1, 2019	1,431
Balance at December 31, 2019 and January 1, 2020	5,229

Balance at December 31, 2020	4,514

Lease liability	$’000
Balance at January 1, 2019	1,154
Additions to lease liabilities	3,502
Interest expense on lease liabilities(i)	265
Principal payments on leases	(1,228)
Effect of change in foreign currency	(110)

Balance at December 31, 2019	3,583

Balance at January 1, 2020	3,583
Additions to lease liabilities	2,362
Interest expense on lease liabilities(i)	572
Principal payments on leases	(1,541)
Reclassification to liabilities associated with the assets held for sale	(607)
Effect of change in foreign currency	130

Balance at December 31, 2020	4,499

(i)	Interest paid on lease liabilities are presented within cash flows from financing activities.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

In March 2020 Group renewed its head office lease to December 2022 with intention to hand in notice and vacate in 2021. A lease modification has been applied as per IFRS 16 to extend the lease to the intended exit date.

When measuring the lease liabilities, the Group discounted lease payments using its incremental borrowing rate. The weighted-average rate applied is 12.5%.

The following amounts have been recognized in the Consolidated Statement of Profit and Loss for which the Group is a lessee:

	2020	2019
	$’000	$’000
Depreciation expense on right-of-use assets	2,430	1,272
Interest expense on lease liabilities	572	265
Expenses relating to short term leases	4,756	6,127

Profit and loss impact	7,758	7,664

The following table provides the undiscounted maturities of lease liabilities as of December 31:

	2020	2019
	$’000	$’000
Short term (less than 1 year)	2,348	2,026
Long term (between 1 – 10 years remaining)	3,511	4,021

Total	5,859	6,047

21.	Loans and borrowings

Changes from financing cash flows	$’000
Balance at January 1, 2020	—
Convertible loan notes issued	100,000
Convertible loan notes converted	(30,000)
Other loans	357

Balance at December 31, 2020	70,357

On November 12, 2020 the Group executed a Convertible Loan Note agreement (“CLN” or “Loan Notes”) with a borrowing capacity of up to $200,000 thousand, under which $30,000 thousand Tranche 1 Notes and $70,000 thousand Tranche 2 Notes were issued to Global Health Equity (Cyprus) Ltd (“GHE” or the “Noteholder” or the “Lender”) in November and December 2020. GHE is part of the VNV Global group. VNV Global has a pre-existing equity interest in Babylon. The notes had a nominal value of $1.

Tranche 1 Notes

Tranche 1 Notes of $30,000 thousand were issued to GHE on November 12, 2020. Interest accrues at a fixed non-compounding rate of 11% per annum from the date of issuance to redemption or conversion. These notes were subsequently converted into Series C Preferred Shares after the issuance of the Tranche 2 Notes and shareholder approval of the conversion feature.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Tranche 2 Notes

Tranche 2 Notes of $70,000 thousand were issued on December 16, 2020 and are not interest bearing. The Tranche 2 Notes are exchangeable into a variable number of Series C Preferred Shares upon the earlier of the occurrence of certain events or June 30, 2021. The Tranche 2 Notes have been recognized as a financial liability as of December 31, 2020.

As the Tranche 2 Notes fail the definition of equity, the Group considered whether the conversion feature in the Tranche 2 Notes is a non-closely related embedded derivative which would require separation from the debt host contract and to be accounted for separately as a standalone derivative at fair value through profit or loss (“FVTPL”). It has been determined that the Tranche 2 Notes represent a hybrid instrument containing a debt host debt contract and a non-closely related embedded derivative for the conversion feature.

The debt host contract is measured at amortised cost using the effective interest rate (“EIR”) method. The fair value of the embedded derivative and transaction costs associated with issuance of the instrument are not material.

22.	Employee Benefits

Pension plans

The Group operates a defined contribution plan, under which the Group pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. During fiscal year 2020, the Group paid fixed contributions totalling $13,371 thousand (2019: $9,235 thousand).

Share-based payments

The Group issues equity settled share-based payments to employees of the Group and advisors, whereby services are rendered in exchange for rights over shares in the Group. Employees of all Group companies participate within this scheme.

Options are granted to employees at the start of their employment. Upon completion of the first year of employment, 25.0% of options will vest, and the remainder will vest monthly over the next three years. In certain circumstances, additional options are granted to employees to recognize performance. Such options vest in the same manner as those granted on joining. Share options are accounted for using the graded vesting method.

Options granted to advisors also vest over a 4-year period, subject to the advisors providing consultancy services on an ad hoc basis and at board meetings.

The number and weighted average exercise price of share options for the Group are as follows:

	Weighted average exercise price 2020	Number of options 2020	Weighted average exercise price 2019	Number of options 2019
	$		$
Outstanding at the beginning of the year	0.00001	74,707,270	0.00001	57,613,684
Forfeited during the year	0.00001	(8,673,488)	0.00001	(9,160,081)
Exercised during the year	—	—	—	—
Granted during the year	0.00001	12,738,070	0.00001	26,253,667

Outstanding at the end of the year	0.00001	78,771,852	0.00001	74,707,270

Exercisable at the end of the year	—	—	—	—

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

	2020	2019
	$’000	$’000
Total share-based payment expense	9,557	7,966

The company executes a group share-based payment plan, and it recognizes and measures its share-based payment expense on the basis of a reasonable allocation of the expense recognized for the Group. The share-based payment expense for employees are allocated to the company they are employed by.

23.	Capital and reserves

Share capital

	Ordinary A Shares	Ordinary B Shares	Preference C Shares
In thousands of shares	2020	2020	2020
Authorized	10,000,000	11,000,000	10,000,000
On issue at January 1, 2020	135,136	664,605	227,380
Issued during the year	—	—	24,796

On issue at December 31, 2020—fully paid	135,136	664,605	252,176

	2020	2019

Authorized
10,000,000,000 A Ordinary shares of $0.00001277 each	127,700	127,700
11,000,000,000 B Ordinary shares of $0.00001277 each	140,470	140,470
10,000,000,000 C Preferred shares of $0.00001277 each	127,700	127,700
Allotted, called up and fully paid
135,136,000 A ordinary shares of $0.00001277 each	1,726	1,726
664,605,000 B ordinary shares of $0.00001277 each	8,487	8,487
252,176,369 C preference shares of $0.00001277 each	3,220	2,904

	13,433	13,117

During the year, the Group issued 24,796,225 $0.00001277 “C” preference shares for a consideration of $42,097 thousand. $30,000 thousand Loan Notes were converted into 17,708,792 shares related to the principle and $189 thousand Loan Notes were converted to 111,239 shares related to interest. The Loan Notes that were converted into our “C” preference shares had a fixed conversion feature and are therefore accounted for as equity investments. The remaining 6,976,194 shares were settled in cash for a consideration of $11,908 thousand.

During the year ended December 31, 2019, the Company issued 227,380,145 $0.00001277 “C” preference shares for a consideration of $337,271 thousand, settled in cash.

Tranche 1 Notes

On November 12, 2020 Tranche 1 Notes of $30,000 thousand were issued to GHE and paid to Babylon in two parts of $15,000 thousand on November 16, 2020 and December 2, 2020. The Tranche 1 Notes accrue interest of 11% per year and shareholder approval is required for the Trance 1 Notes to be convertible into a fixed number of Series C Preferred Shares at a price of US $1.706802577 per share within six months of the first issuance date.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

The conversion of the Tranche 1 Notes was approved by shareholders on December 16, 2020. Subsequent to this conversion approval, the principal of the Tranche 1 Notes was reclassified from being recognized as a financial liability to be classified as equity. No material gain or loss was recognized on conversion. The share capital in relation to the Series C Preferred Shares issued on conversion was recorded at the nominal value of the shares issued.

All shares issued rank pari-passu aside from the following:

•	the A Ordinary Shares in issue at any time shall (as a separate class) carry fifty per cent (50.0%) of the total voting rights of the Shares; and

•

the B Ordinary Shares and the Series C Preferred Shares in issue at any time shall (as if the B Ordinary Shares and the Series C Preferred Shares constituted one and the same class) carry fifty per cent (50.0%) of the total voting rights of the Shares;

•

the Holders of a majority of the A Ordinary Shares shall have the right from time to time to appoint such number of persons to be Directors of each Group Company equal to the number of Directors which the Holders of B Ordinary Shares and Series C Preferred Shares are entitled to appoint (in aggregate) plus one additional Director; and in each case to remove from office any persons appointed and to appoint another person in his or her place

•

The Series C Largest Shareholder shall have the right from time to time to appoint one person to be a Director and to remove from office any person so appointed and to appoint another person in his or her place.

•

For so long as a holder of B Ordinary Shares or Series C Preferred Shares is also a Qualifying Stakeholder, each such Qualifying Stakeholder shall have the right from time to time to appoint one person to be a Director for each whole Qualifying Stake held by them and to remove from office any person so appointed and to appoint another person in his or her place.

On any return of capital on liquidation, the assets of the Group available for distribution shall be distributed:

a)	first, in paying to each of the Series C Preferred Shareholders, in priority to any other classes of Shares, an amount per Series C Preferred Share held equal to the Preference Amount

b)	second, in paying to the 2016/2017 Subscribers pro rata to their respective holdings of Hoxton Shares and Kinnevik Shares an amount equal to the Hurdle Amount; and

c)	the balance of the surplus assets (if any) shall be distributed among the holders of the A Ordinary Shares and the B Ordinary Shares pro rata as if they constituted one and the same class.

Foreign currency translation reserve

Exchange differences arising on translation of the foreign controlled entities are recognized in other comprehensive loss and accumulated in a separate reserve within equity. The cumulative amount is reclassified to profit or loss when the net investment is disposed of.

Other comprehensive income (“OCI”) accumulated in reserves, net of tax

	2020	2019
	$’000	$’000
January 1,	(1,904)	7,789
Foreign operations – foreign currency translation differences	3,579	(9,693)

December 31,	1,675	(1,904)

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Retained earnings

The retained earnings account represents retained profits or losses less amounts distributed to shareholders.

Share-based payment reserve

The share-based payment reserve represents amounts accruing for equity-based share options granted.

24.	Related parties

Transactions with key management personnel

During 2020, the remuneration of directors and other key management personnel - including company pension contributions made to money purchase schemes on their behalf - amounted to $1,028.1 thousand (2019: $850.5 thousand). The remuneration of the highest paid Key Manager was $338.3 thousand (2019: $334.5 thousand). These remuneration costs are recorded as an operating expense in sales, general and administrative expenses.

As at December 31, 2020, the aggregate nominal value of share options held by key management personnel amounted to $82.3 thousand at December 31, 2020 (2019: $18.6 thousand).

Directors remuneration is borne by the Company’s subsidiary, Babylon Partners Limited.

25.	Financial risk management objectives and policies

The Group’s activities are exposed to various financial risks: credit risk, liquidity risk and currency risk in cash flows. The Group’s global risk management programme focuses on uncertainty in the financial markets and aims to minimise the potential adverse effects on the Group’s profits. The Group uses derivatives to mitigate certain risks.

The Group’s financial department controls the management of liquidity risk and currency risk in accordance with the Group’s policies. This department centrally identifies, evaluates and makes decisions whether to hedge financial risks to which the Group is exposed.

25.1	Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Group’s receivables from customers and investments in debt securities. Our cash and cash equivalents, deposits, and loans with banks and financial institutions are potentially subject to concentration of credit risk.

Bank balances

The Group seeks to limit its credit risk with respect to banks by only dealing with reputable banks. Additionally, the Group holds bank accounts in the countries in which subsidiaries operate from.

The maximum amount of the Group’s credit risk exposure is the carrying amounts of cash and cash equivalents, trades receivable and loans with banks and financial institutions. The Group attempts to mitigate such exposure to its cash by investing only in financial institutions with investment grade credit ratings or secured investments. The Group does not have significant exposure to credit risk at December 31, 2020 for any financial instruments.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

Trade receivables and contract assets

The Group has a diverse customer base geographically and by industry. The responsibility for customer credit risk management rests with management. The Group seeks to limit its credit risk with respect to customers by implementing due diligence procedures on all customers. Payment terms vary and are set in accordance with practices in the different geographies and end-markets served. Credit limits are typically established based on internal or external rating criteria, which take into account such factors as the financial condition of the customers, their credit history and the risk associated with their industry segment.

More than 50% of the Group’s customers are repeat customers, and none of these customers’ balances have been written off or are credit-impaired at the reporting date. In monitoring customer credit risk, customers are grouped according to their credit characteristics, including whether they are a business or end-user customer, their geographic location, industry, trading history with the Group and existence of previous financial difficulties.

The Group receives cash payment for large contracts up front in some instances, in addition to contracting with government funded entities which subsequently carries lower risks.

The Group applies the simplified approach under IFRS 9 and has calculated expected credit losses based on lifetime expected credit losses, taking into consideration historical credit loss experience and financial factors specific to the debtors and general economic conditions and concluded that no expected credit loss provision is required as of December 31, 2020 (2019: $0).

25.2	Liquidity risk

Liquidity risk relates to the Group’s ability to meet its cash flow requirements. The Group has a prudent policy to cover its liquidity risks which is focused on having sufficient cash and cash equivalents available.

25.3	Currency risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in foreign exchange rates.

The Group operates internationally, and it is exposed to fluctuations in exchange rates. The currency risk arises from future commercial transactions, recognized assets and liabilities and net investments abroad.

The Group’s policy to manage risk is to initially mitigate the risk using natural hedges (offsetting of receivables and payables) in addition to implementing investment procedures. Several of the Group’s companies operate in foreign countries and therefore, their net assets are exposed to the risk associated with translating foreign currencies.

The Group has applied the following significant exchange rates.

	Average Rate		Year-end spot rate
United States Dollar	2020	2019	2020	2019
GBP	0.7760	0.7835	0.7321	0.7618
CAD	1.3433	1.3251	1.2750	1.30328
RWF	959.1820	914.2488	988.0837	947.075
SGD	1.3789	1.3111	1.3224	1.34555
INR	74.0038	N/A	73.2901	N/A

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

The net impact from the fluctuation of operational foreign exchange rates amounted to $3,861 thousand (2019: $9,693 thousand).

Sensitivity analysis

The Group only has significant exposure to movement of the sterling (“GBP”) against the United States dollar (“USD”). A reasonably possible strengthening/weakening of the GPB against the United States dollar (“USD”) at December 31, 2020 and December 31, 2019 would have affected the measurement of financial instruments denominated in a foreign currency. This analysis assumes that all other variables, in particular interest rates, remain constant and ignores any impact of forecast sales and purchases. The fluctuation seen primarily relates to the impacts of Brexit and COVID-19 over the last two years but is expected to stabilize moving forward.

	Profit or loss
	Strengthening	Weakening
	$’000	$’000
December 31, 2020
GBP (5.0% movement)	(184,067)	(184,416)
December 31, 2019
GBP (5.0% movement)	(156,489)	(150,290)

	Equity, net of tax
	Strengthening	Weakening
	$’000	$’000
December 31, 2020
GBP (5.0% movement)	(48,743)	(48,394)
December 31, 2019
GBP (5.0% movement)	(175,371)	(173,872)

25.5	Interest rate risk

The interest rate risk is the risk that the fair value of future cash flows of financial instruments will fluctuate because of changes in market interest rates.

The Group does not have any borrowings at floating interest rates that would expose the Group to cash flow interest rate risk.

25.6	Capital management

The primary objective of the Group’s capital management is to ensure that it maintains a strong credit rating and healthy capital ratios in order to support its business and maximise shareholder’s value.

The Group manages its capital structure and makes adjustments to it, in light of changes in business conditions. No changes were made in the objectives, policies or processes during the year end December 31, 2020. Capital comprises ordinary share capital, share premium and accumulated losses.

26.	Loss per share

The following table sets forth the computation of basic and dilutive net loss per share attributable to the Group’s common shareholders:

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

	2020	2019
	$’000	$’000
Net loss for the year	(188,030)	(140,287)
Weighted-average ordinary shares outstanding – Basic and Diluted	803,901	800,484

Net loss per ordinary share – Basic and Diluted	(0.23)	(0.18)

There have been no other transactions involving ordinary shares between the reporting date and the date of authorization of these financial statements or during the years ended December 31, 2020 and 2019.

The Group had no potentially dilutive ordinary shares in issue during the period ended December 31, 2020 and 2019.

27.	Assets and liabilities classified as held for sale

On January 14, 2021 the Group entered a Share Purchase Agreement (“SPA”) with TELUS Corporation (“TELUS”), a Canadian publicly traded holding company which is the parent of various telecommunication subsidiaries, for the sale of the Babylon Health Canada Limited business. The entire issued share capital of Babylon Health Canada Limited was transferred to TELUS for a base price of $1,800 thousand CAD, which has been adjusted for working capital and net indebtedness, through this transaction. A further $3,500 thousand payment was made by TELUS that was attributable to a partial repayment of an Intercompany Loan due from Babylon Canada to Babylon Partners Limited. The remaining amount of the Intercompany loan was forgiven immediately prior to the execution of the SPA. The transaction met the criteria to be classified as held for sale at December 31, 2020.

The following major classes of assets and liabilities relating to these operations have been classified as held for sale in the consolidated statement of financial position on December 31, 2020:

2020
$’000
Cash and cash equivalents	577
Prepayments and contract assets	1,125
Property, plant and equipment	621
Right-of-use assets	629
Trade and other receivables	330

Assets held for sale	3,282

Accruals and provisions	813
Lease liabilities	607
Trade and other payables	402

Liabilities directly associated with the assets held for sale	1,822

28.	Subsequent events

As discussed in Note 27 on January 14, 2021 the Group sold Babylon Health Canada Limited business through entering into a SPA with TELUS. In January 2021 the Group received an up-front cash payment from TELUS in relation to a 7-year licensing agreement.

Babylon Holdings Limited

Notes to the Consolidated Financial Statements

On April 1 2021, Marcus Zachary DO, OC., an entity that is consolidated by the Babylon Group, entered into a stock purchase agreement to acquire Meritage Medical Network, an independent physician association that also provides management services to various healthcare organizations, based in Northern California for gross consideration of $30.2 million, or $16.2 million, net of cash acquired. Consideration transferred includes $13.8 million in cash paid, net of cash acquired, and $2.4 million in warrants at fair value.

Between January 2021 and August 2021, Babylon Holdings Limited invested a further $2,586 thousand in Health Innovators Inc.

Between January 2021 and August 2021, Babylon Acquisition Corp invested a further $5,000 thousand in Higi.

On June 3, 2021, Babylon announced it entered into a definitive merger agreement with Alkuri Global Acquisition Corp (“Alkuri Group”), a special purpose acquisition company (the “Merger”) following the unanimous approval of the Board of Directors of the Group and Alkuri Group. The transaction is expected to close in the second half of 2021, subject to the approval of Alkuri Global’s stockholders and other customary closing conditions, including applicable regulatory approvals. The transaction is expected to deliver up to $575 million of gross proceeds before transaction costs, including $345 million of cash held in Alkuri Group’s trust account, assuming no redemptions, and $230 million from a private placement. If the transaction is consummated, the combined company will operate as Babylon and plans to trade on the New York Stock Exchange.

On June 30, 2021, the $70,000 thousand Tranche 2 Notes issued on December 16, 2020 converted into Series C Preferred Shares (See Note 21 for further details).

On July 15, 2021, Babylon Holdings entered into a loan agreement with VNV (Cyprus) Limited for $15.0 million. The interest rate on the loan was 14%.

On August 18, 2021, the Group issued $50.0 million in unsecured bonds at a discount of 4.0% (“Unsecured Bonds”), including the non-cash conversion of $8.0 million in borrowings under the loan agreement dated July 15, 2021 with VNV (Cyprus) Limited into Unsecured Bonds. The interest rate on the loan is 10%, with interest payable quarterly. The proceeds from the Unsecured Bonds can be used for general corporate purposes. The Company utilized proceeds of $7.2 million from the Unsecured Bonds to settle the remainder of the loan and interest with VNV (Cyprus) Limited. Cash proceeds from the bond issuance, net of discounts, repayments of borrowings, and transaction expenses, totalled approximately $32.1 million. The Unsecured Bonds have a one-year term and they can be redeemed by Babylon Holdings at any time. Payment of the bonds is mandatory upon completion of a business combination or change in control. Babylon Holdings must maintain a minimum cash balance of $10.0 million to comply with financial covenants.

higi SH Holdings, Inc. and Subsidiaries

Condensed Unaudited Consolidated Interim Financial Statements

For the six months ended June 30, 2021 and 2020

Higi SH Holdings, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

As of June 30, 2021 and December 31, 2020

	2021	2020
Assets
Current Assets
Cash and cash equivalents	$5,458,157	$7,211,024
Accounts receivable, net	2,373,721	2,513,236
Prepaid expenses	318,366	306,521
Other current assets	99,956	99,956
Restricted cash	272,563	272,404

Total current assets	8,522,763	10,403,141

Property and Equipment, Net	114,124	144,626

Other Assets
Intangible assets, net	231,461	263,516
Security deposits	66,014	66,014

Total other assets	297,475	329,530

Total assets	$8,934,362	$10,877,297

See notes to condensed unaudited consolidated financial statements

Higi SH Holdings, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

As of June 30, 2021 and December 31, 2020

	2021	2020
Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$1,012,148	$915,194
Accrued expenses	964,389	1,297,874
Deferred revenue	808,742	1,097,680
Due to employees	7,819	17,885
Note payable	—	1,000,400

Total current liabilities	2,793,098	4,329,033

Long-Term Liabilities
Related party promissory notes	7,000,000	7,000,000
Deferred rent liability	284,074	286,836
Deferred revenue	131,478	73,341
Other long-term liabilities	100,000	100,000

Total long-term liabilities	7,515,552	7,460,177

Total liabilities	10,308,650	11,789,210

Stockholders’ Deficit
Series B preferred stock	4,551	3,904
Series A-3 preferred stock	548	548
Series A-2 preferred stock	71	71
Series A-1 preferred stock	569	569
Common stock	33	33
Additional paid-in capital	89,194,348	84,020,231
Accumulated deficit	(90,574,407)	(84,937,269)

Total stockholders’ deficit	(1,374,288)	(911,913)

Total liabilities and stockholders’ deficit	$8,934,362	$10,877,297

See notes to condensed unaudited consolidated financial statements higi SH Holdings, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations

Six Months Ended June 30, 2021 and 2020

	2021	2020
Revenue
Retail station lease	$2,998,181	$2,959,911
Station unit sales	—	11,400
Non-retail station lease and platform	1,601,944	1,286,056
Other	20,950	33,048

Total revenue	4,621,075	4,290,415

Cost of Revenue
Depreciation of Higi stations	30,190	92,112
Other	3,566,833	3,158,260

Total cost of revenue	3,597,023	3,250,372

Gross income	1,024,052	1,040,043
Operating Expenses	6,969,267	6,400,321

Operating loss	(5,945,215)	(5,360,278)

Other (Income) Expense
Interest expense	610,816	1,040,286
Loss on discount related to conversion of promissory notes	—	4,636,313
Gain on extinguishment of debt	—	(3,000,000)
Forgiveness of paycheck protection program funds	(1,010,020)	—
Depreciation and amortization	32,367	32,367
Net other expense / (income)	(366,837)	2,708,966

Income Tax Expense	58,761	54,556

Net loss	$(5,637,139)	$(8,123,800)

See notes to condensed unaudited consolidated financial statements higi SH Holdings, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Stockholders’ Deficit

Six Months Ended June 30, 2021 and 2020

	Series B Preferred Stock**	Series A-3 Preferred Stock**	Series A-2 Preferred Stock**	Series A-1 Preferred Stock**	Common Stock**	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balances, December 31, 2019	—	548	71	569	33	53,032,165	(71,436,614)	(18,403,228)
2020 net loss	—	—	—	—	—	—	(13,500,655)	(13,500,655)
Conversion of notes payable into Series B Preferred Stock	2,329	—	—	—	—	14,406,659	—	14,408,988
Discount on conversion of notes payable to Series B Preferred Stock	—	—	—	—	—	4,636,313	—	4,636,313
Issuance of Series B Preferred Stock	1,575	—	—	—	—	12,044,929	—	12,046,465
Issuance costs of Series B Preferred Stock	—	—	—	—	—	(166,454)	—	(166,454)
Exercise of common stock options	—	—	—	—	—	6,156	—	6,156
Stock compensation expense	—	—	—	—	—	60,463	—	60,463

Balances, December 31, 2020	3,904	548	71	569	33	84,020,231	(84,937,269)	(911,913)
2021 Net Loss	—	—	—	—	—	—	(5,637,139)	(5,637,139)
Stock compensation expense	—	—	—	—	—	24,784	—	24,784
Issuance of Series B Preferred Stock	647	—	—	—	—	5,149,333	—	5,149,980

Balances, June 30, 2021	$4,551	$548	$71	$569	$33	$89,194,348	$(90,574,408)	$(1,374,288)

See notes to condensed unaudited consolidated financial statements higi SH Holdings, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

Six Months Ended June 30, 2021 and 2020

	2021	2020
Cash Flows From Operating Activities
Net loss	$(5,637,139)	$(8,123,800)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	30,502	92,422
Amortization	32,055	32,055
Stock compensation expense	24,784	18,945
Change in allowance for doubtful accounts	—	56,095
Non-cash interest expense related to convertible promissory notes	—	467,594
Loss on discount related to convertible promissory notes	—	4,636,313
Gain on extinguishment of debt	(1,000,400)	(3,000,000)
Change in deferred rent	(2,762)	1,273
Changes in assets and liabilities:
Accounts receivable	139,515	671,502
Prepaid expenses and other current assets and other assets	(11,844)	101,128
Stations held for sale
Accounts payable	96,954	50,214
Accrued expenses	(333,485)	(245,010)
Deferred revenue	(230,802)	(299,400)

Net cash flows from operating activities	(6,892,622)	(5,540,669)

Cash Flows From Investing Activities
Capital expenditures	—	(46,141)
Decrease in amounts due to employees	(10,066)	(40,867)

Net cash flows from investing activities	(10,066)	(87,008)

Cash Flows From Financing Activities
Proceeds from issuance of convertible promissory notes	—	2,117,249
Proceeds from issuance of Series B preferred stock	5,149,980	6,999,663
Proceeds from exercised common stock units	—	6,156
Proceeds of related party promissory note	—	5,000,000
Principal payments on related party promissory note	—	(5,000,000)
Proceeds from Paycheck Protection Program	—	1,002,538

Net cash flows from financing activities	5,149,980	10,125,606

Net change in cash and cash equivalents	(1,752,708)	4,497,929
Cash, Cash Equivalents and Restricted Cash, Beginning	7,483,428	3,008,433

Cash, Cash Equivalents and Restricted Cash, Ending	$5,730,720	$7,506,362

For supplemental cash flow information, see Note 9.

See notes to condensed unaudited consolidated financial statements higi SH Holdings, Inc. and Subsidiaries

Notes to Condensed Unaudited Consolidated Financial Statements

June 30, 2021

1.	Summary of Significant Accounting Policies

Nature of Operations

higi SH Holdings, Inc. was formed and incorporated under the laws of the state of Delaware in 2017. Upon formation, higi SH holdings, Inc. issued common and preferred shares of stock in return for 100 percent ownership of its operating subsidiary, higi SH LLC (Operating Sub). higi SH Holdings, Inc. and its Subsidiaries shall be collectively referred to as (the Company) throughout these consolidated financial statements. The Company is also comprised of the following subsidiaries: higi SH Canada ULC (Higi Canada), a wholly-owned subsidiary of Operating Sub; and EveryMove, Inc. (EveryMove), a wholly-owned subsidiary of higi SH holdings, Inc., which was dissolved by the Company in October of 2019. The Company incorporated under the laws of the state of Delaware two entities in April of 2021, higi Health Holdings, LLC, and Higi Health, LLC. There was no commercial activity in these entities during the six months ending June 30, 2021.

The Company is a consumer health enablement platform that offers connected care and digital navigation solutions. The Company’s customers are providers, payers and self-funded employers who leverage the Company’s platform to better reach, know, and manage the populations they care for. This is accomplished by activating the 4th Network of Healthcare, leveraging existing points of trust in the communities that customer serve to activate community members into programs, engage them in their health and deliver actionable health recommendations in real time.

Principles of Presentation

The accompanying interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Statements of America for interim financial information and, therefore, do not include all of the information and footnotes required by GAAP for a complete set of financial statements. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the year ended December 31, 2020.

The information contained herein reflects all adjustments necessary for a fair presentation of our results of operations, financial position and cash flows. All such adjustments are of a normal, recurring nature. The results of operations for the interim periods are not necessarily indicative of those expected to be for the full year.

A detailed description of our significant policies and management judgements are contained in our audited consolidated financial statements as of and for the year ended December 31, 2020.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries as noted above. All significant intercompany accounts and transactions have been eliminated in consolidation.

2.	Property and Equipment, Net

Property and equipment consist of the following as of:

	June 30, 2021	December 31, 2020
Higi stations	$42,985,661	$42,985,661
Leasehold improvements	6,688	6,688
Less: accumulated depreciation	42,878,225	42,847,723

Property and equipment, net	$114,124	$144,626

higi SH Holdings, Inc. and Subsidiaries

Notes to Condensed Unaudited Consolidated Financial Statements

June 30, 2021

Depreciation expense was $30,502 and $92,423 for the six months ended June 30, 2021 and 2020, respectively. The Company disposed of old and unused property and equipment during 2021 and 2020. Total gain on disposal of property and equipment was $0 and $0 for the years ended December June 30, 2021 and 2020, respectively

3.	Paycheck Protection Program

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States and rest of the world. This has adversely impacted global economic activity and contributed to significant declines and volatility in financial markets.

On March 27, 2020, in response to the COVID-19 pandemic, the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) was enacted. The CARES Act is an approximately $2 trillion emergency economic stimulus package, which among other things contains numerous income tax provisions applicable to U.S. income tax. Some of these tax provisions are expected to be effective retroactively for years ending before the date of enactment. The Company is currently evaluating the implications of the Act and its impact on the financial statements.

In response to the pandemic, on April 6, 2020, the Company received loan proceeds in the amount of $1,000,400 under the Paycheck Protection Program (PPP) which was established as part of the CARES Act and is administered through the Small Business Administration (SBA). The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty-four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries and wages more than 25 percent during the covered period. Any unforgiven portion is payable over two years if issued before, or five years if issued after, June 5, 2020 at an interest rate of one percent with payments deferred until the SBA remits the borrower’s loan forgiveness amount to the lender, or, if the borrower does not apply for forgiveness, ten months after the end of the covered period. PPP loan terms provide for customary events of default, including payment defaults, breaches of representations and warranties, and insolvency events and may be accelerated upon the occurrence of one or more of these events of default. Additionally, PPP loan terms do not include prepayment penalties.

The Company met the PPP’s loan forgiveness requirements, and therefore, applied for forgiveness during November of 2020. On April 1, 2021, the Company received legal release from the SBA, and therefore, presented the amount forgiven, $1,000,400, as forgiveness of paycheck program funds within the other income section in its 2021 statements of operations.

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

higi SH Holdings, Inc. and Subsidiaries

Notes to Condensed Unaudited Consolidated Financial Statements

June 30, 2021

4.	Promissory Notes

Promissory Notes issued May 2020

On May 14, 2020, the Company and the lender of the Senior Note entered into a Note and Equity Interest Purchase and Redemption Agreement. Under the terms of the agreement, the Company paid $5,000,000 (Note Redemption Price) to the holder of the Senior Note. Upon payment of the Note Redemption Price, the Senior Note was cancelled and terminated, and deemed to be satisfied in full. Subsequent to the cancellation of the Senior Note, the Company entered into a new subordinated secured promissory note (the 2020 Note) in the amount of $2,000,000 with the same holder. The 2020 Note shall be subordinated to the $5,000,000 promissory note, described below. Subject to the terms of the 2020 Note agreement, interest is to be paid monthly at a rate of 11 percent per annum during the first 24 months, and 15 percent per annum through the maturity date in May 2023. The balance outstanding on the 2020 Note as of June 30, 2021 and December 31, 2020 was $2,000,000. Accrued interest on the 2020 Note was $18,082 and $18,685 as of June 30, 2021 and December 31, 2020, respectively. Total interest paid on the 2020 Note was $109,699 during the six months ended June 30, 2021.

In addition to the 2020 Note, the Company entered into a promissory note of $5,000,000 with a new investor. Subject to the terms of the agreement, interest is to paid monthly at a rate of 20 percent per annum. All unpaid principal, together with any accrued and unpaid interest, is due in full by May 2023. The balance outstanding on the promissory note as of June 30, 2021 and December 31, 2020 was $5,000,000, respectively. Accrued interest on the promissory note was $83,333 and $86,111 as of June 30, 2021 and December 31, 2020, respectively. Total interest paid on the promissory note was $505,556 for the six months ended June 30, 2021.

5.	Stockholders’ Equity

Recapitalization

On June 26, 2018, the Company executed a Series C-2 Preferred Stock (Series C-2 Preferred) Purchase Agreement whereby investors purchased 5,785,714 of Series C-2 Preferred for $2.80 per share for a total purchase price of $16,200,000 (the Series C-2 Financing). Concurrent with the sale of the Series C-2 Preferred, holders of previously issued promissory notes with principal balances of $6,825,000 were converted into 6,093,750 shares of $0.0001 par value, Series C-1 Preferred Stock (Series C-1 Preferred) at a conversion price of $1.12 per share, a 60 percent discount to the C-2 Preferred Stock offering price of $2.80 per share. The Company recorded a non-cash loss of $10,237,500 on conversion of the promissory notes. Any outstanding accrued interest was paid out in cash to the promissory note holders at the time of conversion. The terms of the Series C-1 Preferred shall otherwise be consistent with the Series C-2 Preferred.

On July 25, 2019, the holders of Series C-1 Preferred and Series C-2 Preferred executed a Recapitalization Agreement and consent to file with the Secretary of State of the State of Delaware the Third and Amended and Restated Certification of Incorporation (the Agreement).

Under the terms of the Agreement, C-1 and C-2 Preferred (Preferred C) stockholders were recapitalized based on their level of participation in the 2019 Convertible Notes. The level of participation, as defined in the 2019 Convertible Note agreement, is an amount equal to the product of $7,000,000, multiplied by a fraction (the stockholders Preferred C shares held divided by the total Preferred C shares issued and outstanding), or (Minimum Participation Amount). Each share of Series C-1 Preferred Stock where the holder did not fund their calculated Minimum Participation Amount were converted automatically into Series A-1 Preferred Stock (Series A-1 Preferred). Each share of Series C-2 Preferred Stock where the higi SH Holdings, Inc. and Subsidiaries

Notes to Condensed Unaudited Consolidated Financial Statements

June 30, 2021

holder did not fund their calculated Minimum Participation Amount were automatically converted into Series A-2 Preferred Stock (Series A-2 Preferred). Each share of Series C-1 or C-2 Preferred Stock where the holder funded their Minimum Participation Amount were automatically converted to Series A-3 Preferred Stock (Series A-3 Preferred).

Preferred Stock (Prior to Recapitalization on July 25, 2019)

Series C-1 Preferred: The Company had 6,093,750 shares of $0.0001 par value, Series C-1 Preferred issued and outstanding at December 31, 2018. The Company was authorized to issue up to 6,093,750 shares of Series C-1 Preferred.

Series C-2 Preferred: The Company had 5,785,714 shares of $0.0001 par value, Series C-2 Preferred issued and outstanding at December 31, 2018. The Company was authorized to issue up to 6,071,428 shares of Series C-2 Preferred.

Preferred Stock (After Recapitalization)

Series A-1 Preferred: The Company has 5,691,964 shares of $0.0001 par value, Series A-1 Preferred issued and outstanding at December 31, 2020 and 2019. The Company is authorized to issue up to 5,691,964 shares of Series A-1 Preferred.

Series A-2 Preferred: The Company has 714,286 shares of $0.0001 par value, Series A-2 Preferred issued and outstanding at December 31, 2020 and 2019. The Company is authorized to issue up to 714,286 shares of Series A-2 Preferred.

Series A-3 Preferred: The Company has 5,473,214 shares of $0.0001 par value, Series A-3 Preferred issued and outstanding at December 31, 2020 and 2019. The Company is authorized to issue up to 6,811,660 shares of Series A-3 Preferred.

On May 15, 2020, the Company closed the Series B Preferred Stock Purchase Agreement (“Series B SPA”) with a group of new and existing investors. The per share price of the Series B Preferred Stock (Series B Preferred) was $0.796395 per share. As part of the Series B SPA, the Company issued 9,417,015 shares of Series B Preferred. Total initial proceeds from the Series B Preferred capital raise was $7,499,663.67, with the ability to request up to a maximum additional total of $10,000,000, from an investor, amongst four tranches in the months of July and November 2020, and March and July 2021. As of December 31, 2020, the Company received proceeds in the amount of $5,000,000 from the July and November 2020 tranches. Under the terms of the 2019 and 2020 Convertible Notes, as described in Note 6, the holders of the 2019 and 2020 Convertible Notes converted their capital into 23,286,647 shares of Series B Preferred Stock at a 25 percent discount for a per share price of $0.597297. The Company recognized the shareholder’s beneficial conversion discount on the conversion of the 2019 and 2020 Convertible Notes in the amount of $4,636,324.84 on the consolidated statement of operations during 2020.

On February 3, 2021, the Company’s growth was funded through issuance of additional shares of Series B Preferred by an executed agreement with a new investor. Proceeds in the amount of $150,000 were received on March 30, 2021.

On February 15, 2021, the Company amended the Series B Preferred SPA. Under the terms of the agreement, at any time through June 30, 2021, the Company may issue additional shares of Series B Preferred, up to an aggregate of 1,197,339 total shares. Furthermore, prior to the amendment of the higi SH Holdings, Inc. and Subsidiaries

Notes to Condensed Unaudited Consolidated Financial Statements

June 30, 2021

Series B Preferred Stock Purchase Agreement, the Company was provided the ability to request up to a maximum additional total of $10,000,000, from an investor, amongst four tranches in the months of July and November 2020 and March and July 2021. As described above, the Company issued additional shares in July and November 2020 for an aggregate of $5,000,000. Pursuant to the terms of the amended Series B Preferred Stock Purchase Agreement, the Company may request a funding amount of up to $1,000,000, on a monthly basis, of additional Series B Preferred through June 1, 2021, with the investor, for a total of $5,000,000. As of August 24, 2021, the Company has received funding installments totaling $5,000,000 in 2021.

Concurrently with the execution of the Series B Preferred Stock Purchase Agreement, the Company amended the terms of the acquisition option agreement with the investor. Pursuant to the amendment of the acquisition option agreement, the investor was to pay a $6,000,000 licensing revenue commitment no later than July 1, 2021 and an additional $4,000,000 by March 31, 2022. On July 1, 2021 the Company agreed to new terms with the investor whereas the investor is required to pay the licensing revenue commitment in two tranches of $3,000,000 within 90 days and 120 days. At any time, the Company may request all or part of the licensing fee to be paid by the investor within 5 business days. At any time, the Company may request all or part of the licensing fee to paid by the investor within 5 business days.

The following rights and privileges of the Company’s Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, and Series B Preferred (collectively, Preferred Stock) incorporate the amendments pursuant to the Agreement of higi SH Holdings, Inc. (the Corporation):

Conversion Rights

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of (i) with respect to the Series A Preferred, Class A Voting Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (defined below) in effect at the time of conversion and (ii) with respect to the Series B Preferred as is determined, Class B Voting Stock by dividing the Series B Original Issue Price by the Series B Conversion Price (defined below) in effect at the time of conversion. The Series A Conversion Price shall initially be equal to $2.80 and the Series B Conversion Price shall be equal to $0.796395. Such initial Series A Conversion Price, and initial Series B Conversion Price, and the rate at which each series shares of Preferred Stock may be converted into shares of Common Stock.

In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the voting power of the shares of Voting Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (it being understood, for the avoidance of doubt, that (i) each share of Series A-1 Preferred shall initially be entitled to 0.65 votes per share, (ii) each share of Series A-2 Preferred shall initially be entitled to 1.00 votes per share, (iii) each share of Series A-3 Preferred shall be initially entitled to 1.00 votes per share and higi SH Holdings, Inc. and Subsidiaries

Notes to Condensed Unaudited Consolidated Financial Statements

June 30, 2021

(iv) each share of Series B Preferred Stock shall be initially entitled to 1.00 votes per share). Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on an as-converted basis.

Protective Provisions

At any time when at least twenty percent (20 percent) of the originally issued shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the holders of the voting power of the shares of Common Stock then issued or issuable upon conversion of the shares of Preferred Stock, (i) liquidate, dissolve or windup the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, (ii) amend, alter or repeal any provision of the Corporation’s Restated Certificate of Incorporation or bylaws, (iii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, (iv) increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock, (v) reclassify, alter or amend any existing security of the Corporation, (vi) purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, (vii) create, or authorize the creation of, or issue, or authorize the issuance of any debt security, (viii) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or (ix) increase or decrease the authorized number of directors constituting the Board of Directors.

higi SH Holdings, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

June 30, 2021

Dividends

From and after the date of the issuance of any shares of Preferred Stock, dividends at the rate per annum of (i) $0.0637116 per share shall accrue on such shares of Series B Preferred (solely with respect to that portion of the Series B Original Issue Price that has been fully paid and calculated from the date of such payment) and (ii) $0.224 per share shall accrue on such shares of Series A Preferred (together, the Accruing Dividends). Accruing Dividends shall accrue from day-to-day, whether or not declared, and shall be cumulative. Accruing Dividends on the Preferred Stock are payable only when, as, and if declared by the Company’s Board of Directors. No dividends had been declared as of December 31, 2020 and 2019. Accrued dividends on Preferred Stock had a balance of $9,834,624 and $4,031,597 as of December 31, 2020 and 2019, respectively. In the event of a voluntary or involuntary liquidation of the Corporation, the dividends paid on each share of Preferred Stock are subject to the preferential payments to holders of Series B, A-1, A-2 and A-3 stock, as defined the Agreement.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series B Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) two times the Series B Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount such holder would have received if all shares of Series B Preferred had been converted into Common Stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series B Preferred, the holders of shares of Series A-3 Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A-1 Preferred, Series A-2 Preferred and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) two times the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount such holder would have received if all shares of Series A-3 Preferred had been converted into Common Stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series B and Series A-3 Preferred, the holders of shares of Series A-1 Preferred and Series A-2 Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) one times the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount such holder would have received if all shares of Series A-1 Preferred and Series A-2 Preferred had been converted into Common Stock.

If upon any such liquidation, dissolution, or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A-1 Preferred and Series A-2 Preferred the full amount to which they shall be entitled, the holders of shares of Series A-1 Preferred and Series A-2 Preferred shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or without respect to such shares were paid in full.

Common Stock

The Company is authorized to issue (i) 58,642,536 shares of voting Common Stock, $0.0001 par value per share, 5,691,964 of which shall be Class A-1 Voting Common Stock, 714,286 of which shall be Class A-2 Common Voting Stock, 5,473,214 of which shall be Class A-3 Voting Common Stock and together and the Class A-1 Voting Common Stock and the Class A-2 Voting Common Stock, collectively the “Class A Voting Common Stock”, and 46,516,322 of which shall be Class B Voting Common Stock, together with the Class A Voting Common Stock, collectively the “Voting Common Stock” and (ii) 16,697,030 shares of non-voting Common Stock, $0.0001 par value per share, (the Class NV Common Stock). As of December 31, 2020, 246,750 shares of Voting Common Stock and 104,326 Class NV Common Stock were issued and outstanding. As of December 31, 2019, 246,750 shares of Voting Common Stock and 108,000 Class NV Common Stock were issued and outstanding.

General

The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock.

Voting Rights

The holders of the Class B Voting Common Stock are entitled to one vote for each share of voting Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). The holders of the Class A-3 Voting Common Stock are entitled to one vote for each share of voting Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). The holders of the Class A-2 Voting Common Stock are entitled to one vote for each share of voting Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). The holders of the Class A-1 Voting Common Stock are entitled to 0.65 vote for each share of voting Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The holders of Class NV Common Stock shall not be entitled to any voting rights. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of lncorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote.

6.	Commitments and Contingencies

Operating Lease

The Company leases office space under an operating lease that expires on October 31, 2029. The Company is responsible for its proportionate share of utilities and building maintenance.

Below are the future minimum rental payments under the non-cancelable operating lease as of June 30, 2021 and for each of the next five years:

Amount
Years ending December 31:
2021 (Remainder)	$166,820
2022	340,567
2023	349,082
2024	357,809
2025	366,754
2026	375,923
Thereafter	713,082

Total	$2,670,037

Rent expense, which includes utilities and month-to-month rental charges, was $277,849 and $271,661 for the years ended June 30, 2021 and 2020, respectively.

Under the terms of the operating lease, the Company provides an irrevocable standby letter of credit as a security deposit totaling $167,255 as of June 30, 2021 and December 31, 2020.

Litigation

During 2020, the Company entered into a lawsuit and subsequent settlement with a third party for amounts awarded in the settlement. Amounts owed to the third party are paid in installments over the next three years. The Company has recorded a liability for the settlement amount of the suit, which is included in accrued expenses in the consolidated balance sheet as of December 31, 2020. The Company has accrued a long-term portion of the settlements in the amount of $100,000 as other long-term liabilities on the consolidated balance sheet as of June 30, 2021 and December 31, 2020.

The Company is not aware of any pending legal claims which require accrual or disclosure. The Company is sometimes party to various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

7.	Major Customers

Three of the Company’s customers accounted for approximately 39 percent of total revenues for the six months ended June 30, 2021. The customers accounted for approximately 30 percent of total accounts receivable as of June 30, 2020. One of the Company’s other customers had an outstanding balance in accounts receivable that accounted for 26 percent of total accounts receivable as of June 30, 2021. No other customers accounted for greater than 10 percent of total revenues or maintained a balance due of greater than 10 percent of accounts receivable as of and for the six months June 30, 2021.

Three of the Company’s customers accounted for approximately 41 percent of total revenues for the six months ended June 30, 2020. The customers accounted for approximately 40 percent of total accounts receivable as of June 30, 2020. One of the Company’s other customers had an outstanding balance in accounts receivable that accounted for 21 percent of total accounts receivable as of December 31, 2020. No other customers accounted for greater than 10 percent of total revenues or maintained a balance due of greater than 10 percent of accounts receivable as of and for the six months ended June 30, 2020.

8.	Stock-Based Compensation

On June 26, 2018, the Company’s Board amended the original higi SH Holdings, Inc. Stock Incentive Plan (the Option Plan) after the recapitalization and reorganization. The purpose of the Option Plan is to enable the Company to attract, retain, reward and motivate individuals by providing them with an opportunity to acquire and increase proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company. The Option Plan permits the granting of incentive stock options, non-qualified stock options, restricted stock awards and other equity-based awards to its employees, consultants, service providers and directors for up to 3,169,982 shares of common stock. On March 15, 2020, the Board approved an additional 13,404,722 shares of common stock of the Company for a total of 16,574,704 shares reserved for issuance under the Option Plan.

As of June 30, 2021, there were 13,044,173 options outstanding, of which 7,703,044 were exercisable and had a weighted average exercise price of $0.01.

9.	Supplemental Cash Flow Information

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total same such amounts shown in the consolidated statements of cash flows:

	2021	2020
Cash and cash equivalents	$5,458,157	$7,231,742
Restricted cash	272,563	274,620

Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$5,730,720	$7,506,362

Supplemental Cash Flow Disclosures
Cash paid for interest	$615,254	$608,514

Cash paid for income taxes	$228,195	$81,967

Noncash Investing and Financing Activities
Conversion of promissory notes to Series B Preferred Stock	$—	$$14,048,998

10.	Subsequent Events

The Company has evaluated subsequent events September 27, 2021, the date the consolidated financial statements were approved to be issued, for events that would have a material impact on the consolidated financial statements. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Independent Auditors’ Report

To the Stockholders and Board of Directors of

higi SH Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of higi SH Holdings, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2020 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of higi SH Holdings, Inc. and Subsidiaries as of December 31, 2020 and the results of their operations and cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly US, LLP

Chicago, Illinois

August 24, 2021

higi SH Holdings, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2020

Assets
Current Assets
Cash and cash equivalents	$7,211,024
Accounts receivable, net	2,513,236
Prepaid expenses	306,521
Other current assets	99,956
Restricted cash	272,404

Total current assets	10,403,141

Property and Equipment, Net	144,626

Other Assets
Intangible assets, net	263,516
Security deposits	66,014

Total other assets	329,530

Total assets	$10,877,297

See notes to consolidated financial statements

higi SH Holdings, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2020

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$915,194
Accrued expenses	1,297,874
Deferred revenue	1,097,680
Due to employees	17,885
Note payable	1,000,400

Total current liabilities	4,329,033

Long-Term Liabilities
Related party promissory notes	7,000,000
Deferred rent liability	286,836
Deferred revenue	73,341
Other long-term liabilities	100,000

Total long-term liabilities	7,460,177

Total liabilities	11,789,210

Stockholders’ Deficit
Series B preferred stock	3,904
Series A-3 preferred stock	548
Series A-2 preferred stock	71
Series A-1 preferred stock	569
Common stock	33
Additional paid-in capital	84,020,231
Accumulated deficit	(84,937,269)

Total stockholders’ deficit	(911,913)

Total liabilities and stockholders’ deficit	$10,877,297

See notes to consolidated financial statements

higi SH Holdings, Inc. and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31, 2020

Revenue
Retail station lease	$5,818,075
Station unit sales	41,000
Non-retail station lease and platform	3,547,850
Other	79,559

Total revenue	9,486,484

Cost of Revenue
Depreciation of Higi stations	151,104
Other	6,675,854

Total cost of revenue	6,826,958

Gross income	2,659,526
Operating Expenses	12,533,698

Operating loss	(9,874,172)

Other (Income) Expense
Interest expense	1,660,100
Loss on discount related to conversion of promissory notes	4,636,313
Gain on extinguishment of debt	(3,000,000)
Other expenses	250,000
Gain on disposal of fixed assets	(15,000)

Net other expense	3,531,413

Income Tax Expense	95,070

Net loss	$(13,500,655)

See notes to consolidated financial statements

higi SH Holdings, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Deficit

Year Ended December 31, 2020

	Series B Preferred Stock**	Series A-3 Preferred Stock**	Series A-2 Preferred Stock**	Series A-1 Preferred Stock**	Common Stock**	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balances, December 31, 2019	—	548	71	569	33	53,032,165	(71,436,614)	(18,403,228)
Net loss	—	—	—	—	—	—	(13,500,655)	(13,500,655)
Conversion of notes payable into Series B Preferred Stock	2,329	—	—	—	—	14,406,659	—	14,408,988
Discount on conversion of notes payable to Series B Preferred Stock	—	—	—	—	—	4,636,313	—	4,636,313
Issuance of Series B Preferred Stock	1,575	—	—	—	—	12,044,929	—	12,046,504
Issuance costs of Series B Preferred Stock	—	—	—	—	—	(166,454)	—	(166,454)
Exercise of common stock options	—	—	—	—	—	6,156	—	6,156
Stock compensation expense	—	—	—	—	—	60,463	—	60,463

Balances, December 31, 2020	$3,904	$548	$71	$569	$33	$84,020,231	$(84,937,269)	$(911,913)

**	See Note 7 for shares issued, authorized and outstanding

See notes to consolidated financial statements

higi SH Holdings, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2020

Cash Flows From Operating Activities
Net loss	$(13,500,655)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	151,726
Amortization	64,112
Stock compensation expense	60,463
Change in allowance for doubtful accounts	(517,601)
Accrued interest expense related to convertible promissory notes	467,594
Loss on discount related to convertible promissory notes	4,636,313
Gain on extinguishment of debt	(3,000,000)
Gain on disposal of property and equipment	(15,000)
Change in deferred rent	1,202
Changes in assets and liabilities:
Accounts receivable	686,399
Prepaid expenses and other current assets and other assets	3,417
Accounts payable	96,091
Accrued expenses	148,995
Deferred revenue	190,749
Other long-term liabilities	100,000

Net cash flows from operating activities	(10,426,195)

Cash Flows From Investing Activities
Capital expenditures	(93,745)
Decrease in amounts due to employees	(23,920)
Proceeds from sale of property and equipment	15,000

Net cash flows from investing activities	(102,665)

Cash Flows From Financing Activities
Proceeds from issuance of convertible promissory notes	2,117,249
Proceeds from issuance of Series B preferred stock	12,046,504
Professional fees related to issuance of Series B preferred stock	(166,454)
Proceeds from exercised common stock units	6,156
Proceeds of related party promissory note	5,000,000
Principal payments on related party promissory note	(5,000,000)
Proceeds from note payable	1,000,400

Net cash flows from financing activities	15,003,855

Net change in cash and cash equivalents	4,474,995
Cash, Cash Equivalents and Restricted Cash, Beginning	3,008,433

Cash, Cash Equivalents and Restricted Cash, Ending	$7,483,428

For supplemental cash flow information, see Note 14.

See notes to consolidated financial statements

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

1.	Summary of Significant Accounting Policies

Nature of Operations

higi SH Holdings, Inc. was formed and incorporated under the laws of the state of Delaware in 2017. Upon formation, higi SH holdings, Inc. issued common and preferred shares of stock in return for 100 percent ownership of its operating subsidiary, higi SH LLC (Operating Sub). higi SH Holdings, Inc. and its Subsidiaries shall be collectively referred to as (the Company) throughout these consolidated financial statements. The Company is also comprised of the following subsidiaries: higi SH Canada ULC (Higi Canada), a wholly-owned subsidiary of Operating Sub; and EveryMove, Inc. (EveryMove), a wholly-owned subsidiary of higi SH holdings, Inc., which was dissolved by the Company in October of 2019.

The Company is a consumer health enablement platform that offers connected care and digital navigation solutions. The Company’s customers are providers, payers and self-funded employers who leverage the Company’s platform to better reach, know and manage the populations they care for. This is accomplished by activating the 4th Network of Healthcare, leveraging existing points of trust in the communities that customer serve to activate community members into programs, engage them in their health and deliver actionable health recommendations in real time.

Principles of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries as noted above. All significant intercompany accounts and transactions have been eliminated in consolidation.

Foreign Currency

The Canadian Dollar is the functional currency of the Company’s wholly-owned foreign subsidiary, Higi Canada. Assets and liabilities of the foreign subsidiaries whose functional currency are not the United States Dollar (USD) are translated into USD using an exchange rate in effect at the balance sheet date. Revenues and expenses are translated using the average exchange rates for the year. Equity transactions are translated using historical exchange rates. Foreign currency translation adjustments have been immaterial to date and are included in cost of revenue in the consolidated statement of operations.

Foreign currency transactions produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the amount of functional currency cash flows (cash required) upon settlement of the transaction. Gains and losses for all transactions denominated in a currency other than the functional currency are recognized in the period incurred and included in operating expenses on the accompanying consolidated statement of operations.

Cash and Cash Equivalents

The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less.

The Company had a cash balance of $789,208 held in foreign bank accounts as of December 31, 2020. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risks.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Accounts Receivable

Accounts receivable are stated at net invoice amounts. Accounts receivable are subject to collection risk. Gross accounts receivable are reduced for this risk by the allowance for doubtful accounts. The allowance for doubtful accounts is based on specifically identified amounts that the Company believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. Any unanticipated change in one of those customers’ credit worthiness or other matters affecting the collectability of amounts due from such customers could have a material effect on the Company’s results of operations in the period in which such changes or events occur. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. Management has recorded an allowance for doubtful accounts of $64,257 as of December 31, 2020.

Property and Equipment

Property and equipment are recorded at cost. The straight-line method is used for computing depreciation and amortization. Costs of maintenance and repairs are charged to expense when incurred. Provisions for depreciation and amortization of property and equipment are computed using straight-line methods over the following estimated useful lives or, for leasehold improvements, the lease term if shorter:

Higi stations	3 years
Leasehold improvements	3 - 5 years

Software Development Costs

Accounting principles generally accepted in the United States of America (U.S. GAAP) require the capitalization of qualifying computer software costs, which are incurred during the application development stage. The Company evaluates internal use software development costs to determine if any costs qualify for capitalization. To date, the Company has determined that due to the iterative nature of the development process of new internal use software, the development stage is ongoing. As such, the development costs are expensed in the period they are incurred in the consolidated statement of operations.

Intangible Assets

The Trade name of $156,554 as of December 31, 2020, net of accumulated amortization, is recorded on the consolidated balance sheet and is amortized over 10 years. The patent license of $106,962 as of December 31, 2020, net of accumulated amortization, is recorded on the consolidated balance sheet and is amortized over 10 years.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount should be evaluated. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset in conjunction with its asset group compared to the estimated undiscounted cash flows expected to be generated by the asset group. If the carrying amount of the asset group exceeds its estimated undiscounted cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset group exceeds the fair value. To date, there have been no such losses.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Deferred Rent Liability

The Company records the total rent payable during the lease term on a straight-line basis and records the difference between rents paid and the straight-line rent as a deferred rent liability on the consolidated balance sheet.

Revenue Recognition Policy

The Company derives revenues primarily from retail station leases, hosted subscription services, Higi station unit sales and related professional services. Revenues are recognized when control of these products and services is transferred to customers, in an amount that reflects the consideration expected to be entitled to in exchange for those services.

Revenue is recognized upon transfer of control of promised products and services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. In some instances, the Company enters into arrangements with multiple distinct promises that generally include subscriptions, support, installation costs and professional services. Each identified distinct performance obligation is allocated consideration and accounted for separately. If the consideration promised in a contract includes a variable amount, for example, contingent fees or service level penalties, the Company includes an estimate of the amount it expects to receive for the total transaction price if it is probable that a significant reversal of cumulative revenue recognized will not occur.

The Company determines revenue recognition through the following steps:

•	Identification of the contract or contracts, with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when or as, the Company satisfies a performance obligation

Retail Station Lease Revenues

Retail station revenues are comprised of monthly per station fees that provide retail customers with access to a Higi station and connectivity in locations agreed-upon in the customer’s contractual agreement. Customers gain access to a hosted platform on the kiosk station, along with related support and updates during the term of the arrangement. The cloud-based software as a service (SaaS) product allows customers to access their daily health metrics through the Higi platform.

The Company recognizes revenue over-time and applies the “right to invoice” practical expedient on station revenues. As a result, the Company recognizes revenue at the invoice amount when the entity has a right to invoice a customer. The amount corresponds directly with the value transferred to the customer of the Company’s performance completed to date, in this case number of active stations. The majority of the Company’s customers are invoiced on a monthly basis following the month of the delivery of services, typically payable within 30 days and are required to make payments under standard credit terms. Contracts are generally one year or longer in length and non-cancelable. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether transfer of control to customers has occurred.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Non-Retail Platform & Station Lease Revenues

Non-retail station and platform service revenues are comprised of fees that provide customers with Higi stations, connectivity and access to the Company’s customizable hosted population health services and programs, including on-going data delivery, implementation services and related support and updates during the term of the arrangement.

Revenue is generally recognized on a ratable basis over the contract term beginning on the date that the service is made available to the customer. Subscription contracts are generally one year or longer in length, billed in advance or monthly in-arrears and non-cancelable. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether transfer of control to customers has occurred.

Station Unit Sales

The Company sells Higi stations directly to certain customers. Revenue is recognized at a point-in-time for station unit sales once all obligations under the terms of delivery of the stations has been completed.

Professional Services Revenues

Professional services revenues primarily consist of fees for installation of Higi stations and other implementation costs. Revenue is generally recognized in the period services are transferred to the customer.

Contracts with Multiple Performance Obligations

The Company enters into contracts with its customers that may contain multiple performance obligations. A performance obligation is a promise in a contract with a customer to transfer products or services that are distinct. Determining whether products and services are distinct performance obligations that should be accounted for separately or combined as one unit of accounting may require significant judgment.

For these contracts, the Company accounts for individual performance obligations separately if the products or services are often sold separately. The transaction price is allocated to the separate performance obligations on a relative standalone selling price (SSP) basis. The Company determines SSP by considering its overall pricing objectives and market conditions. Significant pricing practices taken into consideration include the Company’s discounting practices, the size and volume of the Company’s transactions, the customer demographic, the geographic area where services are sold, price lists, its go-to-market strategy, historical sales and contract prices. As the Company’s go-to-market strategies evolve, the Company may modify its pricing practices in the future, which could result in changes to SSP.

In certain cases, the Company is able to establish SSP based on observable prices of products or services sold separately in comparable circumstances to similar customers. The Company uses a single amount to estimate SSP when it has observable prices.

Contract Assets and Deferred Revenues

The timing and amount of revenue recognition may differ in certain situations from the billing terms due to the pattern of delivery for each identified distinct performance obligation. The Company records a contract asset when revenue recognized on a contract exceeds the billings and deferred revenue when the billings on a contract higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

exceed the revenue recognized. The Company has no recorded contract assets on the consolidated balance sheet as of December 31, 2020. Customer payments received in advance of revenue recognition are contract liabilities and are recorded as deferred revenue.

Incremental Costs

The Company’s incremental costs of fulfilling a contract primarily consist of costs associated with installation and delivery of Higi stations to customers. Fulfillment costs are expensed as incurred as installation services are recognized at a point-in-time as a separate distinct performance obligation.

Cost of Revenues

Costs of the SaaS platform primarily consist of the costs of hosting the SaaS product, platform related software and integration fees, connectivity and maintenance, shipping and installation and depreciation expense associated with the Higi stations. Hosting costs, platform related software and integration fees are expensed as incurred based upon actual usage. Connectivity and maintenance, shipping and installation costs are expensed as incurred upon the go-live of the station kiosks at the customer’s locations. Provisions for depreciation of Higi stations are computed using straight-line methods over the estimated term of the arrangement.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was $6,064 for the year ended December 31, 2020.

Stock-Based Compensation

The Company accounts for its stock-based compensation awards in accordance with U.S. GAAP, which requires all stock-based compensation to employees, including grants of employee stock options and restricted stock units, to be recognized in the consolidated statement of operations based on the their grant date fair values.

Compensation expense related to awards is recognized on a straight-line basis based on the grant date fair value over the associated service period of the award, which is generally the vesting term. The Company uses the Black-Scholes option pricing model to determine the grant date fair value of options granted. The fair value of restricted stock units is based on the number of shares granted and the fair value on the date of grant determined by an independent third party.

Sales Tax

The Company’s lease and platform based revenues from Higi stations and SaaS contracts may be subject to sales tax in certain states. The Company charges and collects sales tax, when appropriate, from customers in the United States. Revenues are reported net of such amounts. Collected taxes are remitted to the appropriate state or local entity on a periodic basis. The Company’s terms and conditions with its customers contain provisions allowing the Company to bill its customers for sales based tax if it is owed. For jurisdictions where the Company has accrued such estimated liabilities, the actual liabilities upon final settlement may differ based upon the jurisdictions’ conclusion on the taxability of the Company’s revenue and the Company’s opportunities to mitigate such liabilities. The Company has accrued an estimated liability of $94,723 as of December 31, 2020. In certain other jurisdictions, while the Company believes that its revenue is not subject to sales tax, the Company’s position may be challenged by state and local taxing authorities. No amounts have been recorded related to such situations in the accompanying consolidated financial statements.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

International Taxes

The Company is required to pay a non-resident withholding tax on revenues derived from Canadian based customers. This tax is included in income taxes on the consolidated statement of operations. Total unpaid non-resident withholding taxes was $85,334 as of December 31, 2020. The Company is responsible for collecting and remitting a goods and services tax (GST) and harmonized sales tax (HST) on services provided to their customers located in Canada. Total unpaid GST/HST was $34,031 as of December 31, 2020.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. In accordance with U.S. GAAP, the Company classifies all deferred tax assets and liabilities as noncurrent in the consolidated balance sheet. When applicable, interest and penalties incurred on uncertain tax positions are calculated based on guidance from the relevant tax authority and included in income tax expense.

The Company is subject to the accounting standard for uncertainty in income taxes. The tax effects from an uncertain tax position can be recognized in the consolidated financial statements, only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company recognizes the consolidated financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized, upon ultimate settlement with the relevant tax authority. The Company’s policy is to record interest and penalties related to income tax liabilities in income tax expense.

Fair Value of Financial Instruments

The Company is subject to the accounting standard for fair value measurements, which provides a framework for measuring, reporting and disclosing fair value. This applies to all assets and liabilities that are measured, reported and/or disclosed on a fair value basis.

The Company’s short-term financial instruments consist of the following: cash and cash equivalents, restricted cash, accounts receivable and accounts payable. The carrying values of these short-term financial instruments approximate their estimated fair values based on the instruments’ short-term nature.

The recorded values of convertible promissory notes, note payable and related party convertible promissory notes approximate their fair values, as interest approximates market rates.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Recent Accounting Pronouncements

During February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. During 2018, the FASB also issued ASU No. 2018-01, Land Easement Practical Expedient, which permits an entity to elect an optional transition practical expedient to not evaluate land easements that existed or expired before the entity’s adoption of Topic 842 and that were not previously accounted for under ASC 840; ASU 2018-10, Codification Improvements to Topic 842, Leases, which addresses narrow aspects of the guidance originally issued in ASU No. 2016- 02; ASU 2018-11, Targeted Improvements, which provides entities with an additional (and optional) transition method whereby an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption and also provides lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component; and ASU No. 2018-20, Narrow-Scope Improvements for Lessors, which addresses sales and other similar taxes collected from lessees, certain lessor costs and the recognition of variable payments for contracts with lease and nonlease components. Topic 842 (as amended) is effective for annual periods beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently assessing the effect that Topic 842 (as amended) will have on its consolidated results of operations, financial position and cash flows.

During August 2018, the FASB issued ASU No. 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. ASU No. 2018-15 requires an entity (customer) in a hosting arrangement that is a service contract to follow the guidance of Subtopic 350-40 to determine which implementation costs to capitalize as an asset related to the service contract and which costs to expense. The amendments also require the entity (customer) to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement and apply the existing impairment guidance in Subtopic 350-40 to the capitalized implementation costs as if the costs were long-lived assets. Lastly, the amendment addresses the presentation of expenses in the statement of income, payments in the statement of cash flows and capitalized implementation costs in the statement of financial position. ASU No. 2018-15 is effective for fiscal years beginning after December 15, 2020 and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently assessing the effect that ASU No. 2018-15 will have on its consolidated results of operation, financial position and cash flows.

2.	Property and Equipment, Net

Property and equipment consist of the following at December 31, 2020:

Higi Stations	$42,985,661
Leasehold improvements	6,688
Less accumulated depreciation	(42,847,723)

Property and equipment, net	$144,626

Depreciation expense was $151,726 for the year ended December 31, 2020. The Company disposed of old and unused property and equipment during 2020. Total gain on disposal of property and equipment was $15,000 for the year ended December 31, 2020.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

3.	Intangible Assets, Net

Intangible assets consist of the following at December 31, 2020:

	Gross Carrying Value	Accumulated Amortization	Net Intangible Assets	Estimated Useful Lives (Years)
Patent license	$388,950	$(281,988)	$106,962	10
Trade name	252,167	(95,613)	156,554	10

	$641,117	$(377,601)	$263,516

Amortization expense was $64,112 for the year ended December 31, 2020.

Future estimated amortization over the next five years as of December 31, 2020 is as follows:

	Trade Name	Patent License
Years ending December 31:
2021	$25,217	$38,895
2022	25,217	38,895
2023	25,217	29,172
2024	25,217	—
2025	25,217	—
Thereafter	30,469	—

Total	$156,554	$106,962

4.	Accrued Expenses

Accrued expenses consist of the following at December 31, 2020:

Accrued compensation	$419,129
Accrued legal	76,328
Accrued settlements	50,000
Accrued sales and personal property taxes	160,345
Accrued international taxes	119,365
Accrued medical excise taxes	136,600
Accrued interest	111,977
Accrued revenue share	31,999
Accrued payroll benefits	34,300
Other accrued expenses	157,831

Total	$1,297,874

5.	Paycheck Protection Program

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States and rest of the world. This has adversely impacted global economic activity and contributed to significant declines and volatility in financial markets.

On March 27, 2020, in response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (the CARES Act) was enacted. The CARES Act is an approximately $2 trillion emergency economic higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

stimulus package, which among other things contains numerous income tax provisions applicable to U.S. income tax. Some of these tax provisions are expected to be effective retroactively for years ending before the date of enactment. The Company is currently evaluating the implications of the Act and its impact on the financial statements.

In response to the pandemic, on April 6, 2020, the Company received loan proceeds in the amount of $1,000,400 under the Paycheck Protection Program (PPP) which was established as part of the CARES Act and is administered through the Small Business Administration (SBA). The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty-four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries and wages more than 25 percent during the covered period. Any unforgiven portion is payable over two years if issued before or five years if issued after, June 5, 2020 at an interest rate of one percent with payments deferred until the SBA remits the borrower’s loan forgiveness amount to the lender or, if the borrower does not apply for forgiveness, ten months after the end of the covered period. PPP loan terms provide for customary events of default, including payment defaults, breaches of representations and warranties and insolvency events and may be accelerated upon the occurrence of one or more of these events of default. Additionally, PPP loan terms do not include prepayment penalties.

The Company met the PPP’s loan forgiveness requirements and therefore, applied for forgiveness during November of 2020. On April 1, 2021, the Company received legal release from the SBA and therefore, will record the amount forgiven, $1,000,400, as forgiveness income within the other income section in its 2021 statement of operations.

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

6.	Promissory Notes

Senior Secured Promissory Notes issued October 2016

In October 2016, the Company issued a secured promissory note in the amount of $10,000,000 to an existing investor (the Senior Note). Pursuant to a Security Agreement executed with the lender, the Senior Note was secured by certain assets of the Company. Interest accrued at the annual rate of LIBOR plus 5 percent. The Senior Note had a maturity date of October 26, 2022. In December 2017, the Senior Note was amended and restated.

Following were the key terms and conditions of the amendment:

Interest Rate: (i) for the twenty-four (24) months from and after October 26, 2017 an amount equal to the sum LIBOR plus 7.50 percent per annum and (ii) thereafter an amount equal to the sum of LIBOR plus 7.50 percent per annum if principal payments commence not later than November 1, 2019 or LIBOR plus 10.00 percent per annum if principal payments are not commenced on November 1, 2019. Interest is paid monthly with payments due on the 15th day of following month it is earned.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Principal Payments: The outstanding principal balance of the Senior Note and any accrued and unpaid interest thereon shall be due and payable on demand at any time after October 26, 2022 provided that commencing on the first day of the month first following the second (2nd) anniversary of the date hereof, but not later than the first day of the month first following the third (3rd) anniversary of the date hereof, the Borrower shall commence making equal monthly principal payments of $166,667 on the first of each month on a five (5) year amortization schedule, provided further that all of the principal and accrued interest shall be paid no later than October 26, 2022. If the Company fails to begin principal payments on or prior to November 1, 2020, all outstanding principal and unpaid interest on the Senior Note shall become immediately due.

Events of Default: The Senior Note contains certain customary Events of Default (including default in payment, breach of covenants, breach of representations or warranties, filing of bankruptcy and the entering or filing of certain monetary judgments against the Company, liquidation or dissolution, disposition of all or substantially all of the Company’s assets). Upon the occurrence of any such Event of Default, the lender may declare the entire outstanding principal balance of the Senior Note, together with all accrued interest thereon, immediately due and payable.

The terms of the Senior Note were restructured in May 2020, as outlined further in this section.

Subordinated Convertible Promissory Notes issued June, July, November and December 2019

During June and July 2019, the Company issued convertible promissory notes in the amount of $6,252,350 to new and existing investors (the 2019 Convertible Notes). The 2019 Convertible Notes accrued interest on the unpaid principal balance at a rate of 10 percent per annum, compounded annually. The principal and any accrued interest was to be due and payable by the Company on demand by the investors at the earlier of December 31, 2019 and the closing of the next equity financing (the Qualified Equity Financing).

During November and December 2019, the Company issued additional 2019 Convertible Notes in the amount of $5,158,775 to new and existing investors. The notes accrued interest on the unpaid principal balance at a rate of 10 percent per annum, compounded annually. The principal and accrued interest was due and payable by the Company on demand by the investors at the earlier of December 31, 2019, the closing of a corporate transaction and the closing of the next Qualified Equity Financing. The outstanding principal and unpaid accrued interest of each note was to be automatically converted into conversion shares upon the closing of the next Qualified Equity Financing. The notes converted at an amount that is 25 percent discounted from the closing price of the next Qualified Equity Financing event. See Note 7 for further information on the conversion of these promissory notes in May 2020.

Subordinated Convertible Promissory Notes issued March 2020

During March 2020, the Company issued convertible promissory notes in the amount of $1,617,249 to new and existing investors (the 2020 Convertible Notes). The 2020 Convertible Notes accrued interest on the unpaid principal balance at a rate of 10 percent per annum, compounded annually. The principal and any accrued interest was to be due and payable by the Company on demand by the investors at the earlier of June 30, 2020, the closing of a corporate transaction and the closing of the next Qualified Equity Financing. The outstanding principal and unpaid accrued interest of each note was to be automatically converted into conversion shares upon the closing of the next Qualified Equity Financing. The notes converted at an amount that is 25 percent discounted from the closing price of the next Qualified Equity Financing event. See Note 7 for further information on the conversion of these promissory notes in May 2020.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

In addition, in March 2020, the Company issued a convertible promissory note in the amount of $500,000 to a new investor. This note accrued interest on the unpaid principal balance at a rate of 12 percent per annum, compounded annually. The principal and any accrued interest was to be due and payable by the Company on demand by the investors at the earlier of June 30, 2020, the event of default, or the closing of the next Qualified Financing. The principal amount was advanced to the Company in anticipation of the purchase of shares in the next Qualified Financing event. The principal amount of the note was converted at the full closing price of the next Qualified Equity Financing event as part of the initial proceeds. See Note 7 for further information on the conversion of this note in May 2020.

Promissory Notes issued May 2020

On May 14, 2020, the Company and the lender of the Senior Note entered into a Note and Equity Interest Purchase and Redemption Agreement. Under the terms of the agreement, the Company paid $5,000,000 (Note Redemption Price) to the holder of the Senior Note. Upon payment of the Note Redemption Price, the Senior Note was cancelled and terminated and deemed to be satisfied in full. Subsequent to the cancellation of the Senior Note, the Company entered into a new subordinated secured promissory note (the 2020 Note) in the amount of $2,000,000 with the same holder. The 2020 Note shall be subordinated to the $5,000,000 promissory note, described below. Subject to the terms of the 2020 Note agreement, interest is to be paid monthly at a rate of 11 percent per annum during the first 24 months and 15 percent per annum through the maturity date in May 2023. The balance outstanding on the 2020 Note as of December 31, 2020 was $2,000,000. Accrued interest on the 2020 Note was $18,685 as of December 31, 2020. Total interest paid on the 2020 Note was $103,671 for the year ended December 31, 2020.

In addition to the 2020 Note, the Company entered into a promissory note of $5,000,000 with a new investor. Subject to the terms of the agreement, interest is to paid monthly at a rate of 20 percent per annum. All unpaid principal, together with any accrued and unpaid interest, is due in full by May 2023. The balance outstanding on the promissory note as of December 31, 2020 was $5,000,000. Accrued interest on the promissory note was $86,111 as of December 31, 2020. Total interest paid on the promissory note was $502,778 for the year ended December 31, 2020.

7.	Stockholders’ Equity

Preferred Stock

Series A-1 Preferred: The Company has 5,691,964 shares of $0.0001 par value, Series A-1 Preferred issued and outstanding at December 31, 2020. The Company is authorized to issue up to 5,691,964 shares of Series A-1 Preferred.

Series A-2 Preferred: The Company has 714,286 shares of $0.0001 par value, Series A-2 Preferred issued and outstanding at December 31, 2020. The Company is authorized to issue up to 714,286 shares of Series A-2 Preferred.

Series A-3 Preferred: The Company has 5,473,214 shares of $0.0001 par value, Series A-3 Preferred issued and outstanding at December 31, 2020. The Company is authorized to issue up to 6,811,660 shares of Series A-3 Preferred.

On May 15, 2020, the Company closed the Series B Preferred Stock Purchase Agreement with a group of new and existing investors. The per share price of the Series B Preferred Stock (Series B Preferred) was $0.7963954 per share. As part of the Series B Stock Purchase Agreement, the Company issued 9,417,015 shares of Series B higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Preferred. Total initial proceeds from the Series B Preferred capital raise was $7,499,664, with the ability to request up to a maximum additional total of $10,000,000, from an investor, amongst four tranches in the months of July and November 2020 and March and July 2021. As of December 31, 2020, the Company received proceeds in the amount of $5,000,000 from the July and November 2020 tranches. Under the terms of the 2019 and 2020 Convertible Notes, as described in Note 6, the holders of the 2019 and 2020 Convertible Notes converted their capital into 23,286,647 shares of Series B Preferred Stock at a 25 percent discount for a per share price of $0.597297. The Company recognized the shareholder’s beneficial conversion discount on the conversion of the 2019 and 2020 Convertible Notes in the amount of $4,636,313 on the consolidated statement of operations during 2020.

The following rights and privileges of the Company’s Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred and Series B Preferred (collectively, Preferred Stock) incorporate the amendments pursuant to the Agreement of higi SH Holdings, Inc. (the Corporation):

Conversion Rights

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time from time to time and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of (i) with respect to the Series A Preferred, Class A Voting Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (defined below) in effect at the time of conversion and (ii) with respect to the Series B Preferred as is determined, Class B Voting Stock by dividing the Series B Original Issue Price by the Series B Conversion Price (defined below) in effect at the time of conversion. The Series A Conversion Price shall initially be equal to $2.80 and the Series B Conversion Price shall be equal to $0.796395. Such initial Series A Conversion Price and initial Series B Conversion Price and the rate at which each series shares of Preferred Stock may be converted into shares of Common Stock.

In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the voting power of the shares of Voting Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (it being understood, for the avoidance of doubt, that (i) each share of Series A-1 Preferred shall initially be entitled to 0.65 votes per share, (ii) each share of Series A-2 Preferred shall initially be entitled to 1.00 votes per share, (iii) each share of Series A-3 Preferred shall be initially entitled to 1.00 votes per share and (iv) each share of Series B Preferred Stock shall be initially entitled to 1.00 votes per share). Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on an as-converted basis.

Protective Provisions

At any time when at least twenty percent (20 percent) of the originally issued shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

otherwise, do any of the following without the written consent or affirmative vote of the holders of the voting power of the shares of Common Stock then issued or issuable upon conversion of the shares of Preferred Stock, (i) liquidate, dissolve or windup the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, (ii) amend, alter or repeal any provision of the Corporation’s Restated Certificate of Incorporation or bylaws, (iii) create or authorize the creation of or issue or obligate itself to issue shares of, any additional class or series of capital stock, (iv) increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock, (v) reclassify, alter or amend any existing security of the Corporation, (vi) purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation, (vii) create or authorize the creation of or issue or authorize the issuance of any debt security, (viii) create or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation or (ix) increase or decrease the authorized number of directors constituting the Board of Directors.

Dividends

From and after the date of the issuance of any shares of Preferred Stock, dividends at the rate per annum of (i) $0.0637116 per share shall accrue on such shares of Series B Preferred (solely with respect to that portion of the Series B Original Issue Price that has been fully paid and calculated from the date of such payment) and (ii) $0.224 per share shall accrue on such shares of Series A Preferred (together, the Accruing Dividends). Accruing Dividends shall accrue from day-to-day, whether or not declared and shall be cumulative. Accruing Dividends on the Preferred Stock are payable only when, as and if declared by the Company’s Board of Directors. No dividends had been declared as of December 31, 2020. Accrued dividends on Preferred Stock had a balance of $8,111,398 as of December 31, 2020. In the event of a voluntary or involuntary liquidation of the Corporation, the dividends paid on each share of Preferred Stock are subject to the preferential payments to holders of Series B, A-1, A-2 and A-3 stock, as defined the Agreement.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series B Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) two times the Series B Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount such holder would have received if all shares of Series B Preferred had been converted into Common Stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series B Preferred, the holders of shares of Series A-3 Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A-1 Preferred, Series A-2 Preferred and Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) two times the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount such holder would have received if all shares of Series A-3 Preferred had been converted into Common Stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Series B and Series A-3 Preferred, the holders of shares of Series A-1 Preferred and Series A-2 Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) one times the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the amount such holder would have received if all shares of Series A-1 Preferred and Series A-2 Preferred had been converted into Common Stock.

If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A-1 Preferred and Series A-2 Preferred the full amount to which they shall be entitled, the holders of shares of Series A-1 Preferred and Series A-2 Preferred shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or without respect to such shares were paid in full.

Common Stock

The Company is authorized to issue (i) 58,642,536 shares of voting Common Stock, $0.0001 par value per share, 5,691,964 of which shall be Class A-1 Voting Common Stock, 714,286 of which shall be Class A-2 Common Voting Stock, 5,473,214 of which shall be Class A-3 Voting Common Stock and together and the Class A-1 Voting Common Stock and the Class A-2 Voting Common Stock, collectively the “Class A Voting Common Stock” and 46,516,322 of which shall be Class B Voting Common Stock, together with the Class A Voting Common Stock, collectively the “Voting Common Stock” and (ii) 16,697,030 shares of non-voting Common Stock, $0.0001 par value per share, (the Class NV Common Stock). As of December 31, 2020, 246,750 shares of Voting Common Stock and 96,326 Class NV Common Stock were issued and outstanding.

General

The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock.

Voting Rights

The holders of the Class B Voting Common Stock are entitled to one vote for each share of voting Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). The holders of the Class A-3 Voting Common Stock are entitled to one vote for each share of voting Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). The holders of the Class A-2 Voting Common Stock are entitled to one vote for each share of voting Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). The holders of the Class A-1 Voting Common Stock are entitled to 0.65 vote for each share of voting Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The holders of Class NV Common Stock shall not be entitled to any voting rights. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of lncorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

8.	Commitments and Contingencies

Operating Lease

The Company leases office space under an operating lease that expires on October 31, 2029. The Company is responsible for its proportionate share of utilities and building maintenance.

Below are the future minimum rental payments under the non-cancelable operating lease as of December 31, 2020 for each of the next five years:

Amount
Years ending December 31:
2021	$332,261
2022	340,567
2023	349,082
2024	357,809
2025	366,754
Thereafter	1,089,005

Total	$2,835,478

Rent expense, which includes utilities and month-to-month rental charges, was $552,501 for the year ended December 31, 2020.

Under the terms of the operating lease, the Company provides an irrevocable standby letter of credit as a security deposit totaling $167,255 as of December 31, 2020.

Litigation

During 2020, the Company entered into a lawsuit and subsequent settlement with a third party for amounts awarded in the settlement. The total amount owed of $250,000 is paid to the third party in installments over the next three years. This total settlement amount is included in other expenses on the consolidated statement of operations. The Company has recorded a liability for the unpaid portion of the settlement, the current amount owed of $50,000 is included in accrued expenses and the remaining $100,000 is classified as other long-term liabilities on the consolidated balance sheet as of December 31, 2020.

The Company is not aware of any pending legal claims which require accrual or disclosure. The Company is sometimes party to various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

9.	Income Taxes

The Company’s income tax expense consisted of the following for the year ended December 31, 2020:

Current:
Federal	$—
State	11,093
Foreign	83,977

Total income tax expense	$95,070

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

The Company accounts for income taxes using an asset and liability approach which generally requires the recognition of deferred income tax assets and liabilities based on the expected future income tax consequences of events that have previously been recognized in the Company’s consolidated financial statements or tax returns. The principal items which cause the Company’s effective tax rate to vary from the U.S. statutory rate are state income taxes, permanent items consisting primarily of goodwill and net operating loss carryforward utilization.

The components of the deferred tax assets and liabilities consist of the following as of December 31, 2020:

Deferred income tax assets:
Property and equipment	$247,464
Goodwill	10,050
Reserves and accruals	264,966
Federal and state net operating loss carryforwards	13,235,475
Stock compensation	17,995
Charitable contributions	2,919

Total deferred income tax assets	13,778,869

Deferred income tax liabilities:
Intangible assets	(46,318)

Total deferred income tax liabilities	(46,318)

Net deferred income tax assets	13,732,551
Valuation allowance	(13,732,551)

Total net deferred income tax assets	$—

At December 31, 2020, the Company has federal net operating loss (NOL) carryforwards of approximately $65,241,172. A portion of the federal net operating loss carryforwards begin to expire in 2031. At December 31, 2020, the Company has state NOL carryforwards of $21,934,791. The state NOL carryforwards begin to expire in 2029.

Federal and state NOL carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by the Internal Revenue Code (IRC), as well as similar state provisions. In general, an “ownership change” as defined by the IRC results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company’s formation, the Company has raised capital through the issuance of capital stock which may have resulted in an ownership change or could result in an ownership change in the future upon subsequent disposition. The annual limitation may result in the expiration of NOL and tax credit carryforwards before utilization.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income, during the periods in which those temporary differences become deductible. The Company has established a valuation allowance against its total deferred tax assets as there is uncertainty the assets may not be utilized before expiration. The allowance is subject to change based upon the Company’s continued operating performance.

At December 31, 2020, the Company had no uncertain tax benefits. The Company’s estimate of the potential outcome of any uncertain tax positions is subject to management’s assessment of relevant risks, facts and circumstances existing at that time. The Company evaluates uncertain tax positions to determine if it is higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

more-likely-than-not that they would be sustained upon examination. The Company recognizes interest and penalties related to unrecognized tax benefits in the provision for income taxes.

The Company is subject to taxation in the U.S. and various state jurisdictions. The Company remains subject to examination by U.S. federal and state tax authorities for the years 2016 through 2020. There are no pending examinations in any jurisdiction.

10.	Major Customers

Four of the Company’s customers accounted for approximately 47 percent of total revenues for the year ended December 31, 2020. The customers accounted for approximately 55 percent of total accounts receivable as of December 31, 2020. No other customers accounted for greater than 10 percent of total revenues or maintained a balance due of greater than 10 percent of accounts receivable as of and for the year ended December 31, 2020.

11.	Stock-Based Compensation

Incentive Stock Options

On June 26, 2018, the Company’s Board amended the original higi SH Holdings, Inc. Stock Incentive Plan (the Option Plan) after the recapitalization and reorganization. The purpose of the Option Plan is to enable the Company to attract, retain, reward and motivate individuals by providing them with an opportunity to acquire and increase proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company. The Option Plan permits the granting of incentive stock options, non-qualified stock options, restricted stock awards and other equity-based awards to its employees, consultants, service providers and directors for up to 3,169,982 shares of common stock. On March 15, 2020, the Board approved an additional 13,404,722 shares of common stock of the Company for a total of 16,574,704 shares reserved for issuance under the Option Plan.

The Company has granted 7,310,746 Non-Voting Common Units under Incentive Unit Agreements (IUA’s or options) through December 31, 2020. The IUAs are designed to serve as an incentive for attracting and retaining employees, officers, investors and advisors. The Company determines the grant and vesting terms as of the grant date. The exercise price of the options shall be fixed by the Board and stated in the respective IUA, provided that the exercise price of the shares of common stock subject to such option may not be less than fair market value of the common stock on the grant date or if greater, the par value of the common stock. The exercise price of incentive stock options granted under the Option Plan to an employee who at the time of grant is a holder of at least 10 percent of total company stock and to any other employee must be equal to at least 110 percent and 100 percent, respectively, of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors. Options granted under the Option Plan and all rights to purchase common stock thereunder shall terminate no later than the 10th anniversary of the grant date of such options or on such earlier date as may be stated in the IUA relating to such option.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

The following is a summary of option activity under the Option Plan for the year ended December 31, 2020:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Life (years)
Balance at December 31, 2019	620,828	0.90	8.87
Granted	6,567,816	0.01	—
Exercised	(6,840)	0.90	—
Forfeited	(106,852)	0.83	—

Balance at December 31, 2020	7,074,952	$0.01	9.89

Exercisable at December 31, 2020	3,423,900	$0.01	9.89

The total estimated fair value of the options granted under the Option Plan during the year ended December 31, 2020 was $55,809. The weighted-average grant date fair value of stock options granted during the year ended December 31, 2020 was $0.01.

Restricted Stock Units

On March 15, 2018, the Company issued 5,000 shares of restricted stock, after recapitalization and reorganization, to a Board member with 1,250 shares vesting on the first anniversary of the commencement date and the remaining shares vesting ratably each month until the 48th month anniversary. No restricted stock units were granted under the Option Plan during the year ended December 31, 2020.

Performance-Based Stock Warrants

The Company previously issued performance-based stock warrants to purchase up to 26,000 shares of non-voting common stock, after recapitalization and reorganization. The performance-based warrants become exercisable upon achievement of certain milestones as described in the warrant document. As of December 31, 2020, none of the milestones for the performance-based warrants had been met. Since none of the warrants became exercisable, no amounts were charged to stock compensation expense during the year ended December 31, 2020.

Non-Voting Common Units Reserved for Future Issuance

As of December 31, 2020, the Company had reserved shares of non-voting common stock for future issuance as follows:

Number of Shares
Available for grant at December 31, 2019	2,510,698
Additional authorized	13,404,722
Stock options granted	(6,567,816)
Stock options forfeited	106,852

Available for grant at December 31, 2020	9,454,456

The Company received cash of $6,156 for 6,840 stock options exercised during the year ended December 31, 2020.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Stock-Based Compensation Expense

The Company estimated the fair value of each option award utilizing the Black-Scholes option pricing model using the assumptions noted in the following table. Expected volatility is based on historical volatility of the industry. The expected term of options granted is based on the contractual expiration date of the options. The risk free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The Company accounts for forfeitures as they occur. The following assumptions were used for options granted during the year ended December 31, 2020:

Expected volatility	100 percent
Expected dividends	N/A
Expected life of option (in years)	6.25
Risk-free interest rate	0.50 percent

The amount charged to stock compensation expense was $60,463 for the year ended December 31, 2020. As of December 31, 2020, there was $29,495 of unrecognized compensation cost related to service-based non-vested stock options granted under the Option Plan. The unrecognized compensation cost is expected to be recognized over a remaining weighted-average vesting period of three years.

Stock Option Repricing

In November 2020, the Board of Directors approved a common stock option repricing program whereby previously granted and unexercised options held by current employees with exercise prices above $0.01 per share were repriced to $0.01 per share, which represented the per share fair value of the common stock as of the date of the repricing. There was no other modification to the vesting schedule of the previously issued options. As a result, 542,136 unexercised options originally granted to purchase common stock were repriced under this program.

The Company treated the repricing as a modification of the original awards and calculated compensation costs for the difference between the fair value of the modified award and the fair value of the original award on the modification date. The repricing did not result in incremental stock-based compensation expense for the year ended December 31, 2020. Expense related to vested shares was expensed on the repricing date and expense related to unvested shares is being amortized over the remaining vesting period of such stock options.

12.	Retirement Plan

The Company offers a 401(k) plan to employees of the Company. The Company may match contributions at its discretion. There were no matching contributions made by the Company for the year ended December 31, 2020.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

13.	Supplemental Cash Flow Information

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheet that sum to the total same such amounts shown in the consolidated statement of cash flows:

Cash and cash equivalents	$7,211,024
Restricted cash	272,404

Total cash, cash equivalents and restricted cash shown in the consolidated statement of cash flows	$7,483,428

Supplemental Cash Flow Disclosures
Cash paid for interest	$1,189,474

Cash paid for income taxes	$106,512

Noncash Investing and Financing Activities
Conversion of promissory notes to Series B Preferred Stock	$14,408,988

14.	Subsequent Events

The Company has evaluated subsequent events through August 24, 2021, the date the consolidated financial statements were approved to be issued, for events that would have a material impact on the consolidated financial statements.

On February 3, 2021, the Company’s growth was funded through issuance of additional shares of Series B Preferred by an executed agreement with a new investor. Proceeds in the amount of $150,000 were received on March 30, 2021.

On February 15, 2021, the Company amended the Series B Preferred Stock Purchase Agreement described in Note 7. Under the terms of the agreement, at any time through June 30, 2021, the Company may issue additional shares of Series B Preferred, up to an aggregate of 1,197,339 total shares. Furthermore, prior to the amendment of the Series B Preferred Stock Purchase Agreement, the Company was provided the ability to request up to a maximum additional total of $10,000,000, from an investor, amongst four tranches in the months of July and November 2020 and March and July 2021. As described further in Note 7, the Company issued additional shares in July and November 2020 for an aggregate of $5,000,000. Pursuant to the terms of the amended Series B Preferred Stock Purchase Agreement, the Company may request a funding amount of up to $1,000,000, on a monthly basis, of additional Series B Preferred through June 1, 2021, with the investor, for a total of $5,000,000. As of August 24, 2021, the Company has received funding installments totaling $5,000,000 in 2021.

Concurrently with the execution of the Series B Preferred Stock Purchase Agreement, the Company amended the terms of the acquisition option agreement with the investor. Pursuant to the amendment of the acquisition option agreement, the investor was to pay a $6,000,000 licensing revenue commitment no later than July 1, 2021 and an additional $4,000,000 by March 31, 2022. On July 1, 2021 the Company agreed to new terms with the investor whereas the investor is required to pay the licensing revenue commitment in two tranches of $3,000,000 within 90 days and 120 days. At any time, the Company may request all or part of the licensing fee to be paid by the investor within 5 business days. At any time, the Company may request all or part of the licensing fee to paid by the investor within 5 business days. The Company believes that, as a result, it currently has sufficient cash and financing commitments to meet its funding requirements for at least one year from the issuance date of the consolidated financial statements.

higi SH Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

In addition, the Company is continually monitoring the extent of the impact of COVID 19 on the Company’s operational and financial performance. The Company has platform and station lease agreements with customers that are generally one year or longer in length and non-cancelable. As such, the Company does not project a material loss in revenue from existing agreements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Alkuri Global Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Alkuri Global Acquisition Corp. (formerly known as “Ark Global Acquisition Corp.”) (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from December 1, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from December 1, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

March 29, 2021

ALKURI GLOBAL ACQUISITION CORP.

BALANCE SHEET

DECEMBER 31, 2020

ASSETS
Current Assets
Cash	$293,634
Prepaid expenses	998

Total current assets	294,632
Deferred offering costs	247,735

Total Assets	$542,367

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expenses	$1,863
Accrued offering costs	216,369
Advances from related party	4,220
Promissory note — related party	300,000

Total Liabilities	522,452

Commitments and Contingencies
Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; no shares issued and outstanding	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding (1)	863
Additional paid-in capital	24,137
Accumulated deficit	(5,085)

Total Stockholder’s Equity	19,915

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$542,367

(1)

Included an aggregate of up to 1,125,000 shares of Class B common stock that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised (see Note 5). On February 4, 2021, the Company effected a 1.2-for-1 stock split of its Class B common stock, resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split (see Note 5).

The accompanying notes are an integral part of the financial statements.

ALKURI GLOBAL ACQUISITION CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM DECEMBER 1, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operating costs	$5,085

Net Loss	$(5,085)

Weighted average shares outstanding, basic and diluted (1)	7,500,000

Basic and diluted net loss per common shares	$(0.00)

(1)

Excluded an aggregate of up to 1,125,000 shares of Class B common stock that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised (see Note 5). On February 4, 2021, the Company effected a 1.2-for-1 stock split of its Class B common stock, resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split (see Notes 5 and 8)

The accompanying notes are an integral part of the financial statements.

ALKURI GLOBAL ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM DECEMBER 1, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance — December 1, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor (1)	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	(5,085)	(5,085)

Balance — December 31, 2020	8,625,000	$863	$24,137	$(5,085)	$19,915

(1)

Included an aggregate of up to 1,125,000 shares of Class B common stock that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised (see Note 5). On February 4, 2021, the Company effected a 1.2-for-1 stock split of its Class B common stock, resulting in an aggregate of 8,625,000 shares of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the stock split (see Note 5).

The accompanying notes are an integral part of the financial statements.

ALKURI GLOBAL ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM DECEMBER 1, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash Flows from Operating Activities:
Net loss	$(5,085)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(998)
Accrued expenses	1,863

Net cash used in operating activities	(4,220)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from advances from related party	4,220
Proceeds from promissory note — related party	300,000
Payment of offering costs	(31,366)

Net cash provided by financing activities	297,854

Net Change in Cash	293,634
Cash – Beginning	—

Cash – Ending	$293,634

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$216,369

The accompanying notes are an integral part of the financial statements.

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Alkuri Global Acquisition Corp. (formerly known as Ark Global Acquisition Corp.) is a blank check company incorporated in Delaware on December 1, 2020. On March 5, 2021, Alkuri filed an Amended and Restated Certificate of Incorporation to change its corporate name from Ark Global Acquisition Corp. to Alkuri Global Acquisition Corp., effective March 8, 2021. Alkuri was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). Alkuri is an early stage and emerging growth company and, as such, Alkuri is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, Alkuri had not commenced any operations. All activity for the period from December 1, 2020 (inception) through December 31, 2020 relates to Alkuri’s formation and the initial public offering (the “Initial Public Offering”). Alkuri will not generate any operating revenues until after the completion of its initial business combination, at the earliest. Alkuri will generate non-operating income on cash and cash equivalents in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for Alkuri’s Initial Public Offering was declared effective on February 4, 2021. On February 9, 2021, Alkuri consummated the Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, Alkuri consummated the sale of 5,933,333 warrants (each, a “Private Placement Warrant” and, collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Ark Sponsor LLC (the “Sponsor”), generating gross proceeds of $8,900,000, which is described in Note 4.

Transaction costs amounted to $19,500,194, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees and $525,194 of other offering costs.

Following the closing of the Initial Public Offering on February 9, 2021, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a Trust Account, invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by Alkuri, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to Alkuri’s stockholders, as described below, except that the interest earned on the Trust Account can be released to Alkuri to pay its tax obligation.

Alkuri’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. Alkuri intends to complete a Business Combination if the

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

Alkuri will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether Alkuri will seek stockholder approval of a Business Combination or conduct a tender offer will be made by Alkuri, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to Alkuri to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to Alkuri’s warrants.

Alkuri will proceed with a Business Combination only if Alkuri has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if Alkuri seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and Alkuri does not decide to hold a stockholder vote for business or other reasons, Alkuri will, pursuant to its Charter (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or Alkuri decides to obtain stockholder approval for business or other reasons, Alkuri will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If Alkuri seeks approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if Alkuri seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of Alkuri.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if Alkuri fails to complete a Business Combination within 24 months from the closing of the Initial Public Offering and (c) not to propose an amendment to the Charter (i) to modify the substance or timing of Alkuri’s obligation to allow redemption in connection with Alkuri’s initial Business Combination or to redeem 100% of its Public Shares if Alkuri does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless Alkuri provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Alkuri will have until February 9, 2023 to complete a Business Combination (the “Combination Period”). If Alkuri is unable to complete a Business Combination within the Combination Period, Alkuri will (i) cease all

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to Alkuri to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Alkuri’s remaining stockholders and Alkuri’s board of directors, dissolve and liquidate, subject in each case to Alkuri’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to Alkuri’s warrants, which will expire worthless if Alkuri fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if Alkuri fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if Alkuri fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event Alkuri does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to Alkuri if and to the extent any claims by a third party for services rendered or products sold to Alkuri, or a prospective target business with which Alkuri has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Alkuri’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except Alkuri’s independent registered public accounting firm), prospective target businesses or other entities with which Alkuri does business, execute agreements with Alkuri waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Management’s Plan

Prior to the completion of the initial public offering, Alkuri lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since competed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to Alkuri for general working capital purposes. On March 26, 2021, Alkuri’s cash position is approximately $315,000. On

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

March 25, 2021, our Sponsor committed to provide us with an aggregate of $650,000 in loans. The loans, if issued, will be non-interest bearing, unsecured and will be repaid upon the consummation of a Business Combination. If Alkuri does not consummate a business combination, all amounts loaned to Alkuri will be forgiven except to the extent that we have funds available outside of the Trust Account to repay such loans. Accordingly, management has since reevaluated Alkuri’s liquidity and financial condition and determined that sufficient capital exists to sustain operations through for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements and therefore substantial doubt has been alleviated.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on Alkuri’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires Alkuri’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Deferred Offering Costs

Deferred offering costs consisted of legal, accounting and other expenses incurred through the balance sheet date that were directly related to the Initial Public Offering. On February 9, 2021, offering costs amounting to $19,500,194 were charged to stockholders’ equity upon the completion of the Initial Public Offering (see Note 1). As of December 31, 2020, there were $247,735 of deferred offering costs recorded in the accompanying balance sheet.

Income Taxes

The Company is subject to income tax examinations by major taxing authorities since inception. The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The provision for income taxes was deemed to be immaterial as of December 31, 2020.

Net Loss Per Common Share

Net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,125,000 shares of Class B common stock that are subject to forfeiture by the Sponsor if the over-allotment option is not exercised by the underwriter (see Note 5). At December 31, 2020, Alkuri did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of Alkuri. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject Alkuri to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company had not experienced losses on this account and management believes Alkuri is not exposed to significant risks on such account.

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Fair Value of Financial Instruments

The fair value of Alkuri’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in Alkuri’s balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on Alkuri’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, Alkuri sold 34,500,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Alkuri’s Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share, subject to adjustment (see Note 7).

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant ($8,900,000 in the aggregate), in a private placement. Each Private Placement Warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. $6,900,000 of the proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account and $2,000,000 of proceeds were held outside of the trust to pay certain offering costs and for use as working capital. If Alkuri does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On December 17, 2020, the Sponsor paid $25,000 for the purchase of 7,187,500 shares of Class B common stock Founder Shares. On February 4, 2021, Alkuri effected a 1.2-for-1 stock split of its Class B common stock, resulting in an aggregate of 8,625,000 Founder Shares outstanding. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of Alkuri’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on February 9, 2021, no Founder Shares are currently subject to forfeiture.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a Business Combination or (2) subsequent to a Business Combination, (x) if the last reported sale price of Alkuri’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations,

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which Alkuri completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of Alkuri’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Advances from Related Party

The Sponsor paid for certain costs ($4,220 as of December 31, 2020) on behalf of Alkuri in connection with its formation and the Initial Public Offering. The outstanding balance at December 31, 2020 was repaid prior to the closing of the Initial Public Offering. During 2021, the Sponsor made additional advances of $1,194,375 on behalf of Alkuri, these additional advances were repaid subsequent to the closing of the Initial Public Offering on February 10, 2021.

Administrative Support Agreement

The Company agreed, commencing on February 4, 2021 through the earlier of Alkuri’s consummation of a Business Combination or its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support.

Promissory Note — Related Party

On December 17, 2020, the Sponsor loaned Alkuri an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of December 31, 2021 or the completion of the Initial Public Offering. As of December 31, 2020, Alkuri had $300,000 outstanding under the Note which was repaid subsequent to the closing of the Initial Public Offering on February 10, 2021.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of Alkuri’s directors and officers may, but are not obligated to, loan Alkuri funds as may be required (“Working Capital Loans”). If Alkuri completes a Business Combination, Alkuri would repay the Working Capital Loans out of the proceeds of the Trust Account released to Alkuri. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, Alkuri may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on February 4, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will have registration rights to require Alkuri to register a sale of any of the securities held by them. These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that Alkuri register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us, subject to certain limitations. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering Alkuri’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $12,075,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that Alkuri completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7—STOCKHOLDER’S EQUITY

Preferred Stock—The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue up to 380,000,000 shares of Class A, $0.0001 par value common stock. Holders of Alkuri’s common stock are entitled to one vote for each share. At December 31, 2020, there were no Class A common stock issued and outstanding

Class B Common Stock — The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value common stock. Holders of Alkuri’s common stock are entitled to one vote for each share. At December 31, 2020, there were 8,625,000 shares of Class B common stock issued and outstanding.

Only holders of the Class B common stock have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all other matters submitted to a vote of our stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Alkuri in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one for one basis. The Company cannot determine at this time whether a majority of the holders of the Class B common stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio.

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to Alkuri satisfying its obligations with respect to registration. No warrant will be exercisable and Alkuri will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, Alkuri will use its best efforts to file with the SEC a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination or within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when Alkuri shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of Warrants When the Price per share of Class A common stock Equals or Exceeds $18.00—Once the warrants become exercisable, Alkuri may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported closing price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after the warrants become exercisable and ending three business days before Alkuri sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by Alkuri, Alkuri may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per share of Class A common stock Equals or Exceeds $10.00— Once the warrants become exercisable, Alkuri may redeem the outstanding warrants:

•	in whole and not in part;

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the shares of Class A common stock;

•

if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per public share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before Alkuri sends the notice of redemption to the warrant holders; and

•

if the closing price of Class A common stock for any 20 trading days within a 30-trading day period ending three trading days before Alkuri send notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The exercise price and number of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will Alkuri be required to net cash settle the Public Warrants. If Alkuri is unable to complete a Business Combination within the Combination Period and Alkuri liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from Alkuri’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) Alkuri issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by Alkuri’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of Alkuri’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Alkuri’s common stock during the 20 trading day period starting on the trading day prior to the day on which Alkuri consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by Alkuri and exercisable by such holders on the same basis as the Public Warrants.

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described in these financial statements, Alkuri did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

ALKURI GLOBAL ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)	(Unaudited)
ASSETS
Current Assets
Cash	$70,821	$293,634
Prepaid expenses	986,732	998

Total Current Assets	1,057,553	294,632
Deferred offering costs	—	247,735
Marketable securities held in Trust Account	345,022,618	—

Total Assets	$346,080,171	$542,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$4,099,486	$1,863
Accrued offering costs	84,736	216,369
Advances from related party	—	4,220
Promissory note – related party	—	300,000

Total Current Liabilities	4,184,222	522,452
Warrant liability	21,492,500	—
Deferred underwriting fee payable	12,075,000	—

Total Liabilities	37,751,722	522,452
Commitments
Class A common stock subject to possible redemption, 30,332,844 and no shares at redemption value as of June 30, 2021 and December 31, 2020, respectively	303,328,440	—
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding in at June 30, 2021 and December 31, 2020, respectively	—	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 4,167,156 and no shares issued and outstanding (excluding 30,332,844 and no shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	417	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	863	863
Additional paid-in capital	12,636,290	24,137
Accumulated deficit	(7,637,561)	(5,085)

Total Stockholders’ Equity	5,000,009	19,915

Total Liabilities and Stockholders’ Equity	$346,080,171	$542,367

The accompanying notes are an integral part of the unaudited condensed financial statements.

ALKURI GLOBAL ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2021	2021
Operating and formation costs	$4,191,749	$5,266,438

Loss from operations	(4,191,749)	(5,266,438)
Other income (loss):
Change in fair value of warrant liability	(2,296,917)	(2,388,667)
Interest income – bank	7	11
Interest earned on marketable securities held in Trust Account	12,331	22,618
Total other loss, net	(2,284,579)	(2,366,038)
Loss before income taxes	(6,476,328)	(7,632,476)
Benefit (Provision) for income taxes	—	—

Net loss	$(6,476,328)	$(7,632,476)

Weighted average shares outstanding, Class A redeemable common stock	30,980,477	31,011,419

Basic and diluted earnings per share, Class A redeemable common stock	$0.00	$0.00

Weighted average shares outstanding, Class B non-redeemable common stock	12,144,523	11,104,045

Basic and diluted earnings per share, Class B non-redeemable common stock	$(0.53)	$(0.69)

The accompanying notes are an integral part of the unaudited condensed financial statements.

ALKURI GLOBAL ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

(UNAUDITED)

	Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Common Stock		Common Stock
	Shares	Amount	Shares	Amount
Balance — January 1, 2021	—	$—	8,625,000	$863	$24,137	$(5,085)	$19,915
Sale of 34,500,000 Units, net of underwriting discounts and offering expenses	34,500,000	3,450	—	—	314,928,893	—	314,932,343
Sale of 5,933,333 Private Placement Warrants (proceeds received in excess of fair value)	—	—	—	—	1,008,667	—	1,008,667
Common stock subject to possible redemption	(30,980,477)	(3,098)	—	—	(309,801,673)	—	(309,804,771)
Net loss	—	—	—	—	—	(1,156,148)	(1,156,148)

Balance — March 31, 2021	3,519,523	$352	8,625,000	$863	$6,160,024	$(1,161,233)	$5,000,006
Change in value of Class A common stock subject to redemption	647,633	65	—	—	6,476,266	—	6,476,331
Net loss	—	—	—	—	—	(6,476,328)	(6,476,328)

Balance — June 30, 2021	4,167,156	$417	8,625,000	$863	$12,636,290	$(7,637,561)	$5,000,009

The accompanying notes are an integral part of the unaudited condensed financial statements.

ALKURI GLOBAL ACQUISITION CORP.

CONDENSED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(UNAUDITED)

Cash Flows from Operating Activities:
Net loss	$(7,632,476)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(22,618)
Change in fair value of warrant liability	2,388,667
Transaction costs associated with IPO	645,038
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(985,734)
Accounts payable and accrued expenses	4,097,623

Net cash used in operating activities	(1,509,500)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(345,000,000)

Net cash used in investing activities	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	338,100,000
Proceeds from sale of Private Placement Warrants	8,900,000
Advances from related party	1,194,375
Repayment of advances from related party	(1,198,595)
Repayment of promissory note – related party	(300,000)
Payment of offering costs	(409,093)

Net cash used in financing activities	346,286,687

Net Change in Cash	(222,813)
Cash – Beginning of period	293,634

Cash – End of period	$70,821

Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$84,736

Initial classification of Class A common stock subject to possible redemption	$310,313,887

Change in value of Class A common stock subject to possible redemption	$(6,985,447)

Deferred underwriting fee payable	$12,075,000

Initial classification of warrant liability	19,103,833

The accompanying notes are an integral part of the unaudited condensed financial statements.

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Alkuri Global Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on December 1, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not yet commenced any operations. All activity for the period ending June 30, 2021 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income on cash and cash equivalents in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on February 4, 2021. On February 9, 2021, the Company consummated the Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,933,333 warrants (each, a “Private Placement Warrant” and, collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Ark Sponsors LLC (the “Sponsor”), generating gross proceeds of $8,900,000, which is described in Note 4.

Transaction costs amounted to $19,500,194, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees and $525,194 of other offering costs.

Following the closing of the Initial Public Offering on February 9, 2021, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below, except that the interest earned on the Trust Account can be released to the Company to pay its tax obligation.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company intends to complete a Business

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 24 months from the closing of the Initial Public Offering and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until February 9, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Merger Agreement

On June 3, 2021, the Company, entered into an Agreement and Plan of Merger, by and among the Company, Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and, solely for purposes of Section 1.08 of the Merger Agreement, each of Alkuri Sponsors LLC and Dr. Ali Parsadoust. The Merger Agreement was unanimously approved by the Company’s board of directors on June 2, 2021. If the Merger Agreement is

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

approved by the Company’s shareholders, and the transactions contemplated by the Merger Agreement are consummated, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Babylon. Pursuant to the Merger Agreement, each share of Company common stock (excluding shares held in treasury by the Company) will be automatically converted into the right to receive one (1) Class A ordinary shares (the “Pubco Class A Shares”) of Pubco.

The Business Combination implies a $4.2 billion post-closing equity value and a current equity value of Babylon at $3.515 billion, and prior to the closing of the Business Combination (the “Closing”), each outstanding share of Babylon will be reclassified into Pubco Class A Shares, other than the existing Babylon Class A Shares, which will be reclassified as Class B ordinary shares (the “Pubco Class B Shares”) of Pubco. As a result of the reclassification, each outstanding Pubco Class A Share and Pubco Class B Share will have a value at the time of the Business Combination of $10.00 (based on the $3.515 billion equity value of Babylon). At the Closing, the Pubco Class B shares will be held by Dr. Ali Parasdoust, ALP Partners Limited, Parsa Family Foundation (collectively, the “Founder”) or a founder permitted transferee. The Pubco Class B shares will have the same economic terms as the Pubco Class A shares, but the Pubco Class B shares will have 15 votes per share (while each Pubco Class A Share will have 1 vote per share).

In addition, in connection with the Closing, the Company will issue at the closing (i) to the Founder, 38,800,000 Pubco Class B Shares (the “Stockholder Earnout Shares”) and (ii) to the Sponsor, 1,293,750 Pubco Class A shares that the Sponsor would otherwise receive as consideration for the Merger (the “Sponsor Earnout Shares” and together with the Stockholder Earnout Shares, the “Earnout Shares”). The Earnout Shares will be subject to milestones (based on the achievement of certain price targets of Pubco Class A shares following the Closing). In the event such milestones are not met, all of the Earnout Shares will be automatically converted into redeemable shares of Pubco which Pubco can redeem for $1.00.

Subscription Agreements

Additionally, the Company and Babylon entered into subscription agreements, each dated as of June 3, 2021, with certain investors, pursuant to which, among other things, Babylon agreed to issue and sell, in private placements to close immediately prior to the Closing, an aggregate of 23,000,000 Pubco Class A shares for $10 per share. The PIPE Investment will be consummated immediately prior to the closing of the transactions contemplated by the Merger Agreement, subject to the terms and conditions contemplated by the Subscription Agreements, including the consummation of the Business Combination.

Entities affiliated with the Sponsor have agreed to purchase 1,300,000 Pubco Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors. Entities affiliated with Dr. Ali Parsadoust have agreed to purchase 200,000 Pubco Class A Shares pursuant to a Subscription Agreement on substantially the same terms and conditions as the other PIPE Investors. Entities affiliated with VNV Global AB and Kinnevik AB have each agreed to purchase 500,000 Pubco Class A Shares pursuant to Subscription Agreements on substantially the same terms and conditions as the other PIPE Investors.

As of the date hereof, issuance or sale of the Pubco Class A Shares in connection with the Subscription Agreements has not been registered under the Securities Act. The Company has agreed, within 15 calendar days of Closing to file with the SEC a registration statement registering the resale of such Pubco Class A Shares and will use its best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) sixty (60) calendar days (or ninety (90) calendar days if the SEC notifies the Company that it will “review” the registration statement) following the Closing and

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

(ii) the tenth (10th) business day after the date the Company is notified (in writing) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

Going Concern Consideration

At June 30, 2021, we have $70,821 in its operating bank accounts, $345,022,618 in securities held in the Trust Account, to be for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital of ($3,126,669).

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating, and consummating the Business Combination.

If the Business Combination is not consummated, the Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through one year from the date of these financial statements if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ended December 31, 2020, as filed with the SEC on March 30, 2021. The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on February 9, 2021. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020.

Marketable Securities Held in Trust Account

At June 30, 2021, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. Interest income is recognized when earned. The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act. Upon the closing of the Initial Public Offering and the Private Placement, $345 million was placed in the Trust Account and invested in money market funds that invest in U.S. government securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date. Offering costs are allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with warrant liabilities is expensed, and offering costs associated with the Class A ordinary share are charged to the shareholders’ equity. Accordingly, as of June 30, 2021, offering costs in the aggregate of $18,855,156 have been charged to shareholders’ equity and $645,038 of offering costs associated with warrant and forward purchase unit issuance cost has been expensed on the Company’s statement of operations.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Modified Black Scholes approach which includes a Monte Carlo simulation (see Note 9).

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The effective tax rate differs from the statutory tax rate of 21% for the six months ended June 30, 2021 due to the valuation allowance recorded on the Company’s net operating losses and permanent differences.

Net loss per Common Share

Net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 14,558,333 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of loss per share for common stock subject to possible redemption in a manner similar to the two-class method of loss per share. Net loss per common share,

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

basic and diluted, for Class A common stock subject to possible redemption is calculated by dividing the proportionate share of loss on marketable securities held by the Trust Account by the weighted average number of Class A common stock subject to possible redemption outstanding since original issuance.

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss, adjusted for loss on marketable securities attributable to Class A common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Class A common stock subject to possible redemption
Numerator: Earnings allocable to Class A common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$12,331	$22,618
Less: interest available for payment of taxes	(12,331)	(22,618)

Net Income attributable	$—	$—

Denominator: Weighted Average Class A ordinary shares subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	30,980,477	31,011,419

Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.00	$0.00

Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(6,476,328)	$(7,632,476)
Less: Net income allocable to Class A common stock subject to possible redemption	—	—

Non-Redeemable Net Loss	$(6,476,328)	$(7,632,476)

Denominator: Weighted Average Non-redeemable common stock
Basic and diluted weighted average shares outstanding, Non-Redeemable Common stock	12,144,523	11,104,045

Basic and diluted net loss per share, Non-Redeemable Common stock	$(0.53)	$(0.69)

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06- Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant ($8,900,000 in the aggregate), in a private placement. Each Private Placement Warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On December 17, 2020, the Sponsor paid $25,000 for the purchase of 7,187,500 shares of Class B common stock (the “Founder Shares”). On February 4, 2021, the Company effected a 1.2-for-1 stock split of its Class B common stock, resulting in an aggregate of 8,625,000 Founder Shares outstanding. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on February 9, 2021, no Founder Shares are currently subject to forfeiture.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Company’s Class A common

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Due from Sponsor

At the closing of the Initial Public Offering on February 9, 2021, a portion of the proceeds from the sale of the Private Placement Warrants in the amount of $2,000,000 was due to the Company to be held outside of the Trust Account for working capital purposes. Such amount was paid by the Sponsor to the Company on February 10, 2021.

Advances from Related Party

As of February 9, 2021, the Sponsor paid for certain offering costs on behalf of the Company in connection with the Initial Public Offering. As of June 30, 2021, the Company had no outstanding advances from the Sponsor. The outstanding balance under these advances was repaid subsequent to the closing of the Initial Public Offering, on February 10, 2021.

Sponsor Commitment

On May 12, 2021, our Sponsor committed to provide us with an aggregate of $650,000 in loans through May 31, 2022. The loans, if issued, will be non-interest bearing, unsecured and will be repaid upon the consummation of an initial business combination. If the Company does not consummate an initial business combination, all amounts loaned to the Company will be forgiven except to the extent that we have funds available outside of the Trust Account to repay such loans.

Administrative Services Agreement

The Company agreed, commencing on February 4, 2021 through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the three and six months ended June 30, 2021, the Company incurred and paid $20,000 and $50,000 in fees for these services respectively.

Promissory Note—Related Party

On December 17, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of December 31, 2021 or the completion of the Initial Public Offering. As of February 9, 2021, the Company had $300,000 outstanding under the Note. The outstanding balance under the Note of $300,000 was repaid subsequent to the closing of the Initial Public Offering, on February 10, 2021. As of June 30, 2021, there was no balance outstanding under the Promissory Note.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2021 and December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on February 4, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will have registration rights to require the Company to register a sale of any of the securities held by them. These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us, subject to certain limitations. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $ 12,075,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock - The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. As of June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock - The Company is authorized to issue up to 380,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. As of June 30, 2021 and December 31, 2020, there were 4,167,156 and 0 shares, respectively, of Class A common stock issued and outstanding, excluding 30,332,844 and 0 shares, respectively, of Class A common stock subject to possible redemption.

Class B Common Stock - The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. As of June 30, 2021 and December 31, 2020, there were 8,625,000 shares of Class B common stock issued and outstanding, respectively.

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

Only holders of the Class B common stock have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all other matters submitted to a vote of our stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one for one basis. The Company cannot determine at this time whether a majority of the holders of the Class B common stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio.

NOTE 8. WARRANT LIABILITY

Warrants - Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination or within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of Warrants When the Price per share of Class A common stock Equals or Exceeds $18.00 - Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported closing price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after the warrants become exercisable and ending three business days before the Company sends to the notice of redemption to the warrant holders.

Redemption of Warrants When the Price per share of Class A common stock Equals or Exceeds $10.00 - Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the shares of Class A common stock;

•

if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per public share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•

if the closing price of Class A common stock for any 20 trading days within a 30-trading day period ending three trading days before the Company send notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable, or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At June 30, 2021, assets held in the Trust Account were comprised of $345,022,618 in money market funds which are primarily invested in U.S. Treasury securities. During the six months ended June 30, 2021, the Company did not withdraw any interest income from the Trust Account.

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Description	Level	June 30, 2021
Assets:
Cash and marketable securities held in Trust Account	1	$345,022,618
Liabilities:
Warrant Liability - Public Warrants	1	12,592,500
Warrant Liability - Private Placement Warrants	3	8,900,000

The Warrants are measured at fair value on a recurring basis. The Public Warrants were initially valued using Modified Black Scholes model which includes a Monte Carlo simulation. As of June 30, 2021, the Public Warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.

The Private Placement Warrants were valued using a Modified Black Scholes Model which includes a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement. The primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of our common stock. The expected volatility of the Company’s common stock was determined based on the implied volatility of the Public Warrants.

The key inputs into the Monte Carlo simulation model for the Public Warrants and the Black-Scholes-Merton model for the Private Placement Warrants were as follows:

	February 9, 2021 (Initial Measurement)		June 30, 2021
Input	Public Warrants	Private Warrants	Public Warrants	Private Warrants
Risk-free interest rate	0.74%	0.74%	0.91%	0.91%
Expected term (years)	6.57	6.57	5.25	5.25
Expected volatility	20%	20%	21.1%	21.1%
Exercise price	$11.50	$11.50	$11.50	$11.50
Fair value of Units	$9.68	$9.68	$9.89	$9.89
Probability of completing a business combination	88.3%	88.3%	90.0%	90.0%

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on February 9, 2021 (including over-allotment)	7,891,333	11,212,500	19,103,833
Change in valuation inputs or other assumptions	178,000	(86,250)	91,750

Fair value as of March 31, 2021	$8,069,333	$11,126,250	$19,195,583

Change in valuation inputs or other assumptions	830,667	1,466,250	2,296,917

Fair value as of June 30, 2021	$8,900,000	$12,592,500	$21,492,500

ALKURI GLOBAL ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Annex A

EXECUTION VERSION

MERGER AGREEMENT

BY AND AMONG

BABYLON HOLDINGS LIMITED,

LIBERTY USA MERGER SUB, INC.,

AND

ALKURI GLOBAL ACQUISITION CORP.

DATED AS OF JUNE 3, 2021

NO AGREEMENT, ORAL OR WRITTEN, REGARDING OR RELATING TO ANY OF THE MATTERS COVERED BY THIS DRAFT AGREEMENT HAS BEEN ENTERED INTO BETWEEN THE PARTIES. THIS DOCUMENT, IN ITS PRESENT FORM OR AS IT MAY BE HEREAFTER REVISED BY ANY PARTY, WILL NOT BECOME A BINDING AGREEMENT OF THE PARTIES UNLESS AND UNTIL IT HAS BEEN SIGNED BY ALL PARTIES. THE EFFECT OF THIS LEGEND MAY NOT BE CHANGED BY ANY ACTION OF THE PARTIES.

A-ii

A-iii

Schedules

Schedule A	Reclassification Schedule
Schedule B	Consent Schedule

Exhibits

Exhibit A	Company Voting and Support Agreement
Exhibit B	Amended and Restated Memorandum and Articles of Association
Exhibit C	Lockup Agreement
Exhibit D	Registration Rights Agreement
Exhibit E	Director Nomination Agreement
Exhibit F	Form of Surviving Company Bylaws
Exhibit G	Form of Surviving Company Charter

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 3, 2021 (the “date hereof”), is made by and among Babylon Holdings Limited, a company limited by shares incorporated under the laws of Jersey with registered number 115471 (the “Company”), Liberty USA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Alkuri Global Acquisition Corp., a Delaware corporation (the “SPAC”) and the Founder and Alkuri Sponsors LLC (“Sponsor”) (each of Founder and Sponsor solely for the purposes of Section 1.08). The SPAC, the Company and Merger Sub will each be referred to herein from time to time as a “Party” and, collectively, as the “Parties.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Article X below.

WHEREAS, the Company desires to acquire one hundred percent (100%) of the issued and outstanding shares of the SPAC and assume one hundred percent (100%) of the issued and outstanding warrants of the SPAC on the terms and subject to the conditions set forth herein;

WHEREAS, prior to the Effective Time, the Company will undertake an internal reclassification of its shares (the “Reclassification”) in accordance with the actions set forth on Schedule A (the “Reclassification Schedule”) whereby, among other things, (i) the existing Company Shares will be reclassified into Pubco Class A Shares, other than the existing Company Class A Shares, which will be reclassified as Pubco Class B Shares with super voting rights in replacement for the Founder’s pre-Reclassification majority voting right, and (ii) the Company shall adopt an amended and restated Memorandum and Articles of Association in the form attached hereto as Exhibit B (the “Amended and Restated Memorandum and Articles of Association”);

WHEREAS, pursuant to the Governing Documents of the SPAC, the SPAC is required to provide an opportunity for its public stockholders to have their outstanding SPAC Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in the Governing Documents of the SPAC and the SPAC Trust Agreement (the “Offer”);

WHEREAS, Sponsor has delivered to the Company a Voting and Support Agreement, dated as of the date hereof (the “SPAC Voting Agreement”), pursuant to which, among other things, Sponsor has agreed to vote its SPAC Shares in favor of certain matters (including the Merger and certain other proposals of the SPAC set forth in the Proxy Statement), all on the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Merger, the SPAC and the Company have obtained commitments from certain investors for a private placement of Pubco Class A Shares (the “PIPE Investment”) pursuant to the terms of one or more subscription agreements (each, a “Subscription Agreement”), such private placement to be consummated immediately prior to the consummation of the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, in connection with the Merger, the Company, the SPAC, certain stockholders of the SPAC and certain shareholders of the Company have entered into those certain lockup agreements (collectively, the “Lockup Agreement”), substantially in the form set forth on Exhibit C each to be effective upon the Closing;

WHEREAS, concurrently with the execution and delivery of this Agreement, in connection with the Merger, the Company, the SPAC, certain stockholders of the SPAC and certain shareholders of the Company have entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form set forth on Exhibit D, to be effective upon the Closing;

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

WHEREAS, concurrently with the execution and delivery of this Agreement, (a) the Company has delivered to SPAC the Company Shareholder Approval by way of the written consents set out on, and exhibited to, Schedule B (the “Consent Schedule”) (“Written Consents”) executed by holders of Company Shares holding the requisite number of voting rights attaching to such Company Shares to provide the Company Shareholder Approval pursuant to the Governing Documents of the Company and the applicable provisions of the Companies (Jersey) Law 1991; (b) the holders of Company Shares listed at paragraph 8 of the Consent Schedule have entered into Voting and Support Agreements in the form attached hereto as Exhibit A (each, a “Company Voting and Support Agreement”) pursuant to which, among other things, such holders have agreed to vote all of their respective shares of capital stock of the Company in favor of, among other things, adopting this Agreement;

WHEREAS, the Written Consents include the approval of the matters set forth on Consent Schedule which include the items set forth on the Reclassification Schedule and other matters set forth herein;

WHEREAS, the board of directors of the SPAC has unanimously approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and determined to recommend to its shareholders, among other things, the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the board of directors of the Company has unanimously approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and determined to recommend to its shareholders, among other things, the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the board of directors of Merger Sub has approved and adopted this Agreement and the transactions contemplated hereby and concurrently herewith the Company is delivering a consent as the sole shareholder of Merger Sub approving and adopting this Agreement and the transactions contemplated hereby; and

WHEREAS, the parties believe the value of the Founder’s current Company Class A Shares to be in excess of the implied value per Company Class B Share in the Transactions, but the Founder, the Company and the SPAC were unable to agree on a fixed number of Pubco Class B Shares into which the Founder’s current holdings of Company Class A Shares will be redesignated as part of the Reclassification, and as a result, the Founder, the Company and the SPAC have agreed that the Stockholder Earnout Shares will be, subject to the terms of this Agreement, issued to Founder as consideration in connection with the redesignation of Founder’s existing Company Class A Shares into Pubco Class B Shares as part of the Reclassification.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

THE MERGER; CLOSING

1.01        The Merger.

(a)        Subject to the terms and conditions hereof and in accordance with the applicable provisions of the DGCL, on the Closing Date, Merger Sub will merge with and into the SPAC (the “Merger”) at the Effective

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Time, whereupon the separate existence of Merger Sub will cease, and the SPAC will continue as the surviving company (the “Surviving Company”).

(b)        At the Closing, the Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub and the SPAC (the “Certificate of Merger”), such Merger to be consummated immediately upon filing of the Certificate of Merger or at such later time as may be agreed by the SPAC and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

(c)        At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property of every description, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and the SPAC shall become the property, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Company, which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and the SPAC set forth in this Agreement to be performed after the Effective Time.

(d)        If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Merger Sub and the SPAC, the officers and directors of Merger Sub and the SPAC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.02        Effect on Outstanding Shares. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the SPAC, Merger Sub, the Company or their respective stockholders:

(a)        the stock transfer books of the SPAC shall be closed and there shall be no further registration of transfers of SPAC Shares thereafter on the records of the SPAC. From and after the Effective Time, the holders of stock certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such SPAC shares except as otherwise provided for herein. If, after the Effective Time, stock certificates or book-entry shares are presented to the Surviving Company for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(b)        Each SPAC Share issued and outstanding immediately prior to the Effective Time (which excludes Excluded Shares, if any) will be automatically converted into the right to receive the Per Share Merger Consideration.

(c)        Each SPAC Share, if any, held immediately prior to the Effective Time in treasury by the SPAC or by the Company (collectively, the “Excluded Shares”) will be automatically canceled and no payment will be made with respect thereto.

(d)        Each outstanding SPAC Warrant shall be assumed by the Company and automatically converted into a warrant that will be issued by the Company to each holder of SPAC Warrants and will allow such holder to

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

purchase Pubco Class A Shares (collectively, the “Assumed Warrants”). Each Assumed Warrant shall (i) constitute the right to acquire a number of Pubco Class A Shares equal to (in each case, as rounded down to the nearest whole number) the product of (A) the Per Share Merger Consideration, multiplied by (B) the number of SPAC Shares subject to the unexercised portion of such outstanding Warrant, and (ii) have an exercise price per Pubco Class A Share equal to (in each case, as rounded up to the nearest whole cent) the quotient of (A) the exercise price per share of such outstanding Warrant prior to its assumption, divided by (B) the Per Share Merger Consideration. The Company shall take all corporate action necessary to have a sufficient number of authorized but unissued Pubco Class A Shares that can be issued and allotted upon exercise of the Assumed Warrants in accordance with this Section 1.02(d) and the terms of the instrument constituting the Assumed Warrants.

(e)        Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Company.

1.03        Organizational Documents. At the Effective Time, the certificate of incorporation of the SPAC and the bylaws of the SPAC, each as in effect immediately prior to the Effective Time, shall be amended and restated in their entireties to be the Surviving Company Charter and the Surviving Company Bylaws, respectively, until thereafter supplemented or amended in accordance with their terms and the DGCL.

1.04        Directors and Officers. Immediately after the Effective Time, the board of directors and officers of Merger Sub prior to the Effective Time shall be the initial board of directors and officers of the Surviving Company.

1.05        Withholding. Notwithstanding any provision contained herein to the contrary, each of the Company, Merger Sub, the Exchange Agent, each of their respective Affiliates and any other Person making a payment under this Agreement (each, a “Payor”) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Tax Law (including deducting and withholding from amounts payable in-kind but required to be remitted in cash to the applicable taxing authority). Without limiting the foregoing, Payor shall use commercially reasonable efforts to, at least five (5) Business Days prior to the Closing, (a) notify the SPAC of any anticipated withholding, (b) consult with the SPAC in good faith to determine whether such deduction and withholding in respect of holders of Equity Securities of the SPAC is required and (c) reasonably cooperate with the SPAC Shareholders to minimize the amount of any such applicable withholding. Each Payor will timely pay, or will cause to be timely paid, all amounts so deducted or withheld to the appropriate taxing authority within the period required under applicable Law. Any amount deducted or withheld pursuant to this Section 1.05 and remitted to the applicable taxing authority will be treated for all purposes of this Agreement as having been paid to such Person in respect of such deduction and withholding.

1.06        Payment Methodology.

(a)        Prior to the Effective Time, the SPAC, the Company and the Exchange Agent will enter into an exchange agent agreement (the “Exchange Agent Agreement”), and at or prior to the Effective Time, the Company will issue to the SPAC Holders the Merger Consideration to be issued in respect of the SPAC Shares pursuant to Section 1.02(b).

(b)        After the Closing the Company will promptly issue and allot, credited as fully paid, or cause to be issued and allotted, credited as fully paid, to such SPAC Shareholder (and the Company will direct the Exchange

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Agent to take all necessary action to record and effect the same) the number of Pubco Class A Shares equal to the Per Share Merger Consideration multiplied by the number of SPAC Shares registered in the name of by such SPAC Shareholder immediately prior to the Effective Time (the “Merger Consideration”).

(c)        Any Merger Consideration that is to be issued to SPAC Shareholders under this Agreement will be issued directly to the registered SPAC Shareholders. Any fractional shares of Per Share Merger Consideration or fractional interest of Merger Consideration which would be issued under this Agreement, shall be handled in accordance with the Amended and Restated Memorandum and Articles of Association. If any portion of the Merger Consideration is to be issued to a Person other than the Person in whose name the relevant SPAC Shares were registered immediately prior to the Effective Time, it shall be a condition to such delivery that (i) the transfer of such SPAC Shares shall have been permitted in accordance with the terms of the SPAC’s Governing Documents, as in effect immediately prior to the Effective Time, (ii) the certificate of such SPAC Shares shall be properly endorsed or shall otherwise be in proper form for transfer, (iii) the recipient of such portion of the Merger Consideration, or the Person in whose name such portion of the Merger Consideration is issued, shall have already executed and delivered counterparts to such other documents as are reasonably deemed necessary by the Surviving Company or the Company, and (iv) the Person requesting such delivery shall pay to the Company any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such certificate of SPAC Shares or establish to the satisfaction of the Surviving Company and the Company that such Tax has been paid or is not payable.

1.07        The Closing. The closing of the Merger (the “Closing”) will take place electronically by the exchange of the closing deliverables by the means provided in Article VII hereof as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as the SPAC and the Company may agree in writing.

1.08        Earnout.

(a)        Issuance of Sponsor Earnout Shares. The Sponsor agrees, in accordance with the SPAC Voting Agreement, that the Pubco Class A Shares issued, at the Effective Time pursuant to Section 1.02, upon the cancellation and conversion of 1,293,750 shares of SPAC Class B Common Stock (such Pubco Class A Shares, the “Sponsor Earnout Shares”) shall become subject to the certain conversion and redemption rights conditioned upon certain trigger provisions of clause (d) of this Section 1.08 and the Amended and Restated Memorandum and Articles of Association. The Sponsor will immediately become the legal and beneficial owner of the Sponsor Earnout Shares, but they will be subject to (a) transfer restrictions as set out in Section 1.08(c) and (d) and (b) conversion into a redeemable class of Company shares in accordance with Section 1.08(d)(v) and the Amended and Restated Memorandum and Articles of Association (the “Sponsor Earnout Share Conversion Right”). The Sponsor will be shown as the registered owner of the Sponsor Earnout Shares on the books and records of the Company evidencing such shares, and shall, subject to the remaining provisions of this Section 1.08, have all rights with respect to such shares of Pubco Class A Shares during the period of time in which such Pubco Class A Shares have not been converted pursuant to the Sponsor Earnout Share Conversion Right (including the right to vote such shares and the right to receive on a current basis any cash dividends or other distributions made with respect to such shares; provided, however that (i) the Sponsor Earnout Shares shall not have any right to receive capital on a liquidation, dissolution or winding-up of the Company; and (ii) any dividends or other distributions that are due to be paid with respect to any Sponsor Earnout Shares shall be held

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

by the Company on behalf of the Sponsor, in each case, until such time as such Sponsor Earnout Shares have been released from the Sponsor Earnout Share Conversion Right).

(b)        Issuance of Stockholder Earnout Shares. In consideration for the Founder’s consenting to the Transactions and in connection with the exchange of Founder’s Company Class A Shares for Pubco Class B Shares in the Reclassification, the Company shall issue to the Founder at the Closing, 38,800,000 Pubco Class B Shares (the “Stockholder Earnout Shares,” and, together with the Sponsor Earnout Shares, the “Earnout Shares”), which shall be subject to the certain conversion and redemption rights conditioned upon certain trigger provisions of clause (d) of this Section 1.08 and the Amended and Restated Memorandum and Articles of Association. The Founder will immediately become the legal and beneficial owner of the Stockholder Earnout Shares, but they will be subject to (a) transfer restrictions as set out in Section 1.08(c) and (d) and (b) conversion into a redeemable class of Company shares in accordance with Section 1.08(d)(v) and the Amended and Restated Memorandum and Articles of Association (the “Founder Earnout Share Conversion Right” and, together with the Sponsor Earnout Share Conversion Right, the “Earnout Share Conversion Rights”). The Founder will be shown as the registered owner of the Stockholder Earnout Shares on the books and records of the Company evidencing such shares, and shall, subject to the remaining provisions of this Section 1.08, have all rights with respect to such shares of Pubco Class B Shares during the period of time in which such Pubco Class B Shares have not been converted pursuant to Founder Earnout Share Conversion Right (including the right to vote such shares and the right to receive on a current basis any cash dividends or other distributions made with respect to such shares; provided, however that the following restrictions shall apply and the Founder shall irrevocably waive the following rights unless the Stockholder Earnout Shares have been released from the Founder Earnout Share Conversion Right (i) the Stockholder Earnout Shares shall not have any right to receive capital on a liquidation, dissolution or winding-up of the Company; and (ii) any dividends or other distributions that are due to be paid with respect to any Stockholder Earnout Shares shall be held by the Company on behalf of the Founder until such time as such Stockholder Earnout Shares have been released from the Founder Earnout Share Conversion Right). The Founder and the Company will jointly enter into a UK tax election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 within fourteen (14) days of the issuance of the Stockholder Earnout Shares.

(c)        Procedures Applicable to the Earnout Shares

(i)        The Earnout Shares shall not be transferable while subject to the Earnout Share Conversion Rights. Upon the issuance of the Earnout Shares, in addition to any legends to reflect applicable transfer restrictions under applicable Laws, each certificate representing the Earnout Shares shall be stamped or otherwise imprinted with the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF CERTAIN CONVERSION AND REDEMPTION PROVISIONS SET FORTH IN SECTION 1.08 OF THAT CERTAIN AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 3, 2021, BETWEEN THE HOLDER HEREOF AND THE ISSUER, AS WELL AS THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION, AS AMENDED, AND MAY ONLY BE SOLD OR TRANSFERRED UPON THE TERMINATION OF THE EARNOUT SHARE CONVERSION RIGHT IN ACCORDANCE WITH THE TERMS THEREOF.”

(ii)        Promptly upon the occurrence of any triggering event described in Section 1.08(d), or as soon as practicable after the Company becomes aware of the occurrence of such triggering event or receives written notice of such triggering event from the Sponsor or the Founder, (A) the Company shall instruct the Company’s transfer agent in consultation with the Sponsor or the Founder as applicable, to remove the aforementioned

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

legend restricted transfer and (B) the respective Earnout Share Conversion Right shall terminate with respect to the relevant Earnout Shares.

(d)        Release of Earnout Shares from the Earnout Share Conversion Rights. The following conditions must be met in order for the applicable portion of the Earnout Shares to be released from the Earnout Share Conversion Rights:

(i)        (A) one-quarter of the Stockholder Earnout Shares will be released from the Founder Earnout Share Conversion Right, in accordance with Section 1.08(c)(ii) if, after the date which is nine months following the Closing Date (the “Stockholder Vesting Start Date”) but on or prior to the fifth (5th) anniversary of the Stockholder Vesting Start Date: (x) the VWAP of shares of the Company’s Class A Common Stock equals or exceeds $12.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange, as applicable or (y) if the Company consummates a transaction which results in all the stockholders of the Company having the right to exchange all of their shares for cash, securities or other property (a “Change of Control Transaction”) having a value equaling or exceeding $12.50 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by the Company Board) (“Per Share Proceeds”) and (B) one-quarter of the Sponsor Earnout Shares will be released from the Sponsor Earnout Share Conversion Right, in accordance with Section 1.08(c)(ii) if, on or prior to the fifth (5th) anniversary of the Closing Date: (x) the closing trading price of the Company’s Class A Common Stock on the Nasdaq or any other national securities exchange, as applicable equals or exceeds $12.50 per share for any trading day after and including the Closing Date, or (y) if the Company consummates a Change of Control Transaction;

(ii)        (A) one-quarter of the Stockholder Earnout Shares will be released from the Founder Earnout Share Conversion Right, in accordance with Section 1.08(c)(ii) if, after the Stockholder Vesting Start Date but on or prior to the fifth (5th) anniversary of the Stockholder Vesting Start Date: (x) the VWAP of shares of the Company’s Class A Common Stock equals or exceeds $15.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange, as applicable or (y) if the Company consummates a Change of Control Transaction with Per Share Proceeds equaling or exceeding $15.00 per share and (B) one-quarter of the Sponsor Earnout Shares will be released from the Sponsor Earnout Share Conversion Right, in accordance with Section 1.08(c)(ii) if, on or prior to the fifth (5th) anniversary of the Closing Date: (x) the closing trading price of the Company’s Class A Common Stock on the Nasdaq or any other national securities exchange, as applicable equals or exceeds $15.00 per share for any trading day after and including the Closing Date, or (y) if the Company consummates a Change of Control Transaction;

(iii)        (A) one-quarter of the Stockholder Earnout Shares will released from the Founder Earnout Share Conversion Right, in accordance with Section 1.08(c)(ii) if, after the Stockholder Vesting Start Date but on or prior to the fifth (5th) anniversary of the Stockholder Vesting Start Date: (x) the VWAP of shares of the Company’s Class A Common Stock equals or exceeds $17.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange, as applicable or (y) if the Company consummates a Change of Control Transaction with Per Share Proceeds equaling or exceeding $17.50 per share and (B) one-quarter of the Sponsor Earnout Shares will be released from the Sponsor Earnout Share Conversion Right, in accordance with Section 1.08(c)(ii) if, on or prior to the fifth (5th) anniversary of the Closing Date: (x) the closing trading price of the Company’s Class A Common Stock on the Nasdaq or any other national securities exchange, as applicable equals or exceeds $17.50

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

per share for any trading day after and including the Closing Date, or (y) if the Company consummates a Change of Control Transaction;

(iv)        (A) one-quarter of the Stockholder Earnout Shares will be released from the Founder Earnout Share Conversion Right, in accordance with Section 1.08(c)(ii) if, after the Stockholder Vesting Start Date but on or prior to the fifth (5th) anniversary of the Stockholder Vesting Start Date: (x) the VWAP of shares of the Company’s Class A Common Stock equals or exceeds $20.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange, as applicable or (y) if the Company consummates a Change of Control Transaction with Per Share Proceeds equaling or exceeding $20.00 per share and (B) one-quarter of the Sponsor Earnout Shares will be released from the Sponsor Earnout Share Conversion Right, in accordance with Section 1.08(c)(ii) if, on or prior to the fifth (5th) anniversary of the Closing Date: (x) the closing trading price of the Company’s Class A Common Stock on the Nasdaq or any other national securities exchange, as applicable equals or exceeds $20.00 per share for any trading day after and including the Closing Date, or (y) if the Company consummates a Change of Control Transaction.

(v)        if any the conditions set forth in any of Sections 1.08(d)(i), 1.08(d)(ii), 1.08(d)(iii) or 1.08(d)(iv) have not been satisfied (A) in the case of each of the Stockholder Earnout Shares, at the fifth (5th) anniversary of the Stockholder Vesting Start Date, or the Sponsor Earnout Shares, at the fifth (5th) anniversary of the Closing Date, (B) upon the consummation of a Change of Control Transaction or (C) immediately prior to any other liquidation, dissolution or winding up of the Company, any Earnout Shares not released from the applicable Earnout Share Conversion Right shall be deemed to automatically and irrevocably convert to Deferred Shares, and following such conversion, shall be redeemed from the Founder or Sponsor, as applicable, by the Company, in each case in accordance with the Amended and Restated Memorandum and Articles of Association and the Founder shall not have any right to retain such Stockholder Earnout Shares or any benefit therefrom and the Sponsor shall not have any right to retain such Sponsor Earnout Shares or any benefit therefrom.

(e)        For the avoidance of doubt, if the condition for more than one triggering event is met pursuant to Section 1.08(d), then all of the Earnout Shares to be released from the Earnout Share Conversion Right in connection with each such triggering event shall be so released.

(f)        For the avoidance of doubt, it is not a condition to the release of any Stockholder Earnout Shares from the Founder Earnout Share Conversion Right that the Founder remain an employee of the Company or any of its Affiliates.

(g)        The Pubco Share price targets set forth in Sections 1.08(d)(i), 1.08(d)(ii), 1.08(d)(iii)or 1.08(d)(iv) shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Pubco Shares after the date of this Agreement.

(h)        Founder shall be responsible for, shall pay, and shall reimburse the Company in respect of, any Taxes relating to withholding required to be made (excluding, for the avoidance of doubt, any employer National Insurance contributions) and the employee portion of any employment, payroll, social security or similar Taxes with respect to or in connection with the issuance of the Stockholder Earnout Shares pursuant to the provisions of this Agreement. The Founder shall cooperate with the Company with respect to Tax matters relating to the Stockholder Earnout Shares, including providing the Company with such information that the Company requires to determine the Founder’s Tax residency or other Tax status.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(i)        If any of the conditions set forth in any of Sections 1.08(d)(i), 1.08(d)(ii), 1.08(d)(iii) or 1.08(d)(iv) have not been satisfied, in the case of each of the Stockholder Earnout Shares upon the events referred to in (A) to (C) in Section 1.08(d)(v), Founder shall not take any action to prevent the conversion of such Shares to Deferred Shares.

(j)        For U.S. federal income Tax purposes, the Parties intend that the Stockholder Earnout Shares issued to the Founder pursuant to Section 1.08(b) be treated as consideration received by the Founder in respect of the Transactions.

1.09        Adjustment to the Per Share Merger Consideration. In the event of any change in (i) the number of Pubco Shares, or securities convertible or exchangeable into or exercisable for Pubco Shares, other than as contemplated by the Reclassification, or (ii) the number of the SPAC, or securities convertible or exchangeable into or exercisable for SPAC Shares, in each case issued and outstanding after the date of this Agreement and prior to the Effective Time by reason of any stock split, reverse stock split (consolidation), stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or similar, the Per Share Merger Consideration shall be equitably adjusted to reflect the effect of such change and, as so adjusted, shall from and after the date of such event, be the Per Share Merger Consideration. For the avoidance of doubt, no adjustment shall be made if shares of SPAC capital stock are issued or sold upon the exercise or conversion of any outstanding option, warrant or other convertible interest of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SPAC

Except as set forth in the sections of the disclosure letter prepared by the SPAC (the “SPAC Disclosure Letter”) and dated as of, the date of this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein, and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the SEC Reports filed or furnished by the SPAC prior to the date hereof (excluding any disclosures in such SEC Reports under the headings “Risk Factors”, “Forward Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature), the SPAC represents and warrants to the Company and Merger Sub as follows:

2.01        Organization and Power. The SPAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. There is no pending, or to the SPAC’s Knowledge, threatened, action for the dissolution, liquidation or insolvency of the SPAC.

2.02        Authorization. Subject to receipt of the SPAC Shareholder Approval, the execution, delivery and performance of this Agreement and the other Transaction Document to which it is a party by the SPAC and the consummation of the Transactions have been duly and validly authorized by all requisite corporate action, and no other proceedings on their part are necessary to authorize the execution, delivery or performance of this Agreement and the other Transaction Document to which it is a party. This Agreement has been duly executed and delivered by the SPAC and, assuming that this Agreement is a valid and binding obligation of the Company and Merger Sub, this Agreement constitutes a valid and binding obligation of the SPAC, enforceable in

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).

2.03        No Violations. Subject to (a) receipt of the SPAC Shareholder Approval, (b) the filing of the Certificate of Merger, and (c) compliance with and filings under the federal securities Laws, any U.S. state or foreign securities or “blue sky” laws and the rules and regulations of Nasdaq, the execution and delivery of this Agreement by the SPAC and the execution and delivery of other Transaction Documents to which the SPAC is party do not and will not, and the performance and compliance with the terms and conditions hereof and thereof by the SPAC and the consummation of the Transactions by the SPAC will not (with or without notice or passage of time, or both):

(a)        violate or conflict with any of the provisions of the SPAC’s Governing Documents; or

(b)        violate, conflict with, result in a breach or constitute a default under any provision of, or require any notice, filing, consent, authorization or approval under, any Legal Requirement binding upon the SPAC.

2.04        Capitalization; Subsidiaries.

(a)        Section 2.04(a) of the SPAC Disclosure Letter sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of the issued and outstanding SPAC Shares and SPAC Warrants. All outstanding Equity Securities of the SPAC have been duly authorized and validly issued and are fully paid and non-assessable. The issuance of Post-Closing SPAC Shares upon the exercise or conversion, as applicable, of Equity Securities that are derivative securities, will, upon exercise or conversion in accordance with the terms of such Equity Securities against payment, therefore, be duly authorized, validly issued, fully paid, and non-assessable. Except as set forth in Section 2.04(a) of the SPAC Disclosure Letter, such Equity Securities (i) were not issued in violation of the Governing Documents of the SPAC or any applicable Law, and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of the SPAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the SPAC Shares and SPAC Warrants set forth on Section 2.04(a) of the SPAC Disclosure Letter (subject to any SPAC Shareholder redemptions), immediately prior to Closing, there shall be no other outstanding Equity Securities of the SPAC. Except as disclosed in the SPAC SEC Reports, in Section 2.04(b) of the SPAC Disclosure Letter, as expressly contemplated by this Agreement, the other Transaction Documents or the Transactions or as otherwise mutually agreed to by the Company and the SPAC, there are no outstanding (i) equity appreciation, phantom equity or profit participation rights, or (ii) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the SPAC, and, except as expressly contemplated by this Agreement, the other Transaction Documents or the Transactions or as otherwise mutually agreed in writing by the Company and the SPAC, there is no obligation of the SPAC, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the SPAC. Except as disclosed in the SPAC SEC Reports or the SPAC’s Governing Documents, there are no outstanding contractual obligations of the SPAC to repurchase, redeem or otherwise acquire any securities or Equity Securities of the SPAC. Except as disclosed in the SPAC SEC Reports or in Section 2.04(b) of the SPAC Disclosure Letter, there are no outstanding bonds, debentures, notes or other Indebtedness of the SPAC having the right to vote (or convertible into, or exchangeable for, securities having the

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

right to vote) on any matter for which SPAC Shareholders may vote. Except as disclosed in the SPAC SEC Reports or in Section 2.04(b) of the SPAC Disclosure Letter, the SPAC is not a party to any stockholders’ agreement, voting agreement or registration rights agreement relating to the SPAC Shares or any other Equity Securities of the SPAC. The SPAC does not own any Equity Securities in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any Equity Securities, or any securities or obligations exercisable or exchangeable for or convertible into any Equity Securities, of such Person.

(b)        The SPAC has no Subsidiaries and does not own, directly or indirectly, any Equity Securities in any Person, whether incorporated or unincorporated. The SPAC is not party to any Contract that obligates the SPAC to invest money in, loan money to or make any capital contribution to any other Person.

2.05        Governmental Consents, Etc.

Except for (a) receipt of the SPAC Shareholder Approval, (b) the applicable requirements of the federal securities Laws, any U.S. state or foreign securities or “blue sky” laws, and the rules and regulations of Nasdaq, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (d) the pre-merger notification requirements of the HSR Act, the SPAC is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance by it of this Agreement or the other Transaction Documents or the consummation of the Transactions, and no consent, approval or authorization of any Governmental Entity or any other party or Person is required to be obtained by the SPAC in connection with its execution, delivery and performance of this Agreement or the other Transaction Documents or the consummation of the Transactions.

2.06        Legal Proceedings. There are no pending or, to the SPAC’s Knowledge, threatened Legal Proceedings, in each case, against the SPAC including, any that (a) challenges the validity or enforceability of the SPAC’s obligations under this Agreement or the other Transaction Documents to which the SPAC is party, or (b) seeks to prevent, delay or otherwise would reasonably be expected to adversely affect the consummation by the SPAC of the transactions contemplated herein or therein or otherwise result in a SPAC Material Adverse Effect.

2.07        SEC Filings and Financial Statements.

(a)        The SPAC has timely filed or furnished all forms, reports, schedules, forms, statements and other documents required to be filed by it with the SEC (collectively, as they have been amended since the time of their filing and including all exhibits and supplements thereto, the “SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, reports, schedules, forms, statements and other documents required to be filed or furnished with the SEC subsequent to the date of this Agreement. The SEC Reports did not at the time they were filed with the SEC (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)        Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the SPAC as at the respective dates thereof and for the respective periods indicated therein.

(c)        Except as and to the extent set forth on the balance sheet of the SPAC at March 31, 2021, including the notes thereto (as set forth in the SPAC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 on file with the SEC, the “SPAC Subject Balance Sheet”), the SPAC has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), of the type required to be reflected on a consolidated balance sheet prepared in accordance with GAAP except for (i) liabilities and obligations incurred since the date of the SPAC Subject Balance Sheet in the Ordinary Course of Business that are not, individually or in the aggregate, material to the SPAC and do not result from or arise out of any material breach of or material default under any material contract, material breach of warranty, tort, material infringement or material violation of Law; (ii) liabilities and obligations incurred in connection with the Transactions; and (iii) liabilities and obligations which are not, individually or in the aggregate, material to the SPAC.

(d)        The SPAC has heretofore furnished to the Company and Merger Sub complete and correct copies of all amendments and modifications that have not been filed by the SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by the SPAC with the SEC and are currently in effect.

(e)        As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SPAC SEC Reports. None of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(f)        To the SPAC’s Knowledge each director and executive officer of the SPAC has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(g)        The SPAC has timely filed and made available to the Company and Merger Sub all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any SEC Report (the “SPAC Certifications”). Each of the SPAC Certifications is true and correct in all material respects. The SPAC maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning the SPAC is made known on a timely basis to the individuals responsible for the preparation of the SPAC’s SEC filings and other public disclosure documents. As used in this Section 2.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(h)        The SPAC maintains a standard system of accounting established and administered in accordance with GAAP. The SPAC has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The SPAC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability in all material respects.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(i)        Neither the SPAC nor, to the Knowledge of the SPAC, any manager, director, officer, employee, auditor, accountant or Representative of the SPAC has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the SPAC or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the SPAC has engaged in questionable accounting or auditing practices. No attorney representing the SPAC, whether or not employed by the SPAC, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the SPAC or any of its officers, directors, employees or agents to the SPAC Board (or any committee thereof) or to any director or officer of the SPAC.

(j)        To the SPAC’s Knowledge, as of the date hereof, no employee of the SPAC has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. As of the date hereof, neither the SPAC nor, to the SPAC’s Knowledge, any officer, employee, contractor, subcontractor or agent of the SPAC has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the SPAC in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

2.08        Absence of Certain Changes. Except as set forth on Section 2.08 of the SPAC Disclosure Letter during the period from the date of the SPAC Subject Balance Sheet to the date hereof, the SPAC has conducted its business in the Ordinary Course of Business and:

(a)        there has not been a SPAC Material Adverse Effect;

(b)        the SPAC has not declared, set aside or paid any dividend or other distribution or payment in respect of its Equity Securities;

(c)        the SPAC has not sold, assigned, transferred, conveyed, leased or otherwise disposed of any material portion of its assets or incurred any Indebtedness;

(d)        the SPAC has not made any loans, advances, or capital contributions to, or investments in, any Person;

(e)        the SPAC has not (i) increased the base salary or base wages payable to any of its officers or employees other than increases made in the Ordinary Course of Business, (ii) increased severance obligations payable to any of its officers or employees, or (iii) made or committed to make any bonus payment to any of its officers or employees other than payments or arrangements in the Ordinary Course of Business;

(f)        the SPAC has not acquired by merger, consolidation or otherwise any business of any Person or division thereof;

(g)        there has not been any casualty event that has resulted in or is reasonably likely to result in a loss in excess of $500,000, whether or not covered by insurance;

(h)        there has not been any material change by the SPAC in accounting or Tax reporting principles, methods or policies;

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(i)        the SPAC has not made or rescinded any material election relating to Taxes, settled or compromised any material Claim relating to Taxes, or amended any material Tax Return;

(j)        the SPAC has not settled any material Legal Proceedings; and

(k)        the SPAC has not agreed or committed, whether orally or in writing, to do any of the foregoing.

2.09        SPAC Trust Amount. As of the day immediately preceding the date hereof, the SPAC Trust has a rounded-off balance of no less than $345,000,000 (the “SPAC Trust Amount”). Such monies are invested solely in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company pursuant to the SPAC Trust Agreement. The SPAC Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the SPAC Trust Agreement in the SEC Reports to be inaccurate in any material respect or that would entitle any Person (other than (a) the underwriters of the SPAC’s initial public offering for deferred underwriting commissions as described in the SEC Reports, (b) holders of SPAC Shares who shall have elected to redeem their SPAC Shares pursuant to the SPAC’s Governing Documents, or (c) if the SPAC fails to complete a business combination within the allotted time period set forth in the Governing Documents of the SPAC and liquidates the trust account (the “Trust Account”), subject to the terms of the SPAC Trust Agreement, the SPAC (in limited amounts to permit the SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of the SPAC) and then the SPAC Shareholders) to any portion of the proceeds in the SPAC Trust. Prior to the Closing, none of the funds held in the SPAC Trust may be released except (x) to pay income and other Tax obligations from any interest income earned in the SPAC Trust, (y) to redeem SPAC Shares in accordance with the provisions of the SPAC’s Governing Documents, or (z) to pay deferred underwriting commissions (the “Permitted Releases”).

2.10        Broker. Except as set forth on Section 2.10 of the SPAC Disclosure Letter, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any agreement made by or on behalf of the SPAC.

2.11        Solvency. The SPAC is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the SPAC.

2.12        SPAC Information. None of the information supplied or to be supplied by the SPAC or any of its Affiliates expressly for inclusion in the SEC Reports, mailings to the SPAC Shareholders with respect to the Offer or the Merger, any supplements thereto or in any other document filed with any Governmental Entity in connection herewith, will, at the date of filing or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the SPAC or that is included in the applicable filings). No representation or warranty is made by the SPAC with respect to statements made or incorporated by reference therein based on information supplied or to be supplied by, the SPAC, the SPAC Shareholders or any of their respective Affiliates.

2.13        Listing. The SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq as of the date hereof. As of the date hereof, there is no Legal Proceeding pending or,

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

to the SPAC’s Knowledge, threatened in writing against the SPAC by the SEC with respect to the deregistration of the SPAC Shares under the Exchange Act. As of the date hereof, there is no Legal Proceeding pending or, to the SPAC’s Knowledge, threatened in writing against the SPAC by Nasdaq with respect to the delisting of the SPAC Shares on Nasdaq. The SPAC has taken no action that is designed to terminate the registration of the SPAC Shares under the Exchange Act.

2.14        Affiliate Transactions. Other than (i) for payment of salary and benefits for services rendered, (ii) reimbursement for expenses incurred on behalf of the SPAC, (iii) with respect to any Person’s ownership of shares or other securities of the SPAC, or (iv) as set forth in Section 2.14 of the SPAC Disclosure Letter, there are no Contracts under which there are any existing or future Liabilities or obligations between the SPAC, on the one hand, and, on the other hand, any (y) present or former manager, employee, officer or director of the SPAC or any of its Subsidiaries or (z) record or beneficial owner of five percent (5%) or more of the outstanding SPAC Shares as of the date hereof.

2.15        SPAC Contracts. As of the date hereof, the SPAC is not party to any Contract other than (a) nondisclosure agreements (containing customary terms) to which the SPAC is a party that were entered into in the Ordinary Course of Business, and (b) those entered into in connection with the Transactions.

2.16        Intellectual Property. The SPAC does not own or license the right to use any patents, copyrights, trademarks, trade secrets, know-how or software, and none are or ever have been necessary for the operation of its business. To the knowledge of the SPAC, as of the date hereof, the SPAC is not infringing, misappropriating or otherwise violating, and except as set forth on Section 2.16 of the SPAC Disclosure Letter, has never infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any Person. Except as set forth on Section 2.16 of the SPAC Disclosure Letter, as of the date hereof, there are no claims pending or, to the Knowledge of the SPAC, threatened alleging that the SPAC is currently infringing upon, misappropriating or using in an unauthorized manner or violating the Intellectual Property Rights of any Person, and the SPAC is unaware of any facts which would form a reasonable basis for any such claim. The SPAC is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other Contract relating to any Intellectual Property Rights. The SPAC is not a party, or otherwise subject to, any Contract that would be a Material Contract relating to Intellectual Property Rights, if a Company Entity were a party to such Contract, and none are or have ever been necessary for the operation of its business.

2.17        Employees.

(a)        Other than the officers of the SPAC, the SPAC does not have any employees and has not previously had any employees. Section 2.17(a) of the SPAC Disclosure Letter lists each officer of the SPAC and their respective titles. As of the date hereof, no officer of the SPAC receives or has received any cash compensation (including base salary or cash bonuses).

(b)        As of the date hereof, the SPAC is not, nor has ever been, a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. There has been no organizational effort made or, to the Knowledge of the SPAC, threatened, either currently or since the date of organization of the SPAC, by or on behalf of any labor union with respect to the service providers of the SPAC. Except as would not reasonably be expected to have a SPAC Material Adverse Effect, the SPAC is in compliance with all applicable Laws respecting labor, employment, fair employment practices (including equal employment opportunity laws), terms and conditions of employment,

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

classification of employees, workers’ compensation, occupational safety and health, immigration, affirmative action, plant closings, and wages and hours. To the extent wages, salaries and other cash payments were made to its officers, the SPAC has, as of the date hereof, withheld all amounts required by applicable Laws or by Contract to be withheld such payments; and is not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing. To the extent wages, salaries, commissions, bonuses, benefits and other cash compensations was due to be paid to or on behalf of its officers, the SPAC has, as of the date hereof, paid in full all such amounts owed.

2.18        Employee Benefits. Neither the SPAC nor any of its ERISA Affiliates maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any SPAC Employee Benefit Plan. Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, individually, in the aggregate or in connection with any other event, (a) result in any payment becoming due to any officer, employee, consultant or director of the SPAC, (b) increase or modify any benefits otherwise payable by the SPAC to any employee, consultant or director of the SPAC, or (c) result in the acceleration of time of payment or vesting of any such benefits to any employee, consultant or director of the SPAC.

2.19        Real Property. The SPAC does not own, lease or use any real property.

2.20        Tax Matters.

(a)        Except as would not reasonably be expected to have a SPAC Material Adverse Effect:

(i)        all Tax Returns required to be filed by the SPAC have been filed (taking into account extensions) and all such Tax Returns are true, correct and complete in all material respects;

(ii)        all Taxes required to be paid by the SPAC have been duly paid;

(iii)        to the Knowledge of the SPAC, no Tax audit, inquiry, claim, examination or other proceeding (administrative or judicial) with respect to Taxes of the SPAC is pending or otherwise in progress or has been threatened in writing by any Governmental Entity;

(iv)        the SPAC has complied in all material respects with all applicable Laws relating to the collection, withholding, reporting, and remittance of Taxes;

(v)        the SPAC has not participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar or analogous provision of state, local or non-U.S. Law);

(vi)        there are no Liens for Taxes on any of the assets of the SPAC, other than Permitted Liens;

(vii)        to the Knowledge of the SPAC, there are no written assessments, deficiencies, adjustments or other claims with respect to Taxes that have been asserted, assessed, or threatened against the SPAC that have not been paid or otherwise resolved in full;

(viii)        to the Knowledge of the SPAC, the SPAC does not have any liability for the Taxes of any Person (other than the SPAC) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), or (ii) as a transferee or successor, or by contract (except for liabilities pursuant to commercial contracts entered into in the ordinary course of business and not primarily relating to Taxes);

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(ix)        the SPAC does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise have an office or fixed place of business in a country other than the country in which it is organized;

(x)        the SPAC will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (B) installment sale or open transaction made prior to the Closing Date; (C) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (D) use of an improper method of accounting for a taxable period on or prior to the Closing Date; or (E) any agreement entered into with any Governmental Entity in respect of Taxes. The SPAC has not made an election pursuant to Section 965(h) of the Code; and

(xi)        to the Knowledge of the SPAC, the SPAC will not be required to pay any material Tax after the Closing Date as a result of any deferral of a payment obligation or advance of a credit with respect to Taxes to the extent relating to any action, election, deferral, filing, or request made or taken by the SPAC (including the non-payment of a Tax) on or prior to the Closing Date (including (A) the delay of payment of employment Taxes under any COVID-19 Tax Measure or any similar notice or order or law, and (B) the advance refunding or receipt of credits under any COVID-19 Tax Measure (including, without limitation, Section 3606 of the CARES Act)).

(b)        the SPAC (or any predecessor thereof) has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock that was purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) since January 1, 2017.

(c)        the SPAC has not taken any action (nor permitted any action to be taken), that would reasonably be expected to prevent the Merger from constituting a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

(d)        the SPAC is a Tax resident only in its jurisdiction of formation.

(e)        the SPAC (i) is not a “surrogate foreign corporation” or “expatriated entity” within the meaning of Section 7874(a)(2) of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) or is treated as a U.S. corporation for U.S. federal Tax purposes by reason of the application of Sections 269B or 7874(b) of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law), or (ii) was not created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulation Section 301.7701-5(a). (or any corresponding or similar provision of state, local or non-U.S. Tax Law).

(f)        the SPAC is and has since formation been treated as a domestic corporation for U.S. federal (and applicable state and local) income Tax purposes.

2.21        Laws and Permits.

(a)        the SPAC is in compliance in all material respects with all applicable Laws. As of the date hereof, to the SPAC’s Knowledge, the SPAC is not under investigation by any Governmental Entity with respect to any alleged material violation of any applicable Laws.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(b)        the SPAC has been granted all Permits necessary for and material to the conduct of its business as conducted as of the date hereof, taken as a whole. Section 2.21(b) of the SPAC Disclosure Letter sets forth a list of all Permits held by the SPAC. Such Permits are valid and in full force and effect, and the SPAC is in material compliance with all of such Permits. There is no lawsuit or similar proceeding pending or, to the Knowledge of the SPAC, threatened, to revoke, suspend, withdraw or terminate any such Permit. All such Permits are transferable to the Company Entities in connection with the Transactions.

2.22        Insurance. The SPAC does not own or maintain any insurance policies, nor is any insurance necessary for the operation of its business.

2.23        Vote Required. The affirmative vote of the holders of a majority of the SPAC Shares entitled to vote thereon and present in person or by proxy at a meeting in which a majority in voting power of the SPAC Shares (the “SPAC Required Vote”) is the only vote of the holders of any class or series of SPAC Shares necessary to obtain the SPAC Shareholder Approval.

2.24        Investment Company. The SPAC is not an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

2.25        Minute Books. The minute books and other similar records of the SPAC contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. The SPAC has provided true and complete copies of all such minute books and other similar records to the SPAC’s representatives.

2.26        Absence of Certain Payments. As of the date of this Agreement, to the Knowledge of the SPAC, no employee of the SPAC has, and no agent or Representative when acting on behalf of the SPAC has, in violation of Law (a) used any corporate funds for any contribution, gift, entertainment or other expense relating to political activity; (b) made any direct or indirect payment to any foreign or domestic government official or employee from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977; or (d) made any bribe, rebate, payoff, influence payment, kickback or other payment.

2.27        SPAC Investigations. The SPAC acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company Entities and Merger Sub which it and its Representatives have desired or requested to review, and that they and their Representatives have had full opportunity to meet with the management of the Company Entities and Merger Sub and to discuss the business and assets of the Company Entities and Merger Sub. The SPAC acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, have formed an independent judgment concerning, the Company Entities and Merger Sub and its business and operations.

2.28        Defense Production Act. No national or subnational governments of a single foreign state have a “substantial interest” (as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof) in SPAC.

2.29        NO ADDITIONAL REPRESENTATIONS; NO RELIANCE. EACH OF THE COMPANY AND MERGER SUB ACKNOWLEDGES AND AGREES THAT: (A) NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

WARRANTIES EXPRESSLY MADE BY THE SPAC IN THIS ARTICLE II AND IN THE OTHER TRANSACTION DOCUMENTS TO WHICH THE SPAC IS A PARTY, NONE OF THE SPAC OR ANY AFFILIATE THEREOF NOR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE SPAC OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE SPAC OR ANY OF ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING; (B) THE COMPANY HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY FROM THE SPAC STOCKHOLDERS, THE SPAC OR ANY OTHER PERSON IN DETERMINING TO ENTER INTO THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT; AND (C) NONE OF THE SPAC STOCKHOLDERS, THE SPAC OR ANY OTHER PERSON WILL HAVE, OR BE SUBJECT TO, ANY LIABILITY TO THE COMPANY OR MERGER SUB OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO, OR USE BY, THE COMPANY OR MERGER SUB OF ANY INFORMATION REGARDING THE SPAC FURNISHED OR MADE AVAILABLE TO THE COMPANY OR MERGER SUB AND ITS REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO THE COMPANY OR MERGER SUB IN ANY DATA ROOM, MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT IN THE CASE OF FRAUD. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE SPAC IN THIS ARTICLE II AND IN THE OTHER TRANSACTION DOCUMENTS TO WHICH THE SPAC IS A PARTY, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE SPAC.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY AND MERGER SUB

Except as set forth in the disclosure letter prepared by the Company (the “Company Disclosure Letter” and together with the SPAC Disclosure Letter, the “Disclosure Letters”) dated as of the date of this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), each of the Company and Merger Sub represents and warrants to the SPAC as follows:

3.01        Existence and Good Standing.

(a)        Each of the Company Entities is duly organized, validly existing and, to the extent applicable in the respective jurisdiction and, in good standing under the Laws of the jurisdiction in which it is incorporated or organized to the extent applicable in such jurisdiction. Each of the Company Entities has all requisite corporate, limited liability company or other applicable business power and authority to own, lease and operate the properties and assets it owns, leases and operates and to carry on its business as such business is conducted, as of the date hereof.

(b)        Each of the Company Entities is qualified to do business as a foreign entity in each jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where failure to be so duly qualified would not reasonably be expected to have a Material Adverse Effect. The

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Company has made available to the SPAC a true, correct and complete copy of each Governing Document of each Company Entity, in each case, as amended and in effect as of the date of this Agreement. Such Governing Documents are in full force and effect, and no member of the Company Entities is in breach or violation in any material respect of any provision set forth in its Governing Documents. A correct and complete list of the directors or managers (as applicable) and statutory corporate officers of each Company Entity is set forth on Section 3.01(b) of the Company Disclosure Letter.

(c)        The only directors or equivalent officeholder of each Company Entity are the persons whose names are so listed against each Company Entity in Section 3.01(c) of the Company Disclosure Letter. No director of any Company Entity is currently subject to any disqualification order under the Companies Act 2006, the Companies (Jersey) Law 1991, the Insolvency Act 1986 or the Company Directors Disqualification Act 1986.

3.02        Authority; Enforceability.

(a)        Each of the Company and Merger Sub has the full corporate, limited liability company or other applicable business power, capacity and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and, subject to Company Shareholder Approval being obtained to perform its obligations under this Agreement and the other Transaction Documents to which it is a party. Assuming that this Agreement is a valid, legal and binding obligation of the SPAC, this Agreement and each of the other Transaction Documents to which the Company or Merger Sub is a party (or will be a party at the Closing) constitutes (or will constitute) the valid, legal and binding obligation of the Company and Merger Sub, as applicable.

(b)        At a meeting duly called and held, the Company Board has unanimously: (i) determined that this Agreement, the other Transaction Documents and the Transactions are in the best interests of the Company, and (ii) approved the Transactions, subject to Company Shareholder Approval being obtained.

3.03        Consents and Requisite Governmental Approvals; No Violations.

(a)        Except as set forth in Section 3.03 of the Company Disclosure Letter and the pre-merger notification requirements of the HSR Act, the execution and delivery of this Agreement by the Company or Merger Sub and the execution and delivery of the other Transaction Documents to which the Company or Merger Sub is a party does not and will not, and the performance and compliance with the terms and conditions hereof and thereof by Company or Merger Sub and the consummation of the Transactions by the Company or Merger Sub will not (with or without notice or passage of time, or both):

(i)        violate, conflict with, result in a breach or constitute a default under any Governing Document of any Company Entity; or

(ii)        (i) breach, violate or conflict with any provision of, (ii) cause a default under, or (iii) give rise to, or result in, a violation or breach of, or constitute a default or give rise to any termination, cancellation, consent, amendment, modification, suspension, revocation, or acceleration of any obligation under (A) any Law applicable to a Company Entity, (B) any Material Contract to which any Company Entity is a party, or (C) any Material Permits, (iv) violate, or constitute a breach under, any Order or applicable Law to which any Company Entity or any of their respective properties or assets are bound, or (v) result in the creation of any Lien upon any assets or properties (other than Permitted Liens) or Equity Securities of any Company Entity, except in the case of any of clauses (i) through (v), as would not individually or in the aggregate, reasonably be expected to be material to the Company.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(b)        Except as set forth in Section 3.03(c) of the Company Disclosure Letter, no consent, Permit, approval or authorization of, or designation, declaration or filing with or notification to, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the other Transaction Documents to which the Company is or will be party or the consummation of the Transactions.

3.04        Capitalization; Subsidiaries; Professional Practices.

(a)        Section 3.04(a) of the Company Disclosure Letter sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding and, other than with respect to Company Options, the name and number of Equity Securities held by each equityholder thereof, who is the sole legal and beneficial owner of such Equity Securities set against their name. No Company Shares are held as treasury stock. All the outstanding Company Shares have been duly and validly issued, are credited as fully paid up, were issued in accordance with the Governing Documents and the Companies (Jersey) Law 1991. As of the date of this Agreement, other than as set forth in the Company Disclosure Letter, the Company does not have any outstanding options, restricted stock, phantom stock, stock or equity appreciation rights, equity ownership interests or other equity, equity-based or similar rights in the Company, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, preemptive rights, rights of first refusal or first offer or other Contracts (other than this Agreement) or commitments of any kind of any character, written or oral, that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(b)        Subject to Company Shareholder Approval being obtained, the Pubco Class A Shares to be issued as Merger Consideration, when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid up and issued in compliance with the Governing Documents and all applicable Laws, including the Securities Act and all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Memorandum and Articles of Association (or the Amended and Restated Memorandum and Articles of Association) or any contract to which the Company is a party or otherwise bound. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company’s Shareholders may vote. None of the Company Shares are subject to any proxies, voting agreements, voting trusts or other similar arrangements which affect the rights of holder(s) to vote such securities, nor are any of the Company shares subject to any shareholder agreements, buy-sell agreements, restricted share purchase agreements, share purchase agreements, warrant purchase agreements, stock issuance agreements, stock option agreements, preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person or other similar agreements.

(c)        Section 3.04(c) of the Company Disclosure Letter accurately sets forth the name and place of incorporation or formation of each Subsidiary of the Company. Each such Subsidiary is directly or indirectly wholly owned by the Company. Except as set out in Section 3.04(c) of the Company Disclosure Letter, the issued and outstanding shares, nominal share capital or other equity securities of each Company Entity (excluding Company) have been, to the extent applicable, duly authorized and validly issued and are fully paid up. Except as set out in Section 3.04(c) of the Company Disclosure Letter, each Company Entity (excluding Company) has not granted any outstanding options, share appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for Company Shares. Except as set out in Section 3.04(c) of the Company

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Disclosure Letter, there are no agreements requiring any Company Entity (excluding Company) to issue, purchase, redeem or otherwise acquire, or transfer, sell or otherwise dispose of any shares or other securities of any Company Entity, including any options, subscriptions, rights, warrants, calls or other similar commitments or agreements relating thereto, or any share appreciation rights or securities convertible into or exchangeable or exercisable for Company Shares. Except as set out in Section 3.04(c) of the Company Disclosure Letter, no shares or other securities of any Company Entity (excluding Company), are subject to any proxies, voting agreements, voting trusts or other similar arrangements which affect the rights of holder(s) to vote such securities, nor are any stockholder agreements, buy-sell agreements, restricted share purchase agreements, equity purchase agreements, warrant purchase agreements, stock issuance agreements, stock option agreements, rights of first refusal or other similar agreements, in each case, to which the Company or Merger Sub is a party, existing as of the date hereof with respect to such Equity Securities which in any manner would affect the title of any holder(s) to such Equity Securities or the rights of any holder(s) to sell the same free and clear of all Liens.

(d)        Section 3.04(d) of the Company Disclosure Letter lists all Professional Practices. Except as set forth in Section 3.04(d) of the Company Disclosure Letter, there are no outstanding (i) equity interests of any of the Professional Practices, (ii) options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire any equity interests of any of the Professional Practices, or (iii) any securities convertible into or exchangeable for any equity interests of any of the Professional Practices (the items in the foregoing clauses (i) through (iii) being referred to collectively as “Professional Practice Securities”). Each Person who owns any of the Professional Practice Securities (x) is a natural person licensed to practice medicine in the jurisdiction in which the related Professional Practice is domiciled to the extent required by Law, and (y) owns such Professional Practice Securities subject to a contractual right held by the Company Entities that the Company Entities may enforce that would or is intended to result in the transfer by such Person of such Professional Practice Securities to another natural person who is licensed to practice medicine in such jurisdiction; except for Professional Practices providing clinical services in the states of New York or New Jersey.

(e)        Merger Sub is a newly incorporated corporation, formed solely for the purpose of engaging in the Transactions. Merger Sub has not engaged in any business activities or conducted any operations other than in connection with the Transactions. Merger Sub is a direct wholly owned Subsidiary of the Company. Merger Sub has no Subsidiaries.

(f)        Except for the obligations or liabilities incurred in connection with its incorporation and the Transactions, Merger Sub has not, and will not have prior to the Effective Time, incurred, directly or indirectly through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(g)        All dividends or distributions declared, made or paid by each Company Entity have been declared, made or paid in accordance with such Company Entity’s Governing Documents and all applicable Law.

(h)        Each Company Entity has complied with the provisions of its Governing Documents and the Companies (Jersey) Law 1991 and the Control of Borrowing (Jersey) Order 1958 (in the case of Company and Company Entities incorporated in Jersey), the Companies Act 2006 (in the case of any Company entity incorporated in the United Kingdom) or any equivalent legislation in relation to Company Entities (excluding Company) that are incorporated outside of Jersey or the United Kingdom in connection with: (i) the allotment or issue of any of its shares, debentures and other securities; and (ii) the repurchase, redemption or reduction of any of its share capital.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

3.05        Financial Statements and Other Financial Matters; No Undisclosed Liabilities.

(a)        The Company has made available to the SPAC an accurate, true and complete copy of (i) the unaudited consolidated balance sheets of the Company Entities as of December 31, 2019 and December 31, 2020, (ii) the unaudited consolidated financial statements for the Consolidated Company Group as of and for the years ended December 31, 2019 and 2020, (iii) the unaudited balance sheet of the Company Entities as of March 31, 2021 (the “Latest Balance Sheet” and collectively, the “Financial Statements”), each of which are attached as Section 3.05(a) of the Company Disclosure Letter. Each of the Financial Statements (including the notes thereto) (A) was prepared in accordance with IFRS (except that the unaudited Financial Statements may not contain all footnotes required by IFRS) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) is based upon and consistent with information contained in the books and records of the Consolidated Company Group (which books and records are in turn accurate, correct and complete in all material respects), and (C) fairly presents in all material respects the financial position, results of operations and cash flows of the Consolidated Company Group as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein.

(b)        Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the Company Entities’ Ordinary Course of Business since the Latest Balance Sheet Date (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), and (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any other Transaction Documents, the performance of their respective covenants or agreements in this Agreement or any other Transaction Document or the consummation of the Transactions, none of the Company Entities has any Liabilities of the type required to be set forth on a balance sheet in accordance with IFRS.

(c)        The Consolidated Company Group has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with IFRS and to maintain accountability for the Consolidated Company Group’s assets. The Consolidated Company Group maintains and, for all periods covered by the Financial Statements, has maintained books and records of the Consolidated Company Group in the ordinary course of business that are accurate, complete and reflect the revenues, expenses, assets and liabilities of the Consolidated Company Group, in each case in all material respects.

(d)        Except as set forth in Section 3.05(d) of the Company Disclosure Letter, since January 1, 2018, no Company Entity has received any written complaint, or, to the Knowledge of the Company, any allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Company Entities, (ii) a “material weakness” in the internal controls over financial reporting of the Company Entities, or (iii) fraud, whether or not material, that involves management or other employees of the Company Entities who have a significant role in the internal controls over financial reporting of the Company Entities.

(e)        No Company Entity is insolvent or unable to pay its debts within the meaning of any insolvency laws applicable to it. No Company Entity has stopped payment of, nor is it unable to pay, its debts as they fall due, nor has any Company Entity commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness. No distress, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets or undertaking of any Company Entity. No Company Entity has received written notice that any administrator, administrative receiver or receiver has been appointed in relation to it. No Company Entity has received written notice from any third party that any

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

floating charge created by any Company Entity over its business or assets has crystallized or that any charge created by it over its business or assets has become enforceable.

3.06        Absence of Certain Changes. During the period beginning on March 31, 2021 to the date hereof, each Company Entity has conducted its business in the ordinary course substantially consistent with past practices and:

(a)        there has not been a Material Adverse Effect;

(b)        no Company Entity has taken any action that (i) would require the consent of the SPAC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.01, and (ii) is material to the business of the Company Entities, taken as a whole;

(c)        no share or loan capital has been issued or allotted, or agreed to be issued or allotted, by any Company Entity (excluding the Professional Practices) to any third party that is not another Company Entity;

(d)        no Company Entity has redeemed, reduced or purchased or agreed to redeem, reduce or purchase any of its share capital; and

(e)        no dividend or other distribution has been or is treated as having been declared, made or paid by Company.

3.07        Permits.

(a)        Each Company Entity holds, and since the later of January 1, 2018 or its respective date of incorporation or organization has at all times held, all of its respective Material Permits. Except as set forth in Section 3.07(a) of the Company Disclosure Letter, and except as is not, and would not reasonably be expected to be, material to the business of the Company Entities, taken as a whole, (i) each Company Entity’s Material Permits are in full force and effect in accordance with their terms, (ii) each Company Entity is, and since the later of January 1, 2017 or its respective date of incorporation or organization has been, in compliance in all material respects with the requirements of the Material Permits under applicable Law, (iii) no Company Entity has received any written notice or other communication in writing from any Governmental Entity or any other Person regarding (A) any material actual or alleged violation of, or material failure on the part of any Company Entity to comply with, any requirement of any Material Permit or (B) any material actual or proposed revocation, withdrawal, suspension, cancellation, or termination of any Material Permit of any Company Entity, (iv) to the Knowledge of the Company, since January 1, 2017, no event has occurred or circumstance exists that (with or without the giving of notice or lapse of time or both) (A) constitutes a material violation of, or a material failure to comply with, any applicable Law or any requirement of any Material Permit of any Company Entity, or (B) has resulted in the revocation, withdrawal, suspension, cancellation, or termination of any Material Permit of any Company Entity, and (v) the Company Entities have filed, or caused to be filed, on a timely basis with the appropriate Governmental Entity or Notified Body, all applications and other filings or submissions of any kind required to have been filed for the renewal of their respective Material Permits, other than to the extent such Material Permits have been intentionally abandoned or withdrawn.

(b)        Section 3.07(b) of the Company Disclosure Letter contains a true and complete list of all states, territories and jurisdictions in which any Company Entity is licensed to engage in the business of medical services or healthcare and the lines of authority for which it is licensed in each jurisdiction. The Healthcare

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Permits listed on Section 3.07(b) of the Company Disclosure Letter will permit the applicable Company Entity to act as a medical services or healthcare provider in each jurisdiction where it is licensed for its business following the Closing, except as noted therein. The Company has delivered or made available true, correct and complete copies of Healthcare Permit documentation for each such jurisdiction, including, without limitation, any order of, agreement with or instruction by any Governmental Entity that materially limits or conditions any such Healthcare Permit. Since January 1, 2018, to the Knowledge of the Company, no Company Entity has marketed, sold, or provided any Company Entity Product for which a Healthcare Permit was required in any jurisdiction in which it did not, at the time it engaged in such activity, possess such Healthcare Permit, or engaged in any activity for which a Healthcare Permit was required in any jurisdiction in which it did not, at the time it engaged in the activity, possess such Healthcare Permit (except for as set forth on Section 3.07(b) of the Company Disclosure Letter).

3.08        Real Property.

(a)        None of the Company Entities owns freehold title to any real property.

(b)        Section 3.08(b)(i) of the Company Disclosure Letter sets forth a true and complete list (including street addresses) of all real property leased, subleased or occupied by any of the Company Entities (the “Leased Real Property”) and a complete list of the Real Property Leases applicable thereto. A true, correct and complete copy of each of the written Real Property Leases (including, for the avoidance of doubt, all amendments, extensions, notices, renewals, guaranties and other agreements with respect thereto) has been delivered to the SPAC and none of the written Real Property Leases has been modified, determined or terminated in any respect (nor has any agreement or action been taken to effect any modification, determination or termination), except to the extent that such modifications are disclosed by the copies delivered to the SPAC. The title in and to the leasehold interests in the Leased Real Property of each of the Company Entities is free and clear of Liens, except for Permitted Liens. Each of the Real Property Leases is in full force and effect and is a valid, legal and binding obligation of the applicable Company Entity party thereto (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is, to the Company’s Knowledge, no material breach or default by any Company Entity or, to the Company’s Knowledge, any counterparty or third-party under any Real Property Lease, and, to the Company’s Knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases. Other than assignments or security interests that have been or will be terminated and released on or prior to the Closing Date, no Company Entity has previously assigned its interest or granted any other security interest in any of the Real Property Leases. Except as set forth on Section 3.08(b)(ii) of the Company Disclosure Letter, with respect to each of the Real Property Leases: (A) the possession and quiet enjoyment of the Leased Real Property by the applicable Company Entity party thereto under such Real Property Lease has not been disturbed, and to the Company’s knowledge, there are no material disputes with respect to such Real Property Lease; (B) the applicable Company Entity party thereto has not subleased, licensed or otherwise granted any Person (except for other Company Entities) the right to use or occupy such Leased Real Property or any portion thereof; (C) the applicable Company Entity party thereto has not collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein.

(c)        The Leased Real Property constitutes all of the real property used in, or otherwise related to, the business of the Company Entities.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(d)        Each Leased Real Property: (i) has been used, operated and maintained in accordance with the applicable Real Property Leases and otherwise in all material respects in accordance with all applicable Laws, (ii) is supplied with utilities and other services reasonably necessary for the operation of such Leased Real Property, and (iii) all tangible property used by the applicable Company Entity to conduct its business are located in the Leased Real Property and will remain located on the Leased Real Property after the Closing Date.

(e)        Except as would not have a Material Adverse Effect, the Closing will not affect the valid, legal and binding nature of any Real Property Lease with respect to the Company Entities or the rights of the Company Entities to continue use and possession of the Leased Real Property for the conduct of the business of the Company Entities.

3.09        Tax Matters.

(a)        Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as otherwise set forth in the Company Disclosure Letter:

(i)        all Tax Returns required to be filed by any Company Entity have been filed (taking into account extensions) and all such Tax Returns are true, correct and complete in all material respects;

(ii)        all Taxes required to be paid by the Company Entities have been duly paid;

(iii)        to the Knowledge of the Company, no Tax audit, inquiry, dispute, claim examination or other proceeding (administrative or judicial) with respect to Taxes of the Company Entities is pending or otherwise in progress or has been threatened in writing by any Governmental Entity within the last six (6) years;

(iv)        each Company Entity has complied in all material respects with all applicable Laws relating to the collection, withholding, reporting and remittance of Taxes;

(v)        no liability for Taxes of any Company Entity has arisen, or is reasonably expected to arise, as a result of the Reclassification, the conversion of the loan notes, the exercise of warrants, the exercise, release or cancellation of any share options, or the issue of any Stockholder Earnout Shares with respect to which liability the Company does not have a contractual right of recovery against another Person;

(vi)        no Company Entity has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any similar or analogous provision of state, local or non-U.S. Law);

(vii)        there are no Liens for Taxes on any of the assets of the Company Entities, other than Permitted Liens;

(viii)        to the Knowledge of the Company, there are no written assessments, deficiencies, adjustments or other claims with respect to Taxes that have been asserted, assessed or threatened against any Company Entity that have not been paid or otherwise resolved in full;

(ix)        to the Knowledge of the Company, no Company Entity has any liability for the Taxes of any Person (other than the Company Entities) (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), or (B) as a transferee or successor, or by contract (except for liabilities pursuant to commercial contracts entered into in the ordinary course of business and not primarily relating to Taxes), and, to

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

the Knowledge of the Company, no Company Entity is otherwise liable to pay any Taxes in consequence of the failure by any other Person (other than a Company Entity) to discharge such Tax in circumstances where such other Person is primarily liable for such Tax and with respect to which the Company does not have a contractual right of recovery against such other Person;

(x)        no Company Entity has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise have an office or fixed place of business in a country other than the country in which it is organized;

(xi)        to the Knowledge of the Company, no Company Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (B) installment sale or open transaction made prior to the Closing Date; (C) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (D) use of an improper method of accounting for a taxable period on or prior to the Closing Date; or (E) any agreement entered into with any Governmental Entity in respect of Taxes;

(xii)        no Company Entity has made an election pursuant to Section 965(h) of the Code; and

(xiii)        to the Knowledge of the Company, no Company Entity will be required to pay any material Tax after the Closing Date as a result of any deferral of a payment obligation or advance of a credit with respect to Taxes to the extent relating to any action, election, deferral, filing, or request made or taken by any Company Entity (including the non-payment of a Tax) on or prior to the Closing Date (including (1) the delay of payment of employment Taxes under any COVID-19 Tax Measure or any similar notice or order or law, and (2) the advance refunding or receipt of credits under any COVID-19 Tax Measure (including, without limitation, Section 3606 of the CARES Act)).

(xiv)        No Company Entity has consented to extend or waive the time in which any Taxes may be assessed or collected by any Tax Authority, other than extensions of time to file Tax Returns obtained in the ordinary course of business; and

(xv)        No written rulings, clearances or similar agreements have been entered into with or issued by any Tax Authority with respect to a Company Entity which agreement, clearance or ruling would be effective after the Closing Date and could reasonably be expected to have a material effect on the Tax treatment of any Company Entity after the Closing Date.

(xvi)        All documents which are required to evidence title of any Company Entity to any material asset held by such Company Entity and which are liable to Transfer Tax or are required to be stamped either with a particular stamp denoting that no Transfer Tax is chargeable or that the document has been produced to the appropriate authority, have been properly and duly stamped and the appropriate Transfer Tax has been paid (together with any related interest and penalties).

(b)        No Company Entity (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock that was purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) since January 1, 2017.

(c)        No Company Entity has taken any action (nor permitted any action under the control of a Company Entity to be taken), other than any action contemplated by the Transaction Documents, that would prevent the

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Merger from constituting a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder or otherwise qualify for the Intended Tax Treatment.

(d)        Each Company Entity is a Tax resident only in its jurisdiction of formation.

(e)        No Company Entity organized or formed under the laws of a jurisdiction outside of the United States (i) is a “surrogate foreign corporation” or “expatriated entity” within the meaning of Section 7874(a)(2) of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) or is treated as a U.S. corporation for U.S. federal Tax purposes by reason of the application of Sections 269B or 7874(b) of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law), or (ii) was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulation Section 301.7701-5(a) (or any corresponding or similar provision of state, local or non-U.S. Tax Law).

(f)        The Company is and has been since formation treated as a foreign corporation for U.S. federal (and applicable state and local) income Tax purposes. Section 3.09(f) of the Company Disclosure Letter lists the U.S. federal income Tax classification of each other Company Entity for U.S. federal income Tax purposes.

(g)        Except as would not have a Material Adverse Effect and except as set forth on Section 3.09(g) of the Company Disclosure Letter, (i) all payments by, to or among the Company Entities comply with all applicable transfer pricing requirements imposed by any Governmental Entity, and (ii) the Company complies, and has always been compliant, with Section 482 of the Code and the Treasury Regulations thereunder, where applicable. Except as would not have a Material Adverse Effect, the Company Entities are in compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a Governmental Entity, and the consummation of the transactions contemplated by this Agreement will not have any Material Adverse Effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

(h)        To the Knowledge of the Company, the Company is not expected to be a “passive foreign investment company” as defined under Section 1297 of the Code for the taxable year ending December 31, 2021.

(i)        The Company was not a “controlled foreign corporation” as defined in Section 957 of the Code with respect to the tax year ended on December 31, 2020 (determined without taking into effect the repeal of Section 958(b)(4) of the Code by Pub. L. 115-97).

(j)        The Company or its qualified subsidiaries have been engaged in an active trade or business outside the United States for the entire 36-month period immediately before the Closing Date and have no intention to substantially dispose of or discontinue such trade or business (all within the meaning of Treasury Regulation Section 1.367(a)-3(c)(3)(i)).

(k)        The Company Shares to be received by the stockholders of SPAC in connection with the Merger will, in the aggregate, represent less than fifty percent (50%) of each of the total voting power and the total value of the stock of the Company following the Closing directly and indirectly, to the Company’s Knowledge applying the attribution rules of Code Section 318 (as modified by Code Section 958(b), and taking into account the rules of proposed Treasury Regulations Section 1.367(a)-3(c)(4)(iv) as applicable).

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(l)        Immediately after the Merger, less than fifty percent (50%) of each of the total voting power and the total value of the stock of the Company shall be owned (applying the attribution rules of Code Section 318 (as modified by Code Section 958(b)), and taking into account the rules of proposed Treasury Regulations Section 1.367(a)-3(c)(4)(iv), as applicable), in the aggregate, by persons that (i) are officers or directors of SPAC or (ii) transferred SPAC Shares in connection with the Merger. Immediately after the Merger, Founder will not be an officer or director of SPAC.

3.10        Contracts.

(a)        Section 3.10(a) of the Company Disclosure Letter sets forth a list of the following Contracts (whether written or oral, each, a “Material Contract”):

(i)        each lease or other Contract under which any Company Entity is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $100,000 (excluding the Real Property Leases);

(ii)        each Real Property Lease for which the annual rental exceeds $250,000;

(iii)        each Contract under which any Company Entity is lessor of, or permits any third party to hold or operate any personal property owned or controlled by such Company Entity for amounts in excess of $100,000;

(iv)        each Contract that involves future payments, performance or services to or by any of the Company Entities of any amount or value reasonably expected to exceed $500,000 in the 2021 calendar year or $1,000,000 in the aggregate; excluding any Contracts with Company employees, directors, or independent contractors;

(v)        each Contract relating to the development, ownership, use, registration, enforcement of, or exercise of, any Intellectual Property Rights, excluding (A) licenses of and agreements for off-the-shelf or other unmodified commercially available software and cloud services, including but not limited to software and cloud services licensed or provided under “click-wrap” or “shrink-wrap” agreements having a replacement cost of less than $200,000 that is not incorporated in, linked to, distributed with or used to host any Company Entity Software or to provide the products or services of any Company Entity; (B) licenses of other Intellectual Property Rights that involve annual individual license or maintenance fees less than $100,000; (C) nonexclusive licenses granted by any Company Entity in the Ordinary Course of Business of such Company Entity; (D) licenses for Publicly Available Software; and (E) confidentiality agreements and material transfer agreements entered into in the Ordinary Course of Business.

(vi)        each joint venture, partnership or licensing arrangement with a third party involving the sharing of profits from the Company Entity Products any of the Company Entities with such third party;

(vii)        each Contract that prohibits any Company Entity from competing in any business category or in any geographic area or that restricts any Company Entity’s ability to solicit or hire any person as an employee, other than in the Ordinary Course of Business (and expressly excluding non-disclosure agreements entered into in the Ordinary Course of Business);

(viii)        each Contract with any director, officer or equity holder of any Company (other than (i) contracts relating to or arising in connection with any person’s employment with a Company Entity, and (ii) Contracts relating to the promise or grant of options in respect of Company Shares);

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(ix)        each Contract that is for the employment or engagement of any directors, employees or independent contractors with an annual base salary or base fees in excess of $200,000 and all management level employees, other than Contracts that can be terminated by the Company without cost or penalty on sixty (60) days prior written notice or less;

(x)        each Contract that is for staffing agreements, employee leasing agreements or similar agreements or arrangements for temporary leased employees at annual or fees in excess of $150,000;

(xi)        each Contract under which any Company Entity has made advances or loans to another Person in excess of $100,000, other than to another Company Entity or with respect to employee advances for business expenses in the Ordinary Course of Business;

(xii)        each Contract relating to the incurrence, assumption or guarantee by any Company Entity of any Indebtedness under which the principal amount outstanding thereunder payable by any Company Entity is greater than $100,000, other than contracts solely between or among the Company Entities;

(xiii)        each Contract under which a Company Entity has permitted any material asset to become subject to a security interest (including Permitted Liens) other than in the Ordinary Course of Business;

(xiv)        each Contract that is a settlement, conciliation or similar agreement with any Governmental Entity, pursuant to which a Company Entity will have any material outstanding obligation after the date of this Agreement;

(xv)        each Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to the Company Entities as a whole;

(xvi)        each Contract with any labor union or collective bargaining association representing any employee of a Company Entity;

(xvii)        each Contract between any Professional Practice and any other Company Entity, including, but not limited to, any management, administrative, services, financial, or similar Contract;

(xviii)        each Contract between any Company Entity and any Professional or other Person who owns equity interests in any Professional Practice including, but not limited to, any consulting, services, strategic collaboration, options, financial, or similar Contract; and

(xix)        each Contract involving the acquisition or disposition of or by a Company Entity, directly or indirectly, by merger or otherwise, of assets with an aggregate value in excess of $100,000, or the shares or Equity Securities of any other Person; and

(xx)        each Contract material to the continued operation of the GP at Hand business and the arrangements with the Lille Road Partnership as they are at the date of this Agreement.

(b)        Except as set forth on Section 3.10(b) of the Company Disclosure Letter, with respect to each Material Contract, as of the date hereof (i) such Material Contract is the legal and valid obligation of any Company Entity party thereto, and to the Knowledge of the Company, and each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

sought at law or in equity), (ii) no Company Entity has given a notice of its intent to terminate or materially and adversely modify the terms of such Material Contract or has received any claim of default under such Material Contract, other than defaults that have been cured or waived in writing, and (iii) no Company Entity or, to the Knowledge of Company other party to such Material Contract is in material breach of or in material default under any Material Contract.

(c)        None of the Company Entities has been since January 1, 2018 or is currently suspended or disbarred from bidding on Contracts or subcontracts for or with any Governmental Entity (“Government Contracts”) and to the Knowledge of the Company no suspension or debarment actions have been commenced or threatened against any of the Company Entities or any of such Company Entity’s directors, officers or employees. None of the Company Entities has received any written notice that they are being audited (other than routine audits in the ordinary course of business) or investigated by any Governmental Entity with respect to any Government Contracts. Each of the Company Entities conducts (and has at all times conducted) their operations in material compliance with the requirements of all applicable Laws and regulations pertaining to all Government Contracts and bids for Government Contracts. The Company Entities do not currently have in effect, nor are they required to have in effect, any security clearances from any Governmental Entity in connection with the operation of their business.

3.11        Compliance with Applicable Law.

(a)        Except as set forth in Section 3.11(a) of the Company Disclosure Letter, the Company and, to the Knowledge of the Company, each other Company Entity (i) conducts (and since the later of January 1, 2017, or its respective date of incorporation or organization, has conducted) its business in accordance with all Laws and Orders of all Governmental Entities applicable to such Company Entity and is not in violation of any such Laws or Orders and (ii) has not since January 1, 2017 received any communications from any Governmental Entity that alleges that such Company Entity is not in compliance with any such Laws or Orders, except in each case of clause (i) and (ii) of this Section 3.11(a), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company Entities.

(b)        Except for routine surveys and complaint investigations, no Company Entity nor, to the Knowledge of the Company, any of their equity holders, officers, directors, managers, employees, contractors, agents (to the extent such contractors and agents have acted on behalf of any Company Entity), or Professionals is presently subject to, or since the later of January 1, 2017 or the date of incorporation or organization of the applicable Company Entity received, any notice of any Legal Proceeding alleging any failure by any Company Entity to comply with Laws that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company Entities. Except as could not reasonably be expected to have a Material Adverse Effect on the Company Entities, since the later of January 1, 2017 or the date of incorporation or organization of the applicable Company Entity, the Company and, to the Knowledge of the Company, the Company Entities have not:

(i)        Received notice of any investigation by a Governmental Entity as to any actual or alleged non-compliance by any Company Entity with, or violation of, any applicable Law;

(ii)        received any subpoena, investigative demand, search warrant, judicial process, or request, other than any request of a character that the Company or such Company Entity would reasonably be expected to receive in its Ordinary Course of Business (e.g., routine surveys or inspections), by or from any Governmental Entity requiring production of documents or records or otherwise with regard to any alleged or actual violation of any applicable Law by any Company Entity;

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(iii)        received any notice or other communication in writing from a Governmental Entity asserting that any Company Entity is not in compliance with, or has violated, any applicable Law;

(iv)        made any voluntary disclosure to any Governmental Entity relating to any Governmental Program or violation of any Law, and no such disclosure is pending or planned;

(v)        been subject to any pending or, to the Knowledge of the Company, threatened actions by any Governmental Entity to suspend, limit, terminate or revoke any Company Entity’s status as a provider or suspend, limit or terminate payments under any Governmental Program;

(vi)        negotiated or entered into any agreement or settlement with any Governmental Entity with respect to non-compliance with, or violation of, any applicable Law, including but not limited to a corporate integrity agreement with the OIG or similar agreement with any Governmental Entity, deferred or non-prosecution agreement, monitoring agreement, consent decree, settlement order, unresolved plan of correction imposing material outstanding obligations, or any similar agreement with any Governmental Entity, or been subject to any reporting obligations pursuant to any settlement agreement entered into with any Governmental Entity; or

(vii)        been subject to or, to the Knowledge of the Company, been threatened with: (A) any fine, penalty or other sanction by a Governmental Entity for any compliance failure; or (B) any claim denials, appeals, disallowances, reimbursement, suspensions, asserted overpayments, withholds, or recoupments by any Governmental Entity which individually exceeds $250,000.

3.12        Intellectual Property.

(a)        To the Knowledge of the Company, a Company Entity owns all right, title and interest in, or has a valid written license or right to use, all the Intellectual Property Rights used or held for use in connection with conducting the Company Entity’s business or operations (the “Company Entity Business”) as currently conducted (the “Company Entity Intellectual Property”). Section 3.12(a) of the Company Disclosure Letter sets forth each item of Registered Intellectual Property that is owned, or purported to be owned, by any Company Entity (“Company Entity Owned Intellectual Property”), including (i) the jurisdictions in which each such item of Registered Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed; (ii) the registration or application date, as applicable, for each such item of Registered Intellectual Property; and (iii) the record owner of each such item of Registered Intellectual Property. The Company Entities solely and exclusively owns the Company Entity Owned Intellectual Property free and clear of all Liens (other than Permitted Liens). As of the date of this Agreement, no Registered Intellectual Property that is Company Entity Owned Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed, other than with respect to any such Registered Intellectual Property that is no longer use by any Company Entity or material to any Company Entity Business, and all Company Entity Owned Intellectual Property that is Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. All Company Entity Owned Intellectual Property is subsisting and to the Knowledge of the Company, all Registered Intellectual Property (other than pending applications for Registered Intellectual Property) that is Company Entity Owned Intellectual Property is valid and, to the Company’s Knowledge, enforceable. As of the date of this Agreement, there are no Proceedings pending challenging the ownership, validity or enforceability of any Company Entity Owned Intellectual Property, and, to the Knowledge of the Company, no such Proceedings are currently threatened by any Person.

(b)        To the Knowledge of the Company, the Company Entities, and the current products, services and conduct of the Company Entity Business, including the manufacture, importation, use, offer for sale, sale,

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

licensing, distribution or other commercial exploitation thereof have not infringed, misappropriated or otherwise violated, and do not infringe, misappropriate or otherwise violate, any Intellectual Property Rights of any Person. No Company Entity is the subject of any pending legal proceeding that (i) alleges a claim of infringement, misappropriation or other violation of any Intellectual Property Rights of any Person, and, to the Knowledge of the Company, no such claim has been asserted or threatened (in writing) against any Company Entity at any time since January 1, 2016, or (ii) challenges the ownership, use, patentability, registration, validity or enforceability of any Company Entity Owned Intellectual Property. As of the date hereof no Company Entity has received any written notice that the conduct of Company Entity Business, misappropriates, violates or infringes any Intellectual Property Rights of any other Person, or that any Company Entity requires a license to any of such Person’s Intellectual Property Rights. To the Knowledge of the Company, there is no actual infringement, misappropriation or other violation by any Person of any of the Company Entity Owned Intellectual Property in any material respect, and no written or oral claims alleging such infringement, misappropriation or other violation have been made since January 1, 2016 against any Person by any Company Entity.

(c)        No current or former founder or shareholder, employee, contractor or consultant of the Company Entities (“Personnel”) has any right, title or interest, directly or indirectly, in whole or in part, in any material Company Entity Owned Intellectual Property. Each Personnel who has contributed to or participated in the discovery, creation or development of any Technology or Intellectual Property Rights for any Company Entity: (i) has assigned to the Company, or is under a valid, written, obligation to assign to the Company Entities by contract or otherwise, all right, title and interest in such Technology or Intellectual Property Rights; (ii) is a party to a valid, written, “work for hire” agreement under which the Company Entities are deemed to be the original author/owner of all subject matter included in such Company Entity Owned Intellectual Property; or (iii) to the extent the Personnel do not have the ability to take any of the actions described in the foregoing clauses (i) or (ii), has granted to the Company Entities a valid, written, license or other legally enforceable right granting the Company Entities to use such Technology or Intellectual Property Rights, to the extent such rights cannot be assigned at law.

(d)        Each of the Company Entities have taken commercially reasonable measures to maintain and protect the Company Entity Owned Intellectual Property. The Company Entities have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets of the Company Entities. No material Trade Secrets or other material confidential information have been disclosed by any Company Entity to any Person other than pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other confidential information by such Person. To the Knowledge of Company, no unauthorized disclosure of any such Trade Secret has been made as of the date hereof and no Person is in violation of any such written confidentiality or assignment agreements.

(e)        To the Knowledge of the Company, all Company Entity-authored Software and AI Technology that the Company Entities currently offer for sale, sell, license, distribute or other commercial exploit (“Company Entity Software”) (i) conforms in all material respects with all applicable specifications, representations, warranties and other descriptions established by the Company Entities and conveyed thereby in writing as contractual obligations to their customers or other transferees in relation to the functionality and performance of the Company Entity Software, and (ii) is operative for its intended purpose free of any material, undocumented defects or deficiencies and does not contain any undocumented Self-Help Code, undocumented Unauthorized Code, or undocumented similar programs.

(f)        Except as listed in Section 3.12(f) of the Company Disclosure Letter, to the Knowledge of the Company (i) no Person other than the Company Entities possesses a copy, in any form (print, electronic or

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

otherwise), of any source code for any Company Entity Software the confidential and proprietary nature of which is material to the Company Entities taken as a whole (“Proprietary Source Code”), (ii) all such Proprietary Source Code is in the sole possession of the Company Entities and has been maintained strictly confidential, and (iii) no Company Entity has any obligation to afford any third Person access to any such Proprietary Source Code.

(g)        No Publicly Available Software has been incorporated in, linked to, distributed with or otherwise used by any Company Entities in connection with any Company Entity Software or any product or service of the Company Entities in any manner that creates obligations for any Company Entities to (i) make available, disclose or distribute any Proprietary Source Code to any third Person, (ii) license any Proprietary Source Code to any third Person for the purposes of making derivative works, or (iii) make proprietary source code redistributable at no or nominal fee.

(h)        Except as listed in Section 3.12(h) of the Company Disclosure Letter, no funding, facilities, or personnel of any Governmental Entity or any university or research organization has been used in connection with the development of any Company Entity Owned Intellectual Property and the Company Entities and their predecessors have not participated in any standards setting organization. No Governmental Entity, university, research organization or standards setting organization has any right, title or interest in or to any Company Entity Owned Intellectual Property.

(i)        The Company Entities have commercially reasonable disaster recovery and security plans, procedures and facilities and have taken commercially reasonable steps designed to safeguard the availability, security and integrity of the IT Assets and all data and information stored thereon, including from unauthorized access and infection by Unauthorized Code. To the Knowledge of the Company, the Company Entities have maintained in the Ordinary Course of business all required licenses and service contracts, including the purchase of a sufficient number of license seats for all Software, with respect to the IT Assets. The IT Assets have not suffered any material failure since January  1, 2018.

3.13        Privacy.

(a)        The Company Entities (i) are, and have been since January 1, 2018, in compliance in all material respects with all Privacy and Security Requirements, (ii) maintain systems and procedures to receive and respond to individual rights requests in connection with any Company Entity’s Processing of Personal Information, and (iii) have complied with all such individual rights requests, in each case of (ii) and (iii), to the extent required under applicable Privacy and Security Requirements. No Company Entity engages in the “sale” of Personal Information pursuant to the California Consumer Privacy Act, HIPAA and NRS Chapter 603A, or in violation of any Company Entity privacy policy in effect at the time the Personal Information was collected.

(b)        Each Company Entity has all material legal rights to Process Protected Data that is Processed by or on behalf of the Company Entity as such Protected Data is Processed by or on behalf of the Company Entity as of immediately prior to the Closing, and (ii) the execution, delivery, or performance of this Agreement will not materially violate any applicable Privacy and Security Requirements in any material respect. The Company has provided to the SPAC true and correct copies of all material privacy policies and procedures adopted by the Company Entities in connection with their operations. Each Company Entity has implemented and maintains, and has required that third parties that Process Personal Information for or on behalf of the Company implement and maintain, commercially reasonable organizational, physical, administrative, and technical measures that are intended to protect the integrity, security and operations of such Company Entity’s information systems against unauthorized loss, theft, access, acquisition, modification, disclosure, corruption, or other misuse.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(c)        Since January 1, 2018, (i) none of the Company Entities have experienced any material Security Breaches, (ii) to the Company’s Knowledge, except as would not, individually in or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no third party that Processes Protected Data for or on behalf of any Company Entity has experienced any Security Breaches with respect to any Company Entity Protected Data, (iii) none of the Company Entities has received any written notices or complaints from any Person alleging a Security Breach, and (iii) none of the Company Entities have received any notice of any material claims or investigations (including investigations by a Governmental Entity) alleging (A) violations of any Privacy and Security Requirements by any Company Entities with respect to Protected Data possessed by, for or on behalf of the Company Entities, or (B) any other unauthorized processing of Protected Data by Company Entities.

(d)        To the Company’s Knowledge, each Company Entity has entered into, or is in the process of entering into, business associate agreements as required by HIPAA with all applicable entities that qualify as “business associates” or “subcontractors” as these terms are defined by HIPAA.

3.14        Legal Proceedings; Orders. There are currently no (and since January 1, 2018 there has been no) Legal Proceedings pending or threatened in writing, or, to the Knowledge of the Company, threatened orally, against any of the Company Entities other than any such Legal Proceeding that does not involve an amount in controversy in excess of $500,000 and does not seek material injunctive or other material non-monetary relief. There is no material Order outstanding as of the date hereof (whether rendered by a Governmental Entity or by arbitration) against any Company Entity or by which any Company Entity is bound. As of the date of this Agreement, there are no Legal Proceedings (other than any Legal Proceeding that does not involve an amount in controversy in excess of $500,000 and does not seek material injunctive or other material non-monetary relief) by a Company Entity pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon a Company Entity which could have a material effect on the ability of the Company to enter into, perform its obligations under this Agreement and consummate the Transactions.

3.15        Consents. Except as set forth in Section 3.15 of the Company Disclosure Letter, and the pre-merger notification requirements of the HSR Act, and subject to obtaining Company Shareholder Approval, no approval, consent, waiver or authorization of, no Order or filing with, and no notice to, any Governmental Entity or other Person is or will be required to be obtained or made by or on behalf of any Company Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

3.16        Employee Benefits.

(a)        Section 3.16(a) of the Company Disclosure Letter sets forth a list of all Company Employee Benefit Plans, including all Company Employee Benefit Plans that are maintained, sponsored, or contributed to for employees, independent contractors, consultants, or temporary employees located outside of the United States (such non-U.S. Company Employee Benefit Plans, the “Non-US Plans”). The Company Entities have delivered or made available to the SPAC copies of (i) the Company Employee Benefit Plan, including each Non-US Plan, and any trust agreement or other funding instrument relating to such plan, or in the event that the Company Employee Benefit Plan is unwritten, a written summary of the key provisions, (ii) the most recent summary plan description, if any, required under ERISA with respect to the Company Employee Benefit Plan, (iii) the three most recent annual reports on Form 5500 and all attachments with respect to the Company Employee Benefit Plans (if applicable), (iv) the three most recent actuarial valuations (if applicable) relating to each Company Employee Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to any Company Employee Benefit Plan, and (vi) any material or non-routine correspondence with any Governmental Entity within the past three years regarding any Company Employee Benefit Plan, including any Non-US Plans.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(b)        The Company Employee Benefit Plans, including the Non-US Plans, have been established, maintained, funded and in material compliance with its terms and all applicable Laws, including ERISA and the Code, and all contributions, premiums or other payments that are due with respect to any Company Employee Benefit Plan, including any Non-US Plan, have been made and all such amounts due for any period ending on or before the Closing Date have been made or properly accrued and reflected in the Company Entities financial statements to the extent required by GAAP. No Non-US Plan is a source of unfunded benefit liability attributable to any Company Entities.

(c)        The Company Employee Benefit Plans which are intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification, or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and, to the Company’s Knowledge, nothing has occurred, whether by action or failure to act, that could reasonably be expected to adversely affect such qualification. Any Non-US Plan that is intended to be qualified within the meaning of any foreign Laws is and has been so qualified.

(d)        (i) No event has occurred and no condition exists, to the Knowledge of the Company Entities, that would subject the Company Entities, either directly or by reason of their affiliation with an ERISA Affiliate, to any tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable Law, (ii) there do not exist any pending or, to the Company’s Knowledge, threatened Proceedings (other than routine claims for benefits), audits or investigations with respect to any Company Employee Benefit Plan, (iii) there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA, and (iv) no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Employee Benefit Plan have occurred.

(e)        No Company Employee Benefit Plan, including any Non-US Plan, provides, nor has the Company Entities incurred, any current or projected liability in respect of post-employment or post-retirement or post-termination health, medical or life insurance benefits for current, former or retired employee, independent contractor, consultant, or temporary employee of the Company Entities, except (i) as required to avoid an excise tax under Section 4980B of the Code (“COBRA”) or similar applicable Law, or (ii) coverage through the end of the calendar month in which a termination of employment occurs. None of the Company Entities has incurred (whether or not assessed) any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code.

(f)        None of the Company Entities or their respective ERISA Affiliates sponsors, maintains, contributes to, is required to contribute to, or otherwise has or could reasonably be expected to have any current or contingent liability or obligation under or with respect to: (i) a multiemployer plan (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code), (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 or Section 4971 of the Code, (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or 413(c) of the Code), or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). For purposes of this Agreement, “ERISA Affiliate” means, with respect to any Company Entity, any Person or entity (whether or not incorporated) other than any Company Entity that, together with the Company Entity, is under common control or treated as one employer under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m), or (o) of the Code.

(g)        None of the Company Entities maintains any obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Code or otherwise. Any Company Employee Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code is in compliance with, and has been maintained, operated and administered in compliance with, Section 409A of the Code, and all applicable regulations, other guidance issued, and notices issued thereunder.

(h)        Except as set forth in Section 3.16(h) of the Company Disclosure Letter, no Company Entity has made any changes to any Company Employee Benefit Plans, including any Non-US Plan, resulting from disruptions caused by the COVID-19 pandemic.

(i)        Since January 1, 2018, neither the Company nor any of its Subsidiaries or ERISA Affiliates maintains, provides, sponsors or contributes to or in the past has maintained, provided, sponsored or contributed to any Company Employee Benefit Plan nor are they under any obligation, liability or commitment (whether established by trust, contract, board resolution, service agreement, ex-gratia arrangement or otherwise and whether or not legally enforceable) to maintain, provide, sponsor or contribute towards any Company Employee Benefit Plan.

(j)        The UK Pension Scheme is and has at all times been operated in accordance with the requirements of HM Revenue & Customs (including registration under Chapter 2 of Part 4 of the Finance Act 2004), the Pensions Regulator and all applicable Laws relating to the UK Pension Scheme and any previous applicable pension scheme or retirement benefits scheme.

(k)        To the Knowledge of the Company Entities, no claim has been made or threatened against any Company Entity or reported to the Pensions Regulator under section 69 or 70 of the Pensions Act 2004 in respect of any act, event, omission or other matter in relation to any pension arrangement and/or pensions legislation, and there are no circumstances which may give rise to any such claim or any such report.

(l)        No Company Entity has ever been an associate of or connected with (within the meaning of sections 435 and 249 respectively of the Insolvency Act 1986) any person who is an employer in relation to any occupational pension scheme that is not a money purchase scheme.

(m)        No employee’s employment has previously been transferred to any Company Entity as a consequence of the transfer of an undertaking to which the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006 applied and therefore no liability to provide a benefit under any occupational pension scheme has transferred to the Company or any of its Subsidiaries.

(n)        All contributions, insurance premiums, Tax and expenses due in respect of the UK Pension Scheme have been duly paid. There are no liabilities outstanding in respect of the UK Pension Scheme at the date of this agreement. The contributions in respect of the UK Pension Scheme have been paid at the rate set out in the most recent schedule of contributions or the most recent payment schedule. Each Company Entity incorporated in the United Kingdom has complied with its obligations in relation to automatic enrolment under the Pensions Act 2008.

(o)        No assurance, promise or guarantee of particular level or amount has been made or given to any past of present officer or employee of any Company Entity to be provided for or in respect of him under the UK Pension Scheme on death, retirement or leaving service.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(p)        No discrimination on grounds of age, sex, disability, marital status, hours of work, fixed-term or temporary agency workers, sexual orientation, religion or belief is, or has at any stage been, made in the provision of pension, lump sum, death, ill-health, disability or accident benefits by any Company Entity in relation to any of the pensionable employees.

(q)        Neither the execution of this Agreement nor the consummation of the Transactions shall, individually, in the aggregate or in connection with any other event, result in (i) any payment, severance or benefit becoming due to any officer, employee, consultant or director of any Company Entity, (ii) any increase or otherwise modify any payment, severance or benefits otherwise payable by any Company Entity to any employee, consultant or director of such Company Entity, (iii) the acceleration of time of payment or vesting of any payment, severance or such benefits, or (iv) any “excess parachute payment” within the meaning of Section 280G of the Code (or corresponding provision of state law) to any employee, independent contractor, consultant or temporary employee of any Company Entity who is a “disqualified individual” within the meaning of Section 280G of the Code.

3.17        Insurance. Section 3.17 of the Company Disclosure Letter sets forth (i) a list of all material policies of fire, liability, workers’ compensation, property, casualty, cyber, error and omission and other forms of insurance owned or held by any Company Entity, or under which any Company Entity is otherwise an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (each, a “Material Insurance Policy” and, collectively, the “Material Insurance Policies”), and with respect to each such Material Insurance Policy, (ii) the names of the insurer, and the insured Company Entities, (iii) the policy number, (iv) the period, scope and amount of coverage, and (v) the premium most recently charged. Each Material Insurance Policy, with respect to their amounts and types of coverage, are adequate to insure each Company Entity in all material respects against fire, accident, damage, injury, cyber, error and omission, third party loss and other reasonably foreseeable material risk normally insured against in the Ordinary Course of Business by Persons carrying on the same classes of business as those carried on by such Company Entity as of the date of this Agreement. With respect to each insurance policy, all policies of insurance maintained by, or for the benefit of, each Company Entity, no Company Entity or, to the Knowledge of the Company, insurer, is in material breach or material default (including with respect to the payment of premiums or the giving of notices), under such policy. All such policies are in full force and effect and no notice of cancellation or termination has been received by any Company Entity with respect to any such policy and the policy limits have not been exhausted. To the Knowledge of the Company, as of the date of this Agreement, no claim by any Company Entity is pending under any such policies as to which coverage has been denied or disputed by the underwriters thereof. All claims, occurrences, litigation and circumstances that could reasonably be expected by any Company Entity to lead to a claim that would be covered by a Material Insurance Policy and having a value of at least $100,000 have been properly reported to the applicable insurer in a timely fashion, except where the failure to report such a claim, occurrence, litigation or circumstance would not reasonably be expected to be material to the Company Entities, taken as a whole.

3.18        Environmental Matters.

(a)        Each of the Company Entities is in compliance with all Environmental Laws, which compliance includes the possession by the Company Entities of all Permits, licenses, consents, approvals and other governmental authorizations required under Environmental Laws except as would not result in a Material Adverse Effect.

(b)        (i) There is no Environmental Claim pending as of the date hereof or, to the Knowledge of the Company, threatened against any of the Company Entities that has not been fully resolved, and (ii) there has been

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

no release of any Hazardous Materials at any Leased Real Property that would reasonably be expected to result in any liability against the Company Entities, including any cleanup liability, under Environmental Laws and no handling, storage or generation of wastes containing Hazardous Materials by the Company Entities against the Company Entities under Environmental Laws, except, in each case, as would not result in a Material Adverse Effect.

(c)        No Company Entity is subject to any Order issued specifically with respect to the Company Entities or the Leased Real Property that has not been fully resolved relating to compliance with, or the Release or cleanup of Hazardous Materials under, any Environmental Laws.

3.19        Relationships with Related Persons. Except as set forth in Section 3.19 of the Company Disclosure Letter, the Company Entities are not parties to any contracts with any Affiliate, shareholder, employee, member, manager, officer or director of any Company Entity other than Contracts entered into in the Ordinary Course of Business, Contracts for the provision of healthcare services, ordinary course compensation, employee benefits (including but not limited to the promise or grant of options over Company Shares) and contracts between Company Entities. No Company Entity has loaned or advanced any amounts that remain outstanding to, or received any loans or advancement of any amounts from, any Affiliate, shareholder, employee, member, manager, officer or director of any Company Entity, other than in the Ordinary Course of Business or intercompany loans between Company Entities, and no Company Entity has borrowed funds from any of the foregoing that remains outstanding other than intercompany loans between Company Entities. No Affiliate, shareholder, employee, member, manager, officer or director of a Company Entity (other than another Company Entity) (a) owns any property right, tangible or intangible, which is used by a Company Entity in the conduct of its business; (b) owns, directly or, to the Knowledge of the Company, indirectly, any Person that is a competitor, supplier, licensor, distributor, lessor, independent contractor or customer, or any other entity in any business arrangement or relationship with any Company Entity; or (c) has outstanding any Indebtedness owed to any Company Entity, except for employment-related compensation received in the Ordinary Course of Business.

3.20        Employees; Employment Matters and Independent Contractors.

(a)        Section 3.20(a)(i) of the Company Disclosure Letter sets forth a true and complete list of all employees of the Company Entities, including for each, title, location, employing entity, 2021 base salary or hourly wage rate, 2020 bonuses or commissions paid and 2021 target bonuses and commissions, and status (as exempt or non-exempt under the Fair Labor Standards Act or similar state or local Laws). Section 3.20(a)(ii) of the Company Disclosure Letter sets forth a true and complete list of all individual independent contractors, consultants, and temporary workers servicing the Company Entities, including the fees paid to each in 2020 and 2021 (except in respect of fees paid to independent contractors, consultants, and temporary workers in the United States of America or Rwanda, for which Section 3.20(a)(ii) of the Company Disclosure Letter sets forth the aggregate spend for 2020 and 2021 in each such country). Except as would not be material (either individually or in the aggregate), none of the Company Entities have any liability for the misclassification of any employee as exempt under the Fair Labor Standards Act or state or local Laws or any Person as an independent contractor rather than an employee.

(b)        None of the Company Entities is or ever has been a party to or bound by any collective bargaining agreement, works council agreement, employee representative agreement, or similar agreement with a labor representative of the employees or other service providers of the Company Entities, nor have any of them experienced any strikes, industrial action or other collective bargaining disputes. No application for recognition has been made since the date of organization of the Company Entities or is currently threatened by or on behalf

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

of any labor union with respect to the service providers of the Company or any of its Subsidiaries. The consummation of the Transaction will not result in the obligation of any Company Entity, the SPAC, or Merger Sub to provide notice to, consult with, or obtain the consent of any union, works council, employee representative or other labor representative for employees of the Company Entities.

(c)        To the Knowledge of the Company, each Company Entity is in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices (including equal employment opportunity laws), terms and conditions of employment, classification of employees, workers’ compensation, occupational safety and health, all federal, state, and local laws, ordinances and official guidance regarding COVID-19, disability rights and benefits, affirmative action, employee privacy, labor relations, whistleblowing, classification of independent contractors, employee leave issues, discrimination, harassment, retaliation, immigration, affirmative action, plant closings, and wages and hours. All payments due from any Company Entity on account of wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that is due and payable to any current or former employees, directors, officers, or independent contractors of any Company Entity have been fully paid, and all fees that are due and payable to any independent contractor, consultant or temporary employee of any Company Entity has been made. Each Company Entity has withheld all amounts required by applicable Laws or by Contract to be withheld from the wages, salaries and other payments to its officers; and is not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing.

(d)        No employee layoff, facility closure or shutdown (whether voluntary or by governmental order), reduction-in-force, furlough, temporary layoff, work schedule change or reduction in hours, salary or wages, or other workforce changes affecting employees of the Company Entities has occurred or has been announced in the 24 months preceding this Agreement, including as a result of COVID-19. None of the Company Entities has implemented any plant closing or employee layoffs that would trigger notice obligations under the Worker Adjustment and Retraining Notification Act of 1988 or any similar state, local, or foreign Laws.

(e)        Neither the Company nor any of its Subsidiaries has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

(f)        No Company Entity has within a period of two (2) years preceding the date of this Agreement given any notice of redundancy to any of its employees or started consultation with any independent trade union or workers’ representatives in relation to any employees. Within the period of two (2) years preceding the date of this Agreement, no Company Entity has given notice of redundancy to the Secretary of State or any other appropriate body in any relevant jurisdiction or started consultation with any independent trade union or workers’ representatives in relation to any employees.

(g)        Except as set forth in Section 3.20(g) of the Company Disclosure Letter or as required by applicable Law, (i) to the Knowledge of the Company within a period of two (2) years preceding the date of this Agreement no more than five percent (5%) per annum of the Professionals of any Professional Practice terminated their employment or independent contractor relationships, as the case may be, with such Professional Practice, (ii) the Company Entities do not have a present intention to terminate the employment or independent contractor relationships, as the case may be, of more than five percent (5%) of the Professionals of any Professional Practice, (iii) upon termination of an employment or independent contractor relationship, as the case may be, of any Professional of any Professional Practice, no severance or other payments will become due to such Professional from any Company Entity, and (iv) no Company Entity has any policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of the

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

employment or independent contractor relationships, as the case may be, of the Professionals of any Professional Practice.

(h)        In respect of the Company Entity employees who work in the United Kingdom only:

(i)        All Company Entity employees have received a written statement of particulars of employment as required by section 1 of the Employment Rights Act 1996 to the extent they are so entitled.

(ii)        No Company Entity has in the 24 months preceding this Agreement been a party to any “relevant transfer” (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006, as amended). No employee has in the 24 months preceding this Agreement had the terms of their employment varied for any reason as a result of or connected with a relevant transfer.

(iii)        Each Company Entity has complied with its obligations under the Working Time Regulations 1998, in particular, or other applicable Law as to the hours worked by its employees.

(iv)        In the twelve (12) months preceding this Agreement, there has been no recommendation made by an employment tribunal nor any investigation by anybody responsible for investigating or enforcing matters relating to any protected characteristic under the Equality Act 2010 or equivalent legislation in any applicable jurisdiction.

(v)        No director or employee of any Company Entity will be entitled by reason of the transactions contemplated by this agreement to any one-off payment, bonus or commission, acceleration in the time of vesting or time of payment, or increase in the amount of, any compensation, or to terminate his employment.

(vi)        Except as set forth on Section 3.20(h)(vi) of the Company Disclosure Letter, there are no severance, redundancy or other similar agreements or schemes conferring any entitlement on any of the directors and employees of any Company Entity to receive any payment on the termination of their employment (except for contractual notice pay), and no Company Entity is party to or bound by any such arrangements. To the Company’s knowledge, no Company Entity has incurred any actual or contingent liability in connection with any termination of employment (including redundancy payments) or for failure to comply with any order for the reinstatement or re-engagement of any employee.

3.21        Coronavirus Job Retention Scheme.

(a)        Section 3.21 of the Company Disclosure Letter includes anonymized details of all employees who have been absent and unable to work for a period of twenty-one (21) days or more due to COVID-19, or measures taken in connection with it, and how such employees are being paid. Except as set out in Section 3.21 of the Company Disclosure Letter there have not been any redundancies of employees or variation to employee pay or hours as a result of COVID-19.

(b)        Each Company Entity has complied in all material respects with their requirements under all applicable Law when implementing any furlough leave, stand down, other leave or any direction in relation to working hours. To the Knowledge of the Company, no Company Entity employee has raised any grievance and/or written concern regarding their furlough leave, stand down, other leave or any direction given in relation to working hours. If required under applicable Law, each Company Entity has obtained written consent from all employees to place them on furlough, other leave or stand down and no employee has refused to give consent.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(c)        Employees have continued to accrue holiday / annual leave in the normal way and have accrued holiday / annual leave in accordance with their contract of employment whilst on furlough, stand down or other leave. Employees have received full holiday pay for any periods of holiday taken during furlough or stand down.

(d)        For any employee whose employment has terminated during their period of furlough leave, stand down or other leave the relevant Company Entity has paid these employees their full notice and any other entitlement under their contract of employment and in accordance with any applicable Law.

3.22        Healthcare Regulatory Compliance.

(a)        Compliance with Healthcare Laws. Each Company Entity has operated its business since the later of January 1, 2017 or its respective date of incorporation or organization, and is presently operating as of the date hereof, in material compliance with all applicable Healthcare Laws, and, to the Knowledge of the Company, all of the Company Entities’ equity holders, officers, directors, managers, employees, contractors and agents (to the extent such contractors and agents have acted on behalf of any Company Entity) are and have been since the later of January 1, 2018 or the applicable Company Entity’s date of incorporation or organization, in compliance in all material respects with all applicable Healthcare Laws.

(b)        Company Entity Products.

(i)        All Company Entity Products are, to the extent applicable, developed, tested, investigated, manufactured, prepared, packaged, tested, labeled, distributed, marketed and advertised in compliance in all material respects with the applicable Healthcare Laws.

(ii)        Since January 1, 2017, the Company Entities have not distributed any Company Entity Products that were upon their shipment or offer for sale by any Company Entity, adulterated or misbranded in violation of 21 U.S.C. § 331 or similar foreign law. No Company Entity Products have been seized, withdrawn, recalled, detained or subject to a suspension (other than in the Ordinary Course of Business) of research, manufacturing or distribution, and there are no facts or circumstances reasonably likely to cause (A) the seizure, denial, withdrawal, recall, detention, public health notification, safety alert or suspension of manufacturing or other activity relating to any Company Entity Product or (B) a termination, seizure or suspension of researching, clinical investigation, manufacturing or distributing of any Company Entity Product, in either case, except as would not have been material to the Company Entities, taken as a whole. As of the date of this Agreement, no Legal Proceedings seeking the withdrawal, recall, revocation, suspension, import detention or seizure of any Company Entity Product are pending or, to the Knowledge of the Company, threatened against the Company Entities.

(iii)        To the Knowledge of Company, neither the Company Entities nor any of their respective directors, managers, officers, employees, or independent contractors (to the extent serving as personnel and/or furnishing health care items or services) (A) have been excluded or debarred from any federal healthcare program (including Medicare or Medicaid) or any other governmental healthcare program or (B) have received notice from the FDA, any other Governmental Entity and/or any health insurance institution with respect to debarment, disqualification or restriction. None of the Company Entities nor, to the Knowledge of the Company, any of the Company Entities’ officers, directors, manager, employees, agents or contractors have been convicted of any crime or engaged in any conduct for which (1) debarment is mandated or permitted by 21 U.S.C. § 335a or (2) such Person could be excluded from participating in the federal healthcare programs under Section 1128 of the Social Security Act or any similar Law. To the Knowledge of the Company, no officer, employee, or agent of

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

any Company Entity has (x) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Entity; (y) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity; or (z) committed an act, made a statement or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other Governmental Entity to refuse to grant a Permit for any Company Entity Product.

(iv)        To the Knowledge of the Company, there is no Legal Proceeding pending against any Company Entity related to product liability for the Company Entity Products.

(c)        Regulatory Filings and Audits.

(i)        Section 3.22(c)(i) of the Company Disclosure Letter sets forth a list of all annual statements and quarterly statements of each Company Entity required under applicable Healthcare Laws and filed with Governmental Entities for the years ended December 31, 2020 (collectively, the “Regulatory Statements”). No Governmental Entity has provided any Company Entity with written notice of, or, to the Knowledge of the Company, commenced any Legal Proceeding in respect of, any outstanding deficiencies or liabilities with respect to any Company Entity’s Regulatory Statements or any information contained therein.

(ii)        The Company Entities have made available to the SPAC true and complete copies of all audits performed with respect to the Company Entities by any health care regulatory Governmental Entity or Notified Body since January 1, 2018, other than audits completed by any Governmental Entity or Notified Body in the ordinary course or audits requiring no material plan of correction (the “Audit Reports”), along with true and correct copies of the Governmental Entities’ or Notified Bodies’, as applicable, responses and plans of correction with respect to such provided Audit Reports.

(iii)        Since January 1, 2017, each Company Entity (A) has timely filed all Regulatory Statements and all material reports, notices of material modification, amendments, schedules, statements, documents, disclosures, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto (collectively, the “Regulatory Filings”), that such Company Entity was required to file with any Governmental Entity, including state health, managed care and insurance regulatory authorities and any applicable federal regulatory authorities, (B) has received all approvals, consents and authorizations of any Governmental Entity or Notified Body as required to operate each Company Entity as currently operating, and is in the process of obtaining any approvals, consents, and authorizations of any Governmental Entity or Notified Body contemplated to be required for planned operations, and (C) has timely paid to the applicable Governmental Entity or Notified Body all fees and assessments due and payable in connection therewith. Such Regulatory Filings were, at the time of filing, true and correct in all material respects. Other than as set forth in the Audit Reports or on Section 3.22(c)(iii) of the Company Disclosure Letter, (A) no material deficiencies or fines have been asserted in writing against the Company Entities with respect to the Regulatory Filings, (B) the Regulatory Filings were in compliance in all material respects with applicable Law when filed, (C) to the Knowledge of the Company, no material fine or penalty has been imposed on the Company Entities as a result of or to settle allegations of any noncompliance with material deficiencies in any Regulatory Filing, and (D) to the Knowledge of the Company, no investigation related to the preparation of an Audit Report is currently pending or has been threatened to any Company Entity in writing by any Governmental Entity or Notified Body.

(d)        Compliance with Compliance Program Requirements.

(i)        The Company Entities are operating in accordance with a compliance program that is materially consistent with the compliance guidance published by OIG and the Federal Sentencing Guidelines.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(ii)        Company has made available to the SPAC true and complete copies of all material compliance program materials, including all available program descriptions, compliance officer and committee descriptions, ethic and risk area policy materials, training and education materials, auditing and monitoring protocols, reporting mechanisms, and disciplinary policies. The Company Entities have processes for identifying, investigating, and, where applicable, responding to identified compliance-related issues. To the Knowledge of Company, all material compliance-related issues that have been identified have been addressed, or, to the extent applicable, are in the process of being investigated and/or addressed.

(e)        Compliance with Documentation, Coding and Billing Laws and Practices. All documentation, coding and billing practices of the Company Entities and the Professionals are in compliance in all material respects with applicable Healthcare Laws and applicable Third Party Payor requirements Section 3.22(e) of the Company Disclosure Letter identifies, as of the date hereof, the Third Party Payor programs in which any Company Entity participates and lists all related provider numbers.

(f)        Overpayments.

(i)         No Company Entity has knowingly submitted to any Third Party Payor any false or fraudulent claim for payment or knowingly billed for or received any material amount in excess of amounts permitted by applicable Healthcare Laws or the contractual requirements of any Third Party Payor, except for overpayments received in the Ordinary Course of Business (“Overpayments”); once such Overpayments were identified, to the extent required by applicable Healthcare Law, the applicable Company Entity refunded or made efforts to refund such Overpayments to the full extent required by applicable Healthcare Laws. The Company Entities have a process in place to identify overpayments and to then disclose and refund such overpayment to the appropriate Person in a timely manner.

(ii)        Since January 1, 2017, no Company Entity has received an overpayment by or from any Governmental Entity (including any Governmental Program), including by or from any intermediary or carrier, which has not been repaid (or is in the process of being repaid) to such Governmental Entity.

(g)        Compliance with the Anti-Referral Laws.

(i)        The Company Entities and, to the Knowledge of the Company, their respective equity holders, officers, directors, managers, employees, contractors and agents (to the extent such contractors and agents have acted on behalf of any Company Entity) are in compliance in all material respects with (A) all applicable federal Laws relating to healthcare fraud and abuse, including but not limited to: the Anti-Kickback Law, 42 U.S.C. § 1320a-7b, 42 C.F.R. § 1001.952, the Civil Monetary Penalties Act, 42 U.S.C. § 1320a-7a, and the federal physician self-referral prohibition, 42 U.S.C. § 1395nn, 42 C.F.R. § 411.351 et seq., and (B) any and all other applicable Healthcare Laws relating to health care fraud and abuse.

(ii)        None of the Company Entities nor, to the Knowledge of the Company, any of their equity holders, officers, directors, managers, employees, contractors or agents (to the extent such contractors and agents have acted on behalf of any Company Entity) has provided or paid remuneration in any form (whether in cash or in kind, directly or indirectly, covertly or overtly, including, but not limited to, any form of gifts or gratuitous payment of any kind, whether in money, property or services, to referral sources, any above fair market compensation, and any free services), or made any financial arrangements with, any other healthcare provider, referral source, entity or person with the intent to induce, obtain or maintain business or patient referrals, except as otherwise permitted by applicable Healthcare Laws. To the Knowledge of the Company, no Person associated

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

with any Company Entity has entered into any contract or financial arrangement with any Person with whom any Company Entity has, or plans to have, a referral relationship that is noncompliant with any applicable Healthcare Laws, including any state and federal fraud and abuse, professional misconduct, or any other applicable Healthcare Law.

(iii)        All of the Company Entities marketing activities, whether engaged in either directly by the Company Entities or through independent contractors engaged by the Company Entities, including the provision of anything of value to a referral source or patient, are in compliance in all material respects with all applicable Laws.

(h)        Compliance with Rules Governing Governmental Program Eligibility and Excluded Individuals.

(i)        Since January 1, 2017, none of the Company Entities or, to the Knowledge of the Company, any of the Professionals, has been excluded, debarred, suspended, or otherwise ineligible to participate in any Governmental Program, and, to the Knowledge of the Company, no Legal Proceeding concerning such an exclusion, debarment, suspension or other disqualification is pending or has been threatened. No Company Entity has received any written notice that it, its equity holders, officers, directors, managers, employees, providers of services (whether employed or contracted) or other vendors or agents that provide healthcare-related services, or Professionals has been charged with or convicted of a criminal offense related to any Governmental Program, patient neglect or abuse in connection with the delivery of a health care item or service, or fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service.

(ii)        The Company Entities have in place a process to regularly check applicable Governmental Program exclusion and debarment lists to determine whether any of the following Persons are ineligible under applicable Law to participate in such Governmental Program: any Company Entity or any of their equity holders, officers, directors, managers, employees, providers of services (whether employed or contracted), any contracted vendor or agent that provides healthcare related services to any Company Entity, or any Professional (each, a “Screened Person”). To the Knowledge of the Company, the Company Entities have not allowed any Screened Person who has been ineligible under applicable Law to participate in any Governmental Program to directly participate in such Governmental Program.

(i)        Compensation Arrangements. To the Knowledge of the Company, all compensation arrangements between or among the Company Entities and Professionals, including any agreements between the Company or any of its Subsidiaries, on the one hand, and any Professional Practice, on the other hand, for administrative services and any agreements for professional services between any Professional Practice, on the one hand, and any Professional, on the other hand, are consistent with fair market value for services rendered, and, to the Knowledge of the Company, no Governmental Entity, Third Party Payor or any other Person has challenged whether such financial arrangements are within fair market value for services rendered.

(j)        Capital Requirements. Except as set forth in Section 3.22(j) of the Company Disclosure Letter, each Company Entity is, and has since the later of January 1, 2018 or the applicable Company Entity’s date of incorporation or organization been, in compliance in all material respects with all deposit, reserve, capital, net worth, tangible net equity and other financial Laws, including statutory and contractual risk-based capital requirements applicable to such Company Entity.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

3.23        Brokers. No Company Entity is liable for any investment banking fee, finder’s fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the Transactions.

3.24        Compliance with International Trade & Anti-Corruption Laws.

(a)        Since January 1, 2018, and except where the failure to be, or to have been, in compliance with such Laws has not been or would not, individually or in the aggregate, reasonably be expected to be material to the Company taken as a whole, neither the Company Entities nor, to the Company’s Knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any comprehensive Sanctions and Export Control Laws (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine); (iii) an entity 50-percent or more owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii).

(b)        Neither the Company Entities, their directors or officers, nor, to the Company’s Knowledge, any of their employees or agents has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate, or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment, in each of clauses (i) – (iii) in violation of any Anti-Corruption Laws. The Company Entities have implemented and maintained policies and procedures reasonably designed to promote compliance in all material respects with Anti-Corruption Laws.

(c)        To the Knowledge of the Company, there is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of the Anti-Corruption Laws or Sanction and Export Controls Laws by any Company Entity and since January 1, 2018, no Company Entity has received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation by a Company Entity of the Anti-Corruption Laws or Sanctions and Export Controls Laws.

(d)        To the Knowledge of the Company, no person associated with any Company Entity within the meaning of Section 8 of the Bribery Act 2010 (an “Associated Person”) has bribed another person (within the meaning given in Section 7(3) of the Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for any Company Entity and each Company Entity has at all relevant times had in place adequate procedures in line with the guidance published from time to time by the Secretary of State under Section 9 of the Bribery Act 2010 designed to prevent its Associated Persons from undertaking any such conduct.

(e)        To the Knowledge of the Company, no Company Entity has committed or omitted to do any act or thing which has given rise to any fine, penalty, or damages.

(f)        To the Knowledge of the Company, no Company Entity nor any of their respective directors, officer or employees is the subject of any investigation by the Competition and Markets Authority (or which was initiated by the Office of Fair Trading or the Competition Commission, prior to being replaced by the Competition and Markets Authority) or the European Commission or any other Governmental Entity responsible for enforcing the Antitrust Law of any jurisdiction.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(g)         To the Knowledge of the Company, no Company Entity is subject to any pending decisions, judgments, orders or rulings of any Governmental Entity or any other authority responsible for enforcing the Antitrust Law of any jurisdiction, nor have they given any undertakings or commitments to such bodies which affect the conduct of their respective businesses.

3.25        Books and Records. All books and records of the Company Entities are accurate, up to date, under the relevant Company Entity’s control and are maintained in accordance with applicable Laws, in each case, in all material respects.

3.26        Vote Required. The Company Shareholders required to approve the Transactions have each delivered Company Voting and Support Agreements.

3.27        Information Supplied. None of the information relating to the Company Entities supplied by or on behalf of the Company Entities expressly for inclusion or incorporation by reference in the Closing in the Registration Statement / Proxy Statement contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.28        Investigations.

(a)        Each of the Company and Merger Sub acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the SPAC which it and its Representatives have desired or requested to review, and that they and their Representatives have had full opportunity to meet with the management of the SPAC and to discuss the business and assets of the SPAC. Each of the Company and Merger Sub acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, have formed an independent judgment concerning, the SPAC and its business and operations.

(b)        In entering into this Agreement and the other Transaction Documents to which it is or will be a party, each of the Company and Merger Sub has relied on its own investigation and analysis and the representations and warranties expressly set forth in Article III and in the Transaction Documents to which it is or will be a party and no other representations or warranties of the SPAC, any SPAC Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article III and in the Transaction Documents to which it is or will be a party, none of the SPAC, any SPAC Non-Party Affiliate nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the other Transaction Documents or the Transactions.

3.29        NO ADDITIONAL REPRESENTATIONS; NO RELIANCE. THE SPAC ACKNOWLEDGES AND AGREES THAT: (A) NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY AND MERGER SUB IN ARTICLE III OR THE TRANSACTION DOCUMENTS, NO COMPANY ENTITY OR AFFILIATE THEREOF NOR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY ENTITIES OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE SPAC OR ANY OF ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES OF

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING; (B) THE SPAC HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY FROM THE COMPANY SHAREHOLDERS, THE COMPANY, MERGER SUB OR ANY OTHER PERSON IN DETERMINING TO ENTER INTO THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS; AND (C) NONE OF THE COMPANY STOCKHOLDERS, THE COMPANY, MERGER SUB OR ANY OTHER PERSON WILL HAVE, OR BE SUBJECT TO, ANY LIABILITY TO THE SPAC OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO, OR USE BY, THE SPAC OF ANY INFORMATION REGARDING THE COMPANY ENTITIES FURNISHED OR MADE AVAILABLE TO THE SPAC AND ITS REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO THE SPAC IN ANY DATA ROOM, MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT IN THE CASE OF FRAUD. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY AND MERGER SUB IN ARTICLE III AND IN THE TRANSACTION DOCUMENTS, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE COMPANY AND MERGER SUB.

ARTICLE IV

COVENANTS OF THE SPAC

4.01        Operations of the SPAC Prior to the Closing.

(a)        From the date hereof until the earlier of the termination of this Agreement and the Closing Date (the “Pre-Closing Period”), and except (i) if the Company will have consented (which consent will not be unreasonably withheld, conditioned or delayed) after notice has been provided by the SPAC, or (ii) as contemplated by this Agreement, the SPAC shall (A) conduct its business, in all material respects, in the Ordinary Course of Business, (B) comply with all applicable Laws, (C) use commercially reasonable efforts to keep available the services of their respective officers and employees, and (D) not take any of the following actions:

(i)        make any amendment or modification to its Governing Documents;

(ii)        take any action in material violation or contravention of any of the SPAC’s Governing Documents, applicable Law or any applicable rules and regulations of the SEC and Nasdaq;

(iii)        split, combine or reclassify the SPAC Shares;

(iv)        except pursuant to the Working Capital Loans, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity- based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other security interests;

(v)        make any redemption or purchase of its equity interests, except pursuant to the Offer or as otherwise required by the SPAC’s Governing Documents;

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(vi)        declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its equity securities;

(vii)        effect any recapitalization, reclassification, equity split or like change in its capitalization;

(viii)        make any amendment or modification to the SPAC Trust Agreement;

(ix)        make or allow to be made any reduction in the SPAC Trust Amount, other than as expressly permitted by the SPAC’s Governing Documents;

(x)        incur any Indebtedness, expenses or any other financial obligations that will become the obligations of the Surviving Company at or following the Effective Time (other than the making of Working Capital Loans) or issue or sell any debt securities or warrants or rights to acquire any debt securities of the SPAC or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person for indebtedness;

(xi)        establish any Subsidiary or acquire any interest in any material non-cash asset (other than rights in any Contract);

(xii)        prepare or file any Tax Return materially inconsistent with past practice or, on any such Tax Return, take any Tax position, make any Tax election, or adopt any method of Tax accounting that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, except, in each case, as required by applicable Law

(xiii)        enter into any Tax sharing, allocation or similar agreement (other than agreements among the Company Entities and commercial contracts entered into in the ordinary course of business and not primarily relating to Taxes);

(xiv)        amend, waive or terminate, in whole or in part, any other material agreement to which the SPAC is a party;

(xv)        adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xvi)        adopt any SPAC Employee Benefit Plan, except with respect to adopting or putting in place employee benefit plans for the benefit of the employees, independent contractors and/or temporary employees of the Company Entities that will be effective as of the Closing Date; or

(xvii)        enter into any agreement or commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.

(b)        Nothing contained in this Agreement will give the Company or Merger Sub, directly or indirectly, the right to control or direct the SPAC’s operations prior to the Closing.

4.02        Access to Books and Records. During the Pre-Closing Period, the SPAC will provide Company and its authorized Representatives reasonably acceptable to the SPAC (the “Company’s Representatives”) with reasonable access during normal business hours, and upon reasonable notice, to the offices, properties, senior

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

personnel, and all financial books and records (including Tax records) of the SPAC in order for the Company to have the opportunity to make such investigation as it will reasonably desire in connection with the consummation of the transactions contemplated hereby; provided, however, that in exercising access rights under this Section 4.02, the Company and the Company’s Representatives will not be permitted to interfere unreasonably with the conduct of the business of the SPAC. Notwithstanding anything contained herein to the contrary, no such access or examination will be permitted to the extent that it would require the SPAC to disclose information subject to attorney-client privilege or attorney work-product privilege, conflict with any third-party confidentiality obligations to which the SPAC is bound or violate any applicable Law. Notwithstanding anything contained herein to the contrary, no access or examination provided pursuant to this Section 4.02 will qualify or limit any representation or warranty set forth herein or the conditions to the Closing set forth in Section 7.03(a).

4.03        SPAC Confidentiality. Prior to the Closing, the SPAC shall not disclose any Confidential Information of the Company and Merger Sub, except to the SPAC’s Affiliates and its and their respective directors, officers, employees, agents or advisors (including without limitation legal counsel, accountants, auditors, consultants, or financial advisors) who are required to have the information in order for aid the SPAC in consummating the Transactions and who are subject to contractual or other confidentiality obligations at least as protective as those contained herein. The SPAC shall not be in violation of this Section 4.03 with regard to any disclosure in response to a valid Order or other Legal Requirement, provided that the SPAC gives the Company prompt written notice of such requirement prior to disclosure, if legally permissible, and uses its commercially reasonable effort to assist the Company in seeking an order protecting such Confidential Information from public disclosure. The SPAC will notify the Company in writing promptly upon any unauthorized use or disclosure of Confidential Information of the Company or Merger Sub of which it becomes aware.

4.04        Efforts to Consummate. Subject to the terms and conditions herein provided, during the Pre-Closing Period, the SPAC will use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not a waiver, of the Closing conditions set forth in Section 7.01 and Section 7.03) and the Reclassification Schedule; provided, that such efforts will not require agreeing to any obligations or accommodations (financial or otherwise) binding on the SPAC in the event the Closing does not occur. The Parties acknowledge and agree that nothing contained in this Section 4.04 will limit, expand or otherwise modify in any way any efforts standard explicitly applicable to any of the SPAC’s obligations under this Agreement.

4.05        Exclusive Dealing. During the Pre-Closing Period, the SPAC will not take any action to knowingly initiate, solicit or engage in discussions or negotiations with, or knowingly provide any information to, any Person (other than the Company and Merger Sub and their respective Representatives or as contemplated by this Agreement and the other Transaction Documents or the PIPE Investors with respect to the PIPE including as contemplated by the Subscription Agreements) concerning any alternative business combination transaction involving the SPAC, including any purchase or sale of equity or assets of the SPAC by any other Person, any purchase or sale of equity or assets of any other Person by the SPAC, any merger, combination or recapitalization of the SPAC or any Subsidiary thereof or any merger, combination or recapitalization of any other Person in a transaction to which the SPAC or any Subsidiary thereof is a party (each such transaction, a “SPAC Acquisition Transaction”); provided that this Section 4.05 will not apply to the SPAC in connection with communications to its shareholders related to the transactions contemplated by this Agreement. The SPAC will, and will cause its Subsidiaries to, cease and cause to be terminated any existing discussions, communications or negotiations with any Person (other than the Company and Merger Sub and their respective Representatives and the PIPE Investors with respect to the PIPE Investment) conducted heretofore with respect to any SPAC Acquisition Transaction. In

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

the event that any unsolicited inquiry is made by a potential party to a SPAC Acquisition Transaction, whether formal or informal, the SPAC will promptly notify the Company that such contact has occurred and provide the name of the Person who made such contact and if terms were proposed, what terms were so proposed.

4.06        PIPE Investment. The SPAC shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and to use its reasonable best efforts to satisfy in all material respects on a timely basis all conditions and covenants applicable to the SPAC in the Subscription Agreements and otherwise comply with its obligations thereunder.

4.07        Sponsor Support. During the Pre-Closing Period, Sponsor may, at its sole discretion, provide one or more working capital loans to the SPAC (the “Working Capital Loans”) to pay for the SPAC expenses incurred in connection with the transactions contemplated by this Agreement and the other Transaction Documents. Such Working Capital Loans shall be convertible into SPAC Warrants immediately prior to the Effective Time at a conversion price and on the terms and conditions set forth in the SPAC’s Form S-1 filing.

4.08        Notification. During the Pre-Closing Period, if the SPAC becomes aware of any fact or condition arising after the date hereof that constitutes a breach of any representation or warranty made by the SPAC in ARTICLE II or of any covenant, in each case that would cause the conditions set forth in Section 7.02(a) or Section 7.02(b), as applicable, not to be satisfied as of the Closing Date, the SPAC will disclose in writing to the Company such breach.

ARTICLE V

COVENANTS OF COMPANY AND MERGER SUB

5.01        Operations of the Company and Merger Sub Prior to Closing.

(a)        During the Pre-Closing Period, except (i) if the SPAC will have consented (which consent will not be unreasonably withheld, conditioned or delayed) after notice has been provided by the Company, (ii) as otherwise contemplated by this Agreement or (iii) as otherwise disclosed on Section 5.01 of the Company Disclosure Letter, or (iv) as otherwise set forth in the Reclassification Schedule, the Company (A) will use commercially reasonable efforts to conduct its business and the businesses of the other Company Entities in the Ordinary Course of Business; (B) use commercially reasonable efforts to keep available the services of its and the other Company Entities’ officers and employees; (C) shall and shall cause the Company Entities to use commercially reasonable efforts to, keep all insurance policies currently in effect, or policies that are substantially similar in all material aspects with the terms, conditions, retentions, and limits of liability under the insurance in effect as of the date hereof; and (D) will not, and will not permit any Company Entity to:

(i)        except for issuances of (A) replacement certificates for Company Shares, (B) new certificates for Company Shares in connection with a transfer of Company Shares by the holder thereof, (C) Pubco Class A Shares to PIPE Investors in connection with the PIPE Investment, (D) Company Shares pursuant to the exercise of existing Company Options, or (E) Pubco Shares in connection with the Reclassification, sell or deliver any of its or any of its Subsidiaries’ equity securities or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its or any of its Subsidiaries’ equity securities;

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(ii)        (A) effect any recapitalization, reclassification, equity split or like change in its capitalization (other than the Reclassification) or (B) fail to effect the Reclassification on the terms set forth on the Reclassification Schedule;

(iii)        except for any amendments necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents (including, without limitation, the Reclassification), amend the Company’s Governing Documents or any of its Subsidiaries’ organizational documents;

(iv)        make any distribution of cash or property or otherwise declare or pay any dividend on, or make any payment on account of, the purchase, redemption, defeasance, retirement or other acquisition of, any of its common shares, as applicable, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property, in each case, outside the Company Group;

(v)        (A) sell, assign or transfer any material portion of its tangible assets, except in the Ordinary Course of Business for (1) inventory assets and (2) non-inventory assets having an aggregate value of less than $500,000 and except for sales of obsolete assets or assets with de minimis or no book value; or (B) mortgage, encumber, pledge, or impose any Lien upon any of its assets, except for Permitted Liens or in the Ordinary Course of Business or for the purpose of raising short term financing for working capital needs;

(vi)        enter into, amend, breach or terminate any Material Contract or Real Property Leases other than in the Ordinary Course of Business;

(vii)        make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries or its Professional Practices, (B) the reimbursement of expenses of employees in the Ordinary Course of Business and consistent with past practice, (C) prepayments and deposits paid to suppliers of any Company Entity in the Ordinary Course of Business, (D) trade credit extended to customers of the Company Entities in the Ordinary Course of Business, and (E) advances to wholly owned Subsidiaries or its Professional Practices of the Company;

(viii)        enter into any other transaction with any of its directors, officers or employees or hire or terminate any directors, officers or employees, other than, in each case, with any such employee with an annual base salary of less than $400,000;

(ix)        enter into, modify or terminate any employment agreement, independent contractor agreement, staffing agreement, Company Employee Benefit Plan, UK Pension Scheme, collective bargaining agreement, works council agreement, employee representative agreement, labor representative agreement, severance agreement or change of control agreement, other than, in each case, for any such individual with an annual base salary of less than $400,000 or as required by applicable Law;

(x)        cancel or modify the terms of any material third-party Indebtedness owed to any Company Entity;

(xi)        make, amend, disregard, withdraw or disclaim any material claim, election, surrender or disclaimer in respect of Taxes or material method of accounting or accounting policies of any Company Entity, in each case unless required by Law or IFRS or GAAP;

(xii)        prepare or file any Tax Return materially inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is materially inconsistent with positions

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including materially inconsistent positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date), surrender any right to claim a refund of Taxes other than surrenders between Company Entities; knowingly fail to pay any material Tax as such Tax becomes due and payable unless such Tax is being contested in good faith or change its US federal income tax classification;

(xiii)        make any Tax election reasonably expected to have a material effect in a period ending after the Closing Date;

(xiv)        settle or otherwise compromise any material Claim relating to Taxes, enter into any closing agreement or similar agreement relating to Taxes, otherwise settle any material dispute relating to Taxes, or request any ruling or similar guidance with respect to Taxes, waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return);

(xv)        consent to any extension or waiver of the statutory period of limitations applicable to any material Tax matter (other than at the request of a taxing authority), file any amended material Tax Return, fail to timely file (taking into account valid extensions) any material Tax Return required to be filed, fail to pay any material amount of Tax as it becomes due, enter into any Tax sharing, allocation or similar agreement (other than commercial contracts entered into in the Ordinary Course of Business and not primarily relating to Taxes), surrender any right to claim any refund of a material amount of Taxes, or take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(xvi)        change any Company Entity’s methods of accounting in any material respect, other than changes that are required by applicable Laws, IFRS or GAAP standards;

(xvii)        merge, consolidate, combine or amalgamate any Company Entity with any Person make any acquisition of a business or a division thereof, or consummate any merger or similar business combination or enter into any binding agreement for such an acquisition, merger or similar business combination with any Person (provided that non-exclusive licenses of Intellectual Property Rights will not be deemed to be an acquisition, merger or similar business combination);

(xviii)        incur any Indebtedness for borrowed money or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person (other than a wholly owned Subsidiary of the Company) for Indebtedness, except for (A) in connection with refinancing of existing Indebtedness on terms no less favorable to the Company than, and in an aggregate principal amount not in excess of, such existing Indebtedness, or (B) borrowings under or permitted by the Company’s existing credit facilities;

(xix)        enter into any settlement, conciliation or similar Contract outside of the Ordinary Course of Business the performance of which would involve the payment by the Company Entities in excess of $500,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Company Entity;

(xx)        authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution or similar transaction involving any Company Entity;

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(xxi)        enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions, other than any such Contract entered into prior to the date of this Agreement;

(xxii)        fail to maintain the Leased Real Property in substantially the same condition as of the date of this Agreement, other than ordinary wear and tear, casualty and condemnation;

(xxiii)        discontinue any material line of business or material business operations;

(xxiv)        other than in the Ordinary Course of Business, relinquish, allow to expire or terminate any license, Permit (including any Healthcare Permit), accreditation or registration, nor agree to the imposition of any undertakings, contractual limitations or adverse material modifications relating to any such license, Permit (including any Healthcare Permit), accreditation or registration; or

(xxv)        agree, whether orally or in writing, to do any of the foregoing, or agree, whether orally or in writing, to any action or omission that would result in any of the foregoing.

(b)        Nothing contained in this Agreement will give the SPAC, directly or indirectly, the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Closing.

5.02        Access to Books and Records. During the Pre-Closing Period, the Company will provide the SPAC and its authorized Representatives reasonably acceptable to the SPAC (the “SPAC’s Representatives”) with reasonable access, during normal business hours, and upon reasonable notice, to the offices, properties, senior personnel, and all financial books and records (including Tax records) of the Company Entities in order for the SPAC to have the opportunity to make such investigation as it will reasonably desire in connection with the consummation of the transactions contemplated hereby; provided, however, that in exercising access rights under this Section 5.02 SPAC’s Representatives will not be permitted to interfere unreasonably with the conduct of the business of the Company. Notwithstanding anything contained herein to the contrary, no such access or examination will be permitted to the extent that it would require the Company to disclose information subject to attorney-client privilege or attorney work-product privilege, conflict with any third-party confidentiality obligations to which the Company is bound, or violate any applicable Law.

Notwithstanding anything contained herein to the contrary, no access or examination provided pursuant to this Section 5.02 will qualify or limit any representation or warranty set forth herein or the conditions to the Closing set forth in Section 7.02(a).

5.03        Company Confidentiality. Prior to the Closing, the Company shall not disclose any Confidential Information of the SPAC, except to the Company’s Affiliates and its and their respective directors, officers, employees, agents or advisors (including without limitation legal counsel, accountants, auditors, consultants, or financial advisors) who are required to have the information in order for aid the Company in consummating the Transactions and who are subject to contractual or other confidentiality obligations at least as protective as those contained herein. The Company shall not be in violation of this Section 5.03 with regard to any disclosure in response to a valid Order or other Legal Requirement, provided that the Company gives the SPAC prompt written notice of such requirement prior to disclosure, if legally permissible, and uses its commercially reasonable effort to assist the SPAC in seeking an order protecting such Confidential Information from public disclosure. The Company will notify the SPAC in writing promptly upon any unauthorized use or disclosure of Confidential Information of the SPAC of which it becomes aware.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

5.04        Exclusive Dealing. During the Pre-Closing Period, none of the Company or Merger Sub will take any action to knowingly initiate, solicit or engage in discussions or negotiations with, or knowingly provide any information to, any Person (other than the SPAC and the SPAC’s Representatives) concerning an initial public offering, recapitalization or refinancing of any member of the Company Entities (other than as contemplated by this Agreement and the other Transaction Documents, including the Subscription Agreements), any purchase of a majority of the outstanding Company Shares or any merger, sale of a majority of the assets of the Company Entities or similar transactions involving the Company Entities or their respective securities (other than assets sold in the Ordinary Course of Business and licenses (whether exclusive or non-exclusive) of the Intellectual Property Rights of a third Person) (each such transaction, an “Alternative Transaction”); provided, that this Section 5.04 will not apply to the Company or Company’s Representatives in connection with shareholder communications related to the transactions contemplated by this Agreement and the other Transaction Documents or the execution, delivery and performance thereof. The Company will, and will cause its Subsidiaries to, cease and cause to be terminated (a) any existing discussions, communications or negotiations with any Person (other than the SPAC and the SPAC’s Representatives, the PIPE Investors with respect to the PIPE Investment) conducted heretofore with respect to any Alternative Transaction, and (b) any such Person’s and its authorized Representatives’ access to any electronic data room granted in connection with any acquisition transaction. In the event that any unsolicited inquiry is made by a potential party to an Alternative Transaction, whether formal or informal, the Company will (to the extent permissible under the Takeover Code) notify the SPAC that such contact has occurred.

5.05        Notification. During the Pre-Closing Period, if after the date hereof the Company has Knowledge of any fact or condition that constitutes a breach of any representation or warranty made in Article III or any covenant that would cause the conditions set forth in Section 7.03(a) or Section 7.03(b) as applicable, not to be satisfied as of the Closing Date, the Company will disclose in writing to the SPAC such breach.

5.06        Merger Sub Stockholder Approval. As promptly as reasonably practicable following the date of this Agreement (and in any event within four (4) weeks), the Company, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the Transaction Documents to which Merger Sub is or will be a party and the Transactions.

5.07        Efforts to Consummate. Subject to the terms and conditions herein provided, from the date hereof until the earlier of the termination of this Agreement and the Closing Date, the Company and Merger Sub will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the Closing conditions set forth in Section 7.01 and Section 7.02) including the Reclassification Schedule. The Parties acknowledge and agree that nothing contained in this Section 5.06 will limit, expand or otherwise modify in any way any efforts standard explicitly applicable to any of the Company’s or Merger Sub’s respective obligations set forth in this Agreement.

ARTICLE VI

ACTIONS PRIOR TO THE CLOSING

The respective parties hereto covenant and agree to take the following actions:

6.01        The Registration Statements and Proxy Statement.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(a)        As soon as reasonably practicable following the date of this Agreement, (i) the SPAC shall prepare (with the Company’s reasonable cooperation) and cause to be furnished to the SEC a proxy statement to be sent or otherwise made available to the SPAC Shareholders relating to the SPAC Shareholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”); and (ii) the Company shall prepare (with the SPAC’s reasonable cooperation) and cause to be filed with the SEC (x) the Form F-4 (the “Form F-4”) relating to the registration of the offer and sale of Pubco Class A Shares to be issued in connection with the Merger, in which the Proxy Statement will be included, and (y) the Form 8-A (the “Form 8-A”) in connection with the registration under the Exchange Act of the Pubco Class A Shares contemplated pursuant to the Merger. The Company and the SPAC shall use their respective reasonable best efforts to have the Form F-4 and the Form 8-A declared effective under the Securities Act as soon as reasonably practicable after such filing. Each of the SPAC and the Company shall furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form F-4, the Form 8-A, and Proxy Statement, and the Form F-4, the Form 8-A and Proxy Statement shall include all information reasonably requested by such other Party to be included therein. Each of the SPAC and the Company shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form F-4, the Form 8-A or Proxy Statement and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Form F-4, the Form 8-A or the Proxy Statement, as applicable. Each of the SPAC and the Company shall use its reasonable best efforts to respond as soon as reasonably practicable to any comments from the SEC with respect to the Form F-4, the Form 8-A or Proxy Statement. Notwithstanding the foregoing, prior to filing or causing to be filed the Form F-4, the Form 8-A or the Proxy Statement (or any amendment or supplement thereto) to the SEC and making it available to the shareholders of the SPAC or responding to any comments of the SEC with respect thereto, each of the SPAC and the Company shall (A) provide the other an opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (B) consider in good faith all comments reasonably proposed by the other. Each of the SPAC and the Company shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Form F-4 and the Form 8-A, the issuance of any stop order relating thereto or the suspension of the qualification of the Merger Consideration for offering or sale in any jurisdiction, and each of the SPAC and the Company shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Notwithstanding anything to the contrary, neither this provision nor any other provision in this Agreement shall require counsel to either of the SPAC, the Company or their tax advisors to provide an opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code or otherwise qualifies for the Intended Tax Treatment. Each of the SPAC and the Company shall also take any other action required to be taken under the Securities Act, the Exchange Act or any applicable non-U.S. or state securities or “blue sky” Laws in connection with the Merger and the issuance of the Merger Consideration. The Company shall use its reasonable best efforts to keep the Form F-4 and the Form 8-A effective as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement.

(b)        The SPAC, on the one hand, and the Company, on the other hand, covenant that none of the information supplied or to be supplied by the Company or the SPAC, as applicable, for inclusion or incorporation by reference in (i) the Form F-4 or the Form 8-A will, at the time the such filing or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; or (ii) the Proxy Statement will, at the date it is first filed with the SEC in definitive form or mailed or otherwise made available to the SPAC’s shareholders or at the time of the SPAC Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form F-4 and the Form 8-A will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, it being understood that no covenant is made by the Company or Merger Sub with respect to statements or omissions made or incorporated by reference therein based on information supplied by the SPAC for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, it being understood that no covenant is made by the SPAC with respect to statements or omissions made or incorporated by reference therein based on information supplied by the Company or Merger Sub for inclusion or incorporation by reference therein.

(c)        If prior to the Effective Time, any event occurs with respect to the Company or any of its Subsidiaries, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, the Form F-4 or the Form 8-A, in each case that is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Form F-4 or the Form 8-A, then the Company shall promptly notify the SPAC of such event, and the Company and the SPAC shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement, the Form F-4 or the Form 8-A and, as required by applicable Law, in disseminating the information contained in such amendment or supplement to the SPAC’s shareholders.

(d)        If prior to the Effective Time, any event occurs with respect to the SPAC or any of it is Subsidiaries, or any change occurs with respect to other information supplied by the SPAC for inclusion in the Proxy Statement, the Form F-4 or the Form 8-A, in each case that is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Form F-4 or the Form 8-A, then the SPAC shall promptly notify the Company of such event, and the SPAC and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement, the Form F-4 or the Form 8-A and, as required by applicable Law, in disseminating the information contained in such amendment or supplement to the SPAC’s shareholders.

6.02        Regulatory Filings.

(a)        The Parties shall make, or cause to be made, as promptly as practicable, all filings necessary to obtain all Regulatory Approvals. The Parties shall use their reasonable best efforts to: (i) respond to any requests for additional information made by any Governmental Entity; (ii) provide the other Party with a reasonable opportunity to review and comment on any filing, submission, response to an information request or other (oral or written) material communication to be submitted or made to any Governmental Entity and such receiving Party shall consider any such received comments in good faith; (iii) advise the other Party (and, where applicable, provide a copy) of any material written or oral communications that it receives from any Governmental Entity in respect of such filings (including in respect of any supplementary filings or submissions) and otherwise in connection with satisfying the Regulatory Approvals; and (iv) provide the other Party with a reasonable opportunity to participate in any material meetings with any Governmental Entity (subject to any opposition by a Governmental Entity to a particular party’s participation in such meeting) and participate in, or review, any material communication before it is made to any Governmental Entity.

(b)        To the extent required under any Antitrust Laws, each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable, and no later than ten (10) Business Days after the date of this Agreement, the Parties each shall file (or cause to be filed) with the Antitrust Division of the U.S.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Department of Justice and the U.S. Federal Trade Commission a Notification and Report Form as required by the HSR Act. The Parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act. The Parties each shall, in connection with its efforts to obtain all requisite approvals and expiration or termination of waiting periods for the transactions contemplated hereby under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other reasonably informed of any communication received by such party from, or given by such party to, any Governmental Entity and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the transactions contemplated hereby, and promptly furnish the other with copies of all such written communications; (iii) permit the other to review in advance any written communication to be given by it to, and consult with each other in advance of any meeting or video or telephonic conference with, any Governmental Entity or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Entity or other person, give the other the opportunity to attend and participate in such in person, video or telephonic meetings and conferences; (iv) in the event a party is prohibited from participating in or attending any in person, video or telephonic meetings or conferences, the other shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Entity.

(c)        Notwithstanding the foregoing, each Party has the right to redact or otherwise exclude a Party from receiving any confidential competitively sensitive information otherwise required to be shared under this Section 6.02, provided that such other Party’s external counsel shall be entitled to receive such confidential competitively sensitive information on an external counsel only basis. The Parties shall: (i) not agree to more than one extension of any waiting period or review being undertaken by a Governmental Entity without the other Party’s prior written consent; (ii) cause any applicable waiting periods to terminate or expire at the earliest possible date; and (iii) resist vigorously, at their respective cost and expense, any Order challenging the completion of the Merger or any temporary or permanent injunction which could delay or prevent the Closing, all to the end of expediting consummation of the Merger contemplated herein.

6.03        Financial Statements. As promptly as reasonably practicable following the date of this Agreement, but in any event in connection with the Registration Statement, the Company shall provide to the SPAC: (i) the audited consolidated balance sheets of the Company as of December 31, 2019 and December 31, 2020 and the related audited statements of operations, changes in shareholders’ equity and cash flows of the Company Entities for each of the periods then ended, prepared in accordance with IFRS and PCAOB applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto); (ii) management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K with respect to the periods described in clause (i); and (iii) any unaudited consolidated balance sheets and the related unaudited statements of operations, changes in shareholders’ equity and cash flows of the Company Entities that may be required to be included in the Proxy Statement and the Form F-4 pursuant to any applicable SEC requirements.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

6.04        Shareholder Vote; Recommendation of the SPAC Board. Except as otherwise required by applicable Law, the SPAC, through the SPAC Board, shall recommend that the SPAC Shareholders vote in favor of adopting and approving the Merger, and the SPAC shall include such recommendation in the Proxy Statement. Prior to the termination of this Agreement in accordance with Article IX, except as otherwise required by applicable Law, neither the SPAC Board nor any committee or agent or Representative thereof shall (i) withdraw (or modify in any manner adverse to the Company), or propose to withdraw (or modify in any manner adverse to the Company), the SPAC Board’s recommendation in favor of the Merger, (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any SPAC Acquisition Transaction, (iii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the SPAC to execute or enter into, any agreement related to a SPAC Acquisition Transaction, (iv) enter into any agreement, letter of intent, or agreement in principle requiring the SPAC to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, (v) fail to recommend against any SPAC Acquisition Transaction, (vi) fail to re-affirm the aforementioned SPAC Board recommendation of the Merger at the written request of the Company within five (5) Business Days, or (vii) resolve or agree to do any of the foregoing (each of the foregoing, a “SPAC Change in Recommendation”); provided, however, that the SPAC Board shall not be entitled to make, or agree or resolve to make, a SPAC Change in Recommendation unless (i) the SPAC delivers to the Company a written notice (a “SPAC Recommendation Change Notice”) advising the Company that the SPAC Board proposes to take such action and containing the material facts underlying the SPAC Board’s determination that a SPAC Change in Recommendation is required by applicable Law, and (ii) at or after 5:00 p.m., New York City time, on the fourth Business Day immediately following the day on which SPAC delivered the SPAC Recommendation Change Notice (such period from the time the SPAC Recommendation Change Notice is provided until 5:00 p.m. New York City time on the fourth Business Day immediately following the day on which SPAC delivered the SPAC Recommendation Change Notice (it being understood that any material development with respect to the facts underlying the SPAC Board’s determination that a SPAC Recommendation Change is required by applicable Law shall require a new notice but with an additional three Business Day (instead of four Business Day) period from the date of such notice, the “SPAC Recommendation Change Notice Period”)), the SPAC Board reaffirms that the SPAC Change in Recommendation is required by applicable Law. If requested by the Company, the SPAC will, and will use its reasonable best efforts to cause its Representatives to, during the SPAC Recommendation Change Notice Period, engage in good faith negotiations with the Company and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for a SPAC Change in Recommendation.

6.05        SPAC Shareholders’ Meeting.

(a)        The SPAC shall take all action necessary under applicable Law to, in consultation with the Company, establish a record date for, call, give notice of and hold a meeting of the holders of SPAC Shares to consider and vote on the Merger, the Equity Plans and any other proposals set forth in the Proxy Statement (such meeting, the “SPAC Shareholders’ Meeting”). The SPAC Shareholders’ Meeting shall be held as promptly as practicable, in accordance with applicable Law and the SPAC’s Governing Documents, after the Form F-4, is declared effective by the SEC. The SPAC shall take reasonable measures to ensure that all proxies solicited in connection with the SPAC Shareholders’ Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the SPAC Shareholders’ Meeting, or a date preceding the date on which the SPAC Shareholders’ Meeting is scheduled, the SPAC reasonably believes that (i) it will not receive proxies sufficient to obtain the SPAC Required Vote, whether or not a quorum would be present, or (ii) it will not have sufficient SPAC Shares represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the SPAC Shareholders’ Meeting, the SPAC may

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

postpone or adjourn, or make one or more successive postponements or adjournments of, the SPAC Shareholders’ Meeting as long as the date of the SPAC Shareholders’ Meeting is not postponed or adjourned more than an aggregate of 30 calendar days in connection with any postponements or adjournments.

(b)        the SPAC’s obligation to call, give notice of and hold the SPAC Shareholders’ Meeting in accordance with Section 6.05(a) shall not be limited or otherwise affected by any breach by the SPAC of Section 6.04.

6.06         Listing; Public Filings.

(a)        During the Pre-Closing Period, the SPAC and the Company will cooperate with one another and use their respective reasonable best efforts to cause, pursuant to appliable Law and the rules and regulations of the NASDAQ, (i) the delisting of the SPAC Shares from the NASDAQ as promptly as practicable after the Effective Time, and (ii) the deregistration of the SPAC Shares pursuant to the Exchange Act as promptly as practicable after such delisting.

(b)        The Company shall use its reasonable best efforts to cause the Pubco Class A Shares to be issued in connection with the Transactions to be approved for listing on the Nasdaq market(s), subject to official notice of issuance, prior to the Closing Date. Such shares shall be listed on the Closing Date under a ticker symbol to be mutually agreed upon in writing by the parties. The Company shall submit prior to the Closing an initial listing application with the Nasdaq (the “Nasdaq Listing Application”) with respect to such shares. Each of the SPAC and the Company shall promptly furnish all information concerning itself and its Affiliates as may be reasonably requested by the other party and shall otherwise reasonably assist and cooperate with the other party in connection with the preparation, filing and distribution of the Nasdaq Listing Application. The Company will use its reasonable best efforts to (i) cause the Nasdaq Listing Application, when filed, to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the Nasdaq or its staff concerning the Nasdaq Listing Application, and (iii) have the Nasdaq Listing Application approved by the Nasdaq as promptly as practicable after such filing. No submission of, or amendment or supplement to, the Nasdaq Listing Application, or response to the Nasdaq comments with respect thereto, will be made by the Company and the SPAC, as applicable, without the other party’s prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing such other party a reasonable opportunity to review and comment thereon.

(c)        The Company will promptly notify the SPAC upon the receipt of any comments from the Nasdaq or any request from the Nasdaq for amendments or supplements to the Nasdaq Listing Application and will, as promptly as practicable after receipt thereof, provide the SPAC with copies of all material correspondence between it and its Representatives, on the one hand, and the Nasdaq, on the other hand, and all written comments with respect to the Nasdaq Listing Application received from the Nasdaq and advise the SPAC on any oral comments with respect to the Nasdaq Listing Application received from the Nasdaq. The Company will advise the SPAC, promptly after the Company receives notice thereof, of the time of the approval of the Nasdaq Listing Application and the approval of the Pubco Class A Shares to be issued in connection with the Transactions for listing on the Nasdaq, subject only to official notice of issuance.

(d)        During the Pre-Closing Period, the SPAC will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities Laws.

6.07        Non-Transfer of Certain SPAC Intellectual Property.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(a)        The Company acknowledges that the SPAC is in possession of certain confidential and proprietary information of third parties received in connection with the SPAC’s evaluation of alternative business combinations, including but not limited to, information concerning the business, financial condition, operations, assets and liabilities, trade secrets, know-how, technology, customers, business plans, Intellectual Property Rights, promotional and marketing efforts, the existence and progress of financings, mergers, sales of assets, take-overs or tender offers of third parties, including the SPAC’s, Merger Sub’s and their respective Representatives’ internal notes and analysis concerning such information (collectively, “Evaluation Material”), and that the Evaluation Material is or may be subject to confidentiality or non-disclosure agreement. The Company acknowledges and agrees it has no right or expectancy in or to the Evaluation Material and the such Evaluation Material shall, without any further action of the Company or the SPAC, vest in the Sponsor at the Effective Time.

(b)        The Company shall have no right or expectancy in or to the name “Alkuri Acquisition Corp.” or any derivation thereof, the trading symbol “KURI,” the SPAC’s internet domain name, or the Intellectual Property Rights therein and all such property shall, without any further action of the Company or the SPAC, vest in the Sponsor at the Effective Time.

6.08        No Claim Against SPAC Trust. Each of the Company and Merger Sub acknowledges that it has read the Prospectus and that the SPAC has established the SPAC Trust from the proceeds of its initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO for the benefit of the holders of SPAC Public Shares (the “Public Shareholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the SPAC Trust, the SPAC may disburse monies from the SPAC Trust only: (a) to the Public Shareholders in the event they elect to redeem SPAC Share in connection with the consummation of the SPAC’s initial business combination (as such term is used in the Prospectus) (“Business Combination”), (b) to the Public Shareholders if the SPAC fails to consummate a Business Combination by February 3, 2023, (c) any amounts necessary to pay any Taxes, or (d) to, or on behalf of, the SPAC after or concurrently with the consummation of a Business Combination. Each of the Company and Merger Sub hereby agrees that, it does not now and shall not at any time hereafter have (other than its rights upon and after Closing) any right, title, interest or claim of any kind in or to any monies in the SPAC Trust or distributions therefrom, or make any claim prior to Closing against the SPAC Trust, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). Each of the Company and Merger Sub hereby irrevocably waives any Claims it may have against the SPAC Trust (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the SPAC and will not, prior to the Closing, seek recourse against the SPAC Trust (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement). For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the waivers under this Section 6.08 will continue to apply at and after the Closing or termination of this Agreement (as applicable) to distributions made to redeeming Public Shareholders and for transaction expenses paid. Each of the Company and Merger Sub agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the SPAC to induce it to enter into this Agreement. This Section 6.08 shall not limit the Company’s or Merger Sub’s right to seek specific performance against the SPAC pursuant to Section 11.17, including the right to seek specific performance against the SPAC to require the SPAC to take such actions contemplated by this Agreement subject to the satisfaction of the SPAC’s conditions to the Closing in Section 7.02, and to comply with the terms of the SPAC Trust Agreement, including distribution of funds from the SPAC Trust upon the Closing in accordance with the terms of this Agreement.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

6.09        Equity Plans. The Parties agree that the Company shall establish a customary equity incentive plan with an initial pool of approximately 10% of the outstanding shares of the Company as of immediately following the Closing plus an additional 1,200,000 Pubco Class A Shares with an evergreen annual replenishment on January 1st of each calendar year for a period of up to 10 years of 5% of the outstanding shares of Pubco Class A Shares on December 31st of the preceding calendar year or such lesser number of shares of Pubco Class A Shares determined by the board of directors of the Surviving Company (as agreed and adopted, the “Pubco Equity Incentive Plan”) and to adopt such agreed plan in advance of Closing. The Company shall have the Pubco Equity Incentive Plan approved by ordinary resolution of the Company passed prior to the Closing. The SPAC shall have the Pubco Equity Incentive Plan approved by the holders of SPAC Shares at the SPAC Shareholders’ Meeting.

ARTICLE VII

CONDITIONS TO CLOSING

7.01        Mutual Conditions to the Parties’ Obligations. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, if permitted by applicable Law, waiver in writing by the SPAC, the Company and Merger Sub in writing) of the following conditions as of the Closing Date:

(a)        The Form F-4 and the Form 8-A shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or Legal Proceedings seeking a stop order.

(b)        All material Regulatory Approvals required to consummate the Merger and the transactions contemplated hereby (including those set forth on Section 7.01 of the Company Disclosure Letter) shall have been obtained and any mandatory waiting periods related thereto (including any extension thereof) shall have expired or been terminated.

(c)        All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the transactions under the HSR Act shall have expired or been terminated.

(d)        The SPAC Shareholder Approval shall have been obtained;

(e)        No Order will have been entered and no Law will be in effect that prevents or makes illegal the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declares unlawful the transactions contemplated by this Agreement or causes such transactions to be rescinded;

(f)        The Pubco Shares (including the Pubco Class A Shares to be issued in connection with the Transactions) shall have been approved for listing on Nasdaq following Closing, subject only to official notice of issuance;

(g)        Each of the Company and Merger Sub on the one hand, and the SPAC, on the other hand, shall have received reasonably satisfactory evidence that, following the Effective Time, the Company will qualify as a foreign private issuer pursuant to Rule 4b-4 of the Exchange Act as of the Closing; and

(h)        The SPAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately prior to the Effective Time;

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

7.02        Conditions to Company’s and Merger Sub’s Obligations. The obligations of the Company and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, if permitted by applicable Law, waiver by the Company and Merger Sub in writing) of the following conditions as of the Closing Date:

(a)        (i) the SPAC Fundamental Representations (other than the representations and warranties set forth in Section 2.04) shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), (ii) the representations and warranties set forth in Section 2.04 shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), (iii) the representations and warranties set forth in Section 2.08(a) shall be true and correct in all respects, and (iv) all representations and warranties contained in Article II of this Agreement (other than the SPAC Fundamental Representations and Section 2.08(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), except, in the case of this clause (a)(iv), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitations set forth therein) has not had, and would not have, a SPAC Material Adverse Effect;

(b)        The SPAC will have performed and complied with in all material respects with the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(c)        The SPAC will have delivered Closing SPAC Cash at the Closing in an amount that equals or exceeds $230,000,000.

(d)        The SPAC will have delivered to the Company each of the following:

(i)        a certificate of an authorized officer of the SPAC, solely in his or her capacity as such and not in his or her personal capacity, dated as of the Closing Date, stating that the conditions specified in Section 7.02(a) and Section 7.02(b), as they relate to the SPAC, have been satisfied;

(ii)        other than the Sponsor Designee in his or her capacity as a director, at or prior to the Closing, the directors and officers of the SPAC shall have resigned or otherwise been removed, effective as of the Closing; and

(iii)        (a) a statement from the SPAC that the SPAC is not, and has not been at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation”, as defined in Section 897(c)(2) of the Code, conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), and (b) a notice to be delivered to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Company to deliver such notice to the IRS on behalf of the SPAC following the Closing, each dated as of the Closing Date, duly executed by an authorized officer of the SPAC, and in form and substance reasonably satisfactory to Company.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

7.03        Conditions to the SPAC’s Obligations. The obligation of the SPAC to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or, if permitted by applicable Law, waiver by the SPAC in writing) of the following conditions as of the Closing Date:

(a)        (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.04(a) and (c)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), (ii) the representations and warranties set forth in Section 3.04(a) and (c) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), (iii) the representations and warranties set forth in Section 3.07 the representations and warranties set forth in Section 3.06(a) shall be true and correct in all respects, and (iv) all representations and warranties contained in Article III of this Agreement (other than the Company Fundamental Representations and Section 3.06(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case only as of such earlier date), except, in the case of this clause (a)(iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitations set forth therein) has not had, and would not have, a Material Adverse Effect;

(b)        The Company and Merger Sub will have performed and complied with in all material respects with the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

(c)        The SPAC shall have received a duly executed counterpart signature page of the Director Nomination Agreement, the form of which is attached hereto as Exhibit F (the “Director Nomination Agreement”), which shall be effective immediately following the Effective Time;

(d)        There will not have been a Material Adverse Effect since the date hereof;

(e)        The Reclassification shall have been consummated in accordance with the terms of the Reclassification Schedule;

(f)        The Written Consent shall not be revoked or modified; and

(g)        The Company will have delivered to the SPAC a certificate of an authorized officer of each of the Company and Merger Sub in his or her capacity as such, dated as of the Closing Date, stating that the conditions specified in Section 7.03(a) and Section 7.03(b), as they relate to such entity, have been satisfied.

7.04        Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.07. The SPAC may not rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was proximately caused by the SPAC’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 4.04.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE SPAC

8.01        Indemnification of Officers and Directors of the SPAC. If the Closing occurs, the Company and the Surviving Company shall cause all rights to indemnification and advancement of expenses and all limitations on liability existing in favor of any employee, officer or director of any of the SPAC (collectively, the “SPAC Indemnitees”), as provided in the Articles of Memorandum and Association or the Charter Documents (as applicable) and any indemnification agreements of the SPAC, to survive the consummation of the transactions contemplated hereby and continue in full force and effect and be honored by the Surviving Company and the Company Entities after the Closing (including, for the avoidance of doubt, that at and after the Closing, the Company agrees to assume and guarantee any such indemnification obligations to the SPAC Indemnitees). After the Effective Time, the Company Entities and the Surviving Company shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of (i) the Charter Documents in effect immediately prior to the Effective Time and (ii) any indemnification agreements of the SPAC with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time (including, for the avoidance of doubt, that at and after the Closing, the Company agrees to assume and guarantee any such indemnification agreements in favor of the SPAC Indemnitees as in effect immediately prior to the Effective Time), and in each case of clauses (i) and (ii) shall not amend or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the SPAC. The obligations of the Company Entities and the Surviving Company under this Section 8.01 shall not be terminated or modified in such a manner as to adversely affect any SPAC Indemnitee to whom this Section 8.01 applies without the consent of such affected SPAC Indemnitee (it being expressly agreed that the SPAC Indemnitees to whom this Section 8.01 applies shall be intended third party beneficiaries of this Section 8.01).

8.02        Indemnification by Successors and Assigns. In the event the Company, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets or stock or other equity interests to any Person, then and in each such case, the Company shall ensure that proper provision shall be made so that the successors and assigns of the Company or the Surviving Company, as the case may be (or their respective successors and assigns), shall assume the obligations set forth in this Article VIII.

8.03        Tail Policy. The SPAC shall, or shall cause its Affiliates to, obtain at the Company’s expense a “tail” directors’ and officers’ liability insurance policy, effective for a period of at least six (6) years from the Closing Date, for the benefit of the SPAC or any of their officers and directors, as the case may be, with respect to claims arising from facts or events that occurred on or before the Closing Date. The Company shall cause such “tail” policy to be maintained in full force and effect, for its full term, and cause the Surviving Company to honor all obligations thereunder.

8.04        Insurance. Prior to the Closing, the Company shall obtain directors’ and officers’ liability insurance that shall be effective as of the Closing and will cover (i) those Persons who were directors and officers of the Company prior to the Closing, and (ii) those Persons who will be the directors and officers of the Company and its Subsidiaries at and after the Closing on terms not less favorable that the better of (A) the terms of the current directors’ and officers’ liability insurance in place for the SPAC and the Company’s directors and officers, and (B) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on the Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as the Company.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

ARTICLE IX

TERMINATION

9.01        Termination. This Agreement may be terminated at any time prior to the Closing:

(a)        by the mutual written consent of the Company and the SPAC;

(b)        by the Company by written notice to the SPAC, if any of the representations or warranties of the SPAC set forth in Article II will not be true and correct, or if the SPAC has failed to perform any covenant or agreement on the part of the SPAC set forth in this Agreement (including an obligation to consummate the Closing), such that, in each case, any condition to the Closing set forth in either Section 7.02(a) or Section 7.02(b) could not be satisfied at or prior to the Outside Date and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (if capable of being cured) within 30 days after written notice thereof is delivered to the SPAC; provided that the Company or Merger Sub is not then in breach of this Agreement so as to cause any condition to the Closing set forth in either Section 7.03(a) or Section 7.03(b) to not be satisfied at or prior to the Outside Date;

(c)        by the SPAC by written notice to the Company, if any of the representations or warranties of the Company or Merger Sub set forth in Article III will not be true and correct, or if the Company or Merger Sub has failed to perform any covenant or agreement on the part of the Company or Merger Sub, respectively, set forth in this Agreement (including an obligation to consummate the Closing), such that, in each case, any condition to the Closing set forth in either Section 7.03(a) or Section 7.03(b) could not be satisfied at or prior to the Outside Date and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured (if capable of being cured) within 30 days after written notice thereof is delivered to the Company or Merger Sub; provided, that the SPAC is not then in breach of this Agreement so as to cause any condition to the Closing set forth in Section 7.02(a) or Section 7.02(b) from being satisfied at or prior to the Outside Date;

(d)        by the Company or the SPAC by written notice to the opposing party, as applicable, if the Closing has not occurred on or prior to the Outside Date and the Party seeking to terminate this Agreement pursuant to this Section 9.01(d) (including, in the case of the Company, Merger Sub) will not have breached in any material respect its obligations under this Agreement in any manner that will have proximately caused the failure to consummate the transactions contemplated by this Agreement on or prior to the Outside Date;

(e)        by the Company or the SPAC, by written notice from the SPAC or the Company to the opposing party, as applicable, if any Governmental Entity of competent jurisdiction shall have issued an Order, enacted any Law or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and, in the case of Orders and other actions, such Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(e) shall not be available to the party seeking to terminate if any action of such party or any failure of such party to act has been the primary cause of, or primarily resulted in, such Order or other action and such action or failure constitutes a breach of this Agreement;

(f)        by the Company by written notice to the SPAC if, prior to obtaining the SPAC Shareholder Approval, a SPAC Change in Recommendation has occurred or the SPAC shall have failed to include the SPAC Board’s recommendation in the Proxy Statement distributed to SPAC Shareholders; provided, however, that the

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Company may not terminate this Agreement pursuant to this Section 9.01(f) if the SPAC Shareholder Approval has been obtained prior to such termination; and

(g)        by either the Company or the SPAC if the meeting of the SPAC Shareholders to be held in accordance with the Proxy Statement has been held (including any adjournment thereof), and the SPAC Shareholder Approval shall not have been obtained at the meeting of SPAC Shareholders (including any adjournment thereof).

9.02        Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, all obligations of the Parties hereunder (other than the last sentence of Section 4.02, this Section 9.02 and Article XI, which will survive the termination of this Agreement (other than the provisions of Section 11.18, which will terminate)) will terminate without any liability of any Party to any other Party; provided, further, that no termination will relieve a Party from any liability arising from or relating to any Willful Breach of this Agreement or any Transaction Documents.

ARTICLE X

DEFINITIONS

10.01        Definitions. For purposes hereof, the following terms when used herein will have the respective meanings set forth below:

“Affiliate” or “Affiliates” of any particular Person means any other Person controlling, controlled by, or under common control with, such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in specified in the preamble.

“AI Technologies” means deep learning, machine learning, and other artificial intelligence technologies, including any and all (a) algorithms or systems or Software that make use of or employ neural networks, statistical learning algorithms (including linear and logistic regression, support vector machines, random forests, and k-means clustering) or reinforcement learning, and (b) proprietary embodied artificial intelligence and related hardware or equipment.

“Alternative Transaction” has the meaning specified in Section 5.04.

“Amended and Restated Memorandum and Articles of Association” has the meaning set forth in the Recitals.

“Anti-Corruption Laws” means, collectively, the U.S. Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010, applicable laws passed pursuant to the UN Convention against Corruption, and any other applicable laws and regulations regarding corruption, bribery, or gifts, hospitalities, or expense reimbursements to public officials and private persons which are applicable in countries where the Company Entities engage in business.

“Antitrust Laws” means the HSR Act or any national or international federal, state or foreign Law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

or abuse of a dominant position or restraint of trade or the significant impediment of effective competition or the prevention, restriction or distortion of competition.

“Associated Person” has the meaning specified in Section 3.22(c)(ii)

“Audit Reports” has the meaning specified in Section 3.22(c)(ii).

“Business Combination” has the meaning specified in Section 6.08.

“Business Day” means a day that is neither a Saturday or a Sunday nor any public holiday or other day on which banking institutions in New York, New York, Jersey, Channel Islands and/or London, United Kingdom are not open for the transaction of normal business.

“Cash and Cash Equivalents” means the unrestricted cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts.

“Certificate of Merger” has the meaning specified in Section 1.01(b).

“Charter Documents” has the meaning specified in Section 1.03.

“Claims” has the meaning specified in Section 6.08.

“Closing” has the meaning specified in Section 1.07.

“Closing Date” has the meaning specified in Section 1.07.

“Closing SPAC Cash” means an amount equal to: (a) the funds contained in the Trust Account as of the Effective Time; plus (b) all other Cash and Cash Equivalents of the SPAC (excluding, for the avoidance of doubt, any amount in the foregoing clause “(a)”); plus (c) the amount delivered to the Company prior to the Closing in connection with the consummation of the PIPE Investment; minus (d) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any SPAC Shares pursuant to the Offer (to the extent not already paid).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the preamble.

“Company Board” means the board of directors of the Company.

“Company Class A Shares” means the A ordinary shares of $0.00001277 each in the capital of the Company, having the rights and being subject the restrictions, set out in the Memorandum and Articles of Association.

“Company Class B Shares” means the Class B ordinary shares of $0.00001277 each in the capital of the Company, having the rights and being subject the restrictions, set out in the Memorandum and Articles of Association.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“Company Class C Shares” means the series C preferred shares of $0.00001277 each in the capital of the Company, having the rights and being subject the restrictions, set out in the Memorandum and Articles of Association.

“Company Class G1 Shares” means the G1 ordinary redeemable shares of $0.00001277 each in the capital of the Company, having the rights and being subject the restrictions set out in the Memorandum and Articles of Association.

“Company Disclosure Letter” has the meaning specified in Article III.

“Company Entity(ies)” means the Company, its Subsidiaries (including Merger Sub) and the Professional Practices.

“Company Entity Business” has the meaning specified in Section 3.12(a).

“Company Entity Intellectual Property” has the meaning specified in Section 3.12(a).

“Company Entity Owned Intellectual Property” has the meaning specified in Section 3.12(a).

“Company Entity Products” means all products, including all versions, derivative works, releases, and models of all products (including all software products), and services marketed, distributed, licensed, provided, or sold (or proposed to be marketed, distributed, licensed, provided, or sold) by any of the Company Entities.

“Company Entity Software” has the meaning specified in Section 3.12(a).

“Company Employee Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) and all other Company standard forms of stock purchase, stock option, restricted stock, severance, retention, employment, individual consulting, change-of-control, bonus, incentive, deferred compensation, employee loan, welfare, medical, health, disability, fringe benefit and other benefit plan, agreement, program or policy (i) that is sponsored, maintained, contributed to, or required to be contributed to, by a Company Entity for the benefit of any officer, employee, consultant or director of a Company Entity or (ii) with respect to which any Company Entity has any liability (including contingent liability through any ERISA Affiliate).

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.01 (Existence and Good Standing), Section 3.02 (Authority; Enforceability), Section 3.04 (Capitalization; Subsidiaries), and Section 3.23 (Brokers).

“Company Group” has the meaning specified in Section 11.19(b).

“Company Option” means an option to purchase Company Class B Ordinary Shares.

“Company’s Representatives” has the meaning specified in Section 4.02.

“Company Shares” means, collectively, the Company Class A Shares, Company Class B Shares, Company Class C Shares and Company Class G1 Shares.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“Company Shareholder(s)” means a person recorded as the holder of Company Shares as of immediately prior to the Effective Time.

“Company Shareholder Approval” means the approval of any and all matters, and/or passing of any and all resolutions, contained in the Company Shareholder Proposals, in each case, by the requisite number of Company Shareholders for the purposes of applicable Laws, the Memorandum and Articles of Association and the Shareholders’ Agreement and all other purposes.

“Company Shareholder Proposals” shall have the meaning set forth in the Consent Schedule.

“Confidential Information” means any information that one party discloses, directly or indirectly, to the other party, whether embodied in tangible form or disclosed visually or orally and whether or not designated as “confidential” or “proprietary” or by some similar designation, relating to the prior, current or prospective business of the disclosing party, including, without limitation, business models, business opportunities, business plans, financial information, market research, marketing plans, pricing and cost data, customers, suppliers, employees, contractors, ideas, improvements, products and product plans, technologies, research activities and results, information regarding genetic or other biological materials, gene sequences, cell lines, viruses, plasmids, vectors, compounds, protocols, assays and clinical trials, and any other information that should be reasonably understood by the receiving party to be the confidential or proprietary information of the disclosing party. Confidential Information shall not include information (i) that has entered the public domain through no fault of the receiving party, (ii) rightfully known by the receiving party without obligation of confidentiality to any third party prior to receipt of same from the disclosing party, (iii) independently developed by the receiving party without using any Confidential Information of the disclosing party, and (iv) generally made available by the disclosing party without obligation of confidentiality.

“Consolidated Company Group” means, together, Babylon Partners Limited, Babylon Healthcare Services Limited, Babylon Rwanda Limited, Babylon Inc., Babylon Health Canada Limited, Babylon Malaysia SDN BDN, Babylon International Limited, Babylon Health Ireland Limited, Babylon Singapore PTE Limited, Health Innovators Inc, Acquisition Corp, Babylon Technology LTDA, Babylon Healthcare Inc, Babylon Healthcare NJ, PC, Babylon Healthcare, PLLC, Marcus Zachary DO, OC, California Telemedicine Associates, PC, Telemedicine Associates, PC, Babylon Healthcare, PC and Babylon Healthcare NC, PC. .

“Contract” means any written, oral or other agreement, contract, subcontract, settlement agreement, lease, instrument, note, warranty, purchase order, license, sublicense, or commitment that is legally binding, as in effect as of the date hereof.

“COVID-19” means SARS-CoV-2, coronavirus or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Tax Measure” means any legislation or order enacted or issued by any Governmental Entity with respect to any Tax matter in response to COVID-19 (including, without limitation, the CARES Act and the Memorandum for the Secretary of the Treasury signed by President Trump on August 8, 2020) and any administrative authority issued pursuant to such legislation or order or otherwise issued with respect to any Tax matter in response to COVID-19 (including, without limitation, IRS Notice 2020-65).

“date hereof” has the meaning set forth in specified in the preamble.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“Deferred Shares” means, after the Reclassification, the deferred shares of $0.0000422573245084686 each in the capital of the Company, having the rights and being subject to the restrictions, set out in the Amended and Restated Memorandum and Articles of Association.

“DGCL” means the Delaware General Corporation Law.

“Director Nomination Agreement” has the meaning set forth in Section 7.03(c).

“Disclosure Letters” has the meaning specified in Article III.

“DTC” has the meaning specified in Section 1.08.

“Earnout Shares” has the meaning specified in Section 1.08(c)(i).

“EEA” means European Economic Area.

“Effective Time” has the meaning specified in Section 1.01(b).

“Encumbrance” means any lease, pledge, option, easement, deed of trust, right of way, encroachment, conditional sales agreement, security interest, mortgage, adverse claim, encumbrance, covenant, condition, restriction of record, right of pre-emption, charge or restriction of any kind (except for restrictions on transfer under the Securities Act and applicable state securities laws), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, whether voluntarily incurred or arising by operation of Law, and includes any agreement to give any of the foregoing in the future.

“Environmental Claim” means any claim, action, cause of action, written notice or demand by any Person or investigation by any Governmental Entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of, or any exposure to, any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

“Environmental Laws” means all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health (to the extent relating to exposure to Hazardous Materials) or the environment, including laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(l) of ERISA that includes the Company Entities or the Company or its Subsidiaries, as applicable.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture, equity ownership interests or other equity, equity-based or similar rights or interest in or with respect to any

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Person (including any stock appreciation, phantom stock, profit participation, equity appreciation, or similar rights), any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor, and any other purchase rights, subscription rights, preemptive rights, participation rights, rights of first refusal, rights of first offer, or other Contracts or commitments with respect to any of the foregoing.

“Equity Plans” has the meaning specified in Section 6.09.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” means a nationally recognized bank or transfer agent reasonably acceptable to the Company and the SPAC.

“Exchange Agent Agreement” has the meaning specified in Section 1.06(a).

“Excluded Shares” has the meaning specified in Section 1.02(c).

“FDA” means the United States Food and Drug Administration.

“Financial Statements” has the meaning specified in Section 3.05(a).

“Founder” means Dr. Ali Parsadoust, ALP Partners Limited and Parsa Family Foundation; provided, however, that for purposes of Section 1.08, “Founder” shall only mean Dr. Ali Parsadoust.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect as of the Reference Time.

“Government Contracts” has the meaning set forth in Section 3.10(c).

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs (including any shareholders’ agreement). For example, the “Governing Documents” of a corporation incorporated in Delaware are its certificate of incorporation and by-laws or Memorandum and Articles of Association, the “Governing Documents” of a limited partnership organized in Delaware are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company formed in Delaware are its operating agreement and certificate of formation.

“Governmental Entity” means any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof in any jurisdiction in which a Company Entity operates.

“Governmental Program(s)” means (i) the Medicare program established under and governed by the applicable provisions of Title XVIII of the Social Security Act, the regulations promulgated thereunder and any legally-binding sub-regulatory guidance issued (“Medicare”), (ii) the Medicaid program governed by the applicable provisions of Title XIX of the Social Security Act, the regulations promulgated thereunder, as well as any state’s Laws implementing the Medicaid program (“Medicaid”), and (iii) any other national, state or federal health care program or plan in any jurisdiction where any Company Entity operates.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“Hazardous Materials” means any chemical, material, waste or substance regulated under applicable Environmental Law as a hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, pollutant, contaminant, toxic substance or toxic waste, including per- and polyfluoroalkyl substances.

“Healthcare Laws” means any Laws, including, but not limited to, any requirements with respect to any Healthcare Permit, related to (v) the regulation of the healthcare industry (including, but not limited to, the telemedicine, telehealth or telestroke industry, the hospital industry, the medical device industry, independent practice associations, and the physician practice management industry), and the regulation of Professionals, (w) payment for items from or the services of healthcare suppliers or providers (including, but no limited to, hospitals, long term facilities, nursing facilities, assisted living facilities, the Professional Practices, and the Professionals), including, but not limited to, any Company Entity Products, (x) documentation, coding, or billing as related to the provision of and payment for health care items and services, (y) completion, quality, accuracy, and maintenance of records, files, and documentation related to the provision of health care items and services, or (z) the licensure, certification, qualification or authority to transact business in connection with the provision or arrangement of, health services, health benefits or health insurance, including, but not limited to, Laws that regulate managed care, healthcare service plans, health maintenance organizations, Third Party Payors and persons bearing the financial risk for the provision or arrangement of health care services, including, but not limited to, risk bearing organizations and independent physician associations, and, without limiting the generality of the foregoing, Laws relating to any Governmental Program. Healthcare Laws include, as applicable, the following, as each may be amended from time to time: (i) 42 U.S.C. § 1320a-7b(b) (commonly called the Anti-Kickback Law), its implementing regulations, and all same or similar state Laws; (ii) 42 U.S.C. § 1320a-7a (commonly called the Civil Monetary Penalty Statute), and all same or similar state Laws; (iii) 42 U.S.C. § 1395nn (commonly called the Stark Law), its implementing regulations, and all same or similar state Laws; (iv) 31 U.S.C. § 3729 (commonly called the Federal False Claims Act), and all same or similar state Laws; (v) the health care fraud criminal provision under the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104- 191); (vi) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152); (vii) the Deficit Reduction Act of 2005, (Public Law 109-171), 42 U.S.C. § 1396a(a)(68); (viii) all applicable requirements of the federal Controlled Substances Act, 21 U.S.C. § 31, and all requirements to maintain a Drug Enforcement Agency registration and any and all same or similar state Laws; (ix) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the regulations promulgated thereunder, and all same or similar state Laws; (x) all federal or state Laws relating to robots, remote presence devices, medical devices, wireless medical devices, mobile telemedicine workstations or carts, mobile health devices, mobile medical applications or video or wireless mobility solutions related to the provision of telemedicine, telehealth or telestroke services; (xi) all federal or state Laws relating to the practice of medicine or other healthcare service including, but not limited to, the practice of nursing, psychology, counseling, or mental health profession, the corporate practice of medicine, fee splitting, telemedicine/telehealth, or online prescribing; (xii) all state insurance Laws governing, regulating or pertaining to the payment for healthcare related items or services; (xiii) all Laws, legally-binding manuals, and legally-binding guidance relating to Medicare (including, but not limited to, Medicare Part D and Medicare Advantage), Medicaid, state Medicaid contract management organizations, Medicare Advantage programs, and Medicaid-Waiver programs; (xiv) 18 U.S.C. § 287; (xv) 18 U.S.C. § 1001; (xvi) 18 U.S.C. § 1035; and (xvii) 18 U.S.C. §1347; and (xviii) 18 U.S.C. § 1516, and, in each case, including the equivalent Laws in any jurisdiction in which any Company Entity operates. Healthcare Laws does not include Privacy and Security Requirements.

“Healthcare Permits” means all licenses, permits, consents, waivers, approvals, certificates, registrations, concessions, exemptions, orders, franchises and any other authorizations necessary or required under any

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Healthcare Law (including, as applicable, by any Governmental Entity) related to the conduct of the business of the Company Entities, including the Professional Practices, and delivery of professional services by each Professional.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, the health information privacy and security provisions of the Health Information Technology for Economic and Clinical Health Act, and the regulations and other legally-binding guidance issued by a Governmental Entity thereunder, including but not limited to the Privacy, Security, Breach Notification, and Enforcement Rules at 45 C.F.R. Parts 160 through 164.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

“IFRS” means International Financial Reporting Standards.

“Indebtedness” means, as of any time of determination, without duplication, (a) the unpaid principal amount of, and accrued and unpaid interest on, all indebtedness for borrowed money of the Company Entities, including liabilities of the Company Entities evidenced by bonds, debentures, notes or other similar instruments or debt securities, (b) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (c) all obligations of the Company Entities under leases required in accordance with the Company’s historic accounting principles to be capitalized on a balance sheet of the Company Entities, (d) any costs associated with termination of any of the Company Entities’ interest rate, hedge and currency swap arrangements and any other arrangement of the Company Entities designed to provide protection against fluctuations in interest or currency rates that is being terminated as of the Closing Date including all obligations or unrealized losses of the Company Entities pursuant to such arrangements, (e) any obligation of the Company Entities to any Person (other than another Company Entity) for the deferred purchase price of property or services (other than trade payables incurred in the Ordinary Course of Business) or otherwise secured by a Lien (other than a Permitted Lien), including any promissory notes, contractual payment obligations, earn-outs, contingent payment obligations, non-compete or other restrictive covenant payments, including any such “earnout” obligation or “seller notes” arising from the acquisition of a business, and (f) any direct or indirect guarantees by any Company Entity (whether secured or unsecured) with respect to Indebtedness of any other Person of a type described in clauses (a) through (e) above, whether or not such Indebtedness has been assumed by such Company Entity.

“Intellectual Property Rights” means: (a) patents and patent applications, including utility, utility model, and design patents, including all issued claims therein, whether published or unpublished, including provisional, national, regional and international applications as well as continuations, continuations-in-part, divisionals, reissues, renewals and re-examination applications, (b) trademarks, service marks, trade names, trade dress, and logos, and other source or business identifiers, whether registered or unregistered, all registrations and applications for any of the foregoing, all renewals and extensions thereof, and all common law rights in and goodwill associated with any of the foregoing, (c) internet domain name registrations and applications for registration thereof and social media accounts and handles, together with all of the goodwill associated therewith, (d) copyrights, mask works rights, proprietary database rights, and design rights, whether registered or unregistered, and registrations and applications for registration for any of the foregoing; (e) trade secret rights; (f) any rights recognized under applicable Law arising out of or associated with the foregoing, or that are equivalent or similar to any of such rights; and (g) any of the foregoing rights described in clauses (a) through (f) in any Technology or any Trade Secrets.

“Intended Tax Treatment” has the meaning specified in Section 11.20(a).

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“IPO” has the meaning specified in Section 6.08.

“IT Assets” means Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, used or held for use in the operation of the Company Entity Business of the Company Group.

“Knowledge” means, with respect to the SPAC, the actual knowledge of Rich William and Steve Krenzer, and, with respect to the Company, the actual knowledge of Ali Parsa, Charlie Steel, Henry Bennett, Erin Lee, Dr. Mobasher Butt, Marcus Zachary, PH Herrand, and Steve Davis.

“Latest Balance Sheet Date” means March 31, 2021.

“Law(s)” means, with respect to any Person, any foreign, national, federal, state or local constitution, treaty, law (including common law), statute, code, ordinance, rule, regulation, legally-binding manual, legally-binding guidance document, directive, writ, injunction, undertaking, judgment, order, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by or on behalf of any Governmental Entity in any jurisdiction in which any Company Entity operates that is binding upon such Person. For purposes of Section 3.11, “Law(s)” shall not include any Healthcare Law.

“Leased Real Property” has the meaning specified in Section 3.08(b).

“Legal Proceeding” means any claim, demand, consent order, complaint, prosecution, contest, hearing, cause of action, petition, appeal, demand letter, suit, litigation or action (in law or in equity), arbitration, legal proceeding, investigation, action, written notice of noncompliance, violation or any other pending matter brought by or before any Governmental Entity, whether legal, administrative, judicial or arbitral.

“Legal Requirement” means, with respect to any Party, all applicable laws, statutes, rules, regulations, codes, ordinances, bylaws, variances, judgments, injunctions, orders, conditions and licenses of a Governmental Entity having jurisdiction over the assets or the properties of such Party or its Subsidiaries and the operations thereof, including the rules of any exchange on which any of the Parties is or intends to be listed.

“Liability(ies)” means all indebtedness, obligations and other liabilities of a Person required under IFRS or GAAP to be accrued on the financial statements of such Person.

“Liens” means liens, security interests, charges or Encumbrances.

“Lille Road Partnership” means the partnership between Dr Stephen Jefferies, Mrs. Rita Bright, Dr Mobasher Butt and Dr Matthew Noble in relation to the GP surgery at 139 Lille Road, London, SW6 7SX, United Kingdom constituted by partnership agreement dated 26 May 2017.

“Lock Up Agreement” has the meaning set forth in the Recitals.

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts, circumstance or development that, individually or in the aggregate, has had, or would be reasonably likely to have, a materially adverse effect on (a) the business, assets or condition (financial or otherwise) of the Company Entities, taken as a whole; or (b) the ability of the Company Entities to consummate the Transactions; provided, however, that none

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

of the following will be deemed, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been, or will be, a Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts, circumstance or development attributable to: (i) operating, business, regulatory or other conditions in the industry in which the Company Entities operate; (ii) general economic conditions, including changes in the credit, debt or financial, capital markets, in each case anywhere in the world; (iii) conditions in the securities markets, capital markets, credit markets, currency markets or other financial markets in any country or region in the world and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world; (iv) any stoppage or shutdown of any Governmental Entity applicable to any Company Entity (including any default by any such Governmental Entity or delays in payments by any such Governmental Entity or delays or failures to act by any such Governmental Entity); (v) the announcement or pendency or consummation of the transactions contemplated by this Agreement (including the identity of the Company or any of its Affiliates) or compliance with the terms of, taking any action permitted by, or refraining from taking any action prohibited by, this Agreement, including the impact thereof on relationships, contractual or otherwise, with, or actual or potential loss or impairment of, and any other negative development (or potential negative development) of any Company Entity with, any clients, customers, suppliers, distributors, partners, financing sources, directors, officers or other employees or consultants or on revenue, profitability and cash flows; (vi) changes in GAAP or other accounting requirements or principles or any changes in applicable Laws or the interpretation thereof or other legal or regulatory conditions; (vii) actions required to be taken under applicable Laws or contracts; (viii) the failure of any Company Entity to meet or achieve the results set forth in any budget, plan, projection or forecast (it being understood that the underlying causes of any such decline, change, decrease or failure may, if they are not otherwise excluded from the definition of Material Adverse Effect, be taken into account in determining whether a Material Adverse Effect has occurred); (ix) global, national or regional political, financial, economic or business conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; and (x) epidemics, pandemics or disease outbreaks (including any escalation or general worsening of any such epidemic, pandemic or disease outbreak, including the COVID-19 virus) and hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters and other force majeure events in the United States or any other country or region in the world; provided, however, that with respect to each of clauses (i) through (iv), (vi), (ix) and (x), any change, effect, event, occurrence, state of facts, circumstance or development referred to above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such change, effect, event, occurrence, state of facts, circumstance or development has a disproportionate effect on the Company Entities compared to other participants in the industries in which such Company Entities primarily conduct their businesses.

“Material Contract” has the meaning specified in Section 3.10(a).

“Material Permits” means, with respect to the Company and each wholly owned Subsidiary, all Healthcare Permits and all other Permits that are required to be held by such Company or wholly owned Subsidiary for such entity to own, lease or operate its material properties and material assets and to conduct, in any material respect, its businesses as currently conducted.

“Memorandum and Articles of Association” means the Company’s current Memorandum and Articles of Association, as adopted on February 24, 2021.

“Merger” has the meaning specified in Section 1.01(a).

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“Merger Sub” has the meaning specified in the preamble.

“Nasdaq” means The NASDAQ Capital Market.

“Notified Body” means an entity licensed, authorized or approved by the applicable Governmental Entity, to assess and certify the conformity of a medical device with the requirements of applicable legislation on medical devices in the European Union and United Kingdom, each as may be amended from time to time, and applicable harmonized standards.

“Offer” has the meaning specified in the recitals.

“OIG” means the federal Office of the Inspector General of the Department of Health and Human Services.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity. For clarification, a Permit is not an Order.

“Ordinary Course of Business” means, with respect to any Person, actions that are consistent in all material respects with the past practices of such Person, taken in the ordinary course of the normal day-to-day operations of such Person.

“Outside Date” means December 3, 2021, unless extended for an additional three (3) months by the delivery of written notice from the SPAC or the Company to the other as long as the parties are continuing to work in good faith to close the Transaction expeditiously.

“Party” or “Parties” has the meaning specified in the preamble.

“Per Share Merger Consideration” means the right to receive one (1) Pubco Class A Share for each SPAC Share issued and outstanding immediately prior to the Effective Time.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity or Notified Body.

“Permitted Liens” means (a) statutory liens for current Taxes or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company Entities and for which adequate reserves have been established; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business for amounts that are not delinquent, unless being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established; (c) zoning, entitlement, building and other land use regulations or ordinances imposed by Governmental Entities having jurisdiction over the Leased Real Property that are not violated in any material respect by the use and operation as of the date hereof of the Leased Real Property; (d) covenants, conditions, restrictions, easements and other similar Liens of record that do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is used as of the date hereof in connection with the Company Entities’ and their Subsidiaries’ businesses; (e) liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation; (f) liens arising in connection with sales of foreign receivables; (g) liens on goods in transit incurred pursuant to documentary letters of credit; (h) purchase money liens; (i) title to any portion of the premises lying within the right of way or boundary of any public road or private road which, individually or in the aggregate, do not materially adversely affect the value or

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

the continued use of the Leased Real Property as it is used as of the date hereof; (j) rights of parties in possession without options to purchase or rights of first refusal; (k) liens securing Indebtedness; (l) rights of lessors or landlords to the Leased Real Property; (m) non-exclusive licenses of Intellectual Property Rights granted in the Ordinary Course of Business and (n) liens arising under a deficit funding loan agreement or functionally equivalent agreement between Company Entities.

“Permitted Releases” has the meaning specified in Section 2.09.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

“Personal Information” means any data defined as “personal information,” “personal data,” “protected health information,” or similar term to the extent regulated by any Privacy and Security Requirements applicable to any Company Entity, including, as applicable, any data that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household; name; Social Security number; government-issued identification numbers; PHI; patient identifying information as defined by 42 C.F.R. Part 2; financial account information; passport numbers; user names/email addresses in combination with a password or security code that would allow access to an online account; unique biometric identifiers (including fingerprints, retinal scans, face scans, or unique DNA profiles); employee ID numbers; date of birth; digital signature; and Internet Protocol (IP) addresses.

“Personnel” has the meaning specified in Section 3.12(c).

“PHI” means protected health information, as defined by HIPAA.

“PIPE Investment” has the meaning specified in the recitals.

“PIPE Investors” means those certain Persons that participate in the PIPE Investment pursuant to the terms of a Subscription Agreement.

“Privacy and Security Requirements” means, to the extent applicable to any Company Entity, (i) any Laws regulating privacy, data protection, or information security with respect to the Company Entities’ Processing of Protected Data including but not limited to and as applicable, HIPAA and 42 C.F.R. Part 2, Section 5 of the Federal Trade Commission Act, all state Laws related to unfair or deceptive trade practices, the California Consumer Privacy Act and any implementing regulations therein, the Fair Credit Reporting Act, the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003, all Laws related to online privacy policies, the Telephone Consumer Protection Act, the Illinois Biometric Information Privacy Act, all applicable European Union (“EU”) or national laws and regulations relating to the privacy, confidentiality, security and protection of Personal Data, including, without limitation: the EU General Data Protection Regulation 2016/679 (“GDPR”), with effect from 25 May 2018, and EU Member State laws supplementing the GDPR; the EU Directive 2002/58/EC (“e-Privacy Directive”), as amended and replaced from time to time, and EU Member State laws implementing the e-Privacy Directive, including laws regulating the use of cookies and other tracking means as well as unsolicited e-mail communications, UK laws and regulations relating to the privacy, confidentiality, security and protection of Personal Data, including, without limitation the GDPR as it forms part of the law of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018 the UK Data Protection Act 2018 and the Privacy and Electronic Communications (EC Directive), Regulations 2003 as amended and replaced from time to time, all Laws related to faxes, telemarketing

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

and text messaging, and all Laws related to breach notification; (ii) as applicable, the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council, as it may be amended from time to time (“PCI DSS”); and (iii) any provisions of Contracts (other than non-disclosure agreements entered into in the Ordinary Course of Business) directly related to the Company Entities’ compliance with PCI-DSS or privacy or security or the Company Entities’ Processing of Protected Data; and (iv) all policies and procedures of the Company Entities with respect to privacy or data security that relate to the PCI-DSS or the Processing of Protected Data by the Company Entities, including, as applicable, all website and mobile application privacy policies and internal information security procedures.

“Proceeding” means any lawsuit, litigation, action, audit, investigation, inquiry, examination, claim, complaint, charge, grievance, legal proceeding, administrative enforcement proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity (other than office actions and similar proceedings involving only the Company and a Governmental Entity in connection with the prosecution of applications for registration or issuance of Intellectual Property Rights).

“Process” means the creation, collection, use (including, as applicable, for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Professional” means any natural person providing professional medical services, nursing services, behavioral health therapy service or other clinical or medical services for or on behalf of any Company Entity (whether such person is employee or contractor of such Company Entity), including, but not limited to, any physician, physician assistant, pharmacist, registered nurse, licensed practical nurse, advanced practice nurse, nurse practitioner, certified registered nurse practitioner, healthcare provider, therapist, mental health coach or other healthcare practitioner or provider.

“Professional Practice(s)” means any Person (other than a natural person), including but not limited to, any direct or indirect Affiliates or Subsidiaries of any of the Company Entities that (i) renders healthcare services or sells or otherwise distributes healthcare related Company Entity Products, including, but not limited to, any professional corporation, professional association, professional limited liability company, or similar entity not owned directly by the Company, but which has entered into, whether by itself or through its owner, a management, administrative services agreement for the provisions of administrative and back office support services, with any of the Company or its Subsidiaries; and (ii) holds any healthcare related license, registration, certification, Permit or accreditation, such as a Knox-Keene license or an entity that functions as an independent practice association.

“Professional Practice Securities” has the meaning specified in Section 3.04(d).

“Proprietary Source Code” has the meaning set forth in Section 3.12(f).

“Prospectus” means that certain final prospectus (file number 333-251832 & 333-252756), dated as of February 4, 2021, of the SPAC.

“Protected Data” means (i) Personal Information and (ii) all data, in each case, that is Processed by any Company Entity for which such Company Entity is required by Law, Contract, or privacy policy to safeguard and/or keep confidential such data, including, as applicable, any such data received by a Company Entity.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“Proxy Statement” has the meaning specified in Section 6.01(a).

“Pubco Class A Shares” means, after the Reclassification, the Class A ordinary shares of $0.0000422573245084686 each in the capital of the Company, having the rights and being subject to the restrictions, set out in the Amended and Restated Memorandum and Articles of Association.

“Pubco Class B Shares” means, after the Reclassification, the Class B ordinary shares of $0.0000422573245084686 each in the capital of the Company, having the rights and being subject to the restrictions, set out in the Amended and Restated Memorandum and Articles of Association.

“Pubco Equity Incentive Plan” has the meaning specified in Section 6.09.

“Pubco Shares” means the Pubco Class A Shares and the Pubco Class B Shares.

“Pubco Employee Stock Purchase Plan” has the meaning specified in Section 6.09.

“Publicly Available Software” means (i) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software or open source software (for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, or the Apache Software License), or pursuant to open source, copyleft or similar licensing and distribution models and (ii) any Software that requires as a condition of use, modification and/or distribution of such software that such Software or other Software incorporated into, derived from or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no or minimal charge.

“Public Shareholders” has the meaning specified in Section 6.08.

“Real Property Leases” means all leases, subleases, licenses, and other contracts or agreements for the use or occupancy of the Leased Real Property, and any ancillary documents pertaining thereto, including, for example, amendments, modifications, supplements, exhibits, Schedules, addenda and restatements thereto and thereof.

“Reclassification Schedule” has the meaning set forth in the Recitals.

“Records” means all records of the Company Entities, including expiration records, Insurance Carrier Agency Agreements, client or broker information and files, client or broker lists, prospective client or broker lists, files, books and operating information, policy expiration information, invoices, databases, manuals and other materials, whether in print, electronic or other media, books of account, correspondence, financial, sales, market and credit information and reports, drawings, patterns, slogans, market research and other research materials, in each case related to Insurance Contracts and Placed Insurance Contracts.

“Reference Time” means 11:59 p.m. local time on the day immediately preceding the day the Effective Time occurs.

“Registered Intellectual Property” means all United States, international and foreign: (i) patents and patent applications; (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

registration; and (iv) any other Intellectual Property Right that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority, quasi-governmental authority or registrar.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Regulatory Approval” means any clearance, consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for any clearance, consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity under the Antitrust Laws.

“Regulatory Filings” has the meaning specified in Section 3.22(c)(iii).

“Regulatory Statements” has the meaning specified in Section 3.22(c)(i).

“Related Claims” means all claims or causes of action (whether in contract or tort, in law or in equity, or granted by statute or otherwise) that may be based upon, arise out of or relate to this Agreement and any other document or instrument delivered pursuant to this Agreement, or the negotiation, execution, termination, validity, interpretation, construction, enforcement, performance or nonperformance of this Agreement or otherwise arising from the transactions contemplated hereby or the relationship among the Parties (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with, or as an inducement to enter into, this Agreement).

“Release” means any release, spill, emission, discharge, leak, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any real property, including the movement of Hazardous Materials through or in the ambient air, soil, surface water, groundwater or real property.

“Released Party” has the meaning specified in Section 11.18.

“Representatives” means the officers, directors, managers, employees, attorneys, accountants, advisors, representatives, consultants and agents of a Person.

“Screened Person” has the meaning specified in Section 3.22(h)(i).

“SEC” means the U.S. Securities and Exchange Commission.

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774), and the Export Controls Act of 2018, 22 U.S.C. 2751 et seq. or (b) economic or financial sanctions imposed, administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, or Her Majesty’s Treasury of the United Kingdom.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Breach” means (i) any security breach or breach of Protected Data under applicable Privacy and Security Requirements; or (ii) unauthorized interference with system operations or security safeguards of IT Assets, including any phishing incident or ransomware attack.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“Self-Help Code” means any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program.

“Shareholder Earnout Group” has the meaning specified in Section 1.08(b)(iii).

“Shareholders’ Agreement” means the shareholders’ agreement dated August 1, 2019 relating to the Company Entity between the Company Entity and certain Company Shareholders, as amended and varied from time to time.

“Software” means all computer software and databases, including source code and object code, development tools, comments, user interfaces, menus, buttons and icons, and all files, scripts, application programming interfaces, manuals, design notes, programmers’ notes, architecture, algorithms and other items and documentation related thereto or associated therewith, and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof; and all media and other tangible property necessary for the delivery or transfer thereof.

“SPAC” has the meaning specified in the preamble.

“SPAC Board” means the board of directors of the SPAC.

“SPAC Change in Recommendation” has the meaning specified in Section 6.04.

“SPAC Class A Shares” means a shares of Class A common stock of the SPAC, par value $0.0001.

“SPAC Class B Shares” means a shares of Class B common stock of the SPAC, par value $0.0001.

“SPAC Disclosure Letter” has the meaning specified in Article II.

“SPAC Employee Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) and all other stock purchase, stock option, restricted stock, severance, retention, employment, individual consulting, change-of-control, bonus, incentive, deferred compensation, employee loan, welfare, medical, health, disability, fringe benefit and other benefit plan, agreement, program or policy (i) that is sponsored, maintained, contributed to, or required to be contributed to, by any of the SPAC for the benefit of any officer, employee, consultant or director of the SPAC or (ii) with respect to which the SPAC has any liability (including contingent liability through any ERISA Affiliate).

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 2.01 (Organization and Power), Section 2.02 (Authorization), Section 2.04 (Capitalization; Subsidiaries), Section 2.08 (Absence of Certain Changes) and Section 2.10 (Brokers).

“SPAC Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would have a material adverse effect on (a) the business, assets, properties or condition (financial or otherwise) of the SPAC, taken as a whole, or (b) the ability of the SPAC to consummate the transactions contemplated hereby.

“SPAC Recommendation Change Notice” has the meaning specified in Section 6.04.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“SPAC Recommendation Change Notice Period” has the meaning specified in Section 6.04.

“SPAC Shareholder” means a person recorded as the holder of SPAC Shares in the SPAC’s register of members immediately prior to the Effective Time.

“SPAC Shares” means SPAC Class A Shares and SPAC Class B Shares.

“SPAC Shareholder Approval” means the requisite affirmative vote of the shareholders of the SPAC, in each case obtained in accordance with the Charter Documents, the rules and regulations of the SEC and Nasdaq and the Proxy Statement, in favor of all proposals set forth in the Proxy Statement with respect to the Offer.

“SPAC Shareholders’ Meeting” has the meaning specified in Section 6.05(a).

“SPAC Subject Balance Sheet” has the meaning specified in Section 2.07(c).

“SPAC Trust” means that certain trust account of the SPAC with Continental Stock Transfer & Trust Company, acting as trustee, established under the SPAC Trust Agreement.

“SPAC Trust Agreement” means that certain Investment Management Trust Agreement, dated as of February 4, 2021, by and between the SPAC and Continental Stock Transfer & Trust Company.

“SPAC Voting Agreement” has the meaning specified in the recitals.

“SPAC Warrants” means a warrant entitling the holder to purchase one SPAC Share per warrant at a price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement (including, for the avoidance of doubt, each such warrant held by Sponsor).

“Sponsor” has the meaning specified in the preamble.

“Sponsor Designee” means a person who, subject to the Company’s consent (not to be unreasonably withheld, conditioned or delayed) is designated by the Sponsor prior to the filing of the F-4 to serve on the board of directors of Pubco immediately following the Closing.

“Sponsor Earnout Shares” has the meaning specified in Section 1.08(a).

“Subscription Agreement” has the meaning specified in the recitals.

“Subsidiary” means, with respect to any Person, (i) any corporation of which the right or ability to elect a majority of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) any partnership, limited liability company, association or other business entity of which a majority of the partnership, limited liability company or other similar voting interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof.

“Surviving Company” has the meaning specified in Section 1.01(a).

“Surviving Company Bylaws” means the form of bylaws set forth on Exhibit F.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“Surviving Company Charter” means the form of amended and restated certificate of incorporation set forth on Exhibit G.

“Stockholder Earnout Shares” has the meaning specified in Section 1.08(b)(iii).

“Takeover Code” means the City Code on Takeovers and Mergers, as issued and administered from time to time by the Panel on Takeovers and Mergers.

“Tax” or “Taxes” means (i) any U.S. federal, state, local or non-U.S. net income, gross income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, and in each case, whether disputed or not, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return, and (ii) any liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis, as a result of any obligation under any agreement or arrangement (including any Tax sharing arrangement), as a result of being a transferee or successor, or by contract (other than a contract the principal subject matter of which is not Taxes).

“Tax Authority” means any Governmental Entity responsible for the collection, imposition or administration of Taxes or Tax Returns.

“Tax Returns” means any return, report, information return or other document (including Schedules or any related or supporting information) filed or required to be filed with any Tax Authority or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws or administrative requirements relating to any Tax.

“Technology” means works of authorship (including Software) and AI Technologies.

“Third Party Payor” means any insurance company, managed care organization, health plan or program, or other third-party payor, whether private, commercial, or a Governmental Program.

“Trade Secrets” means confidential and proprietary information, trade secrets and know-how, including confidential processes, schematics, databases, formulae, drawings, prototypes, models, designs, know-how, concepts, methods, devices, technology, research and development, inventions (whether or not patentable), invention disclosures, ideas, developments, improvements, manufacturing and production processes, drawings, source code, techniques, compilations, compositions, specifications, reports, analytics, data analytics methods, mailing lists, business and marketing plans and proposals, supplier lists and customer lists, pricing and cost information.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents (including the Merger).

“Transaction Documents” means, collectively, this Agreement and all of the certificates, instruments, agreements and other documents required to be delivered by any of the Parties at the Closing or otherwise necessary for the consummation of the transactions contemplated by this Agreement.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, notarial fees and other similar Taxes and fees incurred in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the regulations issued by the U.S. Department of Treasury interpreting the Code, as amended.

“UK Pension Scheme” means the group personal pension plan with Scottish Widows.

“Unauthorized Code” means any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data.

“Warrant Agreement” means the Warrant Agreement, dated February 4, 2021 by and among the Company, the Sponsor and the other holders party thereto.

“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the actual knowledge that the taking of such act or such failure to act would constitute or result in a breach of this Agreement.

10.02        Other Definitional Provisions.

(a)        Accounting Terms. Accounting terms that are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

(b)        Successor Laws. Any reference to any particular Code, Section or Law will be interpreted to include any revision of or successor to that Section regardless of how it is numbered or classified.

(c)        Company Stockholders. References to “stock” and “stock capital” in connection with the Company shall mean shares and share capital, and reference to “stockholder” shall mean shareholder or member.

ARTICLE XI

MISCELLANEOUS

11.01        Press Releases and Public Announcements. No Party will issue any press release or make any similar public announcement relating to the subject matter of this Agreement without the prior written approval of the SPAC and the Company; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties in writing prior to making the disclosure).

11.02        Expenses. Except as otherwise expressly set forth in this Agreement, if the Closing does not occur, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses; provided that (a) expenses incurred in connection with the printing, filing and mailing of the Proxy Statement will be shared equally by the Company and the SPAC, to the extent paid prior to Closing and (b) all fees and expenses incurred by either Party that remain unpaid prior to the Closing will be paid

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

at the Closing by the Company (i) first from either cash on hand or proceeds from the PIPE Investment (and not from proceeds of the SPAC Trust Account), and (ii) if, and only if, the cash sources contemplated by the preceding subclause (i) are insufficient to satisfy such fees and expenses, from the funds remaining in the SPAC Trust Account following the satisfaction of redemptions of any SPAC Shares pursuant to the Offer. For the avoidance of doubt, upon the Closing, all funds remaining in the SPAC Trust Account following the satisfaction of redemptions of any SPAC Shares pursuant to the Offer shall be made available to the Company for use in the conduct of its business (whether for working capital purposes or otherwise).

11.03        Survival. Other than those representations, warranties and covenants set forth in Sections 2.27 and 3.28, and 11.20 with respect to the Intended Tax Treatment, and any certificates delivered in connection with the Closing (but only to the extent of Willful Breach), each of which shall survive following the Effective Time, the representations and warranties of the SPAC, the Company and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms are to be performed at or after the Closing shall survive the Effective Time.

11.04        Notices. Unless otherwise provided herein, all notices, requests, demands, claims, consents, approvals and other communications hereunder will be in writing. Any notice, request, demand, claim, consent, approval or other communication hereunder will be deemed duly given (a) when delivered personally to the recipient, (b) when signed for by the recipient if sent to the recipient by reputable international courier service (charges prepaid), and (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 5:00 p.m. local time at the recipient’s location, and otherwise on the next succeeding Business Day, in each case addressed to the intended recipient as set forth below:

Notices to the Company or Merger Sub:

Babylon Holdings Limited

60 Sloane Avenue

London

SW3 3DD

United Kingdom

Attn: General Counsel

with a copy to (which will not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

1301 Avenue of the Americas

New York, NY 10019

Attn: Megan J. Baier

Mark P. Holloway

Email: mbaier@wsgr.com

mholloway@wsgr.com

Notices to the SPAC:

Alkuri Global Acquisition Corp.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

4235 Hillsboro Pike, Suite 300

Nashville, TN 37215

Attn: Richard Williams, Chief Executive Officer

Steve Krenzer, Chief Financial Officer

Email: rich@alkuri.com

steve@alkuri.com

with a copy to (prior to the Closing) (which will not constitute notice):

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601-9703

Attention: Kyle Gann and Katie Blaszak

Email: kgann@winston.com

kblaszak@winston.com

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.05        Succession and Assignment. This Agreement will inure to the benefit of, and be binding upon, the successors and assigns of the Parties. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assignable by the Company, Merger Sub or the SPAC (or the Sponsor or its designee following the Closing); provided, however, that the Company may from and after the Closing (a) assign its rights, but not its obligations, under this Agreement to any future purchaser of the Company or the Surviving Company or its respective assets or (b) collaterally assign any or all of their rights and interests hereunder to one or more lenders of the Company or the Surviving Company. Any attempted assignment in violation of the terms of this Section 11.05 shall be null and void, ab initio.

11.06        Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

11.07        References. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and will not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto. All references to days (excluding Business Days) or months will be deemed references to calendar days or months. All references to “$” will be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” “Disclosure Letter” or “Schedule” will be deemed to refer to a section of this Agreement, an Exhibit to this Agreement or a Schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” or any variation thereof means “including, without limitation” and will not be construed to limit any general statement

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

that it follows to the specific or similar items or matters immediately following it. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

11.08        Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

11.09        Amendment and Waiver. Any provision of this Agreement or the Disclosure Letters hereto may be amended or waived only in a writing signed (a) in the case of any amendment, by Merger Sub (or the Surviving Company following the Closing), the Company and the SPAC (or the Sponsor or its designee following the Closing) and (b) in the case of a waiver, by the Party or Parties waiving rights hereunder. No waiver of any provision hereunder or any breach or default thereof will extend to or affect in any way any other provision or prior or subsequent breach or default.

11.10        Entire Agreement. This Agreement (including the Transaction Documents), the Mutual Nondisclosure Agreement, dated March 15, 2021 between the Company and the SPAC, and any other documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the Parties, and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, in each case, to the extent they relate to the subject matter hereof. The exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set forth in full herein.

11.11        Third-Party Beneficiaries. Except as set forth in or contemplated by Article VIII, Section 11.05, Section 11.09, this Section 11.11, or Section 11.18, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder (and for the avoidance of doubt, this Agreement is not intended to confer upon Founder or Sponsor any rights or remedies other than as set forth in Section 1.08).

11.12        WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.13        Counterparts. This Agreement and each of the Transaction Documents may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Transaction

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Document (including any of the closing deliverables contemplated hereby) by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Transaction Document.

11.14        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction.

11.15        Submission to Jurisdiction; Consent to Service of Process.

(a)        Each Party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware) over all Related Claims, and each Party hereby irrevocably agrees that all Related Claims may be heard and determined in such courts. Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Related Claim brought in any such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)        Each Party hereby consents to process being served by any other Party in any Related Claim by the delivery of a copy thereof in accordance with the provisions of Section 11.04 (other than by email) along with a notification that service of process is being served in conformance with this Section 11.15(b). Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

11.16        Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

11.17        Specific Performance.

(a)        Each Party agrees that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedies available under this Agreement, the Parties agree that, prior to the termination of this Agreement, each Party will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent the other Party’s breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the SPAC’s or the Company’s obligation to consummate the transactions contemplated by this Agreement if required to do so hereunder). Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (i) any defenses in any Legal Proceeding for an injunction, specific performance or other equitable relief, including the defense that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

(b)        To the extent any Party brings any Legal Proceeding to enforce specifically the performance of the terms and provisions of this Agreement prior to the Closing, the Outside Date will automatically be extended to (i) the 20th (twentieth) Business Day after such Legal Proceeding is no longer pending or (ii) such other date established by the court presiding over such Legal Proceeding.

11.18        No Recourse. Except in the case of fraud, all actions, claims, obligations, liabilities or causes of actions (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach of this Agreement and (d) any failure of the Merger to be consummated, may be made only against (and, without prejudice to the rights of any express third party beneficiary to whom rights under this Agreement inure pursuant to Section 11.11), are those solely of the Persons that are expressly identified as parties to this Agreement and not against any Released Party. Except in the case of fraud, no other Person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, optionholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to, any party to this Agreement, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or Representative of, or any financial advisor or lender (each of the foregoing, a “Released Party”) to any of the foregoing shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d) and each Party, on behalf of itself and its Affiliates, hereby irrevocably releases and forever discharges each of the Released Parties from any such liability or obligation.

11.19        Conflicts and Privilege.

(a)        The SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among (i) the Sponsor, the stockholders or holders of other Equity Securities of the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the SPAC or the Surviving Company) (collectively, the “Alkuri Group”), on the one hand, and (ii) the Surviving Company and/or any Company Entity, on the other hand, any legal counsel, including Winston & Strawn LLP (“W&S”), that represented the SPAC and/or the Sponsor prior to the Closing may represent the Sponsor and/or any other member of the Alkuri Group, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented the SPAC in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company and/or the Sponsor. The SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Documents or the Transactions between or among the SPAC, the Sponsor and/or any other member of the Alkuri Group, on the one hand, and W&S, on the other hand (the “W&S Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Alkuri Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with the SPAC or the Sponsor under a common interest agreement shall remain

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

the privileged communications or information of the Surviving Company. The SPAC and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the W&S Privileged Communications, whether located in the records or email server of the SPAC, Surviving Company or their respective Subsidiaries, in any Legal Proceeding against or involving any of the Parties after the Closing, and the SPAC and the Company agree not to assert that any privilege has been waived as to the W&S Privileged Communications, by virtue of the Merger. Notwithstanding the foregoing, if a dispute arises after the Closing between or among the Surviving Company or any of its Subsidiaries or its or their respective directors, members, partners, officers, employees or Affiliates (other than the Alkuri Group), on the one hand, and a third party other than (and unaffiliated with) the Alkuri Group, on the other hand, then the Surviving Company and/or any Company Entity may assert the attorney-client privilege to prevent disclosure to such third party of W&S Privileged Communications, and, in relation to such dispute, no member of the Alkuri Group shall be permitted to waive its attorney-client privilege with respect to such confidential communications without the Surviving Company’s prior written consent.

(b)        The SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among (i) the stockholders or holders of other equity interests of the SPAC and any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “Company Group”), on the one hand, and (ii) the Surviving Company and/or any member of the Alkuri Group, on the other hand, any legal counsel, including Wilson Sonsini Goodrich & Rosati LLP (“WSGR”) that represented the Company prior to the Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented the SPAC and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company, further agree that, as to all legally privileged communications prior to the Closing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Transaction Documents or the Transactions between or among the Company and/or any member of the Company Group, on the one hand, and WSGR, on the other hand (the “WSGR Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the SPAC prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company. The SPAC and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the WSGR Privileged Communications, whether located in the records or email server of the SPAC, Surviving Company or their respective Subsidiaries, in any Legal Proceeding against or involving any of the Parties after the Closing, and the SPAC and the Company agree not to assert that any privilege has been waived as to the WSGR Privileged Communications, by virtue of the Merger.

11.20        Tax Matters.

(a)        The Parties hereto intend that (i) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of the SPAC, Merger Sub and the Company are parties under Section 368(b) of the Code and the Treasury Regulations promulgated thereunder, and this Agreement is intended to be (and the SPAC, Merger Sub and the Company hereby adopt this Agreement as) a “plan of reorganization” within the meaning of the Treasury Regulations Section 1.368-2(g) and 1.368-3, and (ii) the transfer of SPAC Shares by SPAC Shareholders pursuant to the

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

Merger, other than by any SPAC Shareholders who are U.S. persons and who are or will be “five-percent transferee shareholders” within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii) but who do not enter into gain recognition agreements within the meaning of Treasury Regulations Sections 1.367(a)-3(c)(1)(iii)(B) and 1.367(a)-8, qualifies for an exception to Section 367(a)(1) of the Code (collectively, the “Intended Tax Treatment”). Each Party hereto agrees, except to the extent prohibited by applicable Law, to report for all Tax purposes in a manner consistent with, and not otherwise take any U.S. federal income tax position inconsistent with, the Intended Tax Treatment, including causing the SPAC (and providing any information reasonably available to such Party that is necessary to allow the SPAC) to comply with the filing and reporting requirements in Treasury Regulations Section 1.367(a)-3(c)(6) in a manner consistent with the Intended Tax Treatment (including, without limitation, timely filing its U.S. federal income Tax Return for its Tax year in which the Merger is consummated (taking into account any extensions of time therefor) and attaching to such timely filed Tax Return the statement titled “Section 367(a)-Reporting of Cross-Border Transfer Under Reg. §1.367(a)-3(c)(6),” signed under penalties of perjury by an officer of the SPAC to the best of the officer’s knowledge and belief), in each case, unless otherwise required pursuant to a “determination” within the meaning of Section 1313 of the Code. No Party shall take or cause to be taken any action, or knowingly fail to take or cause to be taken any action that prevents the Intended Tax Treatment, in each case, other than any action or failure to act (i) required by a change in applicable Law (including the Code, Treasury Regulations or other IRS published guidance), (ii) contemplated by the Transaction Documents, except to the extent any such action or failure to act is attributable to a manifest error in such Transaction Document; provided, that, for the avoidance of doubt, the Transaction Documents contemplate that the Surviving Corporation will not be further merged or liquidated following the Merger in connection with the Transactions, or (iii) relating to reporting for Tax purposes, which are addressed by the preceding sentence . Each of the Parties hereto further acknowledges and hereby agrees that (x) it is not a condition to the Closing that the Mergers qualify as a “reorganization” within the meaning of Section 368(a) and (y) no Tax opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code or otherwise qualifies for the Intended Tax Treatment is being given by counsel to any of the SPAC, the Company, the Merger Sub or any other Party hereto.

(b)        The Company shall cause all Transfer Taxes to be paid. The Company shall prepare and file, or shall cause to be prepared and filed, in a timely manner, all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and, if required by applicable Law, the Parties will, and will cause their respective Affiliates to, reasonably cooperate and join in the execution of any such Tax Returns and other documentation. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax. The Company shall provide the other Parties with evidence reasonably satisfactory to such other Party or Parties that such Transfer Taxes have been paid, or if the relevant transactions are exempt from Transfer Taxes, evidence of the filing of an appropriate certificate or other evidence of exemption.

(c)        Following the Closing, the audit committee of the board of directors of the Company or any designee of such committee (the “Audit Committee”) shall have the authority to oversee compliance by the Company and the Surviving Corporation with the filing and reporting provisions of this Section 11.20, and the Company and the Surviving Corporation shall submit such matters to the Audit Committee for its oversight.

[Signature Page Follows]

Agreement and Plan of Merger, by and among Babylon Holdings Limited, Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger on the day and year first above written.

Company:	BABYLON HOLDINGS LIMITED

	By:	/s/ Ali Parsadoust
Name: Ali Parsadoust
Title: Chief Executive Officer

Merger Sub:	LIBERTY USA MERGER SUB, INC.

	By:	/s/ Charlie Steel
Name: Charlie Steel
Title: Authorized Signatory

the SPAC:	ALKURI GLOBAL ACQUISITION CORP.

	By:	/s/ Richard Williams
Name: Richard Williams
Title: Chief Executive Officer

[Signature Page of the Agreement and Plan of Merger, by and among Babylon Holdings Limited,

Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.]

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger on the day and year first above written.

the Founder (solely for purposes of Section 1.08):	/s/ Ali Parsadoust

Ali Parsadoust

ALP PARTNERS LIMITED

	By:	/s/ Anthony Shield
Name: Anthony Shield
Title: Director

PARSA FAMILY FOUNDATION

	By:	/s/ Anthony Shield
Name: Anthony Shield
Title: Director

the Sponsor (solely for purposes of Section 1.08):	ALKURI SPONSORS LLC

	By:	/s/ Richard Williams
Name: Richard Williams
Title: Authorized Signatory

[Signature Page of the Agreement and Plan of Merger, by and among Babylon Holdings Limited,

Liberty USA Merger Sub, Inc. and Alkuri Global Acquisition Corp.]

Schedule A

Reclassification Schedule

[Intentionally Omitted]

Schedule B

Consent Schedule

[Intentionally Omitted]

Exhibit A

Company Voting and Support Agreement

[Intentionally Omitted]

Exhibit B

Amended and Restated Memorandum and Articles of Association

[Intentionally Omitted]

Exhibit C

Lockup Agreement

[Intentionally Omitted]

Exhibit D

Registration Rights Agreement

[Intentionally Omitted]

Exhibit E

Director Nomination Agreement

[Intentionally Omitted]

Exhibit F

Form of Surviving Company Bylaws

[Intentionally Omitted]

Exhibit G

Form of Surviving Company Charter

[Intentionally Omitted]

ANNEX B

Final

THE COMPANIES (JERSEY) LAW 1991

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

BABYLON HOLDINGS LIMITED

(COMPANY NUMBER: 115471)

(Adopted by special resolution passed on                         2021

and effective on                         2021)

Company number:

115471

THE COMPANIES (JERSEY) LAW 1991

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

BABYLON HOLDINGS LIMITED

(Adopted by special resolution passed on                         2021

and effective on                         2021)

1.	The name of the company is Babylon Holdings Limited.

2.	The company is a public company.

3.	The company is a par value company.

4.	The share capital of the company is US$409,896.05 divided into:

4.1	6,500,000,000 Class A Ordinary Shares with a par value of US$0.0000422573245084686 each;

4.2	3,100,000,000 Class B Ordinary Shares with a par value of US$0.0000422573245084686 each; and

4.3	100,000,000 Deferred Shares with a par value of US$0.0000422573245084686 each.

5.	The liability of a member of the company is limited to the amount unpaid (if any) on such member’s share or shares.

Company number:

115471

THE COMPANIES (JERSEY) LAW 1991

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

BABYLON HOLDINGS LIMITED

(Adopted by special resolution passed on                          2021

and effective on                          2021)

Company number

115471

THE COMPANIES (JERSEY) LAW 1991

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

BABYLON HOLDINGS LIMITED

(adopted by special resolution passed on                          2021

and effective on                        2021)

PRELIMINARY

1.	Exclusion of Standard Table

The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 do not apply to the Company.

2.	Interpretation

(a)	In these articles, unless the contrary intention appears:

(i)	the following definitions apply:

these articles means these articles of association, as amended from time to time;

bankrupt and/or bankruptcy shall have the meaning specified in the Interpretation (Jersey) Law 1954 and includes individual insolvency proceedings in a jurisdiction other than the Bailiwick of Jersey which have an effect similar to that of bankruptcy;

Board means the board of directors for the time being of the Company or the directors present or deemed to be present at a duly convened meeting of the directors at which a quorum is present;

Class A Ordinary Shares means the ordinary shares in the capital of the Company from time to time, identified in article 4(a) and with the rights set out therein and in these articles generally;

Class B Ordinary Shares means the ordinary shares in the capital of the Company from time to time, identified in article 4(b) and with the rights set out therein and in these articles generally;

clear days means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Closing Date means the date of closing of the Merger;

committee means a committee of the Board;

Companies Law means the Companies (Jersey) Law 1991 as in force from time to time;

the Company means Babylon Holdings Limited;

Deferred Shares means the redeemable deferred shares in the capital of the Company from time to time, referred to in article 4(c) and with the rights set out therein and in these articles generally;

director means a director for the time being of the Company;

electronic address means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

electronic form means a document sent or supplied by electronic means (for example, by e-mail or fax, or by any other means while in an electronic form);

an electronic general meeting means, subject to the Statutes, a general meeting held or conducted in such a way that allows persons who may not be physically present together to participate in the general meeting and communicate with each other any information or opinions they may have on any particular item of business of the meeting, and for the avoidance of doubt, such participation and communication requires that each member participating and communicating at the meeting can both hear any other of them or be heard by any other of them;

electronic means sent initially and received at its destination by means of electronic equipment for the processing (which expression includes digital compression) or storage of data, and entirely transmitted, conveyed and received by wire, by radio, by optical means or by other electromagnetic means;

Exchange Act means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;

the Founder means Dr Ali Parsadoust;

Founder Permitted Transferee means each of:

(A)	the Founder’s spouse, widow, children or remoter issue;

(B)	the Founder’s executor or personal representative, the executor or personal representative of any Founder Permitted Transferee or any surviving joint holder of Class B Ordinary Shares;

(C)	any trust or foundation established by the Founder and/or any other Founder Permitted Transferee for the principal benefit of the Founder and/or any Founder Permitted Transferee;

(D)	any entity (whether formed as a corporate or unincorporated body and whether or not having separate legal personality) which is directly or indirectly controlled by such trust or foundation;

(E)	any partnership established by the Founder and/or any other Founder Permitted Transferee which is controlled by the Founder and/or any Founder Permitted Transferee;

(F)

any entity (whether formed as a corporate or unincorporated body and whether or not having separate legal personality) which is directly or indirectly controlled by, or under common control with, such partnership;

(G)

any entity (whether formed as a corporate or unincorporated body and whether or not having a separate legal personality) which is directly or indirectly, through one or more intermediaries, or which is controlled by, or under common control with, the Founder;

(H)

any charitable entity (whether formed as a trust, corporate or unincorporated body and whether or not having separate legal personality) created by the Founder and/or any Founder Permitted Transferee which is regarded as charitable under the laws of any jurisdiction;

(I)	any pension or retirement account created by the Founder and/or any Founder Permitted Transferee under the laws of any jurisdiction;

any trustee, custodian, general partner, nominee or equivalent of any person or entity described in (A) to (I) above;

hard copy form means a document sent or supplied by paper copy or a similar form capable of being read;

holder in relation to any share means the member whose name is entered in the register as the holder of that share;

Listing Transaction means (i) a bona fide underwritten public offering of the Company’s ordinary shares (or the ordinary shares of a subsidiary or a new holding company inserted into the Company’s group for the purposes of the initial public offering) on a reputable, internationally recognised stock exchange; or (ii) the merger of the Company (or a subsidiary or a new holding company inserted into the Company’s group) with a special purpose acquisition company (or its subsidiary) and the subsequent admission of all of the Company’s ordinary shares to listing on a reputable internationally recognised stock exchange;

Merger means the consummation of the merger of Liberty USA Merger Sub, Inc. with and into Alkuri Global Acquisition Corp. (Alkuri), with Alkuri continuing on as the surviving entity and a wholly-owned subsidiary of the Company;

Merger Agreement means the agreement and plan of merger relating to the Merger by and between the Company, Alkuri, Liberty USA Merger Sub, Inc. and the Founder dated                          2021, as may be amended or varied from time to time;

office means the registered office for the time being of the Company;

ordinary resolution means a resolution passed by a simple majority of the votes cast by such members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the voting rights represented by the number of shares to which each member is entitled;

ordinary shares means the Class A Ordinary Shares and Class B Ordinary Shares and any other shares in the capital of the Company designated as ordinary shares from time to time;

paid up means paid up or credited as paid up;

person entitled by transmission means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

a physical general meeting means a general meeting held or conducted at one or more physical venues (at which facilities are not available to allow for persons who are not at such physical venue to attend or participate in the meeting electronically);

principal register means the register maintained in Jersey;

a proxy notification address means the address or addresses (including any electronic address) specified in a notice of a meeting or in any other information issued by the Company in relation to a meeting (or, as the case may be, an adjourned meeting or a poll) for the receipt of proxy notices relating to that meeting (or adjourned meeting or poll) or, if no such address is specified, the office;

register means the register of members of the Company (and, unless the context requires otherwise, includes any overseas branch register) kept and maintained in accordance with these articles and pursuant to article 41 of the Companies Law;

relevant system means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument, pursuant to the 2014 Order;

seal means any common seal of the Company (if any) or any official seal or securities seal which the Company may have or be permitted to have under the Statutes;

secretary means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes an assistant or deputy secretary and any person appointed by the Board to perform any of the duties of the secretary of the Company;

special resolution means a resolution passed by a majority of not less than 75 per cent. (or such higher majority as specified by article 5 or article 6, as applicable) of the votes cast by such members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) at a general meeting of the Company of which not less than fourteen clear days’ notice, including the text of the resolution and specifying the intention to propose the resolution as a special resolution, has been duly given and where a poll is taken regard shall be had in computing such majority to the voting rights represented by the number of shares to which each member is entitled (provided that, if it is so agreed by the holder or holders of a majority in number of the members having the right to attend and vote at such a meeting upon the resolution who together hold not less than 95 per cent. of the total voting rights of the members who have that right, a resolution may be proposed and passed as a special resolution at a meeting of which less than fourteen clear days’ notice has been given);

Sponsor means Alkuri Sponsor LLC;

Statutes means the Companies Law, the 2014 Order and every other statute, statutory instrument, regulation or order for the time being in force concerning companies in so far as they concern the Company;

transfer office means: (i) in relation to the principal register, the location in Jersey where the principal register is kept and maintained; and (ii) where the Company keeps an overseas branch register in respect of any country, territory or place outside of Jersey (not being in the United Kingdom), the location in that country, territory or place where that overseas branch register is kept and maintained;

treasury shares means those shares held by the Company in treasury in accordance with article 58A of the Companies Law;

United States of America means the United States of America and its territories and possessions, including the District of Columbia;

US branch register means the overseas branch register of the Company, if any, maintained in the United States of America;

2014 Order means the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014, as amended from time to time;

(ii)

any reference to an uncertificated share, or to a share being held in uncertificated form, means a share title to which may be transferred by means of a relevant system, and any reference to a certificated share means any share other than an uncertificated share;

(iii)

any other words or expressions defined in the Companies Law or, if not defined in the Companies Law, in any other of the Statutes (in each case as in force on the date these articles take effect) have the same meaning in these articles except that the word company includes any body corporate;

(iv)	any reference in these articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

(v)

words importing the singular number include the plural number and vice versa, words importing one gender include the other gender and words importing persons include bodies corporate and unincorporated associations;

(vi)	any reference to writing includes a reference to any method of reproducing words in a legible form;

(vii)

any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal;

(viii)	any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

(ix)	any reference to a show of hands includes such other method of casting votes as the Board may from time to time approve;

(x)

any reference to a person who is attending or participating in a meeting electronically is a reference to a person whose attendance or participation at that meeting is enabled by a facility or facilities (whether electronic or otherwise), other than physical presence at a general meeting, which allows persons who may not be physically present together to communicate with each other any information or opinions they may have on any particular item of business of the meeting; electronic attendance and participation shall be construed accordingly;

(xi)

where the Company has a power of sale or other right of disposal in relation to any share, any reference to the power of the Company or the Board to authorise a person to transfer that share to or as directed by the person to whom the share has been sold or disposed of shall, in the case of an uncertificated share, be deemed to include a reference to such other action as may be necessary to enable that share to be registered in the name of that person or as directed by that person; and

(xii)	any reference to:

(A)	rights attaching to any share;

(B)	members having a right to attend and vote at general meetings of the Company;

(C)	dividends being paid, or any other distribution of the Company’s assets being made, to members; or

(D)	interests in a certain proportion or percentage of the issued share capital, or any class of share capital,

shall, unless otherwise expressly provided by the Statutes, be construed as though any treasury shares held by the Company had been cancelled.

(b)	Subject to the Statutes, a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under these articles.

(c)	Headings to these articles are inserted for convenience only and shall not affect construction.

3.	Limited liability

The liability of the members is limited to the amount, if any, unpaid on the shares in the Company respectively held by them.

SHARE CAPITAL

4.	Share capital and rights attached to shares

The authorised share capital of the Company is as specified in the Memorandum of Association of the Company.

The Company may issue the following shares in the capital of the Company with rights attaching to them as follows:

(a)

Class A Ordinary Shares: Each Class A Ordinary Share shall be non-redeemable and shall be issued with one vote attaching to it for voting purposes in respect of all matters on which ordinary shares in the capital of the Company have voting rights. Save in respect of voting rights and subject to article 10, each Class A Ordinary Share shall rank pari passu in all respects with all other ordinary shares in the capital of the Company, including (but not limited to) as to rights to receive dividends and distributions, liquidation rights and proceeds upon a change of control.

(b)

Class B Ordinary Shares: Each Class B Ordinary Share shall be non-redeemable and shall be issued with 15 votes attaching to it for voting purposes in respect of all matters on which ordinary shares in the capital of the Company have voting rights. Save in respect of voting rights and subject to article 10, each Class B Ordinary Share shall rank pari passu in all respects with all other ordinary shares in the capital of the Company, including (but not limited to) as to rights to receive dividends and distributions, liquidation rights and proceeds upon a change of control.

(c)	Deferred Shares: Each Deferred Share shall be redeemable by the Company and shall have the rights and be subject to the restrictions set out in article 7 below.

Subject to articles 5, 6 and 10, the Class A Ordinary Shares and the Class B Ordinary Shares shall form a single class with the other ordinary shares in the capital of the Company in all respects including as to rights: (i) to receive a dividend or other distribution; (ii) upon a liquidation, dissolution or winding up of the Company; or (iii) upon a direct or indirect change of control of the Company. For the avoidance of doubt, the Deferred Shares shall have the rights and be subject to the restrictions set out in article 7 below only and shall be treated in all respects as a distinct class of shares in the capital of the Company to those of the Class A Ordinary Shares and the Class B Ordinary Shares.

5.	Rights attaching to Class B Ordinary Shares

(a)	The prior approval of holders of more than 50 per cent. of the issued Class B Ordinary Shares shall be required for the following matters:

(i)	any amendment to the powers, preferences or other rights attached to the Class A Ordinary Shares, including (but not limited to) in respect of any subdivision, consolidation or conversion of shares;

(ii)	any dividend or other distribution to the Class A Ordinary Shares which is not made pro rata to the Class B Ordinary Shares; or

(iii)

the shares of the Class A Ordinary Shares are proposed to be treated differently from Class B Ordinary Shares with respect to any consolidation, subdivision, recapitalisation or similar; or with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to the Company’s (or any successor’s) shareholders upon a change of control following a Listing Transaction, in each case where such action would be reasonably likely to adversely affect the rights attaching to the Class B Ordinary Shares.

(b)

To the extent that any matter referred to in article 5(a) would be given effect by way of special resolution, the majority referred to in the definition of “special resolution” shall be a majority comprising both: (i) 75 per cent. of the votes cast by such members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) at the applicable meeting; and (ii) the positive vote of a member or members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) who alone or together hold more than 50 per cent. of the issued Class B Ordinary Shares (which shall be deemed to constitute the prior approval of the holders of more than 50 per cent. of the issued Class B Ordinary Shares referred to above).

(c)	Subject to the requirements of article 6, any rights attaching to the Class B Ordinary Shares may only be varied in accordance with the provisions of article 20.

6.	Rights attaching to Class A Ordinary Shares

(a)	The prior approval of holders of more than 50 per cent. of the issued Class A Ordinary Shares shall be required for the following matters:

(i)	any amendment to the powers, preferences or other rights attached to the Class B Ordinary Shares, including (but not limited to) in respect of any subdivision, consolidation or conversion;

(ii)	any dividend or other distribution to the Class B Ordinary Shares which is not made pro rata to the Class A Ordinary Shares; or

(iii)

the shares of the Class B Ordinary Shares are proposed to be treated differently from Class A Ordinary Shares with respect to any consolidation, subdivision, recapitalisation or similar; or with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to the Company’s (or any successor’s) shareholders upon a change of control following a Listing Transaction, in each case where such action would be reasonably likely to adversely affect the rights attaching to the Class A Ordinary Shares, for which purpose, where the Class A Ordinary Shares are held by a single holder, that holder shall be entitled to specify the number of Class A Ordinary Shares in respect of which it gives its prior approval, and the reference above to the prior approval of holders of more than fifty percent (50 per cent.) of the issued Class A Ordinary Shares shall be deemed to be to the prior approval of the holder of the Class A Ordinary Shares in respect of more than fifty percent (50 per cent.) of the issued Class A Ordinary Shares.

(b)

To the extent that any matter referred to in article 6(a) would be given effect by way of special resolution, the majority referred to in the definition of “special resolution” shall be a majority comprising both: (i) 75 per cent. of the votes cast by such members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) at the applicable meeting; and (ii) the positive vote of a member or members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) who alone or together are entitled to exercise more than 50 per cent. of the total voting rights exercisable by all of the Class A Ordinary Shares (which shall be deemed to constitute the prior approval of the holders of more than fifty percent (50 per cent.) of the issued Class A Ordinary Shares referred to above).

(c)	Subject to the requirements of article 5, any rights attaching to the Class A Ordinary Shares may only be varied in accordance with the provisions of article 20.

7.	Rights attaching to the Deferred Shares

Each Deferred Share shall confer upon the holder such rights, and be subject to restrictions, as follows:

(a)	notwithstanding any other provision of these articles, a Deferred Share:

(i)

does not entitle its holder to receive any dividend or distribution declared, made or paid or any return of capital and does not entitle its holder to any further or other right of participation in the assets of the Company;

(ii)	does not entitle its holder to participate on a return of assets on a winding up of the Company;

(iii)	does not entitle its holder to receive a share certificate in respect of his or her shareholding, save as required by the Statutes;

(iv)	does not entitle its holder to receive notice of, attend, speak or vote at, any general meeting of the Company; and

(v)	shall not be transferable at any time other than with the prior written consent of the Board;

(b)

all or any part of the Deferred Shares from time to time shall be redeemable for US$1.00 in aggregate for all such Deferred Shares being redeemed or such higher amount as may be specified in any agreement with the member holding such Deferred Shares;

(c)	the Board may, and where required pursuant to the terms of the Merger Agreement the Board shall:

(i)

undertake such actions as are required to redeem any or all of the Deferred Shares in issue from time to time (subject to the requirements of the Statutes) and without any requirement to obtain the consent or sanction of the holders thereof; and

(ii)	nominate any person to execute and do all such deeds, documents, acts and things as may be necessary to give effect to the actions contemplated by this article 7; and

(d)

the rights attached to the Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares, any amendment or variation of the rights of any other class of shares of the Company, the Company reducing its share capital or surrender or purchase of any share, whether a Deferred Share or otherwise.

8.	Mandatory conversion of the Class B Ordinary Shares

Class B Ordinary Shares shall automatically convert into and immediately be treated as Class A Ordinary Shares in the following circumstances:

(a)	with the approval of the holders of at least two-thirds by nominal value of the issued Class B Ordinary Shares;

(b)

upon any transfer of Class B Ordinary Shares to any person, other than to any one or more of the Founder Permitted Transferees save that, in this case, for the avoidance of doubt, only those Class B Ordinary Shares transferred shall convert to Class A Ordinary Shares and any Class B Ordinary Shares not so transferred shall not convert;

(c)

where any of the Class B Ordinary Shares cease to be beneficially owned at any time by the Founder or a Founder Permitted Transferee save that, in this case, for the avoidance of doubt, only those Class B Ordinary Shares that cease to be beneficially owned by the Founder or a Founder Permitted Transferee shall convert to Class A Ordinary Shares and any Class B Ordinary Shares that continue to be beneficially owned by the Founder or a Founder Permitted Transferee shall not convert; or

(d)

on such date that: (i) the Founder (together with the Founder Permitted Transferees) no longer holds at least five per cent. of the Class B Ordinary Shares held by the Founder (together with the Founder Permitted Transferees) as at the Closing Date; and (ii) is either (A) at least twelve (12) months following the Founder’s voluntary resignation as the chief executive officer and as a director of the Company; or (B) at least twelve (12) months following the death or permanent incapacity of the Founder.

9.	Optional conversion of the Class B Ordinary Shares

(a)

A holder of Class B Ordinary Shares shall be entitled at any time to convert all or part of their holding of fully paid Class B Ordinary Shares to the same number of fully paid Class A Ordinary Shares by delivering to the Company or its representative:

(i)

written notice of the number of Class B Ordinary Shares that are to be converted, with such notice to identify the name and address of such holder, as they appear on the Company’s register (a conversion notice);

(ii)	in the case of a certificated share, the certificate(s) representing the Class B Ordinary Shares to be converted; and

(iii)	such additional proof of title to the relevant shares of the person requesting conversion, or authority of such person to request conversion, as the Board may require.

(b)

Any conversion notice, once delivered, shall not be withdrawn without the consent of the Board. The conversion of the Class B Ordinary Shares specified in the conversion notice shall be deemed to have been made in the register, which the Board shall procure to be made at the close of business on the date of receipt by the Company of the relevant conversion notice and such additional proof of title or authority as the Board may require in accordance with article 9(a)(iii).

(c)

If less than all of the Class B Ordinary Shares represented by any certificate delivered in accordance with article 9(a)(ii) are to be converted, the Company shall issue and deliver to the holder a new certificate in respect of the balance of Class B Ordinary Shares comprised in the surrendered certificate without charge within two months of the date of conversion.

(d)

If the Class B Ordinary Shares to be converted are in certificated form, the Company shall issue and deliver to the holder a new certificate in respect of the newly-converted Class A Ordinary Shares within two months of the date of conversion.

(e)	The Class A Ordinary Shares into which the relevant Class B Ordinary Shares are converted shall rank pari passu in all respects and form one class with the Class A Ordinary Shares then in issue.

10.	Further provisions relating to ordinary shares

The Company may agree with any member that all or any part of the Class A Ordinary Shares or Class B Ordinary Shares held by such member from time to time shall be subject to provisions set out in a separate agreement.

11.	Conversion to Deferred Shares

(a)

The Company may agree with any member terms and conditions upon which all or any part of the Class A Ordinary Shares or Class B Ordinary Shares held by such member from time to time shall be automatically and irrevocably converted into Deferred Shares without any requirement to obtain the further consent or sanction of such member, and may deal with any such Deferred Shares in accordance with article 7.

(b)

Without prejudice to the other provisions of these articles (including but not limited to article 11(a) or article 14(c)(iii)), the Board may, pursuant to any agreement with a member granting the Company an express right to do so, convert any Class A Ordinary Shares or Class B Ordinary Shares to Deferred Shares without any requirement to obtain the further consent or sanction of that member, and may deal with any such Deferred Shares in accordance with article 7.

(c)

Where a director of the Company (or any affiliate of any such director within the meaning of article 82(d)) is a holder of Class A Ordinary Shares or Class B Ordinary Shares that are subject to conversion to Deferred Shares as envisaged by articles 11(a) and 11(b) above, such director shall be prohibited from counting in quorum or voting in respect of any resolutions proposed to be passed by the Board in connection with the conversion and/or subsequent redemption of such shares.

12.	Authority to allot shares and grant rights

Subject to the Statutes, these articles and any resolution of the Company, the Board may offer, allot (with or without conferring a right of renunciation), grant options over, grant rights to subscribe for or to convert any security into or otherwise deal with or dispose of any unissued shares in the Company to such persons, at such times and generally on such terms as the Board may decide, save that the Board may not allot Class B Ordinary Shares except in connection with a Listing Transaction or as provided for in article 118.

13.	Power to pay commission

The Company may pay commissions or brokerage fees in respect of shares on such terms as the directors may think proper.

14.	Power to alter share capital

(a)	Subject to the Statutes, the Company may exercise the powers conferred by the Statutes to:

(i)	increase its share capital by creating new shares of such amount and in such currency or currencies as it thinks expedient;

(ii)	reduce its share capital;

(iii)	sub-divide or consolidate and divide all or any of its share capital;

(iv)	redenominate all or any of its shares and cancel some of its shares in connection with such a redenomination; and

(v)	alter its share capital in any other manner permitted by the Companies Law.

(b)

A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

(c)

If as a result of any consolidation and division or sub-division of shares any members would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit. In particular, the Board may:

(i)

(on behalf of those members) aggregate and sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the Board may be retained for the benefit of the Company) and the directors may authorise some person to execute an instrument of transfer of shares and/or any relevant buyback instrument (if applicable) to, or in accordance with the directions of, the purchaser; or

(ii)

subject to the Statutes, first, allot to a member credited as fully paid by way of capitalisation of any reserve account of the Company such number of shares as rounds up the member’s holding to a number which, following consolidation and division or sub-division, leaves a whole number of shares; or

(iii)	convert any such fractional entitlements into Deferred Shares.

(d)

For the purpose of a sale under paragraph (c)(i) above, the Board may authorise a person to transfer the shares to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money and the title of the new holder to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.

15.	Power to issue redeemable shares and conversion of existing non-redeemable shares

Subject to the Statutes:

(a)

a share may be issued on terms that it is to be redeemed or is liable to be redeemed at the option of the Company or the holder and the terms, conditions and manner of redemption of such shares shall be determined by the Board before the shares are allotted (and such terms and conditions shall apply as if the same were set out in these articles); and

(b)

any existing non-redeemable shares (whether issued or not) may, where permitted by these articles and determined by the Board, be converted into shares that are to be redeemed or are liable to be redeemed in accordance with their terms, which may include provision for redemption at the option of either or both of the Company or holder thereof.

16.	Power to purchase own shares

Subject to the Statutes, and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares. Subject to the Statutes, the Company may hold as treasury shares any shares purchased or redeemed by it.

17.	Power to reduce capital

Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserves and any share premium account in any way.

18.	Trusts not recognised

Except as required by law, a court of competent jurisdiction or these articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in or in respect of any share, except the holder’s absolute right to the entirety of the share.

UNCERTIFICATED SHARES – GENERAL POWERS

19.	Uncertificated shares – general powers

(a)	Subject to the Statutes, the Board may permit any class of shares to be held in uncertificated form and to be transferred by means of a relevant system and may revoke any such permission.

(b)	In relation to any share which is for the time being held in uncertificated form:

(i)

the Company may utilise the relevant system in which it is held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Statutes or these articles or otherwise in effecting any actions and the Board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

(ii)	any provision in these articles which is inconsistent with:

(A)	the holding or transfer of that share in the manner prescribed or permitted by the Statutes;

(B)	any other provision of the Statutes relating to shares held in uncertificated form; or

(C)	the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system,

shall not apply;

(iii)	the Company may, by notice to the holder of that share, require the holder to change the form of such share to certificated form within such period as may be specified in the notice;

(iv)	the Company may require that share to be converted into certificated form in accordance with the Statutes; and

(v)	the Company shall not issue a certificate.

(c)	The Company may, by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.

(d)

For the purpose of effecting any action by the Company, the Board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form but shares of a class held by a person in uncertificated form shall not be treated as a separate class from shares of that class held by that person in certificated form.

VARIATION OF RIGHTS

20.	Variation of rights

(a)

Whenever the share capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (subject to the Statutes and whether or not the Company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of the holders of at least three quarters in nominal value of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of those shares.

(b)

The provisions of these articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting, except that:

(i)

the quorum at any such meeting (other than an adjourned meeting) shall be two members present in person or by proxy holding at least one-third in nominal amount of the issued shares of the class (excluding any shares of that class held as treasury shares);

(ii)

if at any adjourned meeting of such holders the quorum required under paragraph (i) above is not present, the quorum shall be at least one member present in person or by proxy holding shares of the class;

(iii)	every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by that holder; and

(iv)	a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

(c)

Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the purchase or redemption by the Company of any of its own shares.

TRANSFERS OF SHARES

21.	Right to transfer shares

Subject to the restrictions in these articles (including but not limited to article 22 below), a member may transfer all or any of the member’s shares in any manner which is permitted by the Statutes.

22.	Lock-up

(a)	Subject to the exclusions in article 22(b) below and the other provisions of this article 22, no member shall be permitted to Transfer any Lock-up Shares until the earlier of:

(i)

(A) in the case of a Lock-up Shareholder who is not the Founder or a Founder Permitted Transferee, the date that is six months after the Closing Date; and (B) in the case of Lock-up Shareholder who is the Founder or a Founder Permitted Transferee, the date that is nine months after the Closing Date; and

(ii)	subsequent to the Closing Date, the first date on which:

(A)

the closing price of the Class A Ordinary Shares has equalled or exceeded $15.00 per Class A Ordinary Share (as adjusted for share capital subdivisions, consolidations, dividends, reorganisations, recapitalisations and the like) for any 20 trading days within any 30- trading day period commencing at least 90 days after the Closing Date; or

(B)

the Company completes a liquidation, merger, share capital exchange, reorganisation or other similar transaction that results in all of the Company’s members having the right to exchange their ordinary shares for cash, securities or other property,

(such time period, the Lock-up Period).

(b)	Notwithstanding article 22(a) above, each Lock-up Shareholder or any of its Permitted Lock-up Transferees may Transfer any Lock-up Shares it holds during the Lock-up Period:

(i)

in respect of Lock-up Shares held by the Founder or any of the Founder Permitted Transferees only, to the Founder Permitted Transferees and to any Permitted Lock-up Transferee pursuant to this article 22(b);

(ii)	to any other Lock-up Shareholder(s);

(iii)

in the case of any Lock-up Shareholder (or any Permitted Lock-up Transferee of a Lock-up Shareholder) that is a corporation, partnership, limited liability company, trust or other business entity, to any partners (general or limited), members, managers, shareholders or holders of similar equity interests in such member (or, in each case, its nominee or custodian), or any of its or their Affiliates;

(iv)	by bona fide gift or gifts, including to a charitable organisation;

(v)	in the case of an individual, transmission upon death of such individual in accordance with article 27;

(vi)	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of a member or the Immediate Family Member of a member;

(vii)	to any Immediate Family Member or other dependent;

(viii)	to a nominee or custodian of a person to whom a disposition or transfer would be permissible under paragraphs 22(b)(iv) to 22(b)(vii) inclusive above;

(ix)	pursuant to an order or decree of a Governmental Entity;

(x)	to the Company or its subsidiary or parent entities upon death, disability or termination of employment, in each case, of such holder;

(xi)

pursuant to a bona fide tender offer, merger, consolidation or other similar transaction, in each case made to all holders of ordinary shares, involving a Change of Control (including negotiating and entering into an agreement providing for any such transaction); provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Lock-up Shareholder’s shares shall remain subject to the provisions of this article 22;

(xii)

to the Company pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase ordinary shares pursuant to any employee benefit plans or arrangements which are set to expire during the Lock-up Period, where any shares received by a member upon any such exercise will be subject to the terms of this article 22;

(xiii)

for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements which are set to expire or automatically vest during the Lock-up Period, in each case on a “cashless” or “net exercise” basis, where any shares received by such member upon any such exercise or vesting will be subject to the terms of this article 22,

(xiv)	for the purpose of repaying any loan issued by the Company to any executive officer at the closing of the Merger;

(xv)	in any transaction relating to ordinary shares acquired by a member in open market transactions;

(xvi)	otherwise with the prior written consent or by resolution of a majority of the Board;

(xvii)

in the case of the Founder and any Founder Permitted Transferee, pursuant to a pledge, of up to 10,918,824 ordinary shares, in a bona fide transaction to a lender of such member, as disclosed in writing to the Company; or

(xviii)	any transfers made pursuant to or otherwise in connection with the option agreement between Hanging Gardens Limited and the Founder dated 17 August 2016,

provided that, a Permitted Lock-up Transferee may only Transfer any Lock-Up Shares held by it to another Permitted Lock-up Transferee of the original Lock-up Shareholder that held such Lock-up Shares at the Closing Date and, in the case of each transfer or distribution pursuant to paragraphs 22(b)(i) to 22(b)(vii) (inclusive) above:

(A)	each donee, trustee, distributee or transferee, as the case may be, shall be bound by the restrictions set out in this article 22;

(B)

any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives equity interests of such transferee or such transferee’s interests in the transferor and except for any transfer pursuant to paragraph 22(b)(i) only, to which this paragraph (B) shall not apply; and

(C)

if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares are required or are voluntarily made during the Lock-up Period, such member shall provide the Company prior written notice informing them of such report or filing and such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be is bound by the restrictions set out in this article 22.

(c)

For the avoidance of doubt, members shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the Lock-up Period so long as no Transfers of such members’ ordinary shares in contravention of this article 22 are effected prior to the expiration of the Lock-up Period.

(d)

The Company shall be entitled to enter stop transfer instructions with the its transfer agent and registrar against the transfer of any Lock-up Shares except in compliance with the restrictions in this article 22 and, where applicable, to the addition of a legend to such member’s Lock-up Shares describing the restrictions in this article 22.

(e)	Nothing in this article 22 shall limit:

(i)	any Transfer of ordinary shares to any person (including, subject to the Statutes, to the Company) pursuant to article 14(c); or

(ii)	any purchase or redemption of ordinary shares or Deferred Shares by the Company pursuant to and in accordance with article 16.

(f)	For the purposes of this article 22:

(i)	Affiliate has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act;

(ii)	Change of Control means any transaction or series of transactions:

(A)	following which a person or “group” (within the meaning of Section 13(d) of the Exchange Act) of persons (other than the Company, Alkuri (as defined below) or any of their respective subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing 50 per cent. or more of the voting power of or economic rights or interests in the Company, Alkuri or any of their respective subsidiaries,

(B)

constituting a merger, consolidation, reorganisation or other business combination, however effected, following which either (1) the members of the Board or the board of directors of Alkuri immediately prior to such merger, consolidation, reorganisation or other business combination do not constitute at least a majority of the board of directors of the company surviving the combination or, if Alkuri is a subsidiary, the ultimate parent thereof or (2) the voting securities of the Company, Alkuri or any of their respective subsidiaries immediately prior to such merger, consolidation, reorganisation or other business combination do not continue to represent or are not converted into 50 per cent. or more of the combined voting power of the then outstanding voting securities of the person resulting from such combination or, if Alkuri is a subsidiary, the ultimate parent thereof, or (C) the result of which is a sale of all or substantially all of the assets of the Company or the surviving corporation (as appearing in its most recent balance sheet) to any person;

(iii)

Governmental Entity means any United States or foreign or international federal, state, local, municipal or other government, governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private);

(iv)	Immediate Family Member means any person that is related by blood or current or former marriage or adoption, in each case that is not more remote than a first cousin;

(v)

Lock-up Shares means with respect to any Lock-up Shareholder and its respective Permitted Lock-up Transferees, (A) the ordinary shares held by such person immediately following the closing of the Merger (including, for the avoidance of doubt, any ordinary shares held by such person following the closing of the Merger that are subject to a separate agreement between the member and the Company in accordance with article 10), and (B) the ordinary shares issuable to such person upon the settlement or exercise of restricted stock units, share options or other equity awards outstanding as of immediately following the closing of the Merger in respect of awards of the Company outstanding immediately prior to the closing of the Merger, determined as if, with respect to any such equity awards that are net exercised, such equity awards were instead cash exercised, but excludes any Relevant Warrants;

(vi)

Lock-up Shareholders means the holders of ordinary shares in the capital of the Company immediately prior to the closing of the Merger, excluding any ordinary shares issued and allotted to the PIPE Investors on the Closing Date;

(vii)

Permitted Lock-up Transferees means, prior to the expiry of the Lock-Up Period, any person to whom such member (or any other Permitted Lock-up Transferee of such member) is permitted to transfer ordinary shares held by it pursuant to article 22(b);

(viii)	PIPE Investors means the investors who subscribe for private placement shares in the Company on the Closing Date;

(ix)

Relevant Warrants means (A) warrants to acquire ordinary shares issued by the Company to the Sponsor at closing of the Merger; and (B) the ordinary shares issued or issuable upon the settlement or exercise of such warrants;

(x)	Transfer shall mean the:

(A)	sale of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security;

(B)

entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or

(C)	public announcement of any intention to effect any transaction specified in article 22(f)(x)(A) or 22(f)(x)(B).

23.	Transfers of uncertificated shares

The Company shall maintain a record of uncertificated shares in accordance with the Statutes.

24.	Transfers of certificated shares

(a)

An instrument of transfer of a certificated share may be in any usual form or in any other form which the Board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(b)	Subject to article 24(c), the Board may in its absolute discretion refuse to register any instrument of transfer of a certificated share unless it is:

(i)	left at the office, the transfer office, or at such other place as the Board may decide, for registration;

(ii)

accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the Board may reasonably require to prove the title of the intending transferor or the intending transferor’s right to transfer the shares; and

(iii)	in respect of only one class of shares.

(c)

The Board shall not refuse to register a transfer of a certificated share to or from Cede & Co. unless the registration of such transfer would be contrary to the provisions of article 22 or the Companies Law.

(d)

All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.

25.	Other provisions relating to transfers

(a)	No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share.

(b)	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.

(c)	Nothing in these articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

(d)	Subject to article 24(c), unless otherwise agreed by the Board in any particular case, the maximum number of persons who may be entered on the register as joint holders of a share is four.

26.	Notice of refusal

If the Board refuses to register a transfer of a certificated share it shall, as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged, give to the transferor and the transferee notice of the refusal together with its reasons for refusal. The Board shall provide the transferor and the transferee with such further information about the reasons for the refusal as the transferor and/or the transferee may reasonably request.

TRANSMISSION OF SHARES

27.	Transmission on death

If a member dies, the survivor, where the deceased was a joint holder, and the member’s personal representatives where the member was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to the member’s shares; but nothing in these articles shall release the estate of a deceased holder from any liability in respect of any share held by the member solely or jointly.

28.	Election of person entitled by transmission

(a)

A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the Board may require and subject as provided in this article, elect either to be registered personally as the holder of the share or to nominate some other person to be registered as the holder of the share.

(b)

If the person elects to be registered personally, the person shall give notice to the Company to that effect. If the person elects to have another person registered, the first person shall execute a transfer of the share to that other person or shall execute such other document or take such other action as the Board may require to enable that other person to be registered.

(c)

The provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer or other document or action as if it were a transfer effected by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

29.	Rights of person entitled by transmission

(a)

A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and shall have the same rights in relation to the share as the person would have if the person were the holder except that, until the person becomes the holder, the person shall not be entitled to attend or vote at any general meeting of the Company.

(b)

The Board may at any time give notice requiring any such person to elect either to be registered personally or to transfer the share and, if after 90 days the notice has not been complied with, the Board may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

GENERAL MEETINGS

30.	General meetings

(a)	The Board shall determine whether any general meeting is to be held as:

(i)	a physical general meeting; or

(ii)	an electronic general meeting.

(b)

The Board may make whatever arrangements it considers fit to allow those entitled to do so to participate in any general meeting. In the case of an electronic general meeting, the Board need only make arrangements for those entitled to do so to participate electronically (and need not make any provision for attendance at any physical venue).

(c)

Unless otherwise specified in the notice of meeting; decided by the Board in accordance with article 31(a)(ii); or determined by the chair of the meeting either pursuant to article 31(a)(iii) or otherwise, a general meeting is deemed to take place at the place where the chair of the meeting is at the time of the meeting.

(d)

Two or more persons who may not be in the same place as each other attend a general meeting if their circumstances are such that if they have rights to speak and vote at that meeting, they are able to exercise them, and are able to hear the other attendees.

(e)	A person is present at a general meeting if the person attends it in accordance with the provisions of these articles.

(f)	A person is able to participate in a meeting if the person’s circumstances are such that if the person has rights in relation to the meeting, the person is able to exercise them.

(g)

In determining whether persons are attending or participating in a meeting, other than a physical general meeting, it is immaterial where any of them are or how they are able to communicate with each other, provided they can hear each other speak.

(h)

A person is able to exercise the right to speak at a general meeting when the chair of the meeting is satisfied that arrangements are in place so as to enable that person to communicate by speaking to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

(i)	A person is able to exercise the right to vote at a general meeting when:

(i)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(ii)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

31.	Meeting at more than one place or in more than one format

(a)	A general meeting may be held at more than one place, or may be participated in in more than one way, if:

(i)	the notice convening the meeting so specifies; or

(ii)	the Board resolves, after the notice convening the meeting has been given, that:

(A)	the meeting shall be held at one or more than one place in addition to any place or places specified in the notice; or

(B)	arrangements will also be made for attendance and participation electronically; or

(iii)

it appears to the chair of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend at that place.

(b)

A general meeting held at more than one place or participated in in more than one way in accordance with paragraph (a) above, is duly constituted and its proceedings are valid if (in addition to the other provisions of these articles relating to general meetings being satisfied) the chair of the meeting is satisfied that facilities (whether electronic or otherwise) are available to enable each person present at each place and/or attending or participating in it electronically to participate in the business of the meeting.

(c)

Each person who is present at any place of the meeting or who is attending it electronically, and who would be entitled to count towards the quorum in accordance with the provisions of article 37 shall be counted in the quorum for, and shall be entitled to vote at, the meeting.

32.	Annual general meetings

The Board shall convene and the Company shall hold annual general meetings in accordance with the Statutes.

33.	Convening of general meetings other than annual general meetings

(a)	The Board may convene a general meeting other than an annual general meeting whenever it thinks fit.

(b)	A general meeting may also be convened in accordance with article 71.

(c)	A general meeting shall also be convened by the Board on the requisition of members under the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

(d)

The Board shall comply with the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company.

34.	Separate general meetings

Subject to these articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these articles relating to general meetings of the Company (including, for the avoidance of doubt, provisions relating to the proceedings at general meetings or to the rights of any person to attend or vote or be represented at general meetings or to any restrictions on these rights) shall apply, mutatis mutandis, in relation to every separate general meeting of the holders of any class of shares in the Company.

NOTICE OF GENERAL MEETINGS

35.	Length, form and content of notice

(a)	Subject to the Statutes, all general meetings shall be called by not less than 14 clear days’ notice or by not less than such minimum notice period as is permitted by the Statutes.

(b)

Notice of every general meeting shall be given to all members other than any who, under these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors (or, if more than one, each of them) and to each director.

(c)	The notice (including any notice given by means of a website) shall comply with all applicable requirements in the Statutes and shall specify whether the meeting will be an annual general meeting.

(d)

Without prejudice to the provisions of article 31(a), if it is anticipated that a meeting will be conducted as an electronic general meeting, the notice of meeting shall state how it is proposed that persons attending or participating in the meeting electronically should communicate with the meeting.

36.	Omission or non-receipt of notice

The accidental omission to give notice of a general meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to, or the non-receipt of the notice or instrument of proxy (as applicable) by, any person entitled to receive the same shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

37.	Quorum

(a)	No business (other than the appointment of a chair) shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business.

(b)

Two qualifying persons entitled to vote, which must include at least one holder of Class B Ordinary Shares for so long as any Class B Ordinary Shares remain in issue and have a right to vote at such meeting, shall be a quorum, unless:

(i)	each is a qualifying person only because that person is authorised to act as the representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(ii)	each is a qualifying person only because that person is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

(c)	For the purposes of this article, a qualifying person means:

(i)	an individual who is a member of the Company;

(ii)	a person authorised to act as the representative of a corporation in relation to the meeting; or

(iii)	a person appointed as proxy of a member in relation to the meeting.

(d)

If within 15 minutes from the time fixed for holding a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned for ten clear days (or, if that day is a Saturday, a Sunday or a holiday, to the next working day) and at the same time and place (and/or, if appropriate, with similar or equivalent facilities for electronic attendance and participation) as the original meeting, or, subject to article 42(g) and the Statutes, to such other day, and at such other time and place (and/or, if appropriate, with such other facilities for electronic attendance and participation), as the Board may decide.

(e)	If at an adjourned meeting a quorum is not present within 15 minutes from the time fixed for holding the meeting, the meeting shall be dissolved.

38.	Security

The Board may, subject to the Statutes, make any physical or electronic security arrangements which it considers appropriate relating to the holding of a general meeting of the Company including, without limitation, arranging for any person attending a meeting physically to be searched and for items of personal property which may be taken into a meeting to be restricted. A director or the secretary may:

(i)	refuse physical or electronic entry to a meeting to any person who refuses to comply with any such arrangements; and

(ii)	physically or electronically eject from a meeting any person who causes the proceedings to become disorderly.

39.	Chair

(a)

At each general meeting, the chair of the Board (if any) or, if the chair is absent or unwilling, the deputy chair (if any) of the Board or (if more than one deputy chair is present and willing) the deputy chair who has been longest in such office, shall preside as chair of the meeting. If neither the chair nor deputy chair is present and willing, one of the other directors selected for the purpose by the directors present or, if only one director is present and willing, that director, shall preside as chair of the meeting. If no director is present within 15 minutes after the time fixed for holding the meeting or if none of the directors present is willing to preside as chair of the meeting, the members present and entitled to vote shall choose one of their number to preside as chair of the meeting.

(b)

Subject to the Statutes (and without prejudice to any other powers vested in the chair of a meeting) when conducting a general meeting, the chair of the meeting may make whatever arrangements and take whatever actions as the chair considers, in the chair’s sole discretion, to be appropriate or conducive to the facilitation of the conduct of the business of the meeting, proportionate discussion on any item of business of the meeting, or the maintenance of good order.

(c)

If the chair of a general meeting is participating in that meeting electronically and becomes disconnected from the meeting, another person (determined in accordance with the provisions of paragraph (a) above) shall preside as chair of the meeting unless and until the original chair regains electronic connection with the meeting. In the event that no replacement chair is presiding over the general meeting (and the original chair has not regained electronic connection with the meeting) 20 minutes after the original chair became disconnected from the meeting, the meeting shall be adjourned to a time and place (and/or, if appropriate, facilities for electronic attendance and participation) to be fixed by the Board.

40.	Right to attend and speak

(a)	A director shall be entitled to attend and speak at any general meeting of the Company whether or not the director is a member.

(b)

The chair may invite any person to attend and speak at any general meeting of the Company if the chair considers that such person has the appropriate knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

(c)	A proxy shall be entitled to speak at any general meeting of the Company.

41.	Resolutions and amendments

(a)

Subject to the Statutes, a resolution may only be put to the vote at a general meeting if the chair of the meeting in the chair’s absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)

In the case of a resolution to be proposed as a special resolution no amendment may be made, at or before the time at which the resolution is put to the vote, to the form of the resolution as set out in the notice of meeting, except to correct a patent error or as may otherwise be permitted by law.

(c)	In the case of a resolution to be proposed as an ordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, unless:

(i)

in the case of an amendment to the form of the resolution as set out in the notice of meeting, notice of the intention to move the amendment is received at the office at least 48 hours before the time fixed for the holding of the relevant meeting; or

(ii)	in any case, the chair of the meeting in the chair’s absolute discretion otherwise decides that the amendment or amended resolution may properly be put to the vote.

The giving of notice under paragraph (i) above shall not prejudice the power of the chair of the meeting to rule the amendment out of order.

(d)	With the consent of the chair of the meeting, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.

(e)

If the chair of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or the resolution in question shall not be invalidated by any error in the chair’s ruling. Any ruling by the chair of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

42.	Adjournment

(a)

With the consent of any general meeting at which a quorum is present the chair of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place (and/or, if appropriate, facilities for electronic attendance and participation) to place (and/or, if appropriate, facilities for electronic attendance and participation).

(b)

In addition, the chair of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (and, if the chair considers it appropriate, facilities for electronic attendance and participation) if, in the chair’s opinion, it would facilitate the conduct of the business of the meeting to do so.

(c)

In addition, the chair of the meeting shall at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (and/or, if appropriate, with other facilities for electronic attendance and participation) if, in the chair’s opinion, the facilities (whether electronic or otherwise, and whether affecting the place (or more than one place) of the meeting or any electronic participation arrangements) are not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of meeting.

(d)	Nothing in this article shall limit any other power vested in the chair of the meeting to adjourn the meeting.

(e)	All business conducted at a general meeting up to the time of any adjournment shall, subject to paragraph (f) below, be valid.

(f)

The chair of the meeting may specify that only the business conducted at a general meeting up to a point in time which is earlier than the time of adjournment is valid if, in the chair’s opinion, to do so would be more appropriate.

(g)

Whenever a meeting is adjourned for 30 days or more or sine die, at least 14 clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

(h)	No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

43.	Method of voting

All resolutions put to the vote of a general meeting shall be decided on a poll.

44.	How poll is to be taken

(a)

A poll shall be taken at such time (either at the meeting at which the resolution is proposed or within 30 days after the meeting), at such place and in such manner (including electronically) as the chair of the meeting shall direct and the chair may appoint scrutineers (who need not be members).

(b)	A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

(c)	It shall not be necessary (unless the chair of the meeting otherwise directs) for notice to be given of a poll whether taken at or after the meeting at which it was demanded.

(d)	On a poll, votes may be given either personally or by proxy and a member entitled to more than one vote need not use all the member’s votes or cast all the votes used in the same way.

(e)	The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded (or deemed to have been demanded).

45.	Validity of meeting

All persons seeking to attend or participate in a general meeting electronically shall be responsible for maintaining adequate facilities to enable them to do so. Subject only to the requirement for the chair to adjourn a general meeting in accordance with the provisions of article 42(c), any inability of a person or persons to attend or participate in a general meeting electronically shall not invalidate the proceedings of that meeting.

VOTES OF MEMBERS

46.	Voting rights

(a)

Subject to these articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company (including, for the avoidance of doubt, such rights and restrictions as apply to the Class A Ordinary Shares and Class B Ordinary Shares as set out in articles 4(a) and 4(b) above), on a poll, every member who is present in person or by a duly appointed proxy shall have one vote for each share of which he or she is the holder.

(b)

For the purposes of determining which persons are entitled to attend or vote at any general meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, determined by the Board, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in the Statutes or these articles to the contrary.

47.	Representation of corporations

(a)

Any corporation which is a member of the Company may, by resolution of its Board or other governing body, authorise any person or persons to act as its representative or representatives at any general meeting of the Company.

(b)	The Board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any such representative.

48.	Voting rights of joint holders

If more than one of the joint holders of a share tenders a vote on the same resolution, whether in person or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

49.	Voting rights of members incapable of managing their affairs

A member in respect of whom an order has been made by any court having jurisdiction (whether in Jersey or elsewhere) in matters concerning mental disorder may vote by the member’s receiver, curator bonis or other person in the nature of a receiver or curator bonis appointed by that court, and the receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote must be received at the office (or at such other address as may be specified for the receipt of proxy appointments) not later than the last time by which a proxy appointment must be received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

50.	Voting rights suspended where sums overdue

Unless the Board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting of the Company in respect of any share held by that member unless all calls and other sums presently payable by that member in respect of that share have been paid.

51.	Objections to admissibility of votes

No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chair of the meeting, whose decision shall be final and conclusive.

PROXIES

52.	Proxies

(a)

A proxy need not be a member of the Company and a member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the member.

(b)	The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

(c)	The appointment of a proxy shall only be valid for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting).

53.	Appointment of proxy

(a)

Subject to the Statutes, the appointment of a proxy may be in such form as is usual or common or in such other form as the Board may from time to time approve and shall be signed by the appointor, or the appointor’s duly authorised agent, or, if the appointor is a corporation, shall either be executed under its common seal or be signed by an agent or officer authorised for that purpose. The signature need not be witnessed.

(b)

Without limiting the provisions of these articles, the Board may from time to time in relation to uncertificated shares: (i) approve the appointment of a proxy by means of a communication sent in electronic form which is sent by means of the relevant system and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as the Board may from time to time prescribe (subject always to the facilities and requirements of the relevant system)); and (ii) approve supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means. In addition, the Board may prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or such participant and may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

54.	Receipt of proxy

(a)	A proxy appointment:

(i)

must be received at a proxy notification address not less than 48 hours (or such shorter time as the Board decides) before the time fixed for holding the meeting at which the appointee proposes to vote; or

(ii)

in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting, must be received at a proxy notification address not less than 24 hours (or such shorter time as the Board decides) before the time fixed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

(iii)

in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, must be received:

(A)	at a proxy notification address in accordance with (i) above;

(B)	by the chair of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting; or

(C)	at a proxy notification address by such time as the chair of the meeting may direct at the meeting at which the poll is demanded.

In calculating the periods mentioned, no account shall be taken of any part of a day that is not a working day (within the meaning of the Companies Law).

(b)

The Board may, but shall not be bound to, require reasonable evidence of the identity of the member and of the proxy, the member’s instructions (if any) as to how the proxy is to vote and, where the proxy is appointed by a person acting on behalf of the member, authority of that person to make the appointment.

(c)

The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under paragraph (b), above has not been received in accordance with the requirements of this article.

(d)

Subject to paragraph (c) above, if the proxy appointment and any of the information required under paragraph (b) above, is not received in the manner set out in paragraph (a) above, the appointee shall not be entitled to vote in respect of the shares in question.

(e)

If two or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

55.	Notice of revocation of authority etc.

(a)

A vote given or poll demanded by proxy or by a representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll or (until entered in the register) the transfer of the share in respect of which the appointment of the relevant person was made unless notice of the termination was received at a proxy notification address not less than six hours before the time fixed for holding the relevant meeting or adjourned meeting or, in the case of a poll not taken on the same day as the meeting or adjourned meeting, before the time fixed for taking the poll.

(b)

A vote given by a proxy or by a representative of a corporation shall be valid notwithstanding that the vote was not cast in accordance with any instructions given by the member by whom the proxy or representative of a corporation is appointed. The Company shall not be obliged to check whether the proxy or representative of a corporation has in fact voted in accordance with any such member’s instructions.

56.	Information Rights

(a)	A member who holds shares on behalf of another person may nominate that person to enjoy information rights.

(b)	For the purposes of article 56(a), information rights means:

(i)	the right to receive a copy of all communications that the Company sends to its members generally or to any class of members that includes the person making the nomination;

(ii)	the right of a debenture holder to receive a copy of the Company’s last annual accounts and a copy of the auditor’s report on the accounts; and

(iii)	the right of a member to receive a document or information from the Company in hard copy form.

MEMBERS’ RESOLUTIONS IN WRITING

57.	Members’ resolutions in writing

If at any time and from time to time the holder(s) of Class B Ordinary Shares hold not less than a simple majority of the total voting rights held by the members of the Company:

(a)

A resolution in writing (including a special resolution but excluding a resolution removing an auditor) signed by members (who would be entitled to receive notice of and attend and vote at a general meeting at which such a resolution would be proposed) or by their duly appointed agents or attorneys representing such number of voting rights of eligible members as would have been required to pass such resolutions on a poll taken at a meeting of the members (or of a class of members) shall be as valid and effectual as if it had been passed at a general meeting of the Company duly convened and held (and, for the avoidance of doubt, any minimum notice period requirements applicable to special resolutions shall not apply).

(b)

Any such resolution may consist of several documents in the like form each signed by one or more of the members or their agent or attorneys and signature in the case of a body corporate which is a member shall be sufficient if made by a director or other duly authorised officer thereof or its duly appointed agent or attorney.

Save as set out above, the passing of a resolution of the members in writing shall be prohibited.

DIRECTORS

58.	Number of directors

The directors shall not, unless otherwise determined by an ordinary resolution of the Company, be less than three but shall not be subject to a maximum number.

59.	Directors need not be members

A director need not be a member of the Company.

ELECTION, RETIREMENT AND REMOVAL OF DIRECTORS

60.	Election of directors by the Company

(a)

Subject to these articles, the Company may by ordinary resolution (including pursuant to article 57 where applicable) elect any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

(b)	No person (other than a director retiring in accordance with these articles) shall be elected or re-elected a director unless:

(i)	the person is recommended by the Board; or

(ii)

during the period from and including the date that is 120 days before, to and including the date that is 90 days before, the proposed date of the general meeting of the Company or, where applicable, the date on which an ordinary resolution pursuant to article 57 is passed, there has been given to the Company, by a member (other than the person to be proposed) entitled to vote at the meeting, notice of the member’s intention to propose a resolution for the election of that person, stating the particulars which would, if the person were so elected, be required to be included in the Company’s register of directors and a notice executed by that person of the person’s willingness to be elected.

(c)

The chairman of any general meeting at which resolutions contained any member’s notice referred to in article 60(b)(ii) are proposed may waive the notice requirements set out in article 60(b)(ii) and submit to the general meeting the name(s) of any person(s) duly qualified and willing to be elected as a director of the Company for election or re-election (as the case may be). Where article 57 applies and a director is proposed to be elected or re-elected by ordinary resolution of the Company passed in accordance with article 57, the holder(s) of a simple majority of the Class B Ordinary Shares may waive the notice requirements set out in article 60(b)(ii) in writing.

61.	Separate resolutions for election of each director

Every ordinary resolution for the election of a director shall relate to one named person and a single resolution for the election of two or more persons shall be void, unless at a general meeting a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

62.	The Board’s power to appoint directors

The Board may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to their number, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

63.	Retirement of directors

(a)

At each annual general meeting every director who held office on the date seven days before the date of notice of the annual general meeting shall retire from office. Each retiring director shall be eligible for re-election, and a director who is re-elected will be treated as continuing in office without a break.

(b)	A retiring director who is not re-elected shall retain office until the close of the meeting at which that director retires.

(c)

If the Company, at any meeting at which a director retires in accordance with these articles, does not fill the office vacated by such director, the retiring director, if willing to act, shall be deemed to be re-elected, unless at the meeting a resolution is passed not to fill the vacancy or to elect another person in that director’s place or unless the resolution to re-elect that director is put to the meeting and lost.

64.	Removal of directors

(a)

The Company may by ordinary resolution remove any director before that director’s period of office has expired notwithstanding anything in these articles or in any agreement between that director and the Company.

(b)	Any removal of a director under this article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between that director and the Company.

65.	Vacation of office of director

Without prejudice to the provisions of these articles for retirement or removal, the office of a director shall be vacated if:

(i)	the director is prohibited by law from being a director; or

(ii)	the director becomes bankrupt or makes any arrangement or composition with the director’s creditors generally; or

(iii)

a registered medical practitioner who has examined the director gives a written opinion to the Company stating that the director has become physically or mentally incapable of acting as a director and may remain so for more than three months and the Board resolves that the director’s office be vacated; or

(iv)

if for more than six months the director is absent, without special leave of absence from the Board, from board meetings held during that period and the Board resolves that the director’s office be vacated; or

(v)

the director gives to the Company notice of the director’s wish to resign, in which event the director shall vacate that office on the receipt of that notice by the Company or at such later time as is specified in the notice.

66.	Executive directors

(a)

The Board may appoint one or more directors to hold any executive office under the Company (including that of chair, chief executive or managing director) for such period (subject to the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company.

(b)

The remuneration of a director appointed to any executive office shall be fixed by the Board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of that director’s remuneration as a director.

(c)

A director appointed as executive chair, chief executive or managing director shall automatically cease to hold that office if that person ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between that director and the Company. A director appointed to any other executive office shall not automatically cease to hold that office if that person ceases to be a director unless the contract or any resolution under which the director holds office expressly states that the director shall, in which case that cessation shall be without prejudice to any claim for damages for breach of any contract of service between that director and the Company.

REMUNERATION, EXPENSES, PENSIONS AND OTHER BENEFITS

67.	Special remuneration

(a)	The Board may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.

(b)

Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the Board may decide in addition to any remuneration payable under or pursuant to any other of these articles.

68.	Expenses

A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by the director in and about the discharge of the director’s duties, including the director’s expenses of travelling to and from board meetings, committee meetings and general meetings. Subject to any guidelines and procedures established from time to time by the Board, a director may also be paid out of the funds of the Company all expenses incurred by the director in obtaining professional advice in connection with the affairs of the Company or the discharge of the director’s duties as a director.

69.	Pensions and other benefits

The Board may exercise all the powers of the Company to:

(a)

pay, provide, arrange or procure the grant of pensions or other retirement benefits, death, disability or sickness benefits, health, accident and other insurances or other such benefits, allowances, gratuities or insurances, including in relation to the termination of employment, to or for the benefit of any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any body corporate which is or was associated with the Company or of the predecessors in business of the Company or any such associated body corporate, or the relatives or dependants of any such person. For that purpose the Board may procure the establishment and maintenance of, or participation in, or contribution to, any pension fund, scheme or arrangement and the payment of any insurance premiums;

(b)

establish, maintain, adopt and enable participation in any profit sharing or incentive scheme including shares, share options or cash or any similar schemes for the benefit of any director or employee of the Company or of any associated body corporate, and to lend money to any such director or employee or to trustees on their behalf to enable any such schemes to be established, maintained or adopted; and

(c)

support and subscribe to any institution or association which may be for the benefit of the Company or of any associated body corporate or any directors or employees of the Company or associated body corporate or their relatives or dependants or connected with any town or place where the Company or an associated body corporate carries on business, and to support and subscribe to any charitable or public object whatsoever.

POWERS OF THE BOARD

70.	General powers of the Board to manage the Company’s business

(a)

The business of the Company shall be managed by the Board which may exercise all the powers of the Company, subject to the Statutes, these articles and any resolution of the Company. No resolution or alteration of these articles shall invalidate any prior act of the Board which would have been valid if the resolution had not been passed or the alteration had not been made.

(b)	The powers given by this article shall not be limited by any special authority or power given to the Board by any other article.

71.	Power to act notwithstanding vacancy

The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number; but, if the number of directors is less than the minimum number of directors fixed by or in accordance with these articles, the continuing directors or director may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

72.	Provisions for employees

The Board may exercise any of the powers conferred by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

73.	Power to borrow money

Subject to the Statutes, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and assets (both present and future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

74.	Power to change the name of the Company

Subject to the Statutes, the Company may change its name by special resolution.

DELEGATION OF BOARD’S POWERS

75.	Delegation to individual directors

The Board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions as it thinks fit and may revoke or vary all or any of them, but no person dealing in good faith shall be affected by any revocation or variation.

76.	Committees

(a)

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit, provided that the majority of the members of the committee are directors and that no meeting of the committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of those present are directors. The Board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the Board.

(b)

The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the Board and (subject to such regulations) by these articles regulating the proceedings of the Board so far as they are capable of applying.

77.	Local boards

(a)

The Board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in Jersey or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

(b)

The Board may delegate to any local or divisional board, manager or agent any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

(c)

Any appointment or delegation under this article may be made on such terms and subject to such conditions as the Board thinks fit and the Board may remove any person so appointed, and may revoke or vary any delegation, but no person dealing in good faith shall be affected by the revocation or variation.

78.	Powers of attorney

The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The Board may remove any person appointed under this article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

DIRECTORS’ INTERESTS

79.	Declaration of interests in a proposed transaction or arrangement with the Company

A director who has, directly or indirectly, an interest in a transaction entered into or proposed to be entered into by the Company or by a subsidiary of the Company which to a material extent conflicts or may conflict with the interests of the Company and of which such director is aware, shall disclose to the Company the nature and extent of such director’s interest.

80.	Provisions applicable to declarations of interest

For the purposes of article 79:

(a)

the disclosure shall be made at the first meeting of the directors at which the transaction is considered after the director concerned becomes aware of the circumstances giving rise to such director’s duty to make it or, if for any reason the director fails to do so at such meeting, as soon as practical after the meeting, by notice in writing delivered to the secretary;

(b)	the secretary, where the disclosure is made to shall inform the directors that it has been made and shall in any event table the notice of the disclosure at the next meeting after it is made;

(c)

a disclosure to the Company by a director in accordance with article 80(a) above that such director is to be regarded as interested in a transaction with a specified person is sufficient disclosure of that director’s interest in any such transaction entered into after the disclosure is made; and

(d)	any disclosure made at a meeting of the directors shall be recorded in the minutes of the meeting.

81.	Directors’ interests and voting

(a)	Subject to the Statutes and to declaring any interest or interests in accordance with articles 79 and 80, a director may:

(i)

enter into or be interested in any transaction or arrangement with the Company, either with regard to the director’s tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise;

(ii)

hold any other office or place of profit with the Company (except that of auditor) in conjunction with the director’s office of director for such period (subject to the Statutes) and upon such terms as the Board may decide and be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Board may decide, either in addition to or in lieu of any remuneration under any other provision of these articles;

(iii)

act personally or by the director’s firm in a professional capacity for the Company (except as auditor) and be entitled to remuneration for professional services as if the director were not a director;

(iv)	be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, any holding company or subsidiary undertaking of that holding company or any other company in which the Company may be interested. The Board may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favour of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company); and

(v)

be or become a director, manager or employee of, or a consultant to, or acquire or retain any direct or indirect interest in, any entity (whether or not a body corporate) in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of the director’s appointment as a director of that other company.

(b)

A director shall not, by reason of holding office as director (or of the fiduciary relationship established by holding that office), be liable to account to the Company for any remuneration, profit or other benefit resulting from any interest permitted under paragraph (a) above and no contract shall be liable to be avoided on the grounds of any director having any type of interest permitted under paragraph (a) above.

(c)

A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning that director’s own appointment (including fixing or varying its terms), or the termination of that director’s own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns that director’s own appointment or the termination of that director’s own appointment.

(d)

A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any transaction or arrangement with the Company in which the director has an interest which may reasonably be regarded as likely to give rise to a conflict of interest and, if the director purports to do so, the director’s vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:

(i)	any transaction or arrangement in which the director is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;

(ii)	the giving of any guarantee, security or indemnity in respect of:

(A)	money lent or obligations incurred by the director or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings; or

(B)

a debt or obligation of the Company or any of its subsidiary undertakings for which the director personally has assumed responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(iii)	indemnification (including loans made in connection with it) by the Company in relation to the performance of the director’s duties on behalf of the Company or of any of its subsidiary undertakings;

(iv)

any issue or offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings in respect of which the director is or may be entitled to participate in the director’s capacity as a holder of any such securities or as an underwriter or sub-underwriter;

(v)

any transaction or arrangement concerning any other company in which the director does not hold, directly or indirectly as shareholder voting rights representing one per cent. or more of any class of shares in the capital of that company;

(vi)

any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to the director any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(vii)	the purchase or maintenance of insurance for the benefit of directors or for the benefit of persons including directors.

(e)

If any question arises at any meeting as to whether an interest of a director (other than the chair of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chair of the meeting) to vote in relation to a transaction or arrangement with the Company and the question is not resolved by the director voluntarily agreeing to abstain from voting, the question shall be referred to the chair of the meeting and the chair’s ruling in relation to the director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to the director concerned, has not been fairly disclosed. If any question shall arise in respect of the chair of the meeting and is not resolved by the chair voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Board (for which purpose the chair shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chair of the meeting, so far as known to the chair, has not been fairly disclosed.

(f)

Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any transaction or arrangement not duly authorised by reason of a contravention of this article.

82.	No duty of confidentiality to another person; waiver of corporate opportunity

(a)

A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. In particular, the director shall not be in breach of the general duties he owes to the Company because he fails:

(i)	to disclose any such information to the Board or to any director or other officer or employee of the Company; and/or

(ii)	to use or apply any such information in performing his duties as a director of the Company.

(b)

Where the existence of a director’s relationship with another person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company because he:

(i)

absents himself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(ii)

makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

(c)	To the fullest extent permitted by law, the Company hereby agrees that no director (excluding the Founder) (a relevant director) shall have any obligation to refrain from engaging, directly or indirectly and whether or not by or through his affiliates, in the same or similar business activities or lines of business as the Company or any of its subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to any relevant director or his affiliates, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. The Company hereby further agrees that no relevant director shall have any duty to communicate or offer such business opportunity to the Company (and that there shall be no restriction on any relevant director or any of his affiliates using the general knowledge and understanding of the Company and the industry in which the Company operates that such relevant director has gained from occupying the position of a director) and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries or shareholders for breach of any fiduciary or other duty as a director solely by reason of the fact that the relevant director or his affiliates pursue or acquire such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries, or uses such knowledge and understanding in the manner described herein.

(d)

For the purposes of paragraph (c) above and article 11(c), an affiliate of a relevant director means an entity (whether or not a body corporate) of which the relevant director is a director, manager or employee, or to which the relevant director is a consultant, or in which the relevant director has any direct or indirect interest (an affiliated entity), and any other entity (whether or not a body corporate) in which an affiliated entity of the relevant director has any direct or indirect interest, but in each case excluding the Company and its subsidiaries.

(e)	The provisions of paragraphs (a), (b) and (c) above are without prejudice to any equitable principle or rule of law which may excuse the director from:

(i)	disclosing information, in circumstances where disclosure would otherwise be required under these articles; or

(ii)

attending meetings or discussions or receiving documents and information as referred to in paragraph (b) above, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles or the law.

PROCEEDINGS OF THE BOARD

83.	Board meetings

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.

84.	Notice of board meetings

Notice of a board meeting may be given to a director personally or by word of mouth or given in hard copy form or in electronic form to the director at such address as the director may from time to time specify for this purpose (or if the director does not specify an address, at the director’s last known address). A director may waive notice of any meeting either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

85.	Quorum

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two directors. Subject to these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the end of the Board meeting if no other director objects and if otherwise a quorum of directors would not be present.

86.	Chair or deputy chair to preside

(a)	The Board may appoint a chair and one or more deputy chair(s) and may at any time revoke any such appointment.

(b)

The chair, or failing the chair any deputy chair (the longest in office taking precedence, if more than one is present), shall, if present and willing, preside at all board meetings but, if no chair or deputy chair has been appointed, or if the chair or deputy chair is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chair of the meeting, the directors present shall choose one of their number to act as chair of the meeting.

87.	Competence of board meetings

A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

88.	Voting

Questions arising at any board meeting shall be determined by a majority of votes. In the case of an equality of votes the chair of the meeting shall have a second or casting vote.

89.	Telephone/electronic board meetings

(a)

A board meeting may consist of a conference between directors some or all of whom are in different places provided that each director may participate in the business of the meeting whether directly, by telephone or by any other means (whether electronically or otherwise) which enables the director:

(i)	to hear (or otherwise receive real time communications made by) each of the other participating directors addressing the meeting; and

(ii)	if the director so wishes, to address all of the other participating directors simultaneously (or otherwise communicate in real time with them).

(b)

A quorum is deemed to be present if at least the number of directors required to form a quorum, subject to the provisions of article 71, may participate in the manner specified above in the business of the meeting.

(c)

A board meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chair of the meeting participates.

(d)

A resolution passed at any meeting held in the above manner, and signed by the chair of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee of the Board, as the case may be) duly convened and held.

90.	Resolutions without meetings

A resolution which is signed or approved by all the directors entitled to vote on that resolution (and whose vote would have been counted) shall be as valid and effectual as if it had been passed at a board meeting duly called and constituted. The resolution may be contained in one document or communication in electronic form or in several documents or communications in electronic form (in like form), each signed or approved by one or more of the directors concerned. For the purpose of this article the approval of a director shall be given in hard copy form or in electronic form.

91.	Validity of acts of directors in spite of formal defect

All acts bona fide done by a meeting of the Board, or of a committee, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a director and had continued to be a director or member of the committee and had been entitled to vote.

92.	Minutes

The Board shall cause minutes to be made and kept in books kept for the purpose:

(i)	of all appointments of officers made by the Board;

(ii)	of the names of all the directors present at each meeting of the Board and of any committee; and

(iii)	of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the Board and of any committee.

SECRETARY

93.	Secretary

Subject to the Companies Law, the secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it thinks fit, and the Board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between the secretary and the Company).

SHARE CERTIFICATES

94.	Issue of share certificates

(a)

A person whose name is entered in the register as the holder of any certificated shares shall be entitled (unless the conditions of issue otherwise provide) within the time limits prescribed by the Statutes to receive one certificate for those shares, or one certificate for each class of those shares and, if that person transfers part of the shares represented by a certificate in that person’s name, or elects to hold part in uncertificated form, to receive a new certificate for the balance of those shares, provided in all cases that there shall be no requirement to issue any certificate to Cede & Co. in respect of any shares held by it.

(b)

In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.

(c)

A share certificate shall be issued under seal or signed by at least one director and the secretary or by at least two directors (which may include any signature being applied mechanically or electronically). A share certificate shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares and (where required by the Statutes), the distinguishing numbers of such shares. Any certificate so issued shall, as against the Company, be prima facie evidence of title of the person named in that certificate to the shares comprised in it.

(d)	A share certificate may be given to a member in accordance with the provisions of these articles on notices and the Statutes.

95.	Charges for and replacement of certificates

(a)	Except as expressly provided to the contrary in these articles, no fee shall be charged for the issue of a share certificate.

(b)	Any two or more certificates representing shares of any one class held by any member may at the member’s request be cancelled and a single new certificate issued.

(c)

If any member surrenders for cancellation a certificate representing shares held by that member and requests the Company to issue two or more certificates representing those shares in such proportions as that member may specify, the Board may, if it thinks fit, comply with the request on payment of such fee (if any) as the Board may decide.

(d)

If a certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence, indemnity and security for such indemnity as the Board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and preparation of the indemnity and security and, if damaged or defaced, on delivery up of the old certificate.

(e)

In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.

LIEN ON SHARES

96.	Lien on partly paid shares

(a)

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to every amount payable in respect of that share.

(b)

The Board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from this article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company’s lien (if any) on that share.

97.	Enforcement of lien

(a)

The Company may sell any share subject to a lien in such manner as the Board may decide if an amount payable on the share is due and is not paid within 14 clear days after a notice has been given to the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.

(b)

To give effect to any sale under this article, the Board may authorise some person to transfer the share sold to, or as directed by, the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall the title of the new holder to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale.

(c)

The net proceeds of the sale, after payment of the costs of such sale, shall be applied in or towards satisfaction of the amount due and any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender, in the case of shares held in certificated form, of the certificate for the shares sold, be paid to the holder or person entitled by transmission to the share immediately before the sale.

CALLS ON SHARES

98.	Calls

(a)

Subject to the terms of these articles and the terms of which the shares are allotted, the Board may make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on the member’s shares. A call may be revoked or postponed as the Board may decide.

(b)	Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the Board authorising that call is passed.

(c)	A person on whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

(d)	The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.

99.	Interest on calls

If a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as the Board may decide, but the Board may waive payment of the interest, wholly or in part.

100.	Sums treated as calls

A sum which by the terms of allotment of a share is payable on allotment, or at a fixed time, or by instalments at fixed times, whether in respect of nominal value or premium, shall for all purposes of these articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, these articles shall apply as if that sum had become due and payable by virtue of a call.

101.	Power to differentiate

On any allotment of shares the Board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

102.	Payment of calls in advance

The Board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the Board and the member paying the sum in advance.

FORFEITURE OF SHARES

103.	Notice of unpaid calls

(a)

If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the Board may give a notice to the holder requiring the holder to pay so much of the call or instalment as remains unpaid, together with any accrued interest.

(b)

The notice shall state a further day, being not less than 14 clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

(c)	The Board may accept a surrender of any share liable to be forfeited.

104.	Forfeiture on non-compliance with notice

(a)

If the requirements of a notice given under article 103 are not complied with, any share in respect of which it was given may at any time thereafter (before the payment required by the notice is made) be forfeited by a resolution of the Board. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

(b)

If a share is forfeited, notice of the forfeiture shall be given to the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission, and an entry that notice of the forfeiture has been given, with the relevant date, shall be made in the register; but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

105.	Power to annul forfeiture or surrender

The Board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

106.	Disposal of forfeited or surrendered shares

(a)

Every share which is forfeited or surrendered shall become the property of the Company and (subject to the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the Board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The Board may for the purposes of a disposal authorise some person to transfer the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been disposed of.

(b)

A statutory declaration by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary transfer) constitute a good title to the share. The person to whom the share has been disposed of shall not be bound to see to the application of the consideration for the disposal (if any) nor shall that person’s title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.

107.	Arrears to be paid notwithstanding forfeiture or surrender

A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share and shall, in the case of shares held in certificated form, surrender to the Company for cancellation any certificate for the share forfeited or surrendered, but shall remain liable (unless payment is waived in whole or in part by the Board) to pay to the Company all moneys payable by that person on or in respect of that share at the time of forfeiture or surrender, together with interest from the time of forfeiture or surrender until payment at such rate as the Board shall decide, in the same manner as if the share had not been forfeited or surrendered. The Board may waive payment of interest wholly or in party and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal. Such a person shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. No deduction or allowance shall be made for the value of the share at the time of forfeiture or surrender or for any consideration received on its disposal.

SEAL

108.	Seal

(a)	The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the Board.

(b)	The Board shall provide for the safe custody of every seal of the Company.

(c)

A seal shall be used only by the authority of the Board or a duly authorised committee but that authority may consist of an instruction or approval given in hard copy form or in electronic form by a majority of the directors or of the members of a duly authorised committee.

(d)

The Board may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

(e)	Unless otherwise decided by the Board:

(i)	certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and

(ii)

every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors or by one director in the presence of a witness who attests the signature.

DIVIDENDS

109.	Declaration of dividends by the Company

Subject to the provisions of the Companies Law, the Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests in the profits, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the Board.

110.	Fixed and interim dividends

Subject to the provisions of the Companies Law, the Board may pay interim dividends and may also pay any dividend payable at a fixed rate at intervals settled by the Board whenever the financial position of the Company, in the opinion of the Board, justifies its payment. If the Board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss such holders may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

111.	Calculation and currency of dividends

(a)	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(i)

all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(ii)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

(iii)	dividends may be declared or paid in any currency.

(b)

The Board may agree with any member that dividends which may at any time or from time to time be declared or become due on that member’s shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

112.	Method of payment

(a)

The Company may pay any dividend or other sum payable in respect of a share by such method as the Board may decide. The Board may decide to use different methods of payment for different holders or groups of holders. Without limiting any other method of payment which the Board may decide upon, the Board may decide that payment can be made, wholly or partly and exclusively or optionally:

(i)

by cheque or dividend warrant payable to the holder (or, in the case of joint holders, the holder whose name stands first in the register in respect of the relevant share) or to such other person as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(ii)

by a bank or other funds transfer system or by such other electronic means as the Board may decide (including, in the case of an uncertificated share, a relevant system) to such account as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(iii)	in such other way as may be agreed between the Company and the holder (or, in the case of joint holders, all such holders).

(b)

If the Board decides that any dividend or other sum payable in respect of a share will be made exclusively by one or more of the methods referred to in paragraph (a)(ii) above to an account, but no such account is nominated by the holder (or, in case of joint holders, all the joint holders) or if an attempted payment into a nominated account is rejected or refunded, the Company may treat that dividend or other sum payable as unclaimed.

(c)

Any such cheque or dividend warrant may be sent by post to the registered address of the holder (or, in the case of joint holders, to the registered address of that person whose name stands first in the register in respect of the relevant share) or to such other address as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose.

(d)

Every cheque or warrant is sent, and payment in any other way is made, at the risk of the person or persons entitled to it and the Company will not be responsible for any sum lost or delayed when it has sent or transmitted the sum in accordance with these articles. Clearance of a cheque or warrant or transmission of funds through a bank or other funds transfer system or by such other electronic means as is permitted by these articles shall be a good discharge to the Company.

(e)	Any joint holder or other person jointly entitled to any share may give an effective receipt for any dividend or other sum paid in respect of the share.

(f)

Any dividend, distribution or other sum payable in respect of any share may be paid to a person or persons entitled by transmission to that share as if that person or those persons were the holder or joint holders of that share and that person’s address (or the address of the first named of two or more persons jointly entitled) noted in the register were the registered address.

113.	Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

114.	Calls or debts may be deducted from dividends

The Board may deduct from any dividend or other moneys payable to any person (either alone or jointly with another) on or in respect of a share all such sums as may be due from that person (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

115.	Unclaimed dividends etc.

(a)

All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. All dividends and any other such monies unclaimed for a period of 10 years after having been declared shall be forfeited and cease to remain owing by the Company.

(b)	If the Company exercises its power of sale in accordance with article 129, all dividends and other such monies payable on that share shall be forfeited and cease to remain owing by the Company.

(c)	The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.

116.	Uncashed dividends

If:

(i)

a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company or a payment has failed (including where the payment has been rejected or refunded) and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person; or

(ii)	such a payment is left uncashed or returned to the Company or fails (including where the payment has been rejected or refunded) on two consecutive occasions,

the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until that person notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

117.	Dividends in specie

(a)

With the authority of an ordinary resolution of the Company and on the recommendation of the Board, payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company.

(b)

Where any difficulty arises with the distribution, the Board may settle the difficulty as it thinks fit and, in particular, may issue fractional certificates (or ignore fractions), fix the value for distribution of the specific assets or any part of them, determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution and vest any of the specific assets in trustees on such trusts for the persons entitled to the dividend as the Board may think fit.

118.	Scrip dividends

(a)

The Board may, with the authority of an ordinary resolution of the Company, offer any holders of any particular class of shares the right to elect to receive further shares of that class, credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a scrip dividend) in accordance with the following provisions of this article.

(b)

The ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than five years after the date of the meeting at which the ordinary resolution is passed.

(c)

The basis of allotment shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid (disregarding the amount of any associated tax credit).

(d)	For the purposes of paragraph (c) above the value of the further shares shall be:

(i)

equal to the final reported per share closing price as quoted for a fully paid share of the relevant class, as shown in the NASDAQ Daily List for the day on which such shares are first quoted “ex” the relevant dividend and the four subsequent dealing days; or

(ii)	calculated in such manner as may be determined by or in accordance with the ordinary resolution.

(e)	The Board shall give notice to the holders of such shares of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(f)

The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares of the relevant class shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums available for the purpose as the Board may consider appropriate.

(g)	The further shares so allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except as regards participation in the relevant dividend.

(h)

The Board may decide that the right to elect for any scrip dividend shall not be made available to members resident in any territory where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous.

(i)

The Board may do all acts and things as it considers necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the members concerned). To the extent that the entitlement of any holder of shares in respect of any dividend is less than the value of one new share of the relevant class (as determined for the basis of any scrip dividend) the Board may also from time to time establish or vary a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend.

(j)

The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article is offered, elect to receive shares in lieu of such dividend on the terms of such mandate.

(k)	The Board shall not make a scrip dividend available unless the Company has sufficient undistributed profits or reserves to give effect to elections which could be made to receive that scrip dividend.

(l)

The Board may decide at any time before the further shares are allotted that such shares shall not be allotted and pay the relevant dividend in cash instead. Such decision may be made before or after any election has been made by holders of shares in respect of the relevant dividend.

CAPITALISATION OF RESERVES

119.	Capitalisation of reserves

(a)	The Board may, with the authority of an ordinary resolution of the Company or, if required by the Companies Law, a special resolution:

(i)

subject to these articles, resolve to capitalise any sum standing to the credit of any reserve account of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution); and

(ii)

appropriate that sum as capital to the holders of ordinary shares in proportion to the nominal amount of the ordinary share capital held by them respectively and apply that sum on their behalf in paying up in full any shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by the resolution provided that the share premium account, the capital redemption reserve, any redenomination reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up shares to be allotted credited as fully paid up.

(b)

Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the Board may settle the difficulty as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than the members concerned) or ignore fractions and may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the Board may think fit.

(c)

The Board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation and any such contract shall be binding on all those persons.

120.	Capitalisation of reserves – employees’ share schemes

(a)	This article (which is without prejudice to the generality of the provisions of article 119) applies where, pursuant to an employees’ share scheme:

(i)	a person is granted a right to acquire shares in the Company for no payment or at a price less than their nominal value; or

(ii)	the terms on which any person is entitled to acquire shares in the Company are adjusted so that the price payable to acquire them is less than their nominal value,

and the relevant shares are to be subscribed.

(b)	In any such case the Board:

(i)

may, without requiring any further authority of the Company in general meeting, at any time transfer to a reserve account a sum (the reserve amount) which is equal to the amount required to pay up the nominal value of the shares in full, after taking into account the amount (if any) payable by the person from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(ii)	(subject to paragraph (d) below) will not apply the reserve amount for any purpose other than paying up the nominal value on the allotment of the relevant shares.

(c)

Whenever the Company allots shares to a person pursuant to a right described in article 120(a), the Board will (subject to the Statutes) appropriate to capital the amount of the reserve amount necessary to pay up the nominal value of those shares in full, after taking into account the amount (if any) payable by the person, apply that amount in paying up the nominal value of those shares in full and allot those shares credited as fully paid to the person entitled to them.

(d)

If any person ceases to be entitled to acquire shares as described in article 120(a), the restrictions on the reserve amount will cease to apply in relation to the part of that amount (if any) applicable to those shares.

RECORD DATES

121.	Fixing of record dates

(a)

Notwithstanding any other of these articles, but without prejudice to any rights attached to any shares and subject always to the Companies Law, the Company or the Board may fix any date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

(b)

In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

ACCOUNTS

122.	Accounting records

(a)	The Board shall cause accounting records of the Company to be kept in accordance with the Statutes.

(b)	No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the Board or by any ordinary resolution of the Company.

REGISTER

123.	Register Requirements

(a)

The directors shall keep, or cause to be kept, at the transfer office (but in relation to the principal register not, for the avoidance of doubt, at a place outside Jersey), the register in the manner required by the Companies Law.

(b)

Subject to the provisions of the Companies Law, the Company may keep an overseas branch register in any country, territory or place (other than in the United Kingdom). The Board may (subject to the Companies Law and the requirement that no overseas branch register shall be kept in the United Kingdom) make and vary such regulations as it may think fit in relation to the keeping of any such overseas branch register, including any regulations regarding the transfer of shares from such overseas branch register to the register, the transfer of shares from the register to such overseas branch register or the inspection of the overseas branch register. For so long as the shares of the Company are listed on NASDAQ, the Company shall maintain a US branch register.

(c)

For so long as the shares of the Company are listed on NASDAQ, all members shall have their shares registered on the US branch register unless the Board otherwise resolves. The Board may take such action as it deems necessary to transfer any shares from the principal register or any other register to the US branch register. Each director (acting alone) will be deemed to have been appointed as the agent of any holder with shares registered on any register other than the US branch register with full power to execute, complete and deliver, in the name of and on behalf of the holder, any transfer form or other documents necessary to transfer such shares from the relevant register to the US branch register. Such appointment is:

(i)	made with effect from the later of (i) the holder becoming the holder of such shares and (ii) any share in the Company being listed on NASDAQ; and

(ii)	irrevocable for a period of one year thereafter.

COMMUNICATIONS

124.	Communications to the Company

(a)

Subject to the Statutes and except where otherwise expressly stated in these articles, any document, notice or information to be sent or supplied to the Company (whether or not such document, notice or information is required or authorised under the Statutes) shall be in hard copy form or, subject to paragraph (b) below, be sent or supplied in electronic form or by means of a website.

(b)

Subject to the Statutes, a document, notice or information may be given to the Company in electronic form only if it is given in such form and manner and to such address as may have been specified by the Board from time to time for the receipt of documents in electronic form. The Board may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such document or information given to it in electronic form.

125.	Communications by the Company

(a)

A document notice or information may be sent or supplied in hard copy form by the Company to any member either personally or by sending or supplying it by post addressed to the member at the member’s registered address or by leaving it at that address.

(b)

Subject to the Statutes (and other rules applicable to the Company), a document, notice or information may be sent or supplied by the Company to any member in electronic form to such address as may from time to time be authorised by the member concerned or by making it available on a website and notifying the member concerned in accordance with the Statutes (and other rules applicable to the Company) that it has been made available. A member shall be deemed to have agreed that the Company may send or supply a document, notice or information by means of a website if the conditions set out in the Statutes have been satisfied.

(c)

In the case of joint holders of a share, any document, notice or information sent or supplied by the Company in any manner permitted by these articles to the joint holder who is named first in the register in respect of the joint holding shall be deemed to be given to all other holders of the share.

126.	When communication is deemed received

(a)

Any document, notice or information, if sent by recorded delivery post or by courier, shall be deemed to have been received on delivery, if sent by airmail, shall be deemed to have been received five days following that on which the envelope containing it is put into the post, if sent by first class post, shall be deemed to have been received on the day following that on which the envelope containing it is put into the post, or, if sent by second class post, shall be deemed to have been received on the second day following that on which the envelope containing it is put into the post and in proving that a document, notice or information has been received it shall be sufficient to prove that the letter, envelope or wrapper containing the document or information was properly addressed, prepaid and put into the post.

(b)

Any document, notice or information not sent by post but left at a registered address or address at which a document, notice or information may be received shall be deemed to have been received on the day it was so left.

(c)

Any document, notice or information, if sent or supplied by electronic means, shall be deemed to have been received on the day on which the document, notice or information was sent or supplied by or on behalf of the Company.

(d)

If the Company receives a delivery failure notification following a communication by electronic means in accordance with paragraph (c) above, the Company shall send or supply the document, notice or information in hard copy or electronic form (but not by electronic means) to the member either personally or by post addressed to the member at the member’s registered address or by leaving it at that address. This shall not affect when the document, notice or information was deemed to be received in accordance with paragraph (c) above.

(e)	Where a document, notice or information is sent or supplied by means of a website, it shall be deemed to have been received:

(i)	when the material was first made available on the website; or

(ii)	if later, when the recipient was deemed to have received notice of the fact that the material was available on the website.

(f)

A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(g)

Every person who becomes entitled to a share shall be bound by every notice in respect of that share which before that person’s name is entered in the register was given to the person from whom that person derives title to the share.

127.	Record date for communications

(a)

For the purposes of giving notices of meetings, or of sending or supplying other documents or other information, whether under any Statute, a provision in these articles or any other instrument, the Company may determine that persons entitled to receive such notices, documents or other information are those persons entered on the register at the close of business on a day determined by it.

(b)	The day determined by the Company under paragraph (a) above may not be more than 15 days before the day that the notice of the meeting, document or other information is given.

128.	Communication to person entitled by transmission

Where a person is entitled by transmission to a share, any notice or other communication shall be given to that person, as if that person were the holder of that share and that person’s address noted in the register were that person’s registered address. In any other case, any notice or other communication given to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly given in respect of any share registered in the name of that member as sole or joint holder.

UNTRACED MEMBERS

129.	Sale of shares of untraced members

(a)

The Company may sell, in such manner as the Board may decide and at the best price it considers to be reasonably obtainable at that time, any share of a member, or any share to which a person is entitled by transmission if:

(i)	during a period of 12 years at least three cash dividends have become payable in respect of the share to be sold;

(ii)

during that period of 12 years no cash dividend payable in respect of the share has been claimed, no cheque, warrant, order or other payment for a dividend has been cashed, no dividend sent by means of a bank or other funds transfer system or other electronic system or means (including, in the case of uncertificated shares, a relevant system) has been paid and no communication has been received by the Company from the member or the person entitled by transmission to the share;

(iii)

on or after the expiry of that period of 12 years the Company has sent, or caused to be sent, a notice to the registered address or last known address the Company has for the member or other person entitled by transmission to the share, giving notice of its intention to sell the share (provided that before sending such a notice, the Company shall have made, or caused to be made, such tracing enquiries for the purpose of contacting that member or other person as the Board considers to be reasonable and appropriate in the circumstances); and

(iv)

during the period of three months following the sending of the notice referred to in paragraph (iii) above and after that period until the exercise of the power to sell the share, the Company has not received any communication from the member or the person entitled by transmission to the share.

(b)

The Company’s power of sale shall extend to any further share which, on or before the sending of the notice pursuant to paragraph (a)(iii) above, is issued in right of a share to which paragraph (a) above applies (or in right of any share to which this paragraph applies) if the conditions set out in paragraphs (a)(ii) to (iv) above are satisfied in relation to the further share (but as if the references to a period of 12 years were references to a period beginning on the date of allotment of the original share and ending on the date of sending the notice referred to above).

(c)

To give effect to any sale, the Board may authorise some person to transfer the share to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money; nor shall the title of the new holder to the share be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

130.	Application of proceeds of sale

(a)

The net proceeds of any sale made under article 129 will be forfeited and will belong to the Company. The Company will not be liable in any respect to the former member or members or other person who may or would have been entitled to the share or shares by law for the proceeds of sale, and the Company may use the proceeds of sale for any purpose as the Board may decide.

DESTRUCTION OF DOCUMENTS

131.	Destruction of documents

(a)	Subject to the Statutes, the Board may authorise or arrange the destruction of documents held by the Company as follows:

(i)

at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the register;

(ii)	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

(iii)	at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address; and

(iv)	at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques.

(b)	Subject to the Statutes, it shall conclusively be presumed in favour of the Company that:

(i)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

(ii)	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(iii)	every share certificate so destroyed was a valid certificate duly and properly cancelled;

(iv)	every other document mentioned in paragraph (a) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

(v)	every paid dividend warrant and cheque so destroyed was duly paid.

(c)

The provisions of paragraph (b) above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

(d)

Nothing in this article shall be construed as imposing on the Company or the Board any liability in respect of the destruction of any document earlier than as stated in paragraph (a) above or in any other circumstances in which liability would not attach to the Company or the Board in the absence of this article.

(e)	References in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

132.	Powers to distribute in specie

If the Company is in liquidation, the liquidator may, with the authority of a special resolution of the Company and any other authority required by the Statutes:

(i)

divide among the members in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or

(ii)

vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any assets upon which there is any liability.

INDEMNITY AND INSURANCE, ETC.

133.	Directors’ indemnity, insurance and defence

(a)

Subject to the provisions of the Companies Law, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Company, provided that this article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this article, or any element of it, to be treated as void under the Companies Law or otherwise unlawful under the Companies Law.

(b)	Without prejudice to the foregoing, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(i)

a director, officer, employee or auditor of the Company or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(ii)	a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (i) above are or have been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

FORUM SELECTION

134.	Forum Selection

(a)	Unless the Company consents in writing to the selection of an alternative forum, the Courts of Jersey shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i)	any derivative action or proceeding brought on behalf of the Company;

(ii)

any action, including any action commenced by a member of the Company in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of the Company (including but not limited to duties arising under the Companies Law); and/or

(iii)

any action arising out of or in connection with these articles (pursuant to any provision of the laws of Jersey or these articles (as either may be may be amended from time to time)) or otherwise in any way relating to the constitution or conduct of the Company, other than any such action in any way relating to the conduct of the Company arising out of a breach of any federal law of the United States of America or the laws of any State of the United States of America.

(b)

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended or any successor thereto.

(c)	For the avoidance of doubt, nothing contained in this article 134 shall apply to any action brought to enforce a duty or liability created by the Exchange Act or any successor thereto.

ANNEX C

BABYLON HOLDINGS LIMITED

2021 EQUITY INCENTIVE PLAN

WITH

NON-EMPLOYEE SUB-PLAN

ADOPTED BY THE BOARD OF DIRECTORS 6 AUGUST 2021

APPROVED BY THE COMPANY’S SHAREHOLDERS: [●] 2021

APPROVED BY THE SPAC COUNTERPARTY’S SHAREHOLDERS: [●] 2021

EFFECTIVE DATE:                                                               2021

1.	PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Section 12.

2.	ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3.	ADMINISTRATION AND DELEGATION.

(a)    Administration. The Plan is administered by the Administrator. The Administrator has authority to (i) determine which Service Providers receive Awards, (ii) grant Awards, and (iii) set Award terms and conditions, in each case subject to the conditions and limitations in the Plan and all Applicable Laws. The Administrator also has the authority to take all actions and make all determinations under the Plan, to approve the forms of Award Agreements for use under the Plan, to interpret the Plan and the terms of Awards and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

(b)    Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

4.	SHARES AVAILABLE FOR AWARDS.

(a)    Number of Shares. Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan (taking account of Awards granted under the Non-Employee Sub-Plan) in an aggregate amount up to 45,335,210 Shares plus any Shares that become available under the Plan pursuant to Section 4(c)(ii) below (the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each year commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of: (i) 45,335,210 Shares; and (ii) 5% of the total number of all classes of shares of the Company that have been issued as at December 31st of the preceding calendar year, in each case , subject to applicable law and the Company having sufficient authorised but unissued shares. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser (but not a greater) number of Shares than would otherwise occur pursuant to the preceding sentence.

(b)    Limit Applies to Shares Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of Shares that may be issued pursuant to Awards that were granted under this Plan and does not limit the granting of Awards, except that the Company will keep available at all times the number of Shares reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), the NYSE Listed Company Manual Section 303A.08, the NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of Shares available for issuance under the Plan, as further described under Section 4(e).

(c)    Share Recycling.

(i)    If all or any part of an Award or Awards granted under the Plan (including the Non-Employee Sub-Plan) expires, lapses or is terminated, exchanged for cash, surrendered, repurchased or cancelled without having been fully exercised, or is withheld to satisfy a tax withholding obligation in connection with an Award or to satisfy a purchase or exercise price of an Award, the unused Shares covered by the Award or Awards granted under the Plan (including the Non-Employee Sub-Plan) will, as applicable, become or again be available for Awards granted under the Plan (including the Non-Employee Sub-Plan).

(ii)    If all or any part of an option or options to acquire unissued Shares that was granted under the Prior Plans and which is subsisting as of the Effective Date expires, lapses or is terminated, exchanged for cash, surrendered, repurchased or cancelled without having been fully exercised, or is withheld to satisfy a tax withholding obligation in connection with an option or to satisfy a purchase or exercise price of an option, in each case on or after the Effective Date, the unused Shares covered by such option or options under the Prior Plans shall increase the Share Reserve and shall become available for Awards granted under the Plan (including the Non-Employee Sub-Plan) subject to a maximum of 23,902,282 Shares.

(d)    ISO Limitations. Subject to adjustment under Section 8 and to the overall Share Reserve, no more than 69,237,492 Shares may be issued pursuant to the exercise of ISOs.

(e)    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other equity or equity-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Subject to Applicable Laws, Substitute Awards will not count against the Share Reserve (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan not adopted in contemplation of such acquisition or combination, then, subject to Applicable Laws, shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of ordinary shares or common stock (as applicable) of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(f)    Date of Grant. Unless otherwise determined by the Administrator, the date of grant of an Award shall be the date of the Administrator’s approval of that Award.

(g)    Deed Poll. The Administrator may grant Awards by entering into a deed poll and, as soon as practicable after the Company has executed the deed poll, the Administrator shall enter into an Award Agreement.

(h)    Type of Shares. The Shares issuable under the Plan will be new shares, treasury shares or market purchase shares.

(i)    Prior Plans. Upon the Effective Date, no further new awards may be granted over Shares under the Prior Plans.

5.	OPTIONS AND SHARE APPRECIATION RIGHTS.

(a)    General. The Administrator may grant Options or Share Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to ISOs. The Administrator will determine the number of Shares covered by each Option and Share Appreciation Right, the exercise price of each Option and Share Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Share Appreciation Right. Each Option will be designated in writing as an ISO or Non-Qualified Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Non-Qualified Option, and the Shares purchased upon exercise of each type of Option will be separately accounted for. A Share Appreciation Right will entitle the Participant (or other person entitled to exercise the Share Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Share Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement. A Participant will have no rights of a shareholder with respect to Shares subject to any Option or Share Appreciation Right unless and until any Shares are issued in settlement of the Option or Share Appreciation Right.

(b)    Exercise Price. The Administrator will establish each Option’s and Share Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Subject to Section 10(g), the exercise price will be no less than the nominal value of a Share and, in respect of Participants who are subject to tax in the United States, shall also not be less than less than 100% of the Fair Market Value on the grant date of the Option or Share Appreciation Right. Notwithstanding the foregoing, an Option or Share Appreciation Right may be granted with an exercise price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or share appreciation right pursuant to Section 4(e) and, in respect of Participants who are subject to tax in the United States, in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)    Duration. Each Option or Share Appreciation Right will vest and be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Share Appreciation Right will not exceed ten years, subject to Section 10(g). Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Share Appreciation Right (other than an ISO) (i) the exercise of the Option or Share Appreciation Right is prohibited by Applicable Laws, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading, window period and/or dealing policy (including blackout periods), the term of the Option or Share Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period, as determined by the Company; provided, however, in no event shall the extension last beyond the original term of the applicable Option or Share Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Share Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Share Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or

any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service); provided, however, in no event shall the suspension cause the original term of the applicable Option or Share Appreciation Right to be extended.

(d)    Exercise. Options and Share Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Share Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5(e) for the number of Shares for which the Award is exercised and (ii) as specified in Section 9(e) for any applicable taxes. Unless the Administrator otherwise determines, an Option or Share Appreciation Right may not be exercised for a fraction of a Share.

(e)    Payment Upon Exercise. Subject to any Company insider trading, window period and/or dealing policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(i)    cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(ii)    if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(iii)    to the extent permitted by the Administrator at the time of exercise, transfer of Shares owned by the Participant free and clear of any liens, claims, encumbrances or security interests, which, when valued at their Fair Market Value on the exercise date, have a value sufficient to pay the exercise price, provided that (1) at the time of exercise the Shares are publicly traded, (2) any remaining balance of the exercise price not satisfied by such transfer is paid by the Participant in cash or other permitted form of payment, (3) such transfer would not violate any Applicable Laws or agreement restricting the redemption of the Shares, (4) if required by the Administrator, any certificated Shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such Shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)    to the extent permitted by the Administrator at the time of exercise, except with respect to ISOs, surrendering the largest whole number of Shares then issuable upon the Option’s exercise which, when valued at their Fair Market Value on the exercise date, have a value sufficient to pay the exercise price, provided that (1) such Shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment;

(v)    to the extent permitted by the Administrator at the time of exercise and permitted by Applicable Law, delivery of any other property that the Administrator determines is good and valuable consideration; or

(vi)    to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

(f)    Non-Exempt U.S. Employees. No Option or Share Appreciation Right, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, will be first exercisable for any Shares until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the U.S. Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Event in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 5(f) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or Share Appreciation Right will be exempt from his or her regular rate of pay.

6.	RESTRICTED SHARES; RESTRICTED SHARE UNITS

(a)    General. The Administrator may issue Restricted Shares, or grant rights to purchase Restricted Shares, to any Service Provider, subject to the Company’s right to convert such Restricted Shares to deferred shares and redeem them under the terms of the Company’s articles of association, or to require such shares to be transferred to an employee benefit trust, or to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture or compulsory transfer of such shares in such manner as the Administrator may determine) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Share Units, which may be subject to vesting, issuance and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Share and Restricted Share Unit Award, subject to the conditions and limitations contained in the Plan.

(b)    Duration. Each Restricted Share or Restricted Share Unit will vest at such times and as specified in the Award Agreement, provided that the vesting schedule of a Restricted Share or Restricted Share Unit will not exceed ten years. Notwithstanding the foregoing, if the Participant, prior to the vesting date of a Restricted Share or Restricted Share Unit, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to receive Shares on the vesting of the Restricted Share or Restricted Share Unit issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the vesting date of a Restricted Share or Restricted Share Unit, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to receive Shares as a result of the vesting of the Restricted Share or Restricted Share Unit issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to receive Shares on the vesting of the Restricted Share or Restricted Share Unit issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

(c)    Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any Restricted Shares or Shares subject to Restricted Share Units, as determined (and on such terms as may be determined) by the Administrator and specified in the Award Agreement, subject to Applicable Laws.

(d)    Restricted Shares.

(i)    Form of Award. The Company may require that the Participant deposit in escrow with the Company (or its designee) any certificates issued in respect of Restricted Shares, together with a stock transfer form endorsed in blank. Unless otherwise determined by the Administrator, a Participant will have voting and other rights as a shareholder of the Company with respect to any Restricted Shares, save that any redesignation and subsequent redemption and forfeiture provisions of the Company’s articles of association shall apply.

(ii)    Consideration. Restricted Shares may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or a Subsidiary, or (C) any other form of consideration (including future services) as the Administrator may determine to be acceptable and which is permissible under Applicable Laws.

(e)    Restricted Share Units.

(i)    Settlement. The Administrator may provide that settlement of Restricted Share Units will occur upon or as soon as reasonably practicable after the Restricted Share Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election.

(ii)    Shareholder Rights. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Share Unit unless and until the Shares are delivered in settlement of the Restricted Share Unit.

(iii)    Consideration. Unless otherwise determined by the Administrator at the time of grant, Restricted Share Units will be granted in consideration for the Participant’s services to the Company or a Subsidiary, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the Award, or the issuance of any Shares pursuant to the Award. If, at the time of grant, the Administrator determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or a Subsidiary) upon the issuance of any Shares in settlement of the Award, such consideration may be paid in any form of consideration as the Administrator may determine to be acceptable and which is permissible under Applicable Laws.

7.	OTHER SHARE BASED AWARDS

Other Share Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future (whether based on specified performance criteria, performance goals or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Share Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share Based Awards may be paid in Shares or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Share Based Award, including any purchase price, performance condition, performance goal, transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

8.	ADJUSTMENTS FOR CHANGES IN SHARES AND CERTAIN OTHER EVENTS

(a)    Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust (i) class(es) and maximum number of Shares subject to the Plan, (ii) the class(es) and maximum number of Shares that may be issued pursuant to the exercise of ISOs under Section 4(d) above and (iii) each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

(b)    Corporate Events. In the event of any reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company or a Change in Control (any “Corporate Event”), the Administrator, on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate:

(i)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero (as determined by the Administrator in its discretion), then the Award may be terminated without payment. In addition, such payments under this provision may, in the Administrator’s discretion, be delayed to the same extent that payment of consideration to the holders of Shares in connection with the Corporate Event is delayed as a result of escrows, earn outs, holdbacks or any other contingencies;

(ii)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award as of a date prior to the effective time of such Corporate Event as the Administrator determines (or, if the Administrator does not determine such a date, as of the date that is five (5) days prior to the effective date of the Corporate Event), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Event; provided, however, that the Administrator may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Event, which exercise is contingent upon the effectiveness of such Corporate Event;

(iii)    To provide that such Award be assumed by the successor or surviving entity, or a parent or Subsidiary thereof, or shall be substituted for by awards covering the equity securities of the successor or surviving entity, or a parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv)    To arrange for the assignment of any forfeiture, reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to the Award to the surviving entity or acquiring entity (or the surviving or acquiring corporation’s parent entity);

(v)    To arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(vi)    To replace such Award with other rights or property selected by the Administrator;

(vii)    To provide that the Award will terminate, with or without consideration, and cannot vest, be exercised or become payable after the applicable transaction or event; and/or

(viii)    To provide that any Shares subject to an Award shall be converted to deferred shares and redeemed under the terms of the Company’s articles of association, or to require such Shares to be transferred to an employee benefit trust.

The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award.

(c)    Administrative Stand Still. In the event of any pending Corporate Event or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to thirty days before or after such Corporate Event or other similar transaction.

(d)    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, distribution, dividend payment, increase or decrease in the number of Shares of any class, issue, rights issue, offer or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8(a) above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any Corporate Event or (iii) sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

9.	GENERAL PROVISIONS APPLICABLE TO AWARDS

(a)    Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, will be exercisable only by the Participant. Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit transfer of an Award pursuant to a domestic relations order or in such other manner that is not prohibited by applicable tax and securities laws upon the Participant’s request and provided that the Participant and the transferee enter into a transfer agreement and other agreements as required by the Company. If an Option is an ISO, such Option may be deemed to be a Non-Qualified Option as a result of a transfer pursuant to this Section. References to a Participant, to the extent relevant in this context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

(b)    Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Company or another third party selected by the Company. Each Award may contain terms and conditions in addition to (or a variation of or effecting a disapplication of) those set forth in the Plan. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Administrator’s request.

(c)    Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d)    Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status (including a change which would result in a Termination of Service under the Plan but not under the Non-Employee Sub-Plan or vice versa) affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

(e)    Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes (which includes any social security contributions or the like including but not limited to, if applicable, all liability to primary (employee) and secondary (employer) national insurance contributions) required by law to be withheld or paid by the Company or by any Subsidiary that is the employing entity of the Participant or which Participant has agreed to pay in connection with such Participant’s Awards by the date of the event creating the tax liability. A Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue Shares subject to an Award, unless and until such obligations are satisfied. The Company may deduct an amount sufficient to satisfy such tax obligations based on the maximum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs and Applicable Law) from any payment of any kind otherwise due to a Participant. To the extent permitted by the terms of an Award Agreement and subject to any Company insider trading, window period and/or dealing policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax and/or social security withholding, provided that such amount is paid to the Company at such time as may be required by the Administrator, (iv) withholding cash from an Award settled in cash, (v) withholding payment from any amounts otherwise payable to the Participant or (vi) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator.

(f)    Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or any Subsidiary’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Subsidiaries, each Participant agrees to indemnify and hold the Company and/or its Subsidiaries harmless from any failure by the Company and/or its Subsidiaries to withhold the proper amount.

(g)    Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by cancelling and substituting another Award of the same or a different type, reducing the exercise price, changing the exercise or settlement date, converting an ISO to a Non-Qualified Option, taking any other action that is treated as a repricing under generally accepted accounting principles or by amending, waiving or relaxing any applicable performance criteria or goal(s). The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not Materially Impair the Participant’s rights under the Award, or (ii) the change is permitted under Section 8 or pursuant to Section 10(f).

(h)    Conditions on Issuance of Shares. The Company will not be obligated to issue any Shares under the Plan or remove restrictions from Shares previously issued under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance of such Shares (including payment of nominal value) have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(i)    Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

10.	MISCELLANEOUS

(a)    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or a Subsidiary regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(b)    No Rights as Shareholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares on the register of members of the Company. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the register of members of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

(c)    Effective Date and Term of Plan. The Plan will come into existence on the day it is adopted by the Board but no Awards may be granted under the Plan prior to the Effective Date. Unless earlier terminated by the Board, the Plan will remain in effect until the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date in accordance with the Plan. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the Company’s shareholders. If the Plan is not approved by the Company’s shareholders within 12 months of the date of Board approval of the Plan, all ISOs will be treated as Non-Qualified Options.

(d)    Amendment and Termination of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, suspension or termination may Materially Impair any Award outstanding at the time of such amendment without the affected Participant’s written consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(e)    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are nationals of, or employed in, a jurisdiction outside the United Kingdom and the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such international jurisdictions with respect to tax, securities, currency, employee benefit or other matters, including as may be necessary or appropriate in the Administrator’s discretion to grant Awards under any tax-favourable regime that may be available in any jurisdiction (provided that Administrator approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(f)    Section 409A. The following provisions only apply to Participants subject to tax in the United States:

(i)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply.

Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10(f) or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(ii)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of service”, “termination of employment” or like terms means a “separation from service.”

(iii)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(g)    10% Shareholders. The Administrator may grant ISOs only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive ISOs under the Code. If an ISO is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All ISOs will be subject to and construed consistently with Section 422 of the Code. By accepting an ISO, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an ISO fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any ISO or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Option.

(h)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, the Group or any of its officers, Directors, Employees or Subsidiaries related to tax or social security liabilities arising from such Award or other Company or Group compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax and social security consequences of the Award and has either done so or knowingly and voluntarily declined to do so. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

(i)    No Obligation to Notify or Minimize Taxes. Except as required by Applicable Laws the Company has no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax or social security consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax or social security consequences to such holder in connection with an Award.

(j)    Data Privacy.

(i)    As a condition for receiving any Award, each Participant acknowledges that the Company and any Subsidiary may collect, use and transfer, in electronic or other form, personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company (as above) may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company (as above); and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company (as above) may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company (as above) may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant acknowledges that such recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant and recommend any necessary corrections to the Data regarding the Participant in writing, without cost, by contacting the local human resources representative.

(ii)    For the purpose of operating the Plan in the European Union, Switzerland and the United Kingdom, the Company will collect and process information relating to Participants in accordance with the privacy notice which is provided to each Participant1.

(k)    Severability. If any portion of the Plan or any Award Agreement or any action taken thereunder is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan or

[1]

Walkers NTD: TBC as to privacy notice – Babylon to confirm if they/Nedgroup able to produce and in particular if notice outlines who data controller is to be. We would expect that if the company itself is to be a data controller then it would register with the Jersey data protection office as such, if not already.

such Award Agreement, and the Plan and such Award Agreement will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

(l)    Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

All Awards will be subject to Applicable Laws on insider trading and dealing and any specific insider trading, window period and/or dealing policy adopted by the Company.

(m)    Governing Law and Jurisdiction. The Plan and all Awards, including any non-contractual obligations arising in connection therewith, will be governed by and interpreted in accordance with the laws of England and Wales, disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

(n)    Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy that may be adopted from time to time to the extent such policy applies to the relevant Participant, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement, to the extent applicable and permissible under Applicable Laws. No recovery of compensation under such a claw-back policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(o)    Other Group Company policies. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any relevant Company or Group Company policy to the extent such policy applies to the relevant Participant, including but not limited to any remuneration policy and/or share retention, ownership, or holding policy that may be adopted from time to time.

(p)    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

(q)    Conformity to Applicable Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws and may be unilaterally cancelled by the Company (with the effect that all Participant’s rights thereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

(r)    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

(s)    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards: (a) any Shares to be sold through the broker-assisted sale will be sold (subject in all cases to the Administrator having regard to the orderly marketing and disposal of such Shares, and having the discretion to delay broker-assisted sales for such reasons) on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee, or the Company or any Subsidiary may withhold from any payment to be made to the Participant (including but not limited to that Participant’s salary), an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

(t)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Subsidiary is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Administrator may determine, to the extent permitted by Applicable Laws, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, subject to compliance with Applicable Laws, including, without limitation, Section 409A, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(u)    Deferrals. To the extent permitted by Applicable Laws, the Administrator, in its sole discretion, may determine that the issuance of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants.

11.	VALID ISSUANCE.

If the Company is unable to obtain the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Shares upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Shares pursuant to the Award if such grant or issuance would be in violation of any Applicable Laws.

12.	DEFINITIONS.

As used in the Plan, the following words and phrases will have the following meanings:

(a)    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b)    “Applicable Laws” means any applicable laws, statutes, constitutions, principles of common law, resolutions, ordinances, codes, edicts, decrees, rules, listing rules, regulations, judicial decisions, rulings or requirements issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority),

including without limitation: (a) the requirements relating to the administration of equity incentive plans under English, Jersey, U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any other country or jurisdiction where Awards are granted; and (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. federal, state, local or foreign, applicable in the United Kingdom, Jersey, United States or any other relevant jurisdiction.

(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, or Other Share Based Awards.

(d)    “Award Agreement” means a written agreement between the Company and a Participant evidencing an Award, which may be electronic. The Award Agreement generally consists of the grant notice and the agreement that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

(e)    “Board” means the Board of Directors of the Company (or its designee).

(f)    “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offence or crime involving fraud, dishonesty or moral turpitude (or equivalent in any jurisdiction); (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; (E) the Participant’s commission of (or attempted commission of) an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries; (F) the Participant’s unauthorized use or disclosure of the confidential information or trade secrets of the Company or any Subsidiary; or (G) the Participant’s material violation of any contract or agreement between the Participant and the Company (or Subsidiary) or of any statutory duty owed to the Company (or Subsidiary) or such Participant’s material failure to comply with the written policies or rules of the Company (or Subsidiary).

(g)    “Change in Control” means and includes each of the following:

(i)    a Sale; or

(ii)    a Takeover.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(h)    “Code” means the US Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(i)    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(j)    “Company” means Babylon Holdings Limited, incorporated in Jersey with company number 115471, or any successor.

(k)    “Control” has the meaning given in Section 995(2) of the UK Income Tax Act 2007, unless otherwise specified.

(l)    “Corporate Event” has the meaning given to it in Section 8(b).

(m)    “Designated Beneficiary” means: (i) a Participant’s personal representative appointed on Participant’s death; or (ii) if the Administrator permits from time to time in its discretion, the beneficiary or beneficiaries a Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated.

(n)    “Director” means a Board member.

(o)    “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended, and will be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

(p)    “Effective Date” means the means the date of the consummation of the merger by and between the SPAC Counterparty, the Company, and certain other parties, pursuant to that certain Agreement dated June 3, 2021 (such merger, the “Merger”).

(q)    “Employee” means any employee of the Company or its Subsidiaries.

(r)    “Equity Restructuring” means any return of capital (including a share dividend (whether payable in the form of cash, shares, or any other form of consideration)), bonus issue of shares or other Company securities by way of capitalization of profits, distribution, share split, reverse share split, spin-off, rights offering, re-designation, redenomination, consolidation recapitalization through a large, nonrecurring cash dividend, or any similar equity restructuring transaction, that affects the number or class of Shares (or other Company securities) or the nominal value of Shares (or other Company securities) and causes a change in the per share value of the Shares underlying outstanding Awards. Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as an Equity Restructuring.

(s)    “Exchange Act” means the US Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(t)    “Fair Market Value” means, as of any date, unless otherwise determined by the Administrator, the value of the Shares (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)    If the Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such Shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, as reported in a source the Administrator deems reliable.

(ii)    If there is no closing sales price for the Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Shares, or if otherwise determined by the Administrator, the Fair Market Value will be determined by the Administrator in good faith.

(u)    “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) United Kingdom, Jersey U.S. federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(v)    “Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of equity securities of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

(w)    “Group” means the Company and its Subsidiaries (references to “Group Company” shall be construed accordingly).

(x)     “ISO” means an Option intended to be, and that qualifies as, an “incentive stock option” as defined in Section 422 of the Code.

(y)    “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Administrator, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an ISO under Section 422 of the Code; (iii) to change the terms of an ISO in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an ISO under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(z)    “Non-Employee Sub-Plan” means the Non-Employee Sub-Plan to the Plan adopted by the Board.

(aa)    “Non-Qualified Option” means an Option not intended or not qualifying as an ISO.

(bb)    “Option” means an option to purchase Shares.

(cc)    “Other Share Based Awards” means awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant), that may be granted either alone or in addition to Awards provided for under Section 5 and Section 6.

(dd)    “Participant” means a Service Provider who has been granted an Award.

(ee)    “Plan” means this 2021 Equity Incentive Plan, as amended from time to time.

(ff)    “Prior Plans” means (i) the Long Term Incentive Plan with Non-Employee Sub-Plan adopted by the Company on 27 July 2015 and (ii) Company Share Option plan adopted by the Company on 24 February 2021 (each as subsequently amended from time to time and as assumed or adopted by the Company prior to the Effective Date).

(gg)    “Restricted Shares” means Shares awarded to a Participant under Section 6 subject to certain vesting conditions and other restrictions.

(hh)    “Restricted Share Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share (or, if specified in the Award Agreement, other consideration determined by the Administrator to be of equal value as of such settlement date), subject to certain vesting conditions and other restrictions provided that nothing contained in the Plan or any Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or a Subsidiary or any other person.

(ii)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jj)    “Sale” means the sale of all or substantially all of the assets of the Company (in one transaction or a series of related transactions).

(kk)    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(ll)    “Securities Act” means the US Securities Act of 1933, as amended.

(mm)    “Service Provider” means an Employee, Director or Consultant, provided that Consultants and Directors who are not Employees are only considered “Service Providers” eligible to be granted Awards under the Non-Employee Sub-Plan.

(nn)    “Share” means a Class A Ordinary Share in the capital of the Company.

(oo)    “Share Appreciation Right” means a share appreciation right granted under Section 5.

(pp)    “Share Reserve” has the meaning given to it in Section 4(a).

(qq)    “SPAC Counterparty” means Alkuri Global Acquisition Corp., a Delaware corporation, or any successor.

(rr)    “Subsidiary” has the meaning as set out in section 1159 of the UK Companies Act 2006.

(ss)    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(tt)    “Takeover” means if any person (or a group of persons acting in concert) (the “Acquiring Person”):

(i)    obtains Control of the Company as the result of making a general offer to:

(1)    acquire all of the issued ordinary share capital of the Company, which is made on a condition that, if it is satisfied, the Acquiring Person will have Control of the Company; or

(2)    acquire all of the shares in the Company which are of the same class as the Shares; or

(ii)    obtains Control of the Company as a result of a compromise or arrangement sanctioned by a court under Section 899 of the UK Companies Act 2006, or sanctioned under any other similar law of another jurisdiction; or

(iii)    becomes bound or entitled under Sections 979 to 985 of the UK Companies Act 2006 (or similar law of another jurisdiction) to acquire shares of the same class as the Shares; or

(iv)    obtains Control of the Company in any other way.

(uu)    “Termination of Service” means the date the Participant ceases to be a Service Provider as defined in the Plan.

NON-EMPLOYEE SUB-PLAN

TO THE BABYLON HOLDINGS LIMITED 2021 EQUITY INCENTIVE PLAN

This sub-plan (the “Non-Employee Sub-Plan”) to the Babylon Holdings Limited 2021 Equity Incentive Plan (the “Plan”) governs the grant of Awards to Consultants (defined below) and Directors who are not Employees. The Non-Employee Sub-Plan incorporates all the provisions of the Plan except as modified in accordance with the provisions of this Non-Employee Sub-Plan.

Awards granted pursuant to the Non-Employee Sub-Plan are not granted pursuant to an “employees’ share scheme” for the purpose of English law.

For the purposes of the Non-Employee Sub-Plan, the provisions of the Plan shall operate subject to the following modifications:

1.    Interpretation

In the Non-Employee Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

“Consultant” means any person, including any adviser, engaged by the Company or any Group Company to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or any Group Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person. Notwithstanding the foregoing, a person is treated as a Consultant only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Service Provider” means a Consultant or Director who is not an Employee.

“Termination of Service” means, subject to Section 3 below, the date the Participant ceases to be a Service Provider as defined in this Non-Employee Sub-Plan.

2.    Eligibility

Service Providers are eligible to be granted Awards under the Non-Employee Sub-Plan.

3.    Service Provider status and Termination of Service

If the Administrator so determines, a Participant who ceases to be a Service Provider for the purposes of this Non-Employee Sub-Plan and who becomes a Service Provider as defined in the Plan immediately thereafter (provided that there is no interruption or termination of the Participant’s service with the Company or a Subsidiary) may be considered to remain continuously a Service Provider for the purposes of the Non-Employee Sub-Plan.

APPENDIX 1

OPTION GRANT NOTICE (US / UK)

BABYLON HOLDINGS LIMITED

2021 EQUITY INCENTIVE PLAN [:NON-EMPLOYEE SUB-PLAN]2

Capitalized terms not specifically defined in this Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Equity Incentive Plan [:Non-Employee Sub-Plan]3 (as amended from time to time, the “Plan”) of Babylon Holdings Limited (the “Company”).

The Company has granted to the participant listed below (“Participant”) the option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Exercise Price per Share:

Shares Subject to the Option:

Final Expiration Date:	The day before the [10th] anniversary of the Grant Date

Vesting Commencement Date:

Vesting Schedule[4]:	[TBD].

Type of Option[5]	[ISO][6][Non-Qualified Option7]

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and any Group Company policy that may be applicable to the Participant and the Option from time to time (the “Policies”) [including but not limited to the [Company’s claw-back policy / share retention policy / remuneration policy]]8. Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

By accepting this Option, Participant consents to receive this Grant Notice, the Agreement, the Plan, the Policies and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or

[2]	Note to draft: For Consultants and Directors who are not Employees.
[3]	Note to draft: For Consultants and Directors who are not Employees.
[4]	Note to draft: Selection of applicable vesting schedule, or determination that a different vesting schedule shall apply, subject to discretion of Administrator.
[5]

If this is an ISO, it (plus other outstanding ISOs) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Non-Qualified Option.

[6]	Note to draft: Available only for US taxpayer employees.
[7]	Note to draft: For all other Service Providers.
[8]	Note to draft: Delete as applicable.

electronic system established and maintained by the Company or another third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the US federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

BABYLON HOLDINGS LIMITED		PARTICIPANT

By:

	Name	[Participant Name]

Title:

Exhibit A

OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

1.	GENERAL

1.1.	Grant of Option

The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2.	Incorporation of Terms of Plan

The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

2.	PERIOD OF EXERCISABILITY

2.1.	Commencement of Exercisability

The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that (1) the Option shall not be exercisable in any part prior to the effective date of a registration statement on Form S-8 relating to the Shares issuable with respect to the Option and (2) any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.

2.2.	Duration of Exercisability

The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3.	Expiration of Option

The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a)	The final expiration date in the Grant Notice;

(b)

Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;

(c)	Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s Disability;

(d)	Except as the Administrator may otherwise approve, the expiration of eighteen (18) months from the date of Participant’s Termination of Service by reason of Participant’s death;

(e)	Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause;

(f)	Immediately upon a Corporate Event if the Administrator has determined that the Option will terminate in connection with a Corporate Event;

(g)	The day before the tenth anniversary of the Grant Date.

Notwithstanding the foregoing, if Participant dies during the period provided in Section 2.3(b) or 2.3(c) above, the term of the Option shall not expire until the earlier of (i) eighteen (18) months after Participant’s death, (ii) upon any termination of the Option in connection with a Corporate Event, (iii) the Final Expiration Date indicated in the Grant Notice, or (iv) the day before the tenth anniversary of the Grant Date. Additionally, the post-termination exercise period of the Option may be extended as provided in the Plan.

3.	EXERCISE OF OPTION

3.1.	Person Eligible to Exercise

During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2.	Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3.	Tax Withholding[9].

(a)

The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any tax and/or social security withholding obligations arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.

(b)

Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax and/or social security liability.

3.4.	Lock-up

By accepting the Option, Participant agrees that Participant will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by Participant, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Participant’s Shares (or other securities of the Company) until the end of such period. Participant also agrees that any transferee of any Shares (or other securities of the Company) held by Participant will be bound by this Section. The underwriters of the Company’s Shares are intended third party beneficiaries of this Section and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

[9]	Note to Company: Liability for employer National Insurance in respect of UK participants TBD.

4.	OTHER PROVISIONS

4.1.	Option Not a Service Contract.

By accepting the Option, Participant acknowledges, understands and agrees that:

(a)

the Option is not an employment or service contract, and nothing in the Option will be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ of the Company or any Group Company, or of the Company or any Group Company to continue Participant’s employment. In addition, nothing in Participant’s Option will obligate the Company or any Group Company, their respective shareholders, boards of directors, officers or employees to continue any relationship that Participant might have as a Director or Consultant for the Company or any Group Company;

(b)	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(c)

the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;

(d)

Participant’s options and any Shares acquired under the Plan on exercise of Participant’s options, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(e)	the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(f)

neither the Company nor any Group Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar (or such other currency in which the Exercise Price may be denominated) that may affect the value of Participant’s options or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares received;

(g)

for the purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Group Companies (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Participant’s right to vest in the Option under the Plan, if any, and (ii) the period (if any) during which Participant may exercise the Option after such termination as a Service Provider will terminate as of such date and in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any; and the Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence); and

(h)

no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any Group Company, waives his or her ability, if any, to bring any such claim, and release the Company and any Group Company from any such claim;

if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

4.2.	No Advice Regarding Grant; No Liability for Taxes

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

As a condition to accepting the Option, Participant hereby (a) agrees to not make any claim against the Company, Group, or any of its officers, Directors, Employees related to tax or social security liabilities arising from the Option or other Company or Group compensation and (b) acknowledges that Participant was advised to consult with Participant’s own personal tax, legal and financial advisors regarding the tax and social security consequences of the Option and has either done so or knowingly and voluntarily declined to do so. Additionally, if Participant is subject to tax in the United States, Participant acknowledges that the Option is exempt from Section 409A only if the exercise price per share is at least equal to the “fair market value” of a Share on the date of grant as determined by the US Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, Participant agrees not make any claim against the Company, Group, or any of its Officers, Directors, Employees in the event that the US Internal Revenue Service asserts that such exercise price per share is less than the “fair market value” of a Share on the date of grant as subsequently determined by the US Internal Revenue Service.

4.3.	Adjustments

Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.4.	Notices

Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company.

4.5.	Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.6.	Conformity to Applicable Laws

Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and this Option may be unilaterally cancelled by the Company (with the effect that all Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

4.7.	Successors and Assigns

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.8.	Limitations Applicable to Section 16 Persons

Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.9.	Entire Agreement

The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, with the exception of other equity awards previously granted to Participant and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Participant in each case that specifies the terms that should govern this Option.

4.10.	Agreement Severable

In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.11.	Limitation on Participant’s Rights

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.12.	Counterparts

The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

4.13.	ISO

If the Option is designated as an ISO:

(a)

Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such options (including the Option) will be treated as non-qualified options. Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other options into account in the order in which they were granted, as determined under Section 422(d) of the Code.

(b)

Participant also acknowledges that if the Option is exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or Disability, the Option will be taxed as a Non-Qualified Option. If the Company provides for the extended exercisability of the Option under certain circumstances for Participant’s benefit, the Option will not necessarily be treated as an ISO if Participant exercise the Option more than three (3) months after the date of Participant’s Termination of Service.

(c)

Participant will notify the Company in writing within fifteen (15) days after the date of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

4.14.	Choice of Law

The Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

4.15.	Other Documents

Participant hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the prospectus document containing the Plan information specified in Section 10(a) of the Securities Act. In addition, Participant acknowledges receipt of the Company’s Insider Trading and Window Period Policy.

4.16.	Corporate Events.

The Option is subject to the terms of any agreement governing a Corporate Event involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

4.17.	Non-Exempt U.S. Employees.

The Option, whether or not vested, if granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, will not be first exercisable for any Shares until at least six months following the Grant Date. Notwithstanding the foregoing, in accordance with the provisions of the U.S. Worker Economic Opportunity Act, any vested portion of the Option may be exercised earlier than six months following the Grant Date in the event of (i) the Participant’s death or Disability, (ii) a Corporate Event in which the Option is not assumed, continued or substituted, (iii) a Change in Control, or (iv) the Participant’s retirement (as such term may be defined in the Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4.17 is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of the Option will be exempt from Participant’s regular rate of pay.

APPENDIX 2

OPTION GRANT NOTICE (INTERNATIONAL)10

BABYLON HOLDINGS LIMITED

2021 EQUITY INCENTIVE PLAN [:NON-EMPLOYEE SUB-PLAN]11

Capitalized terms not specifically defined in this Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Equity Incentive Plan [:Non-Employee Sub-Plan]12 (as amended from time to time, the “Plan”) of Babylon Holdings Limited (the “Company”).

The Company has granted to the participant listed below (“Participant”) the option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Option Agreement attached as Exhibit A (including any special terms and conditions for the Participant’s country set forth in the attached appendix (the “Appendix” and together, the “Agreement”)), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Exercise Price per Share:

Shares Subject to the Option:

Final Expiration Date:	The day before the [10th] anniversary of the Grant Date

Vesting Commencement Date:

Vesting Schedule[13]:	[TBD].

Type of Option	Non-Qualified Option

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and any Group Company policy that may be applicable to the Participant and the Option from time to time (the “Policies”) [including but not limited to the [Company’s claw-back policy / share retention policy / remuneration policy]]14. Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

By accepting this Option, Participant consents to receive this Grant Notice, the Agreement, the Plan, the Policies and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the US federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[10]	TBD whether this is needed.
[11]	Note to draft: For Consultants and Directors who are not Employees.
[12]	Note to draft: For Consultants and Directors who are not Employees.
[13]	Note to draft: Selection of applicable vesting schedule, or determination that a different vesting schedule shall apply, subject to discretion of Administrator.
[14]	Note to draft: Delete as applicable.

BABYLON HOLDINGS LIMITED		PARTICIPANT

By:

	Name	[Participant Name]

Title:

Exhibit A

OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement (the definition of which includes any special terms and conditions for the Participant’s country set forth in the Appendix) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

5.	GENERAL

5.1.	Grant of Option

The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

5.2.	Incorporation of Terms of Plan

The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

6.	PERIOD OF EXERCISABILITY

6.1.	Commencement of Exercisability

The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that (1) the Option shall not be exercisable in any part prior to the effective date of a registration statement on Form S-8 relating to the Shares issuable with respect to the Option and (2) any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.

6.2.	Duration of Exercisability

The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

6.3.	Expiration of Option

The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a)	The final expiration date in the Grant Notice;

(b)

Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;

(c)	Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s Disability;

(d)	Except as the Administrator may otherwise approve, the expiration of eighteen (18) months from the date of Participant’s Termination of Service by reason of Participant’s death;

(e)	Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause;

(f)	Immediately upon a Corporate Event if the Administrator has determined that the Option will terminate in connection with a Corporate Event;

(g)	The day before the tenth anniversary of the Grant Date.

Notwithstanding the foregoing, if Participant dies during the period provided in Section 2.3(b) or 2.3(c) above, the term of the Option shall not expire until the earlier of (i) eighteen (18) months after Participant’s death, (ii) upon any termination of the Option in connection with a Corporate Event, (iii) the Final Expiration Date indicated in the Grant Notice, or (iv) the day before the tenth anniversary of the Grant Date. Additionally, the post-termination exercise period of the Option may be extended as provided in the Plan.

7.	EXERCISE OF OPTION

7.1.	Person Eligible to Exercise

During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

7.2.	Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

7.3.	Tax Withholding.

(a)

The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any tax and/or social security withholding obligations arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.

(b)

Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax and/or social security liability.

7.4.	Lock-up

By accepting the Option, Participant agrees that Participant will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by Participant, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Participant’s Shares (or other securities of the Company) until the end of such period. Participant also agrees that any transferee of any Shares (or other securities of the Company) held by Participant will be bound by this Section. The underwriters of the Company’s Shares are intended third party beneficiaries of this Section and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8.	OTHER PROVISIONS

8.1.	Option Not a Service Contract.

By accepting the Option, Participant acknowledges, understands and agrees that:

(a)

the Option is not an employment or service contract, and nothing in the Option will be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ of the Company or any Group Company, or of the Company or any Group Company to continue Participant’s employment. In addition, nothing in Participant’s Option will obligate the Company or any Group Company, their respective shareholders, boards of directors, officers or employees to continue any relationship that Participant might have as a Director or Consultant for the Company or any Group Company;

(b)	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(c)

the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;

(d)

Participant’s options and any Shares acquired under the Plan on exercise of Participant’s options, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(e)	the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(f)

neither the Company nor any Group Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar (or such other currency in which the Exercise Price may be denominated) that may affect the value of Participant’s options or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares received;

(g)

for the purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Group Companies (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) Participant’s right to vest in the Option under the Plan, if any, and (ii) the period (if any) during which Participant may exercise the Option after such termination as a Service Provider will terminate as of such date and in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any; and the Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence); and

(h)

no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any Group Company, waives his or her ability, if any, to bring any such claim, and release the Company and any Group Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

8.2.	No Advice Regarding Grant; No Liability for Taxes

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

As a condition to accepting the Option, Participant hereby (a) agrees to not make any claim against the Company, Group, or any of its officers, Directors, Employees related to tax or social security liabilities arising from the Option or other Company or Group compensation and (b) acknowledges that Participant was advised to consult with Participant’s own personal tax, legal and financial advisors regarding the tax and social security consequences of the Option and has either done so or knowingly and voluntarily declined to do so. Additionally, if Participant is subject to tax in the United States, Participant acknowledges that the Option is exempt from Section 409A only if the exercise price per share is at least equal to the “fair market value” of a Share on the date of grant as determined by the US Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, Participant agrees not make any claim against the Company, Group, or any of its Officers, Directors, Employees in the event that the US Internal Revenue Service asserts that such exercise price per share is less than the “fair market value” of a Share on the date of grant as subsequently determined by the US Internal Revenue Service.

8.3.	Adjustments

Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

8.4.	Language

Participant acknowledges that he or she is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of this Agreement. If Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

8.5.	Foreign Assets/Account, Exchange Control and Tax Reporting

Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The applicable laws in Participant’s country may require that he or she report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations and he or she is encouraged to consult with his or her personal legal advisor for any details.

8.6.	Appendix

Notwithstanding any provisions in this Agreement, the Option shall be subject to the special terms and conditions for Participant’s country set forth in the Appendix attached to this Agreement. Moreover, if Participant relocates to one of the countries included therein, the terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

8.7.	Notices

Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company.

8.8.	Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

8.9.	Conformity to Applicable Laws

Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and this Option may be unilaterally cancelled by the Company (with the effect that all Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

8.10.	Successors and Assigns

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

8.11.	Limitations Applicable to Section 16 Persons

Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

8.12.	Entire Agreement

The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, with the exception of other equity awards previously granted to Participant and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Participant in each case that specifies the terms that should govern this Option.

8.13.	Agreement Severable

In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

8.14.	Limitation on Participant’s Rights

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

8.15.	Counterparts

The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

8.16.	Choice of Law

The Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

8.17.	Other Documents

Participant hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the prospectus document containing the Plan information specified in Section 10(a) of the Securities Act. In addition, Participant acknowledges receipt of the Company’s Insider Trading and Window Period Policy.

8.18.	Corporate Events.

The Option is subject to the terms of any agreement governing a Corporate Event involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

APPENDIX TO OPTION AGREEMENT

This Appendix includes special terms and conditions that govern the Option granted to Participant under the Plan if Participant resides and/or works in one of the countries listed below.

The information contained herein is general in nature and may not apply to Participant’s particular situation, and Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation. If Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers employment and/or residency to another country after the Grant Date, is a Consultant, changes employment status to a consultant position, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant. References to an employer (if any) shall include any entity that engages Participant’s services.

[Country specific appendices to be added as required]

APPENDIX 3

RESTRICTED SHARE UNIT GRANT NOTICE (US / UK)

BABYLON HOLDINGS LIMITED

2021 EQUITY INCENTIVE PLAN [:NON-EMPLOYEE SUB-PLAN]15

Capitalized terms not specifically defined in this Restricted Share Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Equity Incentive Plan [: Non-Employee Sub-Plan]16 (as amended from time to time, the “Plan”) of Babylon Holdings Limited (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Restricted Share Units (the “RSUs”) described in this Grant Notice (the “Award”), subject to the terms and conditions of the Plan and the Restricted Share Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Number of RSUs:

Vesting Commencement Date:

Vesting Schedule[17]:	[TBD] .

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and any Group Company policy that may be applicable to the Participant and the Option from time to time (the “Policies”) [including but not limited to the [Company’s claw-back policy / share retention policy / remuneration policy]]18. Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

By accepting this Award, Participant consents to receive this Grant Notice, the Agreement, the Plan, the Policies and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the US federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[15]	Note to draft: For Consultants and Directors who are not Employees.
[16]	For Consultants and Directors who are not Employees.
[17]	Selection of applicable vesting schedule, or determination that a different vesting schedule shall apply, subject to discretion of Administrator.
[18]	Note to draft: Delete as applicable

BABYLON HOLDINGS LIMITED		PARTICIPANT

By:

	Name:	[Participant Name]

Title:

Exhibit A

RESTRICTED SHARE UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

1.	GENERAL

1.1	Award of RSUs.

The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share [or, at the option of the Company, an amount of cash, in either case,]19 as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.

1.2	Incorporation of Terms of Plan.

The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3	Unsecured Promise.

The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

2.	VESTING; FORFEITURE AND SETTLEMENT

2.1	Vesting; Forfeiture.

The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.

2.2	Settlement.

(a)

RSUs will be paid in Shares [or cash at the Company’s option] as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the RSU’s vesting date (except as otherwise provided in Section 2.2(d) below). Notwithstanding the foregoing, to the extent permitted under Applicable Laws, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Laws until the earliest date the Company reasonably determines the making of the payment will not cause such a violation.

(b)	[If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date.]

(c)	If an RSU is paid in Shares, Participant may be required to pay the nominal value thereof in the same manner as provided for Withholding Taxes below.

(d)

If the date Shares would otherwise be distributed pursuant to Section 2.2(a) (the “Original Issuance Date”) falls on a date that is not a business day, delivery of Shares will instead occur on the next following business day. In addition, if:

(i)	the Original Issuance Date does not occur (1) during an “open window period” applicable to Participant, as determined by the Company in accordance with the Company’s then-effective

[19]	Note to draft: Cash alternative TBD – if this is retained, the cost of employer NICs cannot be borne by UK employees.

policy on trading in Company securities, or (2) on a date when Participant is otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii)

either (1) Withholding Taxes do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy Withholding Taxes by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to Participant under the Award, and (B) not to permit Participant to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit Participant to pay the Withholding Taxes in cash, then the Shares that would otherwise be issued to Participant on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when Participant is not prohibited from selling Shares of the in the open public market, but, if the Company determines that Participant may be subject to taxation in the United States, in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of Participant’s taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with United States Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Shares under the Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

3.	TAXATION AND TAX WITHHOLDING[20]

3.1	Representation.

Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax and/or social security consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2	Tax Withholding.

(e)

On each vesting date, and on or before the time Participant receives a distribution of the shares underlying the RSUs, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, Participant hereby authorizes any required withholding from the shares issuable to Participant and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax and/or social security withholding obligations of the Company or any parent or Subsidiary that arise in connection with Participant’s RSUs (the “Withholding Taxes”). Participant hereby authorizes the Company and/or the relevant parent or Subsidiary, or their respective agents, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (i) withholding from any compensation otherwise payable to Participant by the Company or any parent or Subsidiary; (ii) causing Participant to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); (iii) withholding shares from the shares issued or otherwise issuable to Participant in connection with Participant’s RSUs with a fair market value (measured as of the date shares are issued to Participant) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares so withheld will not exceed the amount necessary to satisfy the required tax and/or social security withholding obligations using the minimum statutory withholding rates for federal, state, local and, if applicable, foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and, provided, further, that to the extent necessary to qualify for an

[20]	Note to Company: Liability for employer National Insurance in respect of UK participants TBD.

exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the prior approval of the Company’s Remuneration Committee; or (iv) by requiring Participant to enter into a “same day sale” commitment with a broker-dealer in a manner satisfactory to the Company (including but not limited to a commitment under a 10b5-1 Arrangement).

(f)

Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax and/or social security liability.

4.	OTHER PROVISIONS

4.1	No Advice Regarding Grant; No Liability for Taxes

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

As a condition to accepting the Award, Participant hereby (a) agrees to not make any claim against the Company, Group, or any of its officers, Directors, Employees related to tax or social security liabilities arising from the Award or other Company or Group compensation and (b) acknowledges that Participant was advised to consult with Participant’s own personal tax, legal and financial advisors regarding the tax and social security consequences of the Award and has either done so or knowingly and voluntarily declined to do so.

4.2	Adjustments.

Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.3	Notices.

Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address or email address. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company.

4.4	Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5	Conformity to Securities Laws.

Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and the RSUs may be unilaterally cancelled by the Company (with the effect that all Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

4.6	Successors and Assigns.

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7	Limitations Applicable to Section 16 Persons.

Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8	Entire Agreement.

The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, with the exception of other equity awards previously granted to the Participant and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and the Participant in each case that specifies the terms that should govern this Award.

4.9	Agreement Severable.

In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.10	Limitation on Participant’s Rights.

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.11	Not a Contract of Employment.

By accepting the Award, Participant acknowledges, understands and agrees that:

(a)

the Award is not an employment or service contract, and nothing in the Award will be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ of the Company or any Group Company, or of the Company or any Group Company to continue Participant’s employment. In addition, nothing in Participant’s Award will obligate the Company or any Group Company, their respective shareholders, boards of directors, officers or employees to continue any relationship that Participant might have as a Director or Consultant for the Company or any Group Company;

(b)	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(c)

the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;

(d)

Participant’s Award and any Shares acquired under the Plan in respect of Participant’s Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(e)	the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;

(f)

neither the Company nor any Group Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar (or such other currency in which the Exercise Price may be denominated) that may affect the value of Participant’s Award or of any amounts due to Participant pursuant to the Award or the subsequent sale of any Shares received;

(g)

for the purposes of the Award, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its Group Companies (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the Award under the Plan, if any, will terminate as of such date and in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any; and the Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Award (including whether Participant may still be considered to be providing services while on a leave of absence); and

(h)

no claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of his or her employment or service agreement, if any), and in consideration of the grant of this Award to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any Group Company, waives his or her ability, if any, to bring any such claim, and release the Company and any Group Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

4.12	Lock-up.

By accepting the Award, Participant agrees that Participant will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by Participant, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Participant’s Shares (or other securities of the Company) until the end of such period. Participant also agrees that any transferee of any Shares (or other securities of the Company) held by Participant will be bound by this Section. The underwriters of the Company’s Shares are intended third party beneficiaries of this Section and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

4.13	Counterparts.

The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

4.14	Choice of Law

The Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

4.15	Other Documents

Participant hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the prospectus document containing the Plan information specified in Section 10(a) of the Securities Act. In addition, Participant acknowledges receipt of the Company’s Insider Trading and Window Period Policy.

4.16	Corporate Events.

The Award is subject to the terms of any agreement governing a Corporate Event involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

APPENDIX 4

RESTRICTED SHARE UNIT GRANT NOTICE (INTERNATIONAL)

BABYLON HOLDINGS LIMITED

2021 EQUITY INCENTIVE PLAN [:NON-EMPLOYEE SUB-PLAN]21

Capitalized terms not specifically defined in this Restricted Share Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Equity Incentive Plan [: Non-Employee Sub-Plan]22 (as amended from time to time, the “Plan”) of Babylon Holdings Limited (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Restricted Share Units (the “RSUs”) described in this Grant Notice (the “Award”), subject to the terms and conditions of the Plan and the Restricted Share Unit Agreement attached as Exhibit A (including any special terms and conditions for the Participant’s country set forth in the attached appendix (the “Appendix” and together, the “Agreement”)), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Number of RSUs:

Vesting Commencement Date:

Vesting Schedule[23]:	[TBD] .

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and any Group Company policy that may be applicable to the Participant and the Option from time to time (the “Policies”) [including but not limited to the [Company’s claw-back policy / share retention policy / remuneration policy]]24. Participant has reviewed the Plan, this Grant Notice, the Agreement and the Policies in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Policies. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

By accepting this Award, Participant consents to receive this Grant Notice, the Agreement, the Plan, the Policies and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the US federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[21]	Note to draft: For Consultants and Directors who are not Employees.
[22]	For Consultants and Directors who are not Employees.
[23]	Selection of applicable vesting schedule, or determination that a different vesting schedule shall apply, subject to discretion of Administrator.
[24]	Note to draft: Delete as applicable

BABYLON HOLDINGS LIMITED		PARTICIPANT

By:

	Name:	[Participant Name]

Title:

Exhibit A

RESTRICTED SHARE UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Capitalized terms not specifically defined in this Agreement (the definition of which includes any special terms and conditions for the Participant’s country set forth in the Appendix) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

5.	GENERAL

5.1	Award of RSUs.

The Company has granted the RSUs to the Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or, at the option of the Company (subject to the provisions of the Appendix), an amount of cash, in either case, as set forth in this Agreement. The Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.

5.2	Incorporation of Terms of Plan.

The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

5.3	Unsecured Promise.

The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

6.	VESTING; FORFEITURE AND SETTLEMENT

6.1	Vesting; Forfeiture.

The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In the event of the Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between the Participant and the Company.

6.2	Settlement.

(g)

RSUs will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the RSU’s vesting date (except as otherwise provided in Section 2.2(d) below). Notwithstanding the foregoing, to the extent permitted under Applicable Laws, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Laws until the earliest date the Company reasonably determines the making of the payment will not cause such a violation.

(h)	If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day on which the applicable RSU vests.

(i)	If an RSU is paid in Shares, Participant may be required to pay the nominal value thereof in the same manner as provided for Withholding Taxes below.

(j)

If the date Shares would otherwise be distributed pursuant to Section 2.2(a) (the “Original Issuance Date”) falls on a date that is not a business day, delivery of Shares will instead occur on the next following business day. In addition, if:

(i)

the Original Issuance Date does not occur (1) during an “open window period” applicable to the Participant, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when the Participant is otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii)

either (1) Withholding Taxes do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy Withholding Taxes by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to the Participant under the Award, and (B) not to permit the Participant to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit the Participant to pay the Withholding Taxes in cash, then the Shares that would otherwise be issued to the Participant on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when the Participant is not prohibited from selling Shares of the in the open public market, but, if the Company determines that the Participant may be subject to taxation in the United States, in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of the Participant’s taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with United States Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Shares under the Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

7.	TAXATION AND TAX WITHHOLDING

7.1	Representation.

The Participant represents to the Company that the Participant has reviewed with the Participant’s own tax advisors the tax and/or social security consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

7.2	Tax Withholding.

(k)

On each vesting date, and on or before the time the Participant receives a distribution of the shares underlying the RSUs, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, the Participant hereby authorizes any required withholding from the shares issuable to the Participant and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax and/or social security withholding obligations of the Company or any parent or Subsidiary that arise in connection with the Participant’s RSUs (the “Withholding Taxes”). The Participant hereby authorizes the Company and/or the relevant parent or Subsidiary, or their respective agents, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (i) withholding from any compensation otherwise payable to the Participant by the Company or any parent or Subsidiary; (ii) causing the Participant to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); (iii) withholding shares from the shares issued or otherwise issuable to the Participant in connection with the Participant’s RSUs with a fair market value (measured as of the date shares are issued to the Participant) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares so withheld will not exceed the amount necessary to satisfy the required tax and/or social security withholding obligations using the maximum statutory withholding rates for federal, state, local and, if applicable, foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and, provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the prior approval of the Company’s Remuneration Committee; or (iv) by requiring the Participant to enter into a “same day sale” commitment with a broker-dealer in a manner satisfactory to the Company (including but not limited to a commitment under a 10b5-1 Arrangement).

(l)

The Participant acknowledges that the Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax and/or social security withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax and/or social security withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate the Participant’s tax and/or social security liability.

8.	OTHER PROVISIONS

8.1	No Advice Regarding Grant; No Liability for Taxes

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

As a condition to accepting the Award, the Participant hereby (a) agrees to not make any claim against the Company, Group, or any of its officers, Directors, Employees related to tax or social security liabilities arising from the Award or other Company or Group compensation and (b) acknowledges that the Participant was advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the tax and social security consequences of the Award and has either done so or knowingly and voluntarily declined to do so.

8.2	Adjustments.

The Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

8.3	Language

The Participant acknowledges that he or she is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of this Agreement. If the Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

8.4	Foreign Assets/Account, Exchange Control and Tax Reporting

The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from the Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. The applicable laws in the Participant’s country may require that he or she report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. the Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations and he or she is encouraged to consult with his or her personal legal advisor for any details.

8.5	Appendix

Notwithstanding any provisions in this Agreement, the Award shall be subject to the special terms and conditions for the Participant’s country set forth in the Appendix attached to this Agreement. Moreover, if the Participant relocates to one of the countries included therein, the terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

8.6	Notices.

Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address. Any notice to be given under the terms of this Agreement to the Participant must be in writing and addressed to the Participant at the Participant’s last known mailing address or email address. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given: (i) if sent by email, when actually received; and (ii) if sent by certified mail (return receipt requested) and deposited with postage prepaid in the applicable national mail, when delivered by a nationally recognized express shipping company.

8.7	Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

8.8	Conformity to Securities Laws.

The Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws, and the RSUs may be unilaterally cancelled by the Company (with the effect that all the Participant’s rights hereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

8.9	Successors and Assigns.

The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

8.10	Limitations Applicable to Section 16 Persons.

Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

8.11	Entire Agreement.

The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the

Company and the Participant with respect to the subject matter hereof, with the exception of other equity awards previously granted to the Participant and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and the Participant in each case that specifies the terms that should govern this Award.

8.12	Agreement Severable.

In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

8.13	Limitation on the Participant’s Rights.

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

8.14	Not a Contract of Employment.

By accepting the Award, the Participant acknowledges, understands and agrees that:

(i)

the Award is not an employment or service contract, and nothing in the Award will be deemed to create in any way whatsoever any obligation on the Participant’s part to continue in the employ of the Company or any Group Company, or of the Company or any Group Company to continue the Participant’s employment. In addition, nothing in the Participant’s Award will obligate the Company or any Group Company, their respective shareholders, boards of directors, officers or employees to continue any relationship that the Participant might have as a Director or Consultant for the Company or any Group Company;

(j)	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(k)

the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;

(l)

the Participant’s Award and any Shares acquired under the Plan in respect of the Participant’s Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(m)	the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;

(n)

neither the Company nor any Group Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Participant’s Award or of any amounts due to the Participant pursuant to the Award or the subsequent sale of any Shares received;

(o)

for the purposes of the Award, the Participant’s status as a Service Provider will be considered terminated as of the date the Participant is no longer actively providing services to the Company or one of its Group Companies (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Award under the Plan, if any, will terminate as of such date and in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any; and the Board shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence); and

(p)

no claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from the termination of the Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of his or her employment or service agreement, if any), and in consideration of the grant of this Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any Group Company, waives his or her ability, if any, to bring any such claim, and release the Company and any Group Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

8.15	Lock-up.

By accepting the Award, the Participant agrees that the Participant will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by the Participant, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. The Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Participant’s Shares (or other securities of the Company) until the end of such period. The Participant also agrees that any transferee of any Shares (or other securities of the Company) held by the Participant will be bound by this Section. The underwriters of the Company’s Shares are intended third party beneficiaries of this Section and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8.16	Counterparts.

The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

8.17	Choice of Law.

The Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

8.18	Other Documents

Participant hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the prospectus document containing the Plan information specified in Section 10(a) of the Securities Act. In addition, Participant acknowledges receipt of the Company’s Insider Trading and Window Period Policy.

8.19	Corporate Events.

The Award is subject to the terms of any agreement governing a Corporate Event involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

APPENDIX TO RESTRICTED SHARE UNIT AGREEMENT

This Appendix includes special terms and conditions that govern the Award granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below.

The information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation. If the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers employment and/or residency to another country after the Grant Date, is a Consultant, changes employment status to a consultant position, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to the Participant. References to an employer (if any) shall include any entity that engages the Participant’s services. References to “you” are to the Participant.

[Country specific appendices to be added as required]

FOR THE SPECIAL MEETING OF
ALKURI GLOBAL ACQUISITION CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Richard Williams and Stephen Krenzer (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of common stock of Alkuri Global Acquisition Corp. (the “Company” or “Alkuri”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on October 20, 2021, at 9:00 a.m. Eastern Time virtually at https://www.cstproxy.com/alkuriglobal/2021, and any adjournment or postponement thereof.
The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO ONE OR MORE OF THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL SUCH PROPOSALS.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on the reverse side)
Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Alkuri Global Acquisition Corp. to be held on October 20, 2021.
This notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at: https://www.cstproxy.com/alkuriglobal/2021

ALKURI GLOBAL ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the merger agreement, dated as of June 3, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Alkuri, Babylon Holdings Limited, a company organized under the laws of the Bailiwick of Jersey with registered number 115471 (“Babylon Holdings” or, following the closing of the Business Combination (defined below), “Babylon”), Liberty USA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and, solely for purposes of Section 1.08 of the Merger Agreement, each of Alkuri Sponsors LLC and Dr. Ali Parsadoust, pursuant to which, among other things, Merger Sub will merger with and into Alkuri, with Alkuri continuing as the surviving corporation and a wholly owned subsidiary of Babylon (the “Business Combination”); and FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 2 — The Equity Plans Proposal — to consider and vote upon a proposal to approve the Babylon 2021 Equity Incentive Plan; and FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal No. 3 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination. FOR ☐ AGAINST ☐ ABSTAIN ☐ Dated: , 2021 Signature Signature (if held jointly) When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all Proposals. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.